Exhibit 10.37.b

AMENDED MANAGED CARE CONTRACT

BETWEEN

THE COMMONWEALTH OF KENTUCKY
ON BEHALF OF
DEPARTMENT FOR MEDICAID SERVICES
AND
WELLCARE OF KENTUCKY, INC.

Table of Contents
PREAMBLE			9
1.	DEFINITIONS		9
2.	ABBREVIATIONS AND ACRONYMS		21
3.	CONTRACTOR TERMS		23
	3.1	Contractor Representations and Warranties	23
	3.2	Organization and Valid Authorization	23
	3.3	Licensure of the Contractor	23
	3.4	Fiscal Solvency	23
	3.5	Licensure of Providers	24
	3.6	Ownership or Controlling Interest/Fraud and Abuse	24
	3.7	Pending or Threatened Litigation	25
4.	CONTRACTOR FUNCTIONS		25
	4.1	Performance Standards	25
	4.2	Administration and Management	25
	4.3	Delegations of Authority	26
	4.4	Approval of Department	27
	4.5	No Third Party Rights	27
5.	CONTRACTOR CONFORMANCE WITH APPLICABLE LAW, POLICIES AND PROCEDURES		27
	5.1	Department Policies and Procedures	27
	5.2	Commonwealth and Federal Law	27
	5.3	Nondiscrimination and Affirmative Action	28
	5.4	Employment Practices	29
	5.5	Governance	29
	5.6	Access to Premises	30
6.	PROVIDER CONTRACTS AND DELEGATED SUBCONTRACTS		30
	6.1	Delegated Subcontractor and Provider Indemnity	30
	6.2	Requirements	31
	6.3	Disclosure of Certain Delegated Subcontractor’s subcontracts	33
	6.4	Remedies	33
	6.5	Capitation Agreements	33
7.	CONTRACT TERM		34
	7.1	Term	34
	7.2	Effective Date	34
	7.3	Social Security	35
	7.4	Contractor Attestation	35
8.	READINESS REVIEW		35
9.	ORGANIZATION AND COLLABORATION		35
	9.1	Administration/Staffing	36
	9.2	Monthly Meetings	38

10.	CAPITATION PAYMENT INFORMATION		38
	10.1	Monthly Payment	38
	10.2	Payment in Full	39
	10.3	Payment Adjustments	39
	10.4	Contractor Recoupment from Member for Fraud, Waste and Abuse	40
11.	RATE COMPONENT		41
	11.1	Calculation of Rates	41
	11.2	Rate Adjustments	41
	11.3	Physician Compensation Plans	41
	11.4	Contractor Provider Payments	42
	11.5	Co-pays	42
12.	RISK ADJUSTMENTS		42
	12.1	Risk Adjustment Method for Existing Members	43
	12.2	Risk Adjustment Method for ACA Members	44
13.	SERVICE AREA		45
14.	CONTRACTOR'S FINANCIAL SECURITY OBLIGATIONS		45
	14.1	Solvency Requirements and Protections	45
	14.2	Contractor Indemnity	45
	14.3	Insurance	46
	14.4	Advances, Distributions and Loans	47
	14.5	Provider Risks	47
15.	THIRD PARTY RESOURCES		47
	15.1	Coordination of Benefits (COB)	47
	15.2	Third Party Liability	48
16.	MANAGEMENT INFORMATION SYSTEM		49
	16.1	Contractor MIS Requirements	50
	16.2	Member Subsystem	51
	16.3	Third Party Liability (TPL) Subsystem	51
	16.4	Provider Subsystem	52
	16.5	Reference Subsystem	52
	16.6	Claims Processing Subsystem	52
	16.7	Financial Subsystem	53
	16.8	Quality Improvement Subsystem	53
	16.9	Surveillance Utilization Review Subsystem (SURS)	54
	16.10	Analysis and Reporting Function	54
	16.11	Interface Capability	55
	16.12	Access to Contractor’s MIS	55
17.	ENCOUNTER DATA		55
	17.1	Encounter Data Submission	55
	17.2	Technical Workgroup	57
18.	KENTUCKY HEALTH INFORMATION EXCHANGE (KHIE)		57
19.	QUALITY ASSESSMENT/PERFORMANCE IMPROVEMENT (QAPI)		57
	19.1	QAPI Program	57
	19.2	Annual QAPI Review	58
	19.3	QAPI Plan	58

	19.4	QAPI Monitoring and Evaluation	60
	19.5	Innovative Programs	60
20.	KENTUCKY HEALTHCARE OUTCOMES		61
	20.1	Kentucky Outcomes Measures and Health Care Effectiveness Data and Information Set (HEDIS) Measures	61
	20.2	HEDIS Performance Measures	61
	20.3	Accreditation of Contractor by National Accrediting Body	62
	20.4	Performance Improvement Projects (PIPs)	63
	20.5	Quality and Member Access Committee	65
	20.6	Utilization Management	66
	20.7	Adverse Actions Related to Medical Necessity or Coverage Denials	67
	20.8	Assessment of Member and Provider Satisfaction and Access	69
21.	MONITORING AND EVALUATION		70
	21.1	Financial Performance Measures	70
	21.2	Monitoring Requirements	70
	21.3	External Quality Review	70
	21.4	EQR Administrative Reviews	71
	21.5	EQR Performance	71
22.	MEMBER SERVICES		72
	22.1	Required Functions	72
	22.2	Member Handbook	75
	22.3	Member Education and Outreach	76
	22.4	Outreach to Homeless Persons	77
	22.5	Member Information Materials	77
	22.6	Member Rights and Responsibilities	78
	22.7	Choice of MCO	79
	22.8	Membership Identification Cards	79
	22.9	Choice of Primary Care Provider	79
23.	MEMBER SELECTION OF PRIMARY CARE PROVIDER		80
	23.1	Members without SSI	80
	23.2	Members who have SSI and Non Dual Eligibles	81
	23.3	Enrollment Procedures for Foster Children, Adoption and Guardianship	81
	23.4	Primary Care Provider (PCP) Changes	82
24.	GENERAL REQUIREMENTS FOR GRIEVANCES AND APPEALS		83
	24.1	Grievance and Appeal Policies and Procedures	83
	24.2	State Hearings for Members	85
25.	MARKETING		85
	25.1	Marketing Activities	85
	25.2	Marketing Rules	86
26.	MEMBER ELIGIBILITY, ENROLLMENT AND DISENROLLMENT		87
	26.1	Eligibility Determination	87
	26.2	Enrollment for ACA Expansion Members	87
	26.3	Assignments for Currently Eligible Members	89
	26.4	General Enrollment Provisions	91
	26.5	Enrollment Procedures	91
	26.6	Enrollment Levels	92
	26.7	Enrollment Period	92

	26.8	Member Eligibility File (HIPAA 834)	93
	26.9	Persons Eligible for Enrollment	93
	26.10	Newborn Infants	94
	26.11	Dual Eligibles	94
	26.12	Persons Ineligible for Enrollment	94
	26.13	Reinstatement of Medicaid Eligibility	95
	26.14	Moving Out of the Contractor’s Region	96
	26.15	Member Request for Disenrollment	96
	26.16	Request for Disenrollment	96
	26.17	Effective Date of Disenrollment	97
	26.18	Continuity of Care upon Disenrollment	97
	26.19	Death Notification	97
27.	PROVIDER SERVICES		97
	27.1	Required Functions	97
	27.2	Provider Credentialing and Recredentialing	98
	27.3	Primary Care Provider Responsibilities	102
	27.4	Provider Manual	104
	27.5	Provider Orientation and Education	105
	27.6	Provider Educational Forums	105
	27.7	Provider Maintenance of Medical Records	105
	27.8	Advance Medical Directives	107
	27.9	Provider Grievances and Appeals	107
	27.10	Other Related Processes	108
	27.11	Release for Ethical Reasons	108
28.	PROVIDER NETWORK		108
	28.1	Network Providers to Be Enrolled	108
	28.2	Out-of-Network Providers	110
	28.3	Contractor’s Provider Network	110
	28.4	Enrolling Current Medicaid Providers	110
	28.5	Enrolling New Providers and Providers Not Participating in Medicaid	111
	28.6	Termination of Network Providers or Subcontractors	111
	28.7	Provider Program Capacity Demonstration	112
	28.8	Provider Network Adequacy	114
	28.9	Expansion and/or Changes in the Network	115
	28.10	Provider Electronic Transmission of Data	115
	28.11	Provider System Specifications and Data Definitions	115
	28.12	Cultural Consideration and Competency	115
29.	PROVIDER PAYMENT PROVISIONS		116
	29.1	Claims Payments	116
	29.2	Payment to Out-of-Network Providers	116
	29.3	Payment to Providers for Serving Dual Eligible Members	116
	29.4	Payment of Federally Qualified Health Centers (“FQHC”) and Rural Health Clinics (“RHC”)	117
	29.5	Commission for Children with Special Needs	117
	29.6	Payment of Teaching Hospitals	117
	29.7	Intensity Operating Allowance	117
	29.8	Urban Trauma	118
	29.9	Critical Access Hospitals	118
	29.10	Supplemental Payments	118

	29.11	Supplemental Payments to PCPs	119
30.	COVERED SERVICES		120
	30.1	Medicaid Covered Services	120
	30.2	Direct Access Services	121
	30.3	Second Opinions	122
	30.4	Billing Members for Covered Services	122
	30.5	Referrals for Services not Covered by Contractor	122
	30.6	Interface with State Behavioral Health Agency	123
31.	PHARMACY BENEFITS		124
	31.1	Pharmacy Requirements	124
	31.2	Formulary and Non-Formulary Services	124
	31.3	Pharmacy Claims Administration	124
	31.4	Pharmacy Rebate Administration	125
	31.5	Pharmacy Program Management	125
	31.6	Pharmacy Provider Relations and Prior Authorizations	126
	31.7	Specialty Pharmacy and Pharmacy Drugs	126
32.	SPECIAL PROGRAM REQUIREMENTS		126
	32.1	EPSDT Early and Periodic Screening, Diagnosis and Treatment	126
	32.2	Dental Services	128
	32.3	Emergency Care, Urgent Care and Post Stabilization Care	129
	32.4	Out-of-Network Emergency Care	129
	32.5	Maternity Care	129
	32.6	Voluntary Family Planning	130
	32.7	Nonemergency Medical Transportation	130
	32.8	Pediatric Interface	130
	32.9	Pediatric Sexual Abuse Examination	131
	32.10	Lock-In Program	131
33.	BEHAVIORAL HEALTH SERVICES		131
	33.1	Department for Behavioral Health, Developmental and Intellectual Disabilities (DBHDID) Responsibilities	131
	33.2	DBHDID Goals for Behavioral Health Services	132
	33.3	General Behavioral Health Requirements	132
	33.4	Covered Behavioral Health Services	132
	33.5	Behavioral Health Provider Network	133
	33.6	Behavioral Health Services Hotline	134
	33.7	Coordination between the Behavioral Health Provider and the PCP	135
	33.8	Follow-up after Hospitalization for Behavioral Health Services	136
	33.9	Court-Ordered Services	136
	33.10	Community Mental Health Center (CMHC)	136
	33.11	Program and Standards	137
	33.12	NCQA/MBHO Accreditation Requirements	138
34.	CASE MANAGEMENT		138
	34.1	Health Risk Assessment (HRA)	138
	34.2	Care Management System	139
	34.3	Care Coordination	139
	34.4	Coordination with Women, Infants and Children (WIC)	140
35.	ENROLLEES WITH SPECIAL HEALTH CARE NEEDS		140

	35.1	Individuals with Special Health Care Needs (ISHCN)	140
	35.2	DCBS and DAIL Protection and Permanency Clients	141
	35.3	Adult Guardianship Clients	142
	35.4	Children in Foster Care	142
	35.5	Children Receiving Adoption Assistance	143
	35.6	Legal Guardians	143
36.	PROGRAM INTEGRITY		143
37.	CONTRACTOR REPORTING REQUIREMENTS		144
	37.1	General Reporting and Data Requirements	144
	37.2	Record System Requirements	145
	37.3	Reporting Requirements and Standards	146
	37.4	COB Reporting Requirements	146
	37.5	QAPI Reporting Requirements	146
	37.6	Enrollment Reconciliation	146
	37.7	Member Services Report	147
	37.8	Grievance and Appeal Reporting Requirements	147
	37.9	EPSDT Reports	147
	37.10	Contractor’s Provider Network Reporting	147
	37.11	DCBS and DAIL Service Plans Reporting	148
	37.12	Prospective Drug Utilization Review Report	148
	37.13	Management Reports	148
	37.14	Financial Reports	148
	37.15	Ownership and Financial Disclosure	149
	37.16	Utilization and Quality Improvement Reporting	150
38.	RECORDS MAINTENANCE AND AUDIT RIGHTS		150
	38.1	Medical Records	150
	38.2	Confidentiality of Records	151
39.	REMEDIES FOR VIOLATION, BREACH, OR NON-PERFORMANCE OF CONTRACT		153
	39.1	Performance Bond	153
	39.2	Violation of State or Federal Law	153
	39.3	Penalties for Failure to Submit Reports	153
	39.4	Requirement of Corrective Action	154
	39.5	Penalties for Failure to Correct	155
	39.6	Notice of Contractor Breach	156
	39.7	Termination for Default	157
	39.8	Obligations upon Termination	158
	39.9	Liquidated Damages	159
	39.10	Right of Set Off	160
	39.11	Annual Contract Monitoring	160
	39.12	Termination for Convenience	160
	39.13	Funding Out Provision	160
40.	MISCELLANEOUS		160
	40.1	Documents Constituting Contract	160
	40.2	Definitions and Construction	161
	40.3	Amendments	161
	40.4	Notice of Legal Action	161
	40.5	Conflict of Interest	162

40.6	Offer of Gratuities/Purchasing and Specifications	162
40.7	Independent Capacity of the Contractor and Subcontractors	163
40.8	Assignment	163
40.9	No Waiver	163
40.10	Severability	163
40.11	Force Majeure	164
40.12	Disputes	164
40.13	Modifications or Rescission of Section 1915 Waiver / State Plan Amendment	164
40.14	Choice of Law	165
40.15	Health Insurance Portability and Accountability Act	165
40.16	Notices	165
40.17	Survival	166
40.18	Prohibition on Use of Funds for Lobbying Activities	166
40.19	Adoption of Auditor of Public Account (APA) Standards for Public and Nonprofit Boards	166
40.20	Review of Distributions	166
40.21	Audits	167
40.22	Cost Effective Analyses	167
40.23	Open Meetings and Open Records	167
40.24	Disclosure of Certain Financial Information	167

Preamble
This Contract is entered into among the Commonwealth of Kentucky, Finance and Administration Cabinet (“Finance”), and WellCare of Kentucky, Inc. (“Contractor”).
WHEREAS, the Kentucky Department for Medicaid Services within the Cabinet for Health and Family Services is charged with the administration of the Kentucky Plan for Medical Assistance in accordance with the requirements of Title XIX of the Social Security Act of 1935, as amended (the “Act”), and the statutes, laws, and regulations of Kentucky; and the Kentucky Children’s Health Insurance Program (KCHIP) in accordance with the requirements of the Title XXI of the Social Security Act, as amended, and
WHEREAS, the Contractor is eligible to enter into a risk contract in accordance with Section 1903(m) of the Act and 42 CFR 438.6, is engaged in the business of providing prepaid comprehensive health care services as defined in 42 C.F.R. 438.2, and Contractor is licensed as a HMO, as defined in KRS 304.38 et seq. or as an insurer under Subtitle 3 of the Kentucky Insurance Code with a health line of authority; and
WHEREAS, the parties are entering into this agreement regarding services for the benefit of Members residing or otherwise located in the Medicaid Managed Care Regions 1, 2, 4, 5, 6, 7 and 8; and, the Contractor has represented that the Contractor will exercise appropriate financial responsibility during the term of this Contract, including adequate protection against the risk of insolvency, and that the Contractor can and shall provide quality services efficiently, effectively and economically during the term of this Contract, and further the Contractor shall monitor the quality and provision of those services during the term of this Contract, representations upon which the Finance and Administration Cabinet and the Department for Medicaid Services rely in entering into this Contract;
NOW THEREFORE, in consideration of the monthly payment of predetermined Capitated Rates by the Department, the assumption of risk by the Contractor, and the mutual promises and benefits contained herein, the parties hereby agree as follows:

1.	Definitions
Abuse means Provider Abuse and Member Abuse, as defined in KRS 205.8451.
ACA Expansion Members means individuals less than 65 years of age with income below 138% of the federal poverty level and former foster children up to the age of twenty-six (26) and who were not previously eligible under Title XIX of the Social Security Act prior to the passage of the Affordable Care Act.

Action means, as defined in 42 CFR 438.400(b), the

A.	denial or limited authorization of a requested service, including the type or level of service;

B.	reduction, suspension, or termination of a service previously authorized by the Department, its agent or Contractor;

C.	denial, in whole or in part, of payment for a service which results in the service not being provided;

D.	failure to provide services in a timely manner, as defined by Department;

E.	failure of an MCO or Prepaid Health Insurance Plan (PHIP) to act within the timeframes required by 42 CFR 438.408(b); or

F.
for a resident of a rural area with only one MCO, the denial of a Medicaid enrollee’s request to exercise his or her right, under 42 CFR 438.52(b)(2)(ii), to obtain services outside a Contractor’s Network.

Affiliate means an entity that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the entity specified.

Affordable Care Act means the Patient Protection and Affordable Act (PPACA), P.L. 111-148, enacted on March 23, 2010 and the Health Care and Education Reconciliation Act of 2010 (HCERA), P.L. 111-152, enacted on March 30, 2010.
Appeal means a request for review of an Action, or a decision by the Contractor related to Covered Services or services provided.
Behavioral Health Services means clinical, rehabilitative, and support services in inpatient and outpatient settings to treat a mental illness, emotional disability, or substance abuse disorder.
Business Associate means parties authorized to exchange electronic data interchange (EDI) transactions on the Trading Partner’s behalf, as defined by HIPAA.
Cabinet means the Cabinet for Health and Family Services.
Capitation Payment means the total per Member per month amount paid by the Commonwealth to the Contractor, for providing Covered Services to Members enrolled.
Capitation Rate(s) means the amount(s) to be paid monthly to the Contractor by the Commonwealth for Members enrolled based on such factors as the Member’s aid category, age, gender and service.
Care Coordination means the integration of all processes in response to a Member’s needs and strengths to ensure the achievement of desired outcomes and the effectiveness of services.
Care Management System includes a comprehensive assessment and care plan care coordination and case management services. This includes a set of processes that arrange, deliver, monitor and evaluate care, treatment and medical and social services to a member.
Care Plan means written documentation of decisions made in advance of care provided, based on a Comprehensive Assessment of a Member’s needs, preference and abilities, regarding how services will be provided. This includes establishing objectives with the Member and determining the most appropriate types, timing and supplier(s) of services. This is an ongoing activity as long as care is provided.
Case Management is a collaborative process that assesses, plans, implements, coordinates, monitors, and evaluates the options and services required to meet the client’s health and human service needs. It is characterized by advocacy, communication, and resource management and promotes quality and cost-effective interventions and outcomes.
C.F.R. means the Code of Federal Regulations.
Children with Special Health Care Needs means Members who have or are at increased risk for chronic physical, developmental, behavioral, or emotional conditions and who also require health and related services of a type or amount beyond that required by children generally and who may be enrolled in a Children with Special Health Care Needs program operated by a local Title V funded Maternal and Child Health Program.
CHIPRA means the Children's Health Insurance Program Reauthorization Act of 2009 which reauthorized the Children's Health Insurance Program (CHIP) under Title XXI of the Social Security Act. It assures that a State is able to continue its existing program and expands insurance coverage to additional low-income, uninsured children.
Claim means any 1) bill for services, 2) line item of service, or 3) all services for a Member within a bill.
CLIA means the federal legislation commonly known as the Clinical Laboratories Improvement Amendments of 1988 as found at Section 353 of the federal Public Health Services Act (42 U.S.C. §§ 201, 263a) and regulations promulgated hereunder.
CMS means the U.S. Department of Health and Human Services, Centers for Medicare and Medicaid, formerly the Health Care Financing Administration.
Commonwealth means the Commonwealth of Kentucky.
Commission for Children with Special Health Care Needs is a Title V agency which provides specialty medical services for children with specific diagnoses and health care services needs that make them eligible to participate in Commission sponsored programs, including provision of Medical care.

Comprehensive Assessment means the detailed assessment of the nature and cause of a person’s specific conditions and needs as well as personal resources and abilities. This is generally performed by an individual or a team of specialists and may involve family, or other significant people. The assessment may be done in conjunction with care planning.
Contract means this Contract between Finance and the Contractor and any amendments, including, corrections or modifications thereto incorporating and making a part hereof the documents described in Section 40.1 “Documents Constituting Contract” of this Contract.
Contractor’s Network means collectively, all of the Providers that have contracts with the Contractor or any of the Contractor’s subcontractors to provide Covered Services to Members.
Contract Term means the term of this Contract as set forth in Section 7.1 “Term.”
Control (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.
Covered Services means services that the Contractor is required to provide under this Contract, as identified in this Contract.
Critical Access Hospitals means a health care facility designation of the federal Centers for Medicare and Medicaid Services (CMS) that provides for cost-based reimbursemenexcept for laboratory services.
Days mean calendar days except as otherwise noted. “Working day” or “business day” means a day on which the Contractor is officially open to conduct its affairs.
Delegated Subcontract means any agreement entered into, directly or indirectly, by a Contractor to provide or arrange for the provision of core functions required under this Agreement, or in the case of a Provider, the provision of both Covered Services and such core functions. Examples of core functions include but are not limited to customer service and call center functions, the provision of printed materials to Members, utilization management, claims processing, appeals and grievances, and credentialing.
The term “Delegated Subcontract” does not include a policy of insurance for the purpose of fulfilling a Contractor’s obligations under this Agreement or reinsurance purchased by a Contractor or a Delegated Subcontractor to limit its specific or aggregate loss with respect to Covered Services provided to Members hereunder provided the Contractor or its risk-assuming Subcontractor assumes some portion of the underwriting risk for providing health care services to Members.
Delegated Subcontractor means any person or entity that enters into a Delegated Subcontract directly or indirectly with Contractor. The term Delegated Subcontractor does not include a Provider unless that provider has been delegated core functions other than credentialing.
Denial means the termination, suspension or reduction in the amount, scope or duration of a Covered Service or the refusal or failure to provide a Covered Service.
Department means the Department for Medicaid Services (DMS) within the Cabinet, or its designee.
Department for Aging and Independent Living (DAIL) is the Department within the Cabinet which oversees the administration of statewide programs and services on behalf of Kentucky's elders and individuals with disabilities.

Department for Community Based Services (DCBS) is the Department within the Cabinet that oversees the eligibility determinations for the DMS and the management of the foster care program. DCBS has offices in every county of the Commonwealth.
Disenrollment means an action taken by the Department to remove a Member’s name from the HIPAA 834 following the Department’s receipt and approval of a request for Disenrollment or a determination that the Member is no longer eligible for Enrollment.
Dual Eligible Member means a Member who is simultaneously eligible for Medicaid and Medicare benefits.
Eligible Provider means a physician, physician assistant, or advanced practical registered nurse who completed the self-attestation process with the Department and meets all applicable requirements in Section 1902(a)(13)(C) of the Social Security Act, as amended by the Affordable Care Act, and 42 CFR Parts 438, 441, and 447.

Emergency Medical Condition is defined in 42 USC 1395dd(e) and 42 CFR 438.114 and means:

A.
a medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect that the absence of immediate medical attention to result in

(1)	placing the health of the individual (or with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy,

(2)	serious impairment of bodily functions, or

(3)	serious dysfunction of any bodily organ or part; or

B.	with respect to a pregnant woman having contractions

(1)	that there is an inadequate time to effect a safe transfer to another hospital before delivery, or

(2)	that transfer may pose a threat to the health or safety of the woman or the unborn child.

Emergency Medical Services or Emergency Care means care for a condition as defined in 42 USC 1395dd and 42 CFR 438.114.
Encounter means a service or item provided to a patient through the healthcare system that include but are not limited to:

A.	Office visits;

B.	Surgical procedure;

C.	Radiology, including professional and/or technical components;

D.	Prescribed drugs including mental/behavioral drugs;

E.	DME;

F.	Transportation;

G.	Institutional stays;

H.	EPSDT screening; or

I.
A service or item not directly provided by the Plan, but for which the Plan is financially responsible. An example would include an emergency service provided by an out-of-network provider or facility.

Encounter Record means the electronically formatted list of Encounter data elements per Encounter as established by the Department.
Encounter Technical Workgroup means a workgroup composed of representatives from Contractor, the Department, the Fiscal Agent, and EQRO.
Encounter Void means an accepted or Erred Encounter Record that has been removed from all Encounter Records.
Enrollment means an action taken by the Department to add a Member’s name to the HIPAA 834 following approval by the Department of an eligible Member to be enrolled.
EPSDT means Early and Periodic Screening, Diagnosis and Treatment Program.
EPSDT Special Services means any necessary health care, diagnostic services, treatment, and other measure described in section 1905(a) of the Social Security Act to correct or ameliorate defects and physical and mental illnesses, and conditions identified by EPSDT screening services, whether or not such services are covered under the State Medicaid Plan.

EQRO means the external quality review organization, and its affiliates, with which the Commonwealth may contract as established under 42 CFR 438, Subpart E.
Erred Encounter Record means an encounter record that has failed an edit when a correction is expected by the Department.
Execution Date means the date upon which this Contract is executed by Finance, the Department, and the Contractor.
Family Planning Services means counseling services, medical services, and pharmaceutical supplies and devices to aid those who decide to prevent or delay pregnancy.
Fiscal Agent means the agent contracted by the Department to audit Provider Claims: process and audit Encounter data; and, to provide the Contractor with eligibility, provider, and processing files.
Finance means the Commonwealth of Kentucky Finance and Administration Cabinet.
Fraud means any act that constitutes fraud under applicable federal law or KRS 205.8451-KRS 205.8483.
Federally Qualified Health Center (FQHC) means a facility that meets the requirements of Social Security Act at 1905(l)(2).
Foster Care means the DCBS program which provides temporary care for children placed in the custody of the Commonwealth who are waiting for permanent homes.
FTE means full-time equivalent, based on forty (40) hours worked per week.
Grievance means the definition established in 42 CFR 438.400.
Grievance System means a comprehensive system that includes a grievance process, an appeal process, and access to the Commonwealth’s fair hearing system.
Health Care Effectiveness Data and Information Set (HEDIS) means a tool used to measure performance on important dimensions of care of services.
HHS means the United States Department for Health and Human Services.
HHS Transaction Standard Regulation means 45 CFR, at Title 45, Parts 160 and 162, as may be amended.

HIPAA means the Health Insurance Portability and Accountability Act of 1996, and its implementing regulations (45 C.F. R. sections 142, 160, 162, and 164), all as may be amended.
HMO means a Health Maintenance Organization licensed in the Commonwealth pursuant to KRS 304.38, et seq.
Homeless Person means one who lacks a fixed, regular or nighttime residence; is at risk of becoming homeless in a rural or urban area because the residence is not safe, decent, sanitary or secure; has a primary nighttime residence at a publicly or privately operated shelter designed to provide temporary living accommodations; has a primary nighttime residence at a public or private place not designed as regular sleeping accommodations; or is a person who does not have access to normal accommodations due to violence or the threat of violence from a cohabitant.
Health Risk Assessment (HRA) means a screening tool used to collect information on a member’s health status that includes, but is not limited to member demographics, personal and family medical history, and lifestyle.  The assessment will be used to determine member’s needs for care management, disease management, behavioral health services and/or other health or community services.
HIPAA 820 means a monthly transaction file prepared by the Department that indicates Member’s cap payment.
HIPAA 834 means a monthly transaction file prepared by the Department that indicates all Members enrolled.
Individuals with Disabilities Education Act (IDEA) is a law ensuring services to children with disabilities. IDEA governs how states and public agencies provide early intervention, special education and related services to eligible infants, toddlers, children and youth with disabilities.
Individual Education Plan (IEP) means medically necessary services for an eligible child coordinated between the schools and the Contractor that complement school services and promote the highest level of function for the child and is coordinated between the schools and the Contractor.
Individuals with Special Healthcare Needs (ISHCN) are Members who have or are at high risk for chronic physical, developmental, behavioral, neurological, or emotional condition and who may require a broad range of primary, specialized medical, behavioral health, and/or related services. ISHCN may have an increased need for healthcare or related services due to their respective conditions. The primary purpose of the definition is to identify these Members so the MCO can facilitate access to appropriate services.

Information means any “health information” provided and/or made available by the Department to a Trading Partner, and has the same meaning as the term “health information” as defined by 45 CFR Part 160.103.
Insolvency means the inability of the Contractor to pay its obligations when they are due, or when its admitted assets do not exceed its liabilities. “Liabilities,” for purposes of the definition of Insolvency, shall include, but not be limited to, claims payable required by the Kentucky Department of Insurance pursuant to Kentucky statutes, laws or regulations.
Insurer is an insurer under Subtitle 3 of the Kentucky Insurance Code with a health line of authority
Kentucky Department of Insurance (DOI) regulates the Commonwealth's insurance market, licenses insurance agents and other insurance professionals and monitors the financial condition of insurance companies, educates consumers to make wise choices and ensures that Kentuckians are treated fairly in the marketplace.

Kentucky Health Information Exchange (KHIE) means the secure electronic information infrastructure created by the Commonwealth for sharing health information among health care providers and organizations and offers health care providers the functionality to support meaningful use and a high level of patient-centered care.
Legal Entity means any form of corporation, insurance company, Limited Liability Company, partnership, or other business entity recognized as being able to enter into contracts and bear risk under the laws of both the Commonwealth and the United States.
Managed Care Organization (MCO) means a health maintenance organization (HMO) or insurer which has a contract with the DMS services to provide services to its Medicaid enrollees as accessible (in terms of timeliness, amount, duration, and scope) as those services are to other Medicaid Members within the area served by the entity.
Managed Behavioral Healthcare Organization (MBHO) means a behavioral health maintenance organization that provides behavioral healthcare services to members through an organized delivery system across a continuum of care.
Marketing means any activity conducted by or on behalf of the Contractor, in which information regarding the services offered by the Contractor is disseminated in order to educate eligible Members about Enrollment in and services of the Contractor.
Medical Detoxification means management of symptoms during the acute withdrawal phase from a substance to which the individual has been addicted.

Medical Record means a single complete record that documents all of the treatment plans developed for, and medical services received by, the Member including inpatient, outpatient, referral services and Emergency Care whether provided by Contractor’s Network or Out of Network Providers.
Medically Necessary or Medical Necessity means Covered Services which are medically necessary as defined under 907 KAR 3:130, and provided in accordance with 42 CFR § 440.230, including children’s services pursuant to 42 U.S.C. 1396d(r).
Member means a Member who is an enrollee as defined in 42 CFR 438.10(a).
MIS means Management Information System.
National Correct Coding Initiative (NCCI) means CMS developed coding policies based on coding conventions defined in the American Medical Association’s CPT manual, national and local policies and edits.
Non-covered Services means health care services that the Contractor is not required to provide under the terms of this Contract.
NPI means the national provider identifier, required under HIPAA.
Office of Inspector General (OIG) is Kentucky's regulatory agency for licensing all health care, day care and long-term care facilities and child adoption/child-placing agencies in the Commonwealth.  The OIG is responsible for the prevention, detection and investigation of fraud, abuse, waste, mismanagement and misconduct by the Cabinet's clients, employees, medical providers, vendors, contractors and subcontractors and it conducts special investigations into matters related to the Cabinet or its programs as requested by the cabinet secretary, commissioners or office heads.
Office of Attorney General (OAG) The Attorney General is the chief law officer of the Commonwealth of Kentucky and all of its departments, commissions, agencies, and political subdivisions, and the legal adviser of all state officers, departments, commissions, and agencies.
Out-of-Network Provider means any person or entity that has not entered into a participating provider agreement with Contractor or any of the Contractor’s Delegated Subcontractors for the provision of Covered Services.
Point-of-Sale (POS) means state-of-the-art, online and real-time rules-based Claims processing services with prospective drug utilization review including an accounts receivable process.
Post Stabilization Services means Covered Services, related to an Emergency Medical Condition, that are provided after a Member is stabilized in order to maintain the stabilized condition, or under the circumstances described in 42 CFR 438.114(e) to improve or resolve the Member’s condition.
Presumptive eligibility means eligibility granted for Medicaid-covered services as specified in administrative regulation a qualified individual based on an income screening performed by a qualified provider.
Primary Care Provider or “PCP” means a licensed or certified health care practitioner, including a doctor of medicine, doctor of osteopathy, advanced practice registered nurse, physician assistant, or health clinic, including an FQHC, primary care center, or RHC that functions within the scope of licensure or certification, has admitting privileges at a hospital or a formal referral agreement with a provider possessing admitting privileges, and agrees to provide twenty-four (24) hours a day, seven (7) days a week primary health care services to individuals, and for a Member who has a gynecological or obstetrical health care needs, disability or chronic illness, is a specialist who agrees to provide and arrange for all appropriate primary and preventive care.
Prior Authorization means Contractor’s act of authorizing specific services before they are rendered.
Program Integrity means the process of identifying and referring any suspected Fraud or Abuse activities or program vulnerabilities concerning the health care services to the Cabinet’s Office of the Inspector General.
Protected Health Information (PHI) means individual patient demographic information, Claims data, insurance information, diagnosis information, and any other care or payment for health care that identifies the individual (or there is reasonable reason to believe could identify the individual), as defined by HIPAA.
Provider means any person or entity under contract with the Contractor or its contractual agent that provides Covered Services to Members.
Psychiatric Residential Treatment Facilities (PRTF) means a non-hospital facility that has a provider agreement with the Department to provide inpatient services to Medicaid-eligible individuals under the age of 21 who require treatment on a continuous basis as a result of a severe mental or psychiatric illness. The facility must be accredited by JCAHO or other accrediting organization with comparable standards recognized by the Commonwealth. PRTFs must also meet the requirements in §441.151 through 441.182 of the CFR.
QAPI means quality assessment and performance improvement.
Quality Improvement or QI means the process of assuring that Covered Services provided to Members are appropriate, timely, accessible, available and Medically Necessary and the level of performance of key processes and outcomes of the healthcare delivery system are improved through the Contractor’s policies and procedures.
Quality Management means the integrative process that links knowledge, structure and processes together throughout the Contractor’s organization to assess and improve quality.
Rate Cell means covered eligibility categories segmented into sub-groups based on an analysis of similarities of the per capita costs, age, and gender of various populations.
Rate Group means rate cell level information aggregated into eight larger but similarly characterized  groups including 1) Families and Children – Child, 2) Families and Children – Adult, 3) SSI without Medicare Adult, 4) SSI Child and 5) Foster Care Child, 6) Dual Eligibles, 7) ACA MAGI Adults, and 8) ACA Former Foster Care Child.
Rural Health Clinic or RHC means an entity that meets all of the requirements for designation as a rural health clinic under 1861(aa)(1) of the Social Security Act and approved for participation in the Kentucky Medicaid Program.
Service Location means any location at which a Member may obtain any Covered Services from the Contractor’s Network Provider.
Specialty Care means any service provided that is not provided by a PCP.
Subcontractor means any individual or entity that contracts with Contractor for the purpose of providing items and services that are significant and material to Contractor’s performance obligations under its Contract with the Commonwealth but is not a Delegated Subcontractor.
Subcontract means any agreement between Contractor and a Subcontractor.
State means the Commonwealth of Kentucky.
State Fair Hearing means the administrative hearing provided by the Cabinet pursuant to KRS Chapter 13B and contained in 907 KAR 17.010.
Supplemental Security Income (SSI) is a program administered by the Social Security Administration (SSA) that pays benefits to disabled adults and children who have limited income and resources.    SSI benefits are also payable to people 65 and older without disability who meet the financial limits.
Teaching hospital means a hospital providing the services of interns or residents-in-training under a teaching program approved by the appropriate approving body of the American Medical Association or, in the case of an osteopathic hospital, approved by the Committee on Hospitals of the Bureau of

Professional Education of the American Osteopathic Association. In the case of interns or residents-in-training in the field of dentistry in a general or osteopathic hospital, the teaching program shall have the approval of the Council on Dental Education of the American Dental Association. In the case of interns or resident-in-training in the field of podiatry in a general or osteopathic hospital, the teaching program shall have the approval of the Council on Podiatry Education of the American Podiatry Association.
Third-Party Liability/Resource means any resource available to a Member for the payment of expenses associated with the provision of Covered Services, including but not limited to, Medicare, other health insurance coverage or amounts recovered as a result of settlement, dispute resolution, award or litigation. Third Party Resources do not include amounts that are exempt under Title XIX of the Social Security Act.
Trading Partner means a provider or a health plan that transmits health information in electronic form in connection with a transaction covered by 45 CFR Parts 160 and 162, or a business associate authorized to submit health information on the Trading Partner’s behalf, as defined by HIPAA.
Transaction means the exchange of information between two (2) parties to carry out financial or administrative activities related to health care as defined by 45 CFR Part 160.103, as defined by HIPAA.
Urgent Care means care for a condition not likely to cause death or lasting harm but for which treatment should not wait for a normally scheduled appointment.
Women, Infants and Children (WIC) means a federally-funded health and nutrition program for women, infants, and children.

2.	Abbreviations and Acronyms
ADA - American Dental Association
AHRQ - Agency for Health Care Research and Quality
AIDS - Acquired Immune Deficiency Syndrome
APRN - Advanced Practice Registered Nurse
A/R - Accounts Receivable
BBA - Balanced Budget Act
BH - Behavioral Health
CAHPS - Consumer Assessment of Health Care Providers and Systems
CAP - Corrective Action Plan
CCD - Continuity of Care Document
CFR - Code of Federal Regulations
CHFS - Cabinet for Health and Family Services
CMHC - Community Mental Health Center
CMS - Centers for Medicare and Medicaid Services
CMS-416 - Centers for Medicare and Medicaid Services-416 (form)

CMS-1500 - Centers for Medicare and Medicaid Services-1500 (form)
COB - Coordination of Benefits
COPD - Chronic Obstructive Pulmonary Disease
CPT - Current Procedural Terminology
DIVERTS - Direct Intervention: Vital Early Responsive Treatment Systems
DSH - Disproportionate Share Hospital
DSM-V - Diagnostic and Statistical Manual of Mental Disorders, Fifth Edition
EEO - Equal Employment Opportunity
EQR - External Quality Review
EQRO - External Quality Review Organization
FQHC - Federally Qualified Health Center
FTE - Full-time Equivalent
HCPCS - Health Care Common Procedure Coding System
HEDIS - Health Care Effectiveness Data and Information Set
HIPAA - Health Insurance Portability and Accountability Act
HIV - Human Immunodeficiency Virus
HRA - Health Risk Assessment
HTTP - Hyper Text Transport Protocol or Hyper Text Transfer Protocol
ICD-9-CM - International Classification of Diseases, Ninth Revision, Clinical Modification
ICD-10-CM - International Classification of Diseases, Tenth Revision, Clinical Modification
ICF-MR - Intermediate Care Facility for Mentally Retarded
KAR - Kentucky Administrative Regulation
KRS - Kentucky Revised Statute
LPN - Licensed Practical Nurse
MCO - Managed Care Organization
MBHO - Managed Behavioral Healthcare Organization
MMIS - Medicaid Management Information System
NCCI – National Correct Coding Initiative
NCPDP - National Council for Prescription Drug Programs
NCQA - National Committee for Quality Assurance
NDC - National Drug Code
OSCAR – Online Survey Certification and Reporting
PCP - Primary Care Provider
POS – Point of Sale
PRTF - Psychiatric Residential Treatment Facility
QAPI - Quality Assessment and Performance Improvement
RAC – Recovery Audit Contractor
RFP - Request for Proposal
RHC - Rural Health Clinic
RN - Registered Nurse
SOBRA - Sixth Omnibus Budget Reconciliation Act
SSI - Supplemental Security Income
TANF - Temporary Assistance for Needy Families
TPL - Third Party Liability

UB-92 - Universal Billing 1992 (form)
UB-04 - Universal Billing 2004 (form)
UM - Utilization Management
URAC - Utilization Review Accreditation Commission
USC - United States Code
VPN - Virtual Private Network
WIC - Women, Infants and Children
WS-Security - Web Services-Security

3.	Contractor Terms

3.1	Contractor Representations and Warranties
The Contractor represents and warrants that the following are true, accurate and complete statements of fact as of the Execution Date and that the Contractor shall take all actions and fulfill all obligations required so that the representations and warranties made in this section shall remain true, accurate and complete statements of fact throughout the term of the Contract.

3.2	Organization and Valid Authorization
Contractor is a Legal Entity duly organized, validly existing and in good standing under the laws of the Commonwealth, and is in full compliance with all material Commonwealth requirements and all material municipal, Commonwealth and federal tax obligations related to its organization as a Legal Entity. The obligations and responsibilities set forth in this Contract have been duly authorized under the terms of the laws of the Commonwealth and the actions taken are consistent with the Articles of Incorporation and By-laws of Contractor.
This Contract has been duly authorized and validly executed by individuals who have the legal capacity and authorization to bind the Contractor as set forth in this Contract. Likewise, execution and delivery of all other documents relied upon by Finance and the Department in entering into this Contract have been duly authorized and validly executed by individuals who have the legal capacity and corporate authorization to represent the Contractor.

3.3	Licensure of the Contractor
Contractor has a valid license to operate as an HMO or insurer, issued by the DOI. There are no outstanding unresolved material Appeals or Grievances filed against Contractor with DOI. Contractor has timely filed all reports required by DOI and DOI has taken no adverse action against Contractor of which the Finance has not been notified.

3.4	Fiscal Solvency
As of the Execution Date, Contractor’s statutory surplus is at or above the Regulatory Action Level as defined in the risk-based capital regulations applicable to designated HMO or insurer’s licenses in the Commonwealth. The Contractor is not aware of any impending changes to its financial structure that could adversely impact its compliance with these requirements or its ability to pay its debts as they come due generally. The Contractor has not filed for protection under any Commonwealth or federal bankruptcy laws. None of the Contractor’s property, plant or equipment has been subject to foreclosure or repossession within the preceding ten-year period, and the Contractor has not had any debt called prior to expiration within the preceding ten-year period.

3.5	Licensure of Providers
Each of the Providers, including individuals and facilities, which will provide health care services in Contractor’s Network is validly licensed or, where required, certified to provide those services in the Commonwealth, including certification under CLIA, if applicable. Each Provider in the Contractor’s Network has a valid Drug Enforcement Agency (“DEA”) registration number, if applicable. Each provider in the Contractor’s Network shall have a valid NPI and taxonomy, if applicable.

3.6	Ownership or Controlling Interest/Fraud and Abuse
Neither the Contractor nor any individual who has a controlling interest or who has a direct or indirect ownership interest of five (5) percent or more of the Contractor, nor any officer, director, agent or managing employee (i.e., general manager, business manager, administrator, director or like individual who exercises operational or managerial control over the Contractor or who directly or indirectly conducts the day-to-day operation of the Contractor) of the Contractor is an entity or individual (1) who has been convicted of any offense under Section 1128(a) of the Social Security Act (42 U.S.C. §1320a-7(a)) or of any offense related to fraud or obstruction of an investigation or a controlled substance described in Section 1128(b)(1)-(3) of the Social Security Act (42 U.S.C. §1320a-7(b)(1)-(3)); or (2) against whom a civil monetary penalty has been assessed under Section 1128A or 1129 of the Social Security Act (42 U.S.C. §1320a-7a; 42 U.S.C. §1320a-8); or (3) who has been excluded from participation in a program under Title XVIII, 1902(a)(39) and (41) of the Social Security Act, Section 4724 of the BBA or under a Commonwealth health care program.
Contractor shall require by contract that neither any Provider of health care services in the Contractor’s Network, nor any individual who has a direct or indirect ownership or controlling interest of 5% or more of the Provider, nor any officer, director, agent or managing employee (i.e., general manager, business manager, administrator, director or like individual who exercises operational or managerial control over the Provider or who directly or indirectly conducts the day-to-day operation of the Provider) is an entity or individual (1) who has been convicted of any offense under Section 1128(a) of the Social Security Act (42 U.S.C. §1320a-7(a)) or of any offense related to fraud or obstruction of an investigation or a controlled substance described in Section 1128(b)(1)-(3) of the

Social Security Act (42 U.S.C. §1320a-7(b)(1)-(3)); or (2) against whom a civil monetary penalty has been assessed under Section 1128A or 1129 of the Social Security Act (42 U.S.C. §1320a-7a; 42 U.S.C. §1320a-8); or (3) who has been excluded from participation in a program under Title XVIII, 1902(a)(39) and (41) of the Social Security Act, Section 4724 of the BBA or under a Commonwealth health care program.
The Contractor shall certify its compliance with 42 CFR 438.610(a)(b) and have processes and/or procedures in place to ensure ongoing compliance throughout the life of the contract.

3.7	Pending or Threatened Litigation
All material threatened or pending litigation against the Contractor or its Affiliates has been disclosed in writing to Finance prior to the Execution Date. For purposes of this section, litigation is material if a final finding of liability against the Contractor or its Affiliate(s), would create a substantial likelihood that the Contractor’s ability to perform its obligations under this Agreement would be significantly impaired. Any new material litigation filed against the Contractor or its Affiliates after the Execution Date will be disclosed in writing to Finance within ten (10) business days of receipt by the Contractor of notice new pending litigation. For purposes of this Section the term “litigation” shall mean any formal judicial or administrative proceeding.

4.	Contractor Functions

4.1	Performance Standards
The Contractor shall perform or cause to be performed all of the Covered Services and shall develop, produce and deliver to the Department all of the statements, reports, data, accounting, Claims and documentation described and required by the provisions of this Contract, and the Department shall make payments to the Contractor on a capitated basis as described in this Contract. The Contractor acknowledges that failure to comply with the provisions of this Contract may result in Finance taking action pursuant to Remedies for Violation, Breach, or Non-Performance of Contract herein. The Contractor shall meet the applicable terms and conditions imposed upon Medicaid managed care organizations as set forth in 42 United States Code Section 1396b(m), 42 CFR 438 et seq., other related managed care regulations and the 1915 Waiver, as applicable.

4.2	Administration and Management
The Contractor shall be responsible for the administration and management of all aspects of the performance of all of the covenants, conditions and obligations imposed upon the Contractor pursuant to this Contract. No delegation of responsibility, whether by Subcontract or otherwise, shall terminate or limit in any way the liability of the Contractor to the Department for the full performance of this Contract.
The Contractor shall maintain the staff and staff functions as specified in Section 9.1 “Administration/Staffing.” The Contractor shall submit to the Department any material changes to the Contractor’s organization, and whenever requested by the Department, a current organizational chart depicting all staff functions, including but not limited to mandatory staff functions, the number of employees serving each function, and a description of the qualifications of each individual with key management responsibility for any mandatory function specified in Section 9.1.
The Contractor agrees that its administrative costs shall not exceed ten percent (10%) of the total Medicaid managed care contract cost. Administrative costs are those costs reported in the required DOI financial filings that are included in the line for “GOA” which is generally referred to as General, Administrative, and Overhead expenses.

4.3	Delegations of Authority
The Contractor shall oversee and remain accountable for any functions and responsibilities that it delegates to any Delegated Subcontractor. In addition to the provision set forth in Subcontracts, Contractor agrees to the following provisions.

A.
There shall be a written agreement that specifies the delegated activities and reporting responsibilities of the Delegated Subcontractor and provides for revocation of the delegation or imposition of other sanctions if the Delegated Subcontractor’s performance is inadequate.

B.	Before any delegation, the Contractor shall evaluate the prospective Delegated Subcontractor’s ability to perform the activities to be delegated.

C.	The Contractor shall monitor the Delegated Subcontractor’s performance on an ongoing basis and subject the Delegated Subcontractor to a formal review at least once a year.

D.	If the Contractor identifies deficiencies or areas for improvement, the Contractor and the Delegated Subcontractor shall take corrective action.

E.	If the Contractor delegates selection of providers to another entity, the Contractor retains the right to approve, suspend, or terminate any provider selected by that Delegated Subcontractor.

F.	The Contractor shall assure that the Delegated Subcontractor is in compliance with the requirement in 42 CFR 438.

4.4	Approval of Department
Unless otherwise specified, where the Contractor is required to submit any materials, information, or documentation to the Department for approval, all such submissions will be deemed approved by the Department within (i) thirty (30) days for standard submissions or (ii) five (5) business days for expedited submissions, provided that the Department does not otherwise object or notify the Contractor within such time period.

4.5	No Third Party Rights
This Agreement does not, nor is it intended to, create any rights, benefits or interest to any provider, PHO, provider network, subcontractor, delegated subcontractor, supplier, corporation, partnership or other organization of any kind.

5.	Contractor Conformance with Applicable Law, Policies and Procedures

5.1	Department Policies and Procedures
The Contractor shall comply with the applicable policies and procedures of the Department, specifically including without limitation the policies and procedures for MCO services, and all policies and procedures applicable to each category of Covered Services as required by the terms of this Contract. In no instance may the limitations or exclusions imposed by the Contractor with respect to Covered Services be more stringent than those specified in the applicable Department’s policies and procedures without the approval of the Department. The Department shall provide reasonable prior written notice to Contractor of any material changes to its policies and procedures, or any changes to its policies and procedures that materially alter the terms of this Contract.

5.2	Commonwealth and Federal Law
At all times during the term of this Contract and in the performance of every aspect of this Contract, the Contractor shall strictly adhere to all applicable federal and Commonwealth law (statutory and case law), regulations and standards, in effect when this Contract is signed or which may come into effect during the term of this Contract, except where waivers of said laws, regulations or standards are granted by applicable federal or Commonwealth authority. In addition to the other laws specifically identified herein, Contractor agrees to comply with the Davis-Bacon Act and the Clean Air Act and Federal Water Pollution Control Act. The Contractor agrees to comply with the terms of 45 CFR 93 Appendix A, as applicable.
Any change mandated by the Affordable Care Act which pertain to Managed Care Organizations (MCO) and/or Medicaid Services shall be implemented by the Contractor. One such requirement listed in Section 2501 of PPACA pertains to the States collecting drug rebates for drugs covered under a MCO. The Contractor shall create and transmit a file according to the Department specifications which will allow for the Department or its contractors to bill drug rebates to manufacturers. The Contractor shall fully cooperate with Department and Department’s contractors to ensure file transmissions are complete, accurate and delivered by the Department’s specified deadlines. In addition, the Contractor shall assist and provide detailed Claim information requested by the Department or Department contractors to support rebate dispute and resolution activities.

5.3	Nondiscrimination and Affirmative Action
During the performance of this Contract, the Contractor agrees as follows:

A.
The Contractor shall not discriminate against any employee or applicant for employment because of race, religion, color, national origin, sex or age. The Contractor further agrees to comply with the provision of the Americans with Disabilities Act of 1990 (Public Law 101- 336), 42 USC 12101, and applicable federal regulations relating thereto prohibiting discrimination against otherwise qualified disabled individuals under any program or activity. The Contractor agrees to provide, upon request, needed reasonable accommodations. The Contractor will take affirmative action to ensure that applicants are employed and that employees are treated during employment without regard to their race, religion, color, national origin, sex, age or disability. Such action shall include, but not be limited to the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices setting forth the provisions of this nondiscrimination clause or its nondiscriminatory practices.

B.
The Contractor shall, in all solicitations or advertisements for employees placed by or on behalf of the Contractor; state that all qualified applicants will receive consideration for employment without regard to race, religion, color, national origin, sex, age or disability.

C.
The Contractor shall send to each labor union or representative of workers with which they have a collective bargaining agreement or other contract understanding, a notice advising the said labor union or workers’ representative of the Contractor’s commitments under this section, and shall post copies of the notice in conspicuous places available to employees and applicants for employment. The Contractor will take such action with respect to any Subcontract or purchase order as Finance may direct as a means of enforcing such provisions, including sanctions for noncompliance.

D.
The Contractor shall comply with all applicable provisions and furnish all information and reports required by Executive Order No. 11246 of September 24, 1965, as amended, and by the rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to their books, records and accounts by the administering agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations and orders.

E.
In the event of the Contractor’s noncompliance with the nondiscrimination clauses of this Contract or with any of the said rules, regulations or orders, this Contract may be canceled, terminated or suspended in whole or in part and the Contractor may be declared ineligible for further government contracts or federally-assisted construction contracts in accordance with procedures authorized in Executive Order No. 11246 of September 24, 1965, as amended, and such other sanctions may be imposed and remedies invoked as provided in or as otherwise provided by law.

F.
As this Contract involves the expenditure of federal assistance or contract grant funds, the awarded contractor shall comply with federal law and authorized regulations that are mandatorily applicable and that are not set forth in this Contract.

G.
The Equal Employment Opportunity Act of 1978, KRS 45.560 – 45.640 applies to All State government projects with an estimated value exceeding $500,000.  The Contractor shall comply with all terms and conditions of the Act.

5.4	Employment Practices
The Contractor agrees to comply with each of the following requirements and to include in any Subcontracts that any Delegated Subcontractor, supplier, or any other person or entity who receives compensation pursuant to performance of this Contract, a requirement to also comply with the following laws:

A.	Title VI of the Civil Rights Act of 1964 (Public Law 88-352);

B.	Rules and regulations prescribed by the United States Department of Labor in accordance with 41 C.F.R. Parts 60-741; and

C.	Regulations of the United States Department of Labor recited in 20 C.F.R. Part 741, and Section 504 of the Federal Rehabilitation Act of 1973 (Public Law 93-112).

5.5	Governance
As a Managed Care Organization responsible for providing Medicaid Covered Services to eligible residents of Kentucky, the Contractor’s governing body which has direct responsibility for fulfilling this Contract shall have a mechanism for Kentucky recipients, advocates, public sector representatives and providers to contribute meaningful guidance to ensure that the quality and adequacy of such

Covered Services are provided.

5.6	Access to Premises
The Contractor shall provide to the Department or the Department of Insurance computer access in the event the Department or the Department of Insurance conducts an audit or other on-site visit. The Contractor shall provide the Department and the DOI with log-in credentials in order to access Contractor’s claims and customer service systems on a read-only basis. During the course of the on-site visit, the Contractor shall provide the Department or Department of Insurance access to a lock space and office security credentials for use during Contractor’s business hours. All access under this Section shall comply with HIPAA’s minimum necessary standards and any other applicable Commonwealth or federal law.
In addition, upon reasonable notice, the Contractor shall allow duly authorized agents or representatives of the Commonwealth or federal government or the independent external quality review organization required by Section 1902 (a)(30)(c) of the Social Security Act, 42 U.S. Code Section 1396a(a)(30), access to the Contractor’s premises during normal business hours, and shall cause similar access or availability to the Contractor’s Subcontractors’ premises to inspect, audit, investigate, monitor or otherwise evaluate the performance of the Contractor and/or its Subcontractors. The Contractor and/or Subcontractors shall forthwith produce all records, documents, or other data requested as part of such review, investigation, or audit.
In the event right of access is requested under this Section, the Contractor or Subcontractor shall provide and make available staff to assist in the audit or inspection effort, and provide adequate space on the premises to reasonably accommodate the Commonwealth, federal, or external quality review personnel conducting the audit, investigation, or inspection effort. All inspections or audits shall be conducted in a manner as will not unduly interfere with the performance of the Contractor’s or Subcontractors’ activities. The Contractor will be given twenty (20) business days to respond to any findings of an audit made by Finance, the Department or their agent before the findings are finalized. The Contractor shall cooperate with Finance, the Department or their agent as necessary to resolve audit findings. All information obtained will be accorded confidential treatment as provided under applicable laws, rules and regulations.

6.	Provider Contracts and Delegated Subcontracts

6.1	Delegated Subcontractor and Provider Indemnity
The Contractor shall provide its proposed form of Provider contracts to the Department for review and approval prior to their use.

Except as otherwise provided in this Contract, all subcontracts between the Contractor and its Providers and Delegated Subcontractors, shall contain an agreement by the Providers and Delegated Subcontractors to indemnify, defend and hold harmless the Commonwealth, its officers, agents, and employees, and each and every Member from any liability whatsoever arising in connection with this Contract for the payment of any debt of or the fulfillment of any obligation of the Provider and Delegated Subcontractor.
Each such Provider and Delegated Subcontractor shall further covenant and agree that in the event of a breach of the Provider and Delegated Subcontract by the Contractor, termination of the Provider and Delegated Subcontract, or insolvency of the Contractor, each Provider and Delegated Subcontractor shall provide all services and fulfill all of its obligations pursuant to the Provider and Delegated Subcontract for the remainder of any month for which the Department has made payments to the Contractor, and shall fulfill all of its obligations respecting the transfer of Members to other Providers or Delegated Subcontractors, including record maintenance, access and reporting requirements all such covenants, agreements, and obligations of which shall survive the termination of this Contract and any Provider and Delegated Subcontract.

6.2	Requirements
The Contractor may, with the approval of the Department, enter into Delegated Subcontracts for the performance of its core administrative functions or core administrative functions in addition to the provision of various Covered Services to Members. All Delegated Subcontractors that provide Covered Services must be eligible for participation in the Medicaid program. The Contractor must disclose all Delegated Subcontracts to the Department. The Contractor shall submit for review to the Department each proposed Delegated Subcontract prior to signing. The Department may approve, approve with modification, or deny Delegated Subcontracts under this contract with cause if the Delegated Subcontract does not satisfy the requirements of this Contract. In determining whether the Department will impose conditions or limitations on its approval of a Delegated Subcontract, the Department may consider such factors as it deems appropriate to protect the Commonwealth and Members, including but not limited to, the proposed Delegated Subcontractor’s past performance. Each Delegated Subcontract, and any material amendment to an approved Delegated Subcontract, shall be in writing, and in form and content approved by the Department. In the event the Department has not approved the Delegated Subcontract prior to the scheduled effective date, Contractor agrees to execute said subcontract contingent upon receiving the Department’s approval. No Delegated Subcontract shall in any way relieve the Contractor of any responsibility for the performance of its duties pursuant to this Contract. The Contractor shall notify the Department in writing of the status of all Delegated Subcontractors on a quarterly basis and of the termination of any approved Delegated Subcontract within ten (10) days following termination.

The Department’s Delegated Subcontract review shall assure that all Delegated Subcontracts:

A.	Identify the population covered by the Delegated Subcontract;

B.	Specify the amount, duration and scope of services to be provided by the Delegated Subcontractor;

C.	Specify the term and the procedures and criteria for termination;

D.	Specify that Delegated Subcontractors use only Commonwealth participating Medicaid providers in accordance with this Contract;

E.	Make full disclosure of the method and amount of compensation or other consideration to be received from the Contractor;

F.	Provide for monitoring by the Contractor of the quality of services rendered to Members, in accordance with the terms of this Contract;

G.
Where the Delegated Subcontractor agrees to provide Covered Services, contain no provision that provides incentives, monetary or otherwise, for the withholding from Members of Medically Necessary Covered Services;

H.
Contain a prohibition on assignment, or on any further subcontracting, without the prior written consent of the Subcontractor (note consider for example a delegated dental subcontract, this provision would preclude the subcontracting to individual dentists without Department approval)

I.
Contain an explicit provision that the Commonwealth is the intended third-party beneficiary of the Delegated Subcontract and, as such, the Commonwealth is entitled to all remedies entitled to third-party beneficiaries under law;

J.
Specify that Delegated Subcontractor agrees to submit Encounter Records in the format specified by the Department so that the Contractor can meet the Department’s specifications required by this Contract;

K.
Incorporate all provisions of this Contract to the fullest extent applicable to the service or activity delegated pursuant to the Delegated Subcontract, including without limitation, the obligation to comply with all applicable federal and Commonwealth law and regulations, including but not limited to, KRS 205.8451-8483, all rules, policies and procedures of Finance and the Department, and all standards governing the provision of Covered Services and information to Members, all QAPI requirements, all record keeping and reporting requirements, all obligations to maintain the confidentiality of information, all rights of Finance, the Department, the Office of the Inspector General, the Attorney General, Auditor of Public Accounts and other authorized federal and Commonwealth agents to inspect, investigate, monitor and audit operations, all indemnification and insurance requirements, and all obligations upon termination;

L.
Provide for Contractor to monitor the Delegated Subcontractor’s performance on an ongoing basis, including those with accreditation: the frequency and method of reporting to the Contractor; the process by which the Contractor evaluates the Delegated Subcontractor’s performance; and subjecting it to formal review according to a periodic schedule consistent with industry standards, but no less than annually.

M.
A Delegated Subcontractor with NCQA/URAC or other national accreditation shall provide the Contractor with a copy of its’ current certificate of accreditation together with a copy of the survey report.

N.	Provide a process for the Delegated Subcontractor to identify deficiencies or areas of improvement, and any necessary corrective action.

O.	The remedies up to, and including, revocation of the Delegated Subcontract available to the Contractor if the Delegated Subcontractor does not fulfill its obligations.

P.	Contain provisions that suspected fraud and abuse be reported to the contractor.

6.3	Disclosure of Certain Delegated Subcontractor’s subcontracts
The Contractor shall inform the Department of any Delegated Subcontractor which engages a subcontractor in any transaction or series of transactions, in performance of any term of this Contract, which in one fiscal year exceeds the lesser of $25,000 or five percent (5%) of the Subcontractor’s operating expense. For purposes of such disclosure, Delegated Subcontractors that provide Covered Services to Members may exclude amounts paid to their contracted Providers for the provision of Covered Services to Members.

6.4	Remedies
Finance shall have the right to invoke against any Subcontractor any remedy set forth in this Contract, including the right to require the termination of any Subcontract, for each and every reason for which it may invoke such a remedy against the Contractor or require the termination of this Contract.
6.5 Capitation Agreements
The Contractor shall notify the Department of any “capitation” agreement with Subcontractors or Providers that includes the assumption of risk by the Subcontractor or Provider. The notification shall include the name of the entity, the scope of the risk, the contracting amount, and how the entity in turn pays its Subcontractors or Providers for providing Covered Services. Contractor shall submit monthly reports of Capitation payments made to Subcontractors, such as a vision or pharmacy benefit manager or Providers such as Primary Care Physicians. The Contractor shall mark records it considers proprietary as such and agrees to defend such classification in the event an Open Records request is made concerning the proprietary record.

7.	Contract Term

7.1	Term
The initial term of the Contract was from the Execution Date of the Contract to June 30, 2014. By entering into this amended Contract, the Parties are exercising their right to renew this Contract for the first renewal period ending June 30, 2015.
This Contract may be renewed at the completion of this Amended Contract period for three (3) additional one (1) year periods upon the mutual agreement of the Parties. Such mutual agreement shall take the form of an addendum to the Contract under Section 40.3 “Amendments.” Contractor shall give notice to the Commonwealth at least ninety (90) days before the end of the initial term or nay renewal term if the Contractor does not intend to renew the Contract. The Department shall use its best efforts to commence negotiations with the Contractor for the next term of the Agreement, within one hundred and twenty (120) days prior to the expiration of the current term, and propose rates at least one hundred and eighty days (120) days prior to the expiration of the current term, unless the Department elects to terminate the Agreement hereunder.
The Commonwealth reserves the right not to exercise any or all renewal options. The Commonwealth reserves the right to extend the Contract for a period less than the length of the above-referenced renewal period if such an extension is determined by Finance and the Department to be in the best interest of the Commonwealth and agreed to by the Contractor.
The Commonwealth reserves the right to renegotiate any terms and/or conditions as may be necessary to meet requirements for the renewal period. In the event proposed terms or conditions cannot be agreed upon, subject to the notices above, either party shall have the right to withdraw without prejudice from exercising the option for a renewal.

7.2	Effective Date
This amended Contract is effective upon the signature of the parties, provided, however, the Contract, the Waiver Amendments, and the State Plan Amendments necessary to effect the provisions of the ACA changes must be approved by CMS.
The Department shall direct the Contractor to commence managed care services under this Contract for Members who are newly eligible to participate as expanded Medicaid under the ACA on January 1, 2014.

7.3	Social Security
The parties are cognizant that the Commonwealth is not liable for Social Security contributions pursuant to 42 U.S. Code Section 418, relative to the compensation of the Contractor for this Contract.

7.4	Contractor Attestation
The Chief Executive Officer (CEO), the Chief Financial Officer (CFO) or Designee must attest to the best of their knowledge to the truthfulness, accuracy, and completeness of all data submitted to the Department at the time of submission. This includes encounter data or any other data in which the contractor paid Claims.

8.	Readiness Review
The Department or its duly authorized representative shall conduct a modified readiness review prior to January 1, 2014. This review will be completed prior to providing Covered Services to Members under this. The purpose of the modified review is to provide the Department with assurances the Contractor is able and prepared to perform all administrative functions and to provide high-quality services to enrolled Members. Specifically, the review will assess the Contractor’s ability to meet the requirements set forth in the Contract and federal requirements outlined in 42 CFR 438.
The Department and Contractor shall meet weekly upon execution of the Contract or as frequently as necessary to ensure the successful addition of ACA Members into the Managed Care Organization. If requested, the Contractor may have one-hundred and eighty days from Execution Date to complete Health Risk Assessments under Section 34.1 “Health Risk Assessments (HRA)” for ACA Members assigned during the initial enrollment period.

9.	Organization and Collaboration
The Contractor shall have an office located within eighty (80) miles of Frankfort, Kentucky within Kentucky within thirty (30) days of contract execution. Such office shall, at a minimum, provide for the following staff functions:

A.	Executive Director for the Kentucky account

B.	Member Services for Grievances and Appeals

C.	Provider Services for Provider Relations and Enrollment
Other functions required to be available may be located outside of an eighty (80) mile radius of Frankfort, Kentucky.

The Contractor may subcontract for any functions; however, the above functions, if subcontracted, shall be approved by the Department and shall be carried out within an eighty (80) mile radius of Frankfort, Kentucky.. All Subcontractors shall meet appropriate licensing and contract requirements specified in applicable State and Federal laws and regulations.

9.1	Administration/Staffing
The Contractor shall provide the following functions that shall be staffed by a sufficient number of qualified persons to adequately provide for the member enrollment and services provided. Responsibility for these functions or staff positions may be provided by, combined with or split among Contractor’s departments, people or Subcontractors and carry such titles as Contractor designates and provides to the Department. The Executive Management shall be capable and responsible for the oversight of the entire operation.

A.
An Executive Director who is to act as liaison to the Department for all issues that relate to the Contract between the Department and the Contractor. The Executive Director shall act as the primary contact and will be authorized to represent the Contractor regarding inquiries pertaining to the contract, will be available during normal business hours, and will have decision-making authority in regard to urgent situations that arise. The Executive Director will be responsible for follow-up on contract inquiries initiated by the Department.

B.
A Compliance Director whose responsibilities shall be to ensure financial and programmatic accountability, transparency and integrity. The Compliance Director shall maintain current knowledge of Federal and State legislation, legislative initiatives, and regulations relating to Contractor and oversee the Contractor’s compliance with the laws and Contract requirements of the Department. The Compliance Director shall also serve as the primary contact for and facilitate communications between Contractor leadership and the Department relating to Contract compliance issues. The Compliance Director shall also oversee Contractor implementation of and evaluate any actions required to correct a deficiency or address noncompliance with Contract requirements as identified by the Department.

C.
A Medical Director who shall be a Kentucky-licensed physician. The Medical Director shall be actively involved in all major clinical programs and Quality Improvement components. The Medical Director shall devote sufficient time to ensure timely medical decisions, including after-hours consultation as needed.

D.
A Dental Director who shall be a dentist licensed by a Dental Board of Licensure in any state. The Dental Director shall be actively involved in all major dental programs. The Dental Director shall devote sufficient time to ensure timely dental decisions, including after-hours consultation as needed.

E.	A Finance Officer and function or designee, to oversee the budget and accounting systems implemented by the Contractor.

An internal auditor shall ensure compliance with adopted standards and review expenditures for reasonableness and necessity.

F.
A Member Services Director and function to coordinate all communications with Members and act as Member advocates. This function shall include sufficient Member Services staff to respond in a timely manner to Member seeking prompt resolution to their problems or inquiries.

G.
A Provider Services Director and function to coordinate all communications with Contractor’s providers and Subcontractors. This function shall include sufficient Provider Services staff to respond in a timely manner to Providers seeking prompt resolution to their problems or inquires.

H.	A Quality Improvement Director who shall be responsible for the operation of the Contractor’s QAPI Program and any QAPI Program of its subcontractors.

I.	A Guardianship Liaison who shall serve as the Contractor’s primary liaison for meeting the needs of Members who are adult guardianship clients.

J.	A Case Management Coordinator who shall be responsible for coordination and oversight of case management services and continuity of care for the Contractor’s Members.

K.	An Early and Periodic Screening, Diagnosis and Treatment (EPSDT) Coordinator who shall coordinate and arrange for the provision of EPSDT services and EPSDT special services for Members.

L.	A Foster Care/Subsidized Adoption Liaison who shall serve as the Contractor’s primary liaison for meeting the needs of Members who are children in foster care and subsidized adoptive children.

M.	A Management Information System Director who shall oversee, manage and maintain the Contractor’s management information system (MIS).

N.
A Behavioral Health Director who shall be a behavioral health practitioner and actively involved in all programs or initiatives relating to behavioral health. The Behavioral Health Director shall also coordinate efforts to provide behavioral health services by the Contractor or any behavioral health subcontractors.

O.	A Pharmacy Director who shall coordinate, manage and oversee the provision of pharmacy services to Members.

P.	A Claims Processing Director and function who shall ensure the timely and accurate processing of original Claims, corrected Claims, re-submissions and overall adjudication of Claims.

Q.	A Program Integrity Coordinator who shall coordinate, manage and oversee the Contractor’s Program Integrity unit to reduce fraud and abuse of Medicaid Services.

The Contractor shall submit to the Department on annual basis and upon request by the Department, a current organizational chart depicting all functions including mandatory functions, number of employees in each functional department and key managers responsible for the functions. The Contractor shall notify the Department in writing of any staffing change in the Executive Director, Finance Director, Medical Director, Pharmacy Director, Dental Director, Behavioral Health Director, Compliance Director or Quality Improvement Director positions within ten (10) business days. The Commonwealth reserves the right to approve or disapprove all key personnel (initial or replacement) prior to their assignment with the Contractor. The Contractor shall ensure that all staff, Providers and Subcontractors have appropriate training, education, experience, liability coverage and orientation to fulfill the requirements of their positions.
Contractor shall provide notice to the Department of any changes relating to the personnel of its management staff, including a change in duties or time commitments. Contractor shall assure the adequacy of its administrator’s staffing to properly service the needs of Contractor if changes are proposed in the personnel, duties or time commitments of administrator’s staff from those in place on the Effective Date of each Contract. Contractor shall provide those assurances to the Department before permitting its administrator to implement such changes.

9.2	Monthly Meetings
The Contractor’s Pharmacy Director, Medical Director, and Behavioral Health Director shall meet in separate monthly meetings with the Department and with the other Managed Care Organizations’ like personnel to discuss issues for the efficient and economical delivery of quality services to the Members.

10.	Capitation Payment Information

10.1	Monthly Payment
On or before the eighth (8th) day of each month during the term of this Contract, the Department shall remit to the Contractor the Capitation Payment specified in Appendix B for each Member determined to be enrolled for the upcoming month. The Contractor shall reconcile the capitation payment against the HIPAA 820. The Contractor shall receive a full month’s capitation payment for the month in which enrollment occurs except for a Member enrolled based on a determination of eligibility due to being unemployed in accordance with 45 CFR 233.100. The monthly capitation payment for such a member shall be pro-rated from the date of eligibility based on unemployment. The Commonwealth’s payment shall conform to KRS 45A.245.

The Department reserves the right, if needed, to delay the monthly payment due on or before June 8 to on or before July 8. If such delay is contemplated the Department shall give notice of such intent forty-five (450 days before June 8.

10.2	Payment in Full
The Contractor shall accept the Capitation Payment and any adjustments made pursuant to Rate Adjustments of this Contract from the Department as payment in full for all services to be provided pursuant to this Contract and all administrative costs associated with performance of this Contract. Members shall be entitled to receive all Covered Services for the entire period for which the Department has made payment. Any and all costs incurred by the Contractor in excess of the Capitation Payment will be borne in full by the Contractor. Interest generated through investment of funds paid to the Contractor pursuant to this Contract shall be the property of the Contractor to use for eligible expenditures under this Contract. The Contractor and Department acknowledge that contracts for Medicaid capitated rates and services are subject to approval by CMS.
In accordance with KRS 45.454, interest in the amount of one (1%) percent of any amount approved and unpaid shall be added to the amount approved for each month or fraction thereof thirty (30) working days after when due under this Contract. Contractor may pursue any unpaid amounts form the Commonwealth in accordance with KRS 45A.245.

10.3	Payment Adjustments
Monthly Capitation Payments will be adjusted to reflect corrections to the Member Listing Report, provided corrections are received within forty-five days (45) of receipt of the Member Listing Report. Payments will be adjusted to reflect the automatic enrollment of eligible newborn infants. Claims for payment adjustments shall be deemed to have been waived by the Contractor if a payment request is not submitted in writing within three (3) months following the month for which an adjustment is requested. Waiver of a claim for payment shall not release the Contractor of its obligations to provide Covered Services pursuant to the Contract.
In the event that a Member is eligible and enrolled, but does not appear on the Member Listing Report, the Contractor may submit a payment adjustment request. Each request must contain the following Member information:
A.    Name (last, first, middle initial) and Medicaid identification number;
B.    Current address;
C.    Age and aid category; and
D.    Month for which payment is being requested.
In the event that a Member does not appear on the Member Listing Report, but the Department has paid the Contractor for a Member, the Department may request and obtain a refund of, or it may recoup from subsequent payments, any payment previously made to the Contractor for which the Contractor has not provided Covered Services to the Member or otherwise made payments on behalf of the Member.
In the event a Member appears on the Member Listing Report but is determined to be ineligible, the Department may request and obtain a refund of, or it may recoup from subsequent payments, any payment previously made to the Contractor within the previous twelve (12) months. In such instances, for each Member that is determined to be ineligible, the Contractor may recover payment from any Provider who rendered services to Member during the period of ineligibility. The entity to which the Member is retroactively added will assume responsibility for payment of any services provided to Members during the period of adjusted eligibility.
For cases involving member ineligibility due to fraud, waste and abuse, the Department will only recoup the capitation amount and the Contractor shall establish procedures pursuant to Section 10.4 “Contractor Recoupment from Member for Fraud, Waste and Abuse” to recover paid Claims. Any adjustment by the Department hereunder for retroactive disenrollments of Enrollees shall not exceed twelve (12) months from the effective date of disenrollment.

10.4	Contractor Recoupment from Member for Fraud, Waste and Abuse
If permitted by state and federal law, the Contractor shall request a refund from the Member for all paid Claims in the event the Department has established that the Member was not eligible to be a Member through an administrative determination or adjudication of fraud. The Contractor shall, upon receipt of a completed OIG investigation of a Contractor’s Member that calls for administrative recoupment, send a request letter to member seeking voluntary repayment of all Fee-For-Service Claims paid by contractor on behalf of member during time period member was found to be ineligible to receive services. The request letter should include the following as provided by the Department: the reason for the member’s ineligibility, time period of ineligibility, and amount paid during the period of ineligibility. The Contractor shall report, on a monthly basis, to the Commonwealth any monies collected from administrative request letters during the previous month and provide a listing of all administrative request letters sent to Members(s) during the previous month. The Contractor is only required to mail the initial letter to the Member requesting repayment of funds and accept repayment on behalf of the Department. The contractor is not required to address any due process issues should those arise. The Contractor shall work with Department’s agent to obtain monies collected through court ordered payments. Any outstanding payments not collected within six (6) months shall be subject to be collected by the Commonwealth and shall be maintained by the Commonwealth. The foregoing provisions shall be construed to require Contractor’s reasonable cooperation with the Commonwealth in its efforts to recover payments made on behalf of ineligible persons, and shall not create any liability on the part of the Contractor to reimburse amounts paid due to fraud that the Contractor has been unable to recover.

11.	Rate Component

11.1	Calculation of Rates
The Capitation Rate has been established in accordance with 42 CFR 438. The Capitation Rates are attached as Appendix B and shall be deemed incorporated into this Agreement and shall be binding to the Contractor and the Department.

11.2	Rate Adjustments
Prospective adjustments to the rates may be required if there are mandated changes in Medicaid services as a result of legislative, executive, regulatory, or judicial action. Changes mandated by state or federal legislation, or executive, regulatory or judicial mandates, will take effect on the dates specified in the legislation or mandate. In the event of such changes, any rate adjustments shall be made through the Contract amendment process.
The Department has not finalized its internal review to determine adjustments that may need to be made to the Department’s Covered Benefits to ensure compliance with the Essential Benefits requirement of the Affordable Care Act (“ACA”).  The Department is also aware that additional Substance Abuse services and private duty nursing services will become available to Members effective January 1, 2014 under the implementation of the ACA.  The Department has estimated that a one and one-half (1.5%) percent increase on the PMPM rates paid to the Contractor will account for the projected cost of the health insurers’ premium fee under the ACA that will come due in September 2014 for calendar year 2013 premiums. The Department acknowledges that this estimate is preliminary and will include a subsequent proposal concerning this issue as part of the ACA adjustment that will ensure that rates paid pursuant to this contract remain actuarially sound. Actuarially sound rate adjustments to the rates in this Contract as determined by the Department will be offered to the Contractor prior to January 1, 2014 and will take all actuarially-relevant factors into consideration.  The Department agrees to disclose to Contractor all relevant assumptions used in its actuarial determination and agrees to negotiate any disputes in good faith before issuing its final proposal.  If the final proposed actuarially sound rate adjustments are not acceptable to the Contractor, then the Department shall allow the Contractor to exit the program without penalty imposed by the department or recourse by the Contractor to the department, for any incurred expenses by the Contractor.

11.3	Physician Compensation Plans
A template for any compensation arrangement between the Contractor and a physician, or physician group as that term is defined in 42 C.F.R. § 417.479(c), or between the Contractor and any other Primary Care Providers within the meaning of this Contract, or between the Contractor and any other Subcontractor or entity to Members must be submitted to the Department for approval prior to its implementation. Approval is preconditioned on compliance with all applicable federal and Commonwealth laws and regulations and subject to Section 4.4. The Contractor must provide information to any Member upon request about any Physician Incentive Plan and/or any payments to Provider made pursuant to an incentive arrangement under this Section to a provider as required by applicable state or federal law.

11.4	Contractor Provider Payments
If a Contractor includes a Physician Incentive Plan, the activities included shall comply with requirements set forth in 42 CFR 422.208 and 42 CFR 422.210. The Disclosures to the Department for Contractors with Physician Incentive Plans include the following:

A.
The Contractor shall report whether services not furnished by a physician/group are covered by the incentive plan. No further disclosure is required if the Physician Incentive Payment does not cover services not furnished by a physician/group.

B.	The Contractor shall report type of incentive arrangement, e.g. withhold, bonus, capitation.

C.	The Contractor shall report percent of withhold or bonus (if applicable).

D.	The Contractor shall report panel size, and if patients are pooled, the approved method used.
If the physician/group is at substantial financial risk, the Contractor shall report proof the physician/group has adequate stop loss coverage, including amount and type of stop-loss.

11.5	Co-pays
If Contractor implements co-pays those co-pays shall not exceed the Department’s Fee For Service co-pays. Whether the Contractor imposes such co-pays or not, the actuarial value of the co-pays will be reflected in the Capitation Rate adjustments anticipated to take place with the ACA implementation as provided in Section 11.2.

12.	Risk Adjustments
Contractor payments will be adjusted for differences in Member health status. Risk adjustment helps ensure payments to MCOs are more equitable and mitigates the impact of selection bias, thus protecting MCO solvency and reducing incentives for plans to avoid high-risk individuals. Risk adjustment is designed to be revenue neutral to the Commonwealth. Health-based risk adjustment uses information on Member’s medical conditions, as reported in claim and encounter data to predict prospective or concurrent health care costs and adjustment payments to MCOs. The payment rates for all Eligibility Categories will be risk adjusted with the exception of Dual Eligibles. The following are descriptions of the risk assessment methodologies that will be employed to adjust payments to the Contractor. The newly eligible Members due to expansion under the ACA will be risk adjusted separately from the Members eligible under the traditional Medicaid.

12.1	Risk Adjustment Method for Existing Members
The capitation rates will be risk-adjusted on a prospective basis as described below.

A.	Risk Adjustment Model
The CDPS + Rx model will be used. In general, the most recent available version of the model will be applied, though there may be circumstances in which an older version is preferred. Concurrent weights will be used to develop the risk profiles of enrollees. ICD-9 based risk models will be applied until such time as ICD-10 based diagnosis codes are available in the claims data. There may be a period of time when diagnosis codes need to be mapped from one system to the other in order to apply the risk adjustment models.

B.	Calibration of Risk Weights
National weights will be used initially, and the model will be calibrated based on Kentucky specific data once sufficient managed care experience has developed. Calibration refers to using MCO encounter and fee-for-service claims data from the Kentucky Medicaid program to develop risk weights, rather than relying on national weights or weights developed from another state's data.

C.	Rate Cells excluded from Risk Adjustment
Dual Eligibles

D.	Minimum Eligibility to Receive Risk Score
The minimum length of eligibility, which eligibility need not be continuous, during the risk analysis period in order for risk score to be considered in the MCO risk adjustment calculations are the following:
• One month for infants and pregnant women
• Three months for all other rate cells
Members who do not receive a risk score will be assigned the average risk score for their MCO within their rate cell.

E.	Risk Score Calculation
Twelve months of FFS claims and managed care encounter data, excluding lab and x-ray, will be run through the risk model to calculate a risk score for each individual. Months of Medicaid eligibility during the 12-month analysis period are also calculated. Individual risk scores will be attributed to each MCO based on the MCO in which the person is enrolled as of a specific point in time. Raw risk scores and member months will be aggregated by rate cell, and attributed to the MCO, and relative risk adjustment scores will be calculated.

F.	Payment Adjustment
Payment adjustments will be calculated by applying the risk adjustment scores to the negotiated capitation rates by rate cell.

G.	Provider Settlements
Since MCO provider settlement obligations are a fixed amount each month, the per capita value of the settlement obligations are removed from each MCO's contracted rates prior to applying risk adjustment, and are added back in after applying risk adjustment.

H.	Application of Risk Adjustment Factors
Risk scores are calculated at the rate cell level; however, the risk scores are aggregated to the rate group level for application to the contracted MCO rates. As a result, each rate cell within a rate group will receive the same risk adjustment factor for a given MCO.

I.	Timing and Frequency
In general, 12 months of recent, reasonably complete, incurred FFS claims and MCO encounters will be analyzed to develop the risk scores. Risk measurement periods will be set to provide at least 6 months of claims run out, though depending on claim payment speed this figure may be adjusted to balance the need for the most current information and data completeness. Risk scores will be calculated initially based on July 1, 2014 enrollment and the resulting risk adjusted rates will be effective July 1, 2014. Initial risk scores would be calculated based on all available FFS claims and managed care encounter data incurred October 1, 2012 through September 30, 2013 with payments through March 31, 2014. Generally, it is expected that risk scores will be developed semi-annually and that rates will be adjusted quarterly based for changes in enrollment distributions. The table below provides a tentative schedule for risk adjustment.
12.2 Risk Adjustment Method for ACA Members
An initial meeting between the Contractor, the other MCOs, the Department and the Department’s actuary shall be held no later than sixty (60) days after contract execution, to discuss the technical characteristic of the risk adjustment model and the timing for risk adjustment. Upon agreement by all participating MCOs regarding a specified component of a budget neutral risk adjustment methodology and timing, the Department shall adopt those components as part of the risk adjustment process. For components of the risk adjustment methodology upon which all participating MCOs cannot agree, the Department in consultation with its Actuary shall determine the method used for that component(s) of the risk adjustment process. Final recommendations of the group shall be provided to the Department no later than 90 days subsequently to contract execution.

13.	Service Area
The Contractor’s service area shall be Medicaid Managed Care Regions 1, 2, 4, 5, 6 7 and 8 as depicted in Appendix A of this Contract. Such service area is the specific geographic area within which Members shall reside to enroll with the Contractor.

14.	Contractor’s Financial Security Obligations

14.1	Solvency Requirements and Protections
The Contractor will be subject to requirements contained in KRS Chapter 304 and related administrative regulations regarding protection against insolvency and risk-based capital requirements. In addition, pursuant to KRS 304.3-125, the Commissioner has authority to require additional capital and surplus if it appears that an insurer is in a financially hazardous condition.

The Contractor shall cover continuation of services to Members during insolvency, for the duration of the period for which payment has been made, as well as for inpatient admissions up until discharge.

In the event of the Contractor’s insolvency, the Contractor shall not hold its Members liable, except in instances of Member fraud:

A.	For the Contractor’s debts;

B.	For the covered services provided to the Member, for which the Department does not pay the Contractor;

C.
For the covered services provided to the Member for which the Department or the Contractor does not pay the individual or health care provider that furnishes the services under a contractual, referral, or other arrangement; and

D.
For covered services furnished under a contract, referral, or other arrangement, to the extent that those payments are in excess of the amount that the Member would owe if the Contractor provided the services directly.

14.2	Contractor Indemnity
In no event shall the Commonwealth, Finance, the Department or Member be liable for the payment of any debt or fulfillment of any obligation of the Contractor or any Subcontractor to any Subcontractor, supplier, Out-of-Network Provider or any other party, for any reason whatsoever, including the insolvency of the Contractor or any Subcontractor. The Contractor agrees that any Subcontract will contain a hold harmless provision.

The Contractor agrees to indemnify, defend, save and hold harmless the Commonwealth, Finance, the Department, its officers, agents, and employees (collectively, the “Indemnified Parties”) from all claims, demands, liabilities, suits, judgments, or damages, including court costs and reasonable attorney fees made or asserted against or assessed to the Indemnified Parties (collectively the “Losses”), arising out of or connected in any way with this Contract or the performance or nonperformance by the Contractor, its officers, agents, employees; and suppliers, Subcontractors, or Providers, including without limitation any claim attributable to:

A.
The improper performance of any service, or improper provision of any materials or supplies, irrespective of whether the Department knew or should have known such service, supplies or materials were improper or defective;

B.
The erroneous or negligent acts or omissions, including without limitation, disregard of federal or Commonwealth law or regulations, irrespective of whether the Department knew or should have known of such erroneous or negligent acts;

C.
The publication, translation, reproduction, delivery, collection, data processing, use, or disposition of any information to which access is obtained pursuant to this Contract in a manner not authorized by this Contract or by federal or Commonwealth law or regulations, irrespective of whether the Department knew or should have known of such publication, translation, reproduction, delivery, collection, data processing, use, or disposition; or

D.
Any failure to observe federal or Commonwealth law or regulations, including but not limited to, insurance and labor laws, irrespective of whether the Department knew or should have known of such failure.

Upon receiving notice, the Department shall give the Contractor written notice of any claim made against the Contractor for which the Indemnified Parties are entitled to indemnification, so that the Contractor shall have the opportunity to appear and defend such claim. The Indemnified Parties shall have the right to intervene in any proceeding or negotiation respecting a claim and to procure independent representation, all at the sole cost and expense of the Indemnified Parties. Under no circumstances shall the Contractor be deemed to have the right to represent the Commonwealth in any legal matter without express written permission from Finance. Notwithstanding the above, Contractor shall have no obligation to indemnify the Indemnified Parties for any losses due to the negligent acts or omissions or intentional misconduct of the Indemnified Parties.

14.3	Insurance
The Contractor shall secure and maintain during the entire term of the Contract, and for any additional periods following termination of the Contract during which it is obligated to perform any obligations pursuant to this Contract, original, prepaid policies of insurance, in amounts, form and substance satisfactory to Finance, and non-cancelable except upon thirty (30) days prior written notice to Finance, providing coverage for property damage (all risks), business interruption, comprehensive general liability, motor vehicles, workers’ compensation and such additional coverage as is reasonable or customary for the conduct of the Contractor’s business in the Commonwealth.

14.4	Advances, Distributions and Loans
The Contractor shall not, without thirty (30) day prior written notice make any distribution, loan or loan guarantee to an Affiliate. Written notice is to be submitted to the Department’s Commissioner and if applicable to DOI. The foregoing shall not be construed as a prohibition on advances to subcontractors and shall not apply to Capitation Payments or other payments made by the Contractor contemplated by service or Provider contracts previously disclosed and approved by the Department.

14.5	Provider Risks
If a Provider assumes substantial financial risk for contracted services, the Contractor must ensure that the Provider has adequate stop-loss protection. The Contractor must provide the Department proof the Provider has adequate stop-loss coverage, including an amount and type of stop-loss.

15.	Third Party Resources

15.1	Coordination of Benefits (COB)
The Contractor shall actively pursue, collect and retain all monies available from all available resources for services to Members under this Contract except where the amount of reimbursement the Contractor can reasonably expect to receive is less than estimated cost of recovery.
Cost effectiveness of recovery is determined by, but not limited to, time, effort, and capital outlay required in performing the activity. The Contractor shall specify the threshold amount or other guidelines used in determining whether to seek reimbursement from a liable third party, or describe the process by which the Contractor determines seeking reimbursement would not be cost effective. The Contractor shall provide the guidelines to the Department for review and approval.
COB collections are the responsibility of the Contractor or its Subcontractors. Subcontractors must report COB information to the Contractor. Contractor and Subcontractors shall not pursue collection from the Member but directly from the third party payer or the provider. Access to Covered Services shall not be restricted due to COB collection.

The Contractor shall maintain records of all COB collections. The Contractor must be able to demonstrate that appropriate collection efforts and appropriate recovery actions were pursued. The Department has the right to review all billing histories and other data related to COB activities for Members. The Contractor shall seek information on other available resources from all Members.
In order to comply with CMS reporting requirements, the Contractor shall submit a monthly COB Report for all member activity which the Department or its agent shall audit no less than every six (6) months. Additionally, Contractor shall submit a report that includes subrogation collections from auto, homeowners, or malpractice insurance, etc.

15.2	Third Party Liability
By law, Medicaid is the payer of last resort and as a result shall be used as a source of payment for covered services only after all other sources of payment have been exhausted. If a Member has resources available for payment of expenses associated with the provision of Covered Services, other than those which are exempt under Title XIX of the Social Security Act, such resources are primary to the coverage provided by the Contractor, pursuant to this Agreement, and must be exhausted prior to payment by the Contractor. The Capitation Rate set forth in this Contract has been adjusted to account for the primary liability of third parties to pay such expenses. The Contractor shall be responsible for determining the legal liability of third parties to pay for services rendered to Members pursuant to this Contract. All funds recovered by the Contractor from Third Party Resources shall be treated as income to the Contractor to be used for eligible expenses under this Contract. The Contractor and all Providers in the Contractor’s Network are prohibited from directly receiving payment or any type of compensation from the Member, except for Member co-pays or deductibles from Members for providing Covered Services. Member co-pay, co-insurance or deductible amounts cannot exceed amounts specified in 907 KAR 1:604. Co-pays, co-insurance or deductible amounts may be increased only with the approval of the Department.
42 CFR 433.138 requires that as a condition of Medicaid eligibility each Member will be required to:

A.	Assign, in writing, his/her rights to the Contractor for any medical support or other Third Party Payments for medical services provided by the Contractor; and

B.	Cooperate in identifying and providing information to assist the Contractor in pursuing third parties that may be liable to pay for care and services provided by the Contractor.

42 CFR 433.138 requires the Contractor be responsible for actively seeking and identifying third party resources, i.e. health or casualty insurance, liability insurance and attorneys retained for tort action, through contact with the Members, participating providers, and the Medicaid Agency.
42 CFR 433.139 requires the Contractor be responsible to assure that the Medicaid Program is the payer of last resort when other Third Party Resources are available to cover the costs of medical services provided to Medicaid Members. When the Contractor is aware of other Third Party Resources, the Contractor shall avoid payment by “cost avoiding” (denying) the Claim and redirecting the provider to bill the other Third Party Resource as a primary payer. If the Contractor does not become aware of another Third Party Resource until after the payment for service, the Contractor is responsible to seek recovery from the Third Party Resource or the provider on a post-payment basis. See Appendix F. The Department or its agent will audit the Contractor’s Third Party practices and collections at least every six (6) months.

16.	Management Information System
The Contractor shall maintain a Management Information System (MIS) that will provide support for all aspects of a managed care operation to include the following subsystems: Member, third party liability, provider, reference, encounter/Claims processing, financial, utilization data/quality improvement and Surveillance Utilization Review Subsystem. The Contractor will also be required to demonstrate sufficient analysis and interface capacities. The Contractor’s MIS shall assure medical information will be kept confidential through security protocol, especially as that information relates to personal identifiers and sensitive services.
The Contractor shall provide such information in accordance with the format and file specifications for all data elements as specified in Appendix C hereto, and as may be amended from time to time.
The Contractor shall transmit all data directly to the Department in accordance with 42 CFR 438. If the Contractor utilizes subcontractors for services, all data from the subcontractors shall be provided to the Contractor and the Contractor shall be responsible for transmitting the subcontractors’ data to the Department in a format specified by the Department in accordance with 42 CFR 438.

The Contractor will execute a Business Associate Agreement (BAA) in Appendix O with the Department, pursuant to Sections 261 through 264 of the federal Health Insurance Portability and Accountability Act of 1996, Public Law 104-191, known as “the Administrative Simplification provisions,” direct the Department of Health and Human Services to develop standards to protect the security, confidentiality and integrity of health information. The execution of the BAA is required prior to data exchanges being implemented.

The Contractor shall be responsible for meeting all system requirements as required by the Department. The Contractor shall be responsible for meeting all

5010 transaction changes, ICD-10-CM diagnosis code changes and required testing.

At least ten days prior to implementation, the Contractor shall notify the Department of any significant changes to the system that may impact the integrity of the data, including such changes as new Claims processing software, new Claims processing vendors and significant changes in personnel.

16.1	Contractor MIS Requirements
The Department’s MIS system utilizes eight (8) subsystems to carry out the functions of the Medicaid program. The Contractor is not required to have actual subsystems as listed below, provided the requirements are met in other ways which may be mapped to the subsystem concept. The Contractor shall have the capacity to capture necessary data and provide it in formats and files that are consistent with the Commonwealth's functional subsystems as described below. The Contractor shall maintain flexibility to accommodate the Department’s needs if a new system is implemented by the Commonwealth. These subsystems focus on the individual systems functions or capabilities which provide support for the following areas:
A.Member Subsystem;
B.Third Party Liability (TPL);
C.Provider Subsystem;
D.Reference Subsystem;
E.Claims Processing Subsystem (to include Encounter Data);
F.Financial Subsystem;
G.Utilization/Quality Improvement Subsystem; and
H.Surveillance Utilization Review Subsystem (SURS).

The Contractor shall ensure that data received from Providers and Subcontractors is accurate and complete by:

A.	Verifying, through edits and audits, the accuracy and timeliness of reported data;

B.	Screening the data for completeness, logic and consistency;

C.	Collecting service information in standardized formats to the extent feasible and appropriate;

D.	Compiling and storing all Claims and encounter data from the Subcontractors in a data warehouse in a central location in the Contractor’s MIS; and

E.	At a minimum, edits and audits must comply with NCCI.

16.2	Member Subsystem
The primary purpose of the member subsystem is to accept and maintain an accurate, current, and historical source of demographic information on Members to be enrolled by the Contractor.
The maintenance of enrollment/member data is required to support Claims and encounter processing, third party liability (TPL) processing and reporting functions. The major source of enrollment/member data will be electronically transmitted by the Department to the Contractor on a daily basis in a HIPAA 834 file format. The daily transaction file will include new, changed and terminated member information. The Contractor shall be required to process and utilize the daily transaction files prior to the start of the next business day. A monthly HIPAA 834 file of members will be electronically transmitted to the Contractor. The Contractor must reconcile Member and Capitation Payment information with the Department for Medicaid Services.
Specific data item requirements for the Contractor’s Member subsystem shall contain such items as maintenance of demographic data, matching Primary Care Providers with Members, maintenance information on Enrollments/Disenrollments, identification of TPL information, tracking EPSDT preventive services and referrals.

16.3	Third Party Liability (TPL) Subsystem
In order to ensure that federal third party liability requirements are met and to maximize savings from available Third Party Resources, identification and recovery of Third Party Resources must be a joint effort between the Department and the Contractor. The Department will provide Contractor with the Medicare effective dates.
The Third Party Liability (TPL) processing function permits the Contractor to utilize the private health, Medicare, and other Third-Party Resources of its Members and ensures that the Contractor is the payer of last resort. This function works through a combination of cost avoidance (non-payment of billed amounts for which a third party may be liable) and post-payment recovery (post-payment collection of Contractor paid amounts for which a third party is liable).
Cost avoidance is the preferred method for processing Claims with TPL. This method is implemented automatically by the MIS through application of edits and audits which check Claim information against various data fields on Member, TPL, reference, or other MIS files. Post-payment recovery is primarily a back-up process to cost avoidance, and is also used in certain situations where cost avoidance is impractical or unallowable.

16.4	Provider Subsystem
The provider subsystem accepts and maintains comprehensive, current and historical information about Providers eligible to participate in the Contractor’s Network. The maintenance of provider data is required to support Claims and encounter processing, utilization/quality processing, financial processing and report functions. The Contractor shall electronically transmit provider enrollment information to the Department on a monthly basis, by the first Friday of the month following the month reported.
The Contractor’s provider subsystem shall contain such items as demographic data, identification of provider type, specialty codes, maintenance of payment information, identification of licensing, credentialing/re-credentialing information, and monitoring of Primary Care Provider capacity for enrollment purposes.
The Contractor shall demonstrate compliance with standards of provider network capacity and member access to services by producing reports illustrating that services, service locations, and service sites are available and accessible in terms of timeliness, amount, duration and personnel sufficient to provide all Covered Services on an emergency or urgent care basis, 24 hours a day, seven days a week.
The Department shall monitor the Contractor’s Network capacity and member access by use of a Decision Support System. The Encounter Record submitted will be used to display Primary Care Provider location, Service Location, Member distribution, patterns of referral, quality measures, and other analytical data.

16.5	Reference Subsystem
The reference subsystem maintains pricing files for procedures and drugs, and maintains other general reference information such as diagnoses, edit/audit criteria, edit dispositions and reimbursement parameters/modifiers. The reference subsystem provides a consolidated source of reference information which is accessed by the MIS during the performance of other functions, including Claims and encounter processing, TPL processing and utilization/quality reporting functions.

The Contractor’s reference subsystem shall contain such items as maintenance of procedure codes/NDC codes and diagnosis codes, identification of pricing files, maintenance of edit and audit criteria.

16.6	Claims Processing Subsystem
The Claims processing subsystem collects, processes, and stores data on all health services delivered. The functions of this subsystem are Claims payment processing and capturing medical service utilization data. Claims are screened against the provider and Member subsystems. The Claims processing subsystem captures all medically related services, including medical supplies, using standard codes (e.g. HCPCS, ICD9-CM/ICD-10 CM/PCS diagnosis and procedure code, Revenue Codes, ADA Dental Codes and NDCs) rendered by medical providers to a Member regardless of remuneration arrangement (e.g. capitation/fee-for-service). The Contractor shall be required to electronically transmit Encounter Record to the Department on a weekly basis, or on a department approved schedule that is determined by the Contractor’s financial schedule.
The Contractor’s Claims processing/encounter subsystem shall contain such items as: apply edit and audit criteria to verify timely, accurate and complete Encounter Record; edit for prior-authorized Claims; identify error codes for Claims.

16.7	Financial Subsystem
The Financial subsystem function encompasses Claim payment processing, adjustment processing, accounts receivable processing, and all other financial transaction processing. This subsystem ensures that all funds are appropriately disbursed for Claim payments and all post-payment transactions are applied accurately. The financial processing function is the last step in Claims processing and produces remittance advice statements/explanation of benefits and financial reports.
The Contractor’s financial subsystem shall contain such items as: update of provider payment data, tracking of financial transactions, including TPL recoveries and maintenance of adjustment and recoupment processes.

16.8	Quality Improvement Subsystem
The Contractor shall capture and maintain a patient-level record of each service provided to Members using CMS 1500, UBO4, NCPDP, HIPAA code sets or other Claim or Claim formats that shall meet the reporting requirements in this Contract. The computerized database must contain and hold a complete and accurate representation of all services covered by the Contractor, and by all providers and Subcontractors rendering services for the contract period. The Contractor shall be responsible for monitoring the integrity of the database and facilitating its appropriate use for such required reports as encounter data, and targeted performance improvement studies.

Contractor shall comply with the requirements of 42 CFR 455.20 (a) by employing a selected sample method approved by CMS and the Department of verifying with Members whether the services billed by provider were received.

The utilization/quality improvement subsystem combines data from other subsystems, and/or external systems, to produce reports for analysis which focus on the review and assessment of access, availability and continuity of services, quality of care given, detection of over and underutilization of services, and the development of user-defined reporting criteria and standards. This system profiles utilization of Providers and Members and compares them against experience and norms for comparable individuals.
The subsystem shall support tracking utilization control function(s) and monitoring activities, including Geo Network for all Encounters in all settings particularly in-patient and outpatient care, emergency room use, outpatient drug therapy, EPSDT and out-of-area services. It shall complete provider profiles; occurrence reporting, including adverse incidents and complications, monitoring and evaluation studies; Members and Providers aggregate Grievances and Appeals; effects of educational programs; and Member/Provider satisfaction survey compilations. The subsystem may integrate the Contractor’s manual and automated processes or incorporate other software reporting and/or analysis programs.
The Contractor’s utilization/quality improvement subsystem shall contain such items as: monitoring of primary care and specialty provider referral patterns processes to monitor and identify deviations in patterns of treatment from established standards or norms, performance and health outcome measures using standardized indicators. The quality improvement subsystem will be based upon nationally recognized standards and guidelines, including but not limited to, a measurement system based upon the most current version of HEDIS published by the National Committee for Quality Assurance.

16.9	Surveillance Utilization Review Subsystem (SURS)
In accordance with 42 CFR 455, the Contractor shall establish a SURS function which provides the capability to identify potential fraud and/or abuse of providers or Members. The SURS component supports profiling, random sampling, groupers (for example Episode Treatment Grouper), ad hoc and targeted queries.

16.10	Analysis and Reporting Function
The analysis capacity function supports reporting requirements for the Contractor and the Department with regard to the QAPI program and managed care operations. The Contractor shall show sufficient capacity to support special requests and studies that may be part of the financial and quality systems. The reporting subsystem allows the Contractor to develop various reports to enable Contractor management and the Department to make informed decisions regarding managed care activity, costs and quality.
The Contractor’s reporting subsystem shall contain such items as: specifications for a decision support system; capacity to collect, analyze and report performance data sets such as may be required under this Contract; HEDIS performance measures; report on Provider rates, federally required services, reports such as family planning services, abortions, sterilizations and EPSDT services.

16.11	Interface Capability
The interface subsystems support incoming and outgoing data from other organizations and allow the Contractor to maintain Member Enrollment information and Member-related information. It might include information from secondary sources to allow the tracking of population outcome data or other population information. At a minimum, there will be a Provider, Member, Encounter Record and capitation interface. Specific requirements for the interface subsystem shall include such items as: defined data elements, formats, file layouts.

16.12	Access to Contractor’s MIS
The Contractor shall provide the Department with access to its eligibility files, Claims and prior authorization attached to a Claim, provider enrollment and other mutually-agreed upon information as necessary via an online real time connection; provided, however, that all such access shall be during normal business hours and that the parties mutually agree upon which individual Department staff will be granted access. Additionally, before receiving remote access, the Department must satisfy the Contractor that such access is compliant with all applicable privacy and security laws and regulations, including, but not limited to, HIPAA. The Department shall work with the Contractor on the most expedient way to provide this access.

17.	Encounter Data

17.1	Encounter Data Submission
The Contractor shall ensure that Encounter Records are consistent with the terms of this Contract and all applicable state and federal laws. (See Appendix D. and Appendix E.) The Contractor shall have a computer and data processing system sufficient to accurately produce the data, reports and Encounter Record set in formats and timelines prescribed by the Department as defined in the Contract. The system shall be capable of following or tracing an Encounter within its system using a unique Encounter Record identification number for each Encounter. At a minimum, the Contractor shall be required to electronically provide Encounter Record to the Department, on a weekly schedule. Encounter Record must follow the format, data elements and method of transmission specified by the Department. All changes to edits and processing requirements due to Federal or State law changes shall be provided to the Contractor in writing no less than sixty (60) working days prior to implementation, whenever possible. The Contractor shall submit electronic test data files as required by the Department in the format referenced in this Contract and as specified by the Department. The electronic test files are subject to Department review and approval before production of data. The Department will process the Encounter

Record through defined edit and audit requirements and reject Encounter Record that does not meet its requirements. Threshold and informational editing shall apply. The Department reserves the right to change the number of, and the types of edits used for threshold processing based on its review of the Contractor’s monthly transmissions. The Contractor shall be given thirty (30) working days prior notice of the addition/deletion of any of the edits used for threshold editing. The Encounter Record will be utilized by the Department for the following:

•	To evaluate access to health care, availability of services, quality of care and cost effectiveness of services;

•	To evaluate contractual performance;

•	To validate required reporting of utilization of services;

•	To develop and evaluate proposed or existing Capitation Rates;

•	To meet CMS Medicaid reporting requirements; and

•	For any purpose the Department deems necessary.

Data quality efforts of the Department shall incorporate the following standards for monitoring and validation:

•	Edit each data element on the Encounter Record for required presence, format, consistency, reasonableness and/or allowable values;

•	Edit for Member eligibility;

•	Perform automated audit processing (e.g. duplicate, conflict, etc.) using history Encounter Record and same-cycle Encounter Record;

•	Identify exact duplicate Encounter Record;

•	Maintain an audit trail of all error code occurrences linked to a specific Encounter; and

•	Update Encounter history files with both processed and incomplete Encounter Record.
The Contractor shall have the capacity to track and report on all Erred Encounter Records.
The Contractor shall be required to use procedure codes, diagnosis codes and other codes used for reporting Encounter Record in accordance with guidelines defined by the Department in writing. The Contractor must also use appropriate NPI/Provider numbers for Encounter Records as directed by the Department. The Encounter Record shall be received and processed by the Department’s Fiscal Agent and shall be stored in the existing MMIS.
All Subcontracts with Providers or other vendors of service must have provisions requiring that Encounter Record is reported/submitted in an accurate and timely fashion.
The Contractor shall specify to the Department the name of the primary contact person assigned responsibility for submitting and correcting Encounter Record, and a secondary contact person in the event the primary contact person is not available.

17.2	Technical Workgroup
The Contractor shall assign staff to participate in the Encounter Technical Workgroup periodically scheduled by the Department. The workgroup’s purpose is to enhance the data submission requirements and improve the accuracy, quality and completeness of the Encounter Record.

18.	Kentucky Health Information Exchange (KHIE)
The Contractor shall make a good faith effort to encourage all Providers in their Network to establish connectivity with the KHIE.

The Department for Medicaid Services will continue to administer the EHR Incentive Payment Program. DMS will make the vendors aware of which providers have received incentive payments and will continue to update the contractor when additional payments are made.

19.	Quality Assessment/Performance Improvement (QAPI)

19.1	QAPI Program
The Contractor QAPI Program shall conform to requirements of 42 CFR 438, Subpart D. The Contractor shall implement and operate a comprehensive QAPI program that assesses, monitors, evaluates and improves the quality of care provided to Members. The program shall also have processes that provide for the evaluation of access to care, continuity of care, health care outcomes, and services provided or arranged for by the Contractor. The Contractor’s QI structures and processes shall be planned, systematic and clearly defined. The Contractor’s QI activities shall demonstrate the linkage of QI projects to findings from multiple quality evaluations, such as the EQR annual evaluation, opportunities for improvement identified from the annual HEDIS indicators and the consumer and provider surveys, internal surveillance and monitoring, as well as any findings identified by an accreditation body. The QAPI program shall be developed in collaboration with input from Members. The Contractor shall maintain documentation of all member input; response; conduct of performance improvement activities; and feedback to Members. The Contractor shall have or obtain within two (2) to four (4) years and maintain National Committee for Quality Assurance (NCQA) accreditation for its Medicaid product line. The Contractor shall provide the Department a copy of its current certificate of accreditation together with a copy of the complete survey report every three years including the scoring at the category, Standard, and element levels, as well as NCQA recommendations, as presented via the NCQA Interactive Survey System (ISS): Status, Summarized & Detailed Results, Performance, Performance Measures, Must Pass Results Recommendations and History. Annually, the Contractor shall submit the QAPI program description document to the Department in accordance with a format and timeline specified by the Department, after consultation with the Contractor. However, the final design shall be decided by the Department.The Contractor shall integrate Behavioral Health indicators into its QAPI program and include a systematic, on-going process for monitoring, evaluating, and improving the quality and appropriateness of Behavioral Health Services provided to Members. The Contractor shall collect data, and monitor and evaluate for improvements to physical health outcomes resulting from behavioral health integration into the Member’s overall care.

19.2	Annual QAPI Review
The Contractor shall annually review and evaluate the overall effectiveness of the QAPI program to determine whether the program has demonstrated improvement in the quality of care and service provided to Members. The Contractor shall modify as necessary, the QAPI program, including Quality Improvement policies and procedures; clinical care standards; practice guidelines and patient protocols; utilization and access to Covered Services; and treatment outcomes to meet the needs of Members. The Contractor shall prepare a written report to the Department, detailing the annual review and shall include a review of completed and continuing QI activities that address the quality of clinical care and service; trending of measures to assess performance in quality of clinical care and quality of service; any corrective actions implemented; corrective actions which are recommended or in progress; and any modifications to the program. There shall be evidence that QI activities have contributed to meaningful improvement in the quality of clinical care and quality of service, including preventive and behavioral health care, provided to Members. The Contractor shall submit this report as specified by the Department.

19.3	QAPI Plan
The Contractor shall have a written QAPI work plan that outlines the scope of activities and the goals, objectives and timelines for the QAPI program. New goals and objectives must be set at least annually based on findings from quality improvement activities and studies, survey results, Grievances and Appeals, performance measures and EQRO findings. The Contractor is accountable to the Department for the quality of care provided to Members. The Contractor’s responsibilities of this include, at a minimum: approval of the overall QAPI program and annual QAPI work plan; designation of an accountable entity within the organization to provide direct oversight of QAPI; review of written reports from the designated entity on a periodic basis, which shall include a description of QAPI activities, progress on objectives, and improvements made; review on an annual basis of the QAPI program; and modifications to the QAPI program on an ongoing basis to accommodate review findings and issues of concern within the organization.
The Contractor shall have in place an organizational Quality Improvement Committee that shall be responsible for all aspects of the QAPI program. The committee structure shall be interdisciplinary and be made up of both providers and administrative staff. It should include a variety of medical disciplines, health professions and individual(s) with specialized knowledge and experience with Individuals with Special Health Care needs. The committee shall meet on a regular basis and activities of the committee must be documented; all committee minutes and reports shall be available to the Department upon request.
QAPI activities of Providers and Subcontractors, if separate from the Contractor’s QAPI activities, shall be integrated into the overall QAPI program. Requirements to participate in QAPI activities, including submission of complete Encounter Record, are incorporated into all Provider and Subcontractor contracts and employment agreements. The Contractor’s QAPI program shall provide feedback to the Providers and Subcontractors regarding integration of, operation of, and corrective actions necessary in Provider and Subcontractor QAPI activities.
The Contractor shall integrate other Management activities such as Utilization Management, Risk Management, Member Services, Grievances and Appeals, Provider Credentialing, and Provider Services in its QAPI program. Qualifications, staffing levels and available resources must be sufficient to meet the goals and objectives of the QAPI program and related QAPI activities, including but not limited to monitoring and evaluation of Member’s care and services, including the care and services of Members with special health care needs: use of preventive services; coordination of behavioral and physical health care needs, monitoring and providing feedback on provider performance, involving Members in QAPI initiatives; and conducting performance improvement projects. Written documentation listing staffing resources, including total FTE’s percentage of time, experience and roles, shall be submitted to the Department, upon request.
The Contractor shall submit the QAPI work plan to the Department annually in accordance with a format and timeline specified by the Department.

19.4	QAPI Monitoring and Evaluation

A.
The Contractor, through the QAPI program, shall monitor and evaluate the quality of health care on an ongoing basis. Health care needs such as acute or chronic physical or behavioral conditions, high volume, and high risk, special needs populations, preventive care, and behavioral health shall be studied and prioritized for performance measurement, performance improvement and/or development of practice guidelines. Standardized quality indicators shall be used to assess improvement, assure achievement of at least minimum performance levels, monitor adherence to guidelines and identify patterns of over- and under-utilization. The measurement of quality indicators selected by the Contractor must be supported by valid data collection and analysis methods and shall be used to improve clinical care and services.

B.
Providers shall be measured against practice guidelines and standards adopted by the Quality Improvement Committee. Areas identified for improvement shall be tracked and corrective actions taken as indicated. The effectiveness of corrective actions must be monitored until problem resolution occurs. The Contractor shall perform reevaluations to assure that improvement is sustained.

C.	The Contractor shall use appropriate multidisciplinary teams to analyze and address data or systems issues.

D.
The Contractor shall submit to the Department upon request documentation regarding quality and performance improvement (QAPI) projects/performance improvement projects (PIPs) and assessment that relates to enrolled members. Refer to Section 20.4 “Performance Improvement Projects” for further detail.

E.
The Contractor shall develop or adopt practice guidelines that are disseminated to Providers and to Members upon request. The guidelines shall be based on valid and reliable medical evidence or consensus of health professionals; consider the needs of Members; developed or adopted in consultation with contracting health professionals, and reviewed and updated periodically. Decisions with respect to UM, member education, covered services, and other areas to which the practice guidelines apply shall be consistent with the guidelines.

19.5	Innovative Programs
Contractor shall implement its innovative program as presented in the response to the RFP and report quarterly on its program to improve and reform the management of the pharmacy program as contained in the Contractor’s response to the Request for Proposal. (See Appendix K for reporting format.)

20.	Kentucky Healthcare Outcomes

20.1	Kentucky Outcomes Measures and Health Care Effectiveness Data and Information Set (HEDIS) Measures
A goal of the Commonwealth’s Medicaid Program is to improve the health status of Medicaid Members. Therefore, the Department has established statewide goals, health care outcomes, and health indicators targeted and designated to accomplish this goal and comply with federal requirements established under 42 CFR.438.24 (C)(1) and (C)(2) relating to Contractor performance and reporting. The Department shall work with the Contractor to establish a set of unique Kentucky Medicaid Managed Care Performance Measures, which are aligned with national and state preventive initiatives (such as CHIPRA) which focus on improving health, including but not limited to Healthy People 2010 and Healthy Kentuckians 2010. Based upon these goals and requirements in Appendix N, a Contractor shall implement steps targeted at health improvement for these selected performance measures in either the actual outcomes or processes used to affect those outcomes. Once performance goals are met, select measures may be retired, and new measures, based on CMS guidelines and/or developed collaboratively with the Contractor, may be implemented if either federal or state priorities change; findings and/or recommendations from the EQRO; or identification of quality concerns; or findings related to calculation and implementation of the measures require amended or different performance measures, the parties agree to amend the previously identified measures. Additionally, the Department, the Contractor, and the EQRO will review and evaluate the feasibility and strategy for rotation of measures requiring hybrid or medical record data collection to reduce the burden of measure production. The group may consider the annual HEDIS measure rotation schedule as part of this process. The Contractor in collaboration with the Department and the EQRO shall develop and initiate a performance measure specific to Individual Members with Special Health Care Needs (ISHCN).
The Department shall assess the Contractor’s achievement of performance improvement related to the health outcome measures. The Contractor shall be expected to achieve demonstrable and sustained improvement for each measure. Specific quantitative performance targets and goals are to be set by the workgroup. The Contractor shall report activities on the performance measures in the QAPI work plan quarterly and shall submit an annual report after collection of performance data. The Contractor shall stratify the data to each measure by the Medicaid eligibility category, race ethnicity, gender and age to the extent such information has been provide by the Department to Contractor. This information will be used to determine disparities in health care.

20.2	HEDIS Performance Measures
The Contractor shall be required to collect and report HEDIS data annually. After completion of the Contractor’s annual HEDIS data collection, reporting and performance measure audit, the Contractor shall submit to the Department the Final Auditor’s Report issued by the NCQA certified audit organization and an electronic (preferred) or printed copy of the interactive data submission system tool (formerly the Data Submission tool) by no later than August 31, 2013 and each August 31 thereafter.
In addition, for each measure being reported, the Contractor shall provide trending of the results from all previous years in chart and table format. Where applicable, benchmark data and performance goals established for the reporting year shall be indicated. The Contractor shall include the values for the denominator and numerator used to calculate the measures.
For all reportable Effectiveness of Care and Access/Availability of Care measures, the Contractor shall stratify each measure by Medicaid eligibility category, race, ethnicity, gender and age.
Annually, the Contractor and the department will select a subset of targeted performance from the HEDIS reported measures on which the Department will evaluate the Contractor’s performance. The Department shall inform the Contractor of its performance on each measure, whether the Contractor satisfied the goal established by the Department, and whether the Contractor shall be required to implement a performance improvement initiative. The Contractor shall have sixty (60) days to review and respond to the Departments performance report.
The Department reserves the right to evaluate the Contractor’s performance on targeted measures based on the Contractors submitted encounter data. The Contractor shall have 60 days to review and respond to findings reported as a result of these activities.

20.3	Accreditation of Contractor by National Accrediting Body
A Contractor which holds current NCQA accreditation status shall submit a copy of its current certificate of accreditation with a copy of the complete accreditation survey report, including scoring of each category, standard, and element levels, and recommendations, as presented via the NCQA Interactive Survey System (ISS): Status. Summarized & Detailed Results, Performance, Performance Measures, Must Pass Results Recommendations and History to the Department in accordance with timelines established by the Department.

If a Contractor has not earned accreditation of its Medicaid product through the National Committee for Quality Assurance (NCQA) Health Plan, the MCO shall be required to obtain such accreditation within two (2) to four (4) years from the effective date of this contract.

20.4	Performance Improvement Projects (PIPs)
Performance Improvement Projects (PIPs) are required to address and achieve significant (demonstrable) and sustained improvement in focus areas over time. The projects are designed to measure diverse aspects of care, and care provided to diverse populations of Members. The Contractor must ensure that the chosen topic areas for PIP’s are not limited to only recurring, easily measured subsets of the health care needs of its Members. The selected PIPs topics must consider: the prevalence of a condition in the enrolled population; the need(s) for a specific service(s); member demographic characteristics and health risks; and the interest of Members in the aspect of care/services to be addressed.
The Contractor shall continuously monitor its own performance on a variety of dimensions of care and services for Members, identify areas for potential improvement, carry out individual PIPs, undertake system interventions to improve care and services, and monitor the effectiveness of those interventions. The Contractor shall develop and implement PIPs to address aspects of clinical care and non-clinical services and are expected to have a positive effect on health outcomes and Member satisfaction. While undertaking a PIP, no specific payments shall be made directly or indirectly to a provider or provider group as an inducement to reduce or limit medically necessary services furnished to a Member. Clinical PIPs should address preventive and chronic healthcare needs of Members, including the Member population as a whole and subpopulations, including, but not limited to Medicaid eligibility category, type of disability or special healthcare need, race, ethnicity, gender and age. PIPs shall also address the specific clinical needs of Members with conditions and illnesses that have a higher prevalence in the enrolled population. Non-clinical PIPs should address improving the quality, availability, and accessibility of services provided by the Contractor to Members and Providers. Such aspects of service should include, but not be limited to availability, accessibility, cultural competency of services, and complaints, grievances, and appeals. (See Appendix M.)

The Contractor shall develop collaborative relationships with local health departments, behavioral health agencies and other community based health/social agencies to achieve improvements in priority areas. Linkage between the Contractor and public health agencies is an essential element for the achievement of public health objectives. The Contractor shall be committed to on-going collaboration in the area of service and clinical care improvements by the development of best practices and use of encounter data–driven performance measures.

The Contractor shall monitor and evaluate the quality of care and services by initiating a minimum of two (2) PIPs each year, including one (1) relating to physical health and one (1) relating to behavioral health. However, the Contractor may propose an alternative topic(s) for its annual PIPs to meet the unique needs of its Members if the proposal and justification for the alternative(s) are submitted to and approved by the Department.

Additionally, the Department may require the Contractor to (1) implement an additional PIP specific to the Contractor, if findings from an EQR review or audit indicate the need for a PIP, or if directed by CMS; and (2) assist the Department in one (1) annual statewide PIP, if requested. In assisting the Department with implementation of an annual statewide PIP, the Contractor’s participation shall be limited to providing the Department with readily available data from the Contractor’s region. The Contractor shall submit reports on PIPs as specified by the Department.

The Department recognizes that the following conditions are prevalent in the Medicaid population in the Commonwealth and recommends that the Contractor considers the following topics for PIPs: diabetes, coronary artery disease screenings, colon cancer screenings, cervical cancer screenings, behavioral health, reduction in ED usage and management of ED Services.

The Contractor shall report on each PIP utilizing the template provided by the Department and must address all of the following in order for the Department to evaluate the reliability and validity of the data and the conclusions drawn:

A.	Topic and its importance to enrolled members;

B.	Methodology for topic selection;

C.	Goals;

D.	Data sources/collection;

E.	Intervention(s) – not required for projects to establish baseline; and

F.	Results and interpretations – clearly state whether performance goals were met, and if not met, analysis of the intervention and a plan for future action.

The final report shall also answer the following questions and provide information on:

A.	Was Member confidentiality protected;

B.	Did Members participate in the performance improvement project?

C.	Did the performance improvement project include cost/benefit analysis or other consideration of financial impact;

D.	Were the results and conclusions made available to members, providers and any other interested bodies

E.	Is there an executive summary

F.	Do illustrations – graphs, figures, tables – convey information clearly

Performance reporting shall utilize standardized indicators appropriate to the performance improvement area. Minimum performance levels shall be specified for each performance improvement area, using standards derived from regional or national norms or from norms established by an appropriate practice organization. The norms and/or goals shall be pre-determined at the commencement of each performance improvement goal and the Contractor shall be monitored for achievement of demonstrable and/or sustained improvement.

The Contractor shall validate if improvements were sustained through periodic audits of the relevant data and maintenance of the interventions that resulted in improvement. The timeframes for reporting:

A.	Project Proposal – due September 1 of each contract year. If PIP identified as a result of Department/EQRO review, the project proposal shall be due sixty (60) days after notification of requirement.

B.	Baseline Measurement – due at a maximum, one calendar year after the project proposal and no later than September 1 of the contract year.

C.	1st Remeasurement – no more than two calendar years after baseline measurement and no later than September 1 of the contract year

2nd Remeasurement – no more than one calendar year after the first remeasurement and no later than September 1 of the contract year.

20.5	Quality and Member Access Committee
The Contractor shall establish and maintain an ongoing Quality and Member Access Committee (QMAC) composed of Members, individuals from consumer advocacy groups or the community who represent the interests of the Member population.
Members of the committee shall be consistent with the composition of the Member population, including such factors as aid category, gender, geographic distribution, parents, as well as adult members and representation of racial and ethnic minority groups. Member participation may be excused by the Department upon a showing by Contractor of good faith efforts to obtain Member participation. Responsibilities of the committee shall include:

A.	Providing review and comment on quality and access standards;

B.	Providing review and comment on the Grievance and Appeals process as well as policy modifications needed based on review of aggregate Grievance and Appeals data;

C.	Proving review and comment on Member Handbooks;

D.	Reviewing Member education materials prepared by the Contractor;

E.	Recommending community outreach activities; and

F.	Providing reviews of and comments on Contractor and Department policies that affect Members.

The list of the Members participating with the QMAC shall be submitted to the Department annually.

20.6	Utilization Management
The Utilization Management (UM) program, processes and timeframes shall be in accordance with 42 CFR 456, 42 CFR 431, 42 CFR 438 and the private review agent requirements of KRS 304.17A as applicable. The Contractor shall have a comprehensive UM program that reviews services for Medical Necessity and that monitors and evaluates on an ongoing basis the appropriateness of care and services. A written description of the UM program shall outline the program structure and include a clear definition of authority and accountability for all activities between the Contractor and entities to which the Contractor delegates UM activities. The description shall include the scope of the program; the processes and information sources used to determine service coverage; clinical necessity, appropriateness and effectiveness; policies and procedures to evaluate care coordination, discharge criteria, site of services, levels of care, triage decisions and cultural competence of care delivery; processes to review, approve and deny services, as needed, particularly but not limited to the EPSDT program. The UM program shall be evaluated annually, including an evaluation of clinical and service outcomes. The UM program evaluation along with any changes to the UM program as a result of the evaluation findings, will be reviewed and approved annually by the Medical Director or the QI Committee.
The Contractor shall adopt Interqual, Milliman, nationally recognized standards and criteria for Medical Necessity review approved by the Department or utilization management standards approved by the Kentucky Insurance Commissioner. The Contractor shall include providers in Contractor’s Network in the review and adoption of Medical Necessity criteria. The Contractor shall have in place mechanisms to check the consistency of application of review criteria. The written clinical criteria and protocols shall provide for mechanisms to obtain all necessary information, including pertinent clinical information, and consultation with the attending physician or other health care provider as appropriate. The Medical Director shall supervise the UM program and shall be accessible and available for consultation as needed. Decisions to deny a service authorization request or to authorize a service in an amount, duration, or scope that is less than requested, must be made by a physician who has appropriate clinical expertise in treating the Member’s condition or disease. The reason for the denial shall be cited. Physician consultants from appropriate medical and surgical specialties shall be accessible and available for consultation as needed. The Medical Necessity review process shall be completed within two business days of receiving the request and shall include a provision for expedited reviews in urgent decisions.

A.	The Contractor shall submit its request to change any prior authorization requirement to the Department for review.

B.
For the processing of requests for initial and continuing authorization of services, the Contractor shall require that its subcontractors have in place written policies and procedures and have in effect a mechanism to ensure consistent application of review criteria for authorization decisions.

C.
In the event that a Member or Provider requests written confirmation of an approval, the Contractor shall provide written confirmation of its decision within three working days of providing notification of a decision if the initial decision was not in writing. The written confirmation shall be written in accordance with Member Rights and Responsibilities.

D.	The Contractor shall have written policies and procedures that show how the Contractor will monitor to ensure clinical appropriate overall continuity of care.

E.	The Contractor shall have written policies and procedures that explain how prior authorization data will be incorporated into the Contractor’s overall Quality Improvement Plan.

Each subcontract must provide that consistent with 42 CFR Sections 438.6(h) and 422.208, compensation to individuals or entities that conduct UM activities is not structured so as to provide incentives for the individual or entity to deny, limit, or discontinue medically necessary services to a Member.
The program shall identify and describe the mechanisms to detect under-utilization as well as over-utilization of services. The written program description shall address the procedures used to evaluate Medical Necessity, the criteria used, information sources, timeframes and the process used to review and approve the provision of medical services. The Contractor shall evaluate Member satisfaction (using the CAHPS survey) and provider satisfaction with the UM program as part of its satisfaction surveys. The UM program will be evaluated by the Department on an annual basis.

20.7	Adverse Actions Related to Medical Necessity or Coverage Denials
The Contractor shall provide the Member written notice that meets the language and formatting requirements for Member materials, of any action (not just service authorization actions) within the timeframes for each type of action pursuant to 42 CFR 438.210(c). The notice must explain:

A.	The action the Contractor has taken or intends to take;

B.	The reasons for the action in clear, non–technical language that is understandable by a layperson;

C.	The federal or state regulation supporting the action, if applicable;

D.	The Member’s right to appeal;

E.	The Member’s right to request a State hearing;

F.	Procedures for exercising Member’s rights to Appeal or file a Grievance;

G.	Circumstances under which expedited resolution is available and how to request it; and

H.
The Member’s rights to have benefits continue pending the resolution of the Appeal, how to request that benefits be continued, and the circumstances under which the Member may be required to pay the costs of these services.

The Contractor must give notice at least:

A.
Ten (10) Days before the date of Action when the Action is a termination, suspension or reduction of a covered service authorized by the Department, its agent or Contractor, except the period of advanced notice is shortened to five (5) Days if Member Fraud or Abuse has been determined.

B.	The Contractor must give notice by the date of the Action for the following:

(1)	In the death of a Member;

(2)
A signed written Member statement requesting service termination or giving information requiring termination or reduction of services (where he understands that this must be the result of supplying that information);

(3)	The Member’s admission to an institution where he is ineligible for further services;

(4)	The Member’s address is unknown and mail directed to him has no forwarding address;

(5)	The Member has been accepted for Medicaid services by another local jurisdiction;

(6)	The Member’s physician prescribes the change in the level of medical care;

(7)	An adverse determination made with regard to the preadmission screening requirements for nursing facility admissions on or after January 1, 1989;

(8)
The safety or health of individuals in the facility would be endangered, the Member’s health improves sufficiently to allow a more immediate transfer or discharge, an immediate transfer or discharge is required by the Member’s urgent medical needs, or a Member has not resided in the nursing facility for thirty (30) days.

A.	The Contractor must give notice on the date of Action when the Action is a denial of payment.

B.	The Contractor must give notice as expeditiously as the Member’s health condition requires and within State-established timeframes that may not exceed two (2) business days following receipt of the request for service, with a possible extension of up to fourteen (14) additional days, if the Member, or the Provider, requests an extension, or the Contractor justifies a need for additional information and how the extension is in the Member’s interest. If the Contractor extends the time frame, the Contractor must give the Member written notice of the reason for the decision to extend the timeframe and inform the Member of the right to file a Grievance if he or she disagrees with that decision; and issue and carry out the determination as expeditiously as the Member’s health condition requires and no later than the date the extension expires.

C.
For cases in which a Provider indicates, or the Contractor determines, that following the standard timeframe could seriously jeopardize the Member’s life or health or ability to attain, maintain or regain maximum function, the Contractor shall make an expedited authorization decision and provide notice as expeditiously as the Member’s health condition requires and no later than two (2) business days after receipt of the request for service.

D.
The Contractor shall give notice on the date that the timeframes expire when service authorization decisions not reached within the timeframes for either standard or expedited service authorizations. An untimely service authorization constitutes a denial and is thus an adverse action.

20.8	Assessment of Member and Provider Satisfaction and Access
The Contractor shall conduct an annual survey of Members’ and Providers’ satisfaction with the quality of services provided and their degree of access to services. The member satisfaction survey requirement shall be satisfied by the Contractor participating in the Agency for Health Research and Quality’s (AHRQ) current Consumer Assessment of Healthcare Providers and Systems survey (“CAHPS”) for Medicaid Adults and Children, administered by an NCQA certified survey vendor. The Contractor shall provide a copy of the current CAHPS survey tool to the Department. Annually, the Contractor shall assess the need for conducting special surveys to support quality/performance improvement initiatives that target subpopulations perspective and experience with access, treatment and services. To meet the provider satisfaction survey requirement the Contractor shall submit to the Department for review and approval the Contractor’s provider satisfaction survey tool. The Department shall review and approve any Member and Provider survey instruments and shall provide a written response to the Contractor within fifteen (15) days of receipt. The Contractor shall provide the Department a copy of all survey results. A description of the methodology to be used conducting the Provider or other special surveys, the number and percentage of the Providers or Members to be surveyed, response rates, and a sample survey instrument, shall be submitted to the Department along with the findings and interventions conducted or planned. All survey results must be reported to the Department, and upon request, disclosed to Members.

21.	Monitoring and Evaluation

21.1	Financial Performance Measures
Contractor shall provide reports quarterly on trends in utilization for each category of eligibility in a format as directed by the Department. These categories of eligibility trends should include but not necessarily be limited to:

•	inpatient hospital admissions and days per thousand Member months;

•	outpatient hospital visits per thousand Member month;

•	emergency room visits per thousand Member months;

•	percent of emergency room visits resulting in admission;

•	ambulatory surgery / procedures per thousand Member months; hospital readmissions within 30 days per thousand Member months;

•	average visits per provider by major provider type;

•	PRTF admits and days per thousand;

•	mental hospital admits and days per thousand;

•	prescriptions dispensed by major drug class per thousand Member months;

•	Pharmacy cost per Member per month.

In addition a report shall be provided that displays expenditures by category of service by both month of service and month of payment; this report should distinguish between the five major categories of eligibility (i.e. Families and Children, SSI Adults, SSI Children, Foster Care, and Dual Eligibles).

21.2	Monitoring Requirements
The Contractor is responsible for the faithful performance of the contract and shall have internal monitoring procedures and processes in place to ensure compliance. The Contractor shall cooperate with the Department, its agent and/or Contractor in the annual contract monitoring, tracking and/or auditing activity, which may require the Contractor to report progress and problems, provide documents, allow random inspections of its facilities, participate in scheduled meetings and monitoring, respond to requests for corrective action plans and provide reports as requested by the Department. Cooperation in the annual contract monitoring and provision of documents during contract monitoring will be at no additional cost to the Department.

21.3	External Quality Review
Section 1902(a)(30)(c) of Title XIX of the Social Security Act, requires the Commonwealth to acquire an independent external review body for the purpose of performing an annual review of the quality of services provided by an MCO under contract with the Commonwealth, including the evaluation of quality outcomes and timeliness of access to services. Requirements relating to the External Quality Review (EQR) are further defined and described under 42 CFR 433 and 438. The results of EQR are made available, upon request, to specified groups and to interested stakeholders. The Contractor shall provide information to the External Quality Review Organization EQRO as requested to fulfill the requirements of the mandatory and optional activities required in 42 CFR Parts 433 and 438.

The Contractor shall cooperate and participate in EQR activities in accordance with protocols identified under 42 CFR 438, Subpart E. These protocols guide the independent external review of quality outcomes and timeliness of and access to services provided by a Contractor providing Medicaid services.

In an effort to avoid duplication, the Department may also use, in place of such audit, information obtained about the Contractor from a Medicare or private accreditation review in accordance with 42 CFR 438.360.

21.4	EQR Administrative Reviews
The Contractor shall assist the EQRO in completing all Contractor reviews and evaluations in accordance with established protocols previously described. The Contractor shall assist the Department and the EQRO in identification of Provider and Member information required to carry out annual, external independent reviews of the quality outcomes, and timeliness of on-site or off-site medical chart reviews. Timely notification of Providers and subcontractors of any necessary medical chart review shall be the responsibility of the Contractor.

21.5	EQR Performance
If during the conduct of an EQR by an EQRO acting on behalf of the Department, an adverse quality finding or deficiency is identified, the Contractor shall respond to and correct the finding or deficiency in a timely manner in accordance with guidelines established by the Department and EQRO. The Contractor shall:
Assign a staff person(s) to conduct follow-up concerning review findings;
Inform the Contractor’s Quality Improvement Committee of the final findings and involve the committee in the development, implementation and monitoring of the corrective action plan;
Submit a corrective action plan in writing to the EQRO and Department within 60 days that addresses the measures the Contractor intends to take to resolve the finding. The Contractor’s final resolution of all potential quality concerns shall be completed within six (6) months of the Contractor’s notification;
The Contractor shall demonstrate how the results of the External Quality Review (EQR) are incorporated into the Contractor’s overall Quality Improvement Plan and demonstrate progressive and measurable improvement during the term of this Contract; and

If Contractor disagrees with the EQRO’s findings, it shall submit its position to the Commissioner of the Department whose decision is final.

22.	Member Services

22.1	Required Functions
The Contractor shall have a Member Services function that includes a call center which is staffed and available by telephone Monday through Friday 7 am to 7 pm Eastern Standard Time (EST). The call center shall meet the current American Accreditation Health Care Commission/URAC-designed Health Call Center Standard (HCC) for call center abandonment rate, blockage rate and average speed of answer. If a Contractor has separate telephone lines for different Medicaid populations, the Contractor shall report performance for each individual line separately. The Department will inform the Contractor of any changes/updates to these URAC call center standards.

The Contractor shall also provide access to medical advice and direction through a centralized toll-free call-in system, available twenty-four (24) hours a day, seven (7) days a week nationwide. The twenty-four/seven (24/7) call-in system shall be staffed by appropriately trained medical personnel. For the purposes of meeting this requirement, trained medical professionals are defined as physicians, physician assistants, licensed practical nurses (LPN), and registered nurses (RNs).

The Contractor shall self-report their prior month performance in the three areas listed above, call center abandonment rate, blockage rate and average speed of answer, for their member services and twenty-four/seven (24/7) hour toll-free medical call-in system to the Department.

Appropriate foreign language interpreters shall be provided by the Contractor and available free of charge and as necessary to ensure availability of effective communication regarding treatment, medical history, or health education. Member materials shall be provided and printed in each language spoken by five (5) percent or more of the Members in each county. The Contractor staff shall be able to respond to the special communication need of the disabled, blind, deaf and aged and effectively interpersonally relate with economically and ethnically diverse populations. The Contractor shall provide ongoing training to its staff and Providers on matters related to meeting the needs of economically disadvantaged and culturally diverse individuals.

The Contractor shall require that all Service Locations meet the requirements of the Americans with Disabilities Act, Commonwealth and local requirements pertaining to adequate space, supplies, sanitation, and fire and safety procedures applicable to health care facilities. The Contractor shall cooperate with the Cabinet for Health and Family Services’ independent ombudsman program, including providing immediate access to a Member’s records when written Member consent is provided.

The Contractor’s Member Services function shall also be responsible for:

A.	Ensuring that Members are informed of their rights and responsibilities;

B.	Monitoring the selection and assignment process of PCPs;

C.	Identifying, investigating, and resolving Member Grievances about health care services;

D.	Assisting Members with filing formal Appeals regarding plan determinations;

E.	Providing each Member with an identification card that identifies the Member as a participant with the Contractor, unless otherwise approved by the Department;

F.	Explaining rights and responsibilities to members or to those who are unclear about their rights or responsibilities including reporting of suspected fraud and abuse;

G.
Explaining Contractor’s rights and responsibilities, including the responsibility to assure minimal waiting periods for scheduled member office visits and telephone requests, and avoiding undue pressure to select specific Providers or services;

H.
Providing within five (5) business days of the Contractor being notified of the enrollment of a new Member, by a method that will not take more than three (3) days to reach the Member, and whenever requested by member, guardian or authorized representative, a Member Handbook and information on how to access services; (alternate notification methods shall be available for persons who have reading difficulties or visual impairments);

I.	Explaining or answering any questions regarding the Member Handbook;

J.
Facilitating the selection of or explaining the process to select or change Primary Care Providers through telephone or face-to-face contact where appropriate. The Contractor shall assist members to make the most appropriate Primary Care Provider selection based on previous or current Primary Care Provider relationship, providers of other family members, medical history, language needs, provider location and other factors that are important to the Member. The Contractor shall notify members within thirty (30) days prior to the effective date of voluntary termination (or if Provider notifies Contractor less than thirty (30) days prior to the effective date, as soon as Contractor receives notice), and within fifteen (15) days prior to the effective date of involuntary termination if their Primary Care Provider leaves the Program and assist members in selecting a new Primary Care Provider;

K.	Facilitating direct access to specialty physicians in the circumstances of:

(1)	Members with long-term, complex health conditions;

(2)	Aged, blind, deaf, or disabled persons; and

(3)
Members who have been identified as having special healthcare needs and who require a course of treatment or regular healthcare monitoring. This access can be achieved through referrals from the Primary Care Provider or by the specialty physician being permitted to serve as the Primary Care Provider.

L.	Arranging for and assisting with scheduling EPSDT Services in conformance with federal law governing EPSDT for persons under the age of twenty-one (21) years;

M.
Providing Members with information or referring to support services offered outside the Contractor’s Network such as WIC, child nutrition, elderly and child abuse, parenting skills, stress control, exercise, smoking cessation, weight loss, behavioral health and substance abuse;

N.
Facilitating direct access to primary care vision services; primary dental and oral surgery services, and evaluations by orthodontists and prosthodontists; women’s health specialists; voluntary family planning; maternity care for Members under age 18; childhood immunizations; sexually transmitted disease screening, evaluation and treatment; tuberculosis screening, evaluation and treatment; and testing for HIV, HIV-related conditions and other communicable diseases; all as further described in Appendix I of this Contract;

O.	Facilitating access to behavioral health services and pharmaceutical services;

P.
Facilitating access to the services of public health departments, Community Mental Health Centers, rural health clinics, Federally Qualified Health Centers, the Commission for Children with Special Health Care Needs and charitable care providers, such as Shriner’s Hospital for Children;

Q.
Assisting members in making appointments with Providers and obtaining services. When the Contractor is unable to meet the accessibility standards for access to Primary Care Providers or referrals to specialty providers, the Member Services staff function shall document and refer such problems to the designated Member Services Director for resolution;

R.	Assisting members in obtaining transportation for both emergency and appropriate non-emergency situations;

S.	Handling, recording and tracking Member Grievances properly and timely and acting as an advocate to assure Members receive adequate representation when seeking an expedited Appeal;

T.	Facilitating access to Member Health Education Programs;

U.
Assisting members in completing the Health Risk Assessment (HRA) as outlined in Covered Services upon any telephone contact; and referring Members to the appropriate areas to learn how to access the health education and prevention opportunities available to them including referral to case management or disease management; and

V.
The Member Services staff shall be responsible for making an annual report to management about any changes needed in member services functions to improve either the quality of care provided or the method of delivery. A copy of the report shall be provided to the Department.

22.2	Member Handbook
The Contractor shall publish a Member Handbook in and make the handbook available to Members upon enrollment, to be delivered to the Member within five (5) business days of Contractor’s notification of Member’s enrollment. Contractor is in compliance with this requirement if the Member’s handbook is mailed within five (5) business days by a method that will not take more than three (3) days to reach the Member. The Member Handbook shall be available in English, Spanish and any other language spoken by five (5) percent of the potential enrollee or enrollee population. The Member Handbook shall be available in a hardcopy format as well as an electronic format online. The Contractor shall review the handbook at least annually and shall communicate any changes to Members in written form. Revision dates shall be added to the Member Handbook so that it is evident which version is the most current. Changes shall be approved by the Department prior to printing. The Department has the authority to review the Contractor’s Member Handbook at any time.

The handbook shall be written at the sixth grade reading comprehension level and shall include at a minimum the following information:

A.
The Contractor’s Network of Primary Care Providers, including a list of the names, telephone numbers, and service site addresses of PCPs available for Primary Care Providers in the network listing. The network listing may be combined with the Member Handbook or distributed as a stand-alone document;

B.	The procedures for selecting a PCP and scheduling an initial health appointment;

C.
The name of the Contractor and address and telephone number from which it conducts its business; the hours of business; and the Member Services telephone number and twenty-four/seven (24/7) toll-free medical call-in system;

D.
A list of all available Covered Services, an explanation of any service limitations or exclusions from coverage and a notice stating that the Contractor will be liable only for those services authorized by the Contractor;

E.	Member rights and responsibilities including reporting suspected fraud and abuse;

F.	Procedures for obtaining Emergency Care and non-emergency care after hours. For a life-threatening situation, instruct Members to use the emergency medical services available or to activate emergency medical services by dialing 911;

G.	Procedures for obtaining transportation for both emergency and non-emergency situations;

H.	Information on the availability of maternity, family planning and sexually transmitted disease services and methods of accessing those services;

I.	Procedures for arranging EPSDT for persons under the age of twenty-one (21) years;

J.	Procedures for obtaining access to Long Term Care Services;

K.	Procedures for notifying the Department for Community Based Services (DCBS) of family size changes, births, address changes, death notifications;

L.	A list of direct access services that may be accessed without the authorization of a PCP;

M.	Information about procedures for selecting a PCP or requesting a change of PCP and specialists; reasons for which a request may be denied; and reasons a Provider may request a change;

N.	Information about how to access care before a PCP is assigned or chosen;

O.	A Member’s right to obtain second opinion and information on obtaining second opinions related to surgical procedures, complex and/or chronic conditions;

P.	Procedures for obtaining Covered Services from non-network providers;

Q.	Procedures for filing a Grievance or Appeal. This shall include the title, address and telephone number of the person responsible for processing and resolving Grievances and Appeals;

R.	Information about the Cabinet for Health and Family Services’ independent ombudsman program for Members;

S.	Information on the availability of, and procedures for obtaining behavioral health/substance abuse health services;

T.	Information on the availability of health education services;

U.	Information deemed mandatory by the Department; and

V.	The availability of care coordination case management and disease management provided by the Contractor.

22.3	Member Education and Outreach
The Contractor shall develop, administer, implement, monitor and evaluate a Member and community education and outreach program that incorporates information on the benefits and services of the Contractor’s Program to its Members. The Outreach Program shall encourage Members and community partners to use the information provided to best utilize services and benefits.

Creative methods should be used to reach Contractor’s Members and community partners. These will include but not be limited to collaborations with schools,

homeless centers, youth service centers, family resource centers, public health departments, school-based health clinics, chamber of commerce, faith-based organizations, and other appropriate sites.

The Contractor shall submit an annual outreach plan to the Department for review and approval subject to Section 4.4. The plan shall include the frequency of activities, the staff person responsible for the activities and how the activities will be documented and evaluated for effectiveness and need for change.

22.4	Outreach to Homeless Persons
The Contractor shall assess the homeless population by implementing and maintaining a customized outreach plan for Homeless Persons population, including victims of domestic violence. The plan shall include:

A.	Utilizing existing community resources such as shelters and clinics; and

B.	Face-to-face encounters.

The Contractor will not provide a differentiation of services for Members who are homeless. Victims of domestic violence should be a target for outreach as they are frequently homeless. Assistance with transportation to access health care may be provided via bus tokens, taxi vouchers or other arrangements when applicable.

22.5	Member Information Materials
All written materials provided to Members, including marketing materials, new member information, and grievance and appeal information shall be geared toward persons who read at a sixth-grade level, be published in at least a fourteen (14) point font size, and shall comply with the Americans with Disabilities Act of 1990 (Public Law USC 101-336). Font size requirements shall not apply to Member identification Cards. Braille and audio tapes shall be available for the partially blind and blind. Provisions to review written materials for the illiterate shall be available. Telecommunication devices for the deaf shall be available. Language translation shall be available if five (5) percent of the population in any county has a native language other than English. Materials shall be updated as necessary to maintain accuracy, particularly with regard to the list of participating providers.

All written materials provided to Members, including forms used to notify Members of Contractor actions and decisions, with the exception of written materials unique to individual Members, unless otherwise required by the Department shall be submitted to the Department for review and, approval prior to publication and distribution to Members such approval by the Department shall be subject to Section 4.4.

In addition all Member materials concerning behavioral health, with the exception of written materials unique to individual Members, shall be submitted to DBHDID’s Director of the Division of Developmental Health for approval prior to publication and distribution to Members such approval by DBHDID shall also be subject to Section 4.4.

22.6	Member Rights and Responsibilities
The Contractor shall have written policies and procedures that are designed to protect the rights of Members and enumerate the responsibilities of each Member. A written description of the rights and responsibilities of Members shall be included in the Member information materials provided to new Members. A copy of these policies and procedures shall be provided to all of the Contractor’s Network Providers to whom Members may be referred. In addition, these policies and procedures shall be provided to any Out-of-Network Provider upon request from the Provider.
The Contractor’s written policies and procedures that are designed to protect the rights of Members shall include, without limitation, the right to:

A.	Respect, dignity, privacy, confidentiality and nondiscrimination;

B.	A reasonable opportunity to choose a PCP and to change to another Provider in a reasonable manner;

C.	Consent for or refusal of treatment and active participation in decision choices;

D.	Ask questions and receive complete information relating to the Member’s medical condition and treatment options, including specialty care;

E.	Voice Grievances and receive access to the Grievance process, receive assistance in filing an Appeal, and request a state fair hearing from the Contractor and/or the Department;

F.	Timely access to care that does not have any communication or physical access barriers;

G.	Prepare Advance Medical Directives pursuant to KRS 311.621 to KRS 311.643;

H.	Assistance with Medical Records in accordance with applicable federal and state laws;

I.	Timely referral and access to medically indicated specialty care; and

J.	Be free from any form of restraint or seclusion used as a means of coercion, discipline, convenience, or retaliation.

The Contractor shall also have policies addressing the responsibility of each Member to:

A.	Become informed about Member rights;

B.	Abide by the Contractor’s and Department’s policies and procedures;

C.	Become informed about service and treatment options;

D.	Actively participate in personal health and care decisions, practice healthy lifestyles;

E.	Report suspected Fraud and Abuse; and

F.	Keep appointments or call to cancel.

22.7	Choice of MCO
The Department will enroll and disenroll eligible Members in the MCO. To enroll in an MCO, the Members permanent residence shall be located within the Contractor’s Regions. The Contractor is not allowed to induce or accept disenrollment from a Member. The Contractor shall direct the Member to contact the Department for enrollment or disenrollment questions.

The Department makes no guarantees or representations to the Contractor regarding the number of eligible members who will ultimately be enrolled with the Contractor or the length of time any Member will remain enrolled with the Contractor.

The Department will electronically transmit to the Contractor new Member information monthly and will electronically transmit demographic changes regarding Members daily.

22.8	Membership Identification Cards
Each Member will receive two (2) identification cards. One will be issued by the Department or its agent for Medicaid eligibility, and the other will be issued by the Contractor (for membership). The Membership card will also include the PCP, if applicable.

22.9	Choice of Primary Care Provider
Dual Eligible Members, Members who are presumptively eligible, disabled children, and foster care children are not required to have a Primary Care Provider (PCP). All other Members in the MCO shall choose or have the Contractor select a PCP for their medical home.

The Contractor shall have two processes in place for Members to choose a PCP:

A.	A process for Members who have SSI coverage but are not Dual Eligible Members; and

B.	A process for other Members.

23.	Member Selection of Primary Care Provider

23.1	Members without SSI
A Member without SSI shall be offered an opportunity to: (1) choose a new PCP who is affiliated with the Contractor’s network or (2) stay with their current PCP as long as such PCP is affiliated with the Contractor’s network. Each Member shall be allowed to choose his or her Primary Care Provider from among all available Contractor Network Primary Care Providers and specialists as is reasonable and appropriate for Member.
The Contractor shall have procedures for serving Members from the date of notification of enrollment, whether or not the Member has selected a Primary Care Provider. The Contractor shall send Members a written explanation of the Primary Care Provider selection process within ten (10) business days of receiving enrollment notification from the Department, either as a part of the Member Handbook or by separate mailing. Members will be asked to select a Primary Care Provider by contacting the Contractor’s Member Services department with their selection. The written communication shall include the timeframe for selection of a Primary Care Provider, an explanation of the process for assignment of a Primary Care Provider if the Member does not select a Primary Care Provider and information on where to call for assistance with the selection process.
A Member shall be allowed to select, from all available, but not less than two (2) Primary Care Providers in the Contractor’s Network.
Contractor shall assign the Member to a Primary Care Provider:

A.	Who has historically provided services to the Member, meets the Primary Care Provider criteria and participates in the Contractor’s Network;

B.
If there is no such Primary Care Provider who has historically provided services, the Contractor shall assign the Member to a Primary Care Provider, who participates in the Contractor’s Network and is within thirty (30) miles or thirty (30) minutes from the Member’s residence in an urban area or within forty-five (45) miles or forty-five (45) minutes from the Member’s residence in a rural area. The assignment shall be based on the following:

(1)	The need of children and adolescents to be followed by pediatric or adolescent specialists;

(2)	Any special medical needs, including pregnancy;

(3)	Any language needs made known to the Contractor; and

(4)	Area of residence and access to transportation.

The Contractor shall monitor and document in a quarterly report to the Department the number of eligible individuals that are assigned a PCP. The Contractor shall notify the Member, in writing, of the PCP assignment, including the Provider’s name, and office telephone number. The Contractor shall make available to the PCP a roster on the first day of each month of Members who have selected or been assigned to his/her care.
If the Contractor assigns the Member a PCP prior to offering the Member the process above for self-selection, then in the event the Contractor receives a request from the Member within thirty (30) days for a reassignment, the reassignment shall be retroactively effective to the date of the Member’s assignment to the Contractor.

23.2	Members who have SSI and Non Dual Eligibles
A Member who has SSI but is not a dual eligible shall be offered an opportunity to: (1) choose a new PCP who is affiliated with the Contractor’s network or (2) stay with their current PCP as long as such PCP is affiliated with the Contractor’s network. Each Member shall be allowed to choose his or her Primary Care Provider from among all available Contractor Network Primary Care Providers and specialists as is reasonable and appropriate for Member.
The Contractor will send Members information regarding the requirement to select a PCP, or one will be assigned to them accordingly to the following:

A.
Upon Enrollment, Member will receive a letter requesting them to select a PCP. This letter may be included in the Member Welcome Kit. After one month, if the Member has not selected a PCP, the Contractor must send a second letter requesting the Member to select a PCP within thirty (30) days or one will be chosen for the Member.

B.
At the end of the third thirty (30) day period, if the Member has not selected a PCP, the Contractor may select a PCP for the Member and send a card identifying the PCP selected for the Member and informing the Member specifically that the Member can contact the Contractor and make a PCP change.

C.	Except for Members who were previously enrolled, the Contractor cannot auto-assign a PCP to a member with SSI within the first ninety (90) days from the date of the Member’s initial enrollment.

23.3	Enrollment Procedures for Foster Children, Adoption and Guardianship
DCBS and DAIL staff will apply for Medicaid on behalf of foster children (DCBS) and guardianship clients (DAIL) through an expedited application process agreed on by the Department and the DCBS and DAIL.

Members who are children in foster care and adult guardianship clients may move frequently from one placement to another. The parties agree that the following procedures will be used to determine the residence of these Members for the purpose of maintaining Enrollment.
Foster Children. For members who are in foster care, assignment will be based on where the foster child’s DCBS case is located (which is usually the region where the child’s family of origin resides). It is the responsibility of the DCBS to notify the Contractor of a foster child’s change in placement. Within ten (10) Days of notification, the Contractor must assign a PCP based on the DCBS selection.
Adopted Children. For members who have been adopted, the Member’s region of residence shall be determined by the adoptive parent’s official residence.
Adult Guardianship. For members who are in adult guardianship status, the county of residence shall be where the Member is living. Brief absences, such as for respite care or hospitalization, not to exceed one month, do not change the county of residence. When a Member is transferred outside of the Contractor’s service area, the Contractor will continue to be responsible for arranging care for the Member until removed from the HIPAA 834.
The DCBS shall notify the Department when a Member’s case is transferred to another area. The Department will include notice of the transfer in the HIPAA 834.
For former foster children under the age of 26 covered by the Expansion of Medicaid by the ACA, the county of residence shall be where the Member is living.

23.4	Primary Care Provider (PCP) Changes
The Contractor shall have written policies and procedures for allowing Members to select or be assigned to a new PCP when such a change is mutually agreed to by the Contractor and Member, when a PCP is terminated from coverage, or when a PCP change is as part of the resolution to an Appeal. The Contractor shall allow Members to select another PCP within ten (10) days of the approved change or the Contractor shall assign a PCP to the Member if a selection is not made within the time frame.
A Member shall have the right to change the PCP ninety (90) days after the initial assignment and once a year regardless of reason, and at any time for any reason as approved by the Member’s Contractor. The Member may also change the PCP if there has been a temporary loss of eligibility and this loss caused the Member to miss the annual opportunity, if Medicaid or Medicare imposes sanctions on the PCP, or if the Member and/or the PCP are no longer located in the Contractor’s Region.

The Member shall also have the right to change the PCP at any time for cause. Good cause includes the Member was denied access to needed medical services; the Member received poor quality of care; and the Member does not have access to providers qualified to treat his or her health care needs. If the Contractor approves the Member’s request, the assignment will occur no later than the first day of the second month following the month of the request.
PCPs shall have the right to request a Member’s Disenrollment from his/her practice and be reassigned to a new PCP in the following circumstances: incompatibility of the PCP/patient relationship or inability to meet the medical needs of the Member. PCPs shall not have the right to request a Member’s Disenrollment from their practice for the following: a change in the Member’s health status or need for treatment; a Member’s utilization of medical services; a Member’s diminished mental capacity; or, disruptive behavior that results from the Member’s special health care needs unless the behavior impairs the ability of the PCP to furnish services to the Member or others. Transfer requests shall not be based on race, color, national origin, handicap, age or gender. The Contractor shall authority to approve all transfers.
The initial Provider must serve until the new Provider begins serving the Member, barring ethical or legal issues. The Member has the right to Appeal such a transfer in the formal Appeals process.
The provider shall make the change for request in writing. Member may request a PCP change in writing, face to face or via telephone.

24.	General Requirements for Grievances and Appeals
The Contractor shall have an organized grievance system that shall include- a grievance process, an appeals process, and access for Members to a State fair hearing pursuant to KRS Chapter 13B.

24.1	Grievance and Appeal Policies and Procedures
The MCO shall have a timely and organized Grievance and Appeal Process with written policies and procedures for resolving Grievances filed by Members. The Grievance and Appeal Process shall address Members’ oral and written grievances. The Grievance and Appeal Process shall be approved in writing by the Department prior to implementation and shall be conducted in accordance with 42 CFR 438 subpart F, 907 KAR 17:010 and other applicable CMS and Department requirements. These policies and procedures shall include, but not be limited to:

A.	A process for evaluating patterns of grievances for impact on the formulation of policy and procedures, access and utilization;

B.	Procedures for maintenance of records of grievances separate from medical case records and in a manner which protects the confidentiality of Members who file a grievance or appeal;

C.	Ensure individuals who make decisions on grievances and appeals were not involved in any prior level of review;

D.	If the grievance involves a Medical Necessity determination, ensure that the grievance and appeal is heard by health care professionals who have the appropriate clinical expertise;

E.
Process for informing Members, orally and/or in writing, about the MCO’s Grievance and Appeal Process by making information readily available at the MCO’s office, by distributing copies to Members upon enrollment; and by providing it to all subcontractors at the time of contract or whenever changes are made to the Grievance and Appeal Process;

F.	Provide assistance to Members in filing a grievance if requested or needed;

G.	Include assurance that there will be no discrimination against a Member solely on the basis of the Member filing a grievance or appeal;

H.	Include notification to Members regarding how to access the Cabinet’s ombudsmen’s office regarding grievances, appeals and hearings;

I.	Provide oral or written notice of the resolution of the grievance in a manner to ensure ease of understanding;

J.	Provide for an appeal of a grievance decision if the Member is not satisfied with that decision.

K.	Provide for continuation of services, if appropriate, while the appeal is pending;

L.	Provide expedited appeals relating to matters which could place the Member at risk or seriously compromise the Member’s health or well-being;

M.	Provide written notice of the appeal decision;

N.	Provide for the right to request a hearing under KRS Chapter 13B; and

O.	Provide for continuation of services, if appropriate, while the hearing is pending.

All grievance or appeal files shall be maintained in a secure and designated area and be accessible to the Department or its designee, upon request, for review. Grievance or appeal files shall be retained for ten (10) years following the final decision by the Contractor, HSD, an administrative law judge, judicial appeal, or closure of a file, whichever occurs later.

The Contractor shall have procedures for assuring that files contain sufficient information to identify the grievance or appeal, the date it was received, the nature of the grievance or appeal, notice to the Member of receipt of the grievance or appeal, all correspondence between the Contractor and the Member, the date the grievance or appeal is resolved, the resolution, the notices of final decision to the Member, and all other pertinent information.

Documentation regarding the grievance shall be made available to the Member, if requested.

24.2	State Hearings for Members
A Member may request a State Fair Hearing if he or she is dissatisfied with an Action that has been taken by the Contractor within forty-five (45) days of the final appeal decision by the Contractor as provided for in 907 KAR 17:010. A Member may request a State Fair Hearing for an Action taken by the Contractor that denies or limits an authorization of a requested service or reduces, suspends, or terminates a previously authorized service.
Failure of the Contractor to comply with the State Fair Hearing requirements of the state and federal Medicaid law in regard to an Action taken by the Contractor or to appear and present evidence will result in an automatic ruling in favor of the Member.

25.	Marketing

25.1	Marketing Activities
The Contractor shall submit any marketing plans and all marketing materials related to the Medicaid managed care program to the Department and shall obtain the written approval of the Department prior to implementing any marketing plan or arranging for the distribution of any marketing materials to potential enrollees. The Contractor shall abide by the requirements in 42 CFR 438.104 regarding Marketing activities. The Contractor shall establish and at all times maintain a system of control over the content, form, and method of dissemination of its marketing and information materials or any marketing and information materials disseminated on its behalf or through its Subcontractors. The Contractor shall provide marketing materials in English, Spanish and any other language spoken by five (5) percent of the potential enrollee or enrollee population. The marketing plan shall include methods and procedures to log and resolve marketing Grievances. The Contractor shall conduct mass media advertising directed to enrollees in the entire service area pursuant to the marketing plan.

Marketing by mail, mass media advertising and community oriented marketing directed at potential Members shall be allowed, subject to the Department’s prior approval. The Contractor shall be responsible for all costs of mailing, including labor costs.

Any marketing materials referring to the Contactor must be approved in writing by the Department prior to dissemination, including mailings sent only to Members. The Contractor agrees to engage only in marketing activities that are pre-approved in writing by the Department. The Contractor shall require its Subcontractors to submit any marketing or information materials which relates to this Contract prior to disseminating same. The Contractor shall be responsible for submitting such marketing or information materials to the Department for approval. The Department shall have the same approval authority over such Subcontractor materials as over Contractor materials. The Contractor must correct problems and errors subsequently identified by the Department after notification by the Department. Any approval required by Section 25.1 shall be subject to Section 4.4.

25.2	Marketing Rules
The Contractor shall abide by the requirements in 42 CFR Section 438.104 regarding Marketing activities. Face to face marketing by the Contractor directed at Members or potential Members is strictly prohibited. In developing marketing materials such as written brochures, fact sheets, and posters, the Contractor shall abide by the following rules:

A.
No marketing materials shall be disseminated through the Contractor’s Provider network. If the Contractor supplies branded health education materials to its Provider network, distribution shall be limited to the Contractor’s Members and not available to those visiting the Provider’s facility. Such branded health education materials shall not provide enrollment or disenrollment information. Any violation of this section shall be subject to the maximum sanction contained in Section .

B.	No fraudulent, misleading, or misrepresentative information shall be used in the marketing materials;

C.	No offers of material or financial gain shall be made to potential enrollees as an inducement to select a particular provider or use a product;

D.	No offers of material or financial gain shall be made to any person for the purpose of soliciting, referring or otherwise facilitating the enrollment of any enrollee;

E.	No direct or indirect door-to-door, telephone or other cold-call marketing activities;

F.	All marketing materials comply with information requirements of 42 CFR 438.10; and

G.	No materials shall contain any assertion or statement (whether written or oral) that CMS, the federal government, the Commonwealth, or any other similar entity endorses the Contractor.

The following are inappropriate marketing activities, and the Contractor shall not:

A.
Provide cash to Members or potential Members, except for stipends, in an amount approved by the Department and reimbursement of expenses provided to Members for participation on committees or advisory groups;

B.
Provide gifts or incentives to Members or potential Members unless such gifts or incentives: (1) are also provided to the general public; (2) do not exceed ten dollars per individual gift or incentive; and (3) have been pre-approved by the Department;

C.
Provide gifts or incentives to Members unless such gifts or incentives: (1) are provided conditionally based on the Member receiving preventive care or other Covered Services; (2) are not in the form of cash or an instrument that may be converted easily to cash; and (3) have been pre-approved by the Department;

D.	Seek to influence a potential Member’s enrollment with the Contractor in conjunction with the sale of any private insurance;

E.	Induce providers or employees of the Department to reveal confidential information regarding Members or otherwise use such confidential information in a fraudulent manner; or

F.	Threaten, coerce or make untruthful or misleading statements to potential Members or Members regarding the merits of enrollment with the Contractor or any other plan.

26.	Member Eligibility, Enrollment and Disenrollment

26.1	Eligibility Determination
The Department shall have the exclusive right to determine an individual’s eligibility for the Medicaid Program and eligibility to become a Member of the Contractor. Such determination shall be final and is not subject to review or appeal by the Contractor. Nothing in this section prevents the Contractor from providing the Department with information the Contractor believes indicates that the Member’s eligibility has changed.

26.2	Enrollment for ACA Expansion Members
Due consideration shall be given to the following when making assignments of the ACA Expansion Members:

A.
Provider Network – Only MCOs which have adequate provider network and have successfully completed the readiness assessment as defined by the Department will be considered for the mass enrollment process.

B.	Keeping the family together - Assign members of a family to the same MCO.

C.	Continuity of Care - Preserve the family’s pre-established relationship with providers to the extent possible

D.	Robust MCO Competition - equitable distribution of the participants among the MCOs

The mass initial auto-assignment process for ACA Expansion Members is based upon algorithms that take into consideration continuity of care, preference of MCO or of MCO providers, in that order, with a particular focus on needs of children and individuals with specialized health care needs.  These factors are considered within a system with enrollment limits imposed to assure that MCOs do not have excessive or inadequate numbers of enrollees. In order to ensure equitable distribution of the ACA Expansion Members there will be a MCO maximum threshold and a minimum threshold assigned. The maximum threshold if there are two MCOs shall be sixty-five (65%) percent and the minimum threshold shall be thirty (30%) percent; three MCOs shall be fifty-five (55%) percent and the minimum threshold shall be twenty (20%) percent; if there are four MCOs the maximum threshold shall be forty-one (41%) percent and the minimum threshold shall be eighteen (18%) percent; and if there are five MCOs the maximum threshold shall be thirty-five (35%) percent and the minimum threshold shall be sixteen (16%) percent. These thresholds will be applicable from January 1, 2014 through June 30, 2015. After June 30, 2015, the Department shall join the ACA Expansion Members with the traditional Medicaid Members for the purpose of equitable distribution.

A.
All managed care Members newly eligible under ACA in the same family will be assigned to the same MCO. The status of currently enrolled Members shall not be changed by the assignments of newly eligibles under ACA.

B.
Continuity of Care – The Department will use Claims history, if available, to determine the most recent, regularly visited primary care physicians (PCP). The top three PCP providers for each member will be considered. This determination will be based on the last 12 months of history with relative weights based on the time period of the visits. The weight will be 1 thru 3 with 3 being assigned to visits in the most recent four months; 1 being assigned to visits in the earliest four month period, and 2 being assigned to the visits in the middle four month period. Next, each member’s top three PCP Providers will be matched against the provider network of the region’s MCOs and a “MCO network suitability score” will be assigned to each family member.

C.
In order to give due consideration to newly eligible children or individuals with specialized health care needs, if known, it is important that all family members are not treated equally in developing the family unit’s overall MCO score. The ratio between the numbers of children eligible for managed care versus the number of adults eligible for managed care is almost 1.9 to 1. Therefore the “MCO network suitability score” for a child will be further multiplied by a factor of 1.9. Similarly individuals with special health care needs will have their score adjusted by a factor of 1.6 which represents the relative cost of these individuals relative to the cost of adults over 18. In the case of SSI Children and Foster Care both the child factor (1.9) and the special needs factor (1.6) will be applied. After these adjustments, each family member’s individual “MCO network suitability score” will be added together to determine the family unit’s “MCO network suitability score”

D.
The family will be assigned to the MCO with the highest “MCO network suitability score” unless that MCO has exceeded its maximum threshold for ACA Expansion Members. In a scenario where the applicable threshold(s) are exceeded, the family will be assigned to the MCO with next highest score. If a tie exists between two eligible MCOs, see the following step used.

E.
In scenarios where multiple eligible MCOs have the same score for the family “MCO network suitability score”, the MCOs which are under the minimum threshold will be given preference, until the MCO reaches the minimum threshold.

F.	In scenarios where multiple MCOs have the same score for the family “MCO network suitability score” and all MCOs are above the minimum threshold, the family will be assigned on a rotation basis.

26.3	Assignments for Currently Eligible Members
Due consideration be given to the following when making assignments of those currently eligible Members who do not select an MCO when enrolling:

A.	Keeping the family together - Assign members of a family to the same MCO.

B.	Continuity of Care - Preserve the family’s pre-established relationship with providers to the extent possible

C.	Robust MCO Competition - equitable distribution of the participants among the MCOs
The auto-assignment process is based upon algorithms that take into consideration continuity of care, preference of MCO or of MCO providers, in that order, with a particular focus on needs of children and individuals with specialized health care needs.  These factors are considered within a system with enrollment limits imposed to assure that MCOs do not have excessive or inadequate numbers of enrollees. In order to ensure equitable distribution of members there will be a MCO maximum threshold and a minimum threshold assigned. If there are two MCOs shall be sixty-five (65%) percent and the minimum threshold shall be thirty (30%) percent; three MCOs the maximum threshold shall be fifty-five (55%) percent and the minimum threshold shall be twenty (20%) percent; if there are four MCOs the maximum threshold shall be forty-one (41%) percent and the minimum threshold shall be eighteen (18%) percent; and if there are five MCOs the maximum threshold shall be thirty-five (35%) percent and the minimum threshold shall be sixteen (16%) percent. These thresholds will be applicable from January 1, 2014 through June 30, 2015. After June 30, 2015, the Department shall join the ACA Expansion Members with the traditional Medicaid Members for the purpose of equitable distribution.

A.	All managed care members of a Medicaid family will be assigned to the same MCO.

B.
Continuity of Care – The Department will use Claims history to determine the most recent, regularly visited primary care physicians (PCP). The top three PCP providers for each member will be considered. This determination will be based on the last 12 months of history with relative weights based on the time period of the visits. The weight will be 1 thru 3 with 3 being assigned to visits in the most recent four months; 1 being assigned to visits in the earliest four month period, and 2 being assigned to the visits in the middle four month period. Next, each member’s top three PCP Providers will be matched against the provider network of the region’s MCOs and a “MCO network suitability score” will be assigned to each family member.

C.
In order to give due consideration to children and individuals with specialized health care needs it is important that all family members are not treated equally in developing the family unit’s overall MCO score. The ratio between the numbers of children eligible for managed care versus the number of adults eligible for managed care is almost 1.9 to 1. Therefore the “MCO network suitability score” for a child will be further multiplied by a factor of 1.9. Similarly individuals with special health care needs (identified as SSI Adults, SSI Children, and Foster Care) will have their score adjusted by a factor of 1.6 which represents the relative cost of these individuals relative to the cost of adults over 18. In the case of SSI Children and Foster Care both the child factor (1.9) and the special needs factor (1.6) will be applied. After these adjustments, , each family member’s individual “MCO network suitability score” will be added together to determine the family unit’s “MCO network suitability score”

D.
The family will be assigned to the MCO with the highest “MCO network suitability score” unless that MCO has exceeded its maximum threshold. Two maximum thresholds are defined for each region: Families and Children, and Others. If the family unit has both categories of individuals, then both thresholds will apply. In a scenario where the applicable threshold(s) are exceeded, the family will be assigned to the MCO with next highest score. If a tie exists between two eligible MCOs, see the following step used.

E.
In scenarios where multiple eligible MCOs have the same score for the family “MCO network suitability score”, the MCOs which are under the minimum threshold will be given preference, until the MCO reaches the minimum threshold.

F.	In scenarios where multiple MCOs have the same score for the family “MCO network suitability score” and all MCOs are above the minimum threshold, the family will be assigned on a rotation basis.

26.4	General Enrollment Provisions
The Department shall notify the Contractor of the Members to be enrolled with the Contractor. The Contractor shall provide for a continuous open enrollment period throughout the term of the Contract. The Contractor shall not discriminate against potential Members on the basis of an individual’s health status, need for health services, race, color, religion, or national origin, and shall not use any policy or practice that has the effect of discriminating on the basis of a Member’s health status, need for health services, race, color, religion, or national origin.

The Department shall be responsible for the enrollment. The Department shall develop an enrollment packet to be sent to potential Members. The Contractor shall have an opportunity to review and comment on the information to be included in the enrollment packet, and may be asked to provide material for the enrollment packet.

Generally, during the first ninety (90) calendar days after the effective date of initial enrollment, whether the Member selected the Contractor or was assigned through an automatic process, the Member shall have the opportunity to change their Contractor and once a year thereafter in accordance with 42 CFR 438.

26.5	Enrollment Procedures
Each Member shall be provided with a Kentucky Medical Assistance Identification Card.

Within five (5) business days after receipt of notification of new Member enrollment, the Contractor shall send a confirmation letter to the Member by a method that will not take more than three (3) days to reach the Member. The confirmation letter shall include at least the following information: the effective date of enrollment; Site and PCP contact information; how to obtain referrals; the role of the Care Coordinator and Contractor; the benefits of preventive health care; Member identification card; copy of the Member Handbook; and list of covered services. The identification card may be sent separately from the confirmation letter as long as it is sent within five (5) business days after receipt of notification of new Member enrollment.

26.6	Enrollment Levels
The Contractor shall accept all Members, regardless of overall plan enrollment. Enrollment shall be without restriction and shall be in the order in which potential Members apply or are assigned. The Contractor shall maintain staffing and service delivery network necessary to adhere to minimum standards for Covered Services.

Members may voluntarily choose a Contractor. Members who do not select a Contractor will be auto-assigned to a Contractor by the Department. The Department reserves the right to re-evaluate and modify the auto-assignment algorithm anytime for any reason, provided however, the Department shall provide written notice to Contractor of any modification of the auto-assignment algorithm at least sixty (60) days before the implementation of such modification.

The Department may develop specific limitations regarding Member enrollment with the Contractor to take into consideration quality, cost, competition and adverse selection.

26.7	Enrollment Period
Enrollment begins at 12:01 a.m. on the first day of the first calendar month for which eligibility is indicated on the eligibility file (HIPAA 834) transmitted to the Contractor, and shall remain until the Member is disenrolled in accordance with Disenrollment of this Contract. Applicable state and federal law determines membership for newborns. Membership begins on day of application for members who are presumptive eligible.
The Contractor shall be responsible for the provision and costs of all Covered Services beginning on or after the beginning date of Enrollment. In the event a Member entering is receiving Medically Necessary Covered Services the day before Enrollment, the Contractor shall be responsible for the costs of continuation of such Medically Necessary Covered Services, without any form of prior approval and without regard to whether such services are being provided within or outside the Contractor’s Network until such time as the Contractor can reasonably transfer the Member to a service and/or Network Provider without impeding service delivery that might be harmful to the Member’s health.

26.8	Member Eligibility File (HIPAA 834)
The Department will electronically transmit to the Contractor a HIPAA 834 transaction file daily to indicate new, terminated and changed members and a monthly listing of all Contractor’s Members. The Department will submit with the monthly HIPAA 834 transaction file, a reconciliation of enrollment information pursuant to policies and procedures determined by the Department. The Department shall send the first enrollment data to Contractor in HIPAA 834 format.

All Enrollments and Disenrollments shall become effective on the dates specified on the HIPAA 834 transaction files and shall serve as the basis for Capitated Payments to the Contractor.

The Contractor will be responsible for promptly notifying the Department of Members of whom it has knowledge were not included on the HIPAA 834 transaction file and should have been enrolled with the Contractor. Should the Contractor become aware of any changes in demographic information the Contractor shall advise the Member of the need to report information to the appropriate source, i.e. the DCBS office or the Social Security Administration. The Contractor should not attempt to report these types of changes on behalf of the member, but should monitor the HIPAA 834 for appropriate changes. In the event that the change does not appear on the HIPAA 834 within sixty (60) days, Contractor shall report the conflicting information to the Department. The Department will evaluate and address the inconsistencies as appropriate.

26.9	Persons Eligible for Enrollment
To be enrolled with a Contractor, the individual shall be a resident of the Contractor Region, and shall be eligible to receive Medicaid assistance under one of the aid categories defined below:

Eligible Member Categories

A.	Temporary Assistance to Needy Families (TANF);

B.	Children and family related;

C.	Aged, blind, and disabled Medicaid only;

D.	Pass through;

E.	Poverty level pregnant women and children, including presumptive eligibility;

F.	Aged, blind, and disabled receiving State Supplementation;

G.	Aged, blind, and disabled receiving Supplemental Security Income (SSI); or

H.	Under the age of twenty-one (21) years and in an inpatient psychiatric facility: or

I.	Children under the age of eighteen (18) who are receiving adoption assistance and have special needs; or

J.	Dual eligibles; or

K.	Disabled Children; or

L.	Foster Care Children; or

M.	Adults age 19 to 64 with income under 138% of the Federal Poverty Level; or

N.	Former Foster Care Children up to age 26.

Members eligible to enroll with the Contractor will be enrolled beginning with the first day of the application month with the exception of (1) newborns who are enrolled beginning with their date of birth and (2) presumptively eligible (PE) Members who are eligible on their day of eligibility determination and (3) unemployed parent program Members who are enrolled beginning with the date the definition of unemployment or underemployment in accordance with 45 CFR 233.100 is met.

The Contractor shall also be responsible for providing coverage to individuals who are retro-actively determined eligible for Medicaid. Retro-active Medicaid coverage is defined as a period of time up to three (3) months prior to the application month. For SSI Members, Medicaid coverage shall begin the first day of the month following enrollment with the Contractor. Retro-activity for Members newly eligible under the expansion of Medicaid under ACA shall not extend past January 1, 2014.

26.10	Newborn Infants
Newborn infants of non-presumptive eligible Members shall be deemed eligible for Medicaid and automatically enrolled with the Contractor as individual Members for sixty (60) days. The hospital shall request enrollment of a newborn at the time of birth, as set forth by the Department. Deemed eligible newborns are auto enrolled in Medicaid and enrollment is coordinated within the Cabinet. The delivery hospital is required to enter the birth record in the birth record system called KY CHILD (Kentucky’s Certificate of Live Birth, Hearing, Immunization, and Lab Data). That information is used to auto enroll the deemed eligible newborn within twenty-four (24) hours of birth. The Contractor is required to use the newborn’s Medicaid ID for any costs associated with child.

26.11	Dual Eligibles
The Contractor shall utilize the HIPAA 834 to identify Members who are Dual Eligible within the MMIS. The Contractor and Medicare Providers shall work together to coordinate the care for such Members in order to reduce over utilization and duplication of services and cost.

26.12	Persons Ineligible for Enrollment
Members who are not eligible to enroll in the MCO Program are defined below:

INELIGIBLE MEMBER CATEGORIES

A.	Individuals who shall spend down to meet eligibility income criteria;

B.	Individuals currently Medicaid eligible and have been in a nursing facility for more than thirty (30) days*;

C.	Individuals determined eligible for Medicaid due to a nursing facility admission including those individuals eligible for institutionalized hospice;

D.	Individuals served under the Supports for Community Living, Michele P, home and community-based, or other 1915(c) Medicaid waivers;

E.	Qualified Medicare Beneficiaries (QMBs), specified low income Medicare beneficiaries (SLMBs) or Qualified Disabled Working Individuals (QDWIs);

F.	Timed limited coverage for illegal aliens for emergency medical conditions;

G.	Working Disabled Program;

H.	Individuals in an intermediate care facility for mentally retarded (ICF-MR);

I.	Individuals who are eligible for the Breast or Cervical Cancer Treatment Program; and

J.	Individuals otherwise eligible while incarcerated in a correction facility.

* The Contractor shall not be responsible for a Member’s nursing facility costs during the first thirty (30) days; however, if a Member is admitted to a nursing facility, the Contractor will be responsible for covering the costs of health services, exclusive of nursing facility costs, provided to the Member while in the nursing facility until the Member is either discharged from the nursing facility or disenrolled from the Contractor (after the thirty-first day in the nursing facility). Contractor costs may include those of physicians, physician assistants, APRNs, or any other medical services that are not included in the nursing home facility per diem rate. In no event shall Contractor be responsible for covering the costs of such health services after the Member’s 30th day in the nursing facility, and the monthly Capitation Payment for such a Member shall be prorated based upon the days of eligibility. This also applies to a Member receiving hospice services who is transferred into a nursing facility.

The Contractor shall not be responsible for Waiver Services furnished to MCO Members.

26.13	Reinstatement of Medicaid Eligibility
A Member whose membership is terminated because the Member no longer qualifies for medical assistance under one of the aid categories listed in Persons Eligible for Enrollment of this Contract shall be automatically reenrolled with the Contractor if eligibility for medical assistance is re-established within two (2)

months. The Contractor shall be given a new enrollment date once a Member has been reinstated.
A Member whose Medicaid coverage has been reinstated in the last two calendar months shall be re-enrolled with the same Contractor in which they were previously enrolled provided the Member’s eligibility status and county of residence is still valid for participation in the Contractor.

26.14	Moving Out of the Contractor’s Region
The Contractor shall continue to be responsible for the provision and cost of medical care of any Member moving out of the Contractor’s Regions until such time as the Member is removed from the HIPAA 834. If the Contractor has a contract with the Commonwealth to provide managed care services to the area to which the Member moves, the Member shall continue to be enrolled with the Contractor. The Department shall continue Capitation Payments to the Contractor on behalf of the Member until such time as the Member’s change of residence is updated in the eligibility system and the capitation rate is adjusted or the Member’s name is removed from the HIPAA 834. The Department shall notify the Contractor promptly upon the removal of the Member.

26.15	Member Request for Disenrollment
A Member may request Disenrollment only with cause. The Member shall submit a written request for a hearing to request Disenrollment to either the Contractor or the Department giving the reason(s) for the request. If submitted to the Contractor, the Contractor shall transmit the Member’s request to the Contract Compliance Officer of the Department. If submitted to the Department, the Department shall transmit a copy to Contractor.

26.16	Request for Disenrollment
The Contractor shall recommend to the Department Disenrollment of a Member when the Member pursuant to 42 CFR 438.56:

A.	Is found guilty of Fraud in a court of law or administratively determined to have committed Fraud related to the Medicaid Program;

B.	Is abusive or threatening as defined by and reported in Guidelines for Preventing Workplace Violence for Health Care and Social Service Workers to either Contractor, Contractor’s agents, or providers;

C.	No longer resides in the Contractor’s Region;

D.	Is admitted to a nursing facility for more than 31 days; or

E.	Is incarcerated in a correctional facility;

F.	No longer qualifies for Medical Assistance under one of the aid categories listed in Eligibility of this Contract.

All requests by the Contractor for the Department to disenroll a Member shall be in writing and shall specify the basis for the request. If applicable, the Contractor’s request must document that reasonable steps were taken to educate the Member regarding proper behavior, and that the Member refused to comply. The Contractor may not request Disenrollment of a Member based on an adverse change in the Member’s health.

26.17	Effective Date of Disenrollment
Disenrollment shall be effective on the first day of the calendar month for which the Disenrollment appears on the HIPAA 834 transaction file. Requested Disenrollment shall be effective no later than the first day of the second month following the month the Member or the Contractor files the request. If the Department fails to make a determination within the timeframes the Disenrollment shall be considered approved.

26.18	Continuity of Care upon Disenrollment
The Contractor shall take all reasonable and appropriate actions necessary to ensure the continuity of a Member’s care upon Disenrollment. Such actions shall include: assisting in the selection of a new Primary Care Provider, cooperating with the new Primary Care Provider in transitioning the Member’s care, and making the Member’s Medical Record available to the new the Primary Care Provider, in accordance with applicable state and federal law. The Contractor shall be responsible for following the Transition/Coordination of Care Plan contained in Appendix S. whenever a Member is transferred to another MCO.

26.19	Death Notification
The Contractor shall notify the Department or Social Security Administration in the appropriate county, within five (5) working days of receiving notice of the death of any Member.

27.	Provider Services

27.1	Required Functions
The Contractor shall maintain a Provider Services function that is responsible for the following services and tasks:

A.	Enrolling, credentialing and recredentialing and performance review of providers;

B.	Assisting Providers with Member Enrollment status questions;

C.	Assisting Providers with Prior Authorization and referral procedures;

D.	Assisting Providers with Claims submissions and payments;

E.	Explaining to Providers their rights and responsibilities as a member of Contractor’s Network;

F.	Handling, recording and tracking Provider Grievances and Appeals properly and timely;

G.	Developing, distributing and maintaining a Provider manual;

H.	Developing, conducting, and assuring Provider orientation/training;

I.	Explaining to Providers the extent of Medicaid benefit coverage including EPSDT preventive health screening services and EPSDT Special Services;

J.	Communicating Medicaid policies and procedures, including state and federal mandates and any new policies and procedures;

K.	Assisting Providers in coordination of care for child and adult members with complex and/or chronic conditions;

L.
Encouraging and coordinating the enrollment of Primary Care Providers in the Department for Public Health and the Department for Medicaid Services Vaccines for Children Program. This program offers certain vaccines free of charge to Medicaid members under the age of 21 years. The Contractor is responsible for reimbursement of the administration fee associated with vaccines provided through the program;

M.	Coordinating workshops relating to the Contractor’s policies and procedures;

N.	Providing necessary technical support to Providers who experience unique problems with certain Members in their provision of services; and

O.	Annually addressing fraud, waste and abuse with providers

Provider Services shall be staffed, at a minimum, Monday through Friday 8am – 6pm Eastern Standard Time. Staff members shall be available to speak with providers any time during open hours. The Contractor shall operate a provider call center that meets standards as determined by the Department.

Provider Services staff shall be instructed to follow all contractually-required provider relation functions including, policies, procedures and scope of services.

27.2	Provider Credentialing and Recredentialing
The Contractor shall conduct Credentialing and Recredentialing in compliance with 907 KAR 1:672 and federal law. the Contractor shall document the procedure, which shall comply with the Department’s current policies and procedures, for credentialing and recredentialing of providers with whom it contracts or employs to treat Members. This documentation shall include, but not be limited to, defining the scope of providers covered, the criteria and the primary source verification of information used to meet the criteria, the process used to make decisions and the extent of delegated credentialing and recredentialing arrangements. The Contractor shall have a process for receiving input from participating providers regarding credentialing and recredentialing of providers. Those providers accountable to a formal governing body for review of credentials shall include physicians, dentists, advanced registered nurse practitioners, audiologist, CRNA, optometrist, podiatrist, chiropractor, physician assistant and other licensed or certified practitioners. Providers required to be recredentialed by the Contractor per Department policy are physicians, audiologists, certified registered nurse anesthetists, advanced registered nurse practitioners, podiatrists, chiropractors and physician assistants. However, if any of these providers are hospital-based, credentialing will be performed by the Department. The Contractor shall be responsible for the ongoing review of provider performance and credentialing as specified below:

A.
The Contractor shall verify that its enrolled network Providers to whom Members may be referred are properly licensed in accordance with all applicable Commonwealth law and regulations and have in effect such current policies of malpractice insurance as may be required by the Contractor.

B.
The process for verification of Provider credentials and insurance, and any additional facts for further verification and periodic review of Provider performance, shall be embodied in written policies and procedures, approved in writing by the Department.

C.
The Contractor shall maintain a file for each Provider containing a copy of the Provider’s current license issued by the Commonwealth and such additional information as may be specified by the Department.

D.
The process for verification of Provider credentials and insurance shall be in conformance with the Department’s policies and procedures. The Contractor shall meet requirements under KRS 205.560(12) related to credentialing. The Contractor’s enrolled providers shall complete a credentialing application in accordance with the Department’s policies and procedures.

The process for verification of Provider credentials and insurance shall include the following:

A.	Written policies and procedures that include the Contractor’s initial process for credentialing as well as its re-credentialing process that must occur, at a minimum, every three (3) years;

B.	A governing body, or the groups or individuals to whom the governing body has formally delegated the credentialing function;

C.	A review of the credentialing policies and procedures by the formal body;

D.	A credentialing committee which makes recommendations regarding credentialing;

E.	Written procedures, if the Contractor delegates the credentialing function, as well as evidence that the effectiveness is monitored;

F.	Written procedures for the termination or suspension of Providers; and

G.	Written procedures for, and implementation of, reporting to the appropriate authorities serious quality deficiencies resulting in suspension or termination of a provider.

The contractor shall meet requirements under KRS 205.560(12) related to credentialing. Verification of Provider’s credentials shall include the following:

A.	A current valid license or certificate to practice in the Commonwealth of Kentucky;

B.	A Drug Enforcement Administration (DEA) certificate and number, if applicable;

C.
Primary source of graduation from medical school and completion of an appropriate residency, or accredited nursing, dental, physician assistant or vision program as applicable; if provider is not board certified.

D.	Board certification if the practitioner states on the application that the practitioner is board certified in a specialty;

E.	Professional board certification, eligibility for certification, or graduation from a training program to serve children with special health care needs under twenty-one (21) years of age;

F.	Previous five (5) years’ work history;

G.	Professional liability claims history;

H.
Clinical privileges and performance in good standing at the hospital designated by the Provider as the primary admitting facility, for all providers whose practice requires access to a hospital, as verified through attestation;

I.	Current, adequate malpractice insurance, as verified through attestation;

J.	Documentation of revocation, suspension or probation of a state license or DEA/BNDD number;

K.	Documentation of curtailment or suspension of medical staff privileges;

L.	Documentation of sanctions or penalties imposed by Medicare or Medicaid;

M.	Documentation of censure by the State or County professional association; and

N.	Most recent information available from the National Practitioner Data Bank.

The provider shall complete a credentialing application that includes a statement by the applicant regarding:

A.	The ability to perform the essential functions of the positions, with or without accommodation;

B.	Lack of present illegal drug use;

C.	History of loss of license and felony convictions;

D.	History of loss or limitation of privileges or disciplinary activity;

E.	Sanctions, suspensions or terminations imposed by Medicare or Medicaid; and

F.	Applicants attest to the correctness and completeness of the application.

Before a practitioner is credentialed, the Contractor shall verify information from the following organizations and shall include the information in the credentialing files:

A.	National practitioner data bank, if applicable;

B.	Information about sanctions or limitations on licensure from the appropriate state boards applicable to the practitioner type; and

C.	Other recognized monitoring organizations appropriate to the practitioner's discipline.

At the time of credentialing, the Contractor shall perform an initial visit to providers as it deems necessary and as required by law. (See 42 CFR Part 455 Subpart E.). The Contractor shall document a structured review to evaluate the site against the Contractors organizational standards and those specified by this contract. The Contractor shall document an evaluation of the medical record documentation and keeping practices at each site for conformity with the Contractors organizational standards and this contract.
The Contractor shall have formalized recredentialing procedures. The Contractor shall formally recredential its providers at least every three (3) years. The Contractor shall comply with the Department’s recredentialing policies and procedures. There shall be evidence that before making a recredentialing decision, the Contractor has verified information about sanctions or limitations on practitioner from:

A.	A current license to practice;

B.	The status of clinical privileges at the hospital designated by the practitioner as the primary admitting facility;

C.	A valid DEA number, if applicable;

D.	Board certification, if the practitioner was due to be recertified or become board certified since last credentialed or recredentialed;

E.	Five (5) year history of professional liability claims that resulted in settlement or judgment paid by or on behalf of the practitioner; and

F.	A current signed attestation statement by the applicant regarding:

(1)	The ability to perform the essential functions of the position, with or without accommodation;

(2)	The lack of current illegal drug use;

(3)	A history of loss, limitation of privileges or any disciplinary action; and

(4)	Current malpractice insurance.

There shall be evidence that before making a recredentialing decision, the Contractor has verified information about sanctions or limitations on practitioner from:

A.	The national practitioner data bank;

B.	Medicare and Medicaid;

C.	State boards of practice, as applicable; and

D.	Other recognized monitoring organizations appropriate to the practitioner’s specialty.

The Contractor will use the format provided in Appendix H to transmit the listed provider credentialing elements to the Department. A Credentialing Process Coversheet will be generated per provider. The Credentialing Process Coversheet will be submitted electronically to the Department’s fiscal agent.
The Contractor shall establish ongoing monitoring of provider sanctions, complaints and quality issues between recredentialing cycles, and take appropriate action.
The Contractor shall have written policies and procedures for the initial and on-going assessment of organizational providers with whom it intends to contract or which it is contracted. Providers include, but are not limited to, hospitals, home health agencies, free-standing surgical centers, residential treatment centers, and clinics. At least every three (3) years, the Contractor shall confirm that the provider is in good standing with state and federal regulatory bodies, including the Department, and, has been accredited or certified by the appropriate accrediting body and state certification agency or has met standards of participation required by the Contractor.
The Contractor shall have policies and procedures for altering conditions of the practitioners participation with the Contractor based on issues of quality of care and services. The Contractor shall have procedures for reporting to the appropriate authorities, including the Department, serious quality deficiencies that could result in a practitioner’s suspension or termination.
If a provider requires review by the Contractor’s credentialing Committee, based on the Contractor’s quality criteria, the Contractor will notify the Department regarding the facts and outcomes of the review in support of the State Medicaid credentialing process.

The contractor shall use the provider type summaries listed at
http://chfs.ky.gov/dms/provEnr/Prvoider+Types.htm.

27.3	Primary Care Provider Responsibilities
A primary care provider (PCP) is a licensed or certified health care practitioner,

including a doctor of medicine, doctor of osteopathy, advanced practice registered nurse (including a nurse practitioner, nurse midwife and clinical specialist), physician assistant, or clinic (including a FQHC, primary care center and rural health clinic), that functions within the scope of licensure or certification, has admitting privileges at a hospital or a formal referral agreement with a provider possessing admitting privileges, and agrees to provide twenty-four (24) hours per day, seven (7) days a week primary health care services to individuals. Primary care physician residents may function as PCPs. The PCP shall serve as the member's initial and most important point of contact with the Contractor. This role requires a responsibility to both the Contractor and the Member. Although PCPs are given this responsibility, the Contractors shall retain the ultimate responsibility for monitoring PCP actions to ensure they comply with the Contractor and Department policies.

Specialty providers may serve as PCPs under certain circumstances, depending on the Member’s needs. The decision to utilize a specialist as the PCP shall be based on agreement among the Member or family, the specialist, and the Contractor’s medical director. The Member has the right to Appeal such a decision in the formal Appeals process.
The Contractor shall monitor PCP’s actions to ensure he/she complies with the Contractor’s and Department’s policies including but not limited to the following:

A.	Maintaining continuity of the Member’s health care;

B.	Making referrals for specialty care and other Medically Necessary services, both in and out of network, if such services are not available within the Contractor’s network;

C.	Maintaining a current medical record for the Member, including documentation of all PCP and specialty care services;

D.	Discussing Advance Medical Directives with all Members as appropriate;

E.	Providing primary and preventative care, recommending or arranging for all necessary preventive health care, including EPSDT for persons under the age of 21 years;

F.	Documenting all care rendered in a complete and accurate medical record that meets or exceeds the Department’s specifications; and

G.	Arranging and referring members when clinically appropriate, to behavioral health providers.

Maintaining formalized relationships with other PCPs to refer their Members for after-hours care, during certain days, for certain services, or other reasons to extend their practice. The PCP remains solely responsible for the PCP functions (A) through (G) above.
The Contractor shall ensure that the following acceptable after-hours phone arrangements are implemented by PCPs in Contractor’s Network and that the unacceptable arrangements are not implemented:

A.	Acceptable:

(1)
Office phone is answered after hours by an answering service that can contact the PCP or another designated medical practitioner and the PCP or designee is available to return the call within a maximum of thirty (30) minutes;

(2)
Office phone is answered after hours by a recording directing the Member to call another number to reach the PCP or another medical practitioner whom the Provider has designated to return the call within a maximum of thirty (30) minutes; and

(3)
Office phone is transferred after office hours to another location where someone will answer the phone and be able to contact the PCP or another designated medical practitioner within a maximum of thirty (30) minutes.

B.	Unacceptable:

(1)	Office phone is only answered during office hours;

(2)	Office phone is answered after hours by a recording that tells Members to leave a message;

(3)	Office phone is answered after hours by a recording that directs Members to go to the emergency room for any services needed; and

(4)	Returning after-hours calls outside of thirty (30) minutes.

27.4	Provider Manual
The Contractor shall prepare and issue a Provider Manual(s), including any necessary specialty manuals (e.g. Behavioral Health) to all network Providers. For newly contracted providers, the Contractor shall issue copies of the Provider Manual(s) within five (5) working days from inclusion of the provider in the network or provide online access to the Provider Manual and any changes or updates.

Department shall approve the Provider Manual, and any updates to the Provider Manual, prior to publication and distribution to Providers. Such approval is subject to Section 4.4.

All Provider Manuals shall be available in hard copy format and/or online.

The Provider Manual and updates shall serve as a source of information to Providers regarding Covered Services, Contractor’s Policies and Procedures, provider credentialing and recredentialing, including Member Grievances and Appeals, claims submission requirements, reporting fraud and abuse, prior authorization procedures, Medicaid laws and regulations, telephone access, the QAPI program, standards for preventive health services and other requirements when identified by the Contractor.

27.5	Provider Orientation and Education
The Contractor shall conduct initial orientation for all Providers within thirty (30) days after the Contractor places a newly contracted Provider on an active status. The Contractor shall ensure that all Providers receive initial and ongoing orientation in order to operate in full compliance with the Contract and all applicable Federal and Commonwealth requirements. The Contractor shall use reasonable efforts to ensure that all Providers receive targeted education for specific issues identified by the Department. The Contractor shall maintain and make available upon request enrollment or attendance rosters dated and signed by each attendee or other written evidence of training of each Provider and their staff. The Contractor shall ensure that Provider education includes: Contractor coverage requirements for Medicaid services; policies or procedures and any modifications to existing services, reporting fraud and abuse; Medicaid populations/eligibility; standards for preventive health services; special needs of Members in general that affect access to and delivery of services; Advance Medical Directives; EPSDT services; Claims submission and payment requirements; special health/care management programs that Members may enroll in; cultural sensitivity; responding to needs of Members with mental, developmental and physical disabilities; reporting of communicable disease; the Contractors QAPI program; medical records review; EQRO and; the rights and responsibilities of both Members and Providers. The Contractor shall ensure that ongoing education is conducted relating to findings from the QAPI program when deemed necessary by either the Contractor or Department.

27.6	Provider Educational Forums
The Contractor shall participate in the Medicaid Provider Educational Forums held throughout the State as enhanced education efforts related to Medicaid managed care. The Cabinet for Health and Family Services (CHFS) and the Kentucky Department of Insurance (DOI) schedule forums for health care providers in each of the eight Medicaid regions. The Contractor shall contribute $____ at the start of each fiscal year under this Contract to support this outreach effort.

27.7	Provider Maintenance of Medical Records
The Contractor shall require their Providers to maintain Member medical records on paper or in an electronic format. Member Medical Records shall be maintained timely, legible, current, detailed and organized to permit effective and confidential patient care and quality review. Complete Medical Records include, but are not limited to, medical charts, prescription files, hospital records, provider specialist reports, consultant and other health care professionals’ findings, appointment records, and other documentation sufficient to disclose the quantity, quality, appropriateness, and timeliness of services provided under the Contract. The medical record shall be signed by the provider of service.
The Member’s Medical Record is the property of the Provider who generates the record. However, each Member or their representative is entitled to one free copy of his/her medical record. Additional copies shall be made available to Members at cost. Medical records shall generally be preserved and maintained for a minimum of five (5) years unless federal requirements mandate a longer retention period (i.e. immunization and tuberculosis records are required to be kept for a person’s lifetime).
The Contractor shall ensure that the PCP maintains a primary medical record for each member, which contains sufficient medical information from all providers involved in the Member’s care, to ensure continuity of care. The medical chart organization and documentation shall, at a minimum, require the following:

A.	Member/patient identification information, on each page;

B.
Personal/biographical data, including date of birth, age, gender, marital status, race or ethnicity, mailing address, home and work addresses and telephone numbers, employer, school, name and telephone numbers (if no phone contact name and number) of emergency contacts, consent forms, identify language spoken and guardianship information;

C.	Date of data entry and date of encounter;

D.	Provider identification by name;

E.	Allergies, adverse reactions and any known allergies shall be noted in a prominent location;

F.
Past medical history, including serious accidents, operations, illnesses. For children, past medical history includes prenatal care and birth information, operations, and childhood illnesses (i.e. documentation of chickenpox);

G.	Identification of current problems;

H.	The consultation, laboratory, and radiology reports filed in the medical record shall contain the ordering provider’s initials or other documentation indicating review;

I.	Documentation of immunizations pursuant to 902 KAR 2:060;

J.	Identification and history of nicotine, alcohol use or substance abuse;

K.	Documentation of reportable diseases and conditions to the local health department serving the jurisdiction in which the patient resides or Department for Public Health pursuant to 902 KAR 2:020;

L.	Follow-up visits provided secondary to reports of emergency room care;

M.	Hospital discharge summaries;

N.	Advanced Medical Directives, for adults;

O.	All written denials of service and the reason for the denial; and

P.	Record legibility to at least a peer of the writer. Any record judged illegible by one reviewer shall be evaluated by another reviewer.

A Member’s medical record shall include the following minimal detail for individual clinical encounters:

A.
History and physical examination for presenting complaints containing relevant psychological and social conditions affecting the patient’s medical/behavioral health, including mental health, and substance abuse status;

B.	Unresolved problems, referrals and results from diagnostic tests including results and/or status of preventive screening services (EPSDT) are addressed from previous visits

C.	Plan of treatment including:

1.	Medication history, medications prescribed, including the strength, amount, directions for use and refills; and

2.	Therapies and other prescribed regimen; and

3.	Follow-up plans including consultation and referrals and directions, including time to return.

27.8	Advance Medical Directives
The Contractor shall comply with laws relating to Advance Medical Directives pursuant to KRS 311.621 - 311.643 and 42 CFR Part 489, Subpart I and 42 CFR 422.128, 438.6 and 438.10 Advance Medical Directives, including living wills or durable powers of attorney for health care, allow adult Members to initiate directions about their future medical care in those circumstances where Members are unable to make their own health care decisions. The Contractor shall, at a minimum, provide written information on Advance Medical Directives to all Members and shall notify all Members of any changes in the rules and regulations governing Advance Medical Directives within ninety (90) Days of the change and provide information to its PCPs via the Provider Manual and Member Services staff on informing Members about Advance Medical Directives. PCPs have the responsibility to discuss Advance Medical Directives with adult Members at the first medical appointment and chart that discussion in the medical record of the Member.

27.9	Provider Grievances and Appeals
The Contractor shall implement a process to ensure that all Appeals from Providers are reviewed. Every Appeal filed shall be recorded in a written record and logged with the following details: date, nature of Appeal, identification of the individual filing the Appeal, identification of the individual recording the appeal, disposition of the Appeal, corrective action required and date resolved. Provider grievances or appeals shall be resolved within thirty (30) calendar days. If the grievance or appeal is not resolved within thirty (30) days, the Contractor shall request a fourteen (14) day extension from the Provider.
If the Provider

requests the extension, the extension shall be approved by the Contractor. The Contractor shall ensure that there is no discrimination against a Provider solely on the grounds that the Provider filed an Appeal or is making an informal Grievance. The Contractor shall monitor and evaluate Provider Grievances and Appeals. The Contractor shall submit quarterly reports to the Department regarding the number, type and outcomes of Provider Grievances and appeals. A Provider shall have the right to file an appeal with the Contractor regarding provider payment or contractual issues. A Provider does not have standing to request a State Fair Hearing.

A request from a Provider for a State Fair Hearing upon a Member’s behalf, may only do so with the express consent signed by the Member pursuant to 907 KAR 17:010 and if the Action resulted in a denial, reduction or suspension of the service. A Provider may not request a State Fair Hearing upon a Member’s behalf regarding payment.

27.10	Other Related Processes
The Contractor shall provide information specified in 42 CFR 438.10(g)(1) about the grievance system to all service providers and subcontractors at the time they enter into a contract.

27.11	Release for Ethical Reasons
The Contractor shall not require Providers to perform any treatment or procedure that is contrary to the Provider’s conscience, religious beliefs, or ethical principles in accordance with 42 CFR 438.102.
The Contractor shall have a referral process in place for situations where a Provider declines to perform a service because of ethical reasons. The Member shall be referred to another Provider licensed, certified or accredited to provide care for the individual service, or assigned to another PCP licensed, certified or accredited to provide care appropriate to the Member’s medical condition.
A release for ethical reasons only applies to Contractor’s Network Providers; it does not apply to the Contractor.
The Contractor shall not prohibit or restrict a Provider from advising a Member about his or her health status, medical care or treatment, regardless of whether benefits for such care are provided under the Contract, if the Provider is acting within the lawful scope of practice.

28.	Provider Network

28.1	Network Providers to Be Enrolled
The Contractor’s Network shall include Providers from throughout the provider community. The Contractor shall comply with the any willing provider statute as described in 907 KAR 1:672 or as amended and KRS 304.17A-270. Neither the Contractor nor any of its Subcontractors shall require a Provider to enroll exclusively with its network to provide Covered Services under this Contract as such would violate the requirement of 42 CFR Part 438 to provide Members with continuity of care and choice. The Contractor shall enroll at least one (1) Federally Qualified Health Centers (FQHCs) into its network if there is a FQHC appropriately licensed to provide services in the region or service area and at least one teaching hospital. In addition the Contractor shall enroll the following types of providers who are willing to meet the terms and conditions for participation established by the Contractor: physicians, advanced practice registered nurses, physician assistants, birthing centers, dentists, primary care centers including, home health agencies, rural health clinics, opticians, optometrists, audiologists, hearing aid vendors, pharmacies, durable medical equipment suppliers, podiatrists, renal dialysis clinics, ambulatory surgical centers, family planning providers, emergency medical transportation provider, non-emergency medical transportation providers as specified by the Department, other laboratory and x-ray providers, individuals and clinics providing Early and Periodic Screening, Diagnosis, and Treatment services, chiropractors, community mental health centers, psychiatric residential treatment facilities, hospitals (including acute care, critical access, rehabilitation, and psychiatric hospitals), local health departments, and providers of EPSDT Special Services. The Contractor shall also enroll those providers eligible to enroll in Medicaid to provide Medicare-Only Services, i.e., Psychologists, Licensed Clinical Social Workers, and certain other therapists. The Contractor may also enroll other providers, which meet the credentialing requirements, to the extent necessary to provide covered services to the Members. Enrollment forms shall include those used by the Kentucky Medicaid Program as pertains to the provider type. The Contractor shall use such enrollment forms as required by the Department.

The Department will continue to enroll and certify hospitals, nursing facilities, home health agencies, independent laboratories, preventive health care providers, FQHC, RHC and hospices. The Medicaid provider file will be available for review by the Contractor so that the Contractor can ascertain the status of a Provider with the Medicaid Program and the provider number assigned by the Kentucky Medicaid Program.

Providers performing laboratory tests are required to be certified under the CLIA. The Department will continue to update the provider file with CLIA information from the OSCAR file provided by the Centers for Medicare & Medicaid Services for all appropriate providers. This will make laboratory certification information available to the Contractor on the Medicaid provider file.

The Contractor shall have written policies and procedures regarding the selection and retention of Contractor’s Network. The policies and procedures regarding selection and retention must not discriminate against providers who service high-

risk populations or who specialize in conditions that require costly treatment or based upon that Provider’s licensure or certification.

If the Contractor declines to include individuals or groups of providers in its network, it shall give affected providers written notice of the reason for its decision.

The Contractor must offer participation agreements with currently enrolled Medicaid providers who have received electronic health record incentive funds who are willing to meet the terms and conditions for participation established by the Contractor.

28.2	Out-of-Network Providers
The Department will provide the Contractor with a streamlined enrollment process to assign provider numbers for Out-of-network providers. Only out-of-network hospitals and physicians are allowed to complete the Registration short form in emergency situations. The Contractor shall, in a format specified by the Department report all out-of-network utilization by Members.

28.3	Contractor’s Provider Network
The Contractor may enroll providers in their network who are not participating in the Kentucky Medicaid Program. Providers shall meet the credentialing standards described in Provider Credentialing and Re-Credentialing of this Contract and be eligible to enroll with the Kentucky Medicaid Program. A provider joining the Contractor’s Network shall meet the Medicaid provider enrollment requirements set forth in the Kentucky Administrative Regulations and in the Medicaid policy and procedures manual for fee-for-service providers of the appropriate provider type. The Contractor shall provide written notice to Providers not accepted into the network along with the reasons for the non-acceptance. A provider cannot enroll in the Contractor’s Network if the provider has active sanctions imposed by Medicare or Medicaid or SCHIP, if required licenses and certifications are not current, if money is owed to the Medicaid Program, or if the Office of the Attorney General has an active fraud investigation involving the Provider or the Provider otherwise fails to satisfactorily complete the credentialing process. The Contractor shall obtain access to the National Practitioner Database as part of their credentialing process in order to verify the Provider’s eligibility for network participation. Federal Financial Participation is not available for amounts expended for providers excluded by Medicare, Medicaid, or SCHIP, except for Emergency Medical Services.

28.4	Enrolling Current Medicaid Providers
The Contractor will have access to the Department Medicaid provider file either by direct on-line inquiry access, by electronic file transfer, or by means of an extract provided by the Department. The Medicaid provider master file is to be used by the Contractor to obtain the ten-digit provider number assigned to a medical provider by the Department, the Provider’s status with the Medicaid program, CLIA certification, and other information. The Contractor shall use the Medicaid Provider number as the provider identifier when transmitting information or communicating about any provider to the Department or its Fiscal Agent The Contractor shall transmit a file of Provider data specified in this Contract for all credentialed Providers in the Contractor’s network on a monthly basis and when any information changes.

28.5	Enrolling New Providers and Providers Not Participating in Medicaid
A medical provider is not required to participate in the Kentucky Medicaid Program as a condition of participation with the Contractor’s Network. If a potential Provider has not had a Medicaid number assigned, the Contractor will obtain all data and forms necessary to enroll within the Contractor’s Network, and include the required data in any transmission of the provider file information with the exception of the Medicaid provider number. Provider file records transmitted without a provider number will be suspended until verification of the provider’s Medicaid enrollment status and for the assignment of the provider number. When eligibility is confirmed, the Department will enter the provider number on the master provider file and the transmitted data will be loaded to the provider file. The Contractor will receive a report within two weeks of transactions being accepted, suspended or denied.
All documentation regarding a provider’s qualifications and services provided shall be available for review by the Department or its agents at the Contractor’s offices during business hours upon reasonable advance notice.

28.6	Termination of Network Providers or Subcontractors

A.
The Contractor shall terminate from participation any Provider who (i) engages in an activity that violates any law or regulation and results in suspension, termination, or exclusion from the Medicare or Medicaid program; (ii) has a license, certification, or accreditation terminated, revoked or suspended; (iii) has medical staff privileges at any hospital terminated, revoked or suspended; or (iv) engages in behavior that is a danger to the health, safety or welfare of Members.

The Department shall notify the Contractor of suspension, termination, and exclusion actions taken against Medicaid providers by the Kentucky Medicaid program within three (3) business days via e-mail. The Contractor shall terminate the Provider effective upon receipt of notice by the Department.
The Contractor shall notify the Department of termination from Contractor’s network taken against a Provider under this subsection within three (3) business days via email. The Contractor shall indicate in its notice to the Department the reason or reasons for which the PCP ceases participation.

The Contractor shall notify any Member of the Provider’s termination provided such Member has received a service from the terminated Provider within the previous six months. Such notice shall be mailed within fifteen (15) days of the action taken if it is a PCP and within thirty (30) days for any other Provider.

B.
In the event a Provider terminates participation with the Contractor, the Contractor shall notify the Department of such termination by Provider within five business days via email. In addition, the Contractor will provide all terminations monthly via the Provider Termination Report as referenced in Appendix K. The Contractor shall indicate in its notice to the Department the reason or reasons for which the PCP ceases participation.

The Contractor shall notify any Member of the Provider’s termination provided such Member has received a service from the terminating Provider within the previous six months. Such notice shall be mailed the later of the following: (i) thirty (30) days prior to the effective date of the termination or (ii) within fifteen (15) days of receiving notice.

C.
The Contractor may terminate from participation any Provider who materially breaches the Provider Agreement with Contractor and fails to timely and adequately cure such breach in accordance with the terms of the Provider Agreement.

The Contractor shall notify any Member of the Provider’s termination provided such Member has received a service from the terminating Provider within the previous six months. Such notice shall be mailed the later of the following: (i) within fifteen (15) days of providing notice or (ii) thirty (30) days prior to the effective date of the termination.

28.7	Provider Program Capacity Demonstration
The Contractor shall assure that all covered services are as accessible to Members (in terms of timeliness, amount, duration, and scope) as the same services are available to commercial insurance members in the Contractor’s Region; and that no incentive is provided, monetary or otherwise, to providers for the withholding from Members of medically-necessary services. The Contractor shall make available and accessible facilities, service locations, and personnel sufficient to provide covered services consistent with the requirements specified in this section. Emergency medical services shall be made available to Members twenty-four (24) hours a day, seven (7) days a week. Urgent care services by any provider in the Contractor's Program shall be made available within 48 hours of request. The Contractor shall provide the following:

A.	Primary Care Provider (PCP) delivery sites that are: no more than thirty (30) miles or thirty (30) minutes from Members in urban areas, and for Members in non-urban areas, no more than forty-five (45)

minutes or forty-five (45) miles from Member residence; with a member to PCP (FTE) ratio not to exceed 1500:1; and with appointment and waiting times, not to exceed thirty (30) days from date of a Member’s request for routine and preventive services and forty-eight (48) hours for Urgent Care.

B.
Specialty care in which referral appointments to specialists shall not exceed thirty (30) days for routine care or forty-eight (48) hours for Urgent Care; except for Behavioral Health Services for which emergency care with crisis stabilization must be provided within twenty-four (24) hours, urgent care which must be provided within forty-eight (48) hours, services may not exceed fourteen (14) days post discharge from an acute Psychiatric Hospital and sixty (60) days for other referrals.

C.
In addition to the above, the Contractor shall include in its network Specialists designated by the Department in no fewer number than twenty-five (25%) percent of the Specialists enrolled in the Department’s Fee-for-Service program by region; and include sufficient pediatric specialists to meet the needs of Members younger than twenty-one (21) years of age. Access to Specialists shall not exceed sixty (60) miles or sixty (60) minutes. In the event there are less than five (5) qualified Specialists in a particular region, the twenty-five (25%) shall not apply to that region.

D.	Immediate treatment for Emergency Care at a health facility that is most suitable for the type of injury, illness or condition, regardless of whether the facility is in Contractor’s Network.

E.
Access to Hospital care shall not exceed thirty (30) miles or thirty (30) minutes, except in non-urban areas where access may not exceed sixty (60) minutes, with the exception of Behavioral Health Services and physical rehabilitative services where access shall not exceed sixty (60) miles or sixty (60) minutes.

F.
Access for general dental services shall not exceed sixty (60) miles or sixty (60) minutes. Any exceptions shall be justified and documented by the Contractor. Appointment and waiting times shall not exceed three (3) weeks for regular appointments and forty eight (48) hours for urgent care.

G.
Access for general vision, laboratory and radiology services shall not exceed sixty (60) miles or sixty (60) minutes. Any exceptions shall be justified and documented by the Contractor. Appointment and waiting times shall not exceed thirty (30) days for regular appointments and forty eight (48) hours for Urgent Care.

H.
Access for Pharmacy services, shall not exceed sixty (60) miles or sixty (60) minutes or the delivery site shall not be further than fifty (50) miles from the Member’s residence. The Contractor is not required to provide transportation services to Pharmacy services.

The Contractor shall attempt to enroll the following Providers in its network as follows:

A.	Teaching hospitals;

B.	FQHCs and rural health clinics;

C.	The Kentucky Commission for Children with Special Health Care Needs; and

D.	Community Mental Health Centers

If the Contractor is not able to reach agreement on terms and conditions with these specified providers, it shall submit to the Department, for approval, documentation which supports that adequate services and service sites as required in this Contract shall be provided to meet the needs of its Members without contracting with these specified providers. Such approval is subject to Section 4.4.

In consideration of the role that Department for Public Health, which contracts with the local health departments, plays in promoting population health of the provision of safety net services, the Contractor shall offer a participation agreement to the Department of Public Health for local health department services. Such participation agreement shall include, but not be limited to, the following provisions:

A.	Coverage of the Preventive Health Package pursuant to 907 KAR 1:360.

B.	Provide reimbursement at rates commensurate with those provided under Medicare.

The Contractor may also include any charitable providers which serve Members in the Contractor Region, provided that such providers meet credentialing standards.

The Contractor shall demonstrate the extent to which it has included providers who have traditionally provided a significant level of care to Medicaid Members. The Contractor shall have participating providers of sufficient types, numbers, and specialties in the service area to assure quality and access to health care services as required for the Quality Improvement program as outlined in Management Information Systems. If the Contractor is unable to contract with these providers, it shall submit to the Department, for approval, documentation which supports that adequate services and service sites as required in the Contract shall be available to meet the needs of its Members. Such approval is subject to Section 4.4.

28.8	Provider Network Adequacy
The Contractor shall submit information in accordance with Appendix G that demonstrates that the Contractor has an adequate network that meets the Department’s standards in Section 28.7 above. The MCO shall notify the

Department, in writing, of any anticipated network changes that may impact network standards as defined herein.
The Contractor shall update this information to reflect changes in the Contractor’s Network on an annual basis, or upon request by the Department.

28.9	Expansion and/or Changes in the Network
If at any time, the Contractor or the Department determines that its Contractor Network is not adequate to comply with the access standards specified above for 95% of its Members by region, the Contractor or Department shall notify the other of this situation and within fifteen business (15) days the Contractor shall submit a corrective action plan to remedy the deficiency. The corrective action plan shall describe the deficiency in detail, including the geographic location where the problem exists, and identify specific action steps to be taken by the Contractor and time-frames to correct the deficiency.
In addition to expanding the service delivery network to remedy access problems, the Contractor shall also make reasonable efforts to recruit additional providers based on Member requests. When Members ask to receive services from a provider not currently enrolled in the network, the Contractor shall contact that provider to determine an interest in enrolling and willingness to meet the Contractor’s terms and conditions.

28.10	Provider Electronic Transmission of Data
The Contractor shall transmit any additions or changes to the Contractor’s Network as specified in Appendix G. Encounter Record containing provider numbers that are not on the Medicaid master provider file will not be accepted.

28.11	Provider System Specifications and Data Definitions
Appendix G contains the file layouts, data element definitions, and other information relevant to maintenance of the provider file by Contractor.

28.12	Cultural Consideration and Competency
The Contractor shall participate in the Department’s effort to promote the delivery of services in a culturally competent manner to all Members, including those with limited English proficiency and diverse cultural and ethnic backgrounds. The Contractor shall address the special health care needs of its members needing culturally sensitive services. The Contractor shall incorporate in policies, administration and service practice the values of: recognizing the Member’s beliefs; addressing cultural differences in a competent manner; fostering in staff and Providers attitudes and interpersonal communication styles which respect Member’s cultural background. The Contractor shall communicate such policies to Subcontractors.

29.	Provider Payment Provisions

29.1	Claims Payments
In accordance with the Balanced Budget Act (BBA) Section 4708, the Contractor shall implement Claims payment procedures that ensure 90% of all Provider Claims for which no further written information or substantiation is required in order to make payment are paid or denied within thirty (30) days of the date of receipt of such Claims and that 99% of all Claims are processed within ninety (90) days of the date of receipt of such Claims. In addition, the Contractor shall comply with the Prompt-Pay statute, codified within KRS 304.17A-700-730, as may be amended, and KRS 205.593, and KRS 304.14-135 and KRS 304.99-123, as may be amended.
The Contractor shall, notify the requesting provider of any decision to deny a Claim, or to authorize a service in an amount, duration, or scope that is less than requested.
Any conflict between the BBA and Commonwealth law will default to the BBA unless the Commonwealth requirements are stricter.

29.2	Payment to Out-of-Network Providers
The Contractor shall reimburse Out-of-Network Providers in accordance with Section 29.1 “Claims Payments” for the following Covered Services:

A.	Specialty care for which the Contractor has approved a authorization for the Member to receive services from an Out-of-Network Provider;

B.
Emergency Care that could not be provided by the Contractor’s Network Provider because the time to reach the Contractor’s Network Provider would have resulted in risk of serious damage to the Member’s health;

C.	Services provided for family planning; and

D.	Services for children in Foster Care.

The above listed Covered Services shall be reimbursed at no more than 100 percent of the Medicaid fee schedule/rate.

29.3	Payment to Providers for Serving Dual Eligible Members
The Contractor shall coordinate benefits for Dual Eligible Members by paying the lesser amount of:

A.	The Contractor’s allowed amount minus the Medicare payment, or

B.	The Medicare co-insurance and deductible up to Contractor’s allowed amount.

In the event that Medicaid does not have a price for codes included on a crossover claim then the entire Medicare coinsurance and deductible shall be paid by the Contractor. The Contractor shall further assist Dual Eligible Members in coordination of benefits required under Delegations of Authority.

29.4	Payment of Federally Qualified Health Centers (“FQHC”) and Rural Health Clinics (“RHC”)
The Contractor shall assure that payment for services provided to FQHCs and RHCs is not less than the level and amount of payment the Contractor would make for the services if the services were furnished by other clinic or primary care Providers. The Department shall reimburse, by making payments directly to FQHCs and RHCs, the difference if the rate is less than the amount paid under Kentucky’s established prospective payment system (PPS) rate for the federally certified facilities.

The Contractor shall report to the Department within forty-five (45) calendar days of the end of each quarter the total amount paid to each FQHC per month. The report shall include the provider number, name, total number of paid claims per month, total amount paid by Contractor, and any adjustments.

Effective July 1, 2014, and with the approval of CMS, the Contractor shall pay to the FQHCs and RHCs the Kentucky’s established prospective payment system (PPS) rate for the federally certified facilities. If implemented the Contractor’s capitation rate shall be adjusted beginning July 1, 2014 to address the revised payment provision.

29.5	Commission for Children with Special Needs
The case management and care coordination needs of the medically fragile children serviced by the Commission for Children with Special Needs must be recognized by the Contractor in that a special payment rate shall be developed for the Commission by a process of negotiation between the Contractor and the Commission. The rate to be established shall be not less than seventy-eight (78) percent of the Medicaid allowable cost based on the most recent available cost report of the Commission and shall be subject to negotiation at annual intervals.

29.6	Payment of Teaching Hospitals
In establishing payments for teaching hospitals in its Contractor’s Network, the Contractor shall recognize costs for graduate medical education, including adjustments required by KRS 205.565 and 907 KAR 1:825.

29.7	Intensity Operating Allowance
The Department acknowledges and agrees that Contractor is subject to the legislatively mandated intensity operating allowance and hospital rate increase. Contractor shall receive capitation payments that reflect these mandated items. (See 907 KAR 10:825)

29.8	Urban Trauma
The contractor shall agree that payment for Urban Trauma Center amount is contingent upon the Commonwealth's receipt of the necessary state matching funds from the Urban Trauma Provider to support such payment and shall so do in a manner necessary to meet all federal requirements governing such transactions. (See 907 KAR 10:825)

29.9	Critical Access Hospitals
The Contractor shall reimburse Critical Access Hospitals at rates that are at least equal to those established by CMS for Medicare reimbursement to a critical access hospital in accordance with 907 KAR 10:815.

29.10	Supplemental Payments
The Department and Contractor recognize the Department’s desire to provide enhanced reimbursement to provider entities through supplemental payments in order to preserve the ability of the provider entities to provide essential services to Commonwealth residents.

The Department currently makes supplemental payments in addition to adjudicated claims payments to a number of provider entities. Those categories of providers receiving supplemental payments are as follows:

•	Intensity Operating Allowance for Pediatric Teaching hospitals

•	A State Designated Urban Trauma Center

•	State Owned or Operated University Teaching Hospital Faculty

•	Psychiatric Access Supplement to a Designated Psychiatric Hospital

Descriptions of these payments are found in other sections of the contract. State owned or operated university teaching hospitals include a hospital operated by a related party organization as defined in 42 CFR 413.17, which is operated as part of an approved School of Medicine or Dentistry.

Contractor is required to make monthly supplemental payments to the specified providers on or before the last business day of the month of service for which capitation is paid. The payment shall be the amount specified for each respective provider entity multiplied by the Contractor’s share of monthly enrollment by region and by rate cell as calculated by the Department and reported to the Contractor.

The Department shall provide the detailed amounts by provider entity upon contractor request. In addition, July 1 of each year under this Contract, the Department shall provide the Contractor with the adjusted supplemental payments increase, if any, and the Department shall provide the Contractor with an adjusted capitation rate in order to pay this increase.

The Contractor agrees, upon the request of the Department, to submit to the Department claims-level cost data for payment verification purposes. Contractor will work with the Department to assure that information is provided to allow for provider entities to remit the state matching portion of the payments to the Department, as applicable.

29.11	Supplemental Payments to PCPs
Certain medical specialties (“Eligible Providers”) are to receive at the Medicare rate for certain services for calendar years 2013 and 2014. The capitation rates for this Contract do not reflect this payment. The Department shall provide to the Contractor: 1) the list of Eligible Providers who are eligible for reimbursement at Medicare payment levels~~;~~ 2) the specific primary service codes that qualify for the ACA enhanced reimbursement; and 3) the payment rates for these codes. The Contractor shall file quarterly reports with the Department listing all professional claims in a format prescribed by the Department. The professional claims submitted shall be based on claims paid during the quarter with incurred dates during the Contract term. Contingent upon approval by CMS, the Department shall determine the additional amount to be paid and shall make supplemental payments to Contractor in that amount. The Department shall make all such supplemental payments to the Contractor within twenty (20) days of receipt of the quarterly report. The Contractor shall then distribute these payments to the Eligible Providers forty-five days after the end of the quarter.

Submittals shall be submitted within fifteen days of the close of the quarter. The Contractor shall pass on the full benefit of the payment increase to Eligible Providers and shall provide a quarterly report of payments made to Eligible Providers that is in a form and format sufficient to satisfy the reporting requirements of CMS or other regulatory agencies when submitting the next subsequent quarterly report requesting payment. For claims paid after the Contract Term but incurred during the Contract term (i.e., run out claims) the Contractor shall continue to be responsible for processing the ACA enhanced reimbursement as contained herein.

If the Contractor distributes the ACA enhanced reimbursement to a provider who was determined by the Department to be an Eligible Provider at the time of the payment, but who is subsequently determined to have been ineligible, the Contractor shall be held harmless in recouping such payment from the provider but shall reasonably cooperate with the Department in recouping such payment.

30.	Covered Services

30.1	Medicaid Covered Services
The Contractor shall provide, or arrange for the provision of, the Covered Services listed in Appendix I. to Members in accordance with the Contract standards, and according to the Department’s regulations, state plan, policies and procedures applicable to each category of Covered Services. The Contractor shall be required to provide Covered Services to the extent services are covered for Members at the time of Enrollment. The Contractor shall ensure that the care of new enrollees is not disrupted or interrupted. The Contractor shall ensure continuity of care for new Members receiving health care under fee for service prior to enrollment in the Plan. Appendix I. shall serve as a summary of currently Covered Services that the Contractor shall be responsible for providing to Members. However, it is not intended, nor shall it serve as a substitute for the more detailed information relating to Covered Services which is contained in applicable administrative regulations governing Kentucky Medicaid services provision (907 KAR Chapter 1 and 907 KAR 3:005) and individual Medicaid program services manuals incorporated by reference in the administrative regulations.

After the Execution Date and the adjustment for ACA compliance as provided in Section 11.2, to the extent a new or expanded Covered Service is added by the Department to Contractor’s responsibilities under this Contract, (“New Covered Service”) the financial impact of such New Covered Service will be evaluated from an actuarial perspective by the Department, and Capitation Rates to be paid to Contractor hereunder will be adjusted accordingly to 12.2 and 40.3 herein. The determination that a Covered Service is a New Covered Service is at the discretion of the Department. At least ninety (90) days before the effective date of the addition of a New Covered Service, the Department will provide written notice to Contractor of any such New Covered Service and any adjustment to the Capitation Rates herein as a result of such New Covered Service. This notice shall include: (i) an explanation of the New Covered Service; (ii) the amount of any adjustment to Capitation Rates herein as a result of such New Covered Service; and (iii) the methodology for any such adjustment.

The Contractor may provide, or arrange to provide, services in addition to the services described in Appendix I, provided quality and access are not diminished, the services are Medically Necessary health services and cost-effective. The cost for these additional services shall not be included in the Capitation Rate. The Contractor shall notify and obtain approval from Department for any new services prior to implementation. The Contractor shall notify the Department by submitting a proposed plan for additional services and specify the level of services in the proposal.

Any Medicaid service provided by the Contractor that requires the completion of a specific form (e.g., hospice, sterilization, hysterectomy, or abortion), the form shall be completed according to the appropriate Kentucky Administrative Regulation (KAR). The Contractor shall require its Subcontractor or Provider to retain the form in the event of audit and a copy shall be submitted to the Department upon request.

The Contractor shall not prohibit or restrict a Provider from advising a Member about his or her health status, medical care, or treatment, regardless of whether benefits for such care are provided under the Contract, if the Provider is acting within the lawful scope of practice.

If the Contractor is unable to provide within its network necessary medical services covered under Appendix I , it shall timely and adequately cover these services out of network for the Member for as long as Contractor is unable to provide the services in accordance with 42 CFR 438.206. The Contractor shall coordinate with out-of-network providers with respect to payment. The Contractor will ensure that cost to the Member is no greater than it would be if the services were provided within the Contractor’s Network.

A Member who has received Prior Authorization from the Contractor for referral to a specialist physician or for inpatient care shall be allowed to choose from among all the available specialists and hospitals within the Contractor’s Network, to the extent reasonable and appropriate.

30.2	Direct Access Services
The Contractor shall make Covered Services available and accessible to Members as specified in Appendix I. The Contractor shall routinely evaluate Out-of-Network utilization and shall contact high volume providers to determine if they are qualified and interested in enrolling in the Contractor’s network. If so, the Contractor shall enroll the provider as soon as the necessary procedures have been completed. When a Member wishes to receive a direct access service or receives a direct access service from an Out-of-Network Provider, the Contractor shall contact the provider to determine if it is qualified and interested in enrolling in the network. If so, the Contractor shall enroll the provider as soon as the necessary enrollment procedures have been completed.

The Contractor shall ensure direct access and may not restrict the choice of a qualified provider by a Member for the following services within the Contractor’s Network:

A.	Primary care vision services, including the fitting of eye-glasses, provided by ophthalmologists, optometrists and opticians;

B.	Primary care dental and oral surgery services and evaluations by orthodontists and prosthodontists;

C.	Voluntary family planning in accordance with federal and state laws and judicial opinion;

D.	Maternity care for Members under eighteen (18) years of age;

E.	Immunizations to Members under twenty-one (21) years of age;

F.	Sexually transmitted disease screening, evaluation and treatment;

G.	Tuberculosis screening, evaluation and treatment;

H.	Testing for Human Immunodeficiency Virus (HIV), HIV-related conditions, and other communicable diseases as defined by 902 KAR 2:020;

I.	Chiropractic services; and

J.	Women’s health specialists.

The Contractor shall ensure direct access and may not restrict the Member’s access to services in accordance with 42 CFR 438 and applicable state statutes and regulations.

30.3	Second Opinions
The Contractor shall provide for a second opinion related to surgical procedures and diagnosis and treatment of complex and/or chronic conditions within the Contractor’s network, at the Member’s request. The Contractor shall inform the Member, in writing, at the time of Enrollment of the Member’s right to request a second opinion.

30.4	Billing Members for Covered Services
The Contractor and its Providers and Subcontractors shall not bill a Member for Medically Necessary Covered Services with the exception of applicable co-pays or other cost sharing requirements provided under this contract. Any Provider who knowingly and willfully bills a Member for a Medicaid Covered Service shall be guilty of a felony and upon conviction shall be fined, imprisoned, or both, as defined in Section 1128B(d)(1) 42 U.S.C. 1320a-7b of the Social Security Act. This provision shall remain in effect even if the Contractor becomes insolvent.
However, if a Member agrees in advance in writing to pay for a Non-Medicaid covered service, then the Contractor, the Contractor’s Provider, or Contractor’s Subcontractor may bill the Member. The standard release form signed by the Member at the time of services does not relieve the Contractor, Providers and Subcontractors from the prohibition against billing a Medicaid Member in the absence of a knowing assumption of liability for a Non-Medicaid covered Service. The form or other type of acknowledgement relevant to Medicaid Member liability must specifically state the services or procedures that are not covered by Medicaid.

30.5	Referrals for Services not Covered by Contractor
When it is necessary for a Member to receive a Medicaid service that is outside the scope of the Covered Services provided by the Contractor, the Contractor shall refer the Member to a provider enrolled in the Medicaid fee-for-service program. The Contractor shall have written policies and procedures for the referral of Members for Non-Covered Services that shall provide for the transition to a qualified health care provider and, where necessary, assistance to Members in obtaining a new Primary Care Provider. The Contractor shall submit any desired changes to the established written referral policies and procedures to the Department for review and approval subject to Section 4.4.

30.6	Interface with State Behavioral Health Agency

A.
Contractor’s Behavioral Health Director or designee will meet with the Department monthly to discuss State Mental Health Authority and Single State (substance abuse) Agency (SSA) protocols, rules and regulations including but not limited to:

•	Serious Mental Illness (SMI) and Serious Emotional Disturbance (SED) operating definitions

•	Other priority populations

•	Targeted Case Management and Peer Support provider certification training and process

•	IMPACT Plus program operations

•	Satisfaction survey requirements

•	Priority training topics (e.g. trauma-informed care, suicide prevention, co-occurring disorders, evidence-based practices)

•	Behavioral health services hotline

•	Behavioral health crisis services (referrals; emergency, urgent and routine care)

B.	Contractor will coordinate IMPACT Plus Covered Services to ensure existing services are provided, rates are set, and encounter and cost data are provided.

C.	Contractor will coordinate:

1.
Member education process for individuals with serious mental illnesses (SMI) and children and youth with serious emotional disturbances (SED) with the department. Contractor will provide the Department with proposed materials and protocols.

2.	With the Department and CMHCs a process for integrating Behavioral Health Services’ hotlines with processes planned by the Contractor to meet system requirements.

3.
With the Department on establishing collaborative agreements with state operated or stated contracted psychiatric hospitals, as well as with other the Department facilities that individuals with co-occurring behavioral health and developmental and intellectual disabilities (DID).

31.	Pharmacy Benefits

31.1	Pharmacy Requirements
The Contractor shall provide pharmacy benefits in accordance with this section in addition to other requirements specified in this contract. Pharmacy benefit requirements shall include, but not be limited to:

A.	State-of-the-art, online and real-time rules-based point-of-sale (POS) Claims processing services with prospective drug utilization review including an accounts receivable process;

B.	Retrospective utilization review services;

C.	Formulary and non-formulary services, including prior authorization services;

D.	Pharmacy provider relations and call center services, in addition to Provider Services specified elsewhere;

E.	Seamless interfaces with the information systems of the Commonwealth and as needed, any related vendors; and

F.	Coverage for all drugs for which a federal rebate is available per 42 USC § 1396r-8 and has been provided by DMS.

31.2	Formulary and Non-Formulary Services
The Contractor shall maintain a preferred drug list and make information available to pharmacy providers and Members the co-pay tiers or other information as necessary. The Contractor shall provide information to its pharmacy providers regarding the Preferred Drug List (PDL) for Medicaid Members via posting on the web and other relevant means of communication. This list updated by the Contractor throughout the year shall reflect changes in the status of a drug or to the addition of new drugs, as required.

The Contractor shall utilize a Pharmacy and Therapeutics Committee (P&T Committee). The P & T Committee shall meet in Kentucky periodically throughout the calendar year as necessary and make recommendations to the Contractor for changes to the drug formulary. The P & T Committee shall be considered an advisory committee to a public body and thereby making it subject to the Open Meetings Law KRS 61.800 to 61.850. The Contractor shall give prior notice to the Department of the time, date and location of the P & T Committee meetings.

31.3	Pharmacy Claims Administration
The Contractor shall process, adjudicate, and pay pharmacy Claims for Members via an online real-time POS system, including voids and full or partial adjustments. The Contractor shall maintain prospective drug utilization review edits and apply these edits at the POS. The Contractor shall be responsible for processing components required for paper Claims.

The Contractor maintains, through an online system, appropriate accounts receivable (A/R) records for the Commonwealth to systematically track adjustments, recoupments, manual payments and other required identifying A/R and Claim information.

The Contractor shall interface with the Commonwealth’s information systems to provide data and other information, as needed, to properly administer the pharmacy benefit program.

31.4	Pharmacy Rebate Administration
The Patient and Affordable Care Act (PPACA) signed into law in March 2010 require states to collect CMS level rebates on all Medicaid MCO utilization. In order for the Department to comply with this requirement the Contractor shall be required to submit NDC level information including J-code conversions consistent with CMS requirements. The Department will provide this Claims level detail to manufacturers to assist in dispute resolutions. However, since the Department is not the POS Claims processor, resolutions of unit disputes are dependent upon cooperation of the Contractor. The Contractor shall assist the Department in resolving drug rebate disputes with the manufacture. The Contractor also shall be responsible for rebate administration for pharmacy services provided through other settings such as physician services.

31.5	Pharmacy Program Management
The Contractor shall assure that pharmacy benefits are administered in accordance with the state and Federal laws and regulations. In the event the prescription is for a non-preferred drug and the pharmacist cannot reach the physician or the Contractor or its agent for approval and the pharmacist deems it necessary, a seventy-two (72) hour emergency supply shall be provided. If the physician prescribed an amount of the medicine that is less than a seventy-two (72) hour supply, the pharmacist shall only dispense the amount prescribed.

Except for those Members diagnosed with conditions listed in 907 KAR 1:019, Kentucky Medicaid members may be limited to three (3) brand prescriptions and four (4) total prescriptions, based upon their diagnoses and/or medical condition.

If the Contractor charges co-payments for prescription medications dispensed to Members such charges shall be at the same level as the Department in the Fee for Service Program. The Contractor shall track and reports on the Members’ usage and co-payments, including accumulation of maximum out-of-pocket co-payments. The co-payments requirements for the Kentucky Medicaid Program can be found in 907 KAR 1:604. Whether the Contractor imposes such co-pays or not, the actuarial value of the co-pays will be reflected in the Capitation Rate adjustments anticipated to take place with the ACA implementation as provided in Section 11.2.

31.6	Pharmacy Provider Relations and Prior Authorizations
The Contractor shall operate a toll-free call center twenty-four (24) hours a day, seven (7) days a week for access by pharmacies and physicians/prescribers. The call center shall provide access to registered pharmacists during all hours of operation to respond to pharmacy related questions that require clinical intervention and to handle reconsideration requests for prior authorizations. The call center shall process prior authorization requests received from prescribers by facsimile, telephone or postal service. The Contractor shall have a twenty-four (24) hour turnaround time on processing pharmacy prior authorization requests.

31.7	Specialty Pharmacy and Pharmacy Drugs
The Contractor will comply with industry standards for the management of specialty pharmacy drugs. Characteristics of Specialty Medications may include the following:

•	Drugs that are used to treat and diagnose rare or complex diseases;

•	Drugs that require close clinical monitoring and management;

•	Drugs that frequently require special handling; or

•	Drugs that may have limited access or distribution.
The Contractor may establish a Specialty Pharmacy Network, subject to any willing provider specifications outlined in Kentucky regulations. The Contractor’s criteria for network participation shall be readily available.

32.	Special Program Requirements

32.1	EPSDT Early and Periodic Screening, Diagnosis and Treatment
The Contractor shall provide all Members under the age of twenty-one (21) years EPSDT services in compliance with the terms of this Contract and policy statements issued during the term of this Contract by the Department or CMS. The Contractor shall file EPSDT reports in the format and within the time-frames required by the terms of this Contract as indicated in Appendix J. The Contractor shall comply with 907 KAR 1:034 that delineates the requirements of all EPSDT providers participating in the Medicaid program. Health care professionals who meet the standards established in the above-referenced regulation shall provide EPSDT services. Additionally, the Contractor shall:

A.
Provide, through direct employment with the Contractor or by Subcontract, accessible and fully trained EPSDT Providers who meet the requirements set forth under 907 KAR 1:034, and who are supported by adequately equipped offices to perform EPSDT services.

B.
Effectively communicate information (e.g. written notices, verbal explanations, face to face counseling or home visits when appropriate or necessary) with members and their families who are eligible for EPSDT services [(i.e. Medicaid eligible persons who are under the age of twenty-one (21)] regarding the value of preventive health care, benefits provided as part of EPSDT services, how to access these services, and the member’s right to access these services. Members and their families shall be informed about EPSDT and the right to Appeal any decision relating to Medicaid services, including EPSDT services, upon initial enrollment and annually thereafter where Members have not accessed services during the year.

C.
Provide EPSDT services to all eligible Members in accordance with EPSDT guidelines issued by the Commonwealth and federal government and in conformance with the Department’s approved periodicity schedule, a sample of which is included in Appendix J.

D.
Provide all needed initial, periodic and inter-periodic health assessments in accordance with 907 KAR 1:034. The Primary Care Provider assigned to each eligible member shall be responsible for providing or arranging for complete assessments at the intervals specified by the Department’s approved periodicity schedule and at other times when Medically Necessary.

E.
Provide all medically necessary treatment for eligible Members in accordance with 907 KAR 1:034. The Primary Care Provider and other Providers in the Contractor’s Network shall provide diagnosis and treatment and or Out-of-network Providers shall provide treatment if the service is not available within the Contractor’s network.

F.
Provide EPSDT Special Services for eligible members, including identifying providers who can deliver the Medically Necessary services described in federal Medicaid law and developing procedures for authorization and payment for these services. Current requirements for EPSDT Special Services are included in Appendix J.

G.
Establish and maintain a tracking system to monitor acceptance and refusal of EPSDT services, whether eligible Members are receiving the recommended health assessments and all necessary diagnosis and treatment, including EPSDT Special Services when needed.

H.
Establish and maintain an effective and on-going Member Services case management function for eligible members and their families to provide education and counseling with regard to Member compliance with prescribed treatment programs and compliance with EPSDT appointments. This function shall assist eligible members or their families in obtaining sufficient information so they can make medically informed decisions about their health care, provide support services including transportation and scheduling assistance to EPSDT services, and follow up with eligible members and their families when recommended assessments and treatment are not received.

I.
Maintain a consolidated record for each eligible member, including reports of informing about EPSDT, information received from other providers and dates of contact regarding appointments and rescheduling when necessary for EPSDT screening, recommended diagnostic or treatment services and follow-up with referral compliance and reports from referral physicians or providers.

J.
Establish and maintain a protocol for coordination of physical health services and Behavioral Health Services for eligible members with behavioral health or developmentally disabling conditions. Coordination procedures shall be established for other services needed by eligible members that are outside the usual scope of Contractor services. Examples include early intervention services for infants and toddlers with disabilities, services for students with disabilities included in the child’s individual education plan at school, WIC, Head Start, DCBS, etc.

K.	Participate in any state or federally required chart audit or quality assurance study;

L.
Maintain an effective education/information program for health professionals on EPSDT compliance (including changes in state or federal requirements or guidelines). At a minimum, training shall be provided concerning the components of an EPSDT assessment, EPSDT Special Services, and emerging health status issues among members which should be addressed as part of EPSDT services to all appropriate staff and Providers, including medical residents and specialists delivering EPSDT services. In addition, training shall be provided concerning physical assessment procedures for nurse practitioners, registered nurses and physician assistants who provide EPSDT screening services.

M.
Submit Encounter Record for each EPSDT service provided according to requirements provided by the Department, including use of specified EPSDT procedure codes and referral codes. Submit quarterly and annual reports on EPSDT services including the current Form CMS-416.

N.	Provide an EPSDT Coordinator staff function with adequate staff or subcontract personnel to serve the Contractor’s enrollment or projected enrollment.

32.2	Dental Services
The Contractor shall provide preventive and primary care dental services for oral health conditions and illness in a timely manner on an emergent, urgent care or non-urgent care basis in accordance with 42 CFR 438. Covered dental services shall be provided in accordance with 907 KAR 1:026.

The Contractor shall enroll providers of dental services in accordance with KRS 304.17A-270, and establish written policies and procedures to ensure the timely provision of services in an amount, duration, and scope that is no less than the amount, duration, and scope for the same services provided to fee-for-service Medicaid Members. The Contractor shall assess the oral health of Members and develop a plan for improving oral health in Members, particularly in children and persons with special health care needs.

The Contractor shall have ultimate responsibility for the provision of dental services and shall oversee and coordinate the delivery of or access to all member health information and other date relating to dental services, as requested by the Department.

32.3	Emergency Care, Urgent Care and Post Stabilization Care
Emergency Care shall be available to Members twenty-four (24) hours a day, seven (7) days a week. Urgent Care services shall be made available within forty-eight (48) hours of request. Post Stabilization Care services are covered and reimbursed in accordance with 42 CFR 422.113(c) and 438.114(c).

32.4	Out-of-Network Emergency Care
The Contractor shall provide, or arrange for the provision of Emergency Care, even though the services may be received outside the Contractor’s network in compliance with 42 CFR 438.114.
Payment for Emergency Services covered by a non-contracting provider shall not exceed the Medicaid fee-for service rate as required by Section 6085 of the Deficit Reduction Act of 2005. For services provided by non-contracting hospitals, this amount must be less any payments for indirect costs of medical education and direct costs of graduate medical education that would have been included in fee-for-service payments.

32.5	Maternity Care
When a woman has entered prenatal care before enrolling with the Contractor shall take every effort to allow her to continue with the same prenatal care provider throughout the entire pregnancy. Contractor shall also establish procedures to assure either prompt initiation of prenatal care or continuation of care without interruption for women who are pregnant when they enroll. The Contractor shall provide maternity care that includes prenatal, delivery, and postpartum care as well as care for conditions that complicate pregnancies. All newborn Members shall be screened for those disorders specified in the Commonwealth of Kentucky metabolic screen.

32.6	Voluntary Family Planning
The Contractor shall ensure direct access for any Member to a Provider, qualified by experience and training, to provide Family Planning Services, as such services are described in Appendix I to this Contract. The Contractor may not restrict a Member’s choice of his or her provider for Family Planning Services. Contractor must assure access to any qualified provider of Family Planning Services without requiring a referral from the PCP.
The Contractor shall maintain confidentiality for Family Planning Services in accordance with applicable federal and state laws and judicial opinions for Members less than eighteen (18) years of age pursuant to Title X. 42 CFR 59.11, and KRS 214.185. Situations under which confidentiality may not be guaranteed are described in KRS 620.030, KRS 209.010 et seq., KRS 202A, and KRS 214.185.
All information shall be provided to the Member in a confidential manner. Appointments for counseling and medical services shall be available as soon as possible with in a maximum of thirty (30) days. If it is not possible to provide complete medical services to Members less than 18 years of age on short notice, counseling and a medical appointment shall be provided right away preferably within ten (10) days. Adolescents in particular shall be assured that Family Planning Services are confidential and that any necessary follow-up will assure the Member’s privacy.

32.7	Nonemergency Medical Transportation
The Department contracts with the Office of Transportation and Delivery to provide non-emergency medical transportation (NEMT) services to select Medicaid Members. Through the NEMT program, members receive safe and reliable transportation to Medicaid covered services. The Department shall continue to provide NEMT services for Medicaid Members. The Contractor shall provide educational materials regarding the availability of transportation services and refers Members for NEMT. NEMT services do not include emergency ambulance and non-emergency ambulance stretcher services. Transportation of an emergency nature, including ambulance stretcher services is the responsibility of the Contractor.

32.8	Pediatric Interface
School-Based Services provided by school personnel are excluded from Contractor coverage and are paid by the Department through fee-for-service Medicaid.

Preventive and remedial care services as contained in 907 KAR 1:360 and the Kentucky State Medicaid Plan provided by the Department of Public Health through public health departments in schools by a Physician, Physician’s

Assistant, Advanced Registered Nurse Practitioner, Registered Nurse, or other appropriately supervised health care professional are included in Contractor coverage. Service provided under a child’s IEP should not be duplicated. However, in situations where a child’s course of treatment is interrupted due to school breaks, after school hours or during summer months, the Contractor is responsible for providing all Medically Necessary Covered Services to eligible Members.

Services provided under HANDS shall be excluded from Contractor coverage.

Pediatric Interface Services includes pediatric concurrent care as mandated by the ACA. The Contractor shall simultaneously provide palliative hospice services in conjunction with curative services and medications for pediatric patients diagnosed with life-threatening/terminal illnesses.

32.9	Pediatric Sexual Abuse Examination
Contractor shall have Providers in its network that has the capacity to perform a forensic pediatric sexual abuse examination. This examination must be conducted for Members at the request of the DCBS.

32.10	Lock-In Program
The Contractor shall develop a program to address and contain Member over utilization of services, for pharmacy and non-emergent care provided in an emergency setting. The criteria for this program shall be submitted to the Department for approval subject to Section 4.4.

33.	Behavioral Health Services

33.1	Department for Behavioral Health, Developmental and Intellectual Disabilities (DBHDID) Responsibilities
The Department for Behavioral Health, Developmental and Intellectual Disabilities (DBHDID) is part of the Cabinet for Health and Family Services. It is responsible for planning and overseeing behavioral health, intellectual disability, and developmental disability services using state and federal funds. DBHDID contracts with outpatient behavioral health services through fourteen (14) regional mental health centers and four psychiatric hospitals (three of which are state operated and one private) to assure that community and inpatient behavioral health services are available to Kentucky citizens. DBHDID works collaboratively with Department, to assure that Medicaid Members receive quality services.

DBHDID will work with the Contractor to insure that evidence-based practices (EBPs) are routinely used in all behavior health services and that they meet the standards of national models.

33.2	DBHDID Goals for Behavioral Health Services
DBHDID will work with the Contractor who will engage in health promotion efforts, psychotropic medication management, suicide prevention and overall person centered treatment approaches, to lower morbidity among Members with serious mental illnesses, including Members with co-occurring developmental disabilities and other valuable health programs such as smoking cessation and substance abuse programs.

The Contractor in its design and operation of behavioral health services within the restrictions of the current behavior health delivery system shall incorporate these core values for Medicaid Members:

A.
Maintaining basic personal rights. Individuals with mental illness have the same rights and obligations as other citizens of the Commonwealth. Consumers have the right to retain the fullest possible control over their own lives.

B.
Being responsive to the consumer and community. The Contractor’s provision of behavioral health services shall be responsive to the people it serves, coherently organized, and accessible to those who require behavioral healthcare.

C.	Providing care in the most appropriate setting. The Contractor shall provide the most normative care in the least restrictive setting and permit Members to be served in the community when appropriate.

D.
Having well-managed services. The Contractor shall promote cost effective services and hold all components accountable by requiring monitoring and self-evaluation, responding rapidly to identify weaknesses, adapting to changing needs, and improving technology.

E.	The Contractor shall place a high priority on measuring Members’ satisfaction with the services they receive. Outcome measures are a key component for evaluating program effectiveness.

33.3	General Behavioral Health Requirements
The Department requires the Contractor’s provision of behavioral health services to be recovery and resiliency focused. This means that services will be provided to allow individuals, or in the case of, a minor, family or guardian, to have the greatest opportunities for decision making and participation in the individual’s treatment and rehabilitation plans.

33.4	Covered Behavioral Health Services
The Contractor shall assure the provision of all Medically Necessary Behavioral Health Services for Members. These services are described in Appendix I. All

Behavioral Health services shall be provided in conformance with the access standards established by the Department. When assessing Members for BH Services, the Contractor and its providers shall use the DSM-V multi-axial classification. The Contractor may require use of other diagnostic and assessment instrument/outcome measures in addition to the DMS-V. Providers shall document DSM-V diagnosis and assessment/outcome information in the Member’s medical record.

An expansion of substance abuse services will begin January 2014. The Department also anticipates enhanced services to the Severely Mentally Ill Medicaid population to take effect on or by July 2014.

33.5	Behavioral Health Provider Network
The Contractor must emphasize access to services, utilization management, assuring the services authorized are provided, are medically necessary and produce positive health outcomes. The Department and DBHDID will coordinate on the requirement of data collection and reporting to assure that state and federal funds utilized in financing behavioral health services are efficiently utilized and meet the overall goals of health outcomes.

The Contractor shall utilize ICD-9/10coding and DSM-V classification for Behavioral Health billings.

The Contractor shall provide access to psychiatrists, psychologists, and other behavioral health service providers. In order to meet the provider network requirement for BH services, Community Mental Health Centers (CMHCs) located within the Contractor service region shall be offered participation in the Contractor provider network. Network providers shall have experience serving children and adolescents, persons with disabilities, the elderly, and cultural or linguistic minorities. The Contractor shall ensure accessibility and availability of qualified providers to all Members in the service area pursuant to Provider Program Capacity Demonstration as contained in the RFP. When necessary to meet the access standards for Behavioral Health Services for its Members, the Contractor may include in its provider network other specialty care clinic providers with comparable core services of the CMHC’s. To the extent that non-psychiatrists and other providers of Behavioral health services may also be provided as a component of FQHC and RHC services, these facilities shall be offered the opportunity to participate in the Behavioral Health network. FQHC and RHC providers can continue to provide the same services they currently provide under their licenses.

Since the Contractors shall offer participation agreements to the Community Mental Health Centers to participate in their Behavioral Health network, should a Community Mental Health Center decline participation in the Contractor in that service area, or if the Contractor fails to meet access or any other terms and conditions of the contract the Contractor may meet its BH network requirements by offering participation to other qualified specialty care clinic providers with comparable core CMHC services.

The Contractor shall maintain a Member education process to help Members know where and how to obtain Behavioral Health Services.

The Contractor shall permit Members to participate in the selection of the appropriate behavioral health individual practitioner(s) who will serve them and shall provide the Member with information on accessible in-network Providers with relevant experience.

33.6	Behavioral Health Services Hotline
The Contractor shall have an emergency and crisis Behavioral Health Services Hotline staffed by trained personnel twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year, toll-free throughout Contractor’s regions. Crisis hotline staff must include or have access to qualified Behavioral Health Services professionals to assess, triage and address specific behavioral health emergencies. Emergency and crisis Behavioral Health Services may be arranged through mobile crisis teams. Face to face emergency services shall be available twenty-four (24) hours a day, seven (7) days a week. It is not acceptable for an intake line to be answered by an answering machine.

The Contractor shall ensure that the toll-free Behavioral Health Services Hotline meets the following minimum performance requirements for all Contractor Programs and Service Areas:

A.	Ninety-nine percent (99%) of call are answered by the fourth ring or an automated call pick-up system;

B.	No incoming calls receive a busy signal;

C.	At least eighty percent (80%) of calls must be answered by toll-free line staff within thirty (30) seconds measured from the time the call is placed in queue after selecting an option;

D.	The call abandonment rate is seven percent (7%) or less;

E.	The average hold time is two (2) minutes or less; and

F.	The system can immediately connect to the local Suicide Hotline’s telephone number and other Crisis Response Systems and have patch capabilities to 911 emergency services.

The Contractor may operate one hotline to handle emergency and crisis calls and routine Member calls. The Contractor cannot impose maximum call duration limits and shall allow calls to be of sufficient length to ensure adequate information is provided to the Member. Hotline services shall meet Cultural Competency requirements and provide linguistic access to all Members, including the interpretive services required for effective communication.

The Behavioral Health Services Hotline may serve multiple Contractor Programs if the Hotline staff is knowledgeable about all of the Contractor Programs. The Behavioral Health Services Hotline may serve multiple Service Areas if the Hotline staff is knowledgeable about all such Service Areas, including the Behavioral Health Provider Network in each Service Area.

The Contractor shall conduct on-going quality assurance to ensure these standards are met.

The Contractor shall monitor its performance against the Behavioral Health Services Hotline standards and submit performance reports summarizing call center performance as indicated.

If Department determines that it is necessary to conduct onsite monitoring of the Contractor's Behavioral Health Services Hotline functions, the Contractors responsible for all reasonable costs incurred by Department or its authorized agent(s) relating to such monitoring.

33.7	Coordination between the Behavioral Health Provider and the PCP
The Contractor shall require, through contract provisions, that PCPs have screening and evaluation procedures for the detection and treatment of, or referral for, any known or suspected behavioral health problems and disorders. PCPs may provide any clinically appropriate Behavioral Health Services within the scope of their practice. Such screening and evaluation procedures shall be submitted to the Department and DBHDID for approval. The Contractor will work directly with DBHDID to introduce the evidence based tool Screening, Brief Intervention, Referral, and Treatment (SBRIT) in appropriate PCP settings.

The Contractor shall provide training to network PCPs on how to screen for and identify behavioral health disorders, the Contractor's referral process for Behavioral Health Services and clinical coordination requirements for such services. The Contractor shall include training on coordination and quality of care such as behavioral health screening techniques for PCPs and new models of behavioral health interventions.

The Contractor shall develop policies and procedures and provide to the Department for approval regarding clinical coordination between Behavioral Health Service Providers and PCPs. Such approval is subject to Section 4.4. The Contractor shall require that Behavioral Health Service Providers refer Members with known or suspected and untreated physical health problems or disorders to their PCP for examination and treatment, with the Member's or the Member's legal guardian's consent. Behavioral Health Providers may only provide physical health care services if they are licensed to do so. This requirement shall be specified in all Provider Manuals.

The Contractor shall require that behavioral health Providers send initial and quarterly (or more frequently if clinically indicated) summary reports of a

Members' behavioral health status to the PCP, with the Member's or the Member's legal guardian's consent. This requirement shall be specified in all Provider Manuals.

33.8	Follow-up after Hospitalization for Behavioral Health Services
The Contractor shall require, through Provider contract provision, that all Members receiving inpatient psychiatric services are scheduled for outpatient follow-up and/or continuing treatment prior to discharge. The outpatient treatment must occur within fourteen (14) days from the date of discharge. The Contractor shall ensure that Behavioral Health Service Providers contact Members who have missed appointment within twenty-four (24) hours to reschedule appointments.

33.9	Court-Ordered Services
“Court-Ordered Commitment” means an involuntary commitment of a Member to a psychiatric facility for treatment that is ordered by a court of law pursuant to Kentucky statutes.

The Contractor must provide inpatient psychiatric services to Members under the age of twenty-one (21) and over the age of sixty-five (65), up to the annual limit, who have been ordered to receive the services by a court of competent jurisdiction under the provisions of KRS 645, Kentucky Mental Health Act of The Unified Juvenile Code and KRS 202A, Kentucky Mental Health Hospitalization Act.

The Contractor cannot deny, reduce or controvert the Medical Necessity of inpatient psychiatric services provided pursuant to a Court ordered commitment for Members under the age of twenty-one (21) or over the age of sixty-five (65). Any modification or termination of services must be presented to the court with jurisdiction over the matter for determination.

33.10	Community Mental Health Center (CMHC)
The Contractor shall coordinate with the Community Mental Health Center (CMHC) or other qualified special health care providers, other providers of behavioral health services, and state operated or state contracted psychiatric hospitals and nursing facilities regarding admission and discharge planning, treatment objectives and projected length of stay for Members committed by a court of law and/or voluntarily admitted to the state psychiatric hospital. The Contractor shall enter into a collaborative agreement with the state operated or state contracted psychiatric hospital assigned to their region in accordance with 908 KAR 3:040 and in accordance with federal Olmstead law. At a minimum the agreement shall include responsibilities of the Behavioral Health Service Provider to assure continuity of care for successful transition back into community-based supports. In addition, the Contractor Behavioral Health Service Providers shall participate in quarterly Continuity of Care meetings hosted by the state operated or state contracted psychiatric hospital.

The Contractor shall ensure the Behavioral Health Service Providers assign a case manager prior to or on the date of discharge and provide case management services to Members with severe mental illness and co-occurring developmental disabilities who are discharged from a state operated or state contracted psychiatric facility or state operated nursing facility for Members with severe mental illness. The Case Manager and other identified behavioral health service providers shall participate in discharge planning meetings to ensure compliance with federal Olmstead and other applicable laws. Appropriate discharge planning shall be focused on ensuring needed supports and services are available in the least restrictive environment to meet the Member’s behavioral and physical health needs, including psychosocial rehabilitation and health promotion. Appropriate follow up by the Behavioral Health Service provider shall occur to ensure the community supports are meeting the needs of the Member discharged from a state operated or state contracted psychiatric hospital.

The Contractor shall ensure the Behavioral Health Service Providers assist Members in accessing free or discounted medication through the Kentucky Prescription Assistance Program (KPAP) or other similar assistance programs.

33.11	Program and Standards
Appropriate information sharing and careful monitoring of diagnosis, treatment, and follow-up and medication usage are especially important when Members use physical and behavioral health systems simultaneously. The Contractor shall:

A.
Establish guidelines and procedures to ensure accessibility, availability, referral and triage to effective physical and behavioral health care, including emergency behavioral health services, (i.e. Suicide Prevention and community crisis stabilization);

B.	Facilitate the exchange of information among providers to reduce inappropriate or excessive use of psychopharmacological medications and adverse drug reactions;

C.	Identify a method to evaluate the continuity and coordination of care, including member-approved communications between behavioral health care providers and primary care providers;

D.	Protect the confidentiality of Member information and records; and

E.	Monitor and evaluate the above, which shall be a part of the Quality Improvement Plan.

The Department and DBHDID shall monitor referral patterns between physical and behavioral providers to evaluate coordination and continuity of care. Drug utilization patterns of psychopharmacological medications shall be closely monitored. The findings of these evaluations will be provided to the Contractor.

33.12    NCQA/MBHO Accreditation Requirements
The Contractor shall demonstrate to DBHDID its compliance with NCQA/MBHO accreditation requirements by having met the following standards:

A.	The availability of behavioral healthcare practitioners and providers within its network;

B.	The development of preventive behavioral health programs;

C.	The development of Self-Management Tools for Use by Members;

D.
The establishment of a Complex Case Management Program that addresses the needs of adults with serious mental illness, children with serious emotional disturbances and other high risk groups with co-occurring conditions;

E.	The adoption of Clinical Practice Guidelines specific to the needs of behavioral health clients;

F.	The establishment of a process for Data Collection and Integration between the Contractor and the MBHO;

G.	Identify and report to DBHDID on critical Performance Measures that are specific to behavioral health members;

H.	Establish a written program description for the MBHO’s Utilization Management Program;

I.	Establish a process for collaboration between behavioral healthcare and medical care.

34.	Case Management

34.1	Health Risk Assessment (HRA)
The Contractor shall have programs and processes in place to address the preventive and chronic healthcare needs of its population. The Contractor shall implement processes to assess, monitor, and evaluate services to all subpopulations, including but not limited to, the on-going special conditions that require a course of treatment or regular care monitoring, Medicaid eligibility category, type of disability or chronic conditions, race, ethnicity, gender and age.

The Contractor shall conduct initial health screening assessments of new Members who have not been enrolled in the prior twelve (12) month period for the purpose, of accessing the Members need for any special health care needs within ninety (90) days of Enrollment. Members whose Contractor has a reasonable belief to be pregnant shall be screened within thirty (30) days of Enrollment, and if pregnant, referred for appropriate prenatal care. The Contractor agrees to make all reasonable efforts to contact new Members in person, by telephone, or by mail to have Members complete the initial health screening questionnaire.

Information to be collected shall include demographic information, current health and behavioral health status to determine the Member’s need for care management, disease management, behavioral health services and/or any other health or community services.

The Contractor shall use appropriate health care professionals in the assessment process. Members shall be offered assistance in arranging an initial visit to their PCP for a baseline medical assessment and other preventive services, including an assessment or screening of the Members potential risk, if any, for specific diseases or conditions.

The Contractor shall submit a quarterly report on the number of new Member assessment; number of assessment completed; number of assessment not completed after reasonable effort; number of refusals.

The Contractor shall be responsible for the management and continuity of health care for all Members.

34.2	Care Management System
As part of the Care Management System, the Contractor shall employ care coordinators and case managers to arrange, assure delivery of, monitor and evaluate basic and comprehensive care, treatment and services to a Member. Members needing Care Management Services shall be identified through the health risk assessment, evaluation of Claims data, Physician referral or other mechanisms that may be utilized by the Contractor. The Contractor shall develop guidelines for Care Coordination that will be submitted to the Department for review and approval. The Contractor shall have approval from the Department for any subsequent changes prior to implementation of such changes subject to Section 4.4. Care coordination shall be linked to other Contractor systems, such as QI, Member Services and Grievances.

34.3	Care Coordination
The care coordinators and case managers will work with the primary care providers as teams to provide appropriate services for Members. Care coordination is a process to assure that the physical and behavioral health needs of Members are identified and services are facilitated and coordinated with all service providers, individual Members and family, if appropriate, and authorized by the Member. The Contractor shall identify the primary elements for care coordination and submit the plan to the Department for approval.

The Contractor shall identify a Member with special health care needs, including but not limited to Members identified in Section 22 et seq. “Member Services.” A Member with special health care needs shall have a Comprehensive Assessment completed upon admission to a Care Management program. The Member will be referred to Care Management. Guidelines for referral to the appropriate care management programs shall be pre-approved by the Department. The guidelines will also include the criteria for development of Care

Plans. The Care Plan shall include both appropriate medical, behavioral and social services and be consistent with the Primary Care Provider’s clinical treatment plan and medical diagnosis.

The Contractor shall first complete a Care Coordination Assessment for these Members the elements of which shall comply with policies and procedures approved by the Department.

The Care Plan shall be developed in accordance with 42 CFR 438.208.

The Contractor shall develop and implement policies and procedures to ensure access to care coordination for all DCBS clients. The Contractor shall track, analyze, report, and when indicated, develop corrective action plans on indicators that measure utilization, access, complaints and grievances, and satisfaction with care and services specific to the DCBS population.
Members, Member representatives and providers shall be provided information relating to care management services, including case management, and information on how to request and obtain these services.

All approvals required by this section are subject to Section 4.4.

34.4	Coordination with Women, Infants and Children (WIC)
The Contractor shall comply with Section 1902(a)(11)(C) of the Social Security Act which requires coordination between Medicaid MCOs and WIC. This coordination includes the referral of potentially eligible women, infants and children to the WIC program and the provision of medical information by providers working within Medicaid managed care plans to the WIC program if requested by WIC agencies and if permitted by applicable law. Typical types of medical information requested by WIC agencies include information on nutrition-related metabolic disease, diabetes, low birth weight, failure to thrive, prematurity, infants of alcoholics, mentally retarded or drug-addicted mothers, AIDS, allergy or intolerance that affects nutritional status and anemia.

35.	Enrollees with Special Health Care Needs

35.1	Individuals with Special Health Care Needs (ISHCN)
Individuals with Special Health Care Needs (ISHCN) are persons who have or are at high risk for chronic physical, developmental, behavioral, neurological, or emotional condition and who may require a broad range of primary, specialized medical, behavioral health, and/or related services. ISCHN may have an increased need for healthcare or related services due to their respective conditions. The primary purpose of the definition is to identify these individuals so the Contractor can facilitate access to appropriate services.

As per the requirement of 42 CFR 438.208, the Department has defined the following categories of individuals who shall be identified as ISHCN.  The Contractor shall have written policies and procedures in place which govern how Members with these multiple and complex physical and behavioral health care needs are further identified.  The Contractor shall have an internal operational process, in accordance with policy and procedure, to target Members for the purpose of screening and identifying ISHCN's.  The Contractor shall assess each member identified as ISHCN in order to identify any ongoing special conditions that require a course of treatment or regular care monitoring.  The assessment process shall use appropriate health professionals.  The Contractor shall employ reasonable efforts to identify ISHCN's based on the following populations:

A.	Children in/or receiving Foster Care or adoption assistance ;

B.	Blind/Disabled Children under age 19 and Related Populations eligible for SSI;

C.	Adults over the age of 65;

D.	Homeless (upon identification);

E.	Individuals with chronic physical health illnesses;

F.	Individuals with chronic behavioral health illnesses;

G.	Children receiving EPSDT Special Services.

The Contractor shall develop and distribute to ISHCN Members caregivers, parents and/or legal guardians, information and materials specific to the needs of the member, as appropriate. This information shall include health educational material as appropriate to assist ISHCN and /or caregivers in understanding their chronic illness.
The contractor shall have in place policies governing the mechanisms utilized to identify, screen and assess individuals with special health care needs. The Contractor will produce a treatment plan for enrollees with special health care needs who are determined through assessment to need a course of treatment or regular care monitoring.
The Contractor shall develop practice guidelines and other criteria that consider that needs of ISHCN and provide guidance in the provision of acute and chronic physical and behavioral health care services to this population.

35.2	DCBS and DAIL Protection and Permanency Clients
Members who are adult guardianship clients, foster care children or adopted children shall be identified as ISHCN and shall be enrolled in the Contractor through a service plan that will be completed on each such Member by DCBS and Department for Aging and Independent Living (DAIL) prior to being enrolled with the Contractor. The service plan will be completed by DCBS or DAIL and forwarded to the Contractor prior to Enrollment and will be used by DCBS and or DAIL and the Contractor to determine the individual’s medical needs and identify the need for placement in case management. The Contractor shall be responsible for the ongoing care coordination of these members whether or not enrolled in case management to ensure access to needed social, community, medical and behavioral health services. A monthly report of Foster Care Cases shall be sent to Department thirty (30) days after the end of each month.

The Contractor shall develop and implement policies and procedures to ensure access to care coordination for all DCBS and DAIL clients. The Contractor shall track, analyze, report, and when indicated, develop corrective action plans on indicators that measure utilization, access, complaints and grievances, and satisfaction with care and services specific to the DCBS and DAIL population.

35.3	Adult Guardianship Clients
Upon Enrollment with the Contractor, each adult in Guardianship shall have a service plan prepared by DAIL. The service plan shall indicate DAIL level of responsibility for making medical decisions for each Member. If the service plan identifies the need for case management, the Contractor shall work with Guardianship staff and/or the Member, as appropriate, to develop a case management care plan.

35.4	Children in Foster Care
Upon Enrollment with the Contractor, each child in Foster Care shall have a service plan prepared by DCBS. DCBS shall forward a copy of the service plan to the Contractor on each newly enrolled Foster Care child. No less than monthly, DCBS staff shall meet with Contractor’s staff to identify, discuss and resolve any health care issues and needs of the child as identified in the service plan. Examples of these issues include needed specialized Medicaid Covered Services, community services and whether the child’s current primary and specialty care providers are enrolled in the Contractor’s Network.
If DCBS service plan identifies the need for case management or DCBS staff requests case management for a Member, the foster parent and/or DCBS staff will work with Contractor’s staff to develop a case management care plan.
The Contractor will consult with DCBS staff before the development of a new case management care plan (on a newly identified health care issue) or modification of an existing case management care plan.
The DCBS and designated Contractor staff will sign each service plan to indicate their agreement with the plan. If the DCBS and Contractor staff cannot reach agreement on the service plan for a Member, information about that Member’s physical health care needs, unresolved issues in developing the case management plan, and a summary of resolutions discussed by the DCBS and Contractor staff will be forwarded to the designated county DCBS worker. That DCBS staff member shall work with the designated Contractor representative and a designated Department representative, if needed, to agree on a service plan. If agreement is not reached through mediation, the service plan shall be referred to the Department for resolution through the appeals process.

35.5	Children Receiving Adoption Assistance
Upon Enrollment with the Contractor, each Member receiving adoption assistance shall have a service plan prepared by DCBS. The process for enrollment of children receiving adoption assistance shall follow that outlined for Children in Foster Care above.

35.6	Legal Guardians
The Contractor shall permit a parent, custodial parent, person exercising custodial control or supervision, or an agency with legal responsibility for a child by virtue of voluntary commitment or emergency or temporary custody orders to act on behalf of a Member under the age of eighteen (18), potential member or former Member for purposes of selecting a PCP, filing Grievances or Appeals, and otherwise acting on behalf of the child in interactions with the Contractor.
A legal guardian of an adult Member appointed pursuant to KRS 387.500 to 387.800 shall be allowed to act on behalf of a ward as defined in that statute, and a person authorized to make health care decisions pursuant to KRS 311.621, et seq. shall be allowed to act on behalf of a Member, prospective Member or former Member. A Member may represent her/himself, or use legal counsel, a relative, a friend, or other spokesperson.

36.	Program Integrity
The Contractor shall have arrangements and policies and procedures that comply with all state and federal statutes and regulations including 42 CFR 438.608 and Section 6032 of the Federal Deficit Reduction Act of 2005, governing fraud, waste and abuse requirements.
The Contractor shall develop in accordance with Appendix L, a Program Integrity plan of internal controls and policies and procedures for preventing, identifying and investigating enrollee and provider fraud, waste and abuse. If the Department changes its program integrity activities, the Contractor shall have up to six (6) months to provide a new or revised program. This plan shall include, at a minimum:

A.	Written policies, procedures, and standards of conduct that articulate the organization’s commitment to comply with all applicable federal and state standards;

B.	The designation of a compliance officer and a compliance committee that are accountable to senior management;

C.	Effective training and education for the compliance officer, the organization’s employees, subcontractors, providers and members regarding fraud, waste and abuse;

D.	Effective lines of communication between the compliance officer and the organization’s employees;

E.	Enforcement of standards through disciplinary guidelines;

F.	Provision for internal monitoring and auditing of the member and provider;

G.	Provision for prompt response to detected offenses, and for development of corrective action initiatives relating to the Contractor’s contract;

H.	Provision for internal monitoring and auditing of Contractor and its subcontractors; if issues are found Contractor shall provide corrective action taken to the department

I.	Contractor shall be subject to on-site review; and comply with requests from the department to supply documentation and records;

J.	Contractor shall create an account receivables process to collect outstanding debt from members or providers; and provide monthly reports of activity and collections to the department;

K.	Contractor shall provide procedures for appeal process;

L.
Contractor shall comply with the expectations of 42 CFR 455.20 by employing a method of verifying with member whether the services billed by provider were received by randomly selecting a minimum sample of 500 Claims on a monthly basis;

M.	Contractor shall create a process for card sharing cases;

N.
Contractor shall run algorithms on Claims data and develop a process and report quarterly to the department all algorithms run, issues identified, actions taken to address those issues and the overpayments collected;

O.	Contractor shall follow cases from the time they are opened until they are closed;

P.	Contractor shall attend any training given by the Commonwealth/Fiscal Agent or other Contractor’s organizations provided reasonable advance notice is given to Contractor of the scheduled training.
The plan shall be made available to the Department for review and approval subject to Section 4.4.

37.	Contractor Reporting Requirements

37.1	General Reporting and Data Requirements
The Contractor shall provide to the Department managerial, financial, delegation, utilization, quality, Program Integrity and enrollment reports. The parties acknowledge that CMS has requested Department to provide certain reports concerning Contractor. Contractor agrees to provide Department with the reports CMS has requested or does request. Additionally, the parties agree for Contractor to provide any additional reports requested by Department. The parties agree that Appendix K.___may be amended outside the scope of this agreement. The Department may require the Contractor to prepare and submit ad hoc reports and the Contractor shall be given a reasonable time to complete such reports.

The Contractor shall respond to any Department request for information or documents within the timeframe specified by the Department in its request. If the Contractor is unable to respond within the specified timeframe, the Contractor shall immediately notify the Department in writing and shall include an explanation for the inability to meet the timeframe and a request for approval of an extension of time. The Department may approve, within it sole discretion, any such extension of time upon a showing of good cause by the Contractor. To avoid delayed responses by Contractor caused by a high volume of information or document requests by the Department, the Parties shall devise and agree upon a functional method of prioritizing requests so that urgent requests are given appropriate priority.

On an annual basis, Contractor shall provide a paid claims listing to each of Contractor’s Network hospitals as outlined in Appendix R..

37.2	Record System Requirements
The Contractor shall maintain or cause to be maintained detailed records relating to the operation including but not limited to the following:

A.	Administrative costs and expenses incurred pursuant to this Contract;

B.	Member enrollment status;

C.	Provision of Covered Services;

D.
All relevant medical information relating to individual Members for the purpose of audit, evaluation or investigation by the Department, the Office of Inspector General, the Attorney General and other authorized federal or state personnel;

E.	Quality Improvement and utilization;

F.	All financial records, including all financial reports required under Section 37.14 “Financial Reports” of this Contract and A/R activity, rebate data, DSH requests and etc.;

G.	Performance reports to indicate Contractor’s compliance with contract requirements;

H.	Fraud and abuse;

I.	Member/Provider satisfaction and

J.	Managerial reports.

All records shall be maintained and available for review by authorized federal and state personnel during the entire term of this Contract and for a period of five (5) years after termination of this Contract, except that when an audit has been conducted, or audit findings are unresolved. In such case records shall be kept for a period of five (5) years in accordance with 907 KAR 1:672, or as amended or until all issues are finally resolved, whichever is later.

37.3	Reporting Requirements and Standards
The Contractor shall verify the accuracy for data and other information on reports submitted. Reports or other required data shall be received on or before scheduled due dates. Reports or other required data shall conform to the Department’s defined standards. All required information shall be fully disclosed in a manner that is responsive and without material omission.

The Contractor shall analyze all required reports internally before submitting to the Department. The Contractor shall analyze the reports for any early patterns of change, identified trends, or outliers and shall submit this analysis with the required report. The Contractor shall submit a written narrative with the report documenting the Contractor’s interpretation of the early patterns of change, identified trend or outlier.
The Contractor shall be responsible for complying with the reporting requirements set forth in this Contract. The Contractor shall be responsible for assuring the accuracy, completeness and timely submission of each report. Reports shall be submitted in electronic format, paper or disk. The Contractor shall provide such additional data and reports as may be reasonably requested by the Department. The Department shall furnish the Contractor with the appropriate reporting formats, instructions, timetables for submission and such technical assistance in filing reports and data as may be permitted by the Department’s available resources. The Department reserves the right to modify from time to time the form, nature, content, instructions and timetables for the collection and reporting of data. Any requested modification will take cost into consideration.

37.4	COB Reporting Requirements
In order to comply with CMS reporting requirements, the Contractor shall submit a monthly COB Report for all member activity. Additionally, Contractor shall submit a report that includes subrogation collections from auto, homeowners, or malpractice insurance, etc.

37.5	QAPI Reporting Requirements
The Contractor shall provide status reports of the QAPI program and work plan to the Department on a quarterly basis thirty (30) working days after the end of the quarter and as required under this section and upon request. All reports shall be submitted in electronic and paper format.

37.6	Enrollment Reconciliation
The Contractor shall reconcile each Member payment identified in a HIPAA 820 transaction with information contained in the HIPAA 834 transaction. The Contractor shall submit all requested corrections to the Department within forty-

five (45) days of receipt of HIPAA 820 transaction. Adjustments shall be made to the next HIPAA 820 transaction and/or next available HIPAA 834 transactions to reflect corrections.

37.7	Member Services Report
By the tenth (10th) of each month, Contractor shall self-report their prior month performance in call center abandonment rate, blockage rate and average speed of answer, for their member services and twenty-four/seven (24/7) hour toll-free medical call-in system to the Department.

37.8	Grievance and Appeal Reporting Requirements
The Contractor shall submit to the Department on a quarterly basis the total number of Member Grievances and Appeals and their disposition. The report shall be in a format approved by the Department and shall include at least the following information:

A.	Number of Grievances and Appeals, including expedited appeal requests;

B.	Nature of Grievances and Appeals;

C.	Resolution;

D.	Timeframe for resolution; and

E.	QAPI initiatives or administrative changes as a result of analysis of Grievances and Appeals.

The Department or its contracted agent may conduct reviews or onsite visits to follow up on patterns of repeated Grievances or Appeals. Any patterns of suspected Fraud or Abuse identified through the data shall be immediately referred to the Contractor’s Program Integrity Unit.

37.9	EPSDT Reports
The Contractor shall submit Encounter Records to the Department’s Fiscal Agent for each Member who receives EPSDT Services. This Encounter Record shall be completed according to the requirements provided by the Department, including use of specified EPSDT procedure codes and referral codes. Annually the Contractor shall submit a report on EPSDT activities, utilization and services and the current Form CMS-416 to the Department.

37.10	Contractor’s Provider Network Reporting
The Contractor shall submit to the Department on a quarterly basis, in a format specified by the Department, a report summarizing changes in the Contractor’s Network. The Contractor shall report to the Department all provider groups, clinics, facilities and individual physician practices and sites in its network that are not accepting new Medicaid Members. The Contractor shall have procedures to address changes in its network that reduce Member access to services. Significant changes in Contractor’s network composition that reduce Member access to services may be grounds for contract termination.

37.11	DCBS and DAIL Service Plans Reporting
Thirty (30) days after the end of each quarter, the Contractor shall submit a quarterly report detailing the number of service plan reviews conducted for Guardianship, Foster and Adoption assistance Members outcome decisions, such as referral to case management, and rationale for decisions.

37.12	Prospective Drug Utilization Review Report
The Contractor shall perform Prospective Drug Utilization Review (Pro-DUR) at the POS. They also provide Retrospective Drug Utilization Review (Retro-DUR) services by producing multiple reports for use by the Department.

37.13	Management Reports
Managerial reports demonstrate compliance with operational requirements of the contract. These reports shall include, but not be limited to, information on such topics as:

A.	Composition of current provider networks and capacity to take on new Medicaid members;

B.	Changes in the composition and capacity of the provider network;

C.	PCP to Member ratio;

D.	Identification of TPL;

E.	Grievance and appeals resolution activities;

F.	Fraud and abuse activities;

G.	Delegation oversight activities; and

H.	Member satisfaction.

37.14	Financial Reports
Financial reports demonstrate the Contractor’s ability to meet its commitments under the terms of this contract. The Contractor and its subcontractors shall maintain their accounting systems in accordance with statutory accounting principles, generally accepted accounting principles, or other generally accepted system of accounting. The accounting system shall clearly document all financial transactions between the Contractor and its subcontractors and the Contractor and the Department. These transactions shall include, but not be limited to, Claims payment, refunds and adjustment of payments.

The Contractor shall file, in the form and content prescribed by the National Association of Insurance Commissioners (NAIC), within one hundred and twenty days (120) days following the end of each fiscal year an annual audited financial statements at the end of the fiscal year that has been prepared by an independent Certified Public Accountant on an accrual basis, in accordance with generally accepted accounting principles as established by the American Institute of Certified Public Accountants.
The Contractor shall also file, within seventy-five (75) days following the end of each fiscal year, certified copies of the annual statement and reports as prescribed and adopted by the DOI. The Department may request information in the form of a consolidated financial statement.
The Contractor shall file within sixty (60) days following the end of each calendar quarter, quarterly financial reports in form and content as prescribed by the NAIC.
The Contractor shall file with Finance and the Department, within seven (7) days after issuance, a true, correct and complete copy of any report or notice issued in connection with a financial examination conducted by or on behalf of the DOI.

37.15	Ownership and Financial Disclosure
The Contractor agrees to comply with the provisions of 42 CFR 455.104. The Contractor shall provide true and complete disclosures of the following information to Finance, the Department, CMS, and/or their agents or designees, in a form designated by the Department (1) at the time of each annual audit, (2) at the time of each Medicaid survey, (3)  prior to entry into a new contract with the Department, (4) upon any change in operations which affects the most recent disclosure report, or (5) within thirty-five (35) days following the date of each written request for such information:

A.
The name and address of each person with an ownership or control interest in (i) the Contractor or (ii) any Subcontractor or supplier in which the Contractor has a direct or indirect ownership of five percent (5%) or more, specifying the relationship of any listed persons who are related as spouse, parent, child, or sibling;

B.	The name of any other entity receiving reimbursement through the Medicare or Medicaid programs in which a person listed in response to subsection (a) has an ownership or control interest;

C.
The same information requested in subsections (A) and (B) for any Subcontractors or suppliers with whom the Contractor has had business transactions totaling more than $25,000 during the immediately preceding twelve-month period;

D.
A description of any significant business transactions between the Contractor and any wholly-owned supplier, or between the Contractor and any Subcontractor, during the immediately preceding five‑year period;

E.	The identity of any person who has an ownership or control interest in the Contractor, any Subcontractor or supplier, or is an agent or managing employee of the Contractor, any Subcontractor or supplier, who has been convicted of a criminal offense related to that person’s involvement in any program under Medicare, Medicaid, or the services program under Title XX of the Act, since the inception of those programs;

F.
The name of any officer, director, employee or agent of, or any person with an ownership or controlling interest in, the Contractor, any Subcontractor or supplier, who is also employed by the Commonwealth or any of its agencies and

G.
The Contractor shall be required to notify the Department immediately when any change in ownership is anticipated. The Contractor shall submit a detailed work plan to the Department and to the DOI during the transition period no later than the date of the sale that identifies areas of the contract that may be impacted by the change in ownership including management and staff.

37.16	Utilization and Quality Improvement Reporting
Utilization and Quality Improvement reports demonstrate compliance with the Departments service delivery and quality standards. These reports shall include, but not be limited to:

A.	Trending and analysis reports on areas such as quality of care, access to care, or service delivery access;

B.	Encounter data as specified by the Department;

C.	Utilization review and management activities data; and

D.	Other required reports as determined by the Department, including, but not limited to, performance and tracking measures.

38.	Records Maintenance and Audit Rights

38.1	Medical Records
Member Medical Records if maintained by the Contractor shall be maintained timely, legible, current, detailed and organized to permit effective and confidential patient care and quality review. Complete Medical Records include, but are not limited to, medical charts, prescription files, hospital records, provider specialist reports, consultant and other health care professionals’ findings, appointment records, and other documentation sufficient to disclose the quantity, quality, appropriateness, and timeliness of services provided under the Contract. The medical record shall be signed by the provider of service.
The Contractor shall have medical record confidentiality policies and procedures in compliance with state and federal guidelines and HIPAA. The Contractor shall protect Member information from unauthorized disclosure as set forth in Confidentiality of Records of this Contract.

The Contractor shall conduct HIPAA privacy and security audits of providers as prescribed by the Department.
The Contractor shall include provisions in its Subcontracts for access to the Medical Records of its Members by the Contractor, the Department, the Office of the Inspector General and other authorized Commonwealth and federal agents thereof, for purposes of auditing. Additionally, Provider contracts shall provide that when a Member changes PCP, the Medical Records or copies of Medical Records shall be forwarded to the new PCP or Partnership within ten (10) Days from receipt of request. The Contractor’s PCPs shall have Members sign a release of Medical Records before a Medical Record transfer occurs.
The Contractor shall have a process to systematically review provider medical records to ensure compliance with the medical records standards. The Contractor shall institute improvement and actions when standards are not met. The Contractor shall have a mechanism to assess the effectiveness of practice-site follow-up plans to increase compliance with the Contractor’s established medical records standards and goals.
The Contractor shall develop methodologies for assessing performance/compliance to medical record standards of PCP’s/PCP sites, high risk/high volume specialist, dental providers, providers of ancillaries services not less than every three (3) years. Audit activity shall, at a minimum;

A.	Demonstrate the degree to which providers are complying with clinical and preventative care guidelines adopted by the Contractor;

B.	Allow for the tracking and trending of individual and plan wide provider performance over time;

C.	Include mechanism and processes that allow for the identification, investigation and resolution of quality of care concerns; and

D.	Include mechanism for detecting instances of over-utilization, under-utilization, and miss utilization.

38.2	Confidentiality of Records
The parties agree that all information, records, and data collected in connection with this Contract, including Medical Records, shall be protected from unauthorized disclosure as provided in 42 C.F.R. Section 431, subpart F, KRS 194.060A, KRS 214.185, KRS 434.840 to 434.860, and any applicable state and federal laws, including the laws specified in Section 40.15 “Health Insurance Portability and Accountability Act.”
The Contractor shall have written policies and procedures for maintaining the confidentiality of Member information consistent with applicable laws. Policies and procedures shall include but not be limited to, adequate provisions for assuring confidentiality of services for minors who consent to diagnosis and treatment for sexually transmitted disease, alcohol and other drug abuse or addiction, contraception, or pregnancy or childbirth without parental notification or consent as specified in KRS 214.185. The policies and procedures shall also address such issues as how to contact the minor Member for any needed follow-up and limitations on telephone or mail contact to the home.
The Contractor on behalf of its employees, agents and assigns, shall sign a confidentiality agreement.
Except as otherwise required by law, regulations, or this Contract, access to such information shall be limited by the Contractor and the Department, to persons who or agencies which require the information in order to perform their duties related to the administration of the Department, including but not limited to the U.S. Department of Health and Human Services, U.S. Attorney’s Office, the Office of the Inspector General, the Office of Attorney General, and such others as may be required by the Department.
Any data, information, records or reports which may be disclosed to the Department by the Contractor pursuant to the express terms of this Contract shall not be disclosed or divulged by the Department in whole or in part to any other third person, other than expressly provided for in this Contract, or the Kentucky Open Records Act, KRS 61.870-61.882. The Department and the Contractor agree that this confidentiality provision will survive the termination of this Contract.
Proprietary information, which consists of data, information or records relating to the Contractor, its affiliates’ or subsidiaries’ business operations and structure, sales methods, practices and techniques, advertising, methods and practices, provider relationships unless otherwise expressly provided for in this Contract, non-Medicaid member or enrollee lists, trade secrets, and the Contractor’s, its affiliates’ or subsidiaries’ relationships with its suppliers, providers, potential members or enrollees and potential providers, is supplied under the terms of this Contract based on the Department’s representation that the information is not subject to disclosure, except as otherwise provided by the Kentucky Open Records Act, KRS 61.870-61.882 or 200 KAR 5:314. The Contractor understands that it must designate information it has which it considers proprietary so that the Department or Finance may Claim the proprietary information exemption to KRS 61.878(1)(c) if a request for such information is made. The Contractor also understands that it shall be responsible for defending its Claim that such designated information is proprietary before any applicable adjudicator.
Any requests for disclosure of information received by the Contractor pursuant to this section of the Contract shall be submitted to and received by the Department’s Contract Compliance Officer within twenty-four (24) hours as specified in Section 40.16 “Notices” of this Contract, and no information for which an exemption from disclosure exists shall be disclosed pursuant to such a request without prior written authorization from the Department. The Department shall notify Contractor if its records are being requested under the Open Records Law.
However, non-individual identified data and information required to be reported to the Department either by this Contract or by CMS or by applicable laws or regulations, shall not be considered confidential.

39.	Remedies for Violation, Breach, or Non-Performance of Contract

39.1	Performance Bond
Finance or the Department shall have the right to enforce the Contractor’s Performance Bond pursuant to the terms thereof for any material breach of this Contract after prior written notice to Contractor and an opportunity to cure such material breach within thirty (30) days of the date of the notice, and subject to Contractor's appeal rights pursuant to Section 40.12 “Disputes.”

39.2	Violation of State or Federal Law
A finding by any authorized agency that the Contractor has violated any State or Federal Law as it relates to any obligations or requirements under this Contract shall subject the Contractor to immediate withholding and forfeiture as a Type A violation without the necessity for a Letter of Concern or a Corrective Action Plan.

39.3	Penalties for Failure to Submit Reports
A.    Appendix K Reporting

The following shall be considered Contract violations for which fines shall be imposed:

1.)	failure to provide a required report in the allotted timeframe; or

2.)	submitting late, incomplete or incorrect reports.

The Department shall notify Contractor of a violation and if the violation is not remedied within 5 days, shall fine the Contractor one hundred ($100) dollars per day until the violation is remedied. The fines shall be deducted from the next month’s Capitation Payment. This violation shall not require a Letter of Concern nor a Corrective Action Plan before fines are imposed.

B.	Encounter Data Late Penalties

1.)
Encounter data is due on a weekly basis and shall be considered late if not received after four (4) calendar days from the weekly due date or if the submission is timely but it exceeds a five (5%) percent threshold error rate. Beginning on the fifth calendar day late, the Department shall withhold Five Hundred ($500.00) Dollars a day for each day late from the Contractor’s Capitation Payment for the month following non-submission.

2.)
If the Contractor fails to submit health care data derived from processed Claims or Encounter data in the required form or format required by the terms of this Contract for one calendar month the Department shall withhold an amount equaling five(5%) percent of the Contractor’s Capitation Payment for the month following non-submission. The Department shall retain the amount withheld until the data is received and accepted by the Department less Five Hundred ($500.00) Dollars per day for each day late.

3.)
An Erred Encounter Record File shall be transmitted to the Contractor electronically on 997 acknowledgement file and 277U response file for correction and submission. The Contractor shall have ten (10) days to resubmit the corrected Encounter Record File. The Department may assess and withhold for the month following non-submission, an amount equaling one-tenth (0.1%) of a percent of the Contractor’s Capitation Payment a day until the Encounter Record File is received and accepted by the Department EPSDT Encounter Record shall be completed in accordance with EPSDT Reports and these penalties may apply.

4.)
Any other health care information/data requested by the Department or required pursuant to this Contract, including social and demographic data, shall be submitted to the Department in accordance with the time-frames developed by the Department which shall take into consideration the purpose for the data requested, the availability of information, the capabilities of the Contractor to collect and assemble the data in readable form and the cost.

If the Department elects not to exercise any of the retention clauses herein in a particular instance, this decision shall not be construed as a waiver of the Department’s right to pursue the future assessment of that performance standard requirement and associated reduction in compensation.
The Department will work with the Contractor to resolve problems in obtaining data at all times. The Contractor acknowledges its responsibility to provide data on Members upon request. It is further understood that no withholding will be applied if the reason for delay is beyond control of the Contractor as reasonably determined by the Department.

39.4	Requirement of Corrective Action
A.    Letter of Concern

Should the Department determine that the Contractor or any Subcontractor is in violation of any requirement of this Contract, the Department shall notify the Contractor of the deficiency through a “Letter of Concern.” The Contractor shall contact the Department’s representative designated by the Department within two business days of receipt of the Letter of Concern and shall indicate how such concern is unfounded or how it will be addressed. If the Contractor fails to timely contact the designated representative regarding a Letter of Concern, the Department shall proceed to the additional enforcement contained in this Contract.
B.    Corrective Action Plan
Should Finance or the Department determine that the Contractor or any Subcontractor is not in substantial compliance with any material provision of this Contract, Finance or the Department shall issue a written deficiency notice and require a corrective action plan to be filed by the Contractor within ten (10) business days following the date of the notice. A corrective action plan shall delineate the time and manner in which each deficiency is to be corrected. The plan shall be subject to approval by Finance or the Department, which may accept the plan as submitted, accept the plan with specified modifications, or reject the plan within ten (10) business days of receipt. Finance or the Department may extend or reduce the time allowed for corrective action depending upon the nature of the deficiency.

39.5	Penalties for Failure to Correct
A. Civil Money Penalties

Following failure on the part of the Contractor to cure a default in accordance with a plan of correction under Section 39.4 “Requirement of Corrective Action,” Finance or the Department may impose civil money penalties in the circumstances and the amounts set forth below if the Contractor does any of the following:

A.	Fails substantially to provide Medically Necessary items and services that are required under law and under this Contract ($25,000);

B.	Imposes excess premiums and charges; (doubles the excess amount charged);

C.	Acts to discriminate among Members; (an amount not to exceed $100,000;

D.	Misrepresents or falsifies information; (an amount not to exceed $100,000); or

E.	Violates marketing guidelines ($10,000).
B.    Withholding and Forfeiture

Upon the issuance of a deficiency requiring a corrective action plan, the Department may withhold from one-half of one (0.5%) percent to five (5%) percent of the monthly Capitation Payment until the deficiency is remedied.
Generally, the Department will start the withholding at one-half (0.5%) percent for Type B deficiencies and withhold the same percentage each month until the corrective action plan has been completed. Generally, the Department will start the withholding at one (1%) for Type A deficiencies and withhold the same percentage each month until the corrective action plan has been completed. If the deficiency is not remedied within six (6) months, the withheld funds shall be forfeited.
Type A deficiencies shall be a material default in the requirements in the following sections: 17, 22-26, and 29-36.

Type B deficiencies shall be a material default in the requirements in the following sections: 3-16, 18-21, 27-28, and 37-40.

Provided, however, the cumulative withholding for any Contract year may not exceed three (3%) percent of the projected Contractor’s annual Capitation Payment.

39.6	Notice of Contractor Breach
If the Contractor is not in substantial compliance with any material provision of this Contract that cannot be cured or if the Contractor fails to cure a default in accordance with a plan of correction under Section 39.4 “Requirement of Corrective Action,” or comply with Sections 1932, 1903(m) and 1905(t) of the Social Security Act, Finance shall issue a written notice to the Contractor indicating the nature of the default and advising the Contractor that failure to cure the default within a defined time period to the satisfaction of the Department, may lead to the imposition of any sanction or combination of sanctions provided by the terms of this Contract, or otherwise provided by law, including but not limited to all of the following:

A.	Suspension of further Enrollment for a defined time period;

B.	Suspension of Capitation Payments;

C.
Suspension or recoupment of the Capitation Rate paid for any month for any Member who was denied the full extent of Covered Services meeting the standards set by this Contract, or who received or is receiving substandard services;

D.	A claim against Contractor’s Performance Bond.

39.7	Termination for Default
In addition to nonperformance of the particular terms and conditions of this Contract by the Contractor, each of the following shall constitute breach of the Contract by Contractor for which actual and consequential money damages and any of the other remedies set forth in the Contract are available to Finance, as well as a remedy of immediate termination of this Contract if the problem is not cured in the time frame specified by the Department:

A.
The conduct of the Contractor, any Subcontractor or supplier, or the standard of services provided by or on behalf of the Contractor, fails to meet the Department’s minimum standards of care or threatens to place the health or safety of any group of Members in jeopardy;

B.	The Contractor is either expelled or suspended from the federal health insurance programs under Title XVIII or Title XIX of the Social Security Act;

C.
Contractor’s license to operate as an HMO is suspended or terminated by the DOI, or any adverse action is taken by the DOI which is deemed by the Department to affect the ability of the Contractor to provide health care services as set forth in this Contract to Members;

D.
The Contractor fails to maintain protection against fiscal insolvency as required under state or federal law, or as required by the terms of this Contract, or the Contractor fails to meet its financial obligations as they become due other than with respect to contested or challenged Claims filed by Members or Providers;

E.
The Contractor fails to or knowingly permits any Subcontractor, supplier, or any other person or entity who receives compensation pursuant to performance of this Contract, to fail to comply with the nondiscrimination and affirmative action requirements of Nondiscrimination and Affirmative Action of this Contract;

F.
The Contractor provides or knowingly permits any Subcontractor to provide fraudulent, or intentionally misleading or misrepresentative information to any Member, or to any agent of the Commonwealth or the United States in connection with; or

G.
Gratuities other than de minimus or otherwise legal gratuities are offered to, or received by, any public official, employee or agent of the Commonwealth from the Contractor, its agent’s employees, Subcontractors or suppliers, in violation of Offer of Gratuities and Affirmative Action of this Contract;

H.	The Contractor violates any of the confidentiality provisions of this Contract; or

I.	The Contractor fails to provide covered services to its Members.

As part of Finance’s option to terminate, if the Contractor is in uncured material breach of the Contract or is insolvent, the Department has the option to assume the rights and obligations of the Contractor and directly operate the Contractor’s network, using the existing Contractor’s administrative organization, to ensure delivery of care to Members through the Contractor’s Network until cure by the Contractor of the breach or by demonstrated financial solvency, or until the successful transition of those Members to other MCOs at the expense of the Contractor.
The certification by the Commissioner of the Department of the occurrence of any of the events stated above shall be conclusive. The Contractor, however, shall retain all rights to dispute resolution specified in Disputes of this Contract.
Before terminating the Contract under 42 CFR 438.708, Finance must provide the Contractor with a pre-termination hearing. The State shall give the Contractor written notice of its intent to terminate, the reason for termination, and the time and place of hearing. Finance shall give the Contractor, after the hearing, written notice of the decision affirming or reversing the proposed termination of the Contract, and for an affirming decision, the effective date of termination. For an affirming decision, the Department shall give Members notice of the termination and information, consistent with 42 CFR 438.10 on their options for receiving Medicaid services following the effective date of termination.

39.8	Obligations upon Termination
Upon termination of this Contract before the end of its term regardless of cause except for the convenience of the Commonwealth, the Contractor shall be solely responsible for the provision and payment for all Covered Services for all Members for the remainder of any month for which the Department has paid the monthly Capitation Rate. Contractor may be requested to continue in place for two additional months. Upon final notice of termination, on the date, and to the extent specified in the notice of termination, the Contractor shall:

A.	Continue providing Covered Services to all Members until midnight on the last day of the calendar month for which a Capitation Payment has been made by the Department;

B.
Continue providing all Covered Services to all infants of female Members who have not been discharged from the hospital following birth, until each infant is discharged, or for the period specified in (a) above, whichever period is shorter;

C.
Continue providing inpatient hospital services to any Members who are hospitalized on the termination date, until each Member is discharged, or for the period specified in (a) above, whichever period is shorter;

D.	Arrange for the transfer of Members and Medical Records to other appropriate Providers;

E.	Promptly supply to the Department such information as it may request respecting any unpaid Claims submitted by Out-of- Network Providers and arrange for the payment of such Claims within the time periods provided herein;

F.
Take such action as may be necessary, or as the Department may direct, for the protection of property related to this Contract, which is in the possession of the Contractor and in which the Department has or may acquire an interest; and

G.
Provide for the maintenance of all records for audit and inspection by the Department, CMS and other authorized government officials, in accordance with terms and conditions specified in this Contract including the transfer of all such data and records, or copies thereof, to the Department or its agents as may be requested by the Department; and the preparation and delivery of any reports, forms or other documents to the Department as may be required pursuant to this Contract or any applicable policies and procedures of the Department.

The covenants set forth in this Section shall survive the termination of this Contract and shall remain fully enforceable by Finance against the Contractor. In the event that the Contractor fails to fulfill each covenant set forth in this Section, the Department shall have the right, but not the obligation, to arrange for the provision of such services and the fulfillment of such covenants, all at the sole cost and expense of the Contractor and the Contractor shall refund to the Department all sums expended by the Department in so doing.
After Finance notifies the Contractor that it intends to terminate the Contract, the Department may provide the Members written notice of Finance’s intent to terminate the Contract and allow the Members to disenroll immediately without cause.

39.9	Liquidated Damages
If the Contractor breaches the Contract and the actual and consequential damages caused by that breach cannot be demonstrated, the Contractor shall pay to the Department liquidated damages up to ten percent (10%) of the Contractor’s annual Capitation Payment. Such payment is to be made no later than thirty (30) days following the date of termination. Finance and the Contractor agree that the sum set forth herein as liquidated damages is a reasonable pre-estimate of the probable loss which will be incurred by the Department in the event this Contract is terminated prior to the end of the Contract term and actual or consequential money damages cannot be demonstrated.
If this Contract is terminated by Finance for convenience as specified in Section 39.12 “Termination for Convenience” of this Contract, the Contractor may seek a remedy pursuant to 200 KAR 5:312.

39.10	Right of Set Off
The Contractor hereby grants to Finance a lien and right of set off for any refund and liquidated damages due the Department pursuant to this Contract, upon and against any deposits, credits, payments due or other property of the Contractor at any time in the possession or control of the Department or in transit to the Department.

39.11	Annual Contract Monitoring
Finance or the Department retains the right to withhold payment if the Contractor does not comply with programmatic and fiscal reporting and monitoring requirements following failure on the part of the Contractor to cure a default in accordance with a plan of correction under Section 39.4 “Requirement of Corrective Action,”

39.12	Termination for Convenience
Finance upon thirty (30) days prior written notice to the Contractor may terminate this Contract without cause. Termination shall be effective only at midnight of the last day of a calendar month, except for termination notices received in June, which termination shall be effective on June 30. In the event of such a termination, Contractor shall have a transition period of not less than three (3) nor more than six (6) months to transition services, during which time the terms and conditions of this Contract shall continue to apply, and Contractor shall provide Covered Services to, and shall be paid pursuant to the Capitation Rate set forth herein for, each Member up to and including the date of transition of such Member.

39.13	Funding Out Provision
The Contractor agrees that if funds are not appropriated to the Department or are not otherwise available for the purpose of making payments, the Commonwealth shall be authorized, upon sixty (60) days written notice to the Contractor to terminate this contract. The termination shall be without any other obligation or liability of any cancellation or termination charges, which may be fixed by this Contract.

40.	Miscellaneous

40.1	Documents Constituting Contract
This Contract shall include

1.	This Medicaid Managed Care agreement;

2.	The Appendices to this agreement;

3.	The Request for Proposal and all attachments and addendums

thereto, including Section 40--Terms and Conditions of a Contract with the Commonwealth of Kentucky, where applicable;

4.	General Conditions contained in 200 KAR 5:021 and Office of Procurement Services’ FAP110-10-00;

5.	Any clarifications concerning the Contractor’s proposal in response to the RFP;

6.
The Contractor’s proposal in response to the RFP. Provided however, by submitting materials in response to the RFP, the Contractor has not fulfilled any obligation under this Contract to submit plans, programs, policies, procedures, forms or documents, etc. to the Department for approval as required by this Contract.

In the event of any conflict between or among the provisions contained in the Contract, the order of precedence shall be as enumerated above. The documents listed above constitute the entire agreement between the parties.

40.2	Definitions and Construction
The terms used in this Contract shall have the definitions set forth in Section 1 “Definitions,” unless this Contract expressly provides otherwise. References to numbered sections refer to the designated sections contained in this Contract. Titles of sections used in this Contract are for reference only and shall not be deemed to be a part of this Contract.

40.3	Amendments
This Contract may be amended at any time by written mutual consent of the Contractor and Finance and the Department, and upon approval of CMS. In the event that changes in state or federal law require the Department to amend its Contract with the Contractor, notice shall be made to the Contractor in writing and any such amendment shall be subject to the applicable payment rate revision provisions as described in Section 10.3 “Payment Adjustments.” The Department may, from time to time provide clarification of the Providers’ and the Contractor’s responsibilities, provided, however, such clarification shall not expand or amend the duties and obligations under this Contract without an amendment.

40.4	Notice of Legal Action
The Contractor shall provide written notice to Finance of any legal action or notice listed below, within ten (10) days following the date the Contractor receives written notice of:

A.	Any action, proposed action, lawsuit or counterclaim filed against the Contractor, or against any Subcontractor or supplier, related in any way to this Contract;

B.	Any administrative or regulatory action, or proposed action,

respecting the business or operations of the Contractor, any Subcontractor or supplier, related in any way to this Contract;

C.	Any notice received from the DOI or the Cabinet for Health and Family Services;

D.	Any claim made against the Contractor by a Member, Subcontractor or supplier having the potential to result in litigation related in any way to this Contract;

E.	The filing of a petition in bankruptcy by or against a Subcontractor or supplier, or the insolvency of a Subcontractor or supplier; and

F.
The payment of a civil fine or conviction of any person who has an ownership or controlling interest in the Contractor, any Subcontractor or supplier, or who is an agent or managing employee of the Contractor, any Subcontractor or supplier, of a criminal offense related to that person’s involvement in an program under Medicare, Medicaid, or Title XX of the Act, or of Fraud, or unlawful manufacture, distribution, prescription or dispensing of a controlled substance, as specified in 42 USC 1320a-7.

A complete copy of all documents, filings or notices received by the Contractor shall accompany the notice to Finance. A complete copy of all further filings and other documents generated in connection with any such legal action shall be provided to Finance within ten (10) days following the date the Contractor receives such documents.

40.5	Conflict of Interest
By the signature of its authorized representative, the Contractor certifies that it is legally entitled to enter into this Contract with the Commonwealth, and in holding and performing this Contract, the Contractor does not and will not violate either applicable conflict of interest statutes (KRS 45A.330‑45A.340, 45A.990, 164.390), or KRS 11A.040 of the Executive Branch Code of Ethics, relating to the employment of former public servants.

40.6	Offer of Gratuities/Purchasing and Specifications
The Contractor certifies that no member or delegate of Congress, nor any elected or appointed official, employee or agent of the Commonwealth, the Kentucky Cabinet for Health and Family Services, CMS, or any other federal agency, has or will benefit financially or materially from this procurement. This Contract may be terminated by Finance pursuant to Section 39.7 “Termination for Default,” herein if it is determined that gratuities were offered to or received by any of the aforementioned officials or employees from the Contractor, its agents, employees, Subcontractors or suppliers.
The Contractor certifies by its signatories hereinafter that it will not attempt in any manner to influence any specifications to be restrictive in any way or respect nor will it attempt in any way to influence any purchasing of services, commodities or equipment by the Commonwealth. For the purpose of this paragraph, “it” is construed to mean any person with an interest therein, as required by applicable law.

40.7	Independent Capacity of the Contractor and Subcontractors
It is expressly agreed that the Contractor and any Subcontractors and agents, officers, and employees of the Contractor or any Subcontractors shall act in an independent capacity in the performance of this Contract and not as officers or employees of the Department or the Commonwealth. It is further expressly agreed that this Contract shall not be construed as a partnership or joint venture between the Contractor or any Subcontractor and the Department or the Commonwealth.

40.8	Assignment
Except as allowed through Subcontracting, this Contract and any payments that may become due hereunder, shall not be assignable by the Contractor, either in whole or in part, without prior written approval of Finance. The transfer of five percent (5%) or more of the direct ownership in the Contractor at any time during the term of this Contract shall be deemed an assignment of this Contract. Finance shall be entitled to assign this Contract to any other agency of the Commonwealth which may assume the duties or responsibilities of the Department relating to this Contract. Finance shall provide written notice of any such assignment to the Contractor, whereupon the Department shall be discharged from any further obligation or liability under this Contract arising on or after the date of such assignment.

40.9	No Waiver
No covenant, condition, duty, obligation, or undertaking contained in or made a part of this Contract may be waived except by written agreement of the parties. The forbearance or indulgence in any form or manner by either party shall not constitute a waiver of any covenant, condition, duty, obligation, or undertaking to be kept, performed, or discharged by the party to which the same may apply. Until complete performance or satisfaction of all such covenants, conditions, duties, obligations, or undertakings, the other party shall have the right to invoke any remedy available under law or equity, notwithstanding any such forbearance or indulgence.

40.10	Severability
In the event that any provision of this Contract (including items incorporated by reference) is found to be unlawful, invalid or unenforceable, such provision shall be deemed severed from this Contract and Finance the Department and the Contractor shall be relieved of all obligations arising under such provision. If the remaining parts of this Contract are capable of performance, this Contract shall continue in full force and effect, and all remaining provisions shall be binding upon each party to this Contract as if no such unlawful, invalid or unenforceable provision had been part of this Contract. If the laws or regulations governing this Contract should be amended or judicially interpreted so as to render the fulfillment of this Contract impossible or economically not feasible, as determined jointly by Finance, the Department and the Contractor, Finance, the Department and the Contractor shall be discharged from any further obligations created under the terms of this Contract.

40.11	Force Majeure
The parties shall be excused from performance thereunder for any period that it is prevented from providing, arranging for, or paying for services as a result of a catastrophic occurrence or natural disaster including but not limited to an act of war, and excluding labor disputes.

40.12	Disputes
Any disputes arising under this Contract which cannot be disposed of by agreement between the parties, shall be decided by the Secretary of the Cabinet for Health and Family Services or his/her duly authorized representative. Such decision shall be produced in writing and sent via first-class mail to the Contract Compliance Officer for the Contractor at the address specified in Section 40.16 “Notices” of this Contract. The decision of the Secretary or his representative shall be final and conclusive unless, within ten (10) working days following the date of notice to the Contractor of such decision, the Contractor mails or otherwise furnishes a written appeal to the Secretary of the Finance and Administration Cabinet.
Any appeal to the Secretary of the Finance and Administration Cabinet shall be in accordance with KRS Chapter 45A.225 et seq. and regulations promulgated thereunder. The Contractor shall proceed diligently with the performance of this Contract in accordance with the decision rendered by the Secretary of the Cabinet for Health and Family Services until the Secretary of the Finance and Administration Cabinet renders a final decision.
The Contractor acknowledges that, pursuant to KRS Chapter 45A.225 et seq., the Secretary of the Finance and Administration Cabinet is the final arbiter of any and all disputes concerning the Contract or the Department, subject to the right of the Contractor to appeal any such determination to the Circuit Court of Franklin County, Kentucky.

40.13	Modifications or Rescission of Section 1915 Waiver / State Plan Amendment
It is understood Contractor operates either pursuant to authority granted to the Department under a waiver granted by CMS. Notwithstanding any other provision contained herein, if at any time the waiver is rescinded or materially changed in scope, format, funding or is withdrawn or modified the Department reserves the right to immediately and without notice suspend or terminate this Contract pursuant to Section 39 et seq. “Remedies for Violation, Breach or Non-Performance of Contract” herein.

40.14	Choice of Law
The Contract shall be governed by and construed in accordance with the laws of the Commonwealth and applicable federal law and regulations. The Contractor shall be required to bring all legal proceedings against the Commonwealth in the Franklin County Circuit Court of the Commonwealth and the Contractor shall accept jurisdiction of the Kentucky courts over all matters arising out of this Contract.

40.15	Health Insurance Portability and Accountability Act
The Contractor agrees to abide by the rules and regulations regarding the confidentiality of protected health information as defined and mandated by the Health Insurance Portability and Accountability Act (42 USC 1320d) and set forth in federal regulations at 45 CFR Parts 160 and 164. Any Subcontract entered by the Contractor as a result of this agreement shall mandate that the Subcontractor be required to abide by the same statutes and regulations regarding confidentiality of protected health information as is the Contractor.

40.16	Notices
All notices required by, or pursuant to, this Contract shall be deemed duly given upon delivery, if delivered by hand (against receipt), or three (3) business days after posting, if sent by registered or certified mail, return receipt requested, to a party’s representative or representatives, as designated in this Contract at the address or addresses designated in this Contract. Notices to Finance and the Department, except those specified to be given to the Department’s Fiscal Agent, shall be given to both of the following:
Finance and Administration Cabinet
Office of Procurement Services
Attn: Executive Director
Room 96 Capitol Annex
Frankfort, Kentucky 40601

Department for Medicaid Services
Commissioner
275 East Main Street
Frankfort, Kentucky 40621

Notices to the Contractor shall be given to the following:
WellCare of Kentucky

13551 Triton Park Blvd.
Suite 1800
Louisville, KY  40223
502-253-5100

With a copy to:

WellCare of Kentucky, Inc.
8735 Henderson Road, Ren 2
Tampa, FL 33634
Attention: General Counsel

40.17	Survival
The provisions of this Contract which relate to the obligations of the Contractor to maintain records and reports shall survive the expiration of earlier termination of this Contract for a period of five (5) years or such other period as may be required by record retention policies of the Commonwealth or CMS, or otherwise required by law. Each party’s right to recoupment pursuant to Section 10.4 “Contractor Recoupment from Member for Fraud, Waste and Abuse” of this Contract shall survive the expiration or earlier termination of this Contract until such time as all payments and/or recoupment have been finally settled.
Finance’s, the Department’s and the Contractor’s rights pursuant to Section 14 et seq. “Contractor’s Financial Security Obligations” of this Contract shall survive expiration, or earlier termination of this Contract, until such time as the Contractor has satisfactorily complied with the terms thereof.

40.18	Prohibition on Use of Funds for Lobbying Activities
The contractor agrees that no funding derived directly or indirectly from funds pursuant to this contract shall be used to support lobbying activities or expenses of state or federal government agencies or state or federal lawmakers.

40.19	Adoption of Auditor of Public Account (APA) Standards for Public and Nonprofit Boards
The contractor agrees to adopt the APA Standards for Public and Nonprofit Boards, if applicable. The contractor agrees to provide documentation of this adoption within thirty (30) days of execution of the contract.

40.20	Review of Distributions
The Contractor agrees to provide notice to the Department at the same time of submission of a request for approval of the Contractor’s domiciliary Insurance Commissioner of any distributions of capital and surplus that are subject to the provisions of its State Insurance Code.  The parties agree that capital and surplus amounts in excess of the required minimum amount required to be maintained under its Insurance Code represents net worth assets for the purposes of benefitting the Commonwealth of Kentucky’s Medicaid Program and its beneficiaries. The parties agree to make a good faith effort to cooperatively decide how much excess capital and surplus is needed by the Contractor and possible uses of excess capital and surplus that should not be retained by the Contractor.

40.21	Audits
The Contractor agrees that the Department, the Finance and Administration Cabinet, the Auditor of Public Accounts, and the Legislative Research Commission, or their duly authorized representatives, shall have access to any books, documents, papers, records, or other evidence, which are directly pertinent to this contract for the purpose of financial audit or program review. Records and other prequalification information confidentially disclosed as part of the bid process shall not be deemed as directly pertinent to the contract and shall be exempt from disclosure as provided in KRS 61.878(1)(c). The contractor also recognizes that any books, documents, papers, records, or other evidence, received during a financial audit or program review shall be subject to the Kentucky Open Records Act, KRS 61.870 to 61.884 subject to applicable exceptions

40.22	Cost Effective Analyses
The Contractor will cooperate with any analyses conducted by the Department or its agent(s) of the cost effectiveness of the contract for any period. Such analyses may review cost effectiveness from any number of comparisons. Such analyses will be used to assist the Department to meet federal requirements, program management and provide accountability and transparency to the public.

40.23	Open Meetings and Open Records
The Contractor agrees that only those portions of its Board of Directors meetings or parts of its meetings that are with the Department shall be open to the public.
The Contractor for the purpose of this Contract and any documents or records pertaining to this Contract provided to the Department or Finance shall be considered a “public agency” under the Open Records Act, KRS 61.870 through KRS 61.884.

40.24	Disclosure of Certain Financial Information
The Contractor agrees to provide the Department upon request information regarding salaries, travel, other compensation, and other expenses listed in Appendix K. The contractor agrees to provide any information requested by the Department regarding expenditures related to this contract. Including but not limited to any findings of the Medicaid Managed Care Operations Examination.

Approvals:

This Contract is subject to the terms and conditions as stated. The parties certify that they are authorized to bind this agreement between parties and that they accept the terms of this agreement.

CONTRACTOR:     WELLCARE OF KENTUCKY, INC.

/s/ Kelly A. Munson	State President
SIGNATURE	TITLE

Kelly A. Munson	9/30/13
PRINTED NAME	DATE

COMMONWEALTH OF KENTUCKY
CABINET FOR FINANCE AND ADMINISTRATION

/s/ Donald R. Speer	Executive Director
SIGNATURE	TITLE

Donald R. Speer	10/1/13
PRINTED NAME	DATE

Approved As To Form And Legality:

/s/ E. Jeffrey Mosley_________
GENERAL COUNSEL
CABINET FOR FINANCE AND ADMINISTRATION

APPENDICES

Table of Contents
(Differences from 8/27/13 Draft noted)

A.	Service Area

B.	Approved Capitation Payment Rates

C.	Management Information System Requirements

D.	Encounter Data Submission Requirements

E.	Encounter Data Submission Quality Standards

F.	Third Party Liability/Coordination of Benefits Requirements

G.	Network Provider File Layout Requirements

H.	Credentialing Process Coversheet

I.	Covered Services

J.	Early and Periodic Screening, Diagnosis and Treatment Program Periodicity Schedule

K.	Reporting Requirements and Reporting Deliverables (Updated forms)

L.	Program Integrity Requirements (Updated policy)

M.	Performance Improvement Projects

N.	Health Outcomes, Indicators, Goals and Performance Measures

O.	Business Associates Agreement

P.	Annual Contract Monitoring Tools

Q.	Innovative Programs (Not included)

R.	Paid Claims Listing Requirements

S.	Transition/Coordination of Care Plan

Appendix A
Commonwealth of Kentucky
Medicaid Managed Care Organization (MCO) Regions

Service Area - Statewide Excluding Region 3

MCO Region 1 (includes the following 12 counties)

Ballard
Caldwell
Calloway
Carlisle
Crittenden
Fulton
Graves
Hickman
Livingston
Lyon
Marshall
McCracken

MCO Region 2 (includes the following 12 counties)

Christian
Daviess
Hancock
Henderson
Hopkins
McLean
Muhlenberg
Ohio
Todd
Trigg
Union
Webster

MCO Region 4 (includes the following 20 counties)

Adair
Allen
Barren
Butler
Casey
Clinton
Cumberland

2

Appendix A
Commonwealth of Kentucky
Medicaid Managed Care Organization (MCO) Regions

Service Area - Statewide Excluding Region 3

MCO Region 4 (includes the following 20 counties) - Continued

Edmonson
Green
Hart
Logan
McCreary
Metcalfe
Monroe
Pulaski
Russell
Simpson
Taylor
Warren
Wayne

MCO Region 5 (includes the following 21 counties)

Anderson
Bourbon
Boyle
Clark
Estill
Fayette
Franklin
Garrard
Harrison
Jackson
Jessamine
Lincoln
Madison
Mercer
Montgomery
Nicholas
Owen
Powell
Rockcastle
Scott
Woodford

3

Appendix A
Commonwealth of Kentucky
Medicaid Managed Care Organization (MCO) Regions

Service Area - Statewide Excluding Region 3

MCO Region 6 (includes the following 6 counties)

Boone
Campbell
Gallatin
Grant
Kenton
Pendleton

MCO Region 7 (includes the following 14 counties)

Bath
Boyd
Bracken
Carter
Elliott
Fleming
Greenup
Lawrence
Lewis
Mason
Menifee
Morgan
Robertson
Rowan

MCO Region 8 (includes the following 19 counties)

Bell
Breathitt
Clay
Floyd
Harlan
Johnson
Knott
Knox
Laurel
Lee
Leslie

4

Appendix A
Commonwealth of Kentucky
Medicaid Managed Care Organization (MCO) Regions

Service Area - Statewide Excluding Region 3

MCO Region 8 (includes the following 19 counties) -Continued

Letcher
Magoffin
Martin
Owsley
Perry
Pike
Whitley
Wolfe

5

Appendix B

Approved Capitation Payment Rates

	ACA Expansion Per Member Per Month Rate
	18 months

	January 1, 2014 through June 30, 2015
Region	1	2	3	4	5	6	7	8
Former Foster Care Children
Adult (age 18 through 20) - Female	$863.86	$1,021.80		$1,145.48	$1,177.39	$964.02	$827.62	$1,169.73
Adult (age 18 through 20) - Male	$1,353.99	$1,339.02		$1,026.62	$972.43	$952.76	$781.02	$999.01
Adult (age 21 through 25) - Female	$777.47	$919.62		$1,030.93	$1,059.65	$867.62	$744.86	$1,052.76
Adult (age 21 through 25) - Male	$1,218.59	$1,205.11		$923.96	$875.19	$857.49	$702.92	$899.11
MAGI Adults
Adult (through age 18) - Female	$311.22	$324.91		$355.04	$361.88	$303.56	$333.63	$349.13
Adult (through age 18) - Male	$247.87	$304.21		$301.58	$294.68	$235.44	$258.67	$259.79
Adult (age 19 through 24) - Female	$513.45	$486.99		$540.88	$559.90	$499.05	$524.52	$528.02
Adult (age 19 through 24) - Male	$257.60	$267.60		$278.41	$283.19	$258.11	$271.89	$272.34
Adult (age 25 through 39) - Female	$450.28	$428.45		$475.70	$502.94	$468.63	$461.70	$464.51
Adult (age 25 through 39) - Male	$577.17	$431.99		$485.88	$507.06	$488.42	$467.35	$468.02
Adult (age 40 and older) - Female	$686.88	$675.18		$748.72	$793.20	$715.55	$829.14	$731.76
Adult (age 40 and older) - Male	$752.21	$736.50		$735.10	$865.26	$857.00	$717.01	$718.83

6

	Existing Medicaid Per Member Per Month Rate
	12 months

	July 1, 2014 through June 30, 2015
Region	1	2	3	4	5	6	7	8
FAMILIES AND CHILDREN
Infant (age under 1)	$629.59	$672.24		$713.20	$866.24	$703.07	$876.03	$825.82
Child (age 1 through 5)	$139.86	$135.86		$153.43	$160.42	$139.26	$158.46	$186.38
Child (age 6 through 12)	$168.49	$179.17		$208.79	$195.45	$167.88	$189.78	$211.54
Child (age 13 through 18) - Female	$297.30	$296.10		$320.86	$334.91	$288.87	$307.88	$322.76
Child (age 13 through 18) - Male	$227.31	$266.15		$261.65	$261.82	$215.08	$229.17	$230.56
Adult (age 19 through 24) - Female	$672.67	$608.66		$670.36	$710.65	$651.28	$663.83	$669.45
Adult (age 19 through 24) - Male	$236.24	$234.12		$241.54	$251.61	$235.80	$240.87	$241.70
Adult (age 25 through 39) - Female	$589.91	$535.49		$589.58	$638.35	$611.59	$584.33	$588.92
Adult (age 25 through 39) - Male	$529.30	$377.94		$421.53	$450.50	$446.19	$414.04	$415.36
Adult (age 40 or older) - Female	$629.91	$590.71		$649.57	$704.74	$653.69	$734.55	$649.43
Adult (age 40 or older) - Male	$689.82	$644.36		$637.75	$768.76	$782.90	$635.22	$637.95
SSI ADULTS WITHOUT MEDICARE
Adult (age 19 through 24) - Female	$646.79	$647.94		$715.21	$669.95	$678.31	$660.18	$634.43
Adult (age 19 through 24) - Male	$549.42	$449.80		$445.86	$507.47	$735.91	$511.79	$477.85
Adult (age 25 through 44) - Female	$868.19	$807.24		$840.55	$909.54	$920.88	$939.50	$866.99
Adult (age 25 through 44) - Male	$661.57	$642.66		$637.03	$777.93	$745.05	$683.86	$682.74
Adult (age 45 or older) - Female	$1,113.37	$1,125.24		$1,099.40	$1,218.61	$1,233.80	$1,171.97	$1,220.99
Adult (age 45 or older) - Male	$1,017.14	$1,007.02		$979.41	$1,114.56	$1,132.49	$1,051.40	$1,049.68
WAIVER ELIGIBLE
DUAL ELIGIBLE
All Ages - Female	$122.41	$148.47		$149.36	$173.41	$169.48	$171.23	$179.03
All Ages - Male	$109.57	$127.01		$132.83	$147.69	$163.10	$154.09	$156.73
SSI CHILDREN
Infant (age under 1)	$6,475.96	$6,417.95		$6,432.16	$6,883.41	$6,463.88	$6,449.42	$6,497.39
Child (age 1 through 5)	$675.11	$793.54		$870.28	$1,024.96	$1,081.44	$733.26	$725.63

7

Child (age 6 through 18)	$648.20	$769.57	$840.64	$786.83	$631.65	$639.30	$543.57
FOSTER CARE
Infant (age under 1)	$1,690.18	$1,675.04	$1,678.75	$1,702.19	$1,687.03	$1,683.26	$2,036.85
Child (age 1 through 5)	$266.08	$310.96	$309.57	$379.17	$262.06	$317.19	$340.83
Child (age 6 through 12)	$519.35	$694.69	$696.27	$606.57	$465.36	$534.20	$588.61
Child (age 13 or older) - Female	$792.21	$893.96	$993.79	$1,046.08	$880.67	$733.20	$1,038.12
Child (age 13 or older) - Male	$1,241.69	$1,171.49	$890.67	$863.97	$870.39	$691.92	$886.60

8

Appendix C

Management Information System Requirements

As specified in Management Information Systems Section in the Contract, The Contractor’s MIS must enable the Contractor to provide format and file specifications for all data elements as specified below for all of the required seven subsystems.

I.	Member Subsystem

A.	Inputs
The Recipient Data Maintenance function will accept input from various sources to add, change, or close records on the file(s). Inputs to the Recipient Data Maintenance function include:

1.	Daily and monthly electronic member eligibility updates (HIPAA ASC X12 834)

2.	Claim/encounter history – sequential file; file description to be determined

3.	Social demographic information

4.	Initial Implementation of the Contract, the following inputs shall be provide to the contractor:

•
Initial Member assignment file (sequential file; format to be supplemented at contract execution); a file will be sent approximately sixty (60) calendar days prior to the Contractor effective date of operations

•	Member claim history file – twelve (12) months of member claim history (sequential file; format to be supplemented at Contract execution)

•	Member Prior Authorizations in force file (medical and pharmacy; sequential file; format will be supplemented at Contract execution)

B.	Processing Requirements
The Recipient Data Maintenance function must include the following capabilities:

1.	Accept a daily/monthly member eligibility file from the Department in a specified format.

2.	Transmit a file of health status information to the Department in a specified format.

3.	Transmit a file of social demographic data to the Department in a specified format.

4.	Transmit a primary care provider (PCP) enrollment file to the Department in a specified format.

5.	Edit data transmitted from the Department for completeness and consistency, editing all data in the transaction.

6.	Identify potential duplicate Member records during update processing.

7.
Maintain on-line access to all current and historical Member information, with inquiry capability by case number, Medicaid Recipient ID number, social security number (SSN), HIC number, full name or partial name, and

7

the ability to use other factors such as date of birth and/or county code to limit the search by name.

8.	Maintain identification of Member eligibility in special eligibility programs, such as hospice, etc., with effective date ranges/spans and other data required by the Department.

9.
Maintain current and historical date-specific managed care eligibility data for basic program eligibility, special program eligibility, and all other Member data required to support Claims processing, Prior Authorization processing, managed care processing, etc.

10.	Maintain and display the same values as the Department for eligibility codes and other related data.

11.	Produce, issue and mail a managed care ID card pursuant to the Department’s approval within Department determined time requirements.

12.	Identify Member changes in the primary care provider (PCP) and the reason(s) for those changes to include effective dates.

13.	Monitor PCP capacity and limitations prior to Enrollment of a Member to the PCP.

14.	Generate and track PCP referrals if applicable.

15.	Assign applicable Member to PCP if one is not selected within thirty (30) Days, except Members with SSI without Medicare, who are allowed ninety (90) Days.

C.	Reports
Reports for Member function are described in Appendix XI.

D.	On-line Inquiry Screens
On-line inquiry screens that meet the user interface requirements of this section and provide access to the following data:

1.	Member basic demographic data

2.	Member liability data

3.	Member characteristics and service utilization data

4.	Member current and historical managed care eligibility data

5.	Member special program data

6.	Member social/demographic data

7.	Health status data

8.	PCP data

E.	Interfaces
The Member Data Maintenance function must accommodate an external electronic interface (HIPAA ASC X12 834, both 4010A1 and 5010 after January 1, 2012) with the Department.

II.	Third Party Liability (TPL) Subsystem

8

The Third Party Liability (TPL) processing function permits the Contractor to utilize the private health, Medicare, and other third-party resources of its Members and ensures that the Contractor is the payer of last resort. This function works through a combination of cost avoidance (non-payment of billed amounts for which a third party may be liable) and post-payment recovery (post-payment collection of Contractor paid amounts for which a third party is liable).

Cost avoidance is the preferred method for processing claims with TPL. This method is implemented automatically by the MIS through application of edits and audits which check claim information against various data fields on recipient, TPL, reference, or other MIS files. Post-payment recovery is primarily a back-up process to cost avoidance, and is also used in certain situations where cost avoidance is impractical or unallowable.

The TPL information maintained by the MIS must include Member TPL resource data, insurance carrier data, health plan coverage data, threshold information, and post payment recovery tracking data. The TPL processing function will assure the presence of this information for use by the Edit/Audit Processing, Financial Processing, and Claim Pricing functions, and will also use it to perform the functions described in this subsection for TPL Processing.

A.	Inputs
The following are required inputs to the TPL function of the MIS:

1.	Member eligibility, Medicare, and TPL, information from the Department via proprietary file formats.

2.	Enrollment and coverage information from private insurers/health plans, state plans, and government plans.

3.	TPL-related data from claims, claim attachments, or claims history files, including but not limited to:

•	diagnosis codes, procedure codes, or other indicators suggesting trauma or accident;

•	indication that a TPL payment has been made for the claim (including Medicare);

•	indication that the Member has reported the existence of TPL to the Provider submitting the claim;

•	indication that TPL is not available for the service claimed.

4.	Correspondence and phone calls from Members, carriers, and Providers and DMS.

B.	Processing Requirements
The TPL processing function must include the following capabilities:

1.	Maintain accurate third-party resource information by Member including but not limited to:

•	Name, ID number, date of birth, SSN of eligible Member;

•	Policy number or Medicare HIC number and group number;

•	Name and address of policyholder, relationship to Member,

•	SSN of policyholder;

9

•	Court-ordered support indicator;

•	Employer name and tax identification number and address of policyholder;

•	Type of policy, type of coverage, and inclusive dates of coverage;

•	Date and source of TPL resource verification; and

•	Insurance carrier name and tax identification and ID.

1.	Provide for multiple, date-specific TPL resources (including Medicare) for each Member.

2.	Maintain current and historical information on third-party resources for each Member.

3.	Maintain third-party carrier information that includes but is not limited to:

•	Carrier name and ID

•	Corporate correspondence address and phone number

•	Claims submission address(s) and phone number

1.	Identify all payment costs avoided due to established TPL, as defined by the Department.

2.
Maintain a process to identify previously paid claims for recovery when TPL resources are identified or verified retroactively, and to initiate recovery within sixty (60) Days of the date the TPL resource is known to the Contractor.

3.	Maintain an automated tracking and follow-up capability for all TPL questionnaires.

4.
Maintain an automated tracking and follow-up capability for post payment recovery actions which applies to health insurance, casualty insurance, and all other types of recoveries, and which can track individual or group claims from the initiation of recovery efforts to closure.

5.	Provide for the initiation of recovery action at any point in the claim processing cycle.

6.	Maintain a process to adjust paid claims history for a claim when a recovery is received.

7.	Provide for unique identification of recovery records.

8.	Provide for on-line display, inquiry, and updating of recovery case records with access by claim, Member, carrier, Provider or a combination of these data elements.

9.	Accept, edit and update with all TPL and Medicare information received from the Department through the Member eligibility update or other TPL updates specified by the Department.

10.	Implement processing procedures that correctly identify and cost avoid claims having potential TPL, and flag claims for future recovery to the appropriate level of detail.

11.	Provide verified Member TPL resource information generated from data matches and claims, to the Department for Medicaid Services, in an agreed upon format and media, on a monthly basis.

C.	Reports

10

The following types of reports must be available from the TPL Processing function by the last day of the month for the previous month:

1.	Cost-avoidance summary savings reports, including Medicare but identifying it separately;

2.	Listings and totals of cost-avoided claims;

3.	Listings and totals of third-party resources utilized;

4.	Reports of amounts billed and collected, current and historical, from the TPL recovery tracking system, by carrier and Member;

5.	Detailed aging report for attempted recoveries by carrier and Member;

6.	Report on the number and amount of recoveries by type; for example, fraud collections, private insurance, and the like;

7.	Report on the unrecoverable amounts by type and reason, carrier, and other relevant data, on an aged basis and in potential dollar ranges;

8.	Report on the potential trauma and/or accident claims for claims that meet specified dollar threshold amounts;

9.	Report on services subject to potential recovery when date of death is reported;

10.	Unduplicated cost-avoidance reporting by program category and by type of service, with accurate totals and subtotals;

11.	Listings of TPL carrier coverage data;

12.	Audit trails of changes to TPL data.

D.	On-line Inquiry Screens
On-line inquiry screens that meet the user interface requirements of this section and provide the following data:

1.	Member current and historical TPL data

2.	TPL carrier data

3.	Absent parent data

4.	Recovery cases

Automatically generate letters/questionnaires to carriers, employers, Members, and Providers when recoveries are initiated, when TPL resource data is needed, or when accident information is required and was not supplied with the incoming claim.

Automatically generate claim facsimiles, which can be sent to carriers, attorneys, or other parties.

Provide absent parent canceled court order information generated from data matches with the Division of Child Support Enforcement, to the Department, in an agreed upon format and media, on an annual basis.

III.	Provider Subsystem

The provider function accepts and maintains comprehensive, current and historical information about Providers eligible to participate in the Contractor’s

11

Network. The maintenance of provider data is required to support Claims and Encounter processing, utilization/quality processing, financial processing and report functions. The Contractor will be required to electronically transmit provider enrollment information to the Department as requested.

A.	Inputs

The inputs to the provider Data Maintenance function include:

1.	Provider update transactions

2.	Licensure information, including electronic input from other governmental agencies

3.	Financial payment, adjustment, and accounts receivable data from the Financial Processing function.

B.	Processing Requirements
The Provider Data Maintenance function must have the capabilities to:

1.	Transmit a provider enrollment file to the Department in a specified format;

2.	Maintain current and historical provider enrollment applications from receipt to final disposition (approval only);

3.	Maintain on-line access to all current and historical provider information, including Provider rates and effective dates, Provider program and status codes, and summary payment data;

4.
Maintain on-line access to Provider information with inquiry by Provider name, partial name characters, provider number, NPI, SSN, FEIN, CLIA number, Provider type and specialty, County, Zip Code, and electronic billing status;

5.	Edit all update data for presence, format, and consistency with other data in the update transaction;

6.	Edits to prevent duplicate Provider enrollment during an update transaction;

7.	Accept and maintain the National Provider Identification (NPI);

8.
Provide a Geographic Information System (GIS) to identify Member populations, service utilization, and corresponding Provider coverage to support the Provider recruitment, enrollment, and participation;

9.	Maintain on-line audit trail of Provider names, Provider numbers (including old and new numbers, NPI), locations, and status changes by program;

10.
Identify by Provider any applicable type code, NPI/TAXONOMY code, location code, practice type code, category of service code, and medical specialty and sub-specialty code which is used in the Kentucky Medicaid program, and which affects Provider billing, claim pricing, or other processing activities;

11.
Maintain effective dates for Provider membership, Enrollment status, restriction and on-review data, certification(s), specialty, sub-specialty, claim types, and other user-specified Provider status codes and indicators;

12

12.
Accept group provider numbers, and relate individual Providers to their groups, as well as a group to its individual member Providers, with effective date ranges/spans. A single group provider record must be able to identify an unlimited number of individuals who are associated with the group;

13.
Maintain multiple, provider-specific reimbursement rates, including, but not necessarily limited to, per diems, case mix, rates based on licensed levels of care, specific provider agreements, volume purchase contracts, and capitation, with beginning and ending effective dates for a minimum of sixty (60) months.

14.
Maintain provider-specific rates by program, type of capitation, Member program category, specific demographic classes, Covered Services, and service area for any prepaid health plan or managed care providers;

15.	Provide the capability to identify a Provider as a PCP and maintain an inventory of available enrollment slots;

16.	Identify multiple practice locations for a single provider and associate all relevant data items with the location, such as address and CLIA certification;

17.	Maintain multiple addresses for a Provider, including but not limited to:

•	Pay to;

•	Mailing, and

•	Service location(s).

18.	Create, maintain and define provider enrollment status codes with associated date spans. For example, the enrollment codes must include but not be limited to:

•	Application pending

•	Limited time-span enrollment

•	Enrollment suspended

•	Terminated-voluntary/involuntary

19.	Maintain a National Provider Identifier (NPI) and taxonomies;

20.	Maintain specific codes for restricting the services for which Providers may bill to those for which they have the proper certifications (for example, CLIA certification codes);

21.	Maintain summary-level accounts receivable and payable data in the provider file that is automatically updated after each payment cycle;

22.	Provide the capability to calculate and maintain separate 1099 and associated payment data by FEIN number for Providers with changes of ownership, based upon effective dates entered by the Contractor;

23.
Generate a file of specified providers, selected based on the Department identified parameters, in an agreed upon Department approved format and media, to be provided to the Department on an agreed upon periodic basis; and

24.	Generate a file of provider 1099 information.

25.	Reports – Reports for Provider functions are as described in

13

Appendix K.

C.	On-line Inquiry Screens
On-line inquiry screens that meet the user interface requirements of this contract and provide access to the following data:

1.	Provider eligibility history

2.	Basic information about a Provider (for example, name, location, number, program, provider type, specialty, sub-specialty, certification dates, effective dates)

3.	Provider group inquiry, by individual provider number displaying groups and by group number displaying individuals in group (with effective and end dates for those individuals within the group)

4.	Provider rate data

5.	Provider accounts receivable and payable data, including claims adjusted but not yet paid

6.	Provider Medicare number(s) by Medicare number, Medicaid number, and SSN/FEIN

7.
Demographic reports and maps from the GIS, for performing, billing, and/or enrolled provider, listing provider name, address, and telephone number to assist in the provider recruitment process and provider relations

D.	Interfaces
The Provider Data Maintenance function must accommodate an external interface with:

1.	The Department; and

2.	Other governmental agencies to receive licensure information.

IV.	Reference Subsystem
The reference function maintains pricing files for procedures and drugs including Mental/Behavioral Health Drugs and maintains other general reference information such as diagnoses and reimbursement parameters/modifiers. The reference function provides a consolidated source of reference information which is accessed by the MIS during performance of other functions, including claims and encounter processing, TPL processing and utilization/quality reporting functions.

The contractor must maintain sufficient reference data (NDC codes, HCPCS, CPT4, Revenue codes, etc.) to accurately process fee for service claims and develop encounter data for transmission to the Department as well as support Department required reporting.

A.	Inputs
The inputs to the Reference Data Maintenance function are:

1.	NDC codes

2.	CMS - HCPCS updates

3.	ICD-9-CM or 10 and DSM III diagnosis and procedure updates

4.	ADA (dental) codes

14

B.    Processing Requirements
The Reference Processing function must include the following capabilities:

1.	Maintain current and historical reference data, assuring that updates do not overlay or otherwise make historical information inaccessible.

2.
Maintain a Procedure data set which is keyed to the five-character HCPCS code for medical-surgical and other professional services, ADA dental codes; a two-character field for HCPCS pricing modifiers; and the Department’s specific codes for other medical services; in addition, the procedure data set will contain, at a minimum, the following elements for each procedure:

•	Thirty-six (36) months of date-specific pricing segments, including a pricing action code, effective beginning and end dates, and allowed amounts for each segment.

•	Thirty-six (36) months of status code segments with effective beginning and end dates for each segment.

•	Multiple modifiers and the percentage of the allowed price applicable to each modifier.

•	Indication of TPL actions, such as Cost Avoidance, Benefit Recovery or Pay, by procedure code.

•	Other information such as accident-related indicators for possible TPL, federal cost-sharing indicators, Medicare coverage and allowed amounts.

3.
Maintain a diagnosis data set utilizing the three (3), four (4), and five (5) character for ICD-9-CM and 7 digits for ICD-10 and DSM III coding system, which supports relationship editing between diagnosis code and claim information including but not limited to:

•	Valid age

•	Valid sex

•	Family planning indicator

•	Prior authorization requirements

•	EPSDT indicator

•	Trauma diagnosis and accident cause codes

•	Description of the diagnosis

•	Permitted primary and secondary diagnosis code usage

4.	Maintain descriptions of diagnoses.

5.	Maintain flexibility in the diagnosis file to accommodate expanded diagnosis codes with the implementation of ICD-10 by October 1, 2013.

6.
Maintain a drug data set of the eleven (11) digit National Drug Code (NDC), including package size, which can accommodate updates from a drug pricing service and the CMS Drug Rebate file updates; the Drug data set must contain, at a minimum:

•	Unlimited date-specific pricing segments that include all prices and pricing action codes needed to adjudicate drug

15

claims.

•	Indicator for multiple dispensing fees

•	Indicator for drug rebate including name of manufacturer and labeler codes.

•	Description and purpose of the drug code.

•	Identification of the therapeutic class.

•	Identification of discontinued NDCs and the termination date.

•	Identification of CMS Rebate program status.

•	Identification of strength, units, and quantity on which price is based.

•	Indication of DESI status (designated as less than effective), and IRS status (identical, related or similar to DESI drugs).

7.	Maintain a Revenue Center Code data set for use in processing claims for hospital inpatient/outpatient services, home health, hospice, and such.

8.
Maintain flexibility to accommodate multiple reimbursement methodologies, including but not limited to fee-for-service, capitation and carve-outs from Capitated or other “all inclusive” rate systems, and DRG reimbursement for inpatient hospital care, etc.

9.	Maintain pricing files based on:

•	Fee schedule

•	Per DIEM rates

•	Capitated rates

•	Federal maximum allowable cost (FMAC), estimated acquisition (EAC) for drugs

•	Percentage of charge allowance

•	Contracted amounts for certain services

•	Fee schedule that would pay at variable percentages.

•	(MAC) Maximum allowable cost pricing structure

C.    On-line Inquiry Screens
Maintain on-line access to all Reference files with inquiry by the appropriate service code, depending on the file or table being accessed.

Maintain on-line inquiry to procedure and diagnosis files by name or description including support for phonetic and partial name search.

Provide inquiry screens that display:

•	All relevant pricing data and restrictive limitations for claims processing including historical information, and

•	All pertinent data for claims processing and report generation.

D.    Interfaces
The Reference Data Maintenance function must interface with:

1.	ADA (dental) codes

2.	CMS-HCPCS updates;

16

3.	ICD-9, ICD-10, DSM, or other diagnosis/surgery code updating service; and

4.	NDC Codes.

I.	Financial Subsystem

The financial function encompasses claim payment processing, adjustment processing, accounts receivable processing, and all other financial transaction processing. This function ensures that all funds are appropriately disbursed for claim payments and all post-payment transactions are applied accurately. The financial processing function is the last step in claims processing and produces remittance advice statements/explanation of benefits and financial reports.

A.	Inputs
The Financial Processing function must accept the following inputs:

1.	On-line entered, non-claim-specific financial transactions, such as recoupments, mass adjustments, cash transactions, etc;

2.	Retroactive changes to Member financial liability and TPL retroactive changes from the Member data maintenance function;

3.	Provider, Member, and reference data from the MIS.

B.	Processing Requirements
The MIS must perform three types of financial processing: 1) payment processing; 2) adjustment processing; 3) other financial processing. Required system capabilities are classified under one of these headings in this subsection.

C.    Payment Processing
Claims that have passed all edit, audit, and pricing processing, or which have been denied, must be processed for payment by the Contractor if the contractor has fee for service arrangements. Payment processing must include the capability to:

1.	Maintain a consolidated accounts receivable function and deduct/add appropriate amounts and/or percentages from processed payments.

2.	Update individual provider payment data and 1099 data on the Provider database.
D.    Adjustment Processing
The MIS adjustment processing function must have the capabilities to:

1.	Maintain complete audit trails of adjustment processing activities on the claims history files.

2.
Update provider payment history and recipient claims history with all appropriate financial information and reflect adjustments in subsequent reporting, including claim-specific and non claim-specific recoveries.

3.	Maintain the original claim and the results of all adjustment transactions in claims history; link all claims and subsequent adjustments by control number, providing for identification of

17

previous adjustment and original claim number.

4.	Reverse the amount previously paid/recovered and then processes the adjustment so that the adjustment can be easily identified.

5.	Re-edit, re-price, and re-audit each adjustment including checking for duplication against other regular and adjustment claims, in history and in process.

6.
Maintain adjustment information which indicates who initiated the adjustment, the reason for the adjustment, and the disposition of the claim (additional payment, recovery, history only, etc.) for use in reporting the adjustment.

7.
Maintain an adjustment function to re-price claims, within the same adjudication cycle, for retroactive pricing changes, Member liability changes, Member or provider eligibility changes, and other changes necessitating reprocessing of multiple claims.

8.
Maintain a retroactive rate adjustment capability which will automatically identify all Claims affected by the adjustment, create adjustment records for them, reprocess them, and maintain a link between the original and adjusted Claim.

E.    Other Financial Processing

Financial transactions such as stop payments, voids, reissues, manual checks, cash receipts, repayments, cost settlements, overpayment adjustments, recoupments, and financial transactions processed outside the MIS are to be processed as part of the Financial Processing function. To process these transactions, the MIS must have the capability to:
1.    Maintain the following information:

•	Program identification (for example, TPL recovery, rate adjustment);

•	Transaction source (for example, system generated, refund, Department generated);

•	Provider number/entity name and identification number;

•	Payment/recoupment detail (for example, dates, amounts, cash or recoupment);

•	Account balance;

•	Reason indicator for the transaction (for example, returned dollars from provider for TPL, unidentified returned dollars, patient financial liability adjustment);

•	Comment section;

•	Type of collection (for example, recoupment, cash receipt);

•	Program to be affected;

•	Adjustment indicator; and

•	Internal control number (ICN) (if applicable).

2.
Accept manual or automated updates including payments, changes, deletions, suspensions, and write-offs, of financial transactions and incorporate them as MIS financial transactions for purposes of updating claims history, Provider/Member history,

18

current month financial reporting, accounts receivable, and other appropriate files and reports.

3.
Maintain sufficient controls to track each financial transaction, balance each batch, and maintain appropriate audit trails on the claims history and consolidated accounts receivable system, including a mechanism for adding user narrative.

4.	Maintain on-line inquiry to current and historical financial information with access by Provider ID or entity identification, at a minimum to include:

•	Current amount payable/due

•	Total amount of claims adjudication for the period

•	Aging of receivable information, according to user defined aging parameters

•	Receivable account balance and established date

•	Percentages and/or dollar amounts to be deducted from future payments

•	Type and amounts of collections made and dates

•	Both non-claim-specific, and

•	Data to meet the Department’s reporting.

5.	Maintain a recoupment process that sets up Provider accounts receivable that can be either automatically recouped from claims payments or satisfied by repayments from the provider or both.

6.
Maintain a methodology to apply monies received toward the established recoupment to the accounts receivable file, including the remittance advice date, number, and amount, program, and transfer that data to an on-line provider paid claims summary.

7.	Identify a type, reason, and disposition on recoupments, payouts, and other financial transactions.

8.	Provide a method to link full or partial refunds to the specific Claim affected, according to guidelines established by the Department.

9.	Generate provider 1099 information annually, which indicate the total paid claims plus or minus any appropriate adjustments and financial transactions.

10.	Maintain a process to adjust providers’ 1099 earnings with payout or recoupment or transaction amounts through the accounts receivable transactions.

11.
Maintain a process to accommodate the issuance and tracking of non-provider-related payments through the MIS (for example, a refund or an insurance company overpayment) and adjust expenditure reporting appropriately.

12.	Track all financial transactions, by program and source, to include TPL recoveries, Fraud, Waste and Abuse recoveries, provider payments, drug rebates, and so forth.

13.	Determine the correct federal fiscal year within claim adjustments and other financial transactions are to be reported.

14.	Provide a method to direct payments resulting from an escrow or lien request to facilitate any court order or legal directive received.

19

C.	Reports
Reports from the financial processing function are described in Appendix L and Contractor Reporting Requirements Section of Contract.

II.	Utilization/Quality Improvement

The utilization/quality improvement function combines data from other external systems, such as Geo Network to produce reports for analysis which focus on the review and assessment of access and availability of services and quality of care given, detection of over and under utilization, and the development of user-defined reporting criteria and standards. This system profiles utilization of Providers and Members and compares them against experience and norms for comparable individuals.

This system supports tracking utilization control function(s) and monitoring activities for inpatient admissions, emergency room use, and out-of-area services. It completes Provider profiles, occurrence reporting, monitoring and evaluation studies, and Member/Provider satisfaction survey compilations. The subsystem may integrate the Contractor’s manual and automated processes or incorporate other software reporting and/or analysis programs.

This system also supports and maintains information from Member surveys, Provider and Member Grievances, Appeal processes.

A.	Inputs
The Utilization/Quality Improvement system must accept the following inputs:

1.	Adjudicated Claims/encounters from the claims processing subsystem;

2.	Provider data from the provider subsystem;

3.	Member data from the Member subsystem.

B.	Processing Requirements
The Utilization/Quality Improvement function must include the following capabilities:

1.	Maintain Provider credentialing and recredentialing activities.

2.
Maintain Contractor’s processes to monitor and identify deviations in patterns of treatment from established standards or norms. Provide feedback information for monitoring progress toward goals, identifying optimal practices, and promoting continuous improvement.

3.	Maintain development of cost and utilization data by Provider and services.

4.	Provide aggregate performance and outcome measures using standardized quality indicators similar to Medicaid HEDIS as specified by the Department.

5.	Support focused quality of care studies.

6.	Support the management of referral/utilization control processes

20

and procedures.

7.	Monitor PCP referral patterns.

8.
Support functions of reviewing access, use and coordination of services (i.e. actions of peer review and alert/flag for review and/or follow-up; laboratory, x-ray and other ancillary service utilization per visit).

9.	Store and report Member satisfaction data through use of Member surveys, Grievance/Appeals processes, etc.

10.	Provide Fraud, Waste and Abuse detection, monitoring and reporting.

C.	Reports
Utilization/quality improvement reports are listed in Appendices K and L.

III.	Claims Control and Entry

The Claims Control function ensures that all claims are captured at the earliest possible time and in an accurate manner. Claims must be adjudicated within the parameters of Prompt Pay standards set by CMS and the American Recovery and Reinvestment Act (ARRA).

IV.	Edit/Audit Processing

The Edit/Audit Processing function ensures that Claims are processed in accordance with Department and Contractor policy and the development of accurate encounters to be transmitted to the department. This processing includes application of non-history-related edits and history-related audits to the Claim. Claims are screened against Member and Provider eligibility information; pended and paid/denied claims history; and procedure, drug, diagnosis, and edit/audit information. Those Claims that exceed Program limitations or do not satisfy Program or processing requirements, suspend or deny with system assigned error messages related to the Claim.

Claims also need to be edited utilizing all components of the CMS mandated National Correct Coding Initiative (NCCI)

A.	Inputs
The inputs to the Edit/Audit Processing function are:

1.	The Claims that have been entered into the claims processing system from the claims entry function;

2.	Member, Provider, reference data required to perform the edits and audits.

B.	Processing Requirements
Basic editing necessary to pass the Claims onto subsequent processing requires that the MIS have the capabilities to:

1.	Edit each data element on the Claim record for required presence, format, consistency, reasonableness, and/or allowable values.

2.	Edit to assure that the services for which payment is requested are

21

covered.

3.	Edit to assure that all required attachments are present.

4.
Maintain a function to process all Claims against an edit/audit criteria table and an error disposition file (maintained in the Reference Data Maintenance function) to provide flexibility in edit and audit processing.

5.	Edit for prior authorization requirements and to assure that a prior authorization number is present on the Claim and matches to an active Prior Authorization on the MIS.

6.	Edit Prior-Authorized claims and cut back billed units or dollars, as appropriate, to remaining authorized units or dollars, including Claims and adjustments processed within the same cycle.

7.	Maintain edit disposition to deny Claims for services that require Prior Authorization if no Prior Authorization is identified or active.

8.	Update the Prior Authorization record to reflect the services paid on the Claim and the number of services still remaining to be used.

9.	Perform relationship and consistency edits on data within a single Claim for all Claims.

10.	Perform automated audit processing (e.g., duplicate, conflict, etc.) using history Claims, suspended Claims, and same cycle Claims.

11.	Edit for potential duplicate claims by taking into account group and rendering Provider, multiple Provider locations, and across Provider and Claim types.

12.	Identify exact duplicate claims.

13.	Perform automated audits using duplicate and suspect-duplicate criteria to validate against history and same cycle claims.

14.	Perform all components of National Correct Coding Initiative (NCCI) edits

15.	Maintain audit trail of all error code occurrences linked to a specific Claim line or service, if appropriate.

16.	Edit and suspend each line on a multi-line Claim independently.

17.	Edit each Claim record completely during an edit or audit cycle, when appropriate, rather than ceasing the edit process when an edit failure is encountered.

18.	Identify and track all edits and audits posted to the claim from suspense through adjudication.

19.	Update Claim history files with both paid and denied Claims from the previous audit run.

20.	Maintain a record of services needed for audit processing where the audit criteria covers a period longer than thirty-six (36) months (such as once-in-a-lifetime procedures).

21.	Edit fields in Appendices D and E for validity (numerical field, appropriate dates, values, etc.).

V.	Claims Pricing

The Claims Pricing function calculates the payment amount for each service according to the rules and limitations applicable to each Claim type, category of

22

service, type of provider, and provider reimbursement code. This process takes into consideration the Contractor allowed amount, TPL payments, Medicare payments, Member age, prior authorized amounts, and any co-payment requirements. Prices are maintained on the Reference files (e.g., by service, procedure, supply, drug, etc.) or provider-specific rate files and are date-specific.

The Contractor MIS must process and pay Medicare Crossover Claims and adjustments.

A.	Inputs
The inputs into the Claims Pricing function are the Claims that have been passed from the edit/audit process.

The Reference and Provider files containing pricing information are also inputs to this function.

B.	Processing Requirements
The Claims Pricing function for those Fee For Service contracts the vendor has with providers of the MIS must have the capabilities to:

1.	Calculate payment amounts according to the fee schedules, per diems, rates, formulas, and rules established by the Contractor.

2.	Maintain access to pricing and reimbursement methodologies to appropriately price claims at the Contractor’s allowable amount.

3.	Maintain flexibility to accommodate future changes and expanded implementation of co pays.

4.	Deduct Member liability amounts from payment amounts as defined by the Department.

5.	Deduct TPL amounts from payments amounts.

6.	Provide adjustment processing capabilities.

7.

VI.	Claims Operations Management

The Claims Operations Management function provides the overall support and reporting for all of the Claims processing functions.

A.	Inputs

The inputs to the Claims Operations Management function must include all the claim records from each processing cycle and other inputs described for the Claims Control and Entry function.

B.	Processing Requirements
The primary processes of Claims Operations Management are to maintain sufficient on-line claims information, provide on-line access to this information, and produce claims processing reports. The claims operations management function of the MIS must:

1.	Maintain Claim history at the level of service line detail.

23

2.	Maintain all adjudicated (paid and denied) claims history. Claims history must include at a minimum:

•	All submitted diagnosis codes (including service line detail, if applicable);

•	Line item procedure codes, including modifiers;

•	Member ID and medical coverage group identifier;

•	Billing, performing, referring, and attending provider Ids and corresponding provider types;

•	All error codes associated with service line detail, if applicable;

•	Billed, allowed, and paid amounts;

•	TPL and Member liability amounts, if any;

•	Prior Authorization number;

•	Procedure, drug, or other service codes;

•	Place of service;

•	Date of service, date of entry, date of adjudication, date of payment, date of adjustment, if applicable.

3.	Maintain non-claim-specific financial transactions as a logical component of Claims history.

4.	Provide access to the adjudicated and Claims in process, showing service line detail and the edit/audits applied to the Claim.

5.	Maintain accurate inventory control status on all Claims.

C.	Reports
The following reports must be available from the Claims processing function ten days after the end of each month:

1.	Number of Claims received, paid, denied, and suspended for the previous month by provider type with a reason for the denied or suspended claim.

2.	Number and type of services that are prior-authorized (PA) for the previous month (approved and denied).

3.	Amount paid to providers for the previous month by provider type.

4.	Number of Claims by provider type for the previous month, which exceed processing timelines standards defined by the Department.
Claim Prompt Pay reports as defined by ARRA

Additional detail found in Appendix L.

24

Appendix D

Encounter Data Submission Requirements

I.	Contractor’s Encounter Record

At a minimum, the Contractor will be required to electronically provide encounter Record to the Department on a weekly basis. Encounter Records must follow the format, data elements and method of transmission specified by the Department.

Encounter data will be utilized by the Department for the following purposes: 1) to evaluate access to health care, availability of services, quality of care and cost effectiveness of services, 2) to evaluate contractual performance, 3) to validate required reporting of utilization of services, 4) to develop and evaluate proposed or existing capitation rates, and 5) to meet CMS Medicaid reporting requirements.

A.	Submissions
The Contractor is required to electronically submit Encounter Record to the Department on a weekly scheduled basis. The submission is to include all adjudicated (paid and denied) Claims, corrected claims and adjusted claims processed by the Contractor. Contractor shall submit all claims within fourteen days of payment. Weekly Encounter Record transmissions that exceed a 5% threshold error rate (total claims/documents in error equal to or exceed 5% of claims/documents records submitted) will be subject to penalties as provided in the Contract. Encounter data transmissions with a threshold error rate not exceeding 5% will be accepted and processed by the Department. Only those encounters that hit threshold edits will be returned to the contractor for correction and resubmission. Denied claims submitted for encounter processing will not be held to normal edit requirements and rejections of denied claims will not count towards the minimum 5% rejection.

Encounter Record must be submitted in the format defined by the Department as follows:

1.
Health Insurance Portability and Accountability Act (HIPAA) Accredited Standards Committee (ASC) X12 version 4010A1 to ASC X12 version 5010 transaction 837 and National Council for Prescription Drug Programs (NCPDP) version 5.1 to NCPDP version 2.2. Example transactions include the following:

•	837I – Instructional Transactions

•	837P – Professional Transactions

•	837D – Dental Transactions

•	278 – Prior Authorization Transactions

•	835 – Remittance Advice

•	834 – Enrollment/Disenrollment

25

•	820 – Capitation

•	276/277 Claims Status Transactions

•	270/271 Eligibility Transactions

•	999 – Functional Acknowledgement

•	NCPDP 2.2

2.	Conversion from ICD-9 to ICD-10 for medical diagnosis and inpatient procedure coding by October 1, 2014.

The Contractor is required to use procedure codes, diagnosis codes and other codes used for reporting Encounter data in accordance with guidelines defined by the Department. The Contractor must also use appropriate provider numbers as directed by the Department for Encounter data. The Encounter Record will be received and processed by Fiscal Agent and will be stored in the existing MIS.

B.	Encounter Corrections
Encounter corrections (encounter returned to the Contractor for correction, i.e., incorrect procedure code, blank value for diagnosis codes) will be transmitted to the Contractor electronically for correction and resubmission. Penalties will be assessed against the Contractor for each Encounter record, which is not resubmitted within thirty (30) days of the date the record is returned. The Contractor shall have the opportunity to dispute appropriateness of assessment of penalties prior to them occurring to attest to ongoing efforts regarding data acceptance.

C.	Annual Validity Study
The Department will conduct an annual validity study to determine the completeness, accuracy and timeliness of the Encounter Record provided by the Contractor.

Completeness will be determined by assessing whether the Encounter record transmitted includes each service that was provided. Accuracy will be determined by evaluating whether or not the values in each field of the Encounter record accurately represent the service that was provided. Timeliness will be determined by assuring that the Encounter record was transmitted to the Department the month after adjudication. The
Department will randomly select an adequate sample which will include hospital claims, provider claims, drug claims and other claims (any claims except in-patient hospital, provider and drug), to be designated as the Encounter Processing Assessment Sample (EPAS). The Contractor will be responsible to provide to the Department the following information as it relates to each Claim in order to substantiate that the Contractor and the Department processed the claim correctly:

•	A copy of the claim, either paper or a generated hard copy for electronic claims;

•	Data from the paid claim’s file;

•	Member eligibility/enrollment data;

•	Provider eligibility data;

26

•	Reference data (i.e., diagnosis code, procedure rates, etc.) pertaining to the Claim;

•	Edit and audit procedures for the Claim;

•	A copy of the remittance advice statement/explanation of benefits;

•	A copy of the Encounter Record transmitted to the Department; and

•	A listing of Covered Services.

The Department will review each Claim from the EPAS to determine if complete, accurate and timely Encounter Record was provided to the Department. Results of the review will be provided to the Contractor. The Contractor will be required to provide a corrective action plan to the Department within sixty (60) Days if deficiencies are found.

III.    Department’s Utilization of Submitted Encounter Records
The Contractor’s Encounter Records will be utilized by the Department for the following:

A.	To evaluate access to health care, availability of services, quality of care and cost effectiveness of services;

B.	To evaluate contractual performance;

C.	To validate required reporting of utilization of services;

D.	To develop and evaluate proposed or existing Capitation Rates;

E.	To meet CMS Medicaid reporting requirements; and

F.	For any purpose the Department deems necessary.

27

Appendix E

Encounter Data Submission Quality Standards

I.	Data quality efforts of the Department shall incorporate the following standards for monitoring and validation:

A.	Edit each data element on the Encounter Record for required presence, format, consistency, reasonableness and/or allowable values;

B.	Edit for Member eligibility;

C.	Perform automated audit processing (e.g. duplicate, conflict, etc.) using history Encounter Record and same-cycle Encounter Record;

D.	Identify exact duplicate Encounter Record;

E.	Maintain an audit trail of all error code occurrences linked to a specific Encounter; and

F.	Update Encounter history files with both processed and incomplete Encounter Record.
II.    Data Quality Standards for Evaluation of Submitted Encounter Data Fields

DATA QUALITY STANDARDS FOR EVALUATION OF SUBMITTED ENCOUNTER DATA FIELDS Based on CMS Encounter Validation Protocol
Data Element	Expectation	Validity Criteria
Enrollee ID	Should be valid ID as found in the State’s eligibility file. Can use State’s ID unless State also accepts SSN.	100% valid
Enrollee Name
Should be captured in such a way that makes separating pieces of name easy. There may be some confidentiality issues that make this difficult to obtain. If collectable, expect data to be present and of good quality

85% present. Lengths should vary and there should be at least some last names >8 digits and some first names < 8 digits. This will validate that fields have not been truncated. Also verify that a high percentage have at least a middle initial.

28

DATA QUALITY STANDARDS FOR EVALUATION OF SUBMITTED ENCOUNTER DATA FIELDS Based on CMS Encounter Validation Protocol
Data Element	Expectation	Validity Criteria
initial.
Enrollee Date of Birth	Should not be missing and should be a valid date.	2% missing or invalid
MCO/PIHP ID	Critical Data Element	100% valid
Provider ID	Should be an enrolled provider listed in provider enrollment file.	95% valid
Attending Provider NPI	Should be an enrolled provider listed in provider enrollment file (also accept the MD license number if listed in provider enrollment file).	> 85% match with provider file using either provider ID or MD license number
Provider Location	Minimal requirement is county code, with zip code being strongly advised.	• 95% with valid county code • > 95% with valid zip code (if available)

29

APPENDIX F.

THIRD PARTY PAYMENTS/COORDINATION OF BENEFITS

I.	To meet the requirements of 42 CFR 433.138 through 433.139, the MCO shall be responsible for:

A.    Maintaining an MIS that includes:

1.	Third Party Liability Resource File

a)	Cost Avoidance - Use automated daily and monthly TPL files to update the MCO’s MIS TPL files as appropriate. This information is to cost avoid claims for members who have other insurance.

At a later date, DMS may require the MCO to obtain subscriber data and perform data matches directly with a specified list of insurance companies, as defined by DMS.

b)
Department for Community Based Services (DCBS) - Apply Third Party Liability (TPL) information provided electronically on a daily basis by DMS through its contract with DCBS to have eligibility caseworkers collect third party liability information during the Recipient application process and reinvestigation process.

c)
Workers’ Compensation - The TPL vendor performs this function. The data is provided electronically on a daily and monthly basis. This data should be applied to TPL files referenced in I.A.1.a (Commercial Data Matching) in this Attachment.

2.	Third Party Liability Billing File

a)
Commercial Insurance/Medicare Part B Billing - The MCO’s MIS should automatically search paid claim history and recover from providers, insurance companies or Medicare Part B in a nationally accepted billing format for all claim types whenever other commercial insurance or Medicare Part B coverage is discovered and added to the MCO’s MIS that was unknown to the MCO at the time of payment of a claim or when a claim could not be cost avoided due to federal regulations (pay and chase) which should have been paid by the health plan. Within sixty (60) Days from the date of identification of the other third party resource billings must be generated and sent to liable parties.

b)
Medicare Part A - The MCO’s MIS should automatically search paid claim history and generate reports by Provider of the billings applicable to Medicare Part A coverage whenever Medicare Part A coverage is discovered and added to the MCO’s MIS that was unknown to the MCO at the time of payment of a claim. Providers who do not dispute the Medicare coverage should be instructed to bill Medicare immediately. The MCO’s MIS should recoup the previous payment from the Provider within sixty (60) days from the date the reports are sent to the Providers, if they do not dispute that Medicare coverage exists.

c)
Manual Research/System Billing - System should include capability for the manual setup for billings applicable to workers’ compensation, casualty, absent parents and other liability coverages that require manual research to determine payable claims.

3.	Questionnaire File

30

•	MAID

•	Where it was sent

•	Type of Questionnaire Sent

•	Date Sent

•	Date Followed Up

•	Actions Taken

All questionnaires should be tracked in a Questionnaire history file on the MIS.

B.    Coordination of Third Party Information (COB)

1.	Division of Child Support Enforcement (DCSE)

Provide county attorneys and the Division of Child Support Enforcement (DCSE) upon request with amounts paid by the MCO in order to seek restitution for the payment of past medical bills and to obtain insurance coverage to cost avoid payment of future medical bills.

2.	Casualty Recoveries

Provide the necessary information regarding paid claims in order to seek recovery from liable parties in legal actions involving Members.

Notify DMS with information regarding casualty or liability insurance (i.e. auto, homeowner's, malpractice insurance, etc.) when lawsuits are filed and attorneys are retained as a result of tort action. This information should be referred in writing within five (5) working Days of identifying such information.

In cases where an attorney has been retained, a lawsuit filed or a lump sum settlement offer is made, the MCO shall notify Medicaid within five days of identifying such information so that recovery efforts can be coordinated.

C.    Claims

1.	Processing

a)    MCO MIS edits:

•	Edit and cost avoid Claims when Member has Medicare coverage;

•	Edit and cost avoid Claims when Provider indicates other insurance on claim but does not identify payment or denial from third party;

•	Edit and cost avoid Claims when Provider indicates services provided were work related and does not indicate denial from workers’ compensation carrier;

•
Edit and cost avoid or pay and chase as required by federal regulations when Member has other insurance coverage. When cost avoiding, the MCO’s MIS should supply the Provider with information on the remittance advice that would be needed to bill the other insurance, such as carrier name, address, policy #, etc.;

•
Edit Claims as required by federal regulations for accident/trauma diagnosis codes. Claims with the accident/trauma diagnosis codes should be flagged and accumulated for ninety (90) Days and if the amount accumulated exceeds $250, a questionnaire should be sent to the Member in an effort to identify whether other third party resources may be liable to pay for these medical bills;

31

•
The MCO is prohibited from cost avoiding Claims when the source of the insurance coverage was due to a court order. All Claims with the exception of hospital Claims must be paid and chased. Hospital claims may be cost avoided; and

•
A questionnaire should be generated and mailed to Members and/or Providers for claims processed with other insurance coverage indicated on the claim and where no insurance coverage is indicated on the MCO’s MIS Third Party Files.

2.	Encounter Record
a)    TPL Indicator
b)    TPL Payment

II.	DMS shall be responsible for the following:

1.	Provide the MCO with an initial third party information tape;

2.	Provide copies of insurance company’s computerized subscriber eligibility files that are received by DMS;

3.	Provide electronic computerized files of third party information transmitted from DCBS;

4.	Provide the MCO with a copy of the tape received from the Labor Cabinet on a quarterly basis;

5.	Provide the MCO with a list of the Division of Child Support Contracting Officials.

6.	Refer calls from attorneys to the MCO in order for their Claims to be included in casualty settlements; and

7.	Monitoring Encounter Claims and reports submitted by the MCO to ensure that the MCO performs all required activities.

32

APPENDIX G.

MCO Provider Network File Layout (effective 11-07-12)

Submit one delimited text file per network.
Submit one record for each provider to include the values indicated in the layout.

Field	Data Type	Length	Description	Valid Values
Provider Type	Character	2	Medicaid Provider Type	Utilize valid values from sheet titled Medicaid Provider Types
Provider Contracted	Character	1
Valid values are C or L. C=provider has a signed contract to be a participating provider in the network or L=provider has signed a letter of intent stating they will be a participating provider in the network.

Valid values are C or L. C=provider has a signed contract to be a participating provider in the network or L=provider has signed a letter of intent stating they will be a participating provider in the network.

Provider License	Character	10	Must be submitted for physicians and leave blank if physician is licensed in a state other than Kentucky.	Must be submitted for physicians and leave blank if physician is licensed in a state other than Kentucky.
National Provider Identifier (NPI)	Character	10	Must be submitted for providers required to have an NPI.	Must be submitted for providers required to have an NPI.
Medicaid Provider ID	Character	10	Provider ID assigned by Kentucky Medicaid. Must be submitted - if known.	Provider ID assigned by Kentucky Medicaid. Must be submitted - if known.
Primary Specialty Code	Character	3	Medicaid Provider Specialty	Utilize valid values from sheet titled Medicaid Provider Specialties.
Secondary Specialty Code	Character	3	Medicaid Provider Specialty	Utilize valid values from sheet titled Medicaid Provider Specialties
Name	Character	50	If a physician name, enter as last name, first name, MI	If a physician name, enter as last name, first name, MI.
Address Line 1	Character	50	Location street address line 1	DO NOT SUBMIT PO BOX OR

33

				MAILING ADDRESS. THIS MUST BE LOCATION ADDRESS!
Address Line 2	Character	50	Location street address line 2	DO NOT SUBMIT PO BOX OR MAILING ADDRESS. THIS MUST BE LOCATION ADDRESS!
City	Character	50	Location city
State	Character	2	Location state
Zip Code	Character	5	Location zip code
County Code	Character	3	Location county	County Code of the Provider's location address. See the following list for Kentucky County Codes.
Phone Number	Character	15	Phone number excluding dashes	Do not include dashes, etc.
Latitude	Character	11	Latitude of the Provider's location address. Precision to the 6th digit. Must be in format 99.999999	Latitude of the Provider's location address. Precision to the 6th digit. Must be in format 99.999999
Longitude	Character	11	Longitude of the Provider's location address. Precision to the 6th digit. Must be in format -99.999999	Longitude of the Provider's location address. Precision to the 6th digit. Must be in format -99.999999
PCP Specialist or Both	Character	1	Valid entries are P, S or B. P=PCP, S=Specialty, B=Both. Leave blank for all other providers.	Valid entries are P, S or B. P=PCP, S=Specialty, B=Both. Leave blank for all other providers.
PCP Open or Closed Panel	Character	1	Mandatory for PCP. Valid entries are O or C. O=Open, C=Closed. Leave blank for all other providers.	Mandatory for PCP. Valid entries are O or C. O=Open, C=Closed. Leave blank for all other providers.
PCP Panel Size	Character	9	PCP Provider's maximum panel size	PCP Provider's maximum panel size
PCP Panel Enrollment	Character	9	PCP Provider's current panel enrollment count	PCP Provider's current panel enrollment count
Spanish	Character	1	Y = yes	Y - yes
Language 1	Character	3	Language code	See the following codes
Language 2	Character	3	Language code	See the following codes
Language 3	Character	3	Language code	See the following codes
Language 4	Character	3	Language code	See the following codes

34

MCO Medicaid Provider ID	Character	10	Provider ID assigned to the MCO by Kentucky Medicaid	Provider ID assigned to the MCO by Kentucky Medicaid.
Effective Date	Character	8 (CCYYMMDD)	Effective date that the provider joined the MCO and can provide services	Effective date that the provider joined the MCO and can provide services.
End Date	Character	8 (CCYYMMDD)	Last date the provider is contracted with the MCO. (If provider contract is open ended send 22991231.)	Last date the provider is contract with the MCO. (If provider contract is open ended send 22991231.)
Is_Included_in_directory	Character	1
Y - yes, provider will be included in the state as well as MCO network directories. N - No, provider is still part of the network, but will not be included in the state as well as MCO network directories.

Y - yes, provider will be included in the state as well as MCO network directories. N - No, provider is still part of the network, but will not be included in the state as well as MCO network directories.

Reserved1		20	Reserved	Reserved
Reserved2		20	Reserved	Reserved
Reserved3		20	Reserved	Reserved
Reserved4		20	Reserved	Reserved
Reserved5		20	Reserved	Reserved

Provider Types:

Provider Type Code	Provider Type Description
1	General hospital
2	Mental Hospital
4	Psychiatric Residential Treatment Facility
10	ICF/MR Clinic
11	ICF/MR
12	Nursing Facility
13	Specialized Children Service Clinics
14	MFP Pre-Transition Services

35

15	Health Access Nurturing Development Svcs
17	Acquired Brain Injury
20	Preventive & Remedial Public Health
21	School Based Health Services
22	Commission for Handicapped Children
23	Title V/DSS
24	First Steps/Early Int.
25	Targeted Case Management
27	Adult Targeted Case Management
28	Children Targeted Case Management
29	Impact Plus
30	Community Mental Health
31	Primary Care
32	Family Planning Service
33	Support for Community Living (SCL)
34	Home Health
35	Rural Health Clinic
36	Ambulatory Surgical Centers
37	Independent Laboratory
38	Lab & X-Ray Technician
39	Dialysis Clinic
40	EPSDT Preventive Services
41	Model Waiver
42	Home and Community Based Waiver
43	Adult Day Care
44	Hospice
45	EPSDT Special Services
46	Home Care Waiver
47	Personal Care Waiver
50	Hearing Aid Dealer

36

52	Optician (528 - Optical clinic)
54	Pharmacy
55	Emergency Transportation
56	Non-Emergency Transportation
57	Net (Capitation)
58	Net Clinic (Capitation)
60	Dentist - Individual
61	Dental - Group
64	Physician Individual
65	Physician - Group
70	Audiologist
72	Nurse Midwife
73	Birthing Centers
74	Nurse Anesthetist
77	Optometrist - Individual
78	Certified Nurse practitioner
80	Podiatrist
82	Clinical Social Worker
85	Chiropractor
86	X-Ray / Misc. Supplier
87	Physical Therapist
88	Occupational Therapist
89	Psychologist
90	DME Supplier
91	CORF (Comprehensive Out-patient Rehab Facility)
92	Psychiatric Distinct Part Unit
93	Rehabilitation Distinct Part Unit
95	Physician Assistant
96	Hmo/Php
98	MCO (Managed Care Organization)
99	Not on File
37

Medicaid Provider Specialties:

Provider Specialty Code	Provider Specialty Description
10	Acute Care
12	Rehabilitation
14	Critical Access
15	Children's Specialty
16	Emergency
17	Ventilator Hospital
11	Psychiatric
13	Residential Treatment Center
38	ICF/MR Clinic
30	Nursing Facility
31	ICF/MR > 6 Beds
32	Pediatric Nursing Facility
33	Residential Care Facility
34	ICF/MR < 6 Beds
35	Skilled Nursing Facility
36	Respite Care - Facility Based
37	Assisted Living
179	Brain Injury
131	Specialized Children's Service Clinics
141	MFP $15,000 Bucket
142	MFP $2000 Visa Pro-card Expenditures
143	MFP $2000 Check Expenditures
159	Health Access Nurturing Development Svcs Group
151	Health Access Nurturing Development Svcs
201	General Preventive Care
209	General Preventive Care Group

38

120	School Board
228	Commission For Handicapped Children Group
229	Commission For Handicapped Children
239	Title V/DSS
238	Title V/DSS Group
249	First Steps Early Int.
248	First Steps Early Int. Group
211	HIV Case Manager
214	High Risk Pregnant Women
215	TB Case Mgmt
216	OJA Targeted Case Management
221	MH Case Mgmt All Ages
222	MH Case Mgmt, Over 21, Public
223	MH Case Mgmt, Over 21, Contracted
224	MH Case Mgmt, Over 21, Private
226	MH Case Mgmt, Under 21, Contracted
227	MH Case Mgmt, Under 21, Private
225	MH Case Mgmt, Under 21, Public
291	Impact Plus DMH
292	Impact Plus DCBS
299	Impact Plus Other
110	Outpatient Mental Health Clinic
111	Community Mental Health Center (CMHC)
114	Health Service Provider in Psychology (HSPP)
118	Mental Health - DMHSAS
80	Federally Qualified Health Clinic (FQHC)
82	Medical Clinic
308	Family Planning Clinic Group
83	Family Planning Clinic
39	Supports for Community Living

39

50	Home Health Agency
51	Specialized Home Nursing Services
210	Care Coordinator for Pregnant Women
81	Rural Health Clinic (RHC)
20	Ambulatory Surgical Center (ASC)
280	Independent Lab
281	Mobile Lab
861	Other Laboratory And X-Ray
300	Free-standing Renal Dialysis Clinic
183	EPSDT Preventive Services
411	Model Waiver 1
412	Model Waiver 2
561	Home and Community Based Waiver
410	Adult Day Care
60	Hospice
150	Chiropractor
455	Prescribed Pediatric Extended Care Facility (PPEC)
550	EPSDT Services - OBSOLETE
551	General hospital
552	Psychiatric Hospital
553	Psychiatric Residential Treatment Facility
554	Commission for Handicapped Children
555	Children Targeted Case Management
556	Community Mental Health
557	Physician
558	Home Health
559	Rural Health Clinic
560	Independent Laboratory
563	Hearing Aid Dealer
564	Optician

40

565	Pharmacy
567	Dentist - Individual
568	Dental - Group
569	Physician Individual
570	Physician - Group
571	Audiologist
573	Optometrist
574	Certified Nurse practitioner
575	Podiatrist
579	DME Supplier
580	CORF
999	None on File
463	Provider of Case Management Services Only
464	Provider of Homemaker and Pers Care Services Only
465	Provider of Home Adaptations Only
466	Homemaker Pers Care & Home Adaptation Services
470	Provider of Case Management Services Only
471	Provider of Pers Care Coordination Services Only
472	Provider of Personal Care Assistance Services Only
473	Both Pers Care Coordinator and Care Assist Serv
220	Hearing Aid Dealer
509	Hearing Aid Dealer Group
180	Optometrist
190	Optician
528	Multi Specialty Group - Optician
240	Pharmacy
260	Ambulance
261	Air Ambulance
262	Bus
263	Taxi

41

264	Common Carrier (Ambulatory)
265	Common Carrier (Non-ambulatory)
266	Family Member / Private Auto
661	AMBULANCE Non-Emergency
73	NET (Non-Emergency Transportation)
671	Net Cap
672	NET - DOT
270	Endodontist
271	General Dentistry Practitioner
272	Oral Surgeon
273	Orthodontist
274	Pediatric Dentist
275	Periodontist
276	Oral Pathologist
277	Prosthesis
610	Multi Specialty Group - Dental
543	Teleradiology
112	Psychologist
310	Allergist
311	Anesthesiologist
312	Cardiologist
313	Cardiovascular Surgeon
314	Dermatologist
315	Emergency Medicine Practitioner
316	Family Practitioner
317	Gastroenterologist
318	General Practitioner
319	General Surgeon
320	Geriatric Practitioner
321	Hand Surgeon

42

322	Internist
323	Neonatologist
324	Nephrologist
325	Neurological Surgeon
326	Neurologist
327	Nuclear Medicine Practitioner
328	Obstetrician/Gynecologist
329	Oncologist
330	Opthalmologist
331	Orthopedic Surgeon
332	Otologist, Laryngologist, Rhinologist
333	Pathologist
334	Pediatric Surgeon
335	Maternal Fetal Medicine
336	Physical Medicine and Rehabilitation Practitioner
337	Plastic Surgeon
338	Proctologist
339	Psychiatrist
340	Pulmonary Disease Specialist
341	Radiologist
342	Thoracic Surgeon
343	Urologist
344	General Internist
345	General Pediatrician
346	Dispensing Physician
347	Radiation Therapist
348	Osteopathy
544	Immunology
545	Colon and Rectal Surgery
546	Medical Genetics

43

547	Preventive Medicine
293	Medicare Clinic
650	Multi Specialty Group - Physician
200	Audiologist
709	Audiologist Group
95	Certified Nurse Midwife
729	Nurse Midwife Group
913	Birthing Centers
94	Certified Registered Nurse Anesthetist (CRNA)
749	Multi Specialty Group - Nurse Anesthetist
779	Multi Specialty Group - Optometrist
90	Pediatric Nurse Practitioner
91	Obstetric Nurse Practitioner
92	Family Nurse Practitioner
93	Nurse Practitioner (Other)
789	Multi Specialty Group - Nurse Practitioner
140	Podiatrist
809	Podiatrist Group
115	Certified Clinical Social Worker
116	Certified Social Worker
829	Clinic Social Worker Group
859	Chiropractor Group
251	Assistive Technology
542	Other Lab Toxicology
170	Physical Therapist
879	Physical Therapist Group
171	Occupational Therapist
889	Occupational Therapist Group
899	Psychologist Group
250	DME/Medical Supply Dealer

44

911	CORF
912	Other CORF Group
40	Rehabilitation Facility
100	Physician Assistant
101	Anesthesiology Assistant
959	Physician Assistant Group
71	Managed Care Organization (MCO)
72	IHS Case Manager

Kentucky County Codes:

County Code	County Description
1	Adair
2	Allen
3	Anderson
4	Ballard
5	Barren
6	Bath
7	Bell
8	Boone
9	Bourbon
10	Boyd
11	Boyle
12	Bracken
13	Breathitt
14	Breckinridge
15	Bullitt
16	Butler
17	Caldwell
18	Calloway

45

19	Campbell
20	Carlisle
21	Carroll
22	Carter
23	Casey
24	Christian
25	Clark
26	Clay
27	Clinton
28	Crittenden
29	Cumberland
30	Daviess
31	Edmonson
32	Elliott
33	Estill
34	Fayette
35	Fleming
36	Floyd
37	Franklin
38	Fulton
39	Gallatin
40	Garrard
41	Grant
42	Graves
43	Grayson
44	Green
45	Greenup
46	Hancock
47	Hardin
48	Harlan

46

49	Harrison
50	Hart
51	Henderson
52	Henry
53	Hickman
54	Hopkins
55	Jackson
56	Jefferson
57	Jessamine
58	Johnson
59	Kenton
60	Knott
61	Knox
62	Larue
63	Laurel
64	Lawrence
65	Lee
66	Leslie
67	Letcher
68	Lewis
69	Lincoln
70	Livingston
71	Logan
72	Lyon
73	McCracken
74	McCreary
75	McLean
76	Madison
77	Magoffin
78	Marion

47

79	Marshall
80	Martin
81	Mason
82	Meade
83	Menifee
84	Mercer
85	Metcalfe
86	Monroe
87	Montgomery
88	Morgan
89	Muhlenberg
90	Nelson
91	Nicholas
92	Ohio
93	Oldham
94	Owen
95	Owsley
96	Pendleton
97	Perry
98	Pike
99	Powell
100	Pulaski
101	Robertson
102	Rockcastle
103	Rowan
104	Russell
105	Scott
106	Shelby
107	Simpson
108	Spencer

48

109	Taylor
110	Todd
111	Trigg
112	Trimble
113	Union
114	Warren
115	Washington
116	Wayne
117	Webster
118	Whitley
119	Wolfe
120	Woodford
121	Guardianship
200	Out of State
220	Alabama
221	Alaska
222	Arizona
223	Arkansas
224	California
225	Colorado
226	Connecticut
227	Delaware
228	District Col
229	Florida
230	Georgia
231	Hawaii
232	Idaho
233	Illinois
234	Indiana
235	Iowa

49

236	Kansas
237	Louisiana
238	Maine
239	Maryland
240	Massachusetts
241	Michigan
242	Minnesota
243	Mississippi
244	Missouri
245	Montana
246	Nebraska
247	Nevada
248	New Hampshire
249	New Jersey
250	New Mexico
251	New York
252	North Carolina
253	North Dakota
254	Ohio
255	Oklahoma
256	Oregon
257	Pennsylvania
258	Puerto Rico
259	Rhode Island
260	South Carolina
261	South Dakota
262	Tennessee
263	Texas
264	Utah
265	Vermont

50

266	Virginia
267	Virgin Islands
268	Washington
269	West Virginia
270	Wisconsin
271	Wyoming
296	Canada

Language Codes:

Language Code	Language Description
001	Abkhazian
002	Afan (Oromo)
003	Afar
004	Afrikaans
005	Albanian
006	Amharic
007	Arabic
008	Armenian
009	Assamese
010	Zerbaijani
011	Bashkir
012	Basque
013	Bengali; Bangla
014	Bhutani
015	Bihari
016	Bislama
017	Breton
018	Bulgarian
019	Burmese

51

020	Byelorussian
021	Cambodian
022	Catalan
023	Chinese
024	Corsican
025	Croatian
026	Czech
027	Danish
028	Dutch
029	enclish
030	Esperonto
031	Estonian
032	Faroese
033	Fiji
034	Finnish
035	French
036	Frisian
037	Galican
038	Georgian
039	German
040	Greek
041	Greenlandic
042	Guarani
043	Gujarati
044	Hausa
045	Hebrew
046	Hindi
047	Hungarian
048	Icelandic
049	Indonesian

52

050	Interlingua
051	Ingerlingue
052	Inuktitut
053	Inupiak
054	Irish
055	Italian
056	Japanese
057	Javanese
058	Kannada
059	Kashmiri
060	Kazakh
061	Kinyarwanda
062	Kirghiz
063	Kurundi
064	Korean
065	Kurdish
066	Laothian
067	Latin
068	Latvian; Lettish
069	Lingala
070	Lithuanian
071	Macedonian
072	Malagasy
073	Malay
074	Malayalam
075	Maltese
076	Maori
077	Marathi
078	Moldavian
079	Mongolian

53

080	Nauru
081	Nepali
082	Norwegian
083	Occitan
084	Oriya
085	Pashto;Pushto
086	Persian (Farsi)
087	Polish
088	Portuguese
089	Punjabi
090	Quechua
091	Rhaeto-Romance
092	Romanian
093	Russian
094	Samoan
095	Sangho
096	Sanskrit
097	Scot Gaelic
098	Serbian
099	Serbo-Croatian
100	Seotho
101	Setswana
102	Shona
103	Sindhi
104	Singhalese
105	Siswati
106	Slovak
107	Slovenian
108	Somali
110	Sundanese

54

111	Swahili
112	Swedish
113	Tagalog
114	Tajik
115	Tamil
116	Tatar
117	Telugu
118	Thai
119	Tibetan
120	Tigrinya

55

Provider Master Extract File Layout for MCOs:
Description:        Full extract of Medicaid providers active in the last 6 months
Destination(s):    Each MCO
Interface Id:        524
Frequency        Daily
Criteria:        All providers that have been active within the last six months

Header Record

Field	Data Type	Start	End	Length	Description
RECORD ID	Char	1	2	2	Value ‘HH’ to denote header record
CREATE DATE	Char	3	12	10	Date file is created in MM/DD/CCYY format
FILE SENDER	Char	13	52	40	'KENTUCKY DEPARTMENT OF MEDICAID SERVICES'
FILE DESCRIPTION	Char	53	92	40	‘INTERCHANGE PROVIDER FILE’
TIME PERIOD – MONTH	Char	93	94	2	Month this file is to be processed in MM format.
TIME PERIOD - YEAR	Char	95	98	4	Year this file is to be processed in CCYY format.
FILE DESTINATION	Char	99	138	40	‘MCO NAME’
DESTINATION FILE NAME	Char	139	168	30
prd962xx.dat ( where xx stands for
01 for Coventry Health and Life Insurance Company
02 for Wellcare Of Kentucky Inc.
03 for Kentucky Spirit Health Plan
04 for Humana Caresource
05 for Passport Health Plan

FILE ORIGIN	Char	169	208	40	‘KYMMIS CORPORATION, FRANKFORT, KENTUCKY’
PROD OR TEST	Char	209	209	1	Indicates a production or test file - ’P’ or ‘T’
RECORD LENGTH	Number	210	214	5	Length of detail record (600 bytes)
CREATE PROGRAM	Char	215	222	8	‘PRVP962D’
NEWLINE	Char	223	223	1	Newline character = 0x0a

56

Detail Record

Field	Data Type	Start	End	Length	Description
RECORD ID	Char	1	2	2	Value ‘DD’ to denote detail record
PROVIDER TYPE	Char	3	4	2	Two character code designating the Provider type (not changing from Legacy)
PROVIDER NUMBER	Char	5	14	10	Legacy (converted) providers will continue to have an 8 byte ID with spaces padded on the end, newly enrolled providers will have a 10 byte id.
MEDICAID BEGIN DATE	Char	15	22	8	CCYYMMDD format
MEDICAID END DATE	Char	23	30	8	CCYYMMDD format
STATUS CODE (END REASN)	Char	31	31	1	Code describing the reason for termination.
NAME TYPE	Char	32	32	1	‘P’ for Personal, ‘B’ for Business. If ‘B’ the name will be strung together in the Last, First, and MI fields.
LAST NAME	Char	33	58	26	Last Name
FIRST NAME	Char	59	70	12	First Name
MIDDLE INITIAL	Char	71	71	1	Middle Initial
TAX ID TYPE	Char	72	72	1	‘F’ for FEIN, ‘S’ for SSN
TAX ID NUMBER	Char	73	81	9	IRS Tax ID Number
SSN	Char	82	90	9	Provider’s Social Security Number
LICENSE NUMBER	Char	91	100	10	Provider’s License Number.
LICENSE END DATE	Char	101	108	8	License’s expiration date in CCYYMMDD format.
BOARD CERTIFIED SPECIALTY	Char	109	111	3	Do not currently have this data. Field is filled with spaces.
LANGUAGE 1	Char	112	114	3	HIPAA defined language code. If not on file, field will be filled with spaces. (English will be assumed and not sent)
LANGUAGE 2	Char	115	117	3	HIPAA defined language code. If not on file, field will be filled with spaces. (English will be assumed and not sent)
LANGUAGE 3	Char	118	120	3	HIPAA defined language code. If not on file, field will be filled with spaces. (English will be assumed and not sent)
HOSPITAL AFFILIATION 1	Char	121	130	10	Medicaid number of hospital. (Do not currently have this data). Field will be filled with spaces.

57

HOSPITAL AFFILIATION 2	Char	131	140	10	Medicaid number of hospital. (Do not currently have this data). Field will be filled with spaces.
HOSPITAL AFFILIATION 3	Char	141	150	10	Medicaid number of hospital. (Do not currently have this data). Field will be filled with spaces.
NPI	Char	151	160	10	National Provider Identifier
NPI EFFECTIVE DATE	Char	161	168	8	Date NPI becomes effective.
NPI END DATE	Char	169	176	8	Date NPI is terminated.
NP2 (if Any)	Char	177	186	10	National Provider Identifier 2
NPI2 EFFECTIVE DATE	Char	187	194	8	Date NPI2 becomes effective.
NPI2 END DATE	Char	195	202	8	Date NPI2 is terminated.
NP3 (if Any)	Char	203	212	10	National Provider Identifier 3
NPI3 EFFECTIVE DATE	Char	213	220	8	Date NPI3 becomes effective.
NPI3 END DATE	Char	221	228	8	Date NPI3 is terminated.
NUMBER OF BEDS	Char	229	234	6	Number of beds
PRACTICE TYPE	Char	235	235	1	Practice Type values ‘A’ thru ‘H’.
PROVIDER SPECIALTY	Char	236	238	3	Provider primary specialty code.
TITLE	Char	239	253	15	Example ‘MD’, ‘DDS’, etc…
PRIMARY ADDRESS 1	Char	254	283	30	Primary (physical) address line 1.
PRIMARY ADDRESS 2	Char	284	313	30	Primary (physical) address line 2.
PRIMARY CITY	Char	314	343	30	Primary (physical) address city.
PRIMARY STATE	Char	344	345	2	Primary (physical) address state.
PRIMARY ZIP	Char	346	350	5	Primary (physical) address zip code.
PRIMARY ZIP+4	Char	351	354	4	Primary (physical) address zip code extension.
MAILING ADDRESS 1	Char	355	384	30	Mailing address line 1.
MAILING ADDRESS 2	Char	385	414	30	Mailing address line 2.
MAILING CITY	Char	415	444	30	Mailing address city.
MAILING STATE	Char	445	446	2	Mailing address state.
MAILING ZIP	Char	447	451	5	Mailing address zip code.
MAILING ZIP+4	Char	452	455	4	Mailing address zip code extension.
REMIT ADDRESS 1	Char	456	485	30	Remittance (pay-to) address line 1.
REMIT ADDRESS 2	Char	486	515	30	Remittance (pay-to) address line 2.
REMIT CITY	Char	516	545	30	Remittance (pay-to) address city.

58

REMIT STATE	Char	546	547	2	Remittance (pay-to) address state.
REMIT ZIP	Char	548	552	5	Remittance (pay-to) address zip code.
REMIT ZIP+4	Char	553	556	4	Remittance (pay-to) address zip code extension.
GROUP AFFILIATION	Char	557	566	10	Medicaid provider number of group this individual provider is associated with.
PHONE NUMBER	Char	567	576	10	Provider’s telephone number. In ‘9999999999’ format.
DEA NUMBER	Char	577	585	9	Provider’s DEA number.
UPIN	Char	586	591	6	Provider’s UPIN Number.
TAXONOMY	Char	592	601	10	Provider’s primary taxonomy code.
PROVIDER ATTESTATION	Char	602	602	1	Provider Attestation indicator – ‘Y’ or blank
PROVIDER ATTEST. EFF DATE	Char	603	610	8	Provider Attestation effective date
PROVIDER ATTEST. END DATE	Char	611	618	8	Provider Attestation end date
VACC FOR CHILDREN PROV	Char	619	619	1	Vaccine-for-Children Provider indicator – ‘Y’ or blank
VFC PROV CURRENT EFF DATE	Char	620	627	8	Vaccine for Children Provider current effective date
VFC PROV CURRENT END DATE	Char	628	635	8	Vaccine for Children Provider current end date
VFC PROV PREV. EFF DATE	Char	636	643	8	Vaccine for Children Provider previous effective date
VFC PROV PREV END DATE	Char	644	651	8	Vaccine for Children Provider previous end date
GROUP MEMBER INDICATOR	Char	652	652	1	Indicates whether the Provider is a member of a group – ‘Y’ = group ‘N’ = individual
NPI4	Char	653	662	10	National Provider Identifier 4
NPI4 EFFECTIVE DATE	Char	663	168	8	Date NPI4 becomes effective.
NPI4 END DATE	Char	671	176	8	Date NPI4 is terminated.
NPI5	Char	679	160	10	National Provider Identifier 5
NPI5 EFFECTIVE DATE	Char	689	170	8	Date NPI5 becomes effective.
NPI5 END DATE	Char	697	178	8	Date NPI5 is terminated.
NPI6	Char	705	714	10	National Provider Identifier 6
NPI6 EFFECTIVE DATE	Char	715	724	8	Date NPI6 becomes effective.
NPI6 END DATE	Char	723	730	8	Date NPI6 is terminated.

59

NPI7	Char	731	740	10	National Provider Identifier 7
NPI7 EFFECTIVE DATE	Char	741	748	8	Date NPI7 becomes effective.
NPI7 END DATE	Char	749	756	8	Date NPI7 is terminated.
NPI8	Char	757	766	10	National Provider Identifier 8
NPI8 EFFECTIVE DATE	Char	767	774	8	Date NPI8 becomes effective.
NPI8 END DATE	Char	775	782	8	Date NPI8 is terminated.
NPI9	Char	783	792	10	National Provider Identifier 9
NPI9 EFFECTIVE DATE	Char	793	800	8	Date NPI9 becomes effective.
NPI9 END DATE	Char	801	808	8	Date NPI9 is terminated.
NPI10	Char	809	818	10	National Provider Identifier 10
NPI10 EFFECTIVE DATE	Char	819	826	8	Date NPI10 becomes effective.
NPI10 END DATE	Char	827	834	8	Date NPI10 is terminated.
NPI11	Char	835	844	10	National Provider Identifier 11
NPI11 EFFECTIVE DATE	Char	845	852	8	Date NPI11 becomes effective.
NPI11 END DATE	Char	853	860	8	Date NPI11 is terminated.
NPI12	Char	861	870	10	National Provider Identifier 12
NPI12 EFFECTIVE DATE	Char	871	878	8	Date NPI12 becomes effective.
NPI12 END DATE	Char	879	886	8	Date NPI12 is terminated.
NPI13	Char	887	896	10	National Provider Identifier 13
NPI13 EFFECTIVE DATE	Char	897	904	8	Date NPI13 becomes effective.
NPI13 END DATE	Char	905	912	8	Date NPI13 is terminated.
NPI14	Char	913	922	10	National Provider Identifier 14
NPI14 EFFECTIVE DATE	Char	923	930	8	Date NPI14 becomes effective.
NPI14 END DATE	Char	931	938	8	Date NPI14 is terminated.
NPI15	Char	939	948	10	National Provider Identifier 15
NPI15 EFFECTIVE DATE	Char	949	956	8	Date NPI15 becomes effective.
NPI15 END DATE	Char	957	964	8	Date NPI15 is terminated.
NPI16	Char	965	974	10	National Provider Identifier 16
NPI16 EFFECTIVE DATE	Char	975	982	8	Date NPI16 becomes effective.
NPI16 END DATE	Char	983	990	8	Date NPI16 is terminated.
NPI17	Char	991	1000	10	National Provider Identifier 17
NPI17 EFFECTIVE DATE	Char	1001	1008	8	Date NPI17 becomes effective.

60

NPI17 END DATE	Char	1009	1016	8	Date NPI17 is terminated.
NPI18	Char	1017	1026	10	National Provider Identifier 18
NPI18 EFFECTIVE DATE	Char	1027	1034	8	Date NPI18 becomes effective.
NPI18 END DATE	Char	1035	1042	8	Date NPI18 is terminated.
NPI19	Char	1043	1052	10	National Provider Identifier 19
NPI19 EFFECTIVE DATE	Char	1053	1060	8	Date NPI19 becomes effective.
NPI19 END DATE	Char	1061	1068	8	Date NPI19 is terminated.
NPI20	Char	1069	1078	10	National Provider Identifier 20
NPI20 EFFECTIVE DATE	Char	1079	1086	8	Date NPI20 becomes effective.
NPI20 END DATE	Char	1087	1094	8	Date NPI20 is terminated.
NPI21	Char	1095	1104	10	National Provider Identifier 21
NPI21 EFFECTIVE DATE	Char	1105	1112	8	Date NPI21 becomes effective.
NPI21 END DATE	Char	1113	1120	8	Date NPI21 is terminated.
NPI22	Char	1121	1130	10	National Provider Identifier 22
NPI22 EFFECTIVE DATE	Char	1131	1138	8	Date NPI22 becomes effective.
NPI22 END DATE	Char	1139	1146	8	Date NPI22 is terminated.
NPI23	Char	1147	1156	10	National Provider Identifier 23
NPI23 EFFECTIVE DATE	Char	1157	1164	8	Date NPI23 becomes effective.
NPI23 END DATE	Char	1165	1172	8	Date NPI23 is terminated.
NPI24	Char	1173	1182	10	National Provider Identifier 24
NPI24 EFFECTIVE DATE	Char	1183	1190	8	Date NPI24 becomes effective.
NPI24 END DATE	Char	1191	1198	8	Date NPI24 is terminated.
NPI25	Char	1199	1208	10	National Provider Identifier 25
NPI25 EFFECTIVE DATE	Char	1209	1216	8	Date NPI25 becomes effective.
NPI25 END DATE	Char	1217	1224	8	Date NPI25 is terminated.
NPI26	Char	1225	1234	10	National Provider Identifier 26
NPI26 EFFECTIVE DATE	Char	1235	1242	8	Date NPI26 becomes effective.
NPI26 END DATE	Char	1243	1250	8	Date NPI26 is terminated.
NPI27	Char	1251	1260	10	National Provider Identifier 27
NPI27 EFFECTIVE DATE	Char	1261	1268	8	Date NPI27 becomes effective.
NPI27 END DATE	Char	1269	1276	8	Date NPI27 is terminated.
NPI28	Char	1277	1286	10	National Provider Identifier 28

61

NPI28 EFFECTIVE DATE	Char	1287	1294	8	Date NPI28 becomes effective.
NPI28 END DATE	Char	1295	1303	8	Date NPI28 is terminated.
NPI29	Char	1303	1312	10	National Provider Identifier 29
NPI29 EFFECTIVE DATE	Char	1313	1320	8	Date NPI29 becomes effective.
NPI29 END DATE	Char	1321	1328	8	Date NPI29 is terminated.
NPI30	Char	1329	1338	10	National Provider Identifier 30
NPI30 EFFECTIVE DATE	Char	1339	1346	8	Date NPI30 becomes effective.
NPI30 END DATE	Char	1347	1354	8	Date NPI30 is terminated.
FILLER	Char	1355	1454	100	For future expansion. Field filled with all spaces.
NEWLINE	Char	1455	1455	1	Newline character = 0x0a

Trailer Record

Field	Data Type	Start	End	Length	Description
RECORD ID	Char	1	2	2	Value ‘TT’ to denote trailer record
DETAIL RECORDS	Number	3	11	9	Total number of detail records in the file.
TOTAL RECORDS	Number	12	20	9	Total number of records (including header and trailer) in the file.
NEWLINE	Char	21	21	1	Newline character = 0x0a

62

Appendix H

Credentialing Process Coversheet

1.	Provider Name

2.	Address-Physical & telephone number

3.	Address-Pay-to-address

4.	Address-Correspondence

5.	E-mail address

6.	Address-1099 & telephone number

7.	Fax Number

8.	Electronic Billing

9.	Specialty

10.	SSN/FEIN#

11.	License#/Certificate

12.	Begin and End date of Eligibility

13.	CLIA

14.	NPI

15.	Taxonomy

16.	Ownership (5%or more)

17.	Previous Provider Number (if applicable) this also includes Change in Ownership

18.	Existing provider number if EPSDT

19.	Tax Structure

20.	Provider Type

21.	DOB

22.	Supervising Physician (for Physician Assist)

23.	Map 347 (need group# and effective date)

24.	EFT (Account # and ABA #)

25.	Bed Data

26.	DEA (Effective and Expiration dates)

27.	Fiscal Year End Date

28.	Document Control Number

29.	Contractor Credentialing Date

30.	Credentialing Required

63

Appendix I

Covered Services

I.	Contractor Covered Services

A.	Alternative Birthing Center Services

B.	Ambulatory Surgical Center Services

C.	Chiropractic Services

D.	Community Mental Health Center Services

E.	Dental Services, including Oral Surgery, Orthodontics and Prosthodontics

F.	Durable Medical Equipment, including Prosthetic and Orthotic Devices, and Disposable Medical Supplies

G.	Early and Periodic Screening, Diagnosis & Treatment (EPSDT) screening and special services

H.	End Stage Renal Dialysis Services

I.	Family Planning Clinic Services in accordance with federal and state law and judicial opinion

J.	Hearing Services, including Hearing Aids for Members Under age 21

K.	Home Health Services

L.	Hospice Services (non-institutional only)

M.	Impact Plus Services

N.	Independent Laboratory Services

O.	Inpatient Hospital Services

P.	Inpatient Mental Health Services

Q.	Meals and Lodging for Appropriate Escort of Members

R.	Medical Detoxification, meaning management of symptoms during the acute withdrawal phrase from a substance to which the individual has been addicted.

S.	Medical Services, including but not limited to, those provided by Physicians, Advanced Practice Registered Nurses, Physicians Assistants and FQHCs, Primary Care Centers and Rural Health Clinics

T.	Organ Transplant Services not Considered Investigational by FDA

U.	Other Laboratory and X-ray Services

V.	Outpatient Hospital Services

W.	Outpatient Mental Health Services

X.	Pharmacy and Limited Over-the-Counter Drugs including Mental/Behavioral Health Drugs

Y.	Podiatry Services

Z.	Preventive Health Services, including those currently provided in Public Health Departments, FQHCs/Primary Care Centers, and Rural Health Clinics
AA.    Psychiatric Residential Treatment Facilities (Level I and Level II)

BB.	Specialized Case Management Services for Members with Complex Chronic Illnesses (Includes adult and child targeted case management)

CC.	Therapeutic Evaluation and Treatment, including Physical Therapy,

64

Speech Therapy, Occupational Therapy

DD.	Transportation to Covered Services, including Emergency and Ambulance Stretcher Services
EE.    Urgent and Emergency Care Services

FF.	Vision Care, including Vision Examinations, Services of Opticians, Optometrists and Ophthalmologists, including eyeglasses for Members Under age 21
GG.    Specialized Children’s Services Clinics

II.	Member Covered Services and Summary of Benefits Plan

A.	General Requirements and Limitations

The Contractor shall provide, or arrange for the provision of, health services, including Emergency Medical Services, to the extent services are covered for Members under the then current Kentucky State Medicaid Plan, as designated by the department in administrative regulations adopted in accordance with KRS Chapter 13A and as required by federal and state regulations, guidelines, transmittals, and procedures.

This Appendix was developed to provide, for illustration purposes only, the Contractor with a summary of currently covered Kentucky Medicaid services and to communicate guidelines for the submission of specified Medicaid reports. The summary is not meant to act, nor serve as a substitute for the then current administrative regulations and the more detailed information relating to services which is contained in administrative regulations governing provision of Medicaid services (907 KAR Chapters 1, 3 4, 10 and 11) and in individual Medicaid program services benefits summaries incorporated by reference in the administrative regulations. If the Contractor questions whether a service is a Covered Service or Non-Covered Service, the Department reserves the right to make the final determination, based on the then current administrative regulations in effect at the time of the contract.

Administrative regulations and incorporated by reference Medicaid program services benefits summaries may be accessed by contacting:

Kentucky Cabinet for Health and Family Services
Department for Medicaid Services
275 East Main Street, 6th Floor
Frankfort, Kentucky 40621

Kentucky’s administrative regulations are also accessible via the Internet at http//www.ky.gov

Kentucky Medicaid covers only Medically Necessary services. These

65

services are considered by the Department to be those which are reasonable and necessary to establish a diagnosis and provide preventive, palliative, curative or restorative treatment for physical or mental conditions in accordance with the standards of health care generally accepted at the time services are provided, including but not limited to services for children in accordance with 42 USC 1396d(r). Each service must be sufficient in amount, duration, and scope to reasonably achieve its purpose. The amount, duration, or scope of coverage must not be arbitrarily denied or reduced solely because of the diagnosis, scope of illness, or condition.

The Contractor shall provide any Covered Services ordered to be provided to a Member by a Court, to the extent not in conflict with federal laws. The Department shall provide written notification to the Contractor of any court-ordered service. The Contractor shall additionally cover forensic pediatric and adult sexual abuse examinations performed by health care professional(s) credentialed to perform such examinations and any physical and sexual abuse examination(s) for any Member when the Department for Community Based Services is conducting an investigation and determines that the examination(s) is necessary.

III.	EMERGENCY CARE SERVICES (42 CFR 431.52)

The Contractor must provide, or arrange for the provision of, all covered emergency care immediately using health care providers most suitable for the type of injury or illness in accordance with Medicaid policies and procedures, even when services are provided outside the Contractor’s region or are not available using Contractor enrolled providers. Conditions related to provision of emergency care are shown in 42 CFR 438.144.

IV.	MEDICAID SERVICES COVERED AND NOT COVERED BY THE CONTRACTOR

The Contractor must provide Covered Services under current administrative regulations. The scope of services may be expanded with approval of the Department and as necessary to comply with federal mandates and state laws. Certain Medicaid services are currently excluded from the Contractor benefits package, but continue to be covered through the traditional fee-for-service Medicaid Program. The Contractor will be expected to be familiar with these Contractor excluded services, designated Medicaid “wrap-around” services and to coordinate with the Department’s providers in the delivery of these services to Members.

Information relating to these excluded services’ programs may be accessed by the Contractor from the Department to aid in the coordination of the services.

A.	Health Services Not Covered Under Kentucky Medicaid

66

Under federal law, Medicaid does not receive federal matching funds for certain services. Some of these excluded services are optional services that the Department may or may not elect to cover. The Contractor is not required to cover services that Kentucky Medicaid has elected not to cover for Members.

Following are services currently not covered by the Kentucky Medicaid Program:

•
Any laboratory service performed by a provider without current certification in accordance with the Clinical Laboratory Improvement Amendment (CLIA). This requirement applies to all facilities and individual providers of any laboratory service;

•	Cosmetic procedures or services performed solely to improve appearance;

•	Hysterectomy procedures, if performed for hygienic reasons or for sterilization only;

•	Medical or surgical treatment of infertility (e.g., the reversal of sterilization, invitro fertilization, etc.);

•	Induced abortion and miscarriage performed out-of-compliance with federal and Kentucky laws and judicial opinions;

•	Paternity testing;

•	Personal service or comfort items;

•	Post mortem services;

•	Services, including but not limited to drugs, that are investigational, mainly for research purposes or experimental in nature;

•	Sex transformation services;

•	Sterilization of a mentally incompetent or institutionalized member;

•	Services provided in countries other than the United States, unless approved by the Secretary of the Kentucky Cabinet for Health and Family Services;

•	Services or supplies in excess of limitations or maximums set forth in federal or state laws, judicial opinions and Kentucky Medicaid program regulations referenced herein;

•	Services for which the Member has no obligation to pay and for which no other person has a legal obligation to pay are excluded from coverage; and

•	Services for substance abuse diagnoses in adults except for pregnant women, or in cases where acute care physical health services related to substance abuse or detoxification are necessarily required.

V.	Health Services Limited by Prior Authorization

The following services are currently limited by Prior Authorization of the Department for Members. Other than the Prior Authorization of organ transplants, the Contractor may establish its own policies and procedures relating to Prior

67

Authorization.

•	Early and Periodic Screening, Diagnosis and Treatment (EPSDT) Special Services

The Contractor is responsible for providing and coordinating Early and Periodic Screening, Diagnosis and Treatment Services (EPSDT), and EPSDT Special Services, through the primary care provider (PCP), for any Member under the age of twenty-one (21) years.

EPSDT Special Services must be covered by the Contractor and include any Medically Necessary health care, diagnostic, preventive, rehabilitative or therapeutic service that is Medically Necessary for a Member under the age of twenty-one (21) years to correct or ameliorate defects, physical and mental illness, or other conditions whether the needed service is covered by the Kentucky Medicaid State Plan in accordance with Section 1905 (a) of the Social Security Act.

•	Transplantation of Organs and Tissue (907 KAR 1:350)

•	Other Prior Authorized Medicaid Services
Other Medicaid services limited by Prior Authorization are identified in the individual program coverage areas in Section VI.

VI.	Current Medicaid Programs’ Services and Extent of Coverage

The Contractor shall cover all services for its Members at the appropriate level, in the appropriate setting and as necessary to meet Members’ needs to the extent services are currently covered. The Contractor may expand coverage to include other services not routinely covered by Kentucky Medicaid, if the expansion is approved by the Department, if the services are deemed cost effective and Medically Necessary, and as long as the costs of the additional services do not affect the Capitation Rate.

The Contractor shall provide covered services as required by the following statutes or administrative regulations:

•	Medical Necessity and Clinical Appropriate Determination Basis
(907 KAR 3:130)

•	Alternative Birthing Center Services (907 KAR 1:180)

•	Ambulatory Surgical Center and Anesthesia Services (907 KAR 1:008)

•	Chiropractic Services (907 KAR 3:125)

•	Commission for Children with Special Health Care Needs
(907 KAR 1:440)

68

Certain Medically Necessary services provided by the Commission for Children with Special Health Care Needs for Members identified with special needs. Coverage includes physician, EPSDT, dental, occupational therapy, physical therapy, speech therapy, durable medical equipment, genetic screening and counseling, audiological, vision, case management, laboratory and x-ray, psychological and hemophilia treatment and related services.

•	Community Mental Health Center Services (907 KAR 1:044 and 907 KAR 3:110)

•	Dental Health Services (907 KAR 1:026)

•	Dialysis Center Services (907 KAR 1:400)

•	Durable Medical Equipment, Medical Supplies, Orthotic and Prosthetic Devices (907 KAR 1:479)

•	Early and Periodic Screening, Diagnosis and Treatment (EPSDT) Services (907 KAR 11:034)

•	Family Planning Clinic Services (907 KAR 1:048 & 1:434)

•	Hearing Program Services (907 KAR 1:038)

•	Home Health Services (907 KAR 1:030)

•	Hospice Services – non-institutional (907 KAR 1:330 & 1: 436)

•	Hospital Inpatient Services (907 KAR 10:012 & 10:376)

•	Hospital Outpatient Services (907 KAR 10:014 & 10:376)

•	Laboratory Services (907 KAR 1:028)

•	Medicare Non-Covered Services (907 KAR 1:006)

•	Mental Health Inpatient Services (907 KAR 10:016)

•	Mental Health Outpatient Services (see physician, community mental health center, FQHC and RHC)

•	Nursing Facility Services (907 KAR 1:022 & 1:374)

•	Other Laboratory and X-ray Provider Services (907 KAR 1:028)

•	Outpatient Pharmacy Prescriptions and Over-the-Counter Drugs including

•	Mental/Behavioral Health Drugs (907 KAR 1:019, KRS 205.5631, 205,5632,

•	KS 205.560) Psychiatric Residential Treatment Facility Services – (907 KAR 1:505)

•	Physicians and Nurses in Advanced Practice Medical Services (907 KAR 3:005 and 907 KAR 1:102)

•	Podiatry Services (907 KAR 1:270)

•	Preventive Health Services (907 KAR 1:360)

•	Primary Care and Rural Health Center Services (907 KAR 1:054, 1:082, 1:418 and 1:427)

•
Sterilization, Hysterectomy and Induced Termination of Pregnancy Procedures (Sterilizations of both male and female Members are covered only when performed in compliance with federal regulations 42 CFR 441.250.)

69

These services are covered in accordance with Kentucky Law (KRS 205.560) and a United States District Court judge ruling in the case of Glenda Hope, et al. v. Masten Childers, et al.

•	Targeted Case Management Services (907 KAR 1:515, 907 KAR 1:525, 907 KAR 1:550 and 907 KAR 1:555)

•	Transportation, including Emergency and Non-emergency Ambulance (907 KAR 1:060)

•	Vaccines for Children (VFC) Program (907 KAR 1:680) Vision Services (907 KAR 1:038)

•	Specialized Children’s Services Clinics (907 KAR 3:160)

Affordable Care Act Additional Services

•	Substance Use Disorder Services

•	Private Duty Nursing

•	Essential Services (TBD)

70

Appendix J

Early and Periodic Screening, Diagnosis and Treatment Program (EPSDT)

Periodicity Schedule

Infancy
--    < 1 month
--    2 months
--    4 months
--    6 months
--    9 months
--    12 months

Early Childhood
--    15 months
--    18 months
--    24 months
--    3 years
--    4 years

Middle Childhood
--    5 years
--    6 years
--    8 years
--    10 years

Adolescence
--    11 years
--    12 years
--    13 years
--    14 years
--    15 years
--    16 years
--    17 years
--    18 years
--    19 years
--    20 years

August 28, 2013    MCO Reports Description    Page | 71

Early and Periodic Screening, Diagnosis and Treatment Program

Required Components - Initial and Periodic Health Assessments

Health History:
Complete History	Initial Visit
Interval History	Each Visit

By History /Physical Exam:
Developmental Assessment	Each Visit
(Age appropriate physical and mental health milestones)
Nutritional Assessment	Each Visit
Lead Exposure Assessment	6 mo. through 6 yr. age visits

Physical Exam:
Complete/ Unclothed	Each Visit
Growth Chart	Each Visit
Vision Screen	Assessed each visit
*According to recommended medical standards (AAP1)
Hearing Screen	Assessed Each Visit
*According to recommended medical standards (AAP1)

Laboratory:
Hemoglobin/ Hematocrit	*According to recommended medical standards (AAP1)
Urinalysis	*According to recommended medical standards (AAP1)
Lead Blood Level (Low Risk History)	12 mo. and 2 year age visit
Lead Blood Level (High Risk History)	Immediately
Cholesterol Screening	*According to recommended medical standards (AAP1)
Sickle Cell Screening	Documentation X 1
Hereditary/ Metabolic Screening	*According to Kentucky statute
(Newborn Screening)
Sexually Transmitted Disease Screening	*According to recommended medical standards (AAP1)
Pelvic Exam (pap smear	*According to recommended medical standards (AAP1)
Immunizations:
DPT	Assessed Each Visit
DTaP	*According to recommended OPV medical standards (AAP1, ACIP2, Hepatitis BAAFP3)

August 28, 2013    MCO Reports Description    Page | 72

Immunizations: Cont.
HiB
MMR
Varicella
Td
PPD

Health Education/ Anticipatory Guidance
(Age Appropriate)	Each Visit

Dental Referral	Age 1
1. AAP	American Academy of Pediatrics
(Committee on Practice and Ambulatory Medicine)
2. ACIP	Advisory Committee on Immunization Practices
3. AAFP	American Academy of Family Physicians

August 28, 2013    MCO Reports Description    Page | 73

Early and Periodic Screening, Diagnosis and Treatment Program (EPDST)

Special Services

EPSDT provides any Medically Necessary diagnosis and treatment for Members under the age of 21 indicated as the result of an EPSDT health assessment or any other encounter with a licensed or certified health care professional, even if the service is not otherwise covered by the Kentucky Medicaid Program. These services which are not otherwise covered by the Kentucky Medicaid Program are called EPSDT Special Services.

The Contractor shall provide EPSDT Special Services as required by 42 USC Section 1396 and by 907 KAR 1:034, Section 7 and Section 8.

The Contractor shall provide the following medically necessary health care, diagnostic services, preventive services, rehabilitative services, treatment and other measures, described in 42 USC Section 1396d(a), to all members under the age of 21:

(a)	Inpatient Hospital Services;

(b)	Outpatient Services; Rural Health Clinics; Federally Qualified Health Center Services;

(c)	Other Laboratory and X-Ray Services;

(d)	Early and Periodic Screening, Diagnosis, and Treatment Services; Family Planning Services and Supplies;

(e)	Physicians Services; Medical and Surgical Services furnished by a Dentist;

(f)	Medical Care by Other Licensed Practitioners;

(g)	Home Health Care Services;

(h)	Private Duty Nursing Services;

(i)	Clinic Services;

(j)	Dental Services;

(k)	Physical Therapy and Related Services;

(l)	Prescribed Drugs including Mental/Behavioral Health Drugs, Dentures, and Prosthetic Devices; and Eyeglasses;

(m)	Other Diagnostic, Screening, Preventive and Rehabilitative Services;

(n)	Nurse-Midwife Services;

(o)	Hospice Care;

(p)	Case Management Services;

(q)	Respiratory Care Services;

(r)	Services provided by a certified pediatric nurse practitioner or certified family Nurse practitioner (to the extent permitted under state law);

(s)	Other Medical and Remedial Care Specified by the Secretary; and

(t)
Other Medical or Remedial Care Recognized by the Secretary but which are not covered in the Plan Including Services of Christian Science Nurses, Care and Services Provided in Christian Science Sanitariums, and Personal Care Services in a Recipient’s Home.

August 28, 2013    MCO Reports Description    Page | 74

Those EPSDT diagnosis and treatment services and EPSDT Special Services which are not otherwise covered by the Kentucky Medicaid Program shall be covered subject to Prior Authorization by the Contractor, as specified in 907 KAR 1:034, Section 9. Approval of requests for EPSDT Special Services shall be based on the standard of Medical Necessity specified in 907 KAR 1:034, Section 9.

The Contractor shall be responsible for identifying Providers who can deliver the EPSDT special services needed by Members under the age of 21, and for enrolling these Providers into the Contractor’s Network, consistent with requirements specified in this Contract.

August 28, 2013    MCO Reports Description    Page | 75

Appendix K
Reporting Requirements and Reporting Deliverables

Document Name	MCO Reports Description
Date Created	September 4, 2011
Last Revised	August 28, 2013
Owner	Medicaid Managed Care Oversight Contract Management

Report #	Report Name	Status
1	NAIC Annual Financial Statement	Active
2	Audit/Internal Control	Active
3	NAIC Quarterly Financial Statement	Active
4	Executive Summary	Active
5	Enrollment Changes by Quarter	Inactive
6	Member Requested Change in PCP Assignment	Inactive
6	Member Requested Change in PCP Assignment (Annual)	Inactive
7	PCP Requested Change in Member Assignment	Inactive
7	PCP Requested Change in Member Assignment (Annual)	Inactive
8	MCO Initiated Change in PCP Assignment	Inactive
8	MCO Initiated Change in PCP Assignment (Annual)	Inactive
9	PCPs with Panel Changes Greater than 50 or 10%	Inactive
9	PCPs with Panel Changes Greater than 50 or 10% (Annual)	Inactive
10	Narrative for MCO Report #s 6-8	Inactive
11	Call Center	Active
12	Provider Network File Layout	Active
12A	Geo Access Network Reports and Maps	Active
13	Access and Delivery Network Narrative	Active
14	Denial of MCO Participation (Quarterly)	Inactive
15	Subcontractor Monitoring	Active
16	Summary of Quality Improvement Actives	Active
17	Quality Assessment and Performance Improvement Work Plan	Active
18	Monitoring Indicators, Benchmarks and Outcomes	Active
19	Performance Improvement Projects	Active
20	Utilization of Subpopulations and Individuals with Special Healthcare Needs	Active
21	MCO Committee Activity	Active
22	Satisfaction Survey(s)	Active
23	Evidence Based Guidelines for Practitioners	Active
24	Overview of Activities Related to EPSDT, Pregnant Women, Maternal and Infant Death	Active
25	Overview of Activities	Inactive
26	Credentialing and Re-credentialing Activities During the Quarter	Inactive
27	Grievance Activity	Active
28	Appeal Activity	Active
29	Grievances and Appeals Narrative	Active
30	Quarterly Budget Issues	Active
31	Potential or Anticipated Fiscal Problems	Active

August 28, 2013    MCO Reports Description    Page | 76

32	Enrollment Summary	Inactive
33	Utilization of Ambulatory Care by Age Breakdown	Inactive
34	Utilization of Emergency and Ambulatory Care Resulting in Hospital Admission	Inactive
35	Emergency Care by ICD-9 Diagnosis	Inactive
36	Home Health Utilization	Inactive
37	Utilization of Ambulatory Care by Provider Type and Category of Aid	Inactive
38	EPSDT Special Services	Active
39	Monthly Formulary Management	Active
40A	Top 50 Psych Drugs by Quantity Reimbursed	Active
40B	Top 50 Psych Drugs by Reimbursement	Active
41	Top 50 OTC Drugs by Reimbursement	Active
42A	Top 50 Prescribers by Reimbursement	Active
42B	Top 50 Prescribers of Controlled Drugs by Reimbursement	Active
42C	Top 50 BH Prescribers by Reimbursement	Active
43	Top 50 Controlled Drugs by Quantity Reimbursed	Active
44	Top 50 Drugs by MCO Reimbursement	Active
45a	Top 50 Drugs by Quantity	Active
45B	Top 50 Non PDL Drugs by Reimbursement	Active
46	Systems Development and Encounter Data	Inactive
47	Claims Processing Timeliness/Encounter Data Processing	Inactive
48	Organizational Changes	Active
49	Administrative Changes	Active
50	Innovations and Solutions	Inactive
51	Operational Changes	Active
52	Expenditures Related to MCO’s Operations	Active
53	Prompt Payment	Active
54	COB Savings	Active
55	Medicare Cost Avoidance	Active
56	non-Medicare Cost Avoidance	Active
57	Potential Subrogation	Active
58	Original Claims Processed	Active
59	Prior Authorizations	Active
60	Original Claims Payment Activity	Active
61	Denied Claims Activity	Active
62	Suspended Claims Activity	Active
63	Claims Inventory	Active
64	Encounter Data	Active
65	Foster Care	Active
66	Guardianship	Active
67	Provider Credentialing Activity	Active
68	Provider Enrollment	Inactive
69	Termination from MCO Participation	Active
70	Denial of MCO Participation	Active
71	Provider Outstanding Accounts Receivables	Active
72	Medicaid Program Violation Letters and Collections	Active
73	Explanation of Member Benefits (EOMB)	Active
74A	Medicaid Program Lock-In Reports/Admits Savings Summary Table	Active
74B	Medicaid Program Lock-In Reports/Rolling Annual Calendar Comparison	Active
74C	Medicaid Program Lock-In Reports/Member Initial Lock-In Effective Dates	Active
75	SUR Algorithms	Active
76	Provider Fraud Waste and Abuse	Active

August 28, 2013    MCO Reports Description    Page | 77

77	Member Fraud Waste and Abuse	Active
78	Quarterly Benefits Payment	Active
79	Health Risk Assessments	Active
80	Provider Changes in Network	Active
81	Par and Non-Par Provider Participation	Active
82	Status of all Subcontractors	Inactive
83	Member TPL Resource Information	Inactive
84	Quality Assessment and Performance Improvement Project Description	Active
85	Quality Improvement Plan and Evaluation	Active
86	Annual Outreach Plan	Active
87	DMS Copied on Report to Management of any Changes in Member Services Function to Improve the Quality of Care Provided or Method of Delivery	Inactive
88	Absent Parent Canceled Court Order Information	Inactive
89	List of Members Participating with the Quality Member Access Advisory Committee	Inactive
90	Performance Improvement Projects Proposal	Active
91	Abortion Procedures	Active
92	Performance Improvement Projects Measurement	Active
93	EPSDT CMS – 416	Active
94	Member Surveys	Active
95	Provider Surveys	Active
96	Audited HEDIS Reports	Active
97	Behavioral Health Adults and Children Population	Active
98	Behavioral Health Pregnant and Postpartum	Inactive
99	Behavioral Health Intravenous Drug Users	Inactive
100	EPSDT for Behavioral Health Populations	Inactive
101	Behavioral Health Evidence Based Practices	Active
101A	Behavioral Health and Wellness	Inactive
102	Behavioral Health and Chronic Physical Health	Active
103	Facilities Report	Active
104	Behavioral Health Expenses PMPM	Active
105	Unduplicated Number of Adults and Children/Youth Received Services under 907 KAR 3:110	Inactive
106	Behavioral Health Pharmacy for all MCO Members – Adults and Children	Active
107	Behavioral Health Capacity	Inactive
108	Unduplicated Number of Adults and Children/Youth Received PRTF – Level I and Level II	Inactive
109	Unduplicated Number and Percentage of Adults and Children/Youth Readmitted to PRTF	Inactive
110	Original Behavioral Health Claims Processed (BH)	Active
111	Unduplicated Number and Percentage of Adults with SMI	Inactive
112	Unduplicated Number and Percentage of Adults with SMI and Children/Youth with SED Received with Co-occurring Mental Health Abuse Disorders	Inactive
113	Unduplicated Number and Percentage of Children/Youth with SED Therapy or Family Functional Therapy	Inactive
114	Unduplicated Number and Percentage of Children/Youth with SED who were assessed for Trauma History	Inactive
115	Unduplicated Number of Adults and Children/Youth of their Caregivers Received Peer Support Service	Inactive
116	Unduplicated Number and Percentage of Pregnant and Post-partum	Inactive

August 28, 2013    MCO Reports Description    Page | 78

women with Substance use Disorders Received First Treatment within 48 hours
117	Unduplicated Number and Percentage of Children/Youth Discharged from PRTF	Inactive
118	Behavioral Health Outcomes	Active
119	Mental Health Statistics Improvement Project Adult Survey	Active
120	Youth Services Satisfaction Caregiver Survey	Active
121	Unduplicated Number of Adults and Children/Youth with Behavioral Health Diagnosis’ with PCP	Inactive
122	Unduplicated Number of Children/Youth with Behavioral Health Diagnoses Received Annual Wellness Check/Health Exam	Inactive
123	Unduplicated Number of Adults and Children/Youth General Behavioral Health Diagnosis and Chronic Physical Health Diagnosis	Inactive
124	Unduplicated Number of Adults and Children/Youth with Regular use of Tobacco Products	Inactive
125	Unduplicated Number of Adults and Children/Youth Screened for Substance Use Disorder in Physical Care Setting	Inactive
126	Federally Qualififed Health Centers	Active
127	Statement on Standards for Attestation Engagements (SSAE) No. 16	Active
200	Ineligible Assignment	Active
205	Assignment Inquiry	Active
210	Duplicate Member	Active
220	Newborn	Active
230	Capitation Payment Request	Active
240	Capitation Duplicate Payment	Active
250	Capitation Adjustment Requests	Active
260	MCO Claims Paid for Voided Members	Inactive

Exhibit #	Exhibit Name
Exhibit A	Billing Provider Type and Specialty Crosswalk
Exhibit B	Billing Provider Type Category Crosswalk
Exhibit C	Provider Enrollment Activity Reasons
Exhibit D	Category of Service Crosswalk
Exhibit E	EPSDT Category of Service Crosswalk
Exhibit F	Medicaid Eligibility Group Crosswalk
Exhibit G	BHDID General Population Definitions	Revised	07/29/13
Exhibit H	MH/SA Procedure Codes	Inactive	07/29/13
Exhibit I	Mental Health Evidence Based Practices Definitions	Revised	07/29/13
Exhibit J	BHDID Psychotropic Medication Class Codes	Revised	07/29/13
Exhibit K	Behavioral Health and Chronic Physical Health	Revised	07/29/13

Note:    A report will not be required to be submitted to the Department during the period the report has a status of ‘Inactive’.

August 28, 2013    MCO Reports Description    Page | 79

Report #:	1	Created:	09/10/2011
Name:	NAIC Annual Financial Statement	Last Revised:	09/24/2011
Group:	Finance and Medicaid Managed Care Oversight	Report Status:	Active
Frequency:	Annual	Exhibits:	NA
Period:	January 1 through December 31
Due Date:	Date Submitted to DOI
Submit To:	Kentucky Department of Insurance Kentucky Department for Medicaid Services

Description:

NAIC Financial Statement and Supplements are required by the Kentucky Department of Insurance (DOI). MCOs are required to comply with the DOI filing requirements. A copy of the NAIC Financial Statement and Supplements are required to be submitted to the Department for Medicaid Services (DMS) at the same time the reports are submitted to the DOI. Any revisions of the documents submitted to the DOI are also to be submitted to the DMS at the same time. Due date for the Annual Financial Statement and Supplements is March 1 as stated in the DOI NAIC Checklist for Health.

Report #:	2	Created:	09/10/2011
Name:	Audit/Internal Control	Last Revised:	09/24/2011
Group:	Finance and Medicaid Managed Care Oversight	Report Status:	Active
Frequency:	Annual or as Appropriate	Exhibits:	NA
Period:	As Required by DOI
Due Date:	Date Submitted to DOI
Submit To:	Kentucky Department of Insurance Kentucky Department for Medicaid Services

Description:

MCOs are required to comply with the Kentucky Department of Insurance (DOI) requirements for Audit/Internal Control reporting as referenced in the DOI NAIC Checklist for Health. A copy of the Audit/Internal Control reports are required to be submitted to the Department for Medicaid Services (DMS) at the same time the reports are submitted to the DOI. Any revisions of the documents submitted to the DOI are also to be submitted to the DMS at the same time.

Report #:	3	Created:	09/10/2011
Name:	NAIC Quarterly Financial Statement	Last Revised:	09/24/2011
Group:	Finance and Medicaid Managed Care Oversight	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of the quarter through the last day of the quarter.
Due Date:	Date Submitted to DOI
Submit To:	Kentucky Department of Insurance Kentucky Department for Medicaid Services

August 28, 2013    MCO Reports Description    Page | 80

Description:
NAIC Quarterly Financial Statement and Supplements are required by the Kentucky Department of Insurance (DOI). MCOs are required to comply with the DOI filing requirements. A copy of the NAIC Quarterly Financial Statement and Supplements are required to be submitted to the Department for Medicaid Services (DMS) at the same time the reports are submitted to the DOI. Any revisions of the documents submitted to the DOI are also to be submitted to the DMS at the same time. Due dates for the Quarterly Financial Statement and Supplements are May 15, August 15 and November 15 as stated in the DOI NAIC Checklist for Health.

Report #:	4	Created:	12/12/2011
Name:	Executive Summary	Last Revised:
Group:	Executive Summary	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
Provide a narrative overview summarizing significant activities during the reporting period, problems or issues during the reporting period, and any program modifications that occurred during the reporting period. The overview should also contain success stories or positive results that were achieved during the reporting period, any specific problem area that the MCO plans to address in the future, and a summary of all press releases and issues covered by the press.
Sample Layout:
Kentucky Department for Medicaid Services
MCO Report # 4: Executive Summary

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

I.	Significant Operational Activities
A.    Overview of Success Stories and Positive Results
B.    Problems or Issues Identified
C.    Other Plan Activities

II.	Summary of Reports
A.    Eligibility and Enrollment;
B.    Access/Delivery Network
C.    Quality Assurance/Performance Improvement (QAPI)
D.    Grievance/Appeals
E.    Budget Neutrality
F.    Utilization
G.    Systems
H.    Other Plan Activities

August 28, 2013    MCO Reports Description    Page | 81

III.	Summary of Media/Press Releases

Media Source	Name	Date	Title-Subject	Highlight-Overview

Report #:	11	Created:	08/27/2011
Name:	Call Center	Last Revised:	09/01/2011
Group:	Member Services and Quality	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 10th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
Provides MCO reporting of call center performance in the areas of abandonment, blockage rate and average speed of answer. A total for all Splits/VDN and each individual Split/VDN is to be reported.
Sample Layout:

Member (Main/Trunk Line)	Total all Incoming Calls/VDN	<name of Split 1>	<name of Split 2>	<name of Split 3>	<name of Split #>
	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy
Number of Calls
Number of Calls Abandoned
% Abandoned Calls
Average Speed to Answer (seconds)

Behavioral Health (Main/Trunk)	Total all Incoming Calls/VDN	<name of Split 1>	<name of Split 2>	<name of Split 3>	<name of Split #>
	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy
Number of Calls
Number of Calls Abandoned
% Abandoned Calls
Average Speed to Answer (seconds)

Provider (Main/Trunk Line)	Total all Incoming Calls/VDN	<name of Split 1>	<name of Split 2>	<name of Split 3>	<name of Split #>
	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy
Number of Calls
Number of Calls Abandoned

August 28, 2013    MCO Reports Description    Page | 82

% Abandoned Calls
Average Speed to Answer (seconds)

Medical Advice (Main/Trunk Line)	Total all Incoming Calls/VDN	<name of Split 1>	<name of Split 2>	<name of Split 3>	<name of Split #>
	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy
Number of Calls
Number of Calls Abandoned
% Abandoned Calls
Average Speed to Answer (seconds)

<List Other by Name> (Main/Trunk Line)	Total all Incoming Calls/VDN	<name of Split 1>	<name of Split 2>	<name of Split 3>	<name of Split #>
	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy	mm/yyyy
Number of Calls
Number of Calls Abandoned
% Abandoned Calls
Average Speed to Answer (seconds)

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy
<List Other by Name>	The report is to include all Main/Trunk lines that the MCO or the MCO subcontractors maintain. Additional sections of the report are to be added as needed.

Row Label	Description
Number of Calls	Number of calls received including answered, abandoned and blocked.
Number of Calls Abandoned
Calls into the call centers that are terminated by the persons originating the call before answer by a staff person. (URAC standards measure this as the calls that disconnect after 30 seconds when a live individual would have answered the call. If there is a pre-recorded message or greeting for the caller, the 30-second measurement begins after the message/greeting has ended).

% Abandoned Calls
The percentage of calls into the call center that are terminated by the persons originating the call before answer by a staff person. (URAC standards measure this as the percentage of calls that disconnect after 30 seconds when a live individual would have answered the call. If there is a pre-recorded message or greeting for the caller, the 30-second measurement begins after the message/greeting has ended)

Average Speed to Answer (seconds)
The average delay in seconds that inbound telephone calls encounter waiting in the telephone queue of a call center before answer by a staff person (URAC measures the speed of answer starting at the point when a live individual would have answered the

August 28, 2013    MCO Reports Description    Page | 83

call. If there is a pre-recorded message or greeting for the caller, the time it takes to respond to the call – average speed of answer – begins after the message/greeting has ended).
Highest Maximum Delay (minutes)	The one call during the reporting period that had the greatest delay in speed to answer measured in minutes.
% Calls Answered on or before 4th Ring	The percentage of calls answered on or before the fourth ring.
% Calls Receiving Busy Signal
The percentage of incoming telephone calls ‘blocked’ or not completed because switching or transmission capacity is unavailable, as compared to the total number of calls encountered. Blocked calls usually occur during peak call volume periods and result in callers receiving a busy signal.

% Calls Answered within 30 Seconds	The percentage of calls answered within thirty seconds.
Average Length of Call (minutes)	The average length of all calls answered measured in minutes.

Column Label	Description
Total All Incoming Calls/VDN	Report a total for all incoming calls to the Main/Trunk line.
<name of split>	A separate column needs to be added to the report for each individual Split/VDN maintained for the Main/Trunk line.
mm/yyyy	The reporting period represented by a two character number for the month (mm) and a four character number for the year (yyyy). Example: January 2012 would be represented as 01/2012.

Report #:	12	Created:	02/06/2012
Name:	Provider Network File Layout	Last Revised:
Group:	Access/Delivery Network	Report Status:	Active
Frequency:	Monthly	Exhibits:
Period:	First day of the month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

MCOs should provide MCO Provider Network File layouts as provided in Appendix G of the MCO Contract Appendices.

Sample Layout:

MCO’s should produce monthly Network Provider files based on the layout requirements in Appendix G of the MCO Contract Appendices.

Report #:	12A	Created:	02/06/2012
Name:	Geo Access Network Reports and Maps	Last Revised:
Group:	Access/Delivery Network	Report Status:	Active
Frequency:	Annual	Exhibits:
Period:	Ongoing
Due Date:	July 31st

August 28, 2013    MCO Reports Description    Page | 84

Submit To:	Kentucky Department for Medicaid Services

Description:

MCO’s should provide the GEO Access Network Reports and Maps on an annual basis or or upon request by the Department.

Sample Layout:

Title page, table of contents, accessibility standard comparison, accessibility standard detail, accessibility detail, accessibility summary, member map, provider listing, provider map, service area detail.

Maps shall include geographic detail including highways, major streets and the boundaries of the MCO’s network. In addition to the maps and charts, the MCO shall provide an analysis of the capacity to serve all categories of Members. The analysis shall address the standards for access to care.
Maps shall include the location of all categories of Providers or provider sites as follows:

A.	Primary Care Providers (designated by a “P”);

B.	Primary Care Centers, non FQHC and RHC (designated by a “C”);

C.	Dentists (designated by a “D”);

D.	Other Specialty Providers (designated by a “S”);

E.	Non-Physician Providers - including nurse practitioners, (designated by a “N”) nurse mid-wives (designated by a “M”) and physician assistants (designated by a “A”);

F.	Hospitals (designated by a “H”);

G.	After hours Urgent Care Centers (designated by a “U”);

H.	Local health departments (designated by a “L”);

I.	Federally Qualified Health Centers/Rural Health Clinics (designated by a “F” or “R” respectively);

J.	Pharmacies (designated by a “X”);

K.	Family Planning Clinics (designated by an “Z”);

L.	Significant traditional Providers (designated by an “*”);

M.	Maternity Care Physicians (designated by a “[o]”);

N.	Vision Providers (designated by a “V”); and

O.	Community Mental Health Centers (designated by a “M”).

Report #:	13	Created:	02/06/2012
Name:	Access and Delivery Network Narrative	Last Revised:
Group:	Access/Delivery Network	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

August 28, 2013    MCO Reports Description    Page | 85

MCOs should provide specific information on Access Issues/Problems Identified on the nature of any access problems identified and any plans or remedial action taken.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 13: Access and Delivery Network Narrative

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

IV.	Summary of Complaints - Access Issues

D.	Provider

E.	Member

V.	Network Access Problems

I.	Issue

J.	Remedial Action Taken

Report #:	15	Created:	12/12/2011
Name:	Subcontractor Monitoring	Last Revised:
Group:	Access Delivery Network	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Provide an overview of all monitoring efforts of all subcontractors and vendors, including those responsible for the delivery of ancillary services, i.e., pharmacy, dental, vision, and transportation (if applicable), as well as information systems, utilization review, and credentialing vendors. Provide sample layout for each subcontractor/vendor.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 15: Subcontractor Monitoring

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

August 28, 2013    MCO Reports Description    Page | 86

I.	Subcontractor Name

A.	Topic

B.	Discussion

C.	Action

D.	Follow up from Previous Quarters Action

II.	Subcontractor Name
A.    Topic

B.	Discussion

C.	Action

D.	Follow up from Previous Quarters Action

III.	Subcontractor Name
A.    Topic

B.	Discussion

C.	Action

D.	Follow up from Previous Quarters Action

Report #:	16	Created:	12/12/2011
Name:	Summary of Quality Improvement Activities	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Describe the quality assurance activities during the report period directed at improving the availability, continuity, and quality of services. Examples include problems identified from utilization review to be investigated, medical management committee recommendations based on findings, special research into suspected problems and research into practice guidelines or disease management.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 16: Summary of Quality Improvement Activities

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

I.	MCO completed the following activities during the quarter:

August 28, 2013    MCO Reports Description    Page | 87

A.	Improving Availability

B.	Continuity

C.	Quality of Services

Report #:	17	Created:	01/09/2012
Name:	Quality Assessment and Performance Improvement Work Plan	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The MCO shall have a written Quality Assessment and Performance Improvement Work Plan (QAPI) Work Plan that outlines the scope of activities and the goals, objectives and timelines for the QAPI program. New goals and objectives must be set at least annually based on findings from quality improvement activities and studies, survey results, Grievances and Appeals, performance measures and EQRO findings. The MCO is accountable to the Department for the quality of care provided to Members. The Contractor’s responsibilities of this include, at a minimum: approval of the overall QAPI program and annual QAPI work plan; designation of an accountable entity within the organization to provide direct oversight of QAPI; review of written reports from the designated entity on a periodic basis, which shall include a description of QAPI activities, progress on objectives, and improvements made; review on an annual basis of the QAPI program; and modifications to the QAPI program on an ongoing basis to accommodate review findings and issues of concern within the organization.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 17: Quality Assessment and Performance Improvement Work Plan

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

II.	Quality Improvement

D.	Improving Availability

E.	Continuity

F.	Quality of Services

August 28, 2013    MCO Reports Description    Page | 88

Report #:	18	Created:	12/12/2011
Name:	Monitoring Indicators, Benchmarks and Outcomes	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Include a narrative on the MCO’s progress in developing or obtaining baseline data and the required health outcomes, including proposed sampling methods and methods to validate data, to be used as a progress comparison for the Contractor’s quality improvement plan. The report should include how the baseline data for comparison will

August 28, 2013    MCO Reports Description    Page | 89

be obtained or developed and what indicators of quality will be used to determine if the desired outcomes are achieved.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 18: Monitoring Indicators, Benchmarks and Outcomes

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

I.	MCO completed the following activities during the quarter:
A.    Monitoring
B.    Benchmarks
C.    Outcomes

Report #:	19	Created:	12/12/2011
Name:	Performance Improvement Projects	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Report on the progress and status of performance improvement projects.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 19: Performance Improvement Projects

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

I.	Following Activities/Initiatives occurred during the quarter:

A.	Access to and Availability of Services

B.	Depression

C.	Emergency Department Use Management

D.	Screenings for Breast Cancer, Cervical Cancer and Chlamydia

August 28, 2013    MCO Reports Description    Page | 90

Report #:	20	Created:	12/12/2011
Name:	Utilization of Subpopulations and Individuals with Special Healthcare Needs	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Discuss any issues that arose during the report period that related to persons associated with sub-populations and individuals with special healthcare needs. Examples of sup-populations and individuals with special health care needs include members with chronic and disabling conditions, minorities, children enrolled with the Commission for Children with Special Health Care Needs, persons receiving SSI, persons with mental illness, the disabled, homeless, and any groups identified by the Contractor for targeted study. Discuss progress in the development of new or ongoing outreach and education to these special populations.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 16: Summary of Quality Improvement Activities

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

I.	Following Outreach/Education to Special Populations (population examples):

A.	Children with Special Healthcare Needs

B.	Activities Related to the Homeless Population

C.	Foster Care/Out of Home Placement

D.	Guardianship

E.	Smoking Cessation

F.	COPD

G.	Asthma

H.	Diabetes

August 28, 2013    MCO Reports Description    Page | 91

Report #:	21	Created:	01/13/2012
Name:	MCO Committee Activities	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Provide a summary of the any MCO committee activities that met during the reporting period, including changes to

August 28, 2013    MCO Reports Description    Page | 92

the committee structure, if any, and any decisions regarding quality and appropriateness of care. Provide copies of meeting minutes and reports of any special focus groups.

Kentucky Department for Medicaid Services
MCO Report # 21: MCO Committee Activities

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

I.	Quality and Member Access Committee

A.	Committee Structure

B.	Committee Decisions (quality and appropriateness of care)

C.	Provide list of members on committee

II.	Committee Name

A.	Committee Structure

B.	Committee Decisions (quality and appropriateness of care)

C.	Provide list of members on committee

III.	Committee Name

A.	Committee Structure

B.	Committee Decisions (quality and appropriateness of care)

C.	Provide list of members on committee

Report #:	22	Created:	01/09/2012
Name:	Satisfaction Survey(s)	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:

Describe results of any satisfaction survey that was conducted by the MCO during the report period, if applicable. (Note: surveys CAHPS are conducted each year, so this section will be completed one quarter for the providers and one for the members) at a minimum.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 22: Satisfaction Survey(s)

August 28, 2013    MCO Reports Description    Page | 93

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

I.	Satisfaction Survey

A.	Population Surveyed

B.	Results

Report #:	23	Created:	01/13/2012
Name:	Evidence Based Guidelines for Practitioners	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:

Report on assessment activities during the report period resulting in development and distribution of practice guidelines for providers. Provide an analysis of the effectiveness in improving patterns of care.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 23: Evidence Based Guidelines for Practitioners

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

II.	Approved the renewal of the following Clinical Practice Guidelines (CPG):

C.	Chronic Kidney Disease (CKD)

D.	Chronic Obstructive Pulmonary Disease for Adults

E.	Results

August 28, 2013    MCO Reports Description    Page | 94

Report #:	24	Created:	01/13/2012
Name:	Overview of Activities Related to EPSDT, Pregnant Women, Maternal and Infant Death	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:

Provide an overview of activities related to EPSDT, Pregnant Women, Maternal and Infant Death programs and trends noted in prenatal visit appropriateness, birth outcomes, including death, and program interventions. Describe activities of the EPSDT staff, including outreach, education, and

August 28, 2013    MCO Reports Description    Page | 95

case management. Provide data on levels of compliance during the report period (including screening rates) with EPSDT regulations.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report # 24: Overview of Activities Related to EPSDT, Pregnant Women, Maternal and Infant Death

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

I.	Pregnant Women

A.	Prenatal Visit

B.	Results

C.	Program Interventions

II.	Maternal and Infant Death Programs

A.	Birth Outcomes

B.	Death Outcomes

C.	Program Interventions

III.	EPSDT

A.	Activities of EPSDT staff

B.	Outreach

C.	Education

D.	Case Management

E.	Screening Rates (data/graph)

F.	Participation Rates (data/graph)

Report #:	27	Created:	08/27/2011
Name:	Grievance Activity	Last Revised:	08/28/2013
Group:	Grievance and Appeals	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Report provides summarized activity for both Member Grievances and Provider Grievances voiced to the MCO during the reporting period. Grievance means the definition established in 42 CFR 438.400 .

Sample Layout:

August 28, 2013    MCO Reports Description    Page | 96

Members
Medicaid ID	Date Grievance Received	Date Acknow-ledgment Letter Sent	Reason for Grievance	Pending	14 Day Extension Granted	Date Extension Letter Sent	Date Grievance Resolved	Number of Days Open	Grievance Resolved	Date Resolution Letter Sent	Resolution Over 30 Days	Reason Late / Comments

Providers
Provider NPI - Provider ID	Date Grievance Received	Date Acknow-ledgment Letter Sent	Reason for Grievance	Pending	14 Day Extension Granted	Date Extension Letter Sent	Date Grievance Resolved	Number of Days Open	Grievance Resolved	Date Resolution Letter Sent	Resolution Over 30 Days	Reason Late / Comments

Reporting Criteria:

Terminology	Definition
Date Format	All report dates not otherwise specified are to be in the following format: yyyy/mm/dd.

Row Label	Description
NA	NA

Column Label	Description
Member	Member initiated grievances are to be reported under the Member Tab
Provider	Provider initiated grievances are to be reported under the Provider Tab.
Medicaid ID	Member’s Medicaid Identification Number
NPI	National Provider’s Identification Number. Atypical Providers use their Kentucky Provider’s Medicaid Identification Number.
Date Grievance Received	Date grievance received by MCO
Date Acknowledgement Letter Sent	Date MCO mailed grievant written acknowledgment letter.
Reason for Grievance	List the specific issue of dissatisfaction the grievant voiced. If a grievance includes more than one issue then report each issue separately as an individual grievance.
Pending	Grievances that are not resolved within the reporting period are carried over to the next reporting period as “pending”. Valid values are “yes” or “no.”
14 Day Extension Granted	Indicate if the MCO granted a 14 calendar day extension, at the request of the grievant or at the decision of the MCO. Valid values are “yes,” “no” or “N/A.”
Date Extension Letter Sent	Date MCO mailed grievant written extension letter.
Date Grievance Resolved	Date grievance is resolved by the MCO. Valid values are “date” or “N/A.”
Number of Days Open
Total number of calendar days the grievance is opened. For a grievance that is pending, it is measured as date grievance received to the end of the reporting period. For a resolved grievance, it is measured as date grievance received through date grievance is resolved.

Grievance Resolved	Grievance status on the last day of the reporting period.
Date Resolution Letter Sent	Date MCO mailed grievant written resolution letter.
Resolution Over 30 Days	Grievances resolved over 30 calendar days. Valid values are “yes,” “no” or “N/A.”
Reason Late/ Comments	MCO explanation for delayed resolution. MCO Comments.

August 28, 2013    MCO Reports Description    Page | 97

Report #:	28	Created:	08/27/2011
Name:	Appeal Activity	Last Revised:	10/12/2011
Group:	Member and Financial	Report Status:	Active
Frequency:	Quarterly	Exhibits:	A, B, D
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Report provides a summarized activity for both Member and Provider Appeals during the reporting period. Member appeals are based on Category of Service (COS) while Provider Appeals are based on Billing Provider Type/Category.

Two (2) Billing Provider Types are further broken down as follows:

1.	Billing Provider Type 01 General Hospital

a.	Inpatient;

b.	Outpatient;

c.	Emergency Room; and

d.	Inpatient/Outpatient Other

2.	Billing Provider Type 54 Pharmacy

a.	Pharmacy non-Behavioral Health Brand;

b.	Pharmacy non-Behavioral Health Generic;

c.	Pharmacy Behavioral Health Brand; and

d.	Pharmacy Behavioral Health Generic

An appeal submitted by a Provider on the Member’s behalf is to be reported under Member Appeal Activity.

Sample Layout:

Member Appeal Activity
COS	Category of Service (COS) Description	Beginning Balance	Ending Balance	Received						Resolved													Appeals Extended by 14 Calendar Days
				Total	Expedited		Non Expedited			Total	Expedited % Resolved in 3 Working Days	Non Expedited % Resolved in 30 Calendar Days	Non Expedited Average Days for Resolution	Written Notice of Resolution within 30 Calendar Days	Expedited				Non Expedited
					Oral	Written	Oral	Written	5 Working Days Written Notice Provided						Final Disposition			Moved to Non Expedited	Oral Abandoned	Final Disposition
															Upheld	Overturned	Partially Overturned			Upheld	Overturned	Partially Overturned

Medicaid Mandatory Services

2	Inpatient Hospital
12	Outpatient Hospital

August 28, 2013    MCO Reports Description    Page | 98

32	EPSDT Related
	Subtotal: Mandatory Services	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Medicaid Optional Services

3	Mental Hospital
4	Renal Dialysis Clinic
	Subtotal: Optional Services	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

	Total: Mandatory and Optional	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Provider Appeal Activity
Provider Type/Category	Beginning Balance	Ending Balance	Received				Resolved								Appeals Extended by 14 Calendar Days
			Total	Oral	Written	5 Working Days Written Notice Provided	Total	% Resolved in 30 Calendar Days	Average Days for Resolution	Written Notice of Resolution within 30 Calendar Days	Oral Abandoned	Upheld	Overturned	Partially Overturned

Inpatient
Outpatient
Unknown Type

Total	0	0	0	0	0	0	0		0	0	0	0	0	0	0

Reporting Criteria:

Terminology	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy

Row Label	Description
COS	Two character designation for a state specific category of service. Crosswalk may be found in Exhibit D.
Category of Service (COS) Description	A description for the ‘COS’.
Medicaid Mandatory Services	State covered Medicaid services required by federal law.
Subtotal: Mandatory Services
Calculated field. Sum total of all services listed as mandatory services. For columns with % Resolved it is the % resolved for all mandatory services. For columns with Average Days it is the average days of resolution for all mandatory services.

Medicaid Optional Services	State covered Medicaid services in addition to the mandatory covered services the state has chosen to cover.

August 28, 2013    MCO Reports Description    Page | 99

Subtotal: Optional Services
Calculated field. Sum total of all services listed as optional services. For columns with % Resolved it is the % resolved for all optional services. For columns with Average Days it is the average days of resolution for all optional services.

Total: Mandatory and Optional
Calculated field. Total of all mandatory and optional services. For columns with % Resolved it is the % resolved for all mandatory and optional services. For columns with Average Days it is the average days of resolution for all mandatory and optional services.

Provider Type/Category
Crosswalk of Provider Type and Provider Specialty to each Provider Description listed is provided in Exhibit A: Provider Type and Specialty Crosswalk. Crosswalk of Provider Type Categories for General Hospital and Pharmacy are provided in Exhibit B: Billing Provider Type Category Crosswalk

Total
Calculated field. Total of all Provider Type/Category listed in the report. For columns with % Resolved it is the % resolved for all Provider Type/Category listed in the report. For columns with Average Days it is the average days of resolution for all Provider Type/Category listed in the report.

Column Label	Description
Member: Beginning Balance	Total number of outstanding appeals at the beginning of the first day of the reporting period.
Member: Ending Balance	Total number of outstanding appeals at the end of the last day of the reporting period.
Member: Received: Total	Total number of appeals received during the reporting period.
Member: Received: Expedited	Total number of expedited appeals received within the reporting period broken down by Oral and Written.
Member: Received: Expedited: Oral	Total number of expedited oral appeals received within the reporting period.
Member: Received: Expedited: Written	Total number of expedited written appeals received within the reporting period.
Member: Received: Non Expedited	Total number of non expedited appeals received within the reporting period broken down by Oral and Written.
Member: Received: Non Expedited: Oral	Total number of non expedited oral appeals received within the reporting period.
Member: Received: Non Expedited: Written	Total number of non expedited written appeals received within the reporting period.
Member: Received: Non Expedited: 5 Working Days Written Notice Provided	Total number of written notices provided within five (5) working days for non-expedited appeals.
Member: Resolved: Total	Total number of appeals resolved during the reporting period.
Member: Resolved: Expedited % Resolved in 3 Working Days	Total percentage of expedited appeals resolved in three (3) or fewer working days.
Member: Resolved: Non Expedited % Resolved in 30 Calendar Days	Total percentage of non expedited appeals resolved in thirty (30) or fewer calendar days.
Member: Resolved: Non Expedited Average Days for Resolution	Average number of days to resolve all non expedited appeals excluding non expedited appeals extended by fourteen (14) calendar days.
Member: Resolved: Written Notice of Resolution within 30 Calendar Days	Total number of written notice of resolution that were provided within thirty (30) calendar days of receipt of a non expedited appeal.
Member: Resolved: Expedited	An appeal that is required to be resolved within three (3) calendar days).
Member: Resolved: Final Disposition	Result of the expedited or non expedited appeal process broken down by upheld, overturned and partially overturned.
Member: Resolved: Expedited: Final Disposition: Upheld	Total number of expedited appeals that were resolved during the reporting period and were upheld. Upheld means that the prior decision was

August 28, 2013    MCO Reports Description    Page | 100

confirmed and remains as is.
Member: Resolved: Expedited: Final disposition: Overturned	Total number of expedited appeals that were resolved during the reporting period and were overturned. Overturned means that the prior decision was not confirmed and was reversed.
Member: resolved: Expedited: Final disposition: Partially Overturned
Total number of expedited appeals that were resolved during the reporting period and were partially overturned. Partially overturned means that part of the prior decision was not confirmed and was reversed.

Member: Resolved: Expedited: Moved to Non Expedited	Number of expedited appeals that moved to a non expedited appeal process.
Member: Resolved: Non Expedited: Oral Abandoned	A non expedited appeal that was not followed up by a written appeal and no additional action was taken.
Member: Resolved: Non Expedited: Final Disposition: Upheld	Total number of non expedited appeals that were resolved during the reporting period and were upheld. Upheld means that the prior decision was confirmed and remains as is.
Member: Resolved: Non Expedited: Final Disposition: Overturned	Total number of non expedited appeals that were resolved during the reporting period and were overturned. Overturned means that the prior decision was not confirmed and was reversed.
Member: Resolved: Non Expedited: Final Disposition: Partially Overturned
Total number of non expedited appeals that were resolved during the reporting period and were partially overturned. Partially overturned means that part of the prior decision was not confirmed and was reversed.

Member: Appeals Extended by 14 Calendar Days	The total number of non expedited appeals that were extended by fourteen (14) calendar days beyond the initial thirty (30) calendar day period.
Provider: Beginning Balance	Total number of outstanding appeals at the beginning of the first day of the reporting period.
Provider: Ending Balance	Total number of outstanding appeals at the end of the last day of the reporting period.
Provider: Received: Total	Total number of appeals received during the reporting period.
Provider: Received: Oral	Total number of oral appeals received within the reporting period.
Provider: Received: Written	Total number of written appeals received within the reporting period.
Provider: Received: 5 Working Days Written Notice Provided	Total number of written notices provided within five (5) working days.
Provider: Resolved: Total	Total number of appeals resolved during the reporting period.
Provider: Resolved: % Resolved in 30 Calendar Days	Total percentage of appeals resolved in thirty (30) or fewer calendar days.
Provider: Resolved: Average Days for Resolution	Average number of days to resolve all appeals excluding appeals extended by fourteen (14) calendar days.
Provider: Resolved: Written Notice of Resolution within 30 Calendar Days	Total number of written notice of resolution that were provided within thirty (30) calendar days of receipt of a non expedited appeal.
Provider: Resolved: Oral Abandoned	An oral appeal that was not followed up by a written appeal and no additional action was taken.
Provider: Resolved: Upheld	Total number of appeals that were resolved during the reporting period and were upheld. Upheld means that the prior decision was confirmed and remains as is.
Provider: Resolved: Overturned	Total number of appeals that were resolved during the reporting period and were overturned. Overturned means that the prior decision was not confirmed and was reversed.
Provider: Resolved: Partially Overturned	Total number of appeals that were resolved during the reporting period and were partially overturned. Partially overturned means that part of the prior decision was not confirmed and was reversed.
Provider: Appeals Extended by 14 Calendar Days	The total number of appeals that were extended by fourteen (14) calendar days beyond the initial thirty (30) calendar day period.

August 28, 2013    MCO Reports Description    Page | 101

Report #:	29	Created:	02/06/2012
Name:	Grievances and Appeals Narrative	Last Revised:
Group:	Grievances and Appeals	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:

Discuss any trends or problem areas identified in the appeals and grievance and address opportunity for improvement.

Sample Layout:

Kentucky Department for Medicaid Services
MCO Report #29: Grievances and Appeals Narrative

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

VI.	Member Grievances

F.	Trends

G.	Problems or Issues Identified

H.	Opportunity for Improvement

VII.	Provider Grievances

A.	Trends

B.	Problems or Issues Identified

C.	Opportunity for Improvement

VIII.	Member Appeals

A.	Trends

B.	Problems or Issues Identified

C.	Opportunity for Improvement

IX.	Provider Appeals

A.	Trends

B.	Problems or Issues Identified

C.	Opportunity for Improvement

Report #:	30	Created:	10/08/2011
Name:	Quarterly Budget Issues	Last Revised:	10/09/2011
Group:	Finance and Medicaid Managed Care Oversight	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of quarter.
Due Date:	Thirty (30) calendar days after quarter end.
Submit To:	Kentucky Department for Medicaid Services

August 28, 2013    MCO Reports Description    Page | 102

Description:
The Quarterly Budget Issues report provides an executive level summary of budgetary issues including trends and impacts to operations. The information is to be provided as outlined in the layout below. The following is to be reported in the event a particular section does not apply during the reporting period: NO INFORMATION TO REPORT FOR THE PERIOD FROM <first day of reporting period formatted as mm/dd/yyyy> TO <last day of reporting period formatted as mm/dd/yyyy>.
Layout:
Kentucky Department for Medicaid Services
MCO Report # 30: Quarterly Budget Issues

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

A.
Revenue (For each item briefly discuss revenues received during the quarter versus budget, changes in revenue from previous quarter, reason(s) for changes from previous quarter and projected impact to operations.)

1.	Premiums
i.    Received
ii.    Changes
iii.    Reasons
iv.    Impacts

2.	Investment
i.    Received
ii.    Changes
iii.    Reasons
iv.    Impacts

3.	Pharmacy Rebate
i.    Received
ii.    Changes
iii.    Reasons
iv.    Impacts

4.	Other
i.    Received
ii.    Changes
iii.    Reasons
iv.    Impacts

B.
Expenses (For each item briefly discuss expenses during the quarter versus budget, changes in expenses from previous quarter, reason(s) for changes from previous quarter and projected impact to operations.)

1.	Medical (non-subcontracted)
i.    Expenses
ii.    Changes
iii.    Reasons
iv.    Impacts

2.	Medical (subcontracted)
i.    Expenses
ii.    Changes
iii.    Reasons
iv.    Impacts

August 28, 2013    MCO Reports Description    Page | 103

3.	Administrative (non-subcontracted)

i.	Expenses

ii.	Changes

iii.	Reasons

iv.	Impacts

4.	Administrative (sub-contracted)

i.	Expenses

ii.	Changes

iii.	Reasons

iv.	Impacts

5.	Other

i.	Expenses

ii.	Changes

iii.	Reasons

iv.	Impacts

C.
Per Member Per Month (PMPM) (Briefly discuss on an aggregate PMPM basis the revenue and expenses recognized during the reporting period, changes from previous reporting period and changes from and impacts to budget.)

1.	Premiums

2.	Medical Costs (include medical loss ratio)

3.	Changes (previous quarter)

4.	Changes (budget)

5.	Impacts (budget)

Report #:	31	Created:	10/08/2011
Name:	Potential or Anticipated Fiscal Problems	Last Revised:	10/09/2011
Group:	Finance and Medicaid Managed Care Oversight	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of quarter.
Due Date:	Thirty (30) calendar days after quarter end.
Submit To:	Kentucky Department for Medicaid Services
Description:
The Potential or Anticipated Fiscal Problems report provides an executive level summary of fiscal issues impacting operations and includes corrective actions taken during the quarter or planned for future dates. The information is to be provided as outlined in the layout below. The following is to be reported in the event a particular section does not apply during the reporting period: NO INFORMATION TO REPORT FOR THE PERIOD FROM <first day of reporting period formatted as mm/dd/yyyy> TO <last day of reporting period formatted as mm/dd/yyyy>.

Layout:
Kentucky Department for Medicaid Services
MCO Report # 31: Potential or Anticipated Fiscal Problems

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

August 28, 2013    MCO Reports Description    Page | 104

(For each item briefly identify any existing, anticipated or potential fiscal problems or issues and the corrective actions taken or to be taken)

A.	Claims Payment

1.	Fiscal Problem(s)

2.	Other Issues

3.	Corrective Action(s)

B.	Subcontractor Payments

1.	Fiscal Problem(s)

2.	Other Issues

3.	Corrective Action(s)

C.	Department of Insurance Risk Based Capital Requirements

1.	Fiscal Problem(s)

2.	Other Issues

3.	Corrective Action(s)

D.	Financial Solvency

1.	Fiscal Problem(s)

2.	Other Issues

3.	Corrective Action(s)

E.	Other

1.	Fiscal Problem(s)

2.	Other Issues

3.	Corrective Action(s)

Report #:	38	Created:	08/28/2012
Name:	EPSDT Special Services	Last Revised:	2/27/2013
Group:	Utliziation	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First Day of the month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
MCO should provide EPSDT Special Services (Provider Type 45). Report will contain provider types (dentist, home heatlh, etc) and the following data elements:

•	Procedure codes billed

•	Number of unduplicated members utilizing each procedure code

•	Unuduplicated number of providers billing the code

•	Total dollars paid

•	Any new codes that were added during the report month
Sample Layout:

Utilization of EPSDT Special Services
Procedure Codes Billed	New Procedure Codes Billed	Procedure Code Modifiers	Number of Unduplicated Members	Unduplicated Number of Providers				Total Provider Billed Amount	Total Paid Amount	Total Denied Billed Amount
				EPSDT SS	Dental	Home Health	Outpatient Hospital

August 28, 2013    MCO Reports Description    Page | 105

Reporting Criteria:

General Specifications	Definition
Sort Order	The report is to be sorted in order: Procedure Codes Billed (Ascending); New procedure codes billed (Ascending); Procedure Code Modifiers (Ascending)

Column Label	Description
Procedure Codes Billed	All EPSDT Special Services provided to children under 21 and enrolled in Medicaid or the KCHIP II or P5 population are to be reported.
New Procedure Codes Billed	All new EPSDT Special Services provided to children under 21 years old enrolled in Medicaid or the KCHIP II or P5 population are to be reported.
Procedure Code Modifiers	The modifier submitted with the procedure code on the claim.
Number of Unduplicated Members	Total number of unduplicated members for whom EPSDT Special Services were billed.
EPSDT SS	Total number of unduplicated number of EPSDT SS providers that provided EPSDT SS to children under 21 years old enrolled in Medicaid or the KCHIP II or P5 population.
Dental	Total unduplicated number of Dental providers with EPSDT SS specialty or contract that provided EPSDT SS to children under 21 years old enrolled in Medicaid or the KCHIP II or P5 population.
Home Health
Total unduplicated number of Home Health Agency providers with EPSDT SS specialty or contract that provided EPSDT SS to children under 21 years old enrolled in Medicaid or the KCHIP II or P5 population.

Outpatient Hospital
Total unduplicated number of Outpatient Hospital providers with EPSDT SS specialty or contract that provided EPSDT SS to children under 21 years old enrolled in Medicaid or the KCHIP II or P5 population.

Total Provider Billed Amount	Total of billed charges for allowable units as reported on the claim.
Total Paid Amount	Total amount paid by the MCO or the MCO subcontractor for allowable units as reported on the claim during the month that is reported.
Total Denied Billed Amount	Total of billed charges for the claim line item details denied by the MCO or the MCO subcontractor during the month that is reported.

Report #:	39	Created:	01/04/2012
Name:	Monthly Formulary Management Report	Last Revised:	02/07/2012
Group:	Pharmacy	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:
Monthly summary of pharmacy related utilization and costs by Medicaid members assigned to

August 28, 2013    MCO Reports Description    Page | 106

Managed Care Organizations broken down by region.

Sample Layout:

		NOV-11	DEC-11	JAN-12	% CHANGE PER MONTH	% CHANGE PER YEAR	AVERAGE PER MONTH	Y-T-D
STATISTICS	NEW RXS
REFILL RXS
TOTAL NON PDL RXS
% NON PDL RXS
PSYCH RXS
% PSYCH RXS
NON PDL PSYCH RXS
% NON PDL PSYCH RXS
# PSYCH UTILIZERS
% PSYCH UTILIZERS
% PSYCH UTILIZERS/RX UTILIZERS
# PSYCH RXS/MEMBER
# PSYCH RXS/PSYCH UTILIZER
# RXS/MEMBER LESS PSYCHS
% MEMBERS ON MEDS LESS PSYCHS
PSYCH COST/PSYCH UTILIZER
# PROVIDER PRESCRIBED OTCS
# CONTROLLED RXS
% BRAND
% GENERIC
BEHAVIORAL HEALTH	% ATYP ANTIPSYCH UTILIZERS
% MEMBERS ON ATYP ANTIPSYCHS/RX UTILIZERS
# TYPICAL ANTIPSYCH UTILIZERS
% TYPICAL ANTIPSYCH UTILIZERS
# MEMBERS ON ATYP TO TYP
BH % BRAND
BH % GENERIC

August 28, 2013    MCO Reports Description    Page | 107

PERCENTAGES	% PDL COST/TOTAL COST
% NON PDL COST/TOTAL COST
% PSYCH COST/TOTAL COST
% PDL PSYCH COST/TOTAL COST
% NON PDL PSYCH COST/TOTAL COST
% ATYP ANTIPSYCH COST/TOTAL COST
% HIV COST/TOTAL COST
% HEP B COST/TOTAL COST
% HEP C COST/TOTAL COST
SPECIALTY	HEP C RXS
# HEP C UTILIZERS
HEP C RX COST
HEP C COST/HEP C UTILIZER
HEP B RXS
# HEP B UTILIZERS
HEP B RX COST
HEP B COST/HEP B UTILIZER
HEP B COST/MEMBER
HIV RXS
# HIV UTILIZER
HIV RX COST
HIV COST/HIV UTILIZER

August 28, 2013    MCO Reports Description    Page | 108

COST	TOTAL COST
DRUG REIMBURSEMENT
DISPENSING FEES
TOTAL COST/MEMBER
COST/RX UTILIZER
PDL TOTAL COST
PDL COST/MEMBER
NON PDL TOTAL COST
NON PDL COST/MEMBER
PSYCH COST
PSYCH COST/MEMBER
PDL PSYCH COST
PDL PSYCH COST/MEMBER
NON PDL PSYCH COST
NON PDL PSYCH COST/MEMBER
ATYP ANTIPSY COST
ATYP ANTIPSY COST/MEMBER
ATYP ANTIPSYCH COST/ATYP ANTIPSY UTILIZER
PROVIDER PRESCRIBED OTC TOTAL COST
PROVIDER PRESCRIBED OTC COST/MEMBER
TOTAL INSULIN COST
PROVID3ER PRESCRIBED OTC COST LESS INSULIN
H2 BLOCKERS TOTAL COST
NSAIDS TOTAL COST
PPI TOTAL COST
VACCINE TOTAL COST

August 28, 2013    MCO Reports Description    Page | 109

TOTAL REGIONS	# MEMBERS
% UTILIZERS
# RXS
AVG # RXS/MEMBER
AVG # RXS/UTILIZER
# PAs
% PAs DENIED
# CLAIMS
% CLAIMS DENIED
# PRESCRIBERS
# RXS/PRESCRIBER
# CONTROLS/ PRESCRIBER
# PHARMACIES
AVG COST/RX
SUBOXONE RXS
ADHD RXS
LOCK INS
REGION 1	# MEMBERS
% UTILIZERS
# RXS
AVG # RXS/MEMBER
AVG # RXS/UTILIZER
# PAs
% PAs DENIED
# CLAIMS
% CLAIMS DENIED
# PRESCRIBERS
# RXS/PRESCRIBER
# CONTROLS/ PRESCRIBER
# PHARMACIES
AVG COST/RX
SUBOXONE RXS
ADHD RXS
LOCK INS
August 28, 2013    MCO Reports Description    Page | 110

Reporting Criteria:

Terminology	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy

Row Label	Definition
NEW RXS	Number of new prescriptions
REFILL RXS	Number of refill prescriptions
TOTAL NON PDL RXS	Total number of prescriptions written for a drug not listed on the preferred drug list
% NON PDL RXS	Percentage of prescriptions written for a drug not listed on the preferred drug list
PSYCH RXS	Number of prescriptions written for a psychotropic drug
% PSYCH RXS	Percentage of prescriptions written for a drug not listed on the preferred drug list
NON PDL PSYCH RXS	Number of prescriptions written for a psychotropic drug not listed on the preferred drug list
% NON PDL PSYCH RXS	Percentage of prescriptions written for a psychotropic drug not listed on the preferred drug list
# PSYCH UTILIZERS	Number of Medicaid /MCO members for whom psychotropic drug prescriptions were filled
% PSYCH UTILIZERS	Percentage of Medicaid /MCO members for whom psychotropic drug prescriptions were filled
% PSYCH UTILIZERS/RX UTILIZERS	Percentage of Medicaid/MCO members for whom psychotropic drug prescriptions were filled as compared to total Medicaid/MCO members for whom any drug prescriptions were filled
# PSYCH RXS/MEMBER	Number of psychotropic prescriptions per Medicaid/MCO member
# PSYCH RXS/PSYCH UTILIZER	Number of psychotropic prescriptions per Medicaid/MCO member who fills prescriptions written for psychotropic medications
# RXS/MEMBER LESS PSYCHS	Number of prescriptions per Medicaid/MCO member not counting prescriptions for psychotropic medications
% MEMBERS ON MEDS LESS PSYCHS	Percentage of Medicaid/MCO members for whom drug prescriptions were filled not counting prescriptions for psychotropic medications
PSYCH	Psychotropic drug cost/Medicaid/MCO member for whom psychotropic medication were filled

August 28, 2013    MCO Reports Description    Page | 111

COST/PSYCH UTILIZER
# OTC RXS	Number of prescriptions filled for over the counter items
# CONTROLLED RXS	Number of prescriptions filled for controlled (scheduled) narcotics
% BRAND	Percentage of prescriptions filled with brand name drugs
% GENERIC	Percentage of prescriptions filled with a generic drug
ATYP ANTIPSYCH RXS	Number of prescriptions filled for a atypical antipsychotropic drug
NON PDL ATYP ANTI PSYCH RXS	Number of prescriptions filled for a atypical antipsychotropic drug not listed on the preferred drug list
# ATYP ANTIPSYCH UTILIZERS	Number of Medicaid/MCO members for whom drug prescriptions for atypical antipsychotics were filled
% ATYP ANTIPSYCH UTILIZERS	Percentage of Medicaid/MCO members for whom drug prescriptions were filled for atypical antipsychotics
% MEMBERS ON ATYP ANTIPSYCHS/RX UTILIZERS	Percentage of Medicaid/MCO members for whom drug prescriptions were filled for atypical antipsychotics as compared to total Medicaid/MCO members for whom any drug prescriptions were filled
# TYPICAL ANTIPSYCH UTILIZERS	Number of Medicaid/MCO members for whom drug prescriptions for typical antipsychotics were filled
% TYPICAL ANTIPSYCH UTILIZERS	Percentage of Medicaid/MCO members for whom drug prescriptions for typical antipsychotics were filled
BH % BRAND	Percentage of behavioral health prescriptions filled with a brand name drug
BH % GENERIC	Percentage of behavioral health prescriptions filled with a generic drug
% PDL COST/TOTAL COST	Percentage of drug cost for prescriptions filled with drugs on the preferred drug list as compared with total drug cost
% NON PDL COST/TOTAL COST	Percentage of drug cost for prescriptions filled with drugs on the non preferred drug list as compared with total drug cost
% PSYCH COST/TOTAL COST	Percentage of drug cost for prescriptions filled with psychotropic drugs as compared with total drug cost

August 28, 2013    MCO Reports Description    Page | 112

% PDL PSYCH COST/TOTAL COST	Percentage of drug cost for prescriptions filled with drugs on the preferred drug list as compared with total drug cost
% NON PDL PSYCH COST/TOTAL COST	Percentage of drug cost for prescriptions filled with drugs not on the preferred drug list as compared with total drug cost
% ATYP ANTIPSYCH COST/TOTAL COST	Percentage of drug cost for prescriptions filled with atypical antipsychotrpic drugs as compared with total drug cost
% HIV COST/TOTAL COST	Percentage of drug cost for prescriptions filled with drugs used to treat HIV as compared with total drug cost
% HEP B COST/TOTAL COST	Percentage of drug cost for prescriptions filled with drugs used to treat Hep B as compared with total drug cost
% HEP C COST/TOTAL COST	Percentage of drug cost for prescriptions filled with drugs used to treat Hep C as compared with total drug cost
HEP C RXS	Number of prescriptions filled with drugs used to treat Hep C
# HEP C UTILIZERS	Number of Medicaid/MCO members for whom prescriptions for drugs used to treat Hep C are filled
HEP C RX COST	Total cost for prescriptions filled with drugs used to treat Hep C
HEP C COST/HEP C UTILIZER	Cost for prescriptions filled with drugs used to treat Hep C per Medicaid/MCO member for whom prescriptions for drugs used to treat Hep C are filled
HEP B RXS	Number of prescriptions filled with drugs used to treat Hep B
# HEP B UTILIZERS	Number of Medicaid/MCO members for whom prescriptions for drugs used to treat Hep B are filled
HEP B RX COST	Total cost for prescriptions filled with drugs used to treat Hep B
HEP B COST/HEP B UTILIZER	Cost for prescriptions filled with drugs used to treat Hep B per Medicaid/MCO member for whom prescriptions for drugs used to treat Hep B are filled
HIV RXS	Number of prescriptions filled with drugs used to treat HIV
# HIV UTILIZER	Number of Medicaid/MCO members for whom prescriptions for drugs used to treat HIV are filled
HIV RX COST	Total cost for prescriptions filled with drugs with HIV indication
HIV COST/HIV UTILIZER	Cost for prescriptions filled with drugs with HIV indication per Medicaid/MCO member for whom prescriptions for drugs with HIV indication are filled
TOTAL COST	Total drug cost = Total Drug Reimbursement + Dispensing Fees
TOTAL DRUG REIMBURSEMENT	Total reimbursed for drugs dispensed to Medicaid members
DISPENSING FEES	Total dispensing fees to pharmacies
TOTAL COST/MEMBER	Total drug cost per Medicaid/MCO member
COST/RX UTILIZER	Total drug cost per Medicaid/MCO member for whom prescriptions for any drug are filled

August 28, 2013    MCO Reports Description    Page | 113

PDL TOTAL COST	Total drug cost for prescriptions filled for drugs listed on the preferred drug list
PDL COST/MEMBER	Total drug cost for prescriptions filled for drugs listed on the preferred drug list per Medicaid/MCO member
NON PDL TOTAL COST	Total drug cost for prescriptions filled for drugs not listed on the preferred drug list
NON PDL COST/MEMBER	Total drug cost for prescriptions filled for drugs not listed on the preferred drug list per Medicaid/MCO member
PSYCH COST	Total drug cost for prescriptions filled with psychotropic drugs
PSYCH COST/MEMBER	Total drug cost for prescriptions filled with psychotropic drugs per Medicaid/MCO member
PDL PSYCH COST	Total drug cost for prescriptions filled with psychotropic drugs listed on the preferred drug list
PDL PSYCH COST/MEMBER	Total drug cost for prescriptions filled with psychotropic drugs listed on the preferred drug list per Medicaid/MCO member
NON PDL PSYCH COST	Total drug cost for prescriptions filled with psychotropic drugs not listed on the preferred drug list
NON PDL PSYCH COST/MEMBER	Total drug cost for prescriptions filled with psychotropic drugs not listed on the preferred drug list per Medicaid/MCO member
ATYP ANTIPSY COST	Total drug cost for prescriptions filled with atypical antipsychotic drugs
ATYP ANTIPSY COST/MEMBER	Total drug cost for prescriptions filled with atypical antipsychotic drugs per Medicaid/MCO member
ATYP ANTIPSYCH COST/ATYP ANTIPSY UTILIZER	Total drug cost for prescriptions filled with atypical antipsychotic drugs per Medicaid/MCO member for whom prescriptions for atypical antipsychotic drugs are filled
OTC TOTAL COST	Total cost for prescriptions filled for over the counter items
OTC COST/MEMBER	Total cost for prescriptions filled for over the counter items per Medicaid MCO member
TOTAL INSULIN COST	Total cost for prescriptions filled with insulin
OTC COST LESS INSULIN	Total cost for prescriptions filled for over the counter items minus total cost for prescriptions filled with insulin
H2 BLOCKERS TOTAL COST	Total cost for prescriptions filled with any drug listed in the histamine H2 acid reducers drug category
NSAIDS TOTAL COST	Total cost for prescriptions filled with any drug listed in the non-steroidal anti-inflammatory drug category
PPI TOTAL COST	Total cost for prescriptions filled with any drug listed in the proton pump inhibitor drug category
# MEMBERS	Number of Medicaid/MCO members
% UTILIZERS	Percentage of Medicaid/MCO members for whom prescriptions are filled

August 28, 2013    MCO Reports Description    Page | 114

# RXS	Number of prescriptions filled for Medicaid/MCO members
AVG # RXS/MEMBER	Average number of prescriptions filled for each Medicaid/MCO member
AVG # RXS/UTILIZER	Average number of prescriptions filled for each Medicaid/MCO member for whom prescriptions are filled
# PAs	Number of prior authorizations for drug items requested
% PAs DENIED	Percentage of prior authorization requests denied as compared to total number of prior authorizations requested
# CLAIMS	Number of prescriptions claims
% CLAIMS DENIED	Percentage of prescription claims denied as compared to total number of paid claims
# PRESCRIBERS	Number of Medicaid/MCO providers who prescribed medications for Medicaid/MCO members for whom prescriptions were filled
# RXS/PRESCRIBER	Number of prescriptions filled for Medicaid/MCO members filled for any drug per provider who prescribed medications for Medicaid/MCO members for whom prescriptions were filled
# CONTROLS/ PRESCRIBER	Number of prescriptions filled for controlled (scheduled) narcotics per provider who prescribed medications for Medicaid/MCO members for whom prescriptions were filled
# PHARMACIES	Number of pharmacies where prescriptions were filled for Medicaid/MCO members

August 28, 2013    MCO Reports Description    Page | 115

AVG COST/RX	Average cost of prescriptions filled for Medicaid/MCO members per prescription filled for Medicaid/MCO members
SUBOXONE RXS	Number of Suboxone prescriptions filled for Medicaid/MCO members
ADHD RXS	Number of prescriptions filled with any drug listed in the attention deficit hyperactivity disorder drug category
# LOCK IN MEMBERS	Number of Medicaid/MCO members placed in a Lock In program

Column Label	Description
Nov 11	Information for the entire month
Dec 11	Information for the entire month
Jan 12	Information for the entire month
% Change per Month	The percentage change realized from one rolling month to the next
% Change per Year	The percentage change realized from one rolling year to the next
Average per Month	The average of the requested information per month
Y-T-D	Total of requested information through the last reporting period

August 28, 2013    MCO Reports Description    Page | 116

Report #:	40A	Created:	02/10/2012
Name:	Top 50 Psych Drugs by Quantity Reimbursed	Last Revised:	08/28/2012
Group:	Pharmacy	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of the month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
MCO should provide a report the top 50 psychotropic drugs ranked by quantity reimbursed for psychotropic drugs dispensed.
Sample Layout:

	Drug Name/Strength/Dosage Form	Cost/Month
1
2
3
4
5
Reporting Criteria:

Row Label	Description
Columns 1-50	Ranking from 1 = most quantity to 50 = least quantity

Column Label	Description
Drug Name/Strength/Dosage Form	Name of Drug, Strength of Drug, and Dosage Form of Drug
Cost/Month	The total cost (reimbursement) for the ranked drug for specified time period

+

Report #:	40B	Created:	02/10/2012

Page | 117

Name:	Top 50 Psych Drugs by Reimbursement	Last Revised:	08/28/2012
Group:	Pharmacy	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of the month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
Provide a report the top 50 psychotropic drugs ranked by amount of reimbursement paid by MCOs for psychotropic drugs dispensed.
Sample Layout:

	Drug Name/Strength/Dosage Form	Cost/Month
1
2
3
4
5
Reporting Criteria:

Row Label	Description
Columns 1-50	Ranking from 1 = most quantity to 50 = least quantity

Column Label	Description
Drug Name/Strength/Dosage Form	Name of Drug, Strength of Drug, and Dosage Form of Drug
Cost/Month	The total cost (reimbursement) for the ranked drug for specified time period

Report #:	41	Created:	02/10/2012
Name:	Top 50 OTC Drugs by Reimbursement	Last Revised:	08/28/2012
Group:	Pharmacy	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA

Page | 118

Period:	First day of the month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
MCO should provide a report the top 50 OTC drugs ranked by reimbursement for OTC drugs dispensed.
Sample Layout:

	Drug Name/Strength/Dosage Form	Cost/Month
1
2
3
4
5
Reporting Criteria:

Row Label	Description
Columns 1-50	Ranking from 1 = most quantity to 50 = least quantity

Column Label	Description
Drug Name/Strength/Dosage Form	Name of Drug, Strength of Drug, and Dosage Form of Drug
Cost/Month	The total cost (reimbursement) for the ranked drug for specified time period

Report #:	42A	Created:	02/10/2012
Name:	Top 50 Prescribers by Reimbursement	Last Revised:	02/20/2012
Group:	Pharmacy	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Page | 119

Description:
Provide a report the top 50 prescribers ranked by amount of reimbursement paid by MCOs for drugs dispensed.
Sample Layout:

	Prescriber Name	NPI Number
1
2
3
4
5
Reporting Criteria:

Row Label	Description
Columns 1-50	Ranking from 1 = most quantity to 50 = least quantity

Column Label	Description
Prescriber name	The name of the prescriber who ranks to the corresponding number
NPI Number	The NPI number which corresponds to the prescriber in the second column

Report #:	42B	Created:	02/10/2012
Name:	Top 50 Prescribers of Controlled Drugs by Reimbursement	Last Revised:	02/20/2012
Group:	Pharmacy	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Page | 120

MCO should provide a report the top 50 prescribers of controlled drugs ranked by amount of reimbursement paid by MCOs for controlled drugs dispensed.
Sample Layout:

	Prescriber Name	NPI Number
1
2
3
4
5
Reporting Criteria:

Row Label	Description
Columns 1-50	Ranking from 1 = most quantity to 50 = least quantity

Column Label	Description
Prescriber name	The name of the prescriber who ranks to the corresponding number
NPI Number	The NPI number which corresponds to the prescriber in the second column

Report #:	42C	Created:	02/10/2012
Name:	Top 50 BH Prescribers by Reimbursement	Last Revised:	02/20/2012
Group:	Pharmacy	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
Provide a report the top 50 prescribers of behavioral health drugs ranked by amount of reimbursement paid by MCOs for behavioral health drugs dispensed as

Page | 121

defined by behavioral health drug list.
Sample Layout:

	Prescriber Name	NPI Number
1
2
3
4
5
Reporting Criteria:

Row Label	Description
Columns 1-50	Ranking from 1 = most quantity to 50 = least quantity

Column Label	Description
Prescriber name	The name of the prescriber who ranks to the corresponding number
NPI Number	The NPI number which corresponds to the prescriber in the second column

Report #:	43	Created:	02/10/2012
Name:	Top 50 Controlled Drugs by Quantity Reimbursed	Last Revised:
Group:	Pharmacy	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
MCO should provide a report the top 50 controlled drugs ranked by quantity reimbursed for controlled drugs dispensed.

Page | 122

Sample Layout:

	Drug Name/Strength/Dosage Form	Cost/Month
1
2
3
4
5

Reporting Criteria:

Row Label	Description
Columns 1-50	Ranking from 1 = most quantity to 50 = least quantity

Column Label	Description
Drug Name/Strength/Dosage Form	Name of Drug, Strength of Drug, and Dosage Form of Drug
Cost/Month	The total cost (reimbursement) for the ranked drug for specified time period

Report #:	44	Created:	02/10/2012
Name:	Top 50 Drugs by MCO Reimbursement	Last Revised:
Group:	Pharmacy	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Provide a report the top 50 drugs ranked by MCO reimbursement for drugs dispensed.

Sample Layout:

Page | 123

	Drug Name/Strength/Dosage Form	Cost/Month
1
2
3
4
5

Reporting Criteria:

Row Label	Description
Columns 1-50	Ranking from 1 = most quantity to 50 = least quantity

Column Label	Description
Drug Name/Strength/Dosage Form	Name of Drug, Strength of Drug, and Dosage Form of Drug
Cost/Month	The total cost (reimbursement) for the ranked drug for specified time period

Report #:	45A	Created:	02/10/2012
Name:	Top 50 Drugs by Quantity	Last Revised:
Group:	Pharmacy	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
MCO should provide a report the top drugs ranked by quantity reimbursed for drugs dispensed.
Sample Layout:

	Drug Name/Strength/Dosage Form	Cost/Month
1

Page | 124

2
3
4
5
Reporting Criteria:

Row Label	Description
Columns 1-50	Ranking from 1 = most quantity to 50 = least quantity

Column Label	Description
Drug Name/Strength/Dosage Form	Name of Drug, Strength of Drug, and Dosage Form of Drug
Cost/Month	The total cost (reimbursement) for the ranked drug for specified time period

Report #:	45B	Created:	02/10/2012
Name:	Top 50 Non PDL Drugs by Reimbursement	Last Revised:
Group:	Pharmacy	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
MCO should provide a report the top 50 Non PDL drugs ranked by reimbursement for Non PDL drugs dispensed.
Sample Layout:

	Drug Name/Strength/Dosage Form	Cost/Month
1
2
3

Page | 125

4
5

Reporting Criteria:

Row Label	Description
Columns 1-50	Ranking from 1 = most quantity to 50 = least quantity

Column Label	Description
Drug Name/Strength/Dosage Form	Name of Drug, Strength of Drug, and Dosage Form of Drug
Cost/Month	The total cost (reimbursement) for the ranked drug for specified time period

	48	Created:	01/09/2012
Name:	Organizational Changes	Last Revised:
Group:	Other Activities	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
Identify any organization changes relating to the MCO during the report period.
Sample Layout:
Kentucky Department for Medicaid Services
MCO Report # 48: Organizational Changes

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

Page | 126

I.	Organizational Change

II.	Organizational Change

III.	Organizational Change

Report #:	49	Created:	01/09/2012
Name:	Administrative Changes	Last Revised:
Group:	Other Activities	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
Identify any administrative changes relating to the MCO during the report period.
Sample Layout:
Kentucky Department for Medicaid Services
MCO Report # 49: Administrative Changes

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

II.	Administrative Change

III.	Administrative Change

IV.	Administrative Change

Page | 127

Report #:	51	Created:	01/09/2012
Name:	Operational Changes	Last Revised:
Group:	Other Activities	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
Identify any operational changes or relevant to the operations of the MCO not otherwise covered during the report period.
Sample Layout:
Kentucky Department for Medicaid Services
MCO Report # 51: Operational Changes

MCO Name:	DMS Use Only
Report Date:	Received Date:
Report Period From:	Reviewed Date:
Report Period To:	Reviewer:

I.	Operational Change

II.	Operational Change

III.	Operational Change

Report #:	52	Created:	02/14/2012
Name:	Expenditures Related to MCO’s Operations	Last Revised:
Group:	Other Activities	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.

Page | 128

Submit To:	Kentucky Department for Medicaid Services

Description:

MCO should provide the Executive Management’s salary, bonus, other compensation, travel and other expenses based upon the reporting period.

Sample Layout:

Reporting Period
Category	Positions	Salary	Bonus	Other Compensation	Travel	Other Expenses	Begin Date	End Date
Executive Management	Executive Officer/CEO
Executive Management	Medical Director
Executive Management	Pharmacy Director
Executive Management	Dental Director
Executive Management	CFO
Executive Management	Compliance Director
Executive Management	Quality Improvement Director
Executive Management	Sub-Total
Executive	All other Executives

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following

Page | 129

format: mm/dd/yyyy

Row Label	Description
Executive Management	Capable and responsible for the oversight of the entire operation.
Executive Director/CEO
Primary contact and will be authorized to represent the Contractor regarding inquiries pertaining to the contract, will be available during normal business hours, and will have decision-making authority in regard to urgent situations that arise.

Medical Director	Actively involved in all major clinical programs and Quality Improvement components.
Pharmacy Director	Coordinate, manage and oversee the provision of pharmacy services to Members.
Dental Director	Actively involved in all major dental programs.
CFO	Ensure compliance with adopted standards and review expenditures for reasonableness and necessity.
Compliance Director
Maintain current knowledge of Federal and State legislation, legislative initiatives, and regulations relating to Contractor and oversee the Contractor’s compliance with the laws and Contract requirements of the Department. serve as the primary contact for and facilitate communications between Contractor leadership and the Department relating to Contract compliance issues.

Quality Improvement Director	Responsible for the operation of the Contractor’s QAPI Program and any QAPI Program of its subcontractors.
Sub-Total	Provide the subtotal of each of the Executive Management team above
All Other Executives	Provide a total of all other Executive Management as defined in the MCO contract.

Column Label	Description
Salary
Provide the salary of only the Kentucky’s line of business. MCO may disclose an estimated allocation based on the time allocated to Kentucky. Information related to the Contractor’s ultimate parent company’s Executive Management need not be disclosed.

Bonus	Unless guaranteed, or actually paid during the report period, bonuses disclosed may be target amounts for the period disclosed expressed as a

Page | 130

percentage of base salary.
Other Compensation
Is limited to other cash compensation actually paid during the reporting period, and may exclude amounts realized or realizable during the period through grant, vesting or exercise of stock options, restricted stock, stock appreciation rights, phantom stock plans, or other long term non-cash incentives.

Travel
Provide the travel of only the Kentucky’s line of business. MCO may disclose an estimated allocation based on the time allocated to Kentucky. Information related to the Contractor’s ultimate parent company’s Executive Management need not be disclosed.

Other Expenses
Provide the other expenses of only the Kentucky’s line of business. MCO may disclose an estimated allocation based on the time allocated to Kentucky. Information related to the Contractor’s ultimate parent company’s Executive Management need not be disclosed.

Begin Date	Provide the begin date of the report period.
End Date	Provide the end date of the report period.

Report #:	53	Created:	09/12/2011
Name:	Prompt Payment	Last Revised:	09/24/2011
Group:	Financial and Information Systems	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	In accordance with DOI requirements.
Due Date:	Date Submitted to DOI
Submit To:	Kentucky Department of Insurance Kentucky Department for Medicaid Services

Description:

MCOs are required to comply with the Kentucky Department of Insurance (DOI) requirements for prompt payment reporting as referenced in the DOI HIPMC-CP-3 Prompt Payment Reporting Manual. The DOI requires a quarterly submission of the prompt payment report. A copy of the quarterly prompt payment report is required to be submitted to the Department for Medicaid Services (DMS) at the same time the report is submitted to the DOI. Any revisions of the documents submitted to the DOI are also to be submitted to the DMS at the same time.

Report #:	54	Created:	08/28/2011

Page | 131

Name:	COB Savings	Last Revised:	09/10/2011
Group:	Third Party Liability	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
Reports all Coordination of Benefit (COB) savings due to other insurance payment, including Medicare, for which the claim submission includes and the MCO processed/paid the claim accordingly. The report is to include claims when the other insurance paid zero dollars because the service was not covered by the other insurance.
Sample Layout:

COB/TPL Savings
Claim ICN	Provider ID	Provider Name	Member Medicaid ID	Member Name	MCO Paid Amount	COB Amount	Other Insurance Deductible Amount	Other Insurance Co-Insurance Amount	Paid Date

Total					$0.00	$0.00	$0.00	$0.00
Reporting Criteria:

General Specifications	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in ascending order by ‘Paid Date’.

Row Label	Description
Total	Provide a total of all reported activity for MCO Paid Amount, COB Amount, Other Insurance Deductible Amount and Other Insurance Co-Pay Amount.

Page | 132

Column Label	Description
Claim ICN	The MCO claim internal control number for the claim being reported.
Provider ID	Medicaid Provider ID reported as a text string.
Provider Name	Concatenate the Provider’s ‘Last Name’, ‘First Name’ ‘Middle Initial’.
Member Medicaid ID	The Member’s Medicaid ID
Member Name	Concatenate the Member’s ‘Last Name’, ‘First Name’ ‘Middle Initial’.
MCO Paid Amount
The net amount the claim adjudicated to a paid status. Note: When there is a Provider outstanding balance due and the claim payment was reduced by the outstanding balance do not report the payment Financial paid out.

COB Amount	The amount the other insurance paid on the claim.
Other Insurance Deductible Amount	The amount that the other insurance applied to the deductible on the claim. Report $0 if the other insurance did not report a deductible amount.
Other Insurance Co-Insurance Amount	The amount the other insurance applied to the co-insurance on the claim. Report $0 if the other insurance did not report a co-insurance amount.
Paid Date	The date the MCO paid the claim.

Report #:	55	Created:	08/28/2011
Name:	Medicare Cost Avoidance	Last Revised:	09/10/2011
Group:	Third Party Liability	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Reports the Medicare crossover claims that were denied during the reporting period because the claim was submitted without first having been submitted to Medicare for payment.

Sample Layout:

Medicare Cost Avoidance

Page | 133

Claim ICN	Medicaid Provider ID	Provider Name	Member Medicaid ID	Member Name	Denied Amount	Date Denied

Total					$0.00
Reporting Criteria:

General Specifications	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in ascending order by ‘Date Denied’.

Row Label	Description
Total	Provide a total of all reported activity for Denied Amount, Medicare Payment, Medicare Deductible and Medicare Coinsurance.

Column Label	Description
Claim ICN	The MCO claim internal control number for the claim being reported.
Medicaid Provider ID	Medicaid Provider ID reported as a text string.
Provider Name	Concatenate the Provider’s ‘Last Name’, ‘First Name’ ‘Middle Initial’.
Member Medicaid ID	The Member’s Medicaid ID
Member Name	Concatenate the Member’s ‘Last Name’, ‘First Name’ ‘Middle Initial’.
Denied Amount	The billed amount the MCO denied due to Medicare coverage.
Date Denied	The date the MCO denied/paid $0 for the claim due to Medicare coverage.

Report #:	56	Created:	08/28/2011
Name:	non-Medicare Cost Avoidance	Last Revised:	09/10/2011
Group:	Third Party Liability	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.

Page | 134

Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:
The report lists the claims that were denied during the reporting period because the claim was submitted without first having been submitted to another Insurer for payment. The report is not to include Medicare crossover claims.
Sample Layout:

non-Medicare Cost Avoidance
Claim ICN	Medicaid Provider ID	Provider Name	Member Medicaid ID	Member Name	Denied Amount	Date Denied

Total					$0.00
Reporting Criteria:

General Specifications	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in ascending order by ‘Date Denied’

Row Label	Description
Total	Provide a total of all reported activity for Denied Amount, Other Insurance non-Medicare Payment, Other Insurance non-Medicare Deductible and Other Insurance non-Medicare Coinsurance.

Column Label	Description
Claim ICN	The MCO claim internal control number for the claim being reported.
Medicaid Provider ID	Medicaid Provider ID reported as a text string.
Provider Name	Concatenate the Provider’s ‘Last Name’, ‘First Name’ ‘Middle Initial’.

Page | 135

Member Medicaid ID	The Member’s Medicaid ID
Member Name	Concatenate the Member’s ‘Last Name’, ‘First Name’ ‘Middle Initial’.
Denied Amount	The billed amount the MCO denied due to Medicare coverage.
Date Denied	The date the MCO denied/paid $0 for the claim due to the other non-Medicare insurance coverage.

Report #:	57	Created:	08/27/2011
Name:	Potential Subrogation	Last Revised:	08/29/2011
Group:	Third Party Liability	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
Provides report for cases where the MCO’s Member has had an accident and there is potential for a liable third party or subrogation claim.
Sample Layout:

Potential Subrogation/Liable Party
Member Name	Member Medicaid ID	Date of Injury	Subrogation/Liable Party Indicator	Attorney/Member Letter Sent Date	Attorney/Liable Party Information	Lien/Claim Amount	Recovered Amount	State Notified	Date Closed

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in ascending order by ‘Member Name’.

Page | 136

Row Label	Description
NA	NA

Column Label	Description
Member Name	Concatenate the Medicaid Member’s ‘Last Name’, ‘First Name’, ‘Middle Initial’
Member Medicaid ID	The Member’s Medicaid ID reported as a text string.
Date of Injury	The date of the actual injury/accident.
Subrogation/Liable Party Indicator	Valid values are S for Subrogation or LP for Liable Party
Attorney/Member Letter Sent Date	This is the date that either an attorney or Member letter is sent.
Attorney/Liable Party Information	The attorney/liable party name, address and contact information.
Lien Claim Amount	The MCO lien or claim amount.
Recovered Amount	The MCO recovered amount from the attorney/liable party.
State Notified	Value of Y if DMS is notified of a claim.
Date Closed	The date the case is closed due to either recovery or no case.

Report #:	58	Created:	08/20/2011
Name:	Original Claims Processed	Last Revised:	08/29/2011
Group:	Claims Processing	Report Status:	Active
Frequency:	Monthly	Exhibits:	A, B
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
Provides the number of original clean claims processed during a reporting period reported by Billing Provider Type and claim status. There are four claim statuses to be included in the report:

1.	Received;

2.	Pay;

3.	Deny; and

4.	Suspended

Page | 137

Two (2) Billing Provider Types are further broken down as follows:

3.	Billing Provider Type 01 General Hospital

a.	Inpatient;

b.	Outpatient;

c.	Emergency Room; and

d.	Inpatient/Outpatient Other

4.	Billing Provider Type 54 Pharmacy

a.	Pharmacy non-Behavioral Health Brand;

b.	Pharmacy non-Behavioral Health Generic;

c.	Pharmacy Behavioral Health Brand; and

d.	Pharmacy Behavioral Health Generic

Sample Layout:

Claims Received
	Total Count	Total Processed	Total Charges	Avg. Charges
Total All Claims
Inpatient
Outpatient
Emergency Room
Inpatient/Outpatient Other
Mental Hospital
PRTF
Specialized Child Svc Clinics

Adjudicated to Pay Status
	Total Count	Percent	Total Charges	Avg. Charges	Total Paid	Avg. Paid
Total All Claims
Inpatient
Outpatient
Emergency Room

Page | 138

Inpatient/Outpatient Other
Mental Hospital
PRTF
Specialized Child Svc Clinics

Adjudicated to Deny Status
	Total Count	Percent	Total Charges	Avg. Charges
Total All Claims
Inpatient
Outpatient
Emergency Room
Inpatient/Outpatient Other
Mental Hospital
PRTF
Specialized Child Svc Clinics

Placed in Suspended Status
	Total Count	Percent	Total Charges	Avg. Charges
Total All Claims
Inpatient
Outpatient
Emergency Room
Inpatient/Outpatient Other
Mental Hospital
PRTF
Specialized Child Svc Clinics

Reporting Criteria:

Page | 139

General Specifications	Definition
Claim	Claim is defined as an original clean claim.
Claim Count	A claim count of one is applied to each claim. Therefore a claim that pays on the header and a claim that pays on the detail will both have a count of one.
Billing Provider Type	Billing Provider Type is designated with a state specific two (2) character field. Example: Billing Provider Type 01 = General Hospital
Provider Type Category	Billing Provider Type Category is a breakdown of a Billing Provider Type by specified criteria.
Date Format	All report dates are to be in the following format: mm/dd/yyyy

Row Label	Description
Total All Claims	Includes all Provider Types and Provider Type Categories included in the report.
‘Provider Type’	Crosswalk of Provider Type and Provider Specialty to each Provider Description listed is provided in Exhibit A: Provider Type and Specialty Crosswalk.
‘Provider Type Category’	Crosswalk of Provider Type Categories for General Hospital and Pharmacy are provided in Exhibit B: Billing Provider Type Category Crosswalk
Other non-Medicaid Provider Type	Category is used to report claims processed for Providers that do not have a Medicaid Provider ID or for Providers with a Provider Type that Medicaid does not recognize.

Claim Status	Column Label	Description
Received	Total Count	Total Count of all Original Claims received during the reporting period.
Received	Total Processed	Total Count of all Original Claims processed during the reporting period to a status of Pay, Deny or Suspended.
Received	Total Charges	Total charges for all received original claims. A claim that pays at the header should use the charges from the header. A claim that pays at the detail should include the charges from all the details.
Received	Avg. Charges	Calculated Field: ‘Total Charges’ from received status divided ‘Total Count’ from received status.
Pay	Total Count	Total Count of all Original Claims received during the reporting period that adjudicated to a Pay status.

Page | 140

Pay	Percent	Calculated Field: ‘Total Count’ from pay status divided by ‘Total Count’ from received status.
Pay	Total Charges
Total charges from original claims adjudicated to a pay status. Header paid claims will use the charges from the Header. Detail paid claims will use charge from the line items that have a pay status. Denied line item charges are not to be included in Total Charges.

Pay	Avg. Charges	Calculated Field: ‘Total Charges’ from pay status divided by ‘Total Count’ from pay status.
Pay	Total Paid
The total adjudicated claim paid amount by the MCO. Example: A claim adjudicated to pay $100. There is an outstanding A/R in financial for $200. The MCO should report the $100 adjudicated paid amount and not the $0 financial payment.

Pay	Avg. Paid	Calculated Field: ‘Total Paid’ from pay status divided by ‘Total Count’ from pay status.
Deny	Total Count	Total Count of all Original Claims received during the reporting period that adjudicated to a Deny status.
Deny	Percent	Calculated Field: ‘Total Count’ from deny status divided by ‘Total Count’ from received status.
Deny	Total Charges	Total charges for all denied original claims. A claim that pays at the header should use the charges from the header. A claim that pays at the detail should include the charges from all the details.
Deny	Avg. Charges	Calculated Field: ‘Total Charges’ from deny status divided by ‘Total Count’ from deny status.
Suspended	Total Count
Total Count of all Original Claims received during the reporting period that moved to a suspended status. The claim shall be counted even if the claim later was changed to a Pay or Deny status during the reporting period.

Suspended	Percent	Calculated Field: ‘Total Count’ from suspended status divided by ‘Total Count’ from received status.
Suspended	Total Charges
Total charges for all suspended original claims. A claim that pays at the header should use the charges from the header. A claim that pays at the detail should include the charges from all the details.

Suspended	Avg. Charges	Calculated Field: ‘Total Charges’ from suspended status divided by ‘Total Count’ from suspended status.

Page | 141

Report #:	59	Created:	09/10/2011
Name:	Prior Authorizations	Last Revised:	10/06/2011
Group:	Medical Management	Report Status:	Active
Frequency:	Monthly	Exhibits:	A, B
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The report list the Prior Authorization (PA) activity during the reporting period. All PAs required by the MCO are to be listed regardless of the level of activity during the reporting period. If an MCO adds or deletes a PA from their program requirements then the MCO is to report that information when submitting the report.

Sample Layout:

Prior Authorization (PA)
Provider Type/Category	Prior Authorizations Requested	Prior Authorizations Approved			Prior Authorizations Partial Approved			Prior Authorizations Denied
		Medical Necessity (no MCO Service Limits)	Medical Necessity and within MCO Service Limits	Medical Necessity and Exceeded MCO Service Limits	Medical Necessity (no MCO Service Limits)	Medical Necessity and within MCO Service Limits	Medical Necessity and Exceeded MCO Service Limits

Inpatient
Outpatient
Emergency Room
Inpatient/Outpatient Other
Mental Hospital
Other non-Medicaid Provider Type

Total	0	0	0	0	0	0	0	0

Page | 142

Prior Authorization (PA)
Provider Type/Category	Prior Authorization Units
	Approved			Partially Approved			Partially Denied			Denied
	Medical Necessity (no MCO Service Limits)	Medical Necessity and within MCO Service Limits	Medical Necessity and Exceeded MCO Service Limits	Medical Necessity (no MCO Service Limits)	Medical Necessity and within MCO Service Limits	Medical Necessity and Exceeded MCO Service Limits	Medical Necessity (no MCO Service Limits)	Medical Necessity and within MCO Service Limits	Medical Necessity and Exceeded MCO Service Limits

Inpatient
Outpatient

Total	0	0	0	0	0	0	0	0	0	0

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy

Row Label	Description
‘Provider Type’	Crosswalk of Provider Type and Provider Specialty to each Provider Description listed is provided in Exhibit A: Provider Type and Specialty Crosswalk.
‘Provider Type Category’	Crosswalk of Provider Type Categories for General Hospital and Pharmacy are provided in Exhibit B: Billing Provider Type Category Crosswalk
Other non-Medicaid Provider Type	Category is used to report prior authorizations processed for Providers that do not have a Medicaid Provider ID or for Providers with a Provider Type that Medicaid does not recognize.
Total	Report the total of all PA activity listed in the report.

Column Label	Description

Page | 143

Prior Authorizations Requested	The total number of prior authorizations that were requested for each specific ‘Provider Type/Category’. If no PA activity was requested for a specific ‘Provider Type/Category’ report 0.
Prior Authorizations Approved	The total number of prior authorizations that were approved for each specific “Provider Type/Category’. If no PA activity was requested for a specific ‘Provider Type/Category’ report 0.
PAs Approved: Medical Necessity (no MCO service Limits)	Prior authorizations required for medical necessity determination only. There are no MCO service limits for the service being prior authorized and the MCO approved all of the units requested.
PAs Approved: Medical Necessity and within MCO Service Limits
The MCO has service limits and a medical necessity determination for the service that is being prior authorized. Only report the prior authorizations if the MCO approved all of the units requested and the units approved did not exceed MCO service limits.

PAs Approved: Medical Necessity and Exceeded MCO Service Limits
The MCO has service limits and a medical necessity determination for the service that is being prior authorized. Only report the prior authorizations if the MCO approved all of the units requested and the total units approved exceeded the MCO service limits.

Prior Authorizations Partially Approved	The total number of prior authorizations that were partially approved for each specific “Provider Type/Category’. If no PA activity was requested for a specific ‘Provider Type/Category’ report 0.
PAs Partially Approved: Medical Necessity (no MCO service Limits)
Prior authorizations required for medical necessity determination only. There are no MCO service limits for the service being prior authorized and the MCO approved some but not all of the units requested.

PAs Partially Approved: Medical Necessity and within MCO Service Limits
The MCO has service limits and a medical necessity determination for the service that is being prior authorized. Only report the prior authorizations if the MCO approved some but not all of the units requested and the units approved did not exceed MCO service limits.

PAs Partially Approved: Medical Necessity and Exceeded MCO Service Limits
The MCO has service limits and a medical necessity determination for the service that is being prior authorized. Only report the prior authorizations if the MCO approved some but not all of the units requested and the total units approved exceeded the MCO service limits.

Prior Authorizations Denied	The total number of prior authorizations that were denied for each specific “Provider Type/Category’. If no PA activity was requested for a specific ‘Provider Type/Category’ report 0.
Prior Authorization Units	The total number of units of service that meet the specified criteria.
PA Units: Approved	The total number of prior authorization units associated with prior authorizations that were approved.
PA Units: Approved: Medical Necessity (no MCO service Limits)	Total units approved based on medical necessity determination only. There are no MCO service limits for the service being prior authorized and the MCO approved all of the units requested.
PA Units: Approved: Medical Necessity and within MCO Service Limits
Total units approved based on MCO service limits and a medical necessity determination. Only report if the MCO approved all of the units requested and the units approved did not exceed MCO service limits.

Page | 144

PA Units: Approved: Medical Necessity and Exceeded MCO Service Limits
Total units approved based on MCO service limits and a medical necessity determination. Only report if the MCO approved all of the units requested and the total units approved exceeded the MCO service limits.

PA Units: Partially Approved
The total number of prior authorization units approved associated with prior authorizations that were partially approved. If no PA activity was requested for a specific ‘Provider Type/Category’ report 0.

PA Units: Partially Approved: Medical Necessity (no MCO service Limits)	Total units approved based on medical necessity determination only. There are no MCO service limits for the service being prior authorized and the MCO approved some but not all of the units requested.
PA Units: Partially Approved: Medical Necessity and within MCO Service Limits
Total units approved based on MCO service limits and a medical necessity determination. Only report if the MCO approved some but not all of the units requested and the units approved did not exceed MCO service limits.

PA Units: Partially Approved: Medical Necessity and Exceeded MCO Service Limits
Total units approved based on MCO service limits and a medical necessity determination. Only report if the MCO approved some but not all of the units requested and the total units approved exceeded the MCO service limits.

PA Units: Partially Denied
The total number of prior authorization units denied associated with prior authorizations that were partially approved. If no PA activity was requested for a specific ‘Provider Type/Category’ report 0.

PA Units: Partially Denied: Medical Necessity (no MCO service Limits)	Total units denied based on medical necessity determination only. There are no MCO service limits for the service being prior authorized and the MCO denied some but not all of the units requested.
PA Units: Partially Denied: Medical Necessity and within MCO Service Limits
Total units denied based on MCO service limits and a medical necessity determination. Only report if the MCO denied some but not all of the units requested and the units approved did not exceed MCO service limits.

PA Units: Partially Denied: Medical Necessity and Exceeded MCO Service Limits
Total units denied based on MCO service limits and a medical necessity determination. Only report if the MCO denied some but not all of the units requested and the total units approved exceeded the MCO service limits.

PA Units: Denied	The total number of prior authorization units associated with prior authorizations that were denied.

Report #:	60	Created:	08/20/2011

Page | 145

Name:	Original Claims Payment Activity	Last Revised:	08/29/2011
Group:	Claims Processing	Report Status:	Active
Frequency:	Monthly	Exhibits:	A, B
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Provides the number of original clean claims paid during a reporting period reported by Billing Provider Type and length of time from receipt of a clean original claim to claim payment. Two (2) Billing Provider Types are further broken down as follows:

Billing Provider Type 01 General Hospital
Inpatient
Outpatient
Emergency Room
Inpatient/Outpatient Other
Billing Provider Type 54 Pharmacy
Pharmacy non-Behavioral Health Brand
Pharmacy non-Behavioral Health Generic
Pharmacy Behavioral Health Brand
Pharmacy Behavioral Health Generic

Sample Layout:

Original Paid Claims from Date of Receipt
	1-30 Days	31-60 Days	61-90 Days	91+ Days	Total Claims
Total All Claims
Inpatient
Outpatient
Emergency Room
Inpatient/Outpatient Other
Mental Hospital
PRTF
Specialized Child Svc Clinics

Page | 146

Reporting Criteria:

General Specifications	Definition
Claim	Claim is defined as an original clean claim that has been paid.
Claim Count	A claim count of one is applied to each paid claim. Therefore a header paid claim and a detail paid claim will both have a count of one.
Billing Provider Type	Billing Provider Type is designated with a state specific two (2) character field. Example: Billing Provider Type 01 = General Hospital
Provider Type Category	Billing Provider Type Category is a breakdown of a Billing Provider Type by specified criteria.
Date Format	All report dates are to be in the following format: mm/dd/yyyy

Row Label	Description
Total All Claims	Includes all Provider Types and Provider Type Categories included in the report.
‘Provider Type’	Crosswalk of Provider Type and Provider Specialty to each Provider Description listed is provided in Exhibit A: Provider Type and Specialty Crosswalk.
‘Provider Type Category’	Crosswalk of Provider Type Categories for General Hospital and Pharmacy are provided in Exhibit B: Billing Provider Type Category Crosswalk
Other non-Medicaid Provider Type	Category is used to report claims processed for Providers that do not have a Medicaid Provider ID or for Providers with a Provider Type that Medicaid does not recognize.

Column Label	Description
1-30 Days	Total count of all claims paid during the reporting period for which the claim was in process for 1 to 30 calendar days from receipt of a clean claim.
31-60 Days	Total count of all claims paid during the reporting period for which the claim was in process for 31 to 60 calendar days from receipt of a clean claim.
61-90 Days	Total count of all claims paid during the reporting period for which the claim was in process for 61 to 90 calendar days from receipt of a clean claim.
91+ Days	Total count of all claims paid during the reporting period for which the claim was in process for 91 or more 30 calendar days from receipt of a clean claim.

Page | 147

Total Claims	Total count of all claims paid during the reporting period.

Report #:	61	Created:	08/20/2011
Name:	Denied Claims Activity	Last Revised:	08/29/2011
Group:	Claims Processing	Report Status:	Active
Frequency:	Monthly	Exhibits:	A, B
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
Provides the number of original clean claims denied during a reporting period reported by Billing Provider Type and length of time from receipt of a clean original claim to claim denial. Two (2) Billing Provider Types are further broken down as follows:
Billing Provider Type 01 General Hospital
Inpatient
Outpatient
Emergency Room
Inpatient/Outpatient Other
Billing Provider Type 54 Pharmacy
Pharmacy non-Behavioral Health Brand
Pharmacy non-Behavioral Health Generic
Pharmacy Behavioral Health Brand
Pharmacy Behavioral Health Generic
Sample Layout:

Denied Claims from Date of Receipt
	1-30 Days	31-60 Days	61-90 Days	91+ Days	Total Claims
Total All Claims
Inpatient
Outpatient

Page | 148

Emergency Room
Inpatient/Outpatient Other
Mental Hospital
PRTF
Specialized Child Svc Clinics

Reporting Criteria:

General Specifications	Definition
Claim	Claim is defined as an original clean claim that has been denied.
Claim Count	A claim count of one is applied to each denied claim. Therefore a header paid claim that is denied and a detailed paid claim that is denied on all details will both have a count of one.
Billing Provider Type	Billing Provider Type is designated with a state specific two (2) character field. Example: Billing Provider Type 01 = General Hospital
Provider Type Category	Billing Provider Type Category is a breakdown of a Billing Provider Type by specified criteria.
Date Format	All report dates are to be in the following format: mm/dd/yyyy

Row Label	Description
Total All Claims	Includes all Provider Types and Provider Type Categories included in the report.
‘Provider Type’	Crosswalk of Provider Type and Provider Specialty to each Provider Description listed is provided in Exhibit A: Provider Type and Specialty Crosswalk.
‘Provider Type Category’	Crosswalk of Provider Type Categories for General Hospital and Pharmacy are provided in Exhibit B: Billing Provider Type Category Crosswalk
Other non-Medicaid Provider Type	Category is used to report claims processed for Providers that do not have a Medicaid Provider ID or for Providers with a Provider Type that Medicaid does not recognize.

Column Label	Description
1-30 Days	Total count of all claims denied during the reporting period for which the claim was in process for 1 to 30 calendar days from receipt of a clean claim.

Page | 149

31-60 Days	Total count of all claims denied during the reporting period for which the claim was in process for 31 to 60 calendar days from receipt of a clean claim.
61-90 Days	Total count of all claims denied during the reporting period for which the claim was in process for 61 to 90 calendar days from receipt of a clean claim.
91+ Days	Total count of all claims denied during the reporting period for which the claim was in process for 91 or more calendar days from receipt of a clean claim.
Total Claims	Total count of all claims denied during the reporting period.

Report #:	62	Created:	08/20/2011
Name:	Suspended Claims Activity	Last Revised:	08/29/2011
Group:	Claims Processing	Report Status:	Active
Frequency:	Monthly	Exhibits:	A, B
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:

Provides the number of original clean claims in a suspended status during a reporting period reported by Billing Provider Type and length of time from receipt of an original claim. Two (2) Billing Provider Types are further broken down as follows:

Billing Provider Type 01 General Hospital
Inpatient
Outpatient
Emergency Room
Inpatient/Outpatient Other
Billing Provider Type 54 Pharmacy
Pharmacy non-Behavioral Health Brand
Pharmacy non-Behavioral Health Generic
Pharmacy Behavioral Health Brand
Pharmacy Behavioral Health Generic

Sample Layout:

Page | 150

Number of Days Claims Suspended
	1-30 Days	31-60 Days	61-90 Days	91+ Days	Total Claims
Total All Claims
Inpatient
Outpatient
Emergency Room
Inpatient/Outpatient Other
Mental Hospital
PRTF
Specialized Child Svc Clinics

Reporting Criteria:

General Specifications	Definition
Claim	Claim is defined as an original clean claim that has been suspended.
Claim Count	A claim count of one is applied to each suspended claim. Therefore a header paid claim that is suspended and a detailed paid claim that is suspended will both have a count of one.
Billing Provider Type	Billing Provider Type is designated with a state specific two (2) character field. Example: Billing Provider Type 01 = General Hospital
Provider Type Category	Billing Provider Type Category is a breakdown of a Billing Provider Type by specified criteria.
Date Format	All report dates are to be in the following format: mm/dd/yyyy

Row Label	Description
Total All Claims	Includes all Provider Types and Provider Type Categories included in the report.
‘Provider Type’	Crosswalk of Provider Type and Provider Specialty to each Provider Description listed is provided in Exhibit A: Provider Type and Specialty Crosswalk.
‘Provider Type Category’	Crosswalk of Provider Type Categories for General Hospital and

Page | 151

Pharmacy are provided in Exhibit B: Billing Provider Type Category Crosswalk
Other non-Medicaid Provider Type	Category is used to report claims processed for Providers that do not have a Medicaid Provider ID or for Providers with a Provider Type that Medicaid does not recognize.

Column Label	Description
1-30 Days	Total count of all claims in a suspended status during the reporting period for which the claim was suspended for 30 or fewer calendar days.
31-60 Days	Total count of all claims in a suspended status during the reporting period for which the claim was suspended for a total of 31 to 60 calendar days.
61-90 Days	Total count of all claims in a suspended status during the reporting period for which the claim was suspended for a total of 61 to 90 calendar days.
91+ Days	Total count of all claims in a suspended status during the reporting period for which the claim was suspended for 91 calendar days or more.
Total Claims	Total count of all claims in a suspended status during the reporting period.

Report #:	63	Created:	10/10/2011
Name:	Claims Inventory	Last Revised:	12/12/2011
Group:	Claims Processing	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	Previous Two (2) Quarters
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The Claims Inventory report provides the count of clean claims that exceed processing timeliness standards.   Only original claims are to be included.  Claims for capitation, adjustments and pharmacy reversals are not to be included in the report.   Individual reports from the MCO and the MCO subcontractors that adjudicate claims are to be provided.

Timeliness standards are defined as 90% of all Provider Claims for which no further written information or substantiation is required in order to make payment are paid or denied within 30 days of the date of receipt of such claims and that 99% of all claims are processed within 90 days of the date of the receipt of such claims.

Page | 152

Sample Layout:

Received Date	ICN Julian Date	Total Claims(Paid + Denied + Suspended)	Total Paid	Total Denied	Total Suspended	Paid/ Denied in 7 days or less	Paid/ Denied in 8 to 14 days	Paid/ Denied in 15 to 21 days	Paid/ Denied in 22 to 29 days	Paid/ Denied in 30 days or less	Paid/ Denied in 90 days or less	Paid/ Denied > 90 days

Received Date	ICN Julian Date	Total Claims(Paid + Denied + Suspended)	Total Paid	Total Denied	Total Suspended	Paid/ Denied in 7 days or less	Paid/ Denied in 8 to 14 days	Paid/ Denied in 15 to 21 days	Paid/ Denied in 22 to 29 days	Paid/ Denied in 30 days or less	Paid/ Denied in 90 days or less	Paid/ Denied > 90 days

Page | 153

Reporting Criteria:

General Specifications	Definition
Claim Count	A claim count of one is applied to each claim. Therefore a claim that pays on the header and a claim that pays on the detail will both have a count of one.
Clean Claim	A claim for which no further written information or substantiation is required in order to make payment.
Date Format	All report dates are to be in the following format: mm/dd/yyyy
Due Date	Reports are due on the following dates: 15-APR, 15-JUL, 15-OCT, 15-JAN. If the Due Date falls on a non-business day then the report will be due the next business day.
Suspended Claims	Regardless of the reason for the claim suspension, all suspended claims are to be measured using the received date of the claim for purposes of meeting timeliness standards.

Row Label	Description
NA	NA

Column Label	Description
Received Date
The date that the claim was received. Received dates are to start two quarters prior to the month the report due or the effective start date of the MCO or MCO subcontractor whichever is most recent and end with the last day of the reporting period.

Example 1: MCO claims processing. MCO start date was 01-NOV-2011. Report Due on 15-JAN-2013. Reporting Period would be from 01-Jul-2012 through 31-DEC-2012. The first ‘Received Date’ reported would be 07/01/2012 and the last ‘Received Date’ reported would be 12/31/2012.

Example 2: MCO subcontractor claims processing. Subcontractor start date was 01-JUL-2012. Report Due on 15-OCT-2012. Reporting Period would be from 01-JUL-2012 through 30-SEP-2012. The first ‘Received Date’ reported would be 07/01/2012 and the last ‘Received Date’ reported would be 09/30/2012.

Page | 154

ICN Julian Date
Kentucky includes the Julian date that the claim was received as part of the claim Internal control Number (ICN). If the MCO or the MCO subcontractor does not include the Julian date in their ICNs then populate this field with the ‘Received Date’ formatted as a Julian Date.

Total Claims (Paid + Denied + Suspended)
For each ‘Received Date’ listed on the report provide a total claim count for all original claims received. Claims for capitation, adjustments and pharmacy reversals are not to be included in the counts.

Total Paid
For each ‘Received Date’ listed on the report provide a total claim count for all original claims that have been paid as of the run date of the report. Claims for capitation, adjustments and pharmacy reversals are not to be included in the counts.

Total Denied
For each ‘Received Date’ listed on the report provide a total claim count for all original claims that have been denied as of the run date of the report. Claims for capitation, adjustments and pharmacy reversals are not to be included in the counts.

Total Suspended
For each ‘Received Date’ listed on the report provide a total claim count for all original claims that remain in a suspended status as of the run date of the report. Claims for capitation, adjustments and pharmacy reversals are not to be included in the counts.

Paid/Denied in 7 days or less (Paid/Denied Claim Counts)
For each ‘Received Date’ listed on the report provide a total claim count for all original claims that have been paid or denied within seven (7) days or less from the ‘Received Date’. Claims for capitation, adjustments and pharmacy reversals are not to be included in the counts.

Paid/Denied in 8 to 14 days (Paid/Denied Claim Counts)
For each ‘Received Date’ listed on the report provide a total claim count for all original claims that have been paid or denied within eight (8) to fourteen (14) days from the ‘Received Date’. Claims for capitation, adjustments and pharmacy reversals are not to be included in the counts.

Paid/Denied in 15 to 21 days (Paid/Denied Claim Counts)
For each ‘Received Date’ listed on the report provide a total claim count for all original claims that have been paid or denied within fifteen (15) to twenty-one (21) days from the ‘Received Date’. Claims for capitation, adjustments and pharmacy reversals are not to be included in the counts.

Paid/Denied in 22 to 29 days (Paid/Denied Claim Counts)
For each ‘Received Date’ listed on the report provide a total claim count for all original claims that have been paid or denied within twenty-two (22) to twenty-nine (29) days from the ‘Received Date’. Claims for capitation, adjustments and pharmacy reversals are not to be included in the counts.

Paid/Denied in 30 days or less (Percentage of Paid/Denied)
Calculated field determined by dividing the ‘Paid/Denied in 30 days or less (Paid/Denied Claim Counts)’ value by the ‘Total Claims (Paid + Denied + Suspended)’ value for each ‘Received Date’ listed on the report.

Paid/Denied in 90 days or less	Calculated field determined by dividing the ‘Paid/Denied in 90 days or

Page | 155

(Percentage of Paid/Denied)	less (Paid/Denied Claim Counts)’ value by the ‘Total Claims (Paid + Denied + Suspended)’ value for each ‘Received Date’ listed on the report.
Paid/Denied > 90 days (Percentage of Paid/Denied)
Calculated field determined by dividing the ‘Paid/Denied > 90 days (Paid/Denied Claim Counts)’ value by the ‘Total Claims (Paid + Denied + Suspended)’ value for each ‘Received Date’ listed on the report.

Report #:	64	Created:	12/12/2012
Name:	Encounter Data Summary	Last Revised:	02/27/2013
Group:	Claims/Encounters	Report Status:
Frequency:	Monthly	Exhibits:
Period:	First day of the month through the last day of the month
Due Date:	15th of the month following the report period
Submit To:	Kentucky Department for Medicaid Services
Description:
Provides a summary of MCO claims processed and the encounters submitted for the claims processed. Report includes encounter submissions as well as encounter resubmissions.

Sample Layout:

Paid and Denied
Transaction Type	Period to be Reported	Claims Paid Through Financial	Claims Adjudicated to Denied	Total	Paid and Denied Encounters Submitted	Paid and Denied Encounters Accepted	Paid and Denied Encounters Rejected	Total Encounters Dispositioned	Percent of Encounters Accepted
837P	Week Ending: yyyy/mm/dd
Monthly Total: yyyy/mm
Grand Total: yyyy/mm - yyyy/mm
837I	Week Ending: yyyy/mm/dd
Monthly Total: yyyy/mm
Grand Total: yyyy/mm - yyyy/mm
837D	Week Ending: yyyy/mm/dd
Monthly Total: yyyy/mm

Page | 156

Grand Total: yyyy/mm - yyyy/mm
NCPDP	Week Ending: yyyy/mm/dd
Monthly Total: yyyy/mm
Grand Total: yyyy/mm - yyyy/mm
Total	Week Ending: yyyy/mm/dd
Monthly Total: yyyy/mm
Grand Total: yyyy/mm - yyyy/mm

Rejected/Resubmitted
Transaction Type	Period to be Reported	Total Rejected Encounters Resubmitted	Resubmitted Encounters Accepted	Resubmitted Encounters Rejected	Outstanding Rejected Encounters to be Submitted

Reporting Criteria:

Row Label	Description
N/A	N/A

Column Label	Description
Transaction Type	The X12 standardized transaction type used to submit encounters where: 837P = Professional 837I = Institutional 837D = Dental NCPDP = Pharmacy
Period to be Reported
MCOs submit encounters weekly. The monthly report requires the MCO to report each week’s data, a monthly total for all weeks reported and a grand total of all MCO activity from the start of Kentucky Medicaid operations to the end of the current month being reported.

Week Ending: The MCO scheduled day for reporting of encounters is to be reported as the Week Ending date in the format <yyyy/mm/dd>.

Page | 157

Monthly Total: Represents the sum of all weeks reported during the reporting period (month). The Monthly Total is to be reported in the format <yyyy/mm>.

Grand Total: Represents all MCO activity from the start of Kentucky Medicaid operations to the end of the current month being reported. The Grand Total is to be reported in the format <yyyy/mm – yyyy/mm>.

Claims Paid Through Financial	A count of claims that paid through the MCO’s financial cycle including: zero ($0.00) paid claims; adjusted claims, and voided claims.
Claims Adjudicated to Denied	A count of claims that denied during the MCO’s processing adjudication cycle. All line items on a line item paid claim must have been denied to be included in the claim count.
Total	The total count of <Claims Paid Through Financial> and <Claims Adjudicated to Denied> columns.
Paid and Denied Encounters Submitted
A count of all encounters submitted during the period to be reported excluding the following:

1.    Encounters returned on a 999 by the DMS Fiscal Agent. These encounters were error on the front end due to HIPAA and were never processed in the MMIS.
2.    Encounters that are resubmitted in order to correct threshold errors. These encounters are captured in a different section of the report.

Paid and Denied Encounters Accepted	A count of all MCO submitted encounters that the MCO received a 277U acceptance notification from DMS Fiscal Agent.
Paid and Denied Encounter Rejected	A count of all MCO submitted encounters that the MCO received a 277U denial (threshold) notification from the DMS Fiscal Agent.
Total Encounters Dispositioned	A count of all MCO submitted encounters that the MCO received a 277U notification from the DMS Fiscal Agent.
Percent of Encounters Accepted	The percentage of all encounters accepted by the DMS Fiscal Agent calculated as the < Paid and Denied Encounters Accepted > divided by < Total Encounters Dispositioned>.
Total Rejected Encounters Resubmitted
A count of all encounters resubmitted after the MCO addressed/corrected the threshold errors for encounters that the MCO received a 277U denial (threshold) notification.

Resubmission of encounters that were returned due to a 999 notification are not to be included.

Resubmitted Encounters Accepted	A count of all MCO resubmitted encounters that the MCO received a
277U acceptance notification from DMS Fiscal Agent.

Page | 158

Resubmitted Encounters Rejected	A count of all MCO resubmitted encounters that the MCO received a 277U denial (threshold) notification from the DMS Fiscal Agent.
Outstanding Rejected Encounters to be Submitted
A count of all outstanding encounters that the MCO received a 277U denial (threshold) notification from the DMS Fiscal Agent for which the MCO has not resubmitted and received a 277U acceptance for from the DMS Fiscal Agent.

Report #:	65	Created:	02/13/2012
Name:	Foster Care	Last Revised:
Group:	Other Activities	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services Kentucky Department for Community Based Services

Description:

Monthly report provides information on the Foster Care population for each MCO and broken down by Region.

Sample Layout:

MCO Region	Foster Care Region	Number of New Foster Care Members	Number of Existing Foster Care Members	Number of New Foster Care Members Enrolled into CM	Number of Existing Foster Care Members Enrolled into CM	Number of New Foster Care Members Enrolled into DM	Number of Existing Foster Care Members Enrolled into DM	Number of New Foster Care Members with Completed HRAs	Number of Existing Foster Care Members with Completed HRAs

Page | 159

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in order: MCO Region

Row Label	Description
NA	NA

Column Label	Description
MCO Region	Provide the member’s MCO region.
Foster Care Region	Provide the member’s Foster Care region.
Number of New Foster Care Members	Provide the total number of new Foster Care Members during the month.
Number of Existing Foster Care Members	Provide the total number of existing Foster Care Members during the month.
Number of New Foster Care Members Enrolled into Case Management	Provide the total number of new Foster Care Members enrolled into Case Management during the month.
Number of Existing Foster Care Members Enrolled into Case Management	Provide the total number of existing Foster Care Members enrolled into Case Management during the month.
Number of New Foster Care Member Enrolled into Disease Management	Provide the total number of new Foster Care Members enrolled into Disease Management during the month.
Provide the total number of Existing Foster Care Members enrolled into Disease Management	Provide the total number of existing Foster Care Members enrolled into Disease Management during the month.

Page | 160

Number of New Foster Care Members with Completed HRAs	Provide the total number of new Foster Care Members with completed HRAs during the month.
Number of Existing Foster Care Members with Completed HRAs	Provide the total number of existing Foster Care Members enrolled into HRAs during the month.

Report #:	66	Created:	02/10/2012
Name:	Guardianship	Last Revised:
Group:	Other Activities	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services Kentucky Department for Aging and Independent Living

Description:

Monthly report provides information on the Guardianship population for each MCO and broken down by Region.

Sample Layout:

MCO Region	Guardianship Region	Number of New Guardianship Members	Number of Existing Guardianship Members	Number of New Guardianship Members Enrolled into CM	Number of Existing Guardianship Members Enrolled into CM	Number of New Guardianship Members Enrolled into DM	Number of Existing Guardianship Members Enrolled into DM	Number of New Guardianship Members with Completed HRAs	Number of Existing Guardianship Members with Completed HRAs

Page | 161

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in order: MCO Region

Row Label	Description
NA	NA

Column Label	Description
MCO Region	Provide the member’s MCO region.
Guardianship Region	Provide the member’s Guardianship region.
Number of Guardianship Members	Provide the total number of new Guardianship Members during the month.
Number of Existing Guardianship Members	Provide the total number of existing Guardianship Members during the month.
Number of New Guardianship Members Enrolled into Case Management	Provide the total number of new Guardianship Members enrolled into Case Management during the month.
Number of Existing Guardianship Members Enrolled into Case Management	Provide the total number of existing Guardianship Members enrolled into Case Management during the month.
Number of New Guardianship Member Enrolled into Disease Management	Provide the total number of new Guardianship Members enrolled into Disease Management during the month.
Provide the total number of Existing Guardianship Members enrolled into Disease Management	Provide the total number of existing Guardianship Members enrolled into Disease Management during the month.
Number of New Guardianship Members with Completed HRAs	Provide the total number of new Guardianship Members with completed HRAs during the month.
Number of Existing Guardianship Members with Completed HRAs	Provide the total number of existing Guardianship Members enrolled into HRAs during the month.

Page | 162

Report #:	67	Created:	08/21/2011
Name:	Provider Credentialing Activity	Last Revised:	09/01/2011
Group:	Provider Enrollment	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
Report documents by Medicaid Provider Type the activity related to Provider Enrollments, Credentialing and Termination of Providers by the MCO.
Sample Layout:

Provider Enrollment, Credentialing, Termination Summary
Provider Type	Provider Type Description	Applications in Process	Applications Received	Applications Credentialed	Applications Processed	Enrolled	Denied
1	General Hospital
2	Mental Hospital
4	PRTF
	Total	0	0	0	0	0	0
Reporting Criteria:

Terminology	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy

Row Label	Description
‘Provider Type’	Medicaid defined Provider Type. A Provider may be enrolled under multiple Provider Types.
Total	Calculated Field: Total of activity for all Provider Types listed in the report.

Page | 163

Column Label	Description
Provider Type	Provider Type Code of two characters and is based on Kentucky’s recognized Provider Types.
Provider Type Description	Description for Provider Type.
Applications in Process	Total number of applications on hand at the MCO that have not completed the entire MCO enrollment process.
Applications Received
Total number of Provider Applications received by the MCO during the reporting period. If a single Provider is requesting to be credentialed under multiple Provider Types the Application Received is to be reported under each Provider Type.

Applications Credentialed
Total number of Provider Applications credentialed during the reporting period. If a single Provider is credentialed under more than one Provider Type the Application Credentialed is to be reported under each Provider Type.

Applications Processed
Total number of Provider Applications Processed to an enrollment or deny status by the MCO during the reporting period. If a single Provider is requesting to be credentialed under multiple Provider Types the Application Processed is to be reported under each Provider Type.

Enrolled
Total number of Providers enrolled by the MCO during the reporting period. Only providers issued a Medicaid Provider ID are to be included in the count for Enrolled. If a single Provider is enrolled under multiple Provider Types the enrollment is to be reported under each Provider Type.

Denied	Total number of Providers denied by the MCO during the reporting period. If a single Provider is denied under multiple Provider Types the denial is to be reported under each Provider Type.

Report #:	69	Created:	08/21/2011
Name:	Termination from MCO Participation	Last Revised:	10/01/2011
Group:	Provider Enrollment	Report Status:	Active
Frequency:	Monthly	Exhibits:	C
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Page | 164

Description:
Report documents any Provider of Subcontractor who is suspended or terminated for participation with the MCO. Only those Providers or Subcontractors who had been participating with the MCO are to be reported.
Sample Layout:

Providers or Subcontractors that are Suspended or Terminated for Participation with the MCO
NPI	KY Medicaid ID	Last /Entity Name	First Name	Title	Phone	Addr. 1	Addr. 2	City	State	Zip	County	Co. Name	Reason

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy

Row Label	Description
NA	NA

Column Label	Description
NPI
NPI should be reported as a text string.

When the suspension or termination applies to a Medical Provider then report the Provider’s NPI.

When the suspension or termination is for a subcontractor then report ‘Subcon’.

KY Medicaid ID	For a Provider report the Medicaid ID number assigned by the Department for Medicaid Services. For a subcontractor report NA.
Last/Entity Name	1) When the suspension or termination applies to an individual Medical Provider report the last name of the Provider.

Page | 165

2) When the suspension or termination applies to a Provider group report the group name. 3) When the suspension or termination applies to a subcontractor report the last name of the company contact.
First Name
1)    When the suspension or termination applies to an individual Medical Provider report the first name of the Provider.
4)    When the suspension or termination applies to a Provider group report the group name.
5)    When the suspension or termination applies to a subcontractor report the first name of the company contact.

Title
1)    When the suspension or termination applies to an individual Medical Provider report the title of the Provider.
2)    When the suspension or termination applies to a Provider Group report ‘NA’.
3)    When the suspension or termination applies to a subcontractor report the title of the company contact.

Phone	Provide the contact number for the ‘Last/Entity Name’ listed.
Addr. 1	First line of the mailing address for the ‘Last/Entity Name’ listed.
Addr. 2	Second line of the mailing address for the ‘Last/Entity Name’ listed.
City	City of the mailing address for the ‘Last/Entity Name’ listed.
State	A two character designation for the state of the mailing address for the ‘Last/Entity Name’ listed.
Zip	Five character zip code of the mailing address for the ‘Last/Entity Name’ listed.
County	A three character code for the county of the mailing address for the ‘Last/Entity Name’ listed.
Co. Name	The name of the county of the mailing address for the ‘Last/Entity Name’ listed.
Reason
The reason for suspension or termination given by the MCO. Combines the Reason Code and Reason Code Description. Format:

‘Reason Code’<space>’-‘<space>’Reason Code Description’

List of values for suspension or termination are provided in Exhibit C: Provider Enrollment Activity Reasons.

Page | 166

Report #:	70	Created:	08/21/2011
Name:	Denial of MCO Participation	Last Revised:	09/24/2011
Group:	Provider Enrollment	Report Status:	Active
Frequency:	Monthly	Exhibits:	C
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
Report documents any Provider of Subcontractor who is denied participation with the MCO. Only those Providers or Subcontractors who are not currently participating with the MCO are to be reported.
Sample Layout:

Providers or Subcontractors Denied Participation with the MCO
NPI	Last/Entity Name	First Name	Title	Phone	Addr. 1	Addr. 2	City	State	Zip	County	Co. Name	Reason

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy

Row Label	Description
NA	NA

Column Label	Description
NPI	NPI should be reported as a text string. When the denial applies to a Medical Provider report the Provider’s NPI. When the denial is for a subcontractor report ‘Subcon’.
Last/Entity Name	6) When the denial applies to an individual Medical Provider report the last name of the Provider. 7) When the denial applies to a Provider group report the group name.
8) When the denial applies to a subcontractor report the last name of the company contact.

Page | 167

First Name
2)    When the denial applies to an individual Medical Provider report the first name of the Provider.
9)    When the denial applies to a Provider group report the group name.
10)    When the denial applies to a subcontractor report the first name of the company contact.

Title
4)    When the denial applies to a individual Medical Provider report the title of the Provider.
5)    When the denial applies to a Provider Group report ‘NA’.
6)    When the denial applies to a subcontractor report the title of the company contact.

Phone	Provide the contact number for the ‘Last/Entity Name’ listed.
Addr. 1	First line of the mailing address for the ‘Last/Entity Name’ listed.
Addr. 2	Second line of the mailing address for the ‘Last/Entity Name’ listed.
City	City of the mailing address for the ‘Last/Entity Name’ listed.
State	A two character designation for the state of the mailing address for the ‘Last/Entity Name’ listed.
Zip	Five character zip code of the mailing address for the ‘Last/Entity Name’ listed.
County	A three character code for the county of the mailing address for the ‘Last/Entity Name’ listed.
Co. Name	The name of the county of the mailing address for the ‘Last/Entity Name’ listed.
Reason
The reason for denial given by the MCO. Combines the Reason Code and Reason Code Description. Format:

‘Reason Code’<space>’-‘<space>’Reason Code Description’

List of values for denial are provided in Exhibit C: Provider Enrollment Activity Reasons.

Report #:	71	Created:	09/01/2011
Name:	Provider Outstanding Account Receivables	Last Revised:	09/26/2011
Group:	Finance and Program Integrity	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA

Page | 168

Period:	First day of the month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The Provider Outstanding Account Receivables report contains all accounts receivable that have reached 180 days or older in age. If there are no accounts receivable 180 days or older as of the last day of the reporting period then the report is to be submitted with the ‘Total’ values set to $0.00 and the following comment located at the bottom of the report:

‘NO ACCOUNTS RECEIVABLE 180 DAYS OR OLDER TO REPORT AS OF THE END OF THE REPORTING PERIOD’

Sample Layout:

Outstanding Account Receivables 180 Days or Older
AR ID	Provider Tax ID/SSN	Medicaid Provider ID	Provider NPI	Provider Name	AR Setup Date	AR Age	AR Setup Reason	AR Setup Amount	Revised AR Setup Amount	Disposition	AR Balance	Write Off Indicator	TPL Indicator

Total								$0.00	$0.00	$0.00	$0.00

NO ACCOUNTS RECEIVABLE 180 DAYS OR OLDER TO REPORT AS OF THE END OF THE REPORTING PERIOD

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in ascending order by provider name.

Row Label	Description
Total	Calculated Field: Total of all reported in each column for ‘AR Setup Amount’, ‘Revised AR Setup Amount’, ‘Disposition’ and ‘AR Balance’.

Page | 169

Column Label	Description
AR ID	The MCO identifier for the account receivable.
Provider Tax ID/SSN	Billing Provider Federal Tax ID (FEIN) or SSN of the Billing Provider.
Medicaid Provider ID	The Provider’s Medicaid ID
Provider NPI	The Provider’s NPI number as reported on the claim.
Provider Name	Concatenate the Provider’s ‘Last Name’, ‘First Name’ ‘Middle Initial’.
AR Setup Date	The date the account receivable was established.
AR Age	The age measured in days of the account receivable as of the last day of the reporting period. The setup date for the account receivable is to be counted.
AR Setup Reason	The reason behind the creation of the account receivable.
AR Setup Amount	The amount originally requested from the provider.
Revised AR Setup Amount
When MCO procedures allow modification of the original account receivable setup amount due to a dispute resolution or write off report the new account receivable setup amount. If the account receivable balance is adjusted rather than the setup amount report the original account receivable setup amount.

Disposition	The total amount applied to the account receivable during the reporting period. Dispositions may include payments received, recoupment or adjustments (dispute resolution or write offs).
AR Balance	The balance of the account receivable as of the last day of the reporting period.
Write Off Indicator
Indicates if the account receivable was partially or completely written off. Valid values are:

N = Account receivable not written off.
C = Account receivable completely written off.
P = Account receivable partially written off.

TPL Indicator	Indicates if the account receivable resulted from identification of TPL. Valid values are ‘Y’ or ‘N’.

Report #:	72	Created:	09/07/2011
Name:	Member Violation Letters and Collections	Last Revised:	09/25/2011
Group:	Program Integrity	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.

Page | 170

Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services
Description:
The report lists the complaints received and actions taken regarding potential Medicaid program violations by a Member. The MCO is to open a case for each complaint received and document the related activity for all active/open cases during the reporting period.
A copy of each Medicaid Program Violation (MPV) letter with signature that is mailed during the reporting period is to be provided as an attachment when the Member Violation Letters and Collections report is submitted.
Sample Layout:

Medicaid Program Violation Letters and Collections
Case Status	Case ID	Member Name	Member Medicaid ID	Member MCO ID	Date Complaint Received	Source of Complaint	Summary of Complaint	Date Case Opened	Actions Taken	Overpayment Amount	Overpayment Collected	Total Overpayment Collected

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted as follows: First sort order by ‘Case Status’ (N, A, C, I). Second sort order by ascending ‘Date Case Opened’.

Row Label	Description
NA	NA

Column Label	Description
Case Status	Identifies if the case is New, Existing or Closed. Valid values are: 1. N = New Case opened during reporting period. 2. A = Active Case and status update

Page | 171

3.    C = Closed case with disposition
4.    I = Inactive case and status description

Only one Case Status is to be reported per line. If a Case is Opened and Closed during the same reporting period then one record with Case Status = N and one record with a Case Status = C will be reported for the case.

Case ID	The Case unique identifier assigned by the MCO.
Member Name	The name of the member the complaint is against. Concatenate the Member’s <Last Name>, <First Name> <Middle Initial>.
Member Medicaid ID	The Member’s Medicaid ID.
Member MCO ID	The Member’s MCO ID.
Date Complaint Received	The date the complaint was received by the MCO.
Source of Complaint	Where the complaint was received from (e.g. hotline).
Summary of Complaint	Short description of the complaint.
Date Case Opened	Date case was opened for review by the MCO. A case shall be opened for all complaints received.
Actions Taken
Activity that occurred after case opened. Valid values are:

1.    IO = Investigation Opened
2.    ICNA = Investigation closed with no further action with disposition description
3.    MPV = Medicaid Program Violation Letter Sent
4.    MPV-NR = Member has not responded to MPV Letter
5.    MPV-PS = Member has responded and set up payment schedule/plan
6.    MPV-F = Member has paid in full

More than one value may be reported per record.

Overpayment Amount	Amount of overpayment identified during the investigation.
Overpayment Collected	Amount of overpayment collected during the reporting period.
Total Overpayment Collected	The total amount of the overpayment collected through the end of the reporting period. Includes previous reporting period collections.

Report #:	73	Created:	09/07/2011
Name:	Explanation of Member Benefits, (EOMB)	Last Revised:	10/17/2011

Page | 172

Group:	Program Integrity	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of the month through the last day of the month
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The report identifies the MCO activity in verifying Member benefits for which the MCO received, processed and paid a claim in accordance with 42 CFR 455.20. A minimum of 500 claims is to be sampled for purpose of complying with 42 CFR 455.20. An EOMB is to be mailed within 45 days of payment of claims.

Sample Layout:

Meets 42 CFR 455.20	Member Region	Billing Provider Type	MCO ICN	Date of Contact	Member Name	Member Medicaid ID	Date of Service	Service Code	Service Code Description

Total (Y)
Total (N)

Meets 42 CFR 455.20	Member Region	Billing Provider Type	MCO ICN	Payer	Billing Provider Name	Billing Provider Medicaid Number	Rendering Provider Name	Rendering Provider Medicaid Number	Billed Amount	Paid Amount	Response	Action

Total (Y)
Total (N)

Reporting Criteria:

Page | 173

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in ascending order by number in column A.

Row Label	Description
Total (Y)
Total (Y) for MCO ICN: Report the unduplicated count of ‘MCO ICN’ for which the ‘Meets 42 CFR 455.20’ indicator was set to ‘Y’.

Total (Y) for Billed Amount: Report the sum of all ‘Billed Amount’ for which the ‘Meets 42 CFR 455.20’ indicator was set to ‘Y’.

Total (Y) for Paid Amount: Report the sum of all ‘Paid Amount’ for which the ‘Meets 42 CFR 455.20’ indicator was set to ‘Y’.

Total (Y) for Collections: Report the sum of all ‘Collections’ for which the ‘Meets 42 CFR 455.20’ indicator was set to ‘Y’.

Total (N)
Total (N) for MCO ICN: Report the unduplicated count of ‘MCO ICN’ for which the ‘Meets 42 CFR 455.20’ indicator was set to ‘N’.

Total (N) for Billed Amount: Report the sum of all ‘Billed Amount’ for which the ‘Meets 42 CFR 455.20’ indicator was set to ‘N’.

Total (N) for Paid Amount: Report the sum of all ‘Paid Amount’ for which the ‘Meets 42 CFR 455.20’ indicator was set to ‘N’.

Total (N) for Collections: Report the sum of all ‘Collections’ for which the ‘Meets 42 CFR 455.20’ indicator was set to ‘N’.

Column Label	Description
Meets 42 CFR 455.20
Yes or No indicator to be set as follows: ‘Y’ is to be used for all letters that were sent in order to meet the federal requirements of 42 CFR 455.20. ‘N’ is to be used for all letters that were sent for purposes other than compliance with 42 CFR 455.20.

Member Region	The MCO Region where the Member resides. Reported as a two (2) character text string. Valid values are 01, 02, 03, 04, 05, 06, 07 and 08.
Billing Provider Type	Billing Provider Type is designated with a state specific two (2) character

Page | 174

field. Example: Billing Provider Type 01 = General Hospital
MCO ICN	The MCO Internal Control Number used to identify the claim. To be reported as a text string.
Date of Contact	The date the MCO imitated the action. Letter = Date of the Letter
Contact Type	The type of communication the MCO used to contact the Member. Valid Codes are: L = Letter
Member Name	The name of the member that received the EOB letter.
Member Medicaid ID	The Medicaid ID of the Member contacted. To be reported as a text string.
Date of Service	Date of Service of claim
Service Code	The code (e.g. procedure code, revenue code) for the service that was rendered to the member.
Service Code Description	The description of the ‘Service Code’ for the service that was rendered to the member.
Payer
The name of the payer source. If the MCO paid the claim report MCO. If an MCO subcontractor paid the claim then list the service description of the Subcontractor (i.e. Pharmacy, Dental, Vision, PCP Cap)

Billing Provider Name	The name of the provider who has billed for service rendered.
Billing Provider Medicaid Number	The Medicaid ID number for the provider who has billed for service rendered.
Rendering Provider Name	The name of the provider who rendered the service to the member for that specific date of service.
Rendering Provider Medicaid Number	The Medicaid ID number for the provider who has rendered the service to the member.
Billed Amount	Total billed amount for the ‘Service Code’.
Paid Amount	Total paid amount by the MCO or the MCO subcontractor for the ‘Service code’.

Response
If the Member has not responded then report ‘No Member Response’. If the Member responded then concatenate the following: <date of response>,<->,<validation code>. Validation codes are:
RB = Received Benefit
NB = No Benefit Received
PB = Partial Benefit Received

Action
The Action the MCO took based on the Member’s response. Multiple actions may be reported. Valid Actions are:

NAT: No Action Taken
IPI: Initiated Provider Investigation
RPA: Requested Provider Billing Adjustment
ARS: Accounts Receivable Setup to Recoup Payment

Page | 175

Report #:	74(A)	Created:	10/19/2011
Name:	Medicaid Program Lock-In Reports/Admits Savings Summary Table	Last Revised:	10/19/2011
Group:	Program Integrity	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:
The report lists the monthly savings for the total number of members admitted during the month and sub-categorized by the billing provider type codes.

Sample Layout:

General Specifications	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy

Row Label	Description

Provider Type Codes	Provider type codes
Totals	The total sum of combined provider type codes in dollar amount

Page | 176

Billing Provider Type Codes	Paid Amount		Savings YTD	Monthly Admits	Average Savings YTD
Reporting Criteria:
	1 Year Pre Lock-In	1 Month Post Lock-In				Column Label	Description
						Billing Provider Type Codes	Listed are the different provider type codes to be utilized for this report.
Paid Amount
The paid amount is divided into two categories; (1) 1 Year Pre-LIP is the total paid amount for each provider type listed in the first column (Billing provider type codes) for the total number of members admitted one year prior to being assigned to the Lock-In Program ; (2) Is the monthly running YTD (year to date)of paid amounts for each provider type listed in the first column for the member after being assigned into the Lock-In Program for the first year from the MCO taking over the LIP. After the first 12 months, the second category will report the 1st year post – LIP for each report month and yearly thereafter.(Example: column (2) will initially read 1 month post LI, then

Totals

Page | 177

the next month it will read 2 month post …through the first 12 months. After the first year, the second category will always list 1 year Post-LIP for the month the report is generated.
Savings YTD	The total savings YTD for each provider type for the reporting period.
Monthly Admits	The total number of members that were placed into the Lock-In Program for the monthly reporting period.
Average Saving YTD	The average saving YTD (year to date) per member per month per provider type.(Savings YTD : Monthly admits = average savings YTD)

Report #:	74(B)	Created:	10/19/2011
Name:	Medicaid Program Lock-In Reports/Rolling Annual Calendar Comparison	Last Revised:	10/19/2011
Group:	Program Integrity	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:
The report lists the total savings created by the Lock-In Program reported on a quarterly basis.

Sample Layout:

Billing Provider Type Codes	Savings for 2011 YTD	Total savings 2011 YTD	Savings for 2012 YTD	Total Savings 2011 and 2012 YTD	Notes/ Comments

Page | 178

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

TOTALS:

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy

Row Label	Description
Billing Provider Type Codes	Billing Provider type codes
Totals	The total sum of combined billing provider type codes in dollar amount

Column Label	Description
Billing Provider Type Codes	Billing Provider type codes
Savings for YTD (2011)	Savings for year to date totals
1st, 2nd, 3rd, and 4th quarters for year reported (2011)	The total savings for each provider type listed per calendar quarter of year reported.
Total Savings 2011 YTD	The sum of the total savings for each provider type listed of year reported
Savings for YTD (2012)	Savings for year to date totals per quarter
1st, 2nd, 3rd, and 4th quarters for year reported (2012)	The total savings for each provider type listed per calendar quarter of year reported.
Total Savings 2012 YTD	The sum of the total savings for each provider type listed of year reported
Notes/Comments	Additional Notes/Comments

Report #:	74(C)	Created:	10/19/2011
Name:	Medicaid Program Lock-In Reports/Member Initial Lock-In Effective Dates	Last Revised:	10/19/2011
Group:	Program Integrity	Report Status:	Active

Page | 179

Frequency:	Monthly	Exhibits:	NA
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:
The report lists the total number of members that have been admitted and discharged into the Lock-In Program for the month reported. The report also lists the total number of currently active member assigned to the Lock-In Program.

Sample Layout:

Monthly	Number of Members Admitted per Month	Number of Members Discharged per Month	Total Number of Members Active in LIP per Month	Notes/Comments

TOTAL YTD

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates not otherwise specified are to be in the following format: mm/dd/yyyy

Row Label	Description
Year	The year listed for the reporting period.
Month	The individual month listed for the year for the reporting period.

Column Label	Description
Monthly Data	List the individual month for each reporting year.

Page | 180

Member	Member count of admitted/discharged/active members.
Number of Members Admitted per Month	The total number of members that have been admitted into the Lock-In Program during the monthly reporting period.
Number of Members Discharged per Month	The total number of members that have been discharged from the Lock-In Program during the monthly reporting period.
Total Number of Members Active in LIP per Month	The total number of members that are active or currently assigned to the Lock-In Program during the monthly reporting period.
Notes/Comments	Additional notes/comments

Report #:	75	Created:	09/01/2011
Name:	SUR Algorithms	Last Revised:	09/22/2011
Group:	Program Integrity	Report Status:	Active
Frequency:	Monthly	Exhibits:	NA
Period:	First day of the month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The SUR Algorithm report identifies potential overpayments to providers determined to be erroneous, abusive or otherwise inconsistent with DMS and/or MCO policy. The report is to include only those providers for which a demand letter was sent.

MCO algorithms that are routinely run are to be identified, documented and provided to DMS prior to the first submission of the SUR Algorithms Report. If the MCO modifies and/or creates specially designed algorithms that are used in reporting any subsequent SUR Algorithm report, the MCO is to provide DMS at the time of report submission documentation related to the algorithm including the algorithm name, algorithm description and algorithm logic.

Sample Layout:

Program Integrity - SUR - Algorithms
Medicaid Provider ID	Provider Name	Tax ID/SSN	Provider Type	Algorithm Name	Demand LTR Date	Review Period	Identified Overpayment	Disputed	Revised Overpayment	Collected Overpayment	Total Overpayment Collected

Page | 181

sub-total for <Algorithm Name>:	$0.00	0	$0.00	$0.00	$0.00

sub-total for <Algorithm Name>:	$0.00	0	$0.00	$0.00	$0.00

sub-total for <Algorithm Name>:	$0.00	0	$0.00	$0.00	$0.00
Total for all Algorithms:	$0.00	0	$0.00	$0.00	$0.00
Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in ascending order by ‘Algorithm Name’ by ’Demand LTR Date’ by ‘Medicaid Provider ID’.

Row Label	Description
Sub-total for <Algorithm Name>:
A sub-total for the ‘Identified Overpayment’, ‘Revised Overpayment’, ‘Collected Overpayment’ and ‘Total Overpayment Collected’ columns for each ‘Algorithm Name’ is to be calculated for all reported activity.

A sub-total of all <Y> listed in the ‘Disputed’ column is to be calculated for all reported activity.

Total for all Algorithms:
 A total of all algorithm sub-totals is to be calculated for the ‘Identified Overpayment’, ‘Revised Overpayment’, ‘Collected Overpayment’ and ‘Total Overpayment Collected’ columns for all reported activity.

A total of all algorithm sub-totals is to be calculated for the ‘Disputed’ column for all reported activity.

Column Label	Description
Medicaid Provider ID	The Provider’s Medicaid ID
Provider Name	Concatenate the Providers <Last Name>, <First Name> ,Middle Initial>
Tax ID/SSN	The Provider’s FEIN number or SSN

Page | 182

Provider Type	Concatenate <Billing Provider Type> - <Billing Provider Type Description>. Values for Provider Type are provided in Exhibit A: Billing Provider Type and Specialty Crosswalk .
Algorithm Name	The name and/or title designated to a specific algorithm.
Demand LTR Date	The letter and mailing date of the demand letter pertaining to a specific algorithm and Provider.
Review Period	The time span (dates-of-service) of claims reviewed for a specific algorithm.
Identified Overpayment	A potential overpayment amount identified through an algorithm as reported on the demand letter.
Disputed	Valid codes are: Y = Demand Letter was Disputed N= Demand Letter was not Disputed
Revised Overpayment	If the Demand Letter was disputed and the overpayment amount was changed then report the new overpayment amount. Otherwise report the overpayment amount as identified in the Demand Letter.
Collected Overpayment	The amount collected during the reporting period based on a specific algorithm demand letter.
Total Overpayment Collected	The total amount collected since the demand letter was sent through the end of the reporting period.

Report #:	76	Created:	09/01/2011
Name:	Provider Fraud Waste and Abuse Report	Last Revised:	10/12/2011
Group:	Program Integrity	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The Provider Fraud Waste and Abuse report should contain all cases acted upon during the reporting period. New cases, action taken on existing cases, and closed cases are to be identified and the outcome of the investigation documented.

Page | 183

Sample Layout:

Provider Fraud Waste and Abuse
Case Number	Provider Name	Medicaid Provider ID	Provider NPI	Date Complaint Received	Source of Complaint	Date Case Opened	Summary of Complaint	Actions Taken	Overpayment Identified	Date Case Closed

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in ascending order by ‘Medicaid Provider ID’

Row Label	Description
NA	NA

Column Label	Description
Case Number	The unique number assigned by the MCO to identify the case.
Provider Name	The specific name of the provider (individual, group or clinic) that the complaint was filed against.
Medicaid Provider ID	Report the Medicaid Provider ID if an individual provider. Report the Medicaid Billing Provider ID if a Facility or group practice. ID is to be reported as a text string.
Provider NPI	The Provider’s NPI number reported as a text string.
Date Complaint Received	The date the complaint was received by the MCO.
Source of Complaint	Where the complaint was received from (e.g. hotline).
Date Case Opened	Date the case was opened for review by the MCO.
Summary of Complaint	Short description of the complaint.
Actions Taken
Valid codes to be reported are listed below. All codes related to the case are to be reported regardless if the action was taken during the reporting period. Multiple codes are to be reported in the ascending date/time order the action was taken and separated by a comma.

Page | 184

Code	Code Description
IO	Investigation Opened
ICNA	Investigation Closed (no Action)
AC	Administrative Action Taken by MCO (no Fraud)
OIG	Referral to OIG for Preliminary Investigation
OLE	Referral to Other Law Enforcement Agencies (e.g. Local Law Enforcement, US Atty., DEA etc.)
KASP	KASPER Report Requested for Review
MFCU	Referral to OAG/MFCU for Full Investigation
CI	Collection Initiated

Overpayment Identified	Amount identified during the investigation that may have resulted from fraud, waste and/or abuse.
Date Case Closed	The date the case was closed.

Report #:	77	Created:	10/02/2011
Name:	Member Fraud Waste and Abuse	Last Revised:	10/12/2011
Group:	Program Integrity	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The Member Fraud Waste and Abuse report should contain all cases acted upon during the reporting period. New cases, action taken on existing cases, and closed cases are to be identified and the outcome of the investigation documented.

Sample Layout:

Page | 185

Member Fraud Waste and Abuse
Case Number	Medicaid Member ID	Member Name	Date Complaint Received	Source of Complaint	Date Case Opened	Summary of Complaint	Actions Taken	Overpayment Identified	Date Case Closed

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in ascending order by ‘Medicaid Member ID’

Row Label	Description
NA	NA

Column Label	Description
Case Number	The unique number assigned by the MCO to identify the case.
Medicaid Member ID	Member’s Medicaid ID reported as a text string.
Member Name	The name of the Medicaid member. Concatenate the Member’s <Last Name>, <First Name> <Middle Initial>
Date Complaint Received	The date the complaint was received by the MCO.
Source of Complaint	Where the complaint was received from (e.g. hotline).
Date Case Opened	Date the case was opened for review by the MCO.
Summary of Complaint	Short description of the complaint.
Actions Taken
Valid codes to be reported are listed below. All codes related to the case are to be reported regardless if the action was taken during the reporting period. Multiple codes are to be reported in the ascending date/time order the action was taken and separated by a comma.

Code	Code Description
IO	Investigation Opened
ICNA	Investigation Closed (no Action)
AC	Administrative Action Taken by MCO (no Fraud)

Page | 186

OIG	Referral to OIG for Preliminary Investigation
OLE	Referral to Other Law Enforcement Agencies (e.g. Local Law Enforcement, US Atty., DEA etc.)
KASP	KASPER Report Requested for Review
CI	Collection Initiated
LI	Member Placed in Lock-in Program

Overpayment Identified	Amount identified during the investigation that may have resulted from fraud, waste and/or abuse.
Date Case Closed	The date the case was closed.

Report #:	78	Created:	08/23/2011
Name:	Quarterly Benefit Payments	Last Revised:	08/28/2012
Group:	Financial	Report Status:	Active
Frequency:	Quarterly	Exhibits:	D, E, F
Period:	First day of quarter through the last day of quarter.
Due Date:	20 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The Quarterly Benefit Payments report provides MCO financial activity for the Medicaid and Kentucky Children’s Health Insurance Program (KCHIP) by MCO Region, Month and State Category of Service. Report only includes financial activity related to Benefits including claims, claim adjustments, mass adjustments, sub-capitation, and other financial payments/recoupment activity not processed as part of claims activity. Categories of Service are grouped by Medicaid Mandatory and Medicaid Optional Services. Criteria to properly identify and report EPSDT services and KCHIP services are to be applied as outlined below.

Sample Layout:

MCO Data for LRC Quarterly Report
Medicaid (non KCHIP) - Region 01
COS	COS Description	mm/yyyy	mm/yyyy	mm/yyyy	Qrt Total

Page | 187

Medicaid Mandatory Services

2	Inpatient Hospital				$0.00
12	Outpatient Hospital				$0.00
	Subtotal: Mandatory Services	$0.00	$0.00	$0.00	$0.00

Medicaid Optional Services

3	Mental Hospital				$0.00
4	Renal Dialysis Clinic				$0.00
	Subtotal: Optional Services	$0.00	$0.00	$0.00	$0.00

	Total: Mandatory and Optional Services	$0.00	$0.00	$0.00	$0.00

	Reinsurance				$0.00
	Pharmacy Rebates				$0.00

	Grand Total	$0.00	$0.00	$0.00	$0.00

		MCO Data for LRC Quarterly Report
		KCHIP - Region 01
COS	COS Description	mm/yyyy	mm/yyyy	mm/yyyy	Qrt Total

Medicaid Mandatory Services

2	Inpatient Hospital				$0.00
12	Outpatient Hospital				$0.00
	Subtotal: Mandatory Services	$0.00	$0.00	$0.00	$0.00

Page | 188

Medicaid Optional Services

3	Mental Hospital				$0.00
4	Renal Dialysis Clinic				$0.00
	Subtotal: Optional Services	$0.00	$0.00	$0.00	$0.00

	Total: Mandatory and Optional Services	$0.00	$0.00	$0.00	$0.00

	Reinsurance				$0.00
	Pharmacy Rebates				$0.00

	Grand Total	$0.00	$0.00	$0.00	$0.00

Reporting Criteria:

General Specifications	Definition
Financial Activity	Payments reported are to be based on date of payment.
EPSDT Services	Multiple Provider Types may provide EPSDT services. Reference Exhibit E for EPSDT Category of Service crosswalk for additional information regarding the identification of EPSDT services.
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy

Row Label	Description
Subtotal: Mandatory Services	Calculated Field: Total for all mandatory category of services listed in the report.
Subtotal: Optional Services	Calculated Field: Total for all optional category of services listed in the report.
Total: Mandatory and Optional Services	Calculated Field: Total of ‘Subtotal: Mandatory Services’ and ‘Subtotal: Optional Services’.
Reinsurance	MCO premium payments for stop-loss insurance coverage.
Pharmacy Rebates	Drug Rebates collected by the MCO. ‘Pharmacy Rebates’ is to be reported as a negative value. Note: The state is responsible for collecting federal drug rebates.
Grand Total	Calculated Field: Total of ‘Total: Mandatory and Optional Services’, ‘Reinsurance’ and ‘Pharmacy Rebates’.

Page | 189

Column Label	Description
COS	Category of Service: State specific identification of services primarily identified by use of Provider Type. Reference Exhibit D for Category of Service crosswalk.
COS Description	Description for ‘COS’
Medicaid (non-KCHIP)
The Medicaid population services are to be reported separately from the KCHIP population services. Populations to be included are based on the Medicaid Eligibility Groups (MEGs):

1.    Dual Medicare and Medicaid
2.    SSI Adults, SSI Children and Foster Care
3.    Children 18 and Under
4.    Adults Over 18

Reference Exhibit F for the Medicaid Eligibility Group crosswalk.

KCHIP
The Kentucky Children’s Health Insurance Program (KCHIP) population services are to be reported separately from the Medicaid population services. Populations to be included are based on the Medicaid Eligibility Groups (MEGs):

1.    MCHIP
2.    SCHIP

Reference Exhibit F for the Medicaid Eligibility Group crosswalk.

Region	Reporting of MCO Enrollee benefit payments is to be based on the Enrollee’s region.

Report #:	79	Created:	01/09/2012
Name:	Health Risk Assessments	Last Revised:	03/02/2012
Group:	Other Activities	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Page | 190

Description:

The MCO shall conduct initial Health Risk Assessments (HRAs) of new Members who have not been enrolled in the prior twelve (12) month period for the purpose, of accessing the Members need for any special health care needs within ninety (90) days of Enrollment. Enrollment period for new members begins when the MCO receives the member on an HIPAA 834 (MCO receives an HIPAA 834 on January 15, 2012 with retro eligibility December 01, 2011. The 30 or 90 day clock would start on January 15th versus the retro eligibility date. HRAs should be reported and broken out by Region.

Sample Layout:

New HRAs Initiated (Total)	New HRAs Initiated (Pregnant)	% non Pregnant Completed within 90 Days of Enrollment	% Pregnant Completed within 30 Days of Enrollment	HRAs in Process	HRAs not Completed after Reasonable Effort	Members Refusing to Participate	Number of Members Enrolled in Case Management	Number of Members Enrolled in Disease Management

0	0	0.0%	0.0%	0	0	0	0	0

Reporting Criteria:

Row Label	Definition
Region	Provide HRA data by each region.

Page | 191

Column Label	Description
Number of HRAs Initiated (Total)	Provide the total number of HRAs initiated during the month.
Number of HRAs Initiated Pregnant (Total)	Provide the total number of HRAs initiated for pregnant women during the month.
% non Pregnant Completed within 90 Days of Enrollment	Provide the percentage of the non pregnant completed within 90 days of enrollment.
% Pregnant Completed within 30 days of Enrollment	Provide the percentage of pregnant completed within 30 days of enrollment.
HRAs in Process	Provide the number HRA’s in process during the month.
HRAs not Completed after Reasonable Effort	Provide the number of HRAs not completed after reasonable effort.
Members Refusing to Participate	Provide the number of members refusing to participate.
Number of Members Enrolled in Case Management	Provider the number of members enrolled in case management during the report period.
Number of Members Enrolled in Disease Management	Provide the number of members enrolled in disease management during the report period.

Report #:	80	Created:	01/23/2012
Name:	Provider Changes in Network	Last Revised:
Group:	Other Activities	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

MCO should report the number of Primary Care Providers (PCP) in network accepting new members, not accepting new members and panel size.

Sample Layout:

Page | 192

PCP Physician or Office Name	Accepting New Members (Y/N)	Not Accepting New Members (Y/N)	Beginning Panel Size	Ending Panel Size	Percentage of Change During Quarter

Total	0	0	0	0	0.0%

Reporting Criteria:

Row Label	Description
NA	NA

Column Label	Description
PCP Physician or Office Name	Provide the PCP Physician or Office Name.
Accepting New Members (Y/N)	Provide a Yes or No if the Provider is accepting new members.
Not Accepting New Members (Y/N)	Provide a Yes or No if the provider is not accepting new members.

Beginning Panel Size	Provide the beginning number of members assigned to the PCP during the report period.
Ending Panel Size	Provider the ending number of member assigned to the PCP during the report period.
% of Change During the Quarter	Provide the percentage of change of the beginning versus the ending panel sizes during the report period.

Page | 193

Report #:	81	Created:	01/23/2012
Name:	Par and Non-Par Provider Participation	Last Revised:	02/02/2012
Group:	Other Activities	Report Status:	Active
Frequency:	Quarterly	Exhibits:
Period:	First day of quarter through the last day of the quarter.
Due Date:	30 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

MCO should provide the number of claims, billed and paid amounts for participating providers versus the number of claims, billed and paid amounts for non-participating providers.

Sample Layout:

Participating Providers Number of Claims	Participating Providers Billed Amount	Participating Providers Paid Amount	Non-Participating Providers Number of Claims	Non-Participating Providers Billed Amount	Non-Participating Providers Paid Amount

0	0	0	0	0	0
Reporting Criteria:

Row Label	Description
NA	NA

Page | 194

Column Label	Description
Participating Providers Number of Claims	Provide the number of participating provider claims.
Participating Providers Billed Amount	Provide the billed dollar amount of participating claims.
Participating Providers Paid Amount	Provide the paid dollar amount of participating claims.

Non-Participating Providers Number of Claims	Provide the number of non-participating provider claims.
Non-Participating Providers Billed Amount	Provide the billed dollar amount of non-participating claims.
Non-Participating Providers Paid Amount	Provide the paid dollar amount of non-participating claims.

Report #:	84	Created:	12/12/2011
Name:	Quality Assessment and Performance Improvement Project	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Annual	Exhibits:
Period:	Ongoing
Due Date:	July 31st
Submit To:	Kentucky Department for Medicaid Services

Description:

The MCO’s Quality Assessment and Performance Improvement (QAPI) Program shall conform to requirements of 42 CFR 438, Subpart D at a minimum. The MCO shall implement and operate a comprehensive QAPI program that assesses monitors, evaluates and improves the quality of care provided to Members. Behavioral Health services, the Contractor shall integrate Behavioral Health indicators into its QAPI program and include a systematic, on-going process for monitoring, evaluating, and improving the quality and appropriateness of Behavioral Health Services provided to Members. The program shall also have processes that provide for the evaluation of access to care, continuity of care, health care outcomes, and services provided or arranged for by the MCO. The Contractor’s QI structures and processes shall be planned, systematic and clearly defined. Annually, the MCO shall submit the QAPI program description document to the Department for review by July 31 of each contract year.

Page | 195

Report #:	85	Created:	12/12/2011
Name:	Quality Improvement Plan and Evaluation	Last Revised:
Group:	Quality Assurance and Improvement	Report Status:	Active
Frequency:	Annual	Exhibits:
Period:	Ongoing
Due Date:	July 31st
Submit To:	Kentucky Department for Medicaid Services

Description:

The MCO’s Quality Assessment and Performance Improvement (QAPI) Program shall monitor and evaluate the quality of health care on an ongoing basis and conform to requirements of 42 CFR 438, Subpart D at a minimum. Health care needs such as acute or chronic physical or behavioral conditions, high volume, and high risk, special needs populations, preventive care, and behavioral health shall be studied and prioritized for performance measurement, performance improvement and/or development of practice guidelines. Standardized quality indicators shall be used to assess improvement, assure achievement of at least minimum performance levels, monitor adherence to guidelines and identify patterns of over- and under-utilization. The measurement of quality indicators selected by the Contractor must be supported by valid data collection and analysis methods and shall be used to improve clinical care and services.

Annually, the MCO shall submit the Quality Improvement Plan and Evaluation document to the Department for review by July 31 of each contract year.

Report #:	86	Created:	01/09/2012
Name:	Annual Outreach Plan	Last Revised:
Group:	Other Activities	Report Status:	Active
Frequency:	Annual	Exhibits:
Period:	Ongoing
Due Date:	July 31st
Submit To:	Kentucky Department for Medicaid Services

Description:

The MCO shall develop, administer, implement, monitor and evaluate a Member and community education and outreach program that incorporates information on the benefits and services of the Contractor’s Program to all Members. The Outreach Program shall encourage Members and community partners to use the information provided to best utilize services and benefits.

Page | 196

Educational and outreach efforts shall be carried on throughout the Contractor’s Region. Creative methods will be used to reach Members and community partners. These will include but not be limited to collaborations with schools, homeless centers, youth service centers, family resource centers, public health departments, school-based health clinics, chamber of commerce, faith-based organizations, and other appropriate sites.

The plan shall include the frequency of activities, the staff person responsible for the activities and how the activities will be documented and evaluated for effectiveness and need for change.

Annually, the MCO shall submit the Annual Outreach Plan document to the Department for review by July 31 of each contract year.

Sample Layout:

Quality Improvement Activity	MCO Responsible Staff Person/People	Monitoring Frequency	Quarterly Activity Summary
Activity Name: Objective: Goal: Monitoring:			1st Quarter 20XX: 2nd Quarter 20XX: 3rd Quarter 20XX: 4th Quarter 20XX:
Activity Name: Objective: Goal: Monitoring:			1st Quarter 20XX: 2nd Quarter 20XX: 3rd Quarter 20XX: 4th Quarter 20XX:
Activity Name: Objective: Goal: Monitoring:			1st Quarter 20XX: 2nd Quarter 20XX: 3rd Quarter 20XX: 4th Quarter 20XX:

Reporting Criteria:

Row Label	Description
Activity Name Objective Goal Monitoring
Provide the name of the QAPI Activity.
Provide the objective of the QAPI Activity.
Provide evaluation and track events and quality of care concerns.
Provide MCO staff person or committee responsible for monitoring.

Page | 197

Column Label	Description
Quality Improvement Activity	Provide the QAPI Activity along with objective, goal and monitoring for each activity.
MCO Staff Responsible Person or People	Provide the MCO staff person/people responsible for the QAPI activity.
Monitoring Frequency	Provide the monitoring frequency of each QAPI activity.
Quarterly Activity Summary	Provide the quarterly summaries of each QAPI activity.

Report #:	90	Created:	10/29/2011
Name:	Performance Improvement Projects Proposal	Last Revised:
Group:	Quality	Report Status:	Active
Frequency:	Annual	Exhibits:	N/A
Period:
Due Date:	01-SEP
Submit To:	Kentucky Department for Medicaid Services

Description:

The Performance Improvement Projects Proposal report provides the clinical or non-clinical focus areas for the annual performance improvement projects. The report is to be submitted based on the layout provided in the Health Plan Performance Improvement Project (PIP) document. The sections from the Health Plan Performance Improvement Project (PIP) document that are to be completed for submission of the Performance Improvement Projects Proposal report are:

•	Cover Page;

•	MCO and Project Identifiers;

•	MCO Attestation;

•	Project Topic;

•	Methodology; and

•	Interventions.

Page | 198

Report #:	91	Created:	08/20/2011
Name:	Abortion Procedures	Last Revised:	08/29/2011
Group:	Financial	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of quarter through the last day of quarter.
Due Date:	15 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

Claim listing of abortion procedures paid by the MCO within a quarter. In the event that no procedures were paid for during the reporting period, the report is still required to be provided. Attachments to be provided with the report include:

1.	Claim Form

2.	Pre-op and/or Post-op Notes

3.	Physician Certificate

4.	Remittance Advice

The Department for Medicaid Services keeps all originals and provides CMS a copy of the Abortion Procedures Report, along with copies of all attachments stamped CONFIDENTIAL with confidential information redacted (except the last four numbers of the SS# as required by CMS).

Sample Layout:

Abortion Procedures
MCO Region	Member ID	Member DOB	Provider NPI	Claim ICN	First DOS	Last DOS	Paid Amount

Reporting Criteria:

Page | 199

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in ascending order by ‘MCO Region’ by ‘Member ID’ by ‘First DOS’.

Row Label	Description
Sub-total
Although not shown on the report template, a subtotal line is to be added after each Region. Sub-total figures are to be reported for Medicaid ID, Claim ICN and Paid Amount columns. Definition for each calculation is the same as listed for the ‘Total’ but limited to the Region.

Total
1.    Medicaid ID: Total unduplicated Member IDs for the reporting period.
2.    Claim ICN: Total count of all claim ICNs for the reporting period.
3.    Paid Amount: Total payments for all procedures for the reporting period

Column Label	Description
MCO Region
The MCO Region is determined by the Member’s county at the time the service was provided. The MCO shall be under contract to provide Medicaid services in the Region reported. Valid region codes are 01, 02, 03, 04, 05, 06, 07, and 08.

Member ID	The Member’s Medicaid ID.
Member DOB	The Member’s date of birth.
Provider NPI	The Provider’s NPI number as reported on the claim.
Claim ICN	The MCO claim internal control number for the claim being reported.
First DOS	First date of service as reported on the claim.
Last DOS	Last date of service as reported on the claim.
Paid Amount
The total adjudicated claim paid amount by the MCO. Example: A claim adjudicated to pay $100. There is an outstanding A/R in financial for $200. The MCO should report the $100 adjudicated paid amount and not the $0 financial payment.

Page | 200

Report #:	92	Created:	10/29/2011
Name:	Performance Improvement Projects Measurement	Last Revised:
Group:	Quality	Report Status:	Active
Frequency:	Annual	Exhibits:	N/A
Period:
Due Date:	01-SEP
Submit To:	Kentucky Department for Medicaid Services

Description:

The Performance Improvement Projects Measurement report provides the baseline, interim, and final results of the Performance Improvement Projects.

The baseline report is to be submitted in the format as outlined in the Health Plan Performance Improvement Project (PIP) document.

The interim report is to be submitted in the format as outlined in the Health Plan Performance Improvement Project (PIP) document.

The final report is to be submitted in the format as outlined in the Health Plan Performance Improvement Project (PIP) document.

A Project Review Guidelines is provided as a separate document which outlines how the PIPs will be evaluated and also provides guidance to the plans on what is expected through the PIP lifetime. The actual scoring of a PIP may differ based on the EQRO contracted with the Department.

Report #:	93	Created:	11/08/2011
Name:	EPSDT CMS-416	Last Revised:
Group:		Report Status:	Active
Frequency:	Annual	Exhibits:	NA
Period:	Federal Fiscal Year: 01-OCT through 30-SEP
Due Date:	15-MAR
Submit To:	Kentucky Department for Medicaid Services

Page | 201

Description:

The EPSDT CMS-416 report is required annually. The specifications for the EPSDT CMS-416 report shall be in compliance with the most current CMS-416: Annual EPSDT Participation Report and shall be based on Federal Fiscal Year (FFY).

Report #:	94	Created:	11/08/2011
Name:	Member Surveys	Last Revised:
Group:	Quality	Report Status:	Active
Frequency:	Annual	Exhibits:	NA
Period:	Calendar Year: 01-JAN through 31-DEC
Due Date:	31-AUG
Submit To:	Kentucky Department for Medicaid Services

Description:

The Contractor shall conduct an annual survey of Members’ satisfaction with the quality of services provided and their degree of access to services. The member satisfaction survey requirement shall be satisfied by the Contractor participating in the Agency for Health Research and Quality’s (AHRQ) current Consumer Assessment of Healthcare Providers and Systems survey (“CAHPS”) for Medicaid Adults and Children, administered by an NCQA certified survey vendor. The Contractor shall provide a copy of the current CAHPS survey tool to the Department. Annually, the Contractor shall assess the need for conducting special surveys to support quality/performance improvement initiatives that target subpopulations perspective and experience with access, treatment and services. The Department shall review and approve any Member survey instruments and shall provide a written response to the Contractor within fifteen (15) days of receipt. The Contractor shall provide the Department a copy of all survey results. A description of the methodology to be used conducting the Member or other special surveys, the number and percentage of the Members to be surveyed, response rates, and a sample survey instrument, shall be submitted to the Department along with the findings and interventions conducted or planned.

Page | 202

Report #:	95	Created:	11/08/2011
Name:	Provider Surveys	Last Revised:
Group:	Quality	Report Status:	Active
Frequency:	Annual	Exhibits:	NA
Period:	Calendar Year: 01-JAN through 31-DEC
Due Date:	31-AUG
Submit To:	Kentucky Department for Medicaid Services

Description:

The Contractor shall conduct an annual survey of Providers’ satisfaction. To meet the provider satisfaction survey requirement the Contractor shall submit to the Department for review and approval the Contractor’s provider satisfaction survey tool. The Department shall review and approve any Provider survey instruments and shall provide a written response to the Contractor within fifteen (15) days of receipt. The Contractor shall provide the Department a copy of all survey results. A description of the methodology to be used conducting the Provider or other special surveys, the number and percentage of the Providers to be surveyed, response rates, and a sample survey instrument, shall be submitted to the Department along with the findings and interventions conducted or planned.

Report #:	96	Created:	11/08/2011
Name:	Audited HEDIS Reports	Last Revised:
Group:	Quality	Report Status:	Active
Frequency:	Annual	Exhibits:	NA
Period:	Calendar Year: 01-JAN through 31-DEC
Due Date:	31-AUG
Submit To:	National Committee for Quality Assurance (NCQA) Kentucky Department for Medicaid Services

Description:

The Contractor shall be required to collect and report HEDIS data annually. After completion of the Contractor’s annual HEDIS data collection, reporting and performance measure audit, the Contractor shall submit to the Department the Final Auditor’s Report issued by the NCQA certified audit organization and an electronic (preferred) or printed copy of the interactive data submission system tool (formerly the Data Submission tool) by no later than August 31st.

Page | 203

In addition, for each measure being reported, the Contractor shall provide trending of the results from all previous years in chart and table format. Where applicable, benchmark data and performance goals established for the reporting year shall be indicated. The Contractor shall include the values for the denominator and numerator used to calculate the measures.
For all reportable Effectiveness of Care and Access/Availability of Care measures, the Contractor shall stratify each measure by Medicaid eligibility category, race, ethnicity, gender and age.

Report #:	97	Created:	10/08/11
Name:	Behavioral Health Adult and Children Populations	Last Revised:	07/29/13
Group:	Behavioral Health	Report Status:	Revised
Frequency:	Monthly	Exhibits:	G
Period:	First day of the month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities Kentucky Department for Medicaid Services

Description:

The report identifies the Behavioral Health Populations to whom services have been provided during the reporting period. All paid claims activity during the reporting period is to be considered. All billing provider types are to be considered.

Sample Layout:

Page | 204

	mm/yyyy		QE mm/dd/yyy		State Fiscal Year
	Unduplicated Client Count	Percent of MCO Enrolled	Unduplicated Client Count	Percent of MCO Enrolled	Unduplicated Client Count	Percent of MCO Enrolled
MCO Enrolled		100%		100%		100%
BH Adults & Children Enrolled
ADULTS
ALL MCO Adults Enrolled
BH Adults Enrolled
SMI Enrolled
CHILDREN/YOUTH
ALL MCO Children/Youth Enrolled
BH Children/Youth Enrolled
SED Enrolled

SPECIAL POPULATIONS - Subset of Above
All Pregnant and Post Partum Women
Adults (18+) - Pregnant and Post Partum Women
Children/Youth (<18) - Pregnant and Post Partum Women

All BH Clients Receiving EPSDT Services
Adults (18+) - BH Clients Receiving EPSDT Services
Children/Youth (<18) - BH Clients Receiving EPSDT Services

All PRTF I Clients
Adults (18+) - PRTF 1 Clients - in state
Adults (18+) - PRTF 1 Clients - out of state state
Children/Youth (<18) - PRTF 1 Clients - in state
Children/Youth (<18) - PRTF 1 Clients - out of state state

All PRTF 2 Clients
Adults (18+) - PRTF 2 Clients - in state
Adults (18+) - PRTF 2 Clients - out of state state
Children/Youth (<18) - PRTF 2 Clients - in state

NOTES:

Reporting Criteria:

Page | 205

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in order: Provider Type as shown above in sample layout.

Row Label	Description
MCO Enrolled	Include only Members for which the MCO has received a capitation payment. Unduplicated counts for each reported period are to be determined as follows:
	Month	Unduplicated count of all Members from the first day of the month to the last day of the month.
	Quarter	Unduplicated count of all Members from the first day of the quarter to the last day of the quarter.
	State Fiscal Year	Unduplicated count of Members from the first day of the state fiscal year through the last day of the state fiscal year (July 1-June 30).
BH Adults and Children/Youth Enrolled
An unduplicated count of MCO enrolled members who meet the criteria as a one of the four Behavioral Health populations according to Exhibit G. Unduplicated counts for each reported period are to be determined as follows:

	Month	Unduplicated count of all users from the first day of the month to the last day of the month.
	Quarter	Unduplicated count of all users from the first day of the quarter to the last day of the quarter.
	State Fiscal Year	Unduplicated count of Members from the first day of the state fiscal year through the last day of the state fiscal year (July 1-June 30).

Adults	This is a header row
All MCO Adults Enrolled	An unduplicated count of all MCO enrolled Members that are age 18 or older.
BH Adults Enrolled	An unduplicated count of all MCO enrolled Members that meet the criteria as one of the adult behavioral health populations according to Exhibit G

Page | 206

SMI Enrolled	An unduplicated count of all MCO users that are SMI. The SMI Behavioral Health Population is defined in Exhibit G: Behavioral Health Populations.
Children/Youth	This is a header row
All MCO Children/Youth Enrolled	An unduplicated count of all MCO enrolled Members that are under age 18.
BH Children/Youth Enrolled	An unduplicated count of all MCO enrolled Members that meet the criteria as one of the children/youth behavioral health populations according to Exhibit G
SED Enrolled	An unduplicated count of all MCO users that are SED. The SED Behavioral Health Population is defined in Exhibit G: Behavioral Health Populations.
SPECIAL POPULATIONS	This is a header row
Pregnant and Postpartum Women	This is a header row
All Pregnant and Postpartum Women
The unduplicated count of pregnant or postpartum members for which a behavioral health service was paid by the MCO or the MCO subcontractor during the month that is reported. Refer to industry standards for a list of behavioral health services.

Adults (18+) – Pregnant and Postpartum Women
The unduplicated count of pregnant or postpartum members that are age 18 or older for which a behavioral health service was paid by the MCO or the MCO subcontractor during the month that is reported. Refer to industry standards for a list of behavioral health services.

Children/Youth (<18) – Pregnant and Postpartum Women
The unduplicated count of pregnant or postpartum members that are age less than 18 for which a behavioral health service was paid by the MCO or the MCO subcontractor during the month that is reported. Refer to industry standards for a list of behavioral health services.

EPSDT Service Recipients (BH)	This is a header row
All BH Clients Receiving EPSDT Services	The unduplicated count of behavioral health members for which an EPSDT service was paid by the MCO or the MCO subcontractor during the month that is reported.
Adults (18+) – BH Clients Receiving EPSDT Services	The unduplicated count of behavioral health members that are age 18 or older for which an EPSDT service was paid by the MCO or the MCO subcontractor during the month that is reported
Children/Youth (<18) – BH Clients Receiving EPSDT Services	The unduplicated count of behavioral health members that are age less than 18 for which an EPSDT service was paid by the MCO or the MCO subcontractor during the month that is reported
PRTF I Clients	This is a header row
Adults (18+) – BH Clients Receiving Services at a PRTF I Facility in State	The unduplicated count of members that are age 18 and older served at any Kentucky PRTF I facility in which services were paid by the MCO or the MCO subcontractor during the month that is reported.
Adults (18+) – BH Clients Receiving Services at a PRTF I Facility Out of State
The unduplicated count of members that are age 18 and older served at any PRTF I facility outside of Kentucky in which services were paid by the MCO or the MCO subcontractor (including specialized Medicaid funds such as EPSDT) during the month that is reported.

Page | 207

Children/Youth (<18) – BH Clients Receiving Services at a PRTF I Facility In State	The unduplicated count of members that are less than age 18 served at any Kentucky PRTF I facility in which services were paid by the MCO or the MCO subcontractor during the month that is reported.
Children/Youth (<18) – BH Clients Receiving Services at a PRTF I Facility Out of State
The unduplicated count of members that are less than age 18 served at any PRTF I facility outside of Kentucky in which services were paid by the MCO or the MCO subcontractor (including specialized Medicaid funds such as EPSDT) during the month that is reported.

PRTF II Clients	This is a header row
Adults (18+) – BH Clients Receiving Services at a PRTF II Facility in State	The unduplicated count of members that are age 18 and older served at any Kentucky PRTF II facility in which services were paid by the MCO or the MCO subcontractor during the month that is reported.
Adults (18+) – BH Clients Receiving Services at a PRTF II Facility Out of State
The unduplicated count of members that are age 18 and older served at any PRTF II facility outside of Kentucky in which services were paid by the MCO or the MCO subcontractor (including specialized Medicaid funds such as EPSDT) during the month that is reported.

Children/Youth (<18) – BH Clients Receiving Services at a PRTF II Facility In State	The unduplicated count of members that are less than age 18 served at any Kentucky PRTF II facility in which services were paid by the MCO or the MCO subcontractor during the month that is reported.
Children/Youth (<18) – BH Clients Receiving Services at a PRTF II Facility Out of State
The unduplicated count of members that are less than age 18 served at any PRTF II facility outside of Kentucky in which services were paid by the MCO or the MCO subcontractor (including specialized Medicaid funds such as EPSDT) during the month that is reported.

Page | 208

Column Label	Description
mm/yyyy	The month and year of the reporting period.
QE mm/dd/yyyy
Quarter Ending (QE) is the last day of the quarter displayed in the format mm/dd/yyyy. This column is to be populated in all monthly reports in space provided (not only in quarters end months); contents should apply to the last quarter ending and the quarter ending date should be correctly displayed in the space provided.

SFY-to-date
The State Fiscal Year (SFY) is defined as the period July 01 through June 30. Example: SFY 2014 is defined as the period 01-Jul-2013 through 30-Jun-2014. The SFY identified as the year that the month being reported is in.

Unduplicated Count
An unduplicated count of only MCO enrolled members who meet the criteria as a one of the four Behavioral Health populations according to Exhibit G. Unduplicated counts for each reported period are to be determined as follows:

	Month	Unduplicated count of all users from the first day of the month to the last day of the month.
	Quarter	Unduplicated count of all users from the first day of the quarter to the last day of the quarter.
	State Fiscal Year	Unduplicated count of Members from the first day of the state fiscal year through the last day of the state fiscal year (July 1-June 30).
Percentage of MCO Enrolleed	Numerator: the unduplicated client count of the population described in the row for the reporting period. Denominator: the unduplicated client count of MCO enrolleed for the reporting period.

Page | 209

Report #:	101	Created:	10/16/11
Name:	Behavioral Health Evidence Based Practices	Last Revised:	07/29/13
Group:	Behavioral Health	Report Status:	Revised
Frequency:	Monthly	Exhibits:	G, I
Period:	Multiple (Monthly, Quarterly, SFY)
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities Kentucky Department for Medicaid Services

Description:

The report identifies utilization of Evidence Based Practices provided for the Behavioral Health Populations as indicated on the report. The report includes all adults having Serious Mental Illness (SMI) and all Children/youth Behavioral Health Populations enrolled in the MCO for the reporting period. For a full listing of all Behavioral Health Populations, see exhibit G. All paid claims activity during the reporting period is to be considered. All billing provider types are to be considered.

Sample Layout:

Page | 210

	mm/yyyy			QE mm/dd/yyyy			State Fiscal Year
	Unduplicated Client Count	Percentage of SMI	Total Paid Amount	Unduplicated Client Count	Percentage of SMI	Total Paid Amount	Unduplicated Client Count	Percentage of SMI	Total Paid Amount
SMI ADULTS (18+)
SMI Enrolled		100%			100%			100%
SMI Receiving Peer Support
SMI Receiving Assertive Community Treatment
SMI Receiving Supported Employment
SMI Receiving Supported Housing

	mm/yyyy			QE mm/dd/yyyy			State Fiscal Year
	Unduplicated Client Count	Percentage of BH Children/Youth	Total Paid Amount	Unduplicated Client Count	Percentage of BH Children/Youth	Total Paid Amount	Unduplicated Client Count	Percentage of BH Children/Youth	Total Paid Amount
BH CHILDREN/YOUTH (<18)
BH Children/Youth Enrolled		100%			100%			100%
BH Children/Youth Receiving Wraparound Process
BH Children/Youth Receiving Peer Support
BH Children/Youth Receiving Multi-Systemic Therapy
BH Children/Youth Receiving Multidimensional Treatment Foster care (per diem)

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Period to be Reported	Reported periods are to be determined as follows:
	Month	The first day of the month through the last day of the month.
	Quarter	The first day of the quarter through the last day of the quarter.
	State Fiscal Year	Unduplicated count of Members from the first day of the state fiscal year through the last day of the state fiscal year (July 1-June 30).

Row Label	Description
SMI Adults	This is a header row

Page | 211

SMI Enrolled
An unduplicated count of all MCO users that are SMI. The SMI Behavioral Health Population is defined in Exhibit G. This number is also reported in cells B16 of report BH1 (Behavioral Health Populations).

SMI Receiving Peer Support	An unduplicated count of all MCO users that are SMI who have received peer support services during the reporting period.
SMI Receiving Assertive Community Treatment	An unduplicated count of all MCO users that are SMI who have received Assertive Community Treatment during the reporting period.
SMI Receiving Supported Employment	An unduplicated count of all MCO users that are SMI who have received Supported Employment during the reporting period.
SMI Receiving Supported Housing	An unduplicated count of all MCO users that are SMI who have received Supported Housing during the reporting period.
Behavioral Health (BH) Children/Youth	This is a header row
Behavioral Health (BH) Children/Youth Enrolled
An unduplicated count of all MCO users that are Behavioral Health (BH) Children/Youth. The Behavioral Health (BH) Children/Youth is defined in Exhibit G as Children/Youth with Behavioral Health (General Child/Youth BH Population) : Behavioral Health Populations. This number is also reported in cells B19 of report BH1 (Behavioral Health Populations).

BH Children/Youth Receiving Wraparound	An unduplicated count of all MCO users that are BH Children/Youth who have received Wraparound during the reporting period.
BH Children/Youth Receiving Peer Support	An unduplicated count of all MCO users that are BH Children/Youth who have received Peer Support during the reporting period.
BH Children/Youth Receiving Muli-Systemic Therapy	An unduplicated count of all MCO users that are BH Children/Youth who have received Muli-Systemic Therapy during the reporting period.
BH Children/Youth Receiving Multidimentional Treatment Foster Care (per diem)	An unduplicated count of all MCO users that are BH Children/Youth who have received Multidimentional Treatment Foster Care (per diem) during the reporting period.
Percentage	This is a header row
% of SMI receiving Peer Support Services	Numerator: ‘SMI receiving Peer Support’ Denominator: ‘SMI Enrolled’
% of SMI receiving Assertive Community Treatment	Numerator: ‘SMI receiving Assertive Community Treatment’ Denominator: ‘SMI Enrolled’
% of SMI receiving Supported Employment	Numerator: ‘SMI receiving Supported Employment’ Denominator: ‘SMI Enrolled’
% of SMI receiving Supported Housing	Numerator: ‘SMI receiving Supported Housing’ Denominator: ‘SMI Enrolled’

% of BH Children/Youth receiving Wraparound	Numerator: ‘SED receiving Wraparound’ Denominator: ‘SED Enrolled’
% of BH Children/Youth receiving Peer Support	Numerator: ‘BH Children/Youth receiving Peer Support’ Denominator: ‘BH Children/Youth Enrolled’
% of BH Children/Youth receiving Multi-Systemic Therapy	Numerator: ‘BH Children/Youth receiving Multi-Systemic Therapy’ Denominator: ‘SED Enrolled’

Page | 212

% of BH Children/Youth receiving Multidimentional Treatment Foster Care (per diem)	Numerator: ‘BH Children/Youth receiving Multidimentional Treatment Foster Care (per diem)’ Denominator: ‘BH Children/Youth Enrolled’

Column Label	Description
<mm/yyyy>	The month that is reported. Display in the format mm/yyyy.
QE <mm/dd/yyyy>
Quarter Ending (QE) is the last day of the quarter displayed in the format mm/dd/yyyy. This column is to be populated in all monthly reports in space provided (not only in quarters end months); contents should apply to the last quarter ending and the quarter ending date should be correctly displayed in the space provided.

State Fiscal Year
The State Fiscal Year (SFY) is defined as the period July 01 through June 30. Example: SFY 2012 is defined as the period 01-Jul-2011 through 30-Jun-2012. The SFY identified as the year that the month being reported is in.

Unduplicated Count
An unduplicated count of only MCO enrolled members who meet the criteria as a one of the four Behavioral Health populations according to Exhibit G. Unduplicated counts for each reported period are to be determined as follows:

	Month	Unduplicated count of all users from the first day of the month to the last day of the month.
	Quarter	Unduplicated count of all users from the first day of the quarter to the last day of the quarter.
	State Fiscal Year	Unduplicated count of Members from the first day of the state fiscal year through the last day of the state fiscal year (July 1-June 30).
Percentage of SMI Percentage of BH Children/Youth
Indicates that the unduplicated count of SMI Enrolled (for the adult section) or the unduplicated count of BH Children/Youth Enrolled (for the child/youth section) are to be used as the denominator for the row.

MCO Paid Amount	Total paid amount by the MCO or the MCO subcontractor for the respective row heading (service) during the reporting period .

Page | 213

Report #:	102	Created:	10/27/11
Name:	Behavioral Health and Chronic Physical Health	Last Revised:	07/29/13
Group:	Behavioral Health	Report Status:	Revised
Frequency:	Monthly	Exhibits:	G, K
Period:	First day of the month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities Kentucky Department for Medicaid Services

Description:

The report identifies the chronic physical health issues associated with children and adults who also are defined as one of the four major Behavioral Health populations as defined in Exhibit G. Exhibit K is the list of ICD-9 codes that are of concern for this report; managed care organiations are expected to adhere to current industry standard codes for diagnoses (e.g. ICD-10) especially should industry standards become updated or change over the lifespan of this report and the duration of the contract period. All paid claims activity during the reporting period is to be reported. All provider types are to be reported.

Sample Layout:

Behavioral Health Adults and Children who have Chronic Physical Health Diagnosis(es)
	Adults (18+)				Children/Youth (<18)
	Adult BH		SMI		Child/Youth		SED
System	Unduplicated Client Count	% of BH Adult Enrolled	Unduplicated Client Count	% of Adult BH Enrolled	Unduplicated Client Count	% of BH Children/ Youth Enrolled	Unduplicated Client Count	% of BH Children/ Youth Enrolled
Total - All Systems

Central Nervous System
Cardiovascular
Respiratory
Endocrine
Obesity
Hearing
Unknown

Reporting Criteria:

Page | 214

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in order by rows and columns as specified in the sample layout above.

Row Label	Description
Systems
Exhibit K is the list of ICD-9 codes that are of concern for this report; managed care organiations are expected to adhere to current industry standard codes for diagnoses (e.g. ICD-10) especially should industry standards become updated or change over the lifespan of this report and duration of the contract period. If it is necessary to enter multiple chronic health diagnoses on one row, enter into this column each diagnosis separated by a semicolon.

Column Label	Description
Behavioral Health Population Adult BH SMI Child/Youth SED
A code value to designate the population for which the MH/SA service was provided; it is expected that MCOs will adhere to and include current industry standard codes for MH & SA services provided. Populations are defined in Exhibit G: Behavioral Health Populations. Valid values are:
•    AGEN: Adult General Behavioral Health Population
•    SMI: Serious Mental Illness Population
•    SED: Serious Emotional Disability Population
•    CGEN: Child/Youth General Behavioral Health Population

Unduplicated Count	The total number of unduplicated Members for which a service was paid for by the MCO or the MCO subcontractor during the month that is reported.
Percentage of ‘Adult BH Enrolled’ or ‘Child/Youth BH Enrolled’.
This indicates per row that the “unduplicated count” is to be the denominator. The numerator per row is the unduplicated count of those meeting the criteria for the section (1. BH Adult Clients and 2. BH Child/Youth Clients).

Page | 215

Report #:	103	Created:	10/27/11
Name:	Facilities Report	Last Revised:	07/29/13
Group:	Behavioral Health	Report Status:	Revised
Frequency:	Monthly	Exhibits:	G
Period:	First day of the month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities Kentucky Department for Medicaid Services

Description:

The report identifies the percentage of readmissions among PRTFs and inpatient facilities for Behavioral Health clients as defined in Exhibit G. All paid claims activity during the reporting period is to be reported. All billing provider types are to be reported. The readmissions are defined as a discharge from the facility type in the row and readmitted to any other type of facility listed. The following are to be excluded from the contents of this report: 1) transfers or same day readmissions, 2) deaths, 3) discharges to acute medical care facilities.

Sample Layout:

mm/yyyy
	Behavioral Health Population	Unduplicated Client Count in-state	Unduplicated Client Count out-of-state	Number of Admission	Average Length of Stay	Readmissions								Outpatient Follow-up
Discharged from:						7 days		30 days		60 days		90 days		7 days		14 days
						Num-ber	Per-cent	Num-ber	Per-cent	Num-ber	Per-cent	Num-ber	Per-cent	Num-ber	Per-cent	Num-ber	Per-cent
1. Acute Psychiatric	Adults (18+)
Children/Youth (<18)
2. PRTF-Level I	Adults (18+)
Children/Youth (<18)
3. PRTF-Level II	Adults (18+)
Children/Youth (<18)
4. State Psychiatric Hospital	Adults (18+)
Children/Youth (<18)
5. SA Residential	Adults (18+)
Children/Youth (<18)

Page | 216

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted by Provider Type as shown above.

Row Label	Description
1. Acute Psychiatric 2. PTRF I 3. PRTF II 4. IMD State Psychiatric Hospitals 5. SA Residential in state
Equalivalent Provider Types are:
01 General Hospital (psychiatric unit/bed)
04 PRTF I
04 PRTF II
02 Mental Hospital (ARH (Appalachian Regional Healthcare –

psychiatric unit), CSH (CENTRAL STATE HOSPITAL), ESH

(EASTERN STATE HOSPITAL), WSH (EASTERN STATE HOSPITAL))
45 EPSDT Special Services

Definintion for PRTF I and II facility types can be found at:
http://162.114.4.35/statutes/statute.aspx?id=9255(please cut and paste this into a browser if it does not auto-open)

Column Label	Description
Provider ID	The Provider’s Medicaid ID.
Count of all MCO Enrollees	The count of unique members of the panel for the reporting period.
Number of Admissions
Count of admissions during the reporting period to any of the following facility/provider types:
   1. Acute Psychiatric
   2. PTRF I
   3. PRTF II
   4. State Psychiatric Hospitals (ARH (Appalachian Regional Healthcare – psychiatric unit), CSH, ESH (EASTERN STATE HOSPITAL), WSH (EASTERN STATE HOSPITAL))
   5. SA Residential

Page | 217

Average Length of Stay (LOS)
The average number of days that the facility stay lasted; the number of days beginning with the day of admission and ending with the day of discharge. The admission day and discharge day are each counted as a day.

Behavioral Health Population	The rows “Adults (18+)” and “Children/Youth (<18)” are defined in Exhibit G: AGEN: Adult General Behavioral Health Population CGEN: Child/Youth General Behavioral Health Population
Readmission
The readmissions are defined as a discharge from the facility type in the row and readmitted to any other type of facility listed below.

1. Acute Psychiatric (Private Psychiatric Units)
   2. PTRF I
   3. PRTF II
   4. State Psychiatric Hospitals (ARH (Appalachian Regional Healthcare – psychiatric unit), CSH (CENTRAL STATE HOSPITAL), ESH (EASTERN STATE HOSPITAL), WSH (EASTERN STATE HOSPITAL))
   5. SA Residential

The following are to be excluded from the contents of this report: 1) transfers or same day readmissions, 2) deaths, 3) discharges to acute medical care facilities.

Each monthly report will include the admissions for that reporting period. The admission is counted as a readmission when a previous admission date occurred 7, 30, 60, or 90 days prior given historical data.

Percent Readmission	Numerator: the number of discharges for the row. Denominator: the number of readmissions for the row per time category (7,30. 60. or 90 days).
Outpatient Follow-up
Outpatient follow-up is defined as a discharge from the facility type in the row and received an outpatient service within 7 or 14 days of discharge. Refer to industry standards for a list of behavioral health services.

The following are to be excluded from the contents of this report: 1) transfers or same day readmissions, 2) deaths, 3) discharges to acute medical care facilities.

Each monthly report will include the admissions for that reporting period. The admission is counted as a readmission when a previous admission date occurred 7, 30, 60, or 90 days prior given historical data.

Page | 218

Percent Outpatient Follow-up	Numerator: the number of discharges for the row. Denominator: the number of discharged clients receiving an outpatient service after discharge. (7 or 14 days).

Report #:	104	Created:	10/31/11
Name:	Behavioral Health Expenses (PMPM)	Last Revised:	07/29/13
Group:	Behavioral Health	Report Status:	Revised
Frequency:	Monthly	Exhibits:	G
Period:	First day of the month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities Kentucky Department for Medicaid Services

Description:

The report identifies per member per month, quarter and state fiscal year expenses for Behavioral Health populations. All paid claims activity during the reporting period is to be reported. All billing provider types are to be reported. All three sections (mm/yy, QE-quarter ending, and State Fiscal Year) are to be completed each month.

Sample Layout:

Page | 219

mm/yy	All MCO Enrollees	All BH Adults	SMI	All BH Children/Youth	SED

Total Cost Per Member Per Month (PMPM)
(sum of next four rows)
Medical Costs Per Member Per Month (PMPM)
All Non-Behavioral Health Drug Costs Per Member Per Month (PMPM)
Behavioral Health Cost (PMPM)
Behavioral Health Drug Costs Per Member Per Month (PMPM)
Behavioral Health : Medical Cost Ratio (e.g. 3:1)
QE mm/dd/yyyy
Total Cost Per Member Per Quarter (PMPQ)
(sum of next four rows)
Medical Costs Per Member Per Quarter (PMPMQ)
All Non-Behavioral Health Drug Costs Per Member Per Quarter (PMPQ)
Behavioral Health Cost (PMPQ)
Behavioral Health Drug Costs Per Member Per Quarter (PMPQ)
Behavioral Health : Medical Cost Ratio (e.g. 3:1)
State Fiscal Year
Total Cost Per Member Per State Fiscal Year
(sum of next four rows)
Medical Costs Per Member Per State Fiscal Year
All Non-Behavioral Health Drug Costs Per Member Per State Fiscal Year
Behavioral Health Cost per Fiscal State Fiscal Year
Behavioral Health Drug Costs Per Member Per State Fiscal Year
Behavioral Health : Medical Cost Ratio (e.g. 3:1)

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy The following describes each reported period:

Page | 220

	Month	from the first day of the month to the last day of the month.
Quarter
from the first day of the quarter to the last day of the quarter.

Quarter Ending (QE) is the last day of the quarter displayed in the format mm/dd/yyyy. This column is to be populated in all monthly reports in space provided (not only in quarters end months); contents should apply to the last quarter ending and the quarter ending date should be correctly displayed in the space provided.

	State Fiscal Year	Unduplicated count of Members from the first day of the state fiscal year through the last day of the state fiscal year (July 1-June 30).
Sort Order	The report has no specific sort order.

Row Label	Description
Total Cost Per Member per (month, quarter, state fiscal year)	per member per (month, quarter, state fiscal year) Total cost. “Total Cost” = “Medical Cost” + “All Non-Behavioral Health Drug Cost” + “Behavioral Health Costs” + “Behavioral Health Drug Cost”
Medical Costs Per Member per (month, quarter, state fiscal year)	per member per (month, quarter, state fiscal year): All medical costs excluding medical pharmacy costs.
All Non-Behavioral Health Drug Costs Per Member per (month, quarter, state fiscal year)	per member per (month, quarter, state fiscal year): All non-behavioral health drug costs.
Behavioral Health Costs per (month, quarter, state fiscal year)	per member per (month, quarter, state fiscal year): All behavioral health costs excluding behavioral health drug costs.
Behavioral Health Drug Costs Per Member per (month, quarter, state fiscal year)	per member per (month, quarter, state fiscal year): All behavioral health drug costs.
Behavioral Health Medical Cost Ratio
per member per (month, quarter, state fiscal year): The ratio for All behavioral health costs (including behavioral health drug costs) : All medical costs (including non-behavioral health drug costs).  (e.g. 3:1)

Page | 221

Column Label	Description
All MCO Enrollees	Include only Members for which the MCO has received a capitation payment.
All BH Adults	All MCO enrolled members that are BH population clients age 18 or older. Populations are defined in Exhibit G: Behavioral Health Populations.
SMI	All MCO enrolled members that are SMI. Populations are defined in Exhibit G: Behavioral Health Populations.
All BH Children / Youth	All MCO enrolled members that are BH population clients age under 18. Populations are defined in Exhibit G: Behavioral Health Populations.
SED	All MCO enrolled members that are SED. Populations are defined in Exhibit G: Behavioral Health Populations.

Report #:	106	Created:	12/05/11
Name:	Behavioral Health Pharmacy for MCO Members - Adults and Children	Last Revised:	07/29/13
Group:	Behavioral Health	Report Status:	Revised
Frequency:	Monthly	Exhibits:	A, B, G, J, & Ky Medicaid Behavioral Health Pharmacy Master List
Period:	First day of the month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities Kentucky Department for Medicaid Services

Description:

The report identifies behavioral health pharmacy prescribed for all members – adults and children. All paid claims activity during the reporting period is to be reported. All prescribers are to be reported. All medications prescribed and classifications within industry standards are to be reported.

Sample Layout:

Page | 222

Number of members in age class:				Number of members in age class and on 1 or more psychiatric medication:
0-5				0-5
6-12				6-12
13-17				13-17
18-64				18-64
65+				65+

Percent of all MCO children on 1 or more psychiatric medications of the same class for more than 30 days.
(Report as decimal percentage. e.g. 5.25% should be reported as .0525)

	Medication Class	Number of Members	Percent of Members
Anti anxiety
Anti depressants
Anti psychotics
CNS Stimulants
Mood Stabilizers
Other Psychotropics
Substance Abuse meds

Polypharmacy Adults (Report as decimal percentage.	Number of Members	Percent of Members
e.g. 5.25% should be reported as .0525)
Percent of all adult members on 2 or more psychiatric medications
Percent of all adult members on 3 or more psychiatric medications
Percent of all adult members on 4 or more psychiatric medications
Percent of all adult members on 5 or more psychiatric medications

Polypharmacy Children (Report as decimal percentage.	Number of Members	Percent of Members
e.g. 5.25% should be reported as .0525)
Percent of all child members on 2 or more psychiatric medications
Percent of all child members on 3 or more psychiatric medications
Percent of all child members on 4 or more psychiatric medications
Percent of all child members on 5 or more psychiatric medications

Page | 223

Intra-class Polypharmacy Adults
Percent of all MCO adult members on 2 or more psychiatric medications of the same class for more than 30 days.
(Report as decimal percentage. e.g. 5.25% should be reported as .0525)
Med Class	Number of Members	Percent of Members
Anti anxiety
Anti depressants
Anti psychotics
CNS Stimulants
Mood Stabilizers
Other Psychotropics
Substance Abuse meds

Intra-class Polypharmacy Children
Percent of all MCO children on 2 or more psychiatric medications of the same class for more than 30 days.
(Report as decimal percentage. e.g. 5.25% should be reported as .0525)
Med Class	Number of Members	Percent of Members
Anti anxiety
Anti depressants
Anti psychotics
CNS Stimulants
Mood Stabilizers
Other Psychotropics
Substance Abuse meds

Reporting Criteria:

Page | 224

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted as shown above.
Medication Class
The Behavioral Health Med Class code. A listing of Medication Class Codes is provided in Exhibit J: BHDID Psychotropic Medication Class Codes. Managed care organiations are expected to adhere to current industry standard codes for medications especially should industry standards become updated or change over the lifespan of this report and duration of the contract period.

Row Label	Description
Polypharmacy Adults	This is a header row
Percent of all adult members on 2 or more psychiatric medications
Numerator: number of all MCO adult members (>18 years age) on 2 or more psychiatric medications (in any class listed on Exhibit J) during the reporting period.
Denominator: number of all MCO adult members (>18 years age) during the reporting period.

Percent of all adult members on 3 or more psychiatric medications
Numerator: number of all MCO adult members (>18 years age) on 3 or more psychiatric medications (in any class listed on Exhibit J) during the reporting period.
Denominator: number of all MCO adult members (>18 years age) during the reporting period.

Percent of all adult members on 4 or more psychiatric medications
Numerator: number of all MCO adult members (>18 years age) on 4 or more psychiatric medications (in any class listed on Exhibit J) during the reporting period.
Denominator: number of all MCO adult members (>18 years age) during the reporting period.

Percent of all adult members on 5 or more psychiatric medications
Numerator: number of all MCO adult members (>18 years age) on 5 or more psychiatric medications (in any class listed on Exhibit J) during the reporting period.
Denominator: number of all MCO adult members (>18 years age) during the reporting period.

Page | 225

Polypharmacy Child	This is a header row
Percent of all child members on 2 or more psychiatric medications
Numerator: number of all MCO child members (<18 years age) on 2 or more psychiatric medications (in any class listed on Exhibit J) during the reporting period.
Denominator: number of all MCO child members (<18 years age) during the reporting period.

Percent of all child members on 3 or more psychiatric medications
Numerator: number of all MCO child members (<18 years age) on 3 or more psychiatric medications (in any class listed on Exhibit J) during the reporting period.
Denominator: number of all MCO child members (<18 years age) during the reporting period.

Percent of all child members on 4 or more psychiatric medications
Numerator: number of all MCO child members (<18 years age) on 4 or more psychiatric medications (in any class listed on Exhibit J) during the reporting period.
Denominator: number of all MCO child members (<18 years age) during the reporting period.

Percent of all child members on 5 or more psychiatric medications
Numerator: number of all MCO child members (<18 years age) on 5 or more psychiatric medications (in any class listed on Exhibit J) during the reporting period.
Denominator: number of all MCO child members (<18 years age) during the reporting period.

Intra-class Polypharmacy	This is a header row
ADULTS: Percent of all MCO adult members on 2 or more psychiatric medications of the same class for more than 30 days.
For each class of BH Psychotropic Medication Codes (Exhibit J):

Enter the percentage of all MCO adult members who are on more than 2 psychiatric medications (Exhibit J) for more than 30 days. This will require rolling back into the previous month.
Numerator: number of all MCO adult members (>18 years age) on 2or more psychiatric medications (in any class listed on Exhibit J) for more than 30 days during the reporting period.
Denominator: number of all MCO adult members (>18 years age) during the reporting period.

Page | 226

CHILDREN: Percent of all MCO child members on 2 or more psychiatric medications of the same class for more than 30 days.
For each class of BH Psychotropic Medication Codes (Exhibit J):

Enter the percentage of all MCO child members who are on more than 2 psychiatric medications (Exhibit J) for more than 30 days. This will require looking back into the previous month.
Numerator: number of all MCO child members (<18 years age) on 2or more psychiatric medications (in any class listed on Exhibit J) for more than 30 days during the reporting period.
Denominator: number of all MCO child members (<18 years age) during the reporting period.

Column Label	Description
Number of Members	The total number of unduplicated Members for which a service was paid for by the MCO or the MCO subcontractor during the month that is reported.
Percentage of Members.	This indicates per row that the unduplicated count of All MCO enrollees is to be the denominator and the numerator per row is the unduplicated count of those meeting the criteria for the section.

Report #:	110	Created:	10/15/11
Name:	Original Behavioral Health Claims Processed (BH)	Last Revised:	07/29/13
Group:	Behavioral Health	Report Status:	Revised
Frequency:	Monthly	Exhibits:	A, B
Period:	First day of month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities Kentucky Department for Medicaid Services
Description:

This report provides the number of original clean claims processed during a reporting period reported by Billing Provider Type and claim status. All Billing Provider Types listed on the report are to be reported; blanks will cause report to be rejected by automated processes so use zeros where applicapble. There are four claim statuses to be included in the report:

1.	Received;

Page | 227

2.	Pay;

3.	Deny; and

4.	Suspended

One (1) Billing Provider Type is further broken down as follows:
Billing Provider Type 54 Pharmacy (Rx)
Pharmacy (Rx) non-Behavioral Health Brand;
Pharmacy (Rx) non-Behavioral Health Generic;
Pharmacy (Rx) Behavioral Health Brand; and
Pharmacy (Rx) Behavioral Health Generic

Sample Layout:

Claims Received
	Total Count	Total Processed	Total Charges	Avg. Charges
Total All Claims
PRTF
Adult Targeted Case Mgmt
Child Targeted Case Mgmt
Impact Plus
Community Mental Health
EPSDT Special Services - BH only
Rx - Non-BH - Brand
Rx - Non-BH - Generic
Rx - BH - Brand
RX - BH - Generic
Clinical Social Worker
Psychologist
Psychiatric Distinct Part Unit
Rehabilitation Distinct Part Unit
Rural Health Clinic
Primary Care

Page | 228

Adjudicated to Pay Status
	Total Count	Percent	Total Charges	Avg. Charges	Total Paid	Avg. Paid
Total All Claims
PRTF
Adult Targeted Case Mgmt
Child Targeted Case Mgmt
Impact Plus
Community Mental Health
EPSDT Special Services - BH only
Rx - Non-BH - Brand
Rx - Non-BH - Generic
Rx - BH - Brand
RX - BH - Generic
Clinical Social Worker
Psychologist
Psychiatric Distinct Part Unit
Rehabilitation Distinct Part Unit
Rural Health Clinic
Primary Care

Page | 229

Adjudicated to Deny Status
	Total Count	Percent	Total Charges	Avg. Charges
Total All Claims
PRTF
Adult Targeted Case Mgmt
Child Targeted Case Mgmt
Impact Plus
Community Mental Health
EPSDT Special Services - BH only
Rx - Non-BH - Brand
Rx - Non-BH - Generic
Rx - BH - Brand
RX - BH - Generic
Clinical Social Worker
Psychologist
Psychiatric Distinct Part Unit
Rehabilitation Distinct Part Unit
Rural Health Clinic
Primary Care

Page | 230

Placed in Suspended Status
	Total Count	Percent	Total Charges	Avg. Charges
Total All Claims
PRTF
Adult Targeted Case Mgmt
Child Targeted Case Mgmt
Impact Plus
Community Mental Health
EPSDT Special Services - BH only
Rx - Non-BH - Brand
Rx - Non-BH - Generic
Rx - BH - Brand
RX - BH - Generic
Clinical Social Worker
Psychologist
Psychiatric Distinct Part Unit
Rehabilitation Distinct Part Unit
Rural Health Clinic
Primary Care

Reporting Criteria:

Page | 231

General Specifications	Definition
Claim	Claim is defined as an original clean claim.
Claim Count	A claim count of one is applied to each claim. Therefore a claim that pays on the header and a claim that pays on the detail will both have a count of one.
Billing Provider Type
Billing Provider Type is designated with a state specific two (2) character field.
Billing Provider Type 04 = PRTF
Billing Provider Type 27 = Adult Targeted Case Mgmt
Billing Provider Type 28 = Child Targeted Case Mgmt
Billing Provider Type 29 = Impact Plus
Billing Provider Type 30 = Community Mental Health
Billing Provider Type 45 = EPSDT Special Services
Billing Provider Type 54 = Rx - Non-BH - Brand
Billing Provider Type 54 = Rx - Non-BH - Generic
Billing Provider Type 54 = Rx - BH - Brand
Billing Provider Type 54 = RX - BH - Generic
Billing Provider Type 82 = Clinical Social Worker
Billing Provider Type 89 = Psychologist
Billing Provider Type 92 = Psychiatric Distinct Part Unit
Billing Provider Type 93 = Rehabilitation Distinct Part Unit
Billing Provider Type 35 = Rural Health Clinic
Billing Provider Type 31 = Primary Care

Provider Type Category	Billing Provider Type Category is a breakdown of a Billing Provider Type by specified criteria.
Date Format	All report dates are to be in the following format: mm/dd/yyyy

Row Label	Description
Total All Claims	Includes all Provider Types and Provider Type Categories included in the report.
‘Provider Type’	Crosswalk of Provider Type and Provider Specialty to each Provider Description listed is provided in Exhibit A: Provider Type and Specialty Crosswalk.
‘Provider Type Category’	Crosswalk of Provider Type Categories for Pharmacy are provided in Exhibit B: Billing Provider Type Category Crosswalk

Claim Status	Column Label	Description
Received	Total Count	Total Count of all Original Claims received during the reporting period.

Page | 232

Received	Total Processed	Total Count of all Original Claims processed during the reporting period to a status of Pay, Deny or Suspended.
Received	Total Charges	Total charges for all received original claims. A claim that pays at the header should use the charges from the header. A claim that pays at the detail should include the charges from all the details.
Received	Avg. Charges	Calculated Field: ‘Total Charges’ from received status divided ‘Total Count’ from received status.
Pay	Total Count	Total Count of all Original Claims received during the reporting period that adjudicated to a Pay status.
Pay	Percent	Calculated Field: ‘Total Count’ from pay status divided by ‘Total Count’ from received status.
Pay	Total Charges
Total charges from original claims adjudicated to a pay status. Header paid claims will use the charges from the Header. Detail paid claims will use charge from the line items that have a pay status. Denied line item charges are not to be included in Total Charges.

Pay	Avg. Charges	Calculated Field: ‘Total Charges’ from pay status divided by ‘Total Count’ from pay status.
Pay	Total Paid
The total adjudicated claim paid amount by the MCO. Example: A claim adjudicated to pay $100. There is an outstanding A/R in financial for $200. The MCO should report the $100 adjudicated paid amount and not the $0 financial payment.

Pay	Avg. Paid	Calculated Field: ‘Total Paid’ from pay status divided by ‘Total Count’ from pay status.
Deny	Total Count	Total Count of all Original Claims received during the reporting period that adjudicated to a Deny status.
Deny	Percent	Calculated Field: ‘Total Count’ from deny status divided by ‘Total Count’ from received status.
Deny	Total Charges	Total charges for all denied original claims. A claim that pays at the header should use the charges from the header. A claim that pays at the detail should include the charges from all the details.
Deny	Avg. Charges	Calculated Field: ‘Total Charges’ from deny status divided by ‘Total Count’ from deny status.
Suspended	Total Count
Total Count of all Original Claims received during the reporting period that moved to a suspended status. The claim shall be counted even if the claim later was changed to a Pay or Deny status during the reporting period.

Suspended	Percent	Calculated Field: ‘Total Count’ from suspended status divided by ‘Total Count’ from received status.

Page | 233

Suspended	Total Charges
Total charges for all suspended original claims. A claim that pays at the header should use the charges from the header. A claim that pays at the detail should include the charges from all the details.

Suspended	Avg. Charges	Calculated Field: ‘Total Charges’ from suspended status divided by ‘Total Count’ from suspended status.

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted by Provider Type order as shown above.

Report #:	118	Created:	01/27/12
Name:	Behavioral Health Outcomes	Last Revised:	07/29/13
Group:	Behavioral Health	Report Status:	Revised
Frequency:	Monthly	Exhibits:
Period:	First day of the month through the last day of the month.
Due Date:	By the 15th of the month following the report period.
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities Kentucky Department for Medicaid Services

Description:
This report includes Behavioral Health outcomes associated with adults and children/youth. All paid claims activity during the reporting period is to be considered. All billing provider types are to be considered.

Reporting Criteria:

Page | 234

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Sort Order	The report is to be sorted in order of template provided. The template must be adhered to without change of cells or format.

Description of Outcomes	Data reported
Access: Wait Times
• Average number of days wait for initial appointment per 1) MCO Enrollees and 2) MCO enrollees who are Behavioral Health clients as defined in Exhibit G. Include the standard deviation and the N.
o Emergent (needing immediate assistance)
o Urgent (needing assistance within 24 hours)
o Routine (needing assistance within 1 week or more)
Total (sum of above three rows) Crisis
•    Number of crisis calls per 1000 MCO enrollees
Numerator: number of telephone calls or walk-ins defined as a crisis

Definition of Crisis:  Danger to self or others,  the presence of the following may also constitute a MH crisis, particularly for individuals with history of mental health concerns. Usually needs assistance immediately or within 24 hours.
o    Intense Feelings of Personal Distress (anxiety, depression, anger, panic, hopelessness);
o    Obvious Changes in Functioning (neglect of personal hygiene, unusual behavioral);
o    Catastrophic Life Events (disruptions in personal relationships/support systems/living arrangements, loss of autonomy or parental rights, victimization or natural disaster).

Outcomes for MCO Enrollees
•    Number of psychiatric hospitalizations per1000 MCO Enrollees
Numerator: # of admissions to a either a state psychiatric hospital (ARH (Appalachian Regional Healthcare –psychiatric unit), CSH (CENTRAL STATE HOSPITAL), ESH (EASTERN STATE HOSPITAL), WSH (EASTERN STATE HOSPITAL)) or a general hospital psychiatric unit

o Number of Emergency Room visits/1000 MCO Enrollees o Number of Emergency Room visits by Behavioral Health Clients /1000 Behavioral Health Clients.

Page | 235

•    Percent adhering to recommended course of behavioral health treatment:
Note: The reporting period for the following three measures is the current state fiscal year. Monthly reports should include measures for state fiscal year-to-date.

o    Adherence to Antipsychotics for Individuals with Schizophrenia
The percentage of members age 18+ years during the reporting period with schophrenia who were dispensed and remained on an antipsychotic medication for at least 80% of their treatment period.
Numerator: # of individual members age 18+ years who achieved a PDC (portion of days covered) of at least 80% for their antipsychotic medication during the reporting period.
Denominator: # of individual members with Schizophrenia who were dispensed an antipsychotic medication for treatment.
More specifics of this measure should follow the HEDIS, 2013 reference:
NCQA. (2013). Technical specifications for health plans volume 2. p. 202-206.

o    Antidepressant Medication Management
The percentage of members age 18+ years with a diagnosis of major depression and were newly treated with antidepressant medication, and who remained on an antidepressant medication treatment. Two rates are reported:

Effective Acute Phase Treatment. The percentage of newly diagnosed and treated members who remained on an antidepressant medication for at least 84 days (12 weeks).
Numerator: # of individual members age 18+ years with a diagnosis of major depression and who were newly treated with antidepressant medication and remained an antidepressant medication for at least 84 days (12 weeks).

Effective Continuation Phase Treatment. The percentage of newly diagnosed and treated members who remained on an antidepressant medication for at least 180 days (6 months).
Numerator: # of individual members age 18+ years with a diagnosis of major depression and who were newly treated with antidepressant medication and remained an antidepressant medication for at least 180 days (6 months).

Page | 236

Denominator: # of individual members age 18+ years with a diagnosis of major depression and were newly treated with antidepressant medication

More specifics of this measure should follow the HEDIS, 2013 reference:
NCQA. (2013). Technical specifications for health plans volume 2. p. 182-186.

o    Annual Monitoring for Patients on Persistent Medications
The percentage of members age 18+ years who receive at least 180 days of ambulatory medication therapy for a select therapeutic agent during the reporting period and at least one therapeutic monitoring event for the therapeutic agent in the reporting period.
For each product line, report each of the four rates separately and as a total rate.
1.    Annual monitoring for members on angiotensin converting enzyme (ACE) inhibitors or angiotensin receptor blockers (ARB).
2.    Annual monitoring for members on digoxin.
3.    Annual monitoring for members on diuretics.
4.    Annual monitoring for members on anticonvulsants.
Total rate (the sum of the four numerators divided by the sum of the four denominators).

For definitions of each numerator, see NCQA. (2013). Technical specifications for health plans volume 2. p. 208-213.
Denominator: # of individual members age 18+ years who receive at least 180 days of ambulatory medication therapy for a select therapeutic agent during the reporting period
More specifics of this measure should follow the HEDIS, 2013 reference:
NCQA. (2013). Technical specifications for health plans volume 2. p. 208-213.

Behavioral Health Integrated Care for Adults & Chidren/Youth
•    Unduplicated number of a) adults age 18 and over and b) children/youth under age 18 who have received both mental health and substance abuse services; or have received integrated services (separating adults and children/youth) during the reporting period.
mm/yyyy SFY-to-date a) b)
Tobacco Product Users
• Of all MCO enrollees, the number of a) adults age 18 and over and b) children/youth under age 18 who report use (once a week or greater) of tobacco products (all types)
Substance Use Disorder Screening
• Of all MCO enrollees, the unduplicated number of 1) adult members (age 18+) and 2) Children/Youth members (age under 18) who are screened for a substance use disorder in
A. Emergency Room
B. Primary Care Provider
C. Specialized Care Provider

Page | 237

D. Hospital Admission
E. Other provider types
CPT codes associated with this are: 96150,-96155 (Health / Behavioral Health Assessment/Intervention Services. Example Substance Use Disorder Screening Tools include: GAIN SS (Global Appraisal of Individual Need Short Screener), UNCOPE, SBIRT (Screening, Brief Intervention, and Referral to Treatment), AUDIT (Alcohol Use Disorders Identification Test), and CAGE.

Report #:	119	Created:	01/19/12
Name:	Mental Health Statistics Improvement Project Adult Survey Report	Last Revised:	07/29/13
Group:	Behavioral Health	Report Status:	Revised
Frequency:	Annual	Exhibits:
Period:	State Fiscal Year: 01-JULY through 30-JUNE
Due Date:	1-NOV
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities Kentucky Department for Medicaid Services

Description:
The MCO shall annually implement the Mental Health Statistics Improvement Program (MHSIP) Adult Survey. The behavioral health member satisfaction survey requirement shall be satisfied by the Contractor by administering the 28-Item Mental Health Statistics Improvement Program (MHSIP) Adult Survey plus additional 8 items for the Social Connectedness and Functioning National Outcome Measures (for adult behavioral health members). The MCO may contact the Department for Behavioral Health, Developmental and Intellectual Disabilities (DBHDID) to obtain a current version of the survey tools. Surveys should be administered by an NCQA certified survey vendor. The contractor shall submit a plan for administration (sampling strategy, survey methodology, etc.) to DBHDID prior to survey administration . DBHDID shall review and approve any Behavioral Health member survey instruments and plan for administration and shall provide a written response to the Contractor within fifteen (15) days of receipt. The Contractor shall provide the Department a copy of all survey results in the format prescribed. Survey results shall include counts of Members surveyed by MCO Region and report percentages of Members who report positively about the following domains:
Adult Behavioral Health Members:

•	Access

•	Quality and Appropriateness

•	Outcomes

•	Treatment Planning

•	General Satisfaction with Services
Sample Layout:

Page | 238

Provider Type	SFY Survey Completed	General Satisfaction	Access	Quality	Participation	Outcomes	Social Connectedness	Functioning

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Provider Type
All Billing Provider Types are to be considered. Billing Provider Type is designated with a state specific two (2) character field. Crosswalk of Provider type and Provider Specialty to each Provider Description if provided in Exhibit A: Provider Type and Specialty Crosswalk.

SFY Survey Completed	The State Fiscal Year within which the survey was completed. Use format YYYY.
General Satisfaction	The Mean Score of the domain.
Access	The Mean Score of the domain.
Quality	The Mean Score of the domain.
Participation	The Mean Score of the domain.
Outcomes	The Mean Score of the domain.
Social Connectedness	The Mean Score of the domain.
Functioning	The Mean Score of the domain.

Page | 239

Report #:	120	Created:	01/19/12
Name:	Youth Services Satisfaction Caregiver Survey Report	Last Revised:	07/29/13
Group:	Behavioral Health	Report Status:	Revised
Frequency:	Annual	Exhibits:
Period:	State Fiscal Year: 01-JULY through 30-JUNE
Due Date:	1-NOV
Submit To:	Kentucky Department for Behavioral Health, Developmental & Intellectual Disabilities Kentucky Department for Medicaid Services
Description:
The MCO shall annually implement the Youth Services Satisfaction Caregiver Survey (YSSF) . The YSSF requirement shall be satisfied by the Contractor by administering the 21-item Youth Services Survey Family Version (YSS-F) plus additional 4 items for the Social Connectedness National Outcome Measure (for parents /caregiver of child members). The Contractor may contact the Department for Behavioral Health, Developmental and Intellectual Disabilities (DBHDID) to obtain a current version of the survey tools. Surveys should be administered by an NCQA certified survey vendor. The MCO shall submit a plan for administration (sampling strategy, survey methodology, etc.) to DBHDID prior to survey administration. DBHDID shall review and approve any Behavioral Health member survey instruments and plan for administration and shall provide a written response to the Contractor within fifteen (15) days of receipt. The Contractor shall provide the Department a copy of all survey results in the format prescribed. Survey results shall include counts of Members surveyed by MCO Region and report percentages of Members who report positively about the following domains:
Child Behavioral Health Members:

•	Access

•	Outcomes

•	Treatment Planning

•	Family Members Reporting high Cultural Sensitivity of Staff

•	General Satisfaction with Services

Sample Layout:

Provider Type	SFY Survey Completed	General Satisfaction	Access	Cultural Sensitivity	Participation	Outcomes	Social Connectedness	Functioning

Reporting Criteria:

Page | 240

General Specifications	Definition
Date Format	All report dates unless otherwise specified are to be in the following format: mm/dd/yyyy
Provider Type
All Billing Provider Types are to be considered. Billing Provider Type is designated with a state specific two (2) character field. Crosswalk of Provider type and Provider Specialty to each Provider Description if provided in Exhibit A: Provider Type and Specialty Crosswalk.

SFY Survey Completed	The State Fiscal Year within which the survey was completed. Use format YYYY.
General Satisfaction	The Mean Score of the domain.
Access	The Mean Score of the domain.
Cultural Sensitivity	The Mean Score of the domain.
Participation	The Mean Score of the domain.
Outcomes	The Mean Score of the domain.
Social Connectedness	The Mean Score of the domain.
Functioning	The Mean Score of the domain.

Report #:	126	Created:	08/28/2012
Name:	FQHC and RHC	Last Revised:	02/27/2013
Group:	Utilization	Report Status:	Active
Frequency:	Quarterly	Exhibits:	NA
Period:	First day of the quarter through the last day of the quarter.
Due Date:	45 calendar days following the report period.
Submit To:	Kentucky Department for Medicaid Services

Description:

The FQHC and RHC report provides the total amount paid to each Federally Qualified Health Center (FQHC) and Rural Health Center (RHC) per month. All Providers with a speciality of FQHC or RHC are to be reported.

Sample Layout:

Page | 241

Federally Qualified Health Center (FQHC) and Rural Health Center (RHC) Utilization
Specialty	Provider Medicaid ID	Provider Name	Month	# Unduplicated Claims Excluding Crossovers	Total Amt Paid- Claims Excluding Crossovers	TPL Amount Listed	# Unduplicated Crossover Claims	Total Amt Paid - Crossover Claims

Reporting Criteria:

General Specifications	Definition
Sort Order	The report is to be sorted in ascending order: <Specialty> by <Provider Medicaid ID> by <Month>

Row Label	Description
NA

Column Label	Description
Specialty	The Provider specialty. Valid values are FQHC and RHC
Provider Medicaid ID	Medicaid ID assigned by the Department
Provider Name	Provider name associated with the Provider Medicaid ID as listed in MMIS
Month	The month that the payments were made to the Provider. Format to be reported is <YYYY/MM>.
# Unduplicated Claims Excluding Crossovers	Total number by Medicaid ID of unduplicated claims for the quarter. Do not include Crossover Claims
Total Amt Paid- Claims Excluding Crossovers	Total dollars paid for the total number of unduplicated claims excluding crossovers listed in the previous column.
TPL Amount Listed	Total amount of any Third Party payment listed for the number of unduplicated claims excluding crossovers listed in column three.
# Unduplicated Crossover Claims	Total number by Medicaid ID of unduplicated crossover claims for the quarter.
Total Amt Paid - Crossover Claims	Total dollars paid for the total number of unduplicated crossover claims listed in the previous column.

Page | 242

Report #:	127	Created:	08/28/2012
Name:	Statement on Standards for Attestation Engagements (SSAE) No. 16	Last Revised:	NA
Group:	Audit/Internal Control	Report Status:	Active
Frequency:	Annual or as Apporpriate	Exhibits:	NA
Period:	As required by APA
Due Date:	30 days following the first calendar quarter
Submit To:	Kentucky Department for Medicaid Services

Description:

MCO should provide the Statement on Standards for Attestation Engagements (SSAE) No. 16 Type II audit that addresses the engagements conducted by services providers on service organization for reporting design control and operational effectiveness.

Report #:	200	Created:	03/31/2012
Name:	Ineligible Assignment	Last Revised:
Group:	HIPAA 834 Reconciliation Reports	Report Status:	Active
Frequency:	Daily (as needed)	Exhibits:
Period:
Due Date:	Daily based on processing of HIPAA 834 transactions.
Submit To:	Kentucky Department for Medicaid Services

Description:

When the MCO identifies a Member that the MCO believes is not eligible for MCO enrollment the MCO shall identify the Member on the ‘Ineligible Assignment’ report.

When the potential ineligible member is identified through receipt of a HIPAA 834 transaction (daily or monthly) the MCO shall use the data received on the HIPAA 834 to complete the report. The MCO Comments field shall start with the date of the HIPAA 834 transaction.

When the potential ineligible member is identified through other means than the HIPAA 834 transaction the MCO shall complete the report using the active data from the MCO Eligibility system.

Sample Layout:

Page | 243

THIS SECTION TO BE COMPLETED BY THE MCO													TO BE COMPLETED BY DMS
#	SSN	Medicaid ID	MCO Effective Date	MCO End Date	Date of Birth	Member Last Name	Member First Name	County	Program Code	Status Code	Institutional Status Code	MCO Comments	Action	Action Date	DMS Comments
1
2
3

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy unless otherwise stated.

Row Label	Description
NA	NA

Page | 244

Column Label	Description
#	Counter to easily identify record.
SSN	Social Security Number of the Medicaid Member. To be reported as a 9 character text string without any dashes.
Medicaid ID	The Members Medicaid ID. To be reported as a text string.
MCO Effective Date	The Effective Date of the MCO assignment that the MCO believes to be invalid.
MCO End Date	The End Date of the MCO assignment that the MCO believes to be invalid.
Date of Birth	The Member’s date of birth.
Member Last Name	The Member’s last name.
Member First Name	The Member’s first name.
County	The three digit county code of the Member to be reported as a 3 character text string.
Program Code	The Member’s one or two character Program Code that corresponds to the assignment that the MCO believes to be invalid. To be reported as a text string.
Status Code	The Member’s two character Status Code that corresponds to the assignment that the MCO believes to be invalid. To be reported as a text string.
Institutional Status Code	The Member’s two character Institutional Status Code that corresponds to the assignment that the MCO believes to be invalid. To be reported as a text string.
MCO Comments
When the activity was identified through a HIPAA 834 transaction the HIPAA 834 transaction date is to be included as the first comment. Other comments may be included when the MCO believes it will assist the DMS in review of the report.

Action	The research results reported by DMS. Valid values and their description are: 1. MAC: MCO Assignment Correct No Action Taken 2. MIC: MCO Assignment Incorrect - Member Disenrolled
Action Date
The date the DMS reviewer reviewed and, if necessary, disenrolled the Member from the MCO. It is not the date of disenrollment. Rather it is the date that MCAPS and/or MMIS were updated with the disenrollment.

DMS Comments	Description of the reason why the ‘Action’ was taken.

Page | 245

Report #:	205	Created:	03/31/2012
Name:	Assignment Inquiry	Last Revised:
Group:	HIPAA 834 Reconciliation Reports	Report Status:	Active
Frequency:	Daily (as needed)	Exhibits:
Period:
Due Date:	Daily based on processing of HIPAA 834 transactions.
Submit To:	Kentucky Department for Medicaid Services

Description:

When the MCO identifies conflicting Member data elements the MCO shall identify the Member on the ‘Assignment Inquiry’ report.

When the conflicting data elements are identified though receipt of a HIPAA 834 transaction (daily or monthly) the MCO shall use the data received on the HIPAA 834 to complete the report. The MCO Comments field shall start with the date of the HIPAA 834 transaction.

When the conflicting data elements are identified through other means than the HIPAA 834 transaction the MCO shall complete the report using the active data from the MCO Eligibility System.

Sample Layout:

THIS SECTION TO BE COMPLETED BY THE MCO										TO BE COMPLETED BY DMS
#	SSN	Medicaid ID	MCO Effective Date	MCO End Date	Data Element #1	Data Element #2	Data Element #3	Data Element #4	MCO Comments	Action	Action Date	DMS Comments
1
2
3

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy unless otherwise stated.

Row Label	Description
NA	NA

Page | 246

Column Label	Description
#	Counter to easily identify record.
SSN	Social Security Number of the Medicaid Member. To be reported as a 9 character text string without any dashes.
Medicaid ID	The Members Medicaid ID. To be reported as a text string.
MCO Effective Date	The Effective Date of the MCO assignment that the MCO believes to be invalid.
MCO End Date	The End Date of the MCO assignment that the MCO believes to be invalid.
Data Element #1	Member information that may conflict with other reported Member information. For example: If a Program Code does not match a Foster Care indicator then the Program Code value should be populated.
Data Element #2
Member information that may conflict with other reported Member information. To follow the example from Data Element #1: If a Program Code does not match a Foster Care indicator then the Foster Care Indicator should be populated.

Data Element #3	Member information that may conflict with other reported Member information.
Data Element #4	Member information that may conflict with other reported Member information.
MCO Comments
When the activity was identified through a HIPAA 834 transaction the HIPAA 834 transaction date is to be included as the first comment. Other comments may be included when the MCO believes it will assist the DMS in review of the report.

Action	The research results reported by DMS.
Action Date	The date the DMS reviewer reviewed and, if necessary, modified the Member’s information.
DMS Comments	Description of the reason why the ‘Action’ was taken.

Report #:	210	Created:	03/31/2012
Name:	Duplicate Member	Last Revised:
Group:	HIPAA 834 Reconciliation Reports	Report Status:	Active
Frequency:	Daily (as needed)	Exhibits:
Period:
Due Date:	Daily based on processing of HIPAA 834 transactions.
Submit To:	Kentucky Department for Medicaid Services

Page | 247

Description:

When the MCO identifies a potential duplicate Member assignment the MCO shall identify the Member on the ‘Duplicate Member’ report.

When the potential duplicate Member is identified though receipt of a HIPAA 834 transaction (daily or monthly) the MCO shall use the data received on the HIPAA 834 to complete the report. The MCO Comments field shall start with the date of the HIPAA 834 transaction.

When the potential duplicate Member is identified through other means than the HIPAA 834 transaction the MCO shall complete the report using the active data from the MCO Eligibility System.

The MCO may include in the MCO Comment field details as to why the MCO believes the Member is a duplicate if the MCO deems the information critical for DMS review.

Sample Layout:

	Member Existing on MCO System					Member Received on HIPAA 834 Transaction or Member Existing on MCO System						TO BE COMPLETED BY DMS
#	Member Last Name	Member First Name	Date of Birth	SSN	Medicaid ID	Member Last Name	Member First Name	Date of Birth	SSN	Medicaid ID	MCO Comments	Action	Action Date	DMS Comments
1
2
3

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy unless otherwise stated.

Row Label	Description
NA	NA

Page | 248

Column Label	Description
#	Counter to easily identify record.
Member Existing on MCO System	Information reported is to be based on the Member’s information that the MCO already had loaded from a previous HIPAA 834 transaction.
Member Received on HIPAA 834 Transaction or Member Existing on MCO System
Information reported is to be based on the Member’s information received on the most recent HIPAA 834 transaction or the MCO’s Member system if the duplicate is identified from a source other than a HIPAA 834.

Member Last Name	The Member’s last name.
Member First Name	The Member’s first name.
Date of Birth	The Member’s date of birth.
SSN	Social Security Number of the Medicaid Member. To be reported as a 9 character text string without any dashes.
Medicaid ID	The Members Medicaid ID. To be reported as a text string.
MCO Comments
When the activity was identified through a HIPAA 834 transaction the HIPAA 834 transaction date is to be included as the first comment. Other comments may be included when the MCO believes it will assist the DMS in review of the report.

Action
The research results reported by DMS. Valid values and their description are:

1.    Duplicate/Linked: Members were determined to be duplicative and were linked.
2.    Not Duplicate: Members are not duplicate and no additional action was taken.

Action Date	The date the DMS reviewer reviewed and, if necessary, linked the Member IDs in the MMIS.
DMS Comments	Description of the reason why the ‘Action’ was taken. For Member IDs that are linked the ID that remains active and the ID that is inactivated will be identified.

Report #:	220	Created:	03/31/2012
Name:	Newborn	Last Revised:
Group:	HIPAA 834 Reconciliation Reports	Report Status:	Active
Frequency:	Monthly	Exhibits:
Period:
Due Date:	15th of the Month
Submit To:	Kentucky Department for Medicaid Services

Page | 249

Description:

The MCO shall submit the ‘Newborn’ report (MCO Report # 220) monthly for all newborns that are thirty (30) days or older for which the MCO has not received a HIPAA 834 enrollment transaction.

Sample Layout:

	THIS SECTION TO BE COMPLETED BY THE MCO									TO BE COMPLETED BY DMS
#	Newborn Last Name	Newborn First Name	Date of Birth	Gender	Newborn County	Mother's Member Number or SSN	Mother's Last Name	Mother's First Name	Days Old	Action	Action Date	30 Day Action	30 Day Action Date	Comments
1
2
3
4

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy unless otherwise stated.

Row Label	Description
NA	NA

Column Label	Description
#	Counter to easily identify record.
Newborn Last Name	The Newborn’s last name.
Newborn First Name	The Newborn’s first name.
Date of Birth	The Newborn’s date of birth.
Gender	The Newborn’s gender.
Newborn County	The three digit county code of the Newborn to be reported as a 3 character text string.

Page | 250

Mother’s Member Number or SSN
Provide Newborn Mother’s Medicaid ID or Social Security Number associated with the mother’s enrollment information from the state system.

Medicaid ID to be reported as a text string.
SSN to be reported as a 9 character text string without any dashes.

Mother’s Last Name	Provide Newborn’s Mother last name if available at time of the report associated with the mother’s enrollment information from the state system.
Mother’s First Name	Provide Newborn’s Mother first name if available at time of the report associated with the mother’s enrollment information from the state system.
Days Old	Provide Newborn’s age as number of days old. The Newborn on their date of birth is to be counted as one (1) day old.
Action	The research results reported by DMS. Valid values and their description are:
	NNE:	The Newborn is not enrolled in Medicaid. Enrollment process has been initiated.
	NE not MCO:	The Newborn is enrolled in Medicaid but is not eligible for enrollment in the MCO.
	NE MCO:	The Newborn is enrolled in Medicaid and is enrolled with the MCO.
	NE add MCO	The Newborn is enrolled in Medicaid and has now been assigned to the MCO.
Action Date
The date the DMS reviewer initially reviewed the Newborns Medicaid eligibility and, if necessary, assigned the Newborn to the MCO. It is not the date of enrollment. Rather it is the date that MCAPS and/or MMIS were updated with the assignment.

30 Day Action	For ‘Action’ values of NNE, DMS will update the status of the Newborn Medicaid enrollment. Valid values and their description of that action are:
	NE and MCO:	The Newborn was enrolled in Medicaid and assigned to the MCO.
	NE not MCO:	The Newborn was enrolled in Medicaid but was not assigned to the MCO.
	NNE:	The Newborn was not enrolled in Medicaid.
30 Day Action Date
The date the DMS reviewer updated the Newborn Medicaid Enrollment and, if necessary, assigned the Newborn to the MCO. It is not the date of enrollment. Rather it is the date that MCAPS and/or MMIS were updated with the assignment.

Comments
Description of the reason why the ‘Action’ and/or ’30 Day Action’ was taken. The Newborn Medicaid Id will be provided For Newborns enrolled in Medicaid that are assigned to the MCO (’30 Day Action’ value of NE and MCO).

Page | 251

Report #:	230	Created:	03/31/2012
Name:	Capitation Payment Request	Last Revised:
Group:	HIPAA 820 Reconciliation Reports	Report Status:	Active
Frequency:	Monthly	Exhibits:
Period:	Months prior to or equal to the MMIS Reconciliation Month
Due Date:	45 Days after receipt of the HIPAA 820 containing the MMIS Reconciliation Month
Submit To:	Kentucky Department for Medicaid Services

Description:

The MCO shall submit the ‘Capitation Payment Request’ report of all members that the MCO identifies for which payment has not been received. Only those months equal to or prior to the MMIS Managed Care Reconciliation Month (MMIS Recon Month) are to be reported.

Sample Layout:

	THIS SECTION TO BE COMPLETED BY THE MCO										TO BE COMPLETED BY DMS
#	Capitation Month	Medicaid ID	Effective Date	End Date	Region	County	Program Code	Status Code	Age	MCO Comments	Member MCO Eligible	Date Eligibility Reviewed	Cap Created	Cap Created Date	DMS Comments
1
2
3

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy unless otherwise stated.

Row Label	Description
NA	NA

Page | 252

Column Label	Description
#	Counter to easily identify record.
Capitation Month	The Month that the MCO did not receive a payment for the Member. To be formatted as <yyyy/mm>.
Medicaid ID	The Members Medicaid ID. To be reported as a text string.
Effective Date	The Effective Date of the MCO assignment.
End Date	The End Date of the MCO assignment.
Region	The Member two (2) digit Region based on the Member’s County. To be reported as a text string.
County	The three digit county code to be reported as a 3 character text string.
Program Code	The Member’s one or two character Program Code that corresponds to the MCO assignment for the ‘Capitation Month’. To be reported as a text string.
Status Code	The Member’s two character Status Code that corresponds to the MCO assignment for the ‘Capitation Month’. To be reported as a text string.
Age	The age that the Member would have attained as of the end of the ‘Capitation Month’.
MCO Comments	Comments may be included when the MCO believes it will assist the DMS in review of the report.
Member MCO Eligible
Based on review of the Member’s Medicaid and MCO eligibility, the DMS reviewer will indicate if the Member was eligible to receive a capitation payment for the ‘Capitation Month’. Valid values are Y and N.

Date Eligibility Reviewed	The date the ‘Member MCO Eligible’ determination was made.
Cap Created	An indicator (Y or N) identifying if a capitation payment record was created in the MMIS.
Cap Created Date	The date the capitation payment record was created in the MMIS.
DMS Comments	Description of the reason why the ‘Member MCO Eligible’ and/or ’Cap Created’ indicators were set.

Page | 253

Report #:	240	Created:	03/31/2012
Name:	Capitation Duplicate Payment	Last Revised:
Group:	HIPAA 820 Reconciliation Reports	Report Status:	Active
Frequency:	Monthly	Exhibits:
Period:	Months prior to or equal to the MMIS Reconciliation Month
Due Date:	45 Days after receipt of the HIPAA 820 containing the MMIS Reconciliation Month
Submit To:	Kentucky Department for Medicaid Services

Description:

The MCO shall submit the ‘Capitation Duplicate Payment’ report for Members that the MCO identifies as having received duplicate payments. Only those months equal to or prior to the MMIS Recon Month are to be reported.

Sample Layout:

		Capitation Payment # 1			Capitation Payment # 2			Capitation Payment # 3				TO BE COMPLETED BY DMS
#	Capitation Month	Medicaid ID	Payment Amount	Payment Date	Medicaid ID	Payment Amount	Payment Date	Medicaid ID	Payment Amount	Payment Date	MCO Comments	Member MCO Eligible	Date Eligibility Reviewed	Cap Recoup Created	Cap Created Date	DMS Comments
1
2
3

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy unless otherwise stated.

Row Label	Description
NA	NA

Page | 254

Column Label	Description
#	Counter to easily identify record.
Capitation Month	The Month that the MCO received a duplicate payment for the Member. To be formatted as <yyyy/mm>.
Medicaid ID	The Members Medicaid ID. To be reported as a text string.
Payment Amount	The amount of the capitation payment that the MCO received.
Payment Date	The date that the capitation payment was paid.
MCO Comments	Comments may be included when the MCO believes it will assist the DMS in review of the report.
Member MCO Eligible
Based on review of the Member’s Medicaid and MCO eligibility, the DMS reviewer will indicate if the Member was eligible to receive a capitation payment for the ‘Capitation Month’. Valid values are Y and N.

Date Eligibility Reviewed	The date the ‘Member Eligible’ determination was made.
Cap Recoup Created	An indicator (Y or N) identifying if a capitation recoupment record was created in the MMIS.
Cap Created Date	The date the capitation recoupment record was created in the MMIS.
DMS Comments	Description of the reason why the ‘Member MCO Eligible’ and/or ’Cap Recoup Created’ indicators were set.

Report #:	250	Created:	03/31/2012
Name:	Capitation Adjustments Request	Last Revised:
Group:	HIPAA 834 Reconciliation Reports	Report Status:	Active
Frequency:	Monthly	Exhibits:
Period:	Months prior to or equal to the MMIS Reconciliation Month
Due Date:	45 Days after receipt of the HIPAA 820 containing the MMIS Reconciliation Month
Submit To:	Kentucky Department for Medicaid Services

Description:

The MCO shall submit the ‘Capitation Adjustment Requests’ report for Members that the MCO believes an inaccurate capitation payment was made. The capitation adjustment requests are limited to the capitation payments made for the MMIS Recon Month or capitation payments that were made as retroactive payments that will not be adjusted though the MMIS Recon processes because the capitation month is prior to the MMIS Recon Month.

Sample Layout:

Page | 255

		Capitation Payment Received							Capitation Payment Expected
#	Type of Adjustment	Capitation Month	Medicaid ID	Program Code	Status Code	County	Payment Amount	Payment Date	Program Code	Status Code	County	Payment Amount
1
2
3
4

TO BE COMPLETED BY DMS
Member MCO Eligible	Date Eligibility Reviewed	Cap Adjust Created	Cap Adjust Date	Comments

Reporting Criteria:

General Specifications	Definition
Date Format	All report dates are to be in the following format: mm/dd/yyyy unless otherwise stated.

Row Label	Description
NA	NA

Column Label	Description
#	Counter to easily identify record.
Type of Adjustment
The description of the type of payment that the MCO believes is not correct. Valid values are:

1.    Overpayment: MCO believes the capitation payment received was too high because the Member qualifies under a different Category of Aid and/or resides in a different Region.

2.    Underpayment: MCO believes the capitation payment received was to low because the member qualifies under a different Category of Aid and/or resides in a different Region.

3.    Prorate: MCO believes the capitation payment received was incorrectly prorated based on the Member’s Effective date and/or Category of Aid.

Page | 256

Capitation Month	The Month that the MCO received a payment for the Member. To be formatted as <yyyy/mm>.
Medicaid ID	The Members Medicaid ID. To be reported as a text string.
<Capitation Payment Received> Program Code	The Member’s one or two character Program Code that corresponds to the Member’s capitation payment received. To be reported as a text string.
<Capitation Payment Received> Status Code	The Member’s two character Status Code that corresponds to the Member’s capitation payment received. To be reported as a text string.
<Capitation Payment Received> County	The three digit county code of the Member that corresponds to the Member’s capitation payment received. To be reported as a 3 character text string.
<Capitation Payment Received> Payment Amount	The capitation payment amount received.
Payment Date	The date of payment for the capitation payment amount received.
<Capitation Payment Expected> Program Code	The Member’s one or two character Program Code that corresponds to the Member’s eligibility that the MCO believes should have been paid. To be reported as a text string.
<Capitation Payment Expected> Status Code	The Member’s two character Status Code that corresponds to the Member’s eligibility that the MCO believes should have been paid. To be reported as a text string.
<Capitation Payment Expected> County	The three digit county code of the Member that corresponds to the Member’s eligibility that the MCO believes should have been paid. To be reported as a 3 character text string.
<Capitation Payment Expected> Payment Amount	The capitation payment amount expected by the MCO.
Member MCO Eligible
Based on review of the Member’s Medicaid and MCO eligibility, the DMS reviewer will indicate if the Member was eligible to receive a capitation adjustment payment for the ‘Capitation Month’. Valid values are:

1.    Y: Capitation payment should have been made as the MCO expected.
2.    N: Capitation payment received by the MCO was correct and no adjustment is to be made.
3.    O: Capitation payment received by the MCO and the capitation payment expected by the MCO are not correct. Other capitation adjustment is warranted.

Date Eligibility Reviewed	The date the ‘Member MCO Eligible’ determination was made.

Page | 257

Cap Adjust Created
When the ‘Member MCO Eligible’ is Y or O then a capitation adjustment will be created. A recoupment of the existing payment record will be created and a new record for the correct capitation payment will be created. Valid values and their description are:

1.    Y: Recoupment and payout adjustments were created in the MMIS.
2.    R: Recoupment adjustment created only. Will occur if the Member was determined not to be MCO eligible for the capitation month.
3.    N: Capitation adjustments records were not created. Will occur if the adjustment request does not qualify based on the capitation month and/or capitation adjustment not eligible for reconciliation.

Cap Adjust Date	The date the ‘Cap Adjust Created’ review/action was taken.
Comments	Description of the reason why actions were taken as they relate to either Member eligibility/enrollment with MCO and capitation adjustments.

EXHIBITS

Exhibit:	A	Created:	08/19/2011
Name:	Billing Provider Type and Specialty Crosswalk	Last Revised:	10/12/2011
Reports:	28, 58, 59, 60, 61, 62, 63

The following crosswalk is based on Kentucky’s department for Medicaid Services Fee for Service and Capitation programs. Not all of the listed Billing Provider Types will be reported by the MCOs since the MCOs are not responsible for all Medicaid services.

Billing Provider Type	Billing Provider Specialty	Billing Provider Description/Category

Page | 258

1	10	General Hospital - Inpatient Hospital
1	12	General Hospital - Inpatient Hospital
1	14	General Hospital - Inpatient Hospital
1	15	General Hospital - Inpatient Hospital
1	16	General Hospital - Inpatient Hospital
1	17	General Hospital - Inpatient Hospital
2	11	Mental Hospital
39	300	Renal Dialysis
41	411	Model Waiver 1
41	412	Model Waiver 2
4	13	Psychiatric Residential Treatment Facilities (PRTF)
1	10	General Hospital - Outpatient Hospital
1	12	General Hospital - Outpatient Hospital
1	14	General Hospital - Outpatient Hospital
1	15	General Hospital - Outpatient Hospital
1	16	General Hospital - Outpatient Hospital
1	17	General Hospital - Outpatient Hospital
36	20	Ambulatory Surgical
15	151	HANDS
29	291	Impact Plus
29	292	Impact Plus
29	299	Impact Plus
13	131	Specialized Children's Services Clinics
13	88	Specialized Children's Services Clinics
27	222	Targeted Case Mgmt. - Mentally Ill Adults
27	223	Targeted Case Mgmt. - Mentally Ill Adults
27	224	Targeted Case Mgmt. - Mentally Ill Adults
28	225	Targeted Case Mgmt. - Emotionally Disturbed Child
28	226	Targeted Case Mgmt. - Emotionally Disturbed Child
28	227	Targeted Case Mgmt. - Emotionally Disturbed Child
23	239	Title V/DSS
21	120	School-Based Services
22	229	Children with Special Health Care Needs
11	30	ICF - General
11	31	ICF-MR
11	32	ICF-MR
11	33	ICF-MR

Page | 259

11	34	ICF-MR
11	36	ICF-MR
11	37	ICF-MR
12	17	Nursing Facilities
12	31	Nursing Facilities
12	32	Nursing Facilities
12	179	Nursing Facilities
12	30	Nursing Facilities
25	221	Targeted Case Management
25	211	Targeted Case Management
25	214	Targeted Case Management
25	215	Targeted Case Management
25	216	Targeted Case Management
25	222	Targeted Case Management
25	223	Targeted Case Management
25	224	Targeted Case Management
25	226	Targeted Case Management
25	227	Targeted Case Management
20	201	Preventive
24	249	Early Intervention - First Steps
45	455	EPSDT - Related
45	558	EPSDT - Related
45	39	EPSDT - Related
45	412	EPSDT - Related
45	550	EPSDT - Related
45	551	EPSDT - Related
45	552	EPSDT - Related
45	553	EPSDT - Related
45	554	EPSDT - Related
45	555	EPSDT - Related
45	556	EPSDT - Related
45	557	EPSDT - Related
45	559	EPSDT - Related
45	560	EPSDT - Related
45	563	EPSDT - Related
45	564	EPSDT - Related
45	565	EPSDT - Related

Page | 260

45	567	EPSDT - Related
45	568	EPSDT - Related
45	569	EPSDT - Related
45	570	EPSDT - Related
45	571	EPSDT - Related
45	573	EPSDT - Related
45	574	EPSDT - Related
45	575	EPSDT - Related
45	576	EPSDT - Related
45	577	EPSDT - Related
45	578	EPSDT - Related
45	579	EPSDT - Related
45	580	EPSDT - Related
45	150	EPSDT - Related
45	999	EPSDT - Related
11	35	Skilled Nursing Home - General
82	116	Clinical Social Worker
82	115	Clinical Social Worker
82	829	Clinical Social Worker
85	150	Chiropractor
85	859	Chiropractor
86	861	Other Lab/X-Ray
38	861	Other Lab/X-Ray
86	251	Other Lab/X-Ray
86	542	Other Lab/X-Ray
87	170	Physical Therapist
87	879	Physical Therapist
88	171	Occupational Therapist
88	889	Occupational Therapist
89	112	Psychologist
89	899	Psychologist
90	250	Durable Medical Equipment (DME)
90	277	Durable Medical Equipment (DME)
31	80	Primary Care (FQHC)
31	82	Primary Care (FQHC)
31	0	Primary Care (FQHC)
30	111	Community Mental Health Centers

Page | 261

30	110	Community Mental Health Centers
30	114	Community Mental Health Centers
30	118	Community Mental Health Centers
35	81	Rural Health
35	0	Rural Health
72	729	Nurse Midwife
72	95	Nurse Midwife
32	83	Family Planning - Clinic
34	50	Home Health
34	51	Home Health
34	210	Home Health
34	211	Home Health
37	280	Laboratories
37	281	Laboratories
40	183	EPSDT - Screens
71	0	Birthing Centers
33	39	Supports for Community Living (SCL)(Formerly AIS/MR)
42	561	Home & Community Based Services
43	410	Adult Day Care
74	94	Nurse Anesthetist
74	749	Nurse Anesthetist
44	60	Hospice
46	80	Home Care Waiver
46	461	Home Care Waiver
46	462	Home Care Waiver
46	463	Home Care Waiver
46	464	Home Care Waiver
46	466	Home Care Waiver
46	465	Home Care Waiver
47	80	Personal Care Waiver
47	461	Personal Care Waiver
47	470	Personal Care Waiver
47	473	Personal Care Waiver
47	471	Personal Care Waiver
47	472	Personal Care Waiver
17	179	Brain Injury
55	261	Ambulance

Page | 262

55	260	Ambulance
57	671	Non-Emergency Transportation
56	261	Non-Emergency Transportation
56	262	Non-Emergency Transportation
56	263	Non-Emergency Transportation
56	264	Non-Emergency Transportation
56	265	Non-Emergency Transportation
56	266	Non-Emergency Transportation
56	267	Non-Emergency Transportation
56	661	Non-Emergency Transportation
54	240	Pharmacy
54	0	Pharmacy
14	0	MFP Transition
17	0	MFP Post-Transition
33	0	MFP Post-Transition
41	0	MFP Post-Transition
42	0	MFP Post-Transition
43	0	MFP Post-Transition
52	0	Optometry
77	0	Optometry
52	180	Optometry
52	190	Optometry
52	528	Optometry
77	180	Optometry
77	779	Optometry
60	271	Dental
60	272	Dental
60	273	Dental
60	274	Dental
60	277	Dental
61	271	Dental
61	272	Dental
61	273	Dental
61	274	Dental
61	277	Dental
61	610	Dental
60	270	Dental

Page | 263

60	275	Dental
60	276	Dental
61	270	Dental
61	275	Dental
61	276	Dental
65	313	Physicians
65	315	Physicians
65	316	Physicians
65	317	Physicians
65	319	Physicians
65	320	Physicians
65	323	Physicians
65	327	Physicians
65	334	Physicians
65	335	Physicians
65	338	Physicians
65	340	Physicians
65	344	Physicians
65	346	Physicians
65	347	Physicians
65	348	Physicians
64	112	Physicians
64	272	Physicians
64	310	Physicians
64	311	Physicians
64	312	Physicians
64	314	Physicians
64	318	Physicians
64	321	Physicians
64	322	Physicians
64	324	Physicians
64	325	Physicians
64	326	Physicians
64	327	Physicians
64	328	Physicians
64	330	Physicians
64	331	Physicians

Page | 264

64	332	Physicians
64	333	Physicians
64	336	Physicians
64	337	Physicians
64	338	Physicians
64	339	Physicians
64	341	Physicians
64	342	Physicians
64	343	Physicians
64	345	Physicians
65	272	Physicians
65	293	Physicians
65	310	Physicians
65	311	Physicians
65	312	Physicians
65	314	Physicians
65	318	Physicians
65	321	Physicians
65	322	Physicians
65	324	Physicians
65	325	Physicians
65	326	Physicians
65	328	Physicians
65	330	Physicians
65	331	Physicians
65	332	Physicians
65	333	Physicians
65	336	Physicians
65	337	Physicians
65	339	Physicians
65	341	Physicians
65	342	Physicians
65	343	Physicians
65	345	Physicians
65	650	Physicians
64	0	Physicians
65	0	Physicians

Page | 265

64	313	Physicians
64	315	Physicians
64	316	Physicians
64	317	Physicians
64	319	Physicians
64	320	Physicians
64	323	Physicians
64	334	Physicians
64	335	Physicians
64	340	Physicians
64	344	Physicians
64	346	Physicians
64	347	Physicians
64	348	Physicians
64	329	Physicians
65	329	Physicians
64	543	Physicians
78	90	Nurse Practitioner/Midwife
78	91	Nurse Practitioner/Midwife
78	92	Nurse Practitioner/Midwife
78	93	Nurse Practitioner/Midwife
78	95	Nurse Practitioner/Midwife
78	789	Nurse Practitioner/Midwife
78	0	Nurse Practitioner/Midwife
50	220	Hearing
70	200	Hearing
50	509	Hearing
70	709	Hearing
80	140	Podiatry
80	809	Podiatry
91	911	Comp. Outpatient Rehab. Facility
91	912	Comp. Outpatient Rehab. Facility
92	11	Psych Distinct Part Unit
93	40	Rehab Distinct Part Unit
93	12	Rehab Distinct Part Unit
95	100	Physician Assistant
95	959	Physician Assistant

Page | 266

95	101	Physician Assistant
96	71	Managed Care - Physical Health
96	72	Managed Care - Physical Health
97	0	Managed Care - Behavioral Health

Exhibit:	B	Created:	08/19/2011
Name:	Billing Provider Type Category Crosswalk	Last Revised:	10/12/2011
Reports:	28, 58, 59, 60, 61, 62, 63

Terminology	Definition
Rx	Rx is an abbreviation for Pharmacy
BH	BH is an abbreviation for Behavioral Health

Billing Provider Type	Description	Category	Criteria to Determine Category
1	General Hospital	Inpatient	Bill Type = 11x, 12x, 21x or 22x
1	General Hospital	Outpatient	Bill Type = 13x
1	General Hospital	Emergency Room	Revenue Code = 450, 451, 452 or 459
1	General Hospital	Inpatient/Outpatient Other	All other Inpatient/Outpatient Hospital Claims
54	Pharmacy	Rx non-BH Brand	Brand National Drug Code from 2009 Red Book
54	Pharmacy	Rx non-BH Generic	Generic NDC from 2009 Red Book
54	Pharmacy	Rx BH Brand	Therapeutic class description for behavioral health 61and brand NDC from 2009 Red Book
54	Pharmacy	Rx BH Generic	Therapeutic class description for behavioral health and generic NDC from 2009 Red Book

Page | 267

Exhibit:	C	Created:	08/21/2011
Name:	Provider Enrollment Activity Reasons	Last Revised:	10/01/2011
Reports:	69, 70

General Specifications	Definition
Denial	Applies when an MCO non-participating Provider or Subcontractor is denied participation with an MCO.
Termination	Applies when an MCO’s current participating Provider or Subcontractor is suspended or terminated from participation with an MCO.

Type of Reason	Reason Code	Reason Code Description
Denial or Termination	B	Medicare Action
Denial or Termination	C	License Revoked
Denial or Termination	D	License Expired
Termination	E	Voluntary Termination
Termination	F	Retired
Termination	G	Deceased
Termination	I	Inactive for Two or more Years
Denial or Termination	K	Awaiting Re-credentialing
Denial or Termination	L	License Suspended
Denial or Termination	M	License Surrender
Denial or Termination	O	No ADO
Denial or Termination	T	Medicaid Action
Termination	X	MCO Rebid (subcontractor only)
Termination	Y	MCO Action (subcontractor only)

Exhibit:	D	Created:	09/07/2011
Name:	Category of Service Crosswalk	Last Revised:	09/07/2011
Reports:	28, 78

Category of Service is primarily based on the Billing Provider Type and Billing Provider Specialty with the following additional criteria:

Page | 268

1.	Provider Type 01 (General Hospital) is applicable to Category of Services 02-Inpatient and 12-Outpatient. Type of Bill should be used to identify Inpatient versus Outpatient.

2.	EPSDT services are defined below and in Exhibit E.

For Claims that pay at the Line item, Category of Service is defined at the Line Item level.

EPSDT services are to be determined as follows:

1.	Verify Member Age <= 20 prior to any other checks for EPSDT.

2.	Claims submitted by Billing Provider Type 45 are to be assigned Category of Service 32 as defined on the crosswalk.

3.	Exhibit E identifies how to handle other Billing Provider Types based on diagnosis and HCPC procedure codes.

The Category of Service listing provided is based on Medicaid's FFS and Capitation program. Since MCOs are not responsible for all Medicaid services, not all of the Category of Services will be reported by the MCOs.

Billing Provider Type	Billing Provider Specialty	Category of Service	Category of Service Description	EPSDT Comment

1	10	2	Inpatient Hospital	#N/A
1	12	2	Inpatient Hospital	#N/A
1	14	2	Inpatient Hospital	#N/A
1	15	2	Inpatient Hospital	#N/A
1	16	2	Inpatient Hospital	#N/A
1	17	2	Inpatient Hospital	#N/A
2	11	3	Mental Hospital	#N/A
39	300	4	Renal Dialysis	#N/A
41	411	5	Model Waiver 1	#N/A
41	412	7	Model Waiver 2	#N/A
4	13	8	Psychiatric Residential Treatment Facilities (PRTF)	#N/A
1	10	12	Outpatient Hospital	#N/A
1	12	12	Outpatient Hospital	#N/A
1	14	12	Outpatient Hospital	#N/A
1	15	12	Outpatient Hospital	#N/A
1	16	12	Outpatient Hospital	#N/A
1	17	12	Outpatient Hospital	#N/A
36	20	13	Ambulatory Surgical	#N/A
15	151	15	HANDS	#N/A
29	291	16	Impact Plus	#N/A

Page | 269

29	292	16	Impact Plus	#N/A
29	299	16	Impact Plus	#N/A
13	131	17	Specialized Children's Services Clinics	#N/A
13	88	17	Specialized Children's Services Clinics	#N/A
27	222	20	Targeted Case Mgmt. - Mentally Ill Adults	#N/A
27	223	20	Targeted Case Mgmt. - Mentally Ill Adults	#N/A
27	224	20	Targeted Case Mgmt. - Mentally Ill Adults	#N/A
28	225	21	Targeted Case Mgmt. - Emotionally Disturbed Child	#N/A
28	226	21	Targeted Case Mgmt. - Emotionally Disturbed Child	#N/A
28	227	21	Targeted Case Mgmt. - Emotionally Disturbed Child	#N/A
23	239	22	Title V/DSS	#N/A
21	120	23	School-Based Services	#N/A
22	229	24	Children with Special Health Care Needs	#N/A
11	30	25	ICF - General	#N/A
11	31	26	ICF-MR	#N/A
11	32	26	ICF-MR	#N/A
11	33	26	ICF-MR	#N/A
11	34	26	ICF-MR	#N/A
11	36	26	ICF-MR	#N/A
11	37	26	ICF-MR	#N/A
12	17	27	Nursing Facilities	#N/A
12	31	27	Nursing Facilities	#N/A
12	32	27	Nursing Facilities	#N/A
12	179	27	Nursing Facilities	#N/A
12	30	27	Nursing Facilities	#N/A
25	221	28	Targeted Case Management	#N/A
25	211	28	Targeted Case Management	#N/A
25	214	28	Targeted Case Management	#N/A
25	215	28	Targeted Case Management	#N/A
25	216	28	Targeted Case Management	#N/A
25	222	28	Targeted Case Management	#N/A
25	223	28	Targeted Case Management	#N/A
25	224	28	Targeted Case Management	#N/A
25	226	28	Targeted Case Management	#N/A
25	227	28	Targeted Case Management	#N/A
20	201	29	Preventive	Check for EPSDT Service
24	249	30	Early Intervention - First Steps	#N/A

Page | 270

45	455	32	EPSDT - Related	#N/A
45	558	32	EPSDT - Related	#N/A
45	39	32	EPSDT - Related	#N/A
45	412	32	EPSDT - Related	#N/A
45	550	32	EPSDT - Related	#N/A
45	551	32	EPSDT - Related	#N/A
45	552	32	EPSDT - Related	#N/A
45	553	32	EPSDT - Related	#N/A
45	554	32	EPSDT - Related	#N/A
45	555	32	EPSDT - Related	#N/A
45	556	32	EPSDT - Related	#N/A
45	557	32	EPSDT - Related	#N/A
45	559	32	EPSDT - Related	#N/A
45	560	32	EPSDT - Related	#N/A
45	563	32	EPSDT - Related	#N/A
45	564	32	EPSDT - Related	#N/A
45	565	32	EPSDT - Related	#N/A
45	567	32	EPSDT - Related	#N/A
45	568	32	EPSDT - Related	#N/A
45	569	32	EPSDT - Related	#N/A
45	570	32	EPSDT - Related	#N/A
45	571	32	EPSDT - Related	#N/A
45	573	32	EPSDT - Related	#N/A
45	574	32	EPSDT - Related	#N/A
45	575	32	EPSDT - Related	#N/A
45	576	32	EPSDT - Related	#N/A
45	577	32	EPSDT - Related	#N/A
45	578	32	EPSDT - Related	#N/A
45	579	32	EPSDT - Related	#N/A
45	580	32	EPSDT - Related	#N/A
45	150	32	EPSDT - Related	#N/A
45	999	32	EPSDT - Related	#N/A
11	35	33	Skilled Nursing Home - General	#N/A
82	116	34	Clinical Social Worker	#N/A
82	115	34	Clinical Social Worker	#N/A
82	829	34	Clinical Social Worker	#N/A
85	150	35	Chiropractor	#N/A

Page | 271

85	859	35	Chiropractor	#N/A
86	861	36	Other Lab/X-Ray	#N/A
38	861	36	Other Lab/X-Ray	#N/A
86	251	36	Other Lab/X-Ray	#N/A
86	542	36	Other Lab/X-Ray	#N/A
87	170	37	Physical Therapist	#N/A
87	879	37	Physical Therapist	#N/A
88	171	38	Occupational Therapist	#N/A
88	889	38	Occupational Therapist	#N/A
89	112	39	Psychologist	#N/A
89	899	39	Psychologist	#N/A
90	250	40	Durable Medical Equipment (DME)	#N/A
90	277	40	Durable Medical Equipment (DME)	#N/A
31	80	41	Primary Care (FQHC)	Check for EPSDT Service
31	82	41	Primary Care (FQHC)	Check for EPSDT Service
31	0	41	Primary Care (FQHC)	Check for EPSDT Service
30	111	42	Community Mental Health Centers	#N/A
30	110	42	Community Mental Health Centers	#N/A
30	114	42	Community Mental Health Centers	#N/A
30	118	42	Community Mental Health Centers	#N/A
35	81	43	Rural Health	Check for EPSDT Service
35	0	43	Rural Health	Check for EPSDT Service
72	729	44	Nurse Midwife	#N/A
72	95	44	Nurse Midwife	#N/A
32	83	45	Family Planning - Clinic	#N/A
34	50	46	Home Health	#N/A
34	51	46	Home Health	#N/A
34	210	46	Home Health	#N/A
34	211	46	Home Health	#N/A
37	280	47	Laboratories	#N/A
37	281	47	Laboratories	#N/A
40	183	48	EPSDT - Screens	Check for EPSDT Service
71	0	49	Birthing Centers	#N/A
33	39	50	Supports for Community Living (SCL)(Formerly AIS/MR)	#N/A
42	561	52	Home & Community Based Services	#N/A
43	410	53	Adult Day Care	#N/A
74	94	54	Nurse Anesthetist	#N/A
Page | 272

74	749	54	Nurse Anesthetist	#N/A
44	60	55	Hospice	#N/A
46	80	57	Home Care Waiver	#N/A
46	461	57	Home Care Waiver	#N/A
46	462	57	Home Care Waiver	#N/A
46	463	57	Home Care Waiver	#N/A
46	464	57	Home Care Waiver	#N/A
46	466	57	Home Care Waiver	#N/A
46	465	57	Home Care Waiver	#N/A
47	80	59	Personal Care Waiver	#N/A
47	461	59	Personal Care Waiver	#N/A
47	470	59	Personal Care Waiver	#N/A
47	473	59	Personal Care Waiver	#N/A
47	471	59	Personal Care Waiver	#N/A
47	472	59	Personal Care Waiver	#N/A
17	179	60	Brain Injury	#N/A
55	261	62	Ambulance	#N/A
55	260	62	Ambulance	#N/A
57	671	63	Non-Emergency Transportation	#N/A
56	261	63	Non-Emergency Transportation	#N/A
56	262	63	Non-Emergency Transportation	#N/A
56	263	63	Non-Emergency Transportation	#N/A
56	264	63	Non-Emergency Transportation	#N/A
56	265	63	Non-Emergency Transportation	#N/A
56	266	63	Non-Emergency Transportation	#N/A
56	267	63	Non-Emergency Transportation	#N/A
56	661	63	Non-Emergency Transportation	#N/A
54	240	64	Pharmacy	#N/A
54	0	64	Pharmacy	#N/A
14	0	65	MFP Transition	#N/A
17	0	66	MFP Post-Transition	#N/A
33	0	66	MFP Post-Transition	#N/A
41	0	66	MFP Post-Transition	#N/A
42	0	66	MFP Post-Transition	#N/A
43	0	66	MFP Post-Transition	#N/A
52	0	67	Optometry	#N/A
77	0	67	Optometry	#N/A

Page | 273

52	180	67	Optometry	#N/A
52	190	67	Optometry	#N/A
52	528	67	Optometry	#N/A
77	180	67	Optometry	#N/A
77	779	67	Optometry	#N/A
60	271	72	Dental	#N/A
60	272	72	Dental	#N/A
60	273	72	Dental	#N/A
60	274	72	Dental	#N/A
60	277	72	Dental	#N/A
61	271	72	Dental	#N/A
61	272	72	Dental	#N/A
61	273	72	Dental	#N/A
61	274	72	Dental	#N/A
61	277	72	Dental	#N/A
61	610	72	Dental	#N/A
60	270	72	Dental	#N/A
60	275	72	Dental	#N/A
60	276	72	Dental	#N/A
61	270	72	Dental	#N/A
61	275	72	Dental	#N/A
61	276	72	Dental	#N/A
65	313	74	Physicians	Check for EPSDT Service
65	315	74	Physicians	Check for EPSDT Service
65	316	74	Physicians	Check for EPSDT Service
65	317	74	Physicians	Check for EPSDT Service
65	319	74	Physicians	Check for EPSDT Service
65	320	74	Physicians	Check for EPSDT Service
65	323	74	Physicians	Check for EPSDT Service
65	327	74	Physicians	Check for EPSDT Service
65	334	74	Physicians	Check for EPSDT Service
65	335	74	Physicians	Check for EPSDT Service
65	338	74	Physicians	Check for EPSDT Service
65	340	74	Physicians	Check for EPSDT Service
65	344	74	Physicians	Check for EPSDT Service
65	346	74	Physicians	Check for EPSDT Service
65	347	74	Physicians	Check for EPSDT Service

Page | 274

65	348	74	Physicians	Check for EPSDT Service
64	112	74	Physicians	Check for EPSDT Service
64	272	74	Physicians	Check for EPSDT Service
64	310	74	Physicians	Check for EPSDT Service
64	311	74	Physicians	Check for EPSDT Service
64	312	74	Physicians	Check for EPSDT Service
64	314	74	Physicians	Check for EPSDT Service
64	318	74	Physicians	Check for EPSDT Service
64	321	74	Physicians	Check for EPSDT Service
64	322	74	Physicians	Check for EPSDT Service
64	324	74	Physicians	Check for EPSDT Service
64	325	74	Physicians	Check for EPSDT Service
64	326	74	Physicians	Check for EPSDT Service
64	327	74	Physicians	Check for EPSDT Service
64	328	74	Physicians	Check for EPSDT Service
64	330	74	Physicians	Check for EPSDT Service
64	331	74	Physicians	Check for EPSDT Service
64	332	74	Physicians	Check for EPSDT Service
64	333	74	Physicians	Check for EPSDT Service
64	336	74	Physicians	Check for EPSDT Service
64	337	74	Physicians	Check for EPSDT Service
64	338	74	Physicians	Check for EPSDT Service
64	339	74	Physicians	Check for EPSDT Service
64	341	74	Physicians	Check for EPSDT Service
64	342	74	Physicians	Check for EPSDT Service
64	343	74	Physicians	Check for EPSDT Service
64	345	74	Physicians	Check for EPSDT Service
65	272	74	Physicians	Check for EPSDT Service
65	293	74	Physicians	Check for EPSDT Service
65	310	74	Physicians	Check for EPSDT Service
65	311	74	Physicians	Check for EPSDT Service
65	312	74	Physicians	Check for EPSDT Service
65	314	74	Physicians	Check for EPSDT Service
65	318	74	Physicians	Check for EPSDT Service
65	321	74	Physicians	Check for EPSDT Service
65	322	74	Physicians	Check for EPSDT Service
65	324	74	Physicians	Check for EPSDT Service

Page | 275

65	325	74	Physicians	Check for EPSDT Service
65	326	74	Physicians	Check for EPSDT Service
65	328	74	Physicians	Check for EPSDT Service
65	330	74	Physicians	Check for EPSDT Service
65	331	74	Physicians	Check for EPSDT Service
65	332	74	Physicians	Check for EPSDT Service
65	333	74	Physicians	Check for EPSDT Service
65	336	74	Physicians	Check for EPSDT Service
65	337	74	Physicians	Check for EPSDT Service
65	339	74	Physicians	Check for EPSDT Service
65	341	74	Physicians	Check for EPSDT Service
65	342	74	Physicians	Check for EPSDT Service
65	343	74	Physicians	Check for EPSDT Service
65	345	74	Physicians	Check for EPSDT Service
65	650	74	Physicians	Check for EPSDT Service
64	0	74	Physicians	Check for EPSDT Service
65	0	74	Physicians	Check for EPSDT Service
64	313	74	Physicians	Check for EPSDT Service
64	315	74	Physicians	Check for EPSDT Service
64	316	74	Physicians	Check for EPSDT Service
64	317	74	Physicians	Check for EPSDT Service
64	319	74	Physicians	Check for EPSDT Service
64	320	74	Physicians	Check for EPSDT Service
64	323	74	Physicians	Check for EPSDT Service
64	334	74	Physicians	Check for EPSDT Service
64	335	74	Physicians	Check for EPSDT Service
64	340	74	Physicians	Check for EPSDT Service
64	344	74	Physicians	Check for EPSDT Service
64	346	74	Physicians	Check for EPSDT Service
64	347	74	Physicians	Check for EPSDT Service
64	348	74	Physicians	Check for EPSDT Service
64	329	74	Physicians	Check for EPSDT Service
65	329	74	Physicians	Check for EPSDT Service
64	543	74	Physicians	Check for EPSDT Service
78	90	75	Nurse Practitioner/Midwife	Check for EPSDT Service
78	91	75	Nurse Practitioner/Midwife	Check for EPSDT Service
78	92	75	Nurse Practitioner/Midwife	Check for EPSDT Service

Page | 276

78	93	75	Nurse Practitioner/Midwife	Check for EPSDT Service
78	95	75	Nurse Practitioner/Midwife	Check for EPSDT Service
78	789	75	Nurse Practitioner/Midwife	Check for EPSDT Service
78	0	75	Nurse Practitioner/Midwife	Check for EPSDT Service
50	220	81	Hearing	#N/A
70	200	81	Hearing	#N/A
50	509	81	Hearing	#N/A
70	709	81	Hearing	#N/A
80	140	88	Podiatry	#N/A
80	809	88	Podiatry	#N/A
91	911	90	Comp. Outpatient Rehab. Facility	#N/A
91	912	90	Comp. Outpatient Rehab. Facility	#N/A
92	11	92	Psych Distinct Part Unit	#N/A
93	40	93	Rehab Distinct Part Unit	#N/A
93	12	93	Rehab Distinct Part Unit	#N/A
95	100	94	Physician Assistant	#N/A
95	959	94	Physician Assistant	#N/A
95	101	94	Physician Assistant	#N/A
96	71	96	Managed Care - Physical Health	#N/A
96	72	96	Managed Care - Physical Health	#N/A
97	0	97	Managed Care - Behavioral Health	#N/A

Exhibit:	E	Created:	09/07/2011
Name:	EPSDT Category of Service Crosswalk	Last Revised:	09/07/2011
Reports:	78

EPSDT Services may be provided by the following Provider Types.

Page | 277

Billing Provider Type	Billing Provider Type Description	Note

20	Preventive & Remedial Public Health	Check for EPSDT Service
31	Primary Care	Check for EPSDT Service
35	Rural Health Clinic	Check for EPSDT Service
40	EPSDT Preventive Services	Check for EPSDT Service
64	Physician Individual	Check for EPSDT Service
65	Physician - Group	Check for EPSDT Service
78	Certified Nurse practitioner	Check for EPSDT Service

The following procedures outline how EPSDT Services are to be allocated to Category of Service:

1.	Verify Member Age <= 20

2.	Claims submitted by one of the billing provider types, with a procedure code in HCPC procedure code group 1124 will be flagged as having EPSDT services, and the category of service set to 48 – EPSDT

HCPC procedure code group 1124
99381	99385	99394	WP101	WP113
99382	99391	99395	WP102	WP114
99383	99392	99431	WP111	WP115
99384	99393	99432	WP112

3.
Claims submitted by one of the billing provider types, with a procedure code in HCPC procedure code group 44, also require a well-child diagnosis code. These codes are in, diagnosis code group 20. Claims with a procedure code in group 44 and a diagnosis code in group 20 will be flagged as having EPSDT services, and the category of service set to 48 – EPSDT

Diagnosis code group 20
V20	V202	V704	V707
V200	V700	V705	V708
V201	V703	V706	V709

HCPC procedure code group 44
99201	99202	99203	99204	99205
99211	99212	99213	99214	99215

Page | 278

Exhibit:	F	Created:	09/07/2011
Name:	Medicaid Eligibility Group Crosswalk	Last Revised:	09/07/2011
Reports:	78

Medicaid Eligibility Groups (MEGs) are defined below. The order of priority provided below must be followed when MCO Enrollees are classified in a MEG.

1.	MEG 1: Dual Medicare and Medicaid:
Rate Cell definitions identify the Members to be grouped into this MEG.

2.	MEG 2: SSI Adults, SSI Children and Foster Care:
Rate Cell definitions identify the Members to be grouped into this MEG.

3.	MEG 3: MCHIP:
MCHIP is a Medicaid expansion population defined as Program Code = I and Status Code = P5 or P6

4.	MEG 4: SCHIP:
SCHIP is a standalone population defined as Program Code = I and Status Code = P7.

5.	MEG 5: Children 18 and Under.
MCO enrollee where age is determined based on the Enrollee’s age on last day of the month.

6.	MEG 6: Adults over 18
MCO Enrollees where age is determined based on the Enrollee’s age on last day of the month.

Exhibit:	G	Created:	10/19/11
Name:	BHDID General Population Definitions	Last Revised:	07/29/13
Reports:	BH1,2,3,4,5,6,7,8

Adults with Behavioral Health (General Adult BH Population)

•	adults (age 18 and over) (age calculated by service date), and

•	(who are receiving behavioral health (mental health or substance abuse) services within the last twelve months, or

•	have a BH diagnosis at any time during the reporting year (during initial year – through the time of the MCO experience – applies to all population counts).)

Adults with Serious Mental Illness (SMI Population)

Page | 279

1. if CMHC provider, have an SMI marker = yes (MCOs can receive the marker from the CMHCs) at any time during the reporting year.)
or
2. All four (4) criteria below are met (age, diagnosis, disability, and duration).

•	Age: adults (age 18 and over) (age calculated by service date) who are receiving behavioral health (mental health or substance abuse) Medicaid billable or non-Medicaid billable services, and

•	Diagnosis: has one or more of the specific MH DSM Diagnoses listed below.

Page | 280

PSYCHOTIC DISORDERS
	DSM IV TR	DSM V
Schizophrenia	295.xx (.30, .10, .20, .90, .60)	295.90; F20.9
Schizophreniform Disorder	295.40	295.40; F20.81
Schizoaffective Disorder	295.70	295.70; F25.0; F25.1
Delusional Disorder	297.1	297.1; F22
Psychotic Disorder (NOS)	298.9	298.9; F29
Other Specified		298.8; F28

MOOD DISORDERS
	DSM IV TR	DSM V
Major Depressive Disorder	296.2x (single episode) 296.3x (recurrent)	296.2x (single episode); F32.x 296.3x (recurrent); F33.x
Dysthymic Disorder	300.4	300.4; F34.1
Depressive Disorder NOS	311	311; F32.8; F32.9
Bipolar I Disorder	296.0x, 296.40, 296.4x, 296, 296.5x, 296. 6x, 296.7	296.4x, 296.5x, 296.7; F31.1x, F31.2, F31.3x, F31.4, F31.5, F31.7x, F31.9, F31.0,
Bipolar II Disorder	296.89	296.89; F31.81
Bipolar Disorder NOS	296.80	296.89; F31.89
Cyclothymic Disorder	301.13	301.13; F34.0

Personality Disorders*	*(when information and history depict persistent disability and significant impairment in areas of community living)
	DSM IV TR	DSM V
Paranoid Personality D/O	301.0	301.0; F60.0
Schizoid / Schizotypal	301.2x (.20, .22)	301.2x (.20, .22); F60.1, F21
Obsessive-Compulsive Personality D/O	301.4	301.4; F60.5
Histrionic Personality D/O	301.5	301.5; F60.4
Dependent Personality D/O	301.6	301.6; F60.7
Antisocial Personality D/O	301.7	301.7; F60.2
Narcissistic / Avoidant / Borderline	301.8x (.81, .82, .83)	301.8x (.81, .82, .83, .89); F60.81. F60.6, F60.3, F60.89
Personality D/O NOS	301.9	301.9; F60.9
, and

•	Disability: Clear evidence of functional impairment in two or more of the following domains:

▪
Societal/Role Functioning: Functioning in the role most relevant to his/her contribution to society and, in making that contribution, how well the person maintains conduct within societal limits prescribed by laws, rules and strong social mores.

Page | 281

▪
Interpersonal Functioning: How well the person establishes and maintains personal relationship. Relationships included those made at work and in the family settings as well as those that exist in other settings.

▪
Daily Living/Personal Care Functioning: How well the person is able to care for him/herself and provide for his/her own needs such as personal hygiene, food, clothing, shelter and transportation. The capabilities covered are mostly those of making reliable arrangements appropriate to the person’s age, gender and culture.

▪	Physical Functioning: Person’s general physical health, nutrition, strength, abilities/disabilities and illnesses/injuries.

1.
Cognitive/Intellectual Functioning: Person’s overall thought processes, capacity, style and memory in relation to what is common for the person’s age, gender, and culture. Person’s response to emotional and interpersonal pressures on judgments, beliefs and logical thinking should all be considered in making this rating.

, and

•	Duration: One or more of these conditions of duration:

1.	Clinically significant symptoms of mental illness have persisted in the individual for a continuous period of at least two (2) years.

2.	The individual has been hospitalized for mental illness more than once in the last two (2) years.

3.	There is a history of one or more episodes with marked disability and the illness is expected to continue for a two-year period of time.

Children/Youth with Behavioral Health (General Child/Youth BH Population)

•	child/youth (age <18) (age calculated by service date), and

•	(who are receiving behavioral health (mental health or substance abuse) services within the last twelve months, or

•	have a BH Diagnosis at any time during the reporting year. )

Children/Youth with Serious Mental Illness (SED Population)
1. if CMHC provider, have an SED marker = yes (MCOs can receive the marker from the CMHCs) at any time during the reporting year.)
or
2. All four (4) criteria below are met as established by KRS 200.503 (age, diagnosis, disability, and duration).

•	Age: is under age 18, or under age 21 and was receiving mental health services prior to age 18, and for who the services must be continued for therapeutic benefit, and

•
Diagnosis: has a clinically significant disorder of thought, mood, perception, orientation, memory, and or behavior that is listed in the current addition of the American Psychiatric Association’s Diagnostic and Statistical Manual of Mental Disorders. The following table specifies Kentucky’s disorders most frequently associated with SED.

Diagnosis	DSM IV TR Code	DSM 5 Code
PSYCHOTIC DISORDERS
Schizophrenia	295.xx (.30, .10, .20, .90, .60)	295.90 (no additional qualifiers).
Schizophreniform Disorder	295.40	295.40
Schizoaffective Disorder	295.70	295.70
Delusional Disorder	297.1	297.1

Page | 282

Psychotic Disorder (NOS)	298.9	298.9 = Now called “Unspecified Schizophrenia Spectrum and Other Psychotic Disorder”.

ANXIETY DISORDERS
Anxiety Disorders	300.00, 300.2x (.21, .22, .23, .29)	300.00, 300.2x (.21, .22, .23, .29)
Obsessive-Compulsive Disorder	300.3	300.3
Acute Stress Disorder	308.3	308.3
Posttraumatic Stress Disorder	309.81	309.81

DISORDERS OF INFANCY, CHILDHOOD, OR ADOLESCENCE
Oppositional Defiant Disorder	313.81	313.81
Disruptive Behavior Disorder NOS	312.9	312.9
Reactive Attachment Disorder	313.89	313.89 (Reactive Attachment Disorder AND Disinhibited Social Engagement Disorder) =
Conduct Disorder	312.8x (.81, .82, .89)	312.8x (.81, .82, .89)
Attention-Deficit/Hyperactivity Disorder	314.xx (.01, .00, .9)	314.xx (.01, .00) There is no 314.9 anymore – NOS is under 314.01

PERVASIVE DEVELOPMENTAL DISORDERS
Autistic Disorder	299.00	299.00
Asperger’s Disorder	299.80	This dx is not included in the DSM 5.

MOOD DISORDERS
Major Depressive Disorder	296.3x (recurrent)	296.3x (recurrent)
Dysthymic Disorder	300.4	300.4
Depressive Disorder NOS	311	311
Bipolar I Disorder	296.0x, 296.40, 296.4x, 296, 296.5x, 296. 6x, 296.7	296.4x, 296.5x, 296.7 only. 296.0x & 296.6x not included in DSM 5.
Bipolar II Disorder	296.89	296.89
Bipolar Disorder NOS	296.80	296.80
Cyclothymic Disorder	301.13	301.13

OTHER DISORDERS

Page | 283

Intermittent Explosive Disorder	312.34	312.34
Generalized Anxiety Disorder	300.02	300.02
Other Specified Trauma- and Stressor-Related Disorder	N/A – new for DSM 5	309.89
Disruptive Mood Disregulation Disorder	N/A – new for DSM 5	296.99

**The Adjustment Disorder dx is the same as in the DSM IV.

Or (Adjustment Disorders 309.xx (.0, .24, .28, .3,..4, .9) and age <8 years)
, and

•	Disability & Duration:

1.
presents substantial limitations which have persisted for at least one year, or are judged by a mental health professional to be at high risk of continuing for one year without professional intervention in at least two of these five areas:

1.	Self Care

2.	Interpersonal relationships

3.	Family Life

4.	Self-Direction

5.	Education
or

2.	is a Kentucky resident and is receiving residential treatment for an emotional disability through the interstate compact;
or

3.
has been removed from the home by the Department for Community Based Services (Kentucky’s child welfare agency) and has been unable to be maintained in a stable setting due to a behavioral emotional disability.

Exhibit:	I	Created:	11/29/11
Name:	Mental Health Evidence Based Practices Definitions	Last Revised:	07/29/13
Reports:	101

BEHAVIORAL HEALTH EVIDENCE BASED PRACTICE DEFINITIONS

Supported Housing
Procedure Codes: H0043, H0044
"Services to assist individuals in finding and maintaining appropriate housing arrangements. This activity is premised upon the idea that certain clients are able to live independently in the community only if they have support staff for monitoring and/or assisting with residential responsibilities. These staff assist clients to select,

Page | 284

obtain, and maintain safe, decent, affordable housing and maintain a link to other essential services provided within the community. The objective of supported housing is to help obtain and maintain an independent living situation.

Supported Housing is a specific program model in which a consumer lives in a house, apartment or similar setting, alone or with others, and has considerable responsibility for residential maintenance but receives periodic visits from mental health staff or family for the purpose of monitoring and/or assisting with residential responsibilities, criteria identified for supported housing programs include: housing choice, functional separation of housing from service provision, affordability, integration (with persons who do not have mental illness), right to tenure, service choice, service individualization and service availability.

Supported Employment
Procedure Codes: H2023, H2025
Mental Health Supported Employment (SE) is an evidence-based service to promote rehabilitation and return to productive employment for persons with serious mental illness’ rehabilitation and their return to productive employment. SE programs use a team approach for treatment, with employment specialists responsible for carrying out all vocational services from intake through follow-along. Job placements are: community-based (i.e., not sheltered workshops, not onsite at SE or other treatment agency offices), competitive (i.e., jobs are not exclusively reserved for SE clients, but open to public), in normalized settings, and utilize multiple employers. The SE team has a small client:staff ratio. SE contacts occur in the home, at the job site, or in the community. The SE team is assertive in engaging and retaining clients in treatment, especially utilizing face-to-face community visits, rather than phone or mail contacts. The SE team consults/works with family and significant others when appropriate. SE services are frequently coordinated with Vocational Rehabilitation benefits.

Assertive Community Treatment
Procedure Codes: H0040
A team based approach to the provision of treatment, rehabilitation and support services. ACT/PACT models of treatment are built around a self-contained multi-disciplinary team that serves as the fixed point of responsibility for all patient care for a fixed group of clients. In this approach, normally used with clients with severe and persistent mental illness, the treatment team typically provides all client services using a highly integrated approach to care. A key aspect are low caseloads and the availability of the services in a range of settings. The service is a recommended practice in the PORT study (Translating Research Into Practice: The Schizophrenia Patient Outcomes Research Team (PORT) Treatment Recommendations, Lehman, Steinwachs and Co-Investigators of Patient Outcomes Research Team, Schizophrenia Bulletin, 24(1):1-10, 1998) and is cited as a practice with strong evidence based on controlled, randomizaed effectiveness studies in the Surgeon General's report on mental health (Mental Health: A Report of the Surgeon General, December, 1999, Chapter 4, ""Adults and Mental Health, Service Delivery, Assertive Community Treatment""). Additionally, HCFA recommended that state Medicaid agencies consider adding the service to their State Plans in HCFA Letter to State Medicaid Directors, Center for Medicaid and State Operations , June 07, 1999.

Peer Support - Adult Mental Health
Procedure Codes: H0038
Services provided by a Kentucky Peer Specialist (KPS) (as defined in 908 KAR 2:220) to assist adults with serious mental illness (SMI) in achieving specific recovery goals.

~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~

Wraparound- Children/Youth Mental Health
Procedure Codes: H2021

Page | 285

Wraparound is a promising practice designed to provide a set of individually tailored services to the child and family through a sound planning process that is community based and focused on strengths. The wraparound approach is team driven (family, child, natural supports, agencies, and community services) where families must be active partners and the supports put in place provide a balance between formal services and informal community and family supports and is provided with the assistance of Wraparound Facilitators or Service Coordinators. For more information: http://nwi.pdx.edu/wraparoundbasics.shtml

Peer Support - Children/Youth Mental Health
Procedure Codes: H0038
Services provided by a Kentucky Family Peer Support Specialist (KFPSS) (as defined in 908 KAR 2:230) to assist parents/caregivers of children with emotional disabilities. For more information: http://dbhdid.ky.gov/CMHC/documents/guides/current/AppendixE.pdf pages AE-17&AE-18)

Multi-Systemic Therapy - Children/Youth Mental Health
Procedure Codes: H2033
Multisystemic Therapy (MST) addresses the multidimensional nature of behavior problems in troubled youth. Treatment focuses on those factors in each youth's social network that are contributing to his or her antisocial behavior. The primary goals of MST programs are to decrease rates of antisocial behavior and other clinical problems, improve functioning (e.g., family relations, school performance), and achieve these outcomes at a cost savings by reducing the use of out-of-home placements such as incarceration, residential treatment, and hospitalization. For more information: http://www.nrepp.samhsa.gov/ViewIntervention.aspx?id=254

Multidimentional Treatment Foster Care (per diem) - Children/Youth Mental Health
Procedure Codes: S5145
Multidimensional Treatment Foster Care (MTFC) is a community-based intervention for adolescents (12-17 years of age) with severe and chronic delinquency and their families. It was developed as an alternative to group home treatment or State training facilities for youths who have been removed from their home due to conduct and delinquency problems, substance use, and/or involvement with the juvenile justice system. Youths are typically referred to MTFC after previous family preservation efforts or other out-of-home placements have failed. For more information: http://www.nrepp.samhsa.gov/ViewIntervention.aspx?id=48

Exhibit:	J	Created:	12/06/11
Name:	BHDID Psychotropic Medication Class Codes	Last Revised:	07/29/13
Reports:	106

Page | 286

Psychotropic Medication Class	BHDID Med class code
Antianxiety
Antianxiety Benzodiazepines	21
Antianxiety Non-Benzodiazepines	29

Antidepressants
Antidepressants MAOs	31
Antidepressants SNRIs	32
Antidepressants SSRIs	33
Antidepressants Tricyclics	34
Antidepressants Other (e.g. Tetracyclics)	39

Antipsychotics
Antipsychotic Atypicals	41
Antipsychotic Typicals	42

CNS Stimulants	50

Mood Stabilizers	60

Substance Abuse Med	70

Other Psychotropic (e.g., Clonidine)	90

Page | 287

Exhibit:	K	Created:	12/12/11
Name:	Behavioral Health and Chronic Physical Health	Last Revised:	07/29/13
Reports:	BH4
Exhibit K is the list of ICD-9 codes that are of concern for this report; managed care organiations are expected to adhere to current industry standard codes for diagnoses (e.g., ICD-10) especially should industry standards become updated or change over the lifespan of this report and duration of the contract period.

ICD-9-CM CODE'	Dx CATEGORY DESCRIPTION'	'ICD-9-CM CODE DESCRIPTION'
CENTRAL NERVOUS SYSTEM
Dementia
'2900 '	'Delirium/dementia/amnestic/other cognitiv'	SENILE DEMENTIA UNCOMP
'29010'	'Delirium/dementia/amnestic/other cognitiv'	PRESENILE DEMENTIA
'29011'	'Delirium/dementia/amnestic/other cognitiv'	PRESENILE DELIRIUM
'29012'	'Delirium/dementia/amnestic/other cognitiv'	PRESENILE DELUSION
'29013'	'Delirium/dementia/amnestic/other cognitiv'	PRESENILE DEPRESSION
'29020'	'Delirium/dementia/amnestic/other cognitiv'	SENILE DELUSION
'29021'	'Delirium/dementia/amnestic/other cognitiv'	SENILE DEPRESSIVE
'2903 '	'Delirium/dementia/amnestic/other cognitiv'	SENILE DELIRIUM
'29040'	'Delirium/dementia/amnestic/other cognitiv'	ARTERIOSCLER DEMENT NOS
'29041'	'Delirium/dementia/amnestic/other cognitiv'	ARTERIOSCLER DELIRIUM
'29042'	'Delirium/dementia/amnestic/other cognitiv'	ARTERIOSCLER DELUSION
'29043'	'Delirium/dementia/amnestic/other cognitiv'	ARTERIOSCLER DEPRESSIVE
'2908 '	'Delirium/dementia/amnestic/other cognitiv'	SENILE PSYCHOSIS NEC
'2909 '	'Delirium/dementia/amnestic/other cognitiv'	SENILE PSYCHOT COND NOS
'2930 '	'Delirium/dementia/amnestic/other cognitiv'	ACUTE DELIRIUM
'2931 '	'Delirium/dementia/amnestic/other cognitiv'	SUBACUTE DELIRIUM
'2940 '	'Delirium/dementia/amnestic/other cognitiv'	AMNESTIC SYNDROME
'2941 '	'Delirium/dementia/amnestic/other cognitiv'	DEMENTIA IN OTH DISEASES
'29410'	'Delirium/dementia/amnestic/other cognitiv'	DEMENTIA IN OTH DISEASES W0 BEHAVRAL OCT00-

Page | 288

'29411'	'Delirium/dementia/amnestic/other cognitiv'	DEMENTIA IN OTH DISEASES WBEHAVIORAL OCT00-
'29420'	'Delirium/dementia/amnestic/other cognitiv'	Demen NOS w/o behv dstrb (Begin 2011)
'29421'	'Delirium/dementia/amnestic/other cognitiv'	Demen NOS w behav distrb (Begin 2011)
'2948 '	'Delirium/dementia/amnestic/other cognitiv'	ORGANIC BRAIN SYND NEC
'2949 '	'Delirium/dementia/amnestic/other cognitiv'	ORGANIC BRAIN SYND NOS
'3100 '	'Delirium/dementia/amnestic/other cognitiv'	FRONTAL LOBE SYNDROME
'3102 '	'Delirium/dementia/amnestic/other cognitiv'	POSTCONCUSSION SYNDROME
'3108 '	'Delirium/dementia/amnestic/other cognitiv'	NONPSYCHOT BRAIN SYN NEC (end 2011)
'31081'	'Delirium/dementia/amnestic/other cognitiv'	Pseudobulbar affect (Begin 2011)
'31089'	'Delirium/dementia/amnestic/other cognitiv'	Nonpsych mntl disord NEC (Begin 2011)
'3109 '	'Delirium/dementia/amnestic/other cognitiv'	NONPSYCHOT BRAIN SYN NOS
'3310 '	'Delirium/dementia/amnestic/other cognitiv'	ALZHEIMERS DISEASE
'3311 '	'Delirium/dementia/amnestic/other cognitiv'	FRONTOTEMPORAL DEMENTIA
'33111'	'Delirium/dementia/amnestic/other cognitiv'	PICKS DISEASE
'33119'	'Delirium/dementia/amnestic/other cognitiv'	OTHER FRONTOTEMPORAL DEMENTIA
'3312 '	'Delirium/dementia/amnestic/other cognitiv'	SENILE DEGENERAT BRAIN
'33182'	'Delirium/dementia/amnestic/other cognitiv'	DEMENTIA WITH LEWY BODIES
'797 '	'Delirium/dementia/amnestic/other cognitiv'	SENILITY WITHOUT MENTION OF PSYCHOSIS
Parkinson's
'3320 '	'Parkinson-s'	PARALYSIS AGITANS
'3321 '	'Oth nerv dx'	SECONDARY PARKINSONISM
Seizure Disorders
'34500'	'Epilepsy/cnv'	GEN NONCV EP W/O INTR EP (Begin 1989)
'34501'	'Epilepsy/cnv'	GEN NONCONV EP W INTR EP (Begin 1989)
'34510'	'Epilepsy/cnv'	GEN CNV EPIL W/O INTR EP (Begin 1989)
'34511'	'Epilepsy/cnv'	GEN CNV EPIL W INTR EPIL (Begin 1989)
'3452 '	'Epilepsy/cnv'	PETIT MAL STATUS
'3453 '	'Epilepsy/cnv'	GRAND MAL STATUS
'34570'	'Epilepsy/cnv'	EPIL PAR CONT W/O INT EP (Begin 1989)
'34571'	'Epilepsy/cnv'	EPIL PAR CONT W INTR EPI (Begin 1989)
'34580'	'Epilepsy/cnv'	EPILEP NEC W/O INTR EPIL (Begin 1989)
'34581'	'Epilepsy/cnv'	EPILEPSY NEC W INTR EPIL (Begin 1989)
'34590'	'Epilepsy/cnv'	EPILEP NOS W/O INTR EPIL (Begin 1989)

Page | 289

'34591'	'Epilepsy/cnv'	EPILEPSY NOS W INTR EPIL (Begin 1989)
'78033'	'Epilepsy/cnv'	Post traumatic seizures (Begin 2010)
'78039'	'Epilepsy/cnv'	OT CONVULSIONS (Begin 1997)

CARDIOVASCULAR DISEASE
Myocardial Infarction
'41000'	'Acute MI'	AMI ANTEROLATERAL;UNSPEC (Begin 1989)
'41001'	'Acute MI'	AMI ANTEROLATERAL- INIT (Begin 1989)
'41002'	'Acute MI'	AMI ANTEROLATERAL;SUBSEQ (Begin 1989)
'41010'	'Acute MI'	AMI ANTERIOR WALL;UNSPEC (Begin 1989)
'41011'	'Acute MI'	AMI ANTERIOR WALL- INIT (Begin 1989)
'41012'	'Acute MI'	AMI ANTERIOR WALL;SUBSEQ (Begin 1989)
'41020'	'Acute MI'	AMI INFEROLATERAL;UNSPEC (Begin 1989)
'41021'	'Acute MI'	AMI INFEROLATERAL- INIT (Begin 1989)
'41022'	'Acute MI'	AMI INFEROLATERAL;SUBSEQ (Begin 1989)
'41030'	'Acute MI'	AMI INFEROPOST- UNSPEC (Begin 1989)
'41031'	'Acute MI'	AMI INFEROPOST- INITIAL (Begin 1989)
'41032'	'Acute MI'	AMI INFEROPOST- SUBSEQ (Begin 1989)
'41040'	'Acute MI'	AMI INFERIOR WALL;UNSPEC (Begin 1989)
'41041'	'Acute MI'	AMI INFERIOR WALL- INIT (Begin 1989)
'41042'	'Acute MI'	AMI INFERIOR WALL;SUBSEQ (Begin 1989)
'41050'	'Acute MI'	AMI LATERAL NEC- UNSPEC (Begin 1989)
'41051'	'Acute MI'	AMI LATERAL NEC- INITIAL (Begin 1989)
'41052'	'Acute MI'	AMI LATERAL NEC- SUBSEQ (Begin 1989)
'41060'	'Acute MI'	TRUE POST INFARCT;UNSPEC (Begin 1989)
'41061'	'Acute MI'	TRUE POST INFARCT- INIT (Begin 1989)
'41062'	'Acute MI'	TRUE POST INFARCT;SUBSEQ (Begin 1989)
'41070'	'Acute MI'	SUBENDO INFARCT- UNSPEC (Begin 1989)
'41071'	'Acute MI'	SUBENDO INFARCT- INITIAL (Begin 1989)
'41072'	'Acute MI'	SUBENDO INFARCT- SUBSEQ (Begin 1989)
'41080'	'Acute MI'	AMI NEC- UNSPECIFIED (Begin 1989)
'41081'	'Acute MI'	AMI NEC- INITIAL (Begin 1989)
'41082'	'Acute MI'	AMI NEC- SUBSEQUENT (Begin 1989)

Page | 290

'41090'	'Acute MI'	AMI NOS- UNSPECIFIED (Begin 1989)
'41091'	'Acute MI'	AMI NOS- INITIAL (Begin 1989)
'41092'	'Acute MI'	AMI NOS- SUBSEQUENT (Begin 1989)
Hypertension
'4011 '	'HTN'	BENIGN HYPERTENSION
'4019 '	'HTN'	HYPERTENSION NOS
'4010 '	'Htn complicn'	MALIGNANT HYPERTENSION
'40200'	'Htn complicn'	MAL HYPERTEN HRT DIS NOS
'40201'	'Htn complicn'	MAL HYPERT HRT DIS W CHF
'40210'	'Htn complicn'	BEN HYPERTEN HRT DIS NOS
'40211'	'Htn complicn'	BENIGN HYP HRT DIS W CHF
'40290'	'Htn complicn'	HYPERTENSIVE HRT DIS NOS
'40291'	'Htn complicn'	HYPERTEN HEART DIS W CHF
'40300'	'Htn complicn'	MAL HYP REN W/O REN FAIL (Begin 1989)
'40301'	'Htn complicn'	MAL HYP REN W RENAL FAIL (Begin 1989)
'40310'	'Htn complicn'	BEN HYP REN W/O REN FAIL (Begin 1989)
'40311'	'Htn complicn'	BEN HYP RENAL W REN FAIL (Begin 1989)
'40390'	'Htn complicn'	HYP REN NOS W/O REN FAIL (Begin 1989)
'40391'	'Htn complicn'	HYP RENAL NOS W REN FAIL (Begin 1989)
'40400'	'Htn complicn'	MAL HY HT/REN W/O CHF/RF (Begin 1989)
'40401'	'Htn complicn'	MAL HYPER HRT/REN W CHF (Begin 1989)
'40402'	'Htn complicn'	MAL HY HT/REN W REN FAIL (Begin 1989)
'40403'	'Htn complicn'	MAL HYP HRT/REN W CHF & RF (Begin 1989)
'40410'	'Htn complicn'	BEN HY HT/REN W/O CHF/RF (Begin 1989)
'40411'	'Htn complicn'	BEN HYPER HRT/REN W CHF (Begin 1989)
'40412'	'Htn complicn'	BEN HY HT/REN W REN FAIL (Begin 1989)
'40413'	'Htn complicn'	BEN HYP HRT/REN W CHF & RF (Begin 1989)
'40490'	'Htn complicn'	HY HT/REN NOS W/O CHF/RF (Begin 1989)
'40491'	'Htn complicn'	HYPER HRT/REN NOS W CHF (Begin 1989)
'40492'	'Htn complicn'	HY HT/REN NOS W REN FAIL (Begin 1989)
'40493'	'Htn complicn'	HYP HT/REN NOS W CHF & RF (Begin 1989)
'40501'	'Htn complicn'	MAL RENOVASC HYPERTENS
'40509'	'Htn complicn'	MAL SECOND HYPERTEN NEC

Page | 291

'40511'	'Htn complicn'	BENIGN RENOVASC HYPERTEN
'40519'	'Htn complicn'	BENIGN SECOND HYPERT NEC
'40591'	'Htn complicn'	RENOVASC HYPERTENSION
'40599'	'Htn complicn'	SECOND HYPERTENSION NEC
'4372 '	'Htn complicn'	HYPERTENS ENCEPHALOPATHY
Coronary Atherosclerosis
'4110 '	'Coron athero'	POST MI SYNDROME
'4111 '	'Coron athero'	INTERMED CORONARY SYND
'41181'	'Coron athero'	CORONARY OCCLSN W/O MI (Begin 1989)
'41189'	'Coron athero'	AC ISCHEMIC HRT DIS NEC (Begin 1989)
'412 '	'Coron athero'	OLD MYOCARDIAL INFARCT
'4130 '	'Coron athero'	ANGINA DECUBITUS
'4131 '	'Coron athero'	PRINZMETAL ANGINA
'4139 '	'Coron athero'	ANGINA PECTORIS NEC/NOS
'41400'	'Coron athero'	CORONARY ATHERO NOS (Begin 1994)
'41401'	'Coron athero'	CORONARY ATHERO NATIVE VESSEL (Begin 1994)
'41406'	'Coron athero'	CORONARY ATHERO CRNRY ARTERY OF TRANS (Begin 2002)
'4142 '	'Coron athero'	CHR TOT OCCLUS COR ARTRY (Begin 2007)
'4143 '	'Coron athero'	COR ATH D/T LPD RCH PLAQ (Begin 2008)
'4144 '	'Coron athero'	Cor ath d/t calc cor lsn (Begin 2011)
'4148 '	'Coron athero'	CHR ISCHEMIC HRT DIS NEC
'4149 '	'Coron athero'	CHR ISCHEMIC HRT DIS NOS
'V4581'	'Coron athero'	AORTOCORONARY BYPASS
'V4582'	'Coron athero'	PTCA STATUS (Begin 1994)
Heart Failure
'4280 '	'chf;nonhp'	CONGESTIVE HEART FAILURE
'4281 '	'chf;nonhp'	LEFT HEART FAILURE
'42820'	'chf;nonhp'	UNSPECIFIED SYSTOLIC HEART FAILURE (Begin 2002)
'42821'	'chf;nonhp'	ACUTE SYSTOLIC HEART FAILURE (Begin 2002)
'42822'	'chf;nonhp'	CHRONIC SYSTOLIC HEART FAILURE (Begin 2002)
'42823'	'chf;nonhp'	ACUTE ON CHRONIC SYSTOLIC HEART FAILR (Begin 2002)

Page | 292

'42830'	'chf;nonhp'	UNSPECIFIED DIASTOLIC HEART FAILURE (Begin 2002)
'42831'	'chf;nonhp'	ACUTE DIASTOLIC HEART FAILURE (Begin 2002)
'42832'	'chf;nonhp'	CHRONIC DIASTOLIC HEART FAILURE (Begin 2002)
'42833'	'chf;nonhp'	ACUTE ON CHRONIC DIASTOLIC HEART FAILR (Begin 2002)
'42840'	'chf;nonhp'	UNSPEC CMBINED SYST & DIAS HEART FAILR (Begin 2002)
'42841'	'chf;nonhp'	ACUTE CMBINED SYST & DIAS HEART FAILR (Begin 2002)
'42842'	'chf;nonhp'	CHRON CMBINED SYST & DIAS HEART FAILR (Begin 2002)
'42843'	'chf;nonhp'	ACU CHRO COMBI SYST & DIAS HRT FAILR (Begin 2002)
'4289 '	'chf;nonhp'	HEART FAILURE NOS
Stroke
'V1254'	'Ot circul dx'	HX TIA/STROKE W/O RESID (Begin 2007)
'436 '	'Acute CVD'	CVA
'34660'	'Acute CVD'	PRS ARA W INF WO NTR/ST (Begin 2008)
'34661'	'Acute CVD'	PRS ARA W/INF/NTR WO ST (Begin 2008)
'34662'	'Acute CVD'	PRS ARA WO NTR W INF/ST (Begin 2008)
'34663'	'Acute CVD'	PRST ARA W INF W NTR/ST (Begin 2008)
'430 '	'Acute CVD'	SUBARACHNOID HEMORRHAGE
'431 '	'Acute CVD'	INTRACEREBRAL HEMORRHAGE
'4320 '	'Acute CVD'	NONTRAUM EXTRADURAL HEM
'4321 '	'Acute CVD'	SUBDURAL HEMORRHAGE
'4329 '	'Acute CVD'	INTRACRANIAL HEMORR NOS
'43301'	'Acute CVD'	BASILAR ART OCCLUS W/CEREB INFARCT (Begin 1993)
'43311'	'Acute CVD'	CAROTID ART OCCLUS W/CEREB INFARCT (Begin 1993)
'43321'	'Acute CVD'	VERTEB ART OCCLUS W/CEREB INFARCT (Begin 1993)
'43331'	'Acute CVD'	MULT PRECEREB OCCLUS W/ INFARCT (Begin 1993)
'43381'	'Acute CVD'	PRECEREB OCCLUSION NEC W/ INFARCT (Begin 1993)
'43391'	'Acute CVD'	PRECEREB OCCLUS NOS W/O INFARCT (Begin 1993)
'43400'	'Acute CVD'	CEREB THROMBOSIS W/O INFARCT (Begin 1993)
'43401'	'Acute CVD'	CEREB THROMBOSIS W/ INFARCTION (Begin 1993)
'43410'	'Acute CVD'	CEREB EMBOLISM W/O INFARCTION (Begin 1993)
'43411'	'Acute CVD'	CEREB EMBOLISM W/ INFARCTION (Begin 1993)

Page | 293

'43490'	'Acute CVD'	CEREBR ART OCCLUS NOS W/O INFARCT (Begin 1993)
'43491'	'Acute CVD'	CEREBR ART OCCLUS NOS W/ INFARCT (Begin 1993)

RESPIRATORY DISEASE
Asthma
'49300'	'Asthma'	EXT ASTHMA W/O STAT ASTH
'49301'	'Asthma'	EXT ASTHMA W STATUS ASTH
'49302'	'Asthma'	EXT ASTHMA W/ ACUTE EXACERBATION (Begin 2000)
'49310'	'Asthma'	INT ASTHMA W/O STAT ASTH
'49311'	'Asthma'	INT ASTHMA W STATUS ASTH
'49312'	'Asthma'	INT ASTHMA W/ ACUTE EXACERBATION (Begin 2000)
'49320'	'Asthma'	CH OB ASTH W/O STAT ASTH (Begin 1989)
'49321'	'Asthma'	CH OB ASTHMA W STAT ASTH (Begin 1989)
'49322'	'Asthma'	CH OB ASTHMA W/ACUTE EXACERBATION (Begin 2000)
'49381'	'Asthma'	EXERCISE INDUCED BRONCHOSPASM (Begin 2003)
'49382'	'Asthma'	COUGH VARIANT ASTHMA (Begin 2003)
'49390'	'Asthma'	ASTHMA W/O STATUS ASTHM
'49391'	'Asthma'	ASTHMA W/ STATUS ASTHMAT
'49392'	'Asthma'	ASTHMA W/ ACUTE EXACERBATION (Begin 2000)
COPD
'490 '	'COPD'	BRONCHITIS NOS
'4910 '	'COPD'	SIMPLE CHR BRONCHITIS
'4911 '	'COPD'	MUCOPURUL CHR BRONCHITIS
'49120'	'COPD'	OBS CHR BRNC W/O ACT EXA (Begin 1991)
'49121'	'COPD'	OBS CHR BRNC W ACT EXA (Begin 1991)
'49122'	'COPD'	OBS CHR BRONC W AC BRONC (Begin 2004)
'4918 '	'COPD'	CHRONIC BRONCHITIS NEC
'4919 '	'COPD'	CHRONIC BRONCHITIS NOS
'4920 '	'COPD'	EMPHYSEMATOUS BLEB
'4928 '	'COPD'	EMPHYSEMA NEC
'4940 '	'COPD'	BRONCHIECTASIS W/O ACUTE EXACERBATN (Begin 2000)
'4941 '	'COPD'	BRONCHIECTASIS W/ACUTE EXACERBATION (Begin 2000)
'496 '	'COPD'	CHR AIRWAY OBSTRUCT NEC

Page | 294

ENDOCRINE SYSTEM
Diabetes
'25000'	'DiabMel no c'	DIABETES UNCOMPL TYPE II
'25001'	'DiabMel no c'	DIABETES UNCOMPL TYPE I
'25002'	'DiabMel w/cm'	DIABETES MELL TYPE II UNCONT (Begin 1993)
'25003'	'DiabMel w/cm'	DIABETES MELL TYPE I UNCONT (Begin 1993)
'2535 '	'Ot endo dsor'	DIABETES INSIPIDUS

OTHER
Obesity
'27800'	'Ot nutrit dx'	OBESITY UNSPECIFIED (Begin 1995)
'27801'	'Ot nutrit dx'	MORBID OBESITY (Begin 1995)

Hearing Loss
'38900'	'Other ear dx'	CONDUCT HEARING LOSS NOS
'38901'	'Other ear dx'	CONDUC HEAR LOSS EXT EAR
'38902'	'Other ear dx'	CONDUCT HEAR LOSS TYMPAN
'38903'	'Other ear dx'	CONDUC HEAR LOSS MID EAR
'38904'	'Other ear dx'	COND HEAR LOSS INNER EAR
'38905'	'Other ear dx'	CONDCTV HEAR LOSSUNILAT (Begin 2007)
'38906'	'Other ear dx'	CONDCTV HEAR LOSS BILAT (Begin 2007)
'38908'	'Other ear dx'	COND HEAR LOSS COMB TYPE
'38910'	'Other ear dx'	SENSORNEUR HEAR LOSS NOS
'38911'	'Other ear dx'	SENSORY HEARING LOSS
'38912'	'Other ear dx'	NEURAL HEARING LOSS
'38913'	'Other ear dx'	NEURAL HEAR LOSS UNILAT (Begin 2007)
'38914'	'Other ear dx'	CENTRAL HEARING LOSS
'38915'	'Other ear dx'	SENSORNEUR HEAR LOSS UNI (Begin 2006)
'38916'	'Other ear dx'	SENSONEUR HEAR LOSS ASYM (Begin 2006)
'38917'	'Other ear dx'	SENSORY HEAR LOSSUNILAT (Begin 2007)
'38918'	'Other ear dx'	SENSORNEUR LOSS COMB TYP
'38920'	'Other ear dx'	MIXED HEARING LOSS NOS (Begin 2007)
'38921'	'Other ear dx'	MIXED HEARING LOSSUNILT (Begin 2007)
'38922'	'Other ear dx'	MIXED HEARING LOSSBILAT (Begin 2007)

Page | 295

'3897 '	'Other ear dx'	DEAF MUTISM NEC
'3898 '	'Other ear dx'	HEARING LOSS NEC
'3899 '	'Other ear dx'	HEARING LOSS NOS
'V412 '	'Other ear dx'	PROBLEMS WITH HEARING
'V413 '	'Other ear dx'	EAR PROBLEMS NEC
'V4985'	'Other ear dx'	DUAL SENSORY IMPAIRMENT (Begin 2007)
'V532 '	'Other ear dx'	ADJUSTMENT HEARING AID
'V721 '	'Other ear dx'	EAR & HEARING EXAM
'V7211'	'Other ear dx'	HEARING EXAM-FAIL SCREEN (Begin 2006)
'V7212'	'Other ear dx'	HEARING CONSERVATN/TRTMT (Begin 2007)
'V7219'	'Other ear dx'	EXAM EARS & HEARING NEC (Begin 2006)

Page | 296

Appendix L
Program Integrity Requirements

I.	ORGANIZATION
The Contractor shall establish a Program Integrity Unit (PIU) to identify Fraud, Waste and Abuse and refer to the Department any suspected Fraud or Abuse of Members and Providers. The Program Integrity Unit (PIU) shall be organized so that:

(a)	Required Fraud, Waste and Abuse activities are conducted by staff with separate authority to direct PIU activities and functions specified in this Appendix on a continuous and on-going basis;

(b)	Written policies, procedures, and standards of conduct demonstrate the organization’s commitment to comply with all applicable federal and state regulations and standards;

(c)	The unit establishes, controls, evaluates and revises Fraud, Waste and Abuse detection, deterrent and prevention procedures to ensure compliance with Federal and State requirements;

(d)	The staff consists of a compliance officer in addition to auditing and clinical staff;

(e)
The unit prioritizes work coming into the unit to ensure that cases with the greatest potential program impact are given the highest priority. Allegations or cases having the greatest program impact include cases involving:

(1)	Multi-State fraud or problems of national scope, or Fraud or Abuse crossing partnership boundaries,

(2)	High dollar amount of potential overpayment, or

(3)	Likelihood for an increase in the amount of Fraud or Abuse or enlargement of a pattern;

(f)	Ongoing education is provided to Contractor staff on Fraud, Waste and Abuse trends including CMS initiatives; and

(g)
Contractor attends any training given by the Commonwealth/Fiscal Agent, its designees, or other Contractor’s organizations provided reasonable advance notice is given to Contractor of the scheduled training.

II.	FUNCTION
Contractor and/or Contractor’s PIU, shall:

(a)
Prevent Fraud, Waste and Abuse by identifying vulnerabilities in the Contractor’s program including identification of Member and Provider Fraud, Waste and Abuse and taking appropriate action including but not limited to the following:

(1)	Recoupment of overpayments,

(2)	Changes to policy,

(3)	Dispute resolution meetings, and

(4)	Appeals;

(b)	Proactively detect incidents of Fraud, Waste and Abuse that exist within the Contractor’s program through the use of algorithms, investigations and record reviews;

(c)	Determine the factual basis of allegations concerning Fraud or Abuse made by Members, Providers and other sources;

(d)	Initiate appropriate administrative actions to collect overpayments;

Page | 297

(e)	Refer potential Fraud, Waste and Abuse cases to the OIG with copy to the Department for preliminary investigation and possible referral for civil and criminal prosecution and administrative sanctions;

(f)	Initiate and maintain network and outreach activities to ensure effective interaction and exchange of information with all internal components of the Contractor as well as outside groups;

(g)	Make and receive recommendations to enhance the ability of the Parties to prevent, detect and deter Fraud, Waste or Abuse;

(h)	Provide for prompt response to detected offenses, and for development of corrective action initiatives relating to the Contractor’s contract;

(i)	Provide for internal monitoring and auditing of Contractor and its subcontractors; and supply the Department with reports on a quarterly or as-requested basis on its activity or ad hocs as necessary;

(j)	Be subject to on-site review; and fully comply with requests from the Department to supply documentation and records;

(k)	Create an accounts receivable process to collect outstanding debt from members or providers; and provide monthly reports of activity and collections to the Department;

(l)	Allow the Department to collect and retain any overpayments if the Contractor has not taken appropriate action to collect the overpayment after one hundred and eighty (180) days;

(m)	Conduct continuous and on-going reviews of all MIS data including, Member and Provider Grievances and appeals, for the purpose of identifying potentially fraudulent acts;

(n)	Conduct regular post-payment audits of Provider billings, investigate payment errors, produce printouts and queries of data and report the results of their work to the Department;

(o)	Conduct on-site and desk audits of Providers and report the results including identified overpayments and recommendations to the Department;

(p)	Locally maintain cases under investigation for possible Fraud, Waste or Abuse activities and provide these lists and entire case files to the Department and OIG upon demand;

(q)	Designate a contact person to work with investigators and attorneys from the Department and OIG;

(r)	Ensure the integrity of PIU referrals to the Department and shall not subject referrals to the approval of the Contractor’s management or officials;

(s)
Comply with the expectations of 42 CFR 455.20 by employing a method of verifying with a Member whether the services billed by Provider were received by randomly selecting a minimum sample of 500 claims on a monthly basis;

(t)
Run algorithms on billed claims data over a time span sufficient to identify potential fraudulent billing patterns and develop a process and report quarterly or as otherwise requested to the Department all algorithms, issues identified, actions taken to address those issues and the overpayments collected;

(u)	Collect administratively from Members for overpayments that were declined prosecution for Medicaid Program Violations (MPV);

(v)	Comply with the program integrity requirements set forth in 42 CFR 438.608 and provide policies and procedures to the Department for review and approval;

(w)	Report to the Department any Provider denied enrollment by Contractor for any reason, including those contained in 42 CFR 455.106, within 5 days of the enrollment denial;

(x)	Recover overpayments from Providers and identify Providers for pre-payment review as a result of the Provider’s activities;

(y)	Comply with the program integrity requirements of the Patient Protection and Affordable Care Act as directed by the Department; and

(z)
Correct any weaknesses, deficiencies, or noncompliance items identified as a result of a review or audit conducted by the Department, CMS, or by any other State or Federal Agency or agents thereof that has

Page | 298

oversight of the Medicaid program. Corrective action shall be completed the earlier of thirty (30) calendar days or the timeframes established by Federal and state laws and regulations.

III.	PATIENT ABUSE
Incidents or allegations concerning physical or mental abuse of Members shall be immediately reported to the Department for Community Based Services in accordance with state law with copy to the Department and OIG.

VI.	COMPLAINT SYSTEM
The Contractor’s PIU shall operate a system to receive, investigate and track the status of Fraud, Waste and Abuse complaints from Members, Providers and all other sources which may be made against the Contractor, Providers or Members. The system shall contain the following:

(a)	Upon receipt of a complaint or other indication of potential Fraud or Abuse, the Contractor’s PIU shall conduct a preliminary inquiry to determine the validity of the complaint;

(b)	The PIU should review background information and MIS data; however, the preliminary inquiry shall not include interviews with the subject concerning the alleged instance of Fraud or Abuse;

(c)
If the preliminary inquiry results in a reasonable belief that the complaint does not constitute Fraud or Abuse, the PIU should not refer the case to OIG; however, the PIU shall take whatever remedial actions may be necessary, up to and including administrative recovery of identified overpayments;

(d)	If the preliminary inquiry results in a reasonable belief that Fraud or Abuse has occurred, the PIU shall refer the case and all supporting documentation to the OIG, with a copy to the Department;

(e)
The OIG will review the referral and attached documentation, make a determination and notify the PIU as to whether the OIG will investigate the case or return it to the PIU for appropriate administrative action;

(f)
If, in the process of conducting a preliminary review, the PIU suspects a violation of either criminal Medicaid Fraud statutes or the Federal False Claims Act, the PIU shall immediately notify the OIG with a copy to the Department of their findings and proceed only in accordance with instructions received from the OIG;

(g)
If the OIG determines that it will keep a case referred by the PIU, the OIG will conduct a preliminary investigation, gather evidence, write a report and forward information to the Department, the PIU, or, if warranted, to the Attorney General’s Medicaid Fraud Control Unit, for appropriate actions;

(h)
If the OIG opens an investigation based on a complaint received from a source other than the Contractor, the OIG will, upon completion of the preliminary investigation, provide a copy of the investigative report to the Department, the PIU, or if warranted, to MFCU, for appropriate actions;

(i)
If the OIG investigation results in a referral to the MFCU and/or the U.S. Attorney, the OIG will notify the Department and the PIU of the referral. The Department and the PIU shall only take actions concerning these cases in coordination with the law enforcement agencies that received the OIG referral;

(j)
Upon approval of the Department, Contractor shall suspend Provider payments in accordance with Section 6402 (h)(2) of the Affordable Care Act pending investigation of credible allegation of fraud; these efforts shall be coordinated through the Department;

(k)	Upon completion of the PIU’s preliminary review, the PIU shall provide the Department and the OIG a copy of their investigative report, which shall contain the following elements:

(1)	Name and address of subject,

(2)	Medicaid identification number,

(3)	Source of complaint,

(4)	State the complaint/allegation,

(5)	Date assigned to the investigator,

Page | 299

(6)	Name of investigator,

(7)	Date of completion,

(8)	Methodology used during investigation,

(9)	Facts discovered by the investigation as well as the full case report and supporting documentation;

(10)	Attach all exhibits or supporting documentation;

(11)	Include recommendations as considered necessary, for administrative action or policy revision,

(12)	Identify overpayment, if any, and include recommendation concerning collection,

(13)	Any other elements identified by CMS for fraud referral;

(l)
The Contractor’s PIU shall provide the OIG and the Department a quarterly Member and Provider status report of all cases including actions taken to implement recommendations and collection of overpayments, or case information shall be made available to the Department upon request;

(m)	The Contractor’s PIU shall maintain access to a follow-up system, which can report the status of a particular complaint or grievance process or the status of a specific recoupment; and

(n)	The Contractor’s PIU shall assure a Grievance and Appeal process for Members and Providers in accordance with 907 KAR 1:671.

V.	REPORTING

(a)	The Contractor’s PIU shall report on quarterly basis in a narrative report format all activities and processes for each investigative case (from opening to closure) to the Department;

(b)
If any employee or subcontractor employee of the Contractor discovers or is made aware of an incident of possible Member or Provider Fraud, Waste or Abuse, the incident shall be immediately reported to the PIU Coordinator;

(c)	The Contractor’s PIU shall immediately report all cases of suspected Fraud, Waste, Abuse or inappropriate practices by Subcontractors, Members or employees to the Department and the OIG; and

(d)	The Contractor is required to report the following data elements to the Department and the OIG on a quarterly basis, in an excel format:

(1)	PIU Case number,

(2)	OIG Case Number (if one has been assigned),

(3)	Provider /Member name,

(4)	Provider/Member number,

(5)	Date complaint received by Contractor,

(6)	Source of complaint unless the complainant prefers to remain anonymous,

(7)	Date opened and name of PIU investigator assigned,

(8)	Summary of Complaint,

(9)	Is complaint substantiated or not substantiated (Y or N answer only under this column),

(10)	PIU action taken and date (only provide the most current update),

(11)	Amount of overpayment (if any) and timespan,

(12)	Administrative actions taken to resolve findings of completed cases,

(13)	The overpayment required to be repaid and overpayment collected to date,

(14)	Describe sanctions/withholds applied to Providers/Members, if any,

(15)	Provider/Members appeal regarding overpayment or requested sanctions. List the date an appeal was requested, date the hearing was held, date and decision of the final order,

(16)	Revision of the Contractor’s policies to reduce potential risk from similar situations with a description of the policy recommendation, implemented revision and date of implementation, and

(17)	Make MIS system edit and audit recommendations as applicable.

VI.	AVAILABILITY AND ACCESS TO DATA
The Contractor shall:

Page | 300

(a)
Gather, produce, and maintain records including, but not limited to, ownership disclosure, for all Providers and subcontractors, submissions, applications, evaluations, qualifications, member information, enrollment lists, grievances, Encounter data, desk reviews, investigations, investigative supporting documentation, finding letters and subcontracts for a period of 5 years after contract end date;

(b)	Regularly report enrollment, Provider and Encounter data in a format that is useable by the Department and the OIG;

(c)	Backup, store and be able to recreate reported data upon demand for the Department, and the OIG;

(d)
Permit reviews, investigations or audits of all books, records or other data, at the discretion of the Department or the OIG, or other authorized federal or state agency; and, shall provide access to Contractor records and other data on the same basis and at least to the same extent that the Department would have access to those same records;

(e)	Produce records in electronic format for review and manipulation by the Department, and the OIG;

(f)	Allow designated Department staff read access to ALL data in the Contractor’s MIS systems;

(g)	Provide Contractor’s PIU access to any and all records and other data of the Contractor for purposes of carrying out the functions and responsibilities specified in this Contract;

(h)	Fully cooperate with the Department, the OIG, the United States Attorney’s Office and other law enforcement agencies in the investigation of Fraud or Abuse cases; and

(i)	Provide identity and cover documents and information for law enforcement investigators under cover.

Page | 301

Appendix M

Performance Improvement Projects

The Performance Improvement Projects (PIPs) shall include one project (1) relating to physical health, one (1) project relating to behavioral health, and one (1) project relating to a statewide care or services issue. Following is a table which identifies the four (4) clinical care and non-clinical services topics which will be implemented Year One of the Contract as well as justification (reasons) for selecting these topics.

A.	The topic relates to clinical care and non clinical services and represents a national and/or statewide health issue;

B.	There are current guidelines/standards available to guide the development/implementation of a PIP;

C.	There are identifiable measures for performance improvement (HEDIS or claims data); and

D.	The topic is associated with historical over- or underutilization of Medicaid Services.

TOPIC	JUSTIFICATION (REASON)
Clinical Care or Non-clinical Service	National &/or State Care or Services Burden	Performance Guidelines/ Standards of Care are Available	HEDIS or Other Measures for Performance are Available	Assoc with Under – &/or Over utilization (High Costs)	Other Reasons

Page | 302

Access to & Availability of Services	Non-clinical Svc.	YES	YES	YES	YES
The Ensuring Access to Care in Medicaid under Health Reform report **** cited concerns regarding the expansion of Medicaid eligibility under the 2010 ACA & movement of states toward using Contractors for management of health & healthcare costs of Medicaid Members. Concerns were also expressed regarding Medicaid’s comprehensive benefits & ensuring access to provider/delivery systems equipped to serve low-income populations with complex health needs. Additionally,
1)Access to/availability of Medicaid participating primary care providers & specialists is a major concern, as reimbursement levels are reduced due to state Medicaid budget deficits & demands on state resources increase.
2)Contractors express concerns regarding the “churning,” which results from short Medicaid eligibility/enrollment periods, as this is viewed as key obstacle in managing care & incompatible with efforts to manage chronic conditions & prevent disruptions in care.

Page | 303

Depression	Clinical Care	YES	YES	YES	YES
The State of Health Care Quality report** indicated that depression affects 15 million Americans, & if untreated, can lead to other physical/mental health conditions. The American Psychiatric Association recommends use of antidepressant & behavioral therapies (at the primary care level) to treat depression. Additionally, in 2009, 49.6% of Medicaid Members, 18 years of age/older diagnosed with a new episode of major depression, were treated with antidepressant medication for a specified period of time, as compared to 62.9 % of individuals 18 years of age/older who were covered under commercial HMO health plans.

Emergency Department (ED) Use Management	Clinical Care	YES	NO	YES	YES
The data on emergency room utilization of FFS KY Medicaid claims for ED visits in CY 2008 indicated that the major difference between “high fliers” (having 12 or more ER visits/yr) & “single timers” (having one visit/yr), is that high fliers are most over-represented in 3-digit primary diagnosis codes for abdominal symptoms, migraines & back conditions, which may be effectively treated (on a primary care level). Additionally, of FFS Medical claims for ED services provided in SFY 2010, indicated that a total of $151,897,739 was spent on illnesses/conditions such as upper respiratory infection, otitis media, acute pharyngitis, viral infection and lumbago.

Page | 304

Screenings for Breast Cancer, Cervical Cancer, & Chlamydia	Clinical Care	YES	YES	YES	YES
The Aggregate Medicaid Plan Report* for CY 2009, indicated that the KY Medicaid Average rate of mammograms performed (45%) & Medicaid Average rate of PAP tests performed (57%) were lower, as compared to the KY Average rate of mammograms performed (68%) and KY Average rate of PAP tests performed (72%). Additionally, The State of Health Care Quality report** indicated that:
1)Breast cancer is one of the most common forms of cancer in American women, accounting for the deaths of 40, 170 women in 2009. In that same year, 52.4% of Medicaid women 50-69 years of age were screened by mammography, as compared to 71.3 % of women 50-69 years of age covered under Commercial HMO health plans.
2)As one of the most treatable cancers, cervical cancer is the second most common cancer worldwide & 10th leading cause of cancer in females. In 2009, 65.8% of Medicaid women 21 to 64 years of age received PAP tests, as compared to 77.3% of women 21–64 years of age covered under Commercial HMO plans.
3)Chlamydia is a sexually transmitted disease that may have serious consequences (e.g., HIV, syphilis, reproductive health conditions). Although screening rates for Chlamydia in 2009 are higher in Medicaid populations (61.6%), as compared to Commercial HMO rates (45.4%) according to this report, the screening is not complicated & can save $45 annually for every woman screened.

Page | 305

References
*Aggregate Medicaid Plan Report, Select Preventive Care Measures, January 09 – December 09 distributed by The Kentuckiana Health Collaborative in 2010.
**The State of Health Care Quality 2010, published by the National Committee for Quality Assurance in 2011.
****Ensuring Access to Care in Medicaid under Health Reform, Report #8187, published by Kaiser Family Foundation in May 2011.

Page | 306

Appendix N

Health Outcomes, Indicators, Goals and Performance Measures

A goal of the Medicaid Program is to improve the health status of Medicaid recipients. Statewide health care outcomes, health indicators, and goals have been targeted and designated by the Department in collaboration with the Departments for Public Health (DPH) and Behavioral Health, Developmental and Intellectual Disabilities. Federal Medicaid Managed Care regulations, 438.24 (C ) (1) and (C) 2 Performance Measurement, require that the Contractor measure and report to the State its performance, using standard measures required by the State and/or submit to the State data, specified by the State that enables the State to measure the Contractor’s performance.

In accordance with this, the Department has established a set of Medicaid Managed Care Performance Measures. The measure set was originally designed to align with the Healthy Kentuckians 2010 Goals. Healthy Kentuckians is the state’s commitment to national preventive initiative, Healthy People 2010, with the overarching goals to increase years of healthy life and eliminate health disparities and includes objectives and targets set to meet the needs of Kentuckians. The document includes ten leading health indicators with related goals and objectives. Select indicators, goals and objectives that are the basis of the Performance Measures are displayed in the table below.

Other Performance Measures are derived from the managed care Healthcare Effectiveness Data and Information Set (HEDIS®)1 set, which are reported by managed care organizations nationally and have national benchmarks for comparison of performance. Performance Measures have also been developed collaboratively by the Department and the EQRO based on key areas of interest of the Department. Together, the measures address the access to, timeliness of, and quality of care provided to children, adolescents enrolled in Managed Care; and focus on preventive care, health screenings, prenatal care, as well as special populations (adults with hypertension, children with special health care needs (CSHCN).

____________________
1HEDIS is a registered trademark of the National Committee for Quality Assurance (NCQA).

Page | 307

Healthy Kentuckians Leading Health Indicator(s)[2]	Healthy Kentuckians Goals	Health Kentuckians Objectives[3]	Related Medicaid Managed Care Performance Measure(s)
Physical Activity and Fitness Nutrition
■    Improve the health, fitness, and quality of life of all Kentuckians through the adoption and maintenance of regular, daily physical activity.
■    To promote health and reduce chronic disease risk, disease progression, debilitation, and premature death associated with dietary factors and nutritional status among all people in Kentucky.

■    Reduce overweight to a prevalence of no more than 25 percent among Kentuckians ages 18 and older.
■    Reduce the percentage of Kentuckians age 18 and older who are either overweight or obese.
■    Increase to at least 35% the proportion of Kentuckians ages 18 and over who engage in moderate physical activity 5 or more days per week.
■    Decrease the percentage of Kentuckians reporting no leisure time physical activity (by BMI category, i.e., normal weight, overweight, obese class I, obese class II, obese class III).
■    To increase to at least 24 percent the proportion of young people in grades 9-12 who engage in moderate physical activity for at least 30 minutes on five or more of the previous seven days.
■    Increase to at least 50 percent the prevalence of healthy weight (defined as a body mass index (BMI) greater than 19.0 and less than 25.0) among all people aged 20 and older.

■    Height/Weight/BMI Assessment and Assessment/ Counseling for Nutrition and Physical Activity for Adults[4]

■    Height/Weight/BMI Assessment and Assessment/ Counseling for Nutrition and Physical Activity for Children and Adolescents[5]

[2]See the Healthy Kentuckians 2010 Mid-Decade Review for full details on all indicators, goals, and objectives. Available at: http://chfs.ky.gov/dph/hk2010MidDecade.htm.
[3]Stated State and National Performance Target goals are for reference only and reflect the Healthy Kentuckians goals, and do not apply to health plan contract requirements.
[4]The performance measure for this goal will follow a combination of the HEDIS measure specifications for Adult BMI assessment and State-specific numerator(s).
[5]The performance measure for this goal will follow a combination of the HEDIS measure specifications for Weight Assessment and Counseling for Nutrition and Physical Activity for Children and Adolescent s and State-specific numerator(s).

Page | 308

Healthy Kentuckians Leading Health Indicator(s)[2]	Healthy Kentuckians Goals	Health Kentuckians Objectives[3]	Related Medicaid Managed Care Performance Measure(s)

■    Reduce to less than 15 percent the prevalence of BMI at or above 30.0 among people aged 20 and older.
■    Reduce to 5 percent or less the prevalence of overweight and obesity (at or above the sex and age-specific 95th percentile of BMI from the revised NCHS/CDC growth charts) in children (aged 1 – 5 and 6 – 11) and adolescents (aged 12 – 19).
■    Increase to at least 40 percent the proportion of people age 2 and older who meet the Dietary Guidelines’ minimum average daily goal of at least five servings of vegetables and fruits.

Heart Disease and Stroke	Enhance the cardiovascular health and quality of life of all Kentuckians through improvement of medical management, prevention and control of risk factors, and promotion of healthy lifestyle behaviors.
■    To increase to at least 85 percent the proportion of adults who have had their blood cholesterol checked within the preceding five years.
■    Reduce heart disease deaths to no more than 250 deaths per 100,000 people (age adjusted to the year 2000 standard).
■    To decrease to at least 20 percent the proportion of adult Kentuckians with high blood pressure.
■    Reduce heart disease deaths to no more than 250 deaths per 100,000 people (age adjusted to the year 2000 standard).
■ Cholesterol Screening for Adults ■ HEDIS Controlling High Blood Pressure[6]

Page | 309

Healthy Kentuckians Leading Health Indicator(s)[2]	Healthy Kentuckians Goals	Health Kentuckians Objectives[3]	Related Medicaid Managed Care Performance Measure(s)
[6]The performance measure for this goal will follow the HEDIS measure specifications for Controlling High Blood Pressure.
Tobacco Use
■    Reduce the burden of tobacco-related addiction, disease, and mortality, thereby improving the health and well being of adults and youth in Kentucky. This includes decreasing tobacco use among adults, pregnant women, youth, and disparate populations, eliminating exposure to secondhand smoke, and building capacity in communities for tobacco prevention and cessation.

■    Increase to 95 percent the proportion of patients who receive advice to quit smoking from a health care provider.
■    Increase to 32 percent the proportion of young people in grades 9 to 12 who have never smoked.
■    Reduce the proportion of high school and middle school students who think smoking cigarettes makes young people look cool or fit in.
■    Increase to 100 percent the proportion of high school students who think secondhand smoke is harmful.
■    Reduce cigarette smoking among pregnant women to a prevalence of no more than 17 percent.
■    Of new mothers who smoked in the first three months before becoming pregnant, increase the percentage who abstained from using tobacco during their pregnancy.

■ Adolescent Screening/ Counseling: Tobacco Use ■ Prenatal Risk Assessment, Counseling and Education: Tobacco Use
Oral health [7]	To improve the health and quality of life for individuals and communities by preventing and controlling oral disease and injuries, and to improve access to oral health care for all Kentuckians.
■ Increase to at least 70 percent the proportion of children ages 6, 7, 12, and 15 who have participated in an oral health screening, including those who have been referred, and those who have received the appropriate follow-up.
■ HEDIS Annual Dental Visit[7]

[7]The performance measure for this goal will follow the HEDIS measure specifications for Annual Dental Visit.

Page | 310

Healthy Kentuckians Leading Health Indicator(s)[2]	Healthy Kentuckians Goals	Health Kentuckians Objectives[3]	Related Medicaid Managed Care Performance Measure(s)
Access to quality health services	Improve access to a continuum of comprehensive, high quality health care using both the public and private sectors in Kentucky.
■    Increase to at least 90 percent the proportion of people who have a specific source of ongoing primary care.
■    Reduce by 25 percent the number of individuals lacking access to a primary care provider in underserved areas.

■ HEDIS Well Child Visits in the First 15 Months: 6+ visits[8] ■ HEDIS Well Child Visits in the 3rd, 4th, 5th and 6th Years of Life ■ HEDIS Adolescent Well Care ■ HEDIS Children’s Access to PCP’s

Adolescent Screening/ Counseling: Tobacco Use[9], Alcohol/Substance Use, Sexual Activity, and/or Mental Health Assessment

[8]The performance measures for this goal will follow the HEDIS measure specifications for Well Child Visits 15 months (6+ visits), Well Child Visits 3rd, 4th, 5th & 6th Years of Life, and Adolescent Well-Care Visits, and Children’s and Adolescents’ Access to PCPs.

[9]See Healthy Kentuckians Indicator for Tobacco Use for additional details on this numerator.

Page | 311

Healthy Kentuckians Leading Health Indicator(s)[2]	Healthy Kentuckians Goals	Health Kentuckians Objectives[3]	Related Medicaid Managed Care Performance Measure(s)
Tobacco Use Substance Abuse Alcohol Abuse
To increase abstinence from substances while reducing experimentation, use and abuse, especially among Kentucky’s youth, thereby reducing the consequences -- violence, crime, illness, death and disability -- that result from abuse of substances at d harm to individuals and society.

■    Increase the proportion of 8th grade students who report strong disapproval for use of tobacco, alcohol, and other drugs to: tobacco, 60 percent; alcohol, 65 percent; marijuana, 85 percent, and other drugs 98 percent.
■    Increase the proportion of 8th grade students who report that none of their friends use substances to: tobacco: 70 percent; alcohol: 70 percent; marijuana: 90 percent, and other drugs: 95 percent.
■    Increase the proportion of 8th grade students who perceive great risk of personal harm and/or trouble associated with regular use of substances: tobacco: 50 percent, alcohol: 35 percent, and marijuana: 80 percent.
■    Increase the percentages of 8th grade students who report having never used tobacco, alcohol, and other drugs: tobacco: 65 percent; alcohol: 65 percent; marijuana: 90 percent; cocaine: 98 percent.
Adolescent Screening/ Counseling: Tobacco, Alcohol, and Substance Use

Page | 312

Healthy Kentuckians Leading Health Indicator(s)[2]	Healthy Kentuckians Goals	Health Kentuckians Objectives[3]	Related Medicaid Managed Care Performance Measure(s)
Family Planning Sexually Transmitted Diseases	A society where healthy sexual relationships free of infection is the standard.
■    Reduce pregnancies among females ages 15-17 to no more than 20 per 1,000 adolescents.
■    Increase by at least 10 percent the proportion of sexually active individuals, ages 15-19, who use barrier method contraception with or without hormonal contraception to prevent sexually transmitted disease and prevent pregnancy.
■    To increase to at least 68 percent the number of sexually active, unmarried high school-aged youth who used a latex condom at last sexual intercourse.

Adolescent Screening/ Counseling: Sexual Activity
Mental Health Screening	Improve the mental health of all Kentuckians by ensuring appropriate, high-quality services informed by scientific research to those with mental health needs.	■ Reduce by half the proportion of Kentucky adolescents who report considering or attempting suicide during the past year.	Adolescent Screening/ Counseling: Mental Health
Environmental Health	Health for all through a healthy environment.	■ Increase the number of abatement permits for lead housing projects to 115 per grant fiscal year.	HEDIS Lead Screening in Children[10]

[10]The performance measure for this goal will follow the HEDIS measure specifications for Lead Screening in Children.

Page | 313

Healthy Kentuckians Leading Health Indicator(s)[2]	Healthy Kentuckians Goals	Health Kentuckians Objectives[3]	Related Medicaid Managed Care Performance Measure(s)
Access to Quality Health Services Disability and Secondary Conditions
Improve access to a continuum of comprehensive, high quality health care using both the public and private sectors in Kentucky.

Promote health and prevent secondary conditions among persons with disabilities, including eliminating disparities between persons with disabilities and the U.S. population.

■    Increase to at least 90 percent the proportion of people who have a specific source of ongoing primary care.

■    Ensure that 100 percent of persons with a developmental disability who receive services from the state receive a yearly physical examination.
■    Ensure that 100 percent of persons with a developmental disability who receive services from the state receive a dental examination every six months.
Children with Special Health Care Needs (CSCHN)

Page | 314

Medicaid Managed Care Performance Measures

The Department, in collaboration with the EQRO, have developed a set of measures that are clinically sound, consistent with Healthy Kentuckians goals, and that complement the Managed Care Organizations’ quality improvement goals. Annually, the Department, with input from the Contractor and the EQRO, will determine measures that should be retired, revised, rotated or determine if new measures should be developed. The Contractor is expected to demonstrate, through repeat measurement of the quality indicators, meaningful improvement in performance relative to the baseline measurement. Meaningful improvement shall be defined by: 1) reaching a prospectively set benchmark, or 2) improving performance and sustaining that improvement. The specific performance targets and timeframes are to be determined by the Department with input from the Contractor and EQRO. Annually, the non-HEDIS® measures shall be validated by the EQRO and the Contractor shall submit all data, documentation, etc., used to calculate the measures. Below is the current list of performance measures. Full specifications for calculating and reporting the non-HEDIS measures will be provided to the Contractor.

Page | 315

Kentucky Medicaid Managed Care Performance Measures
Measure Name	HEDIS/State-specific/Both	Admin/Hybrid	Baseline Measurement Period
Adult BMI, Nutritional Screening/Counseling, Physical Activity Counseling, Height and Weight	Both	Hybrid/Medical Record Review	TBD
Adult Cholesterol Screening	HK	Administrative	TBD
Controlling High Blood Pressure	HEDIS	Hybrid	TBD
Prenatal Risk Assessment Counseling and Education	State-specific	Hybrid/Medical Record Review	TBD
BMI, Nutritional Screening/Counseling, Physical Activity Counseling, Height and Weight for Children and Adolescents	Both	Hybrid/Medical Record Review	TBD
Annual Dental Visit	HEDIS	Administrative	TBD
Lead Screening	HEDIS	Hybrid	TBD
Adolescent Screening/Counseling	State-specific	Hybrid	TBD
EPSDT Hearing Assessments	State-specific	Administrative	TBD
EPSDT Vision Assessment	State-specific	Administrative	TBD
Well Child 15 months	HEDIS	Administrative	TBD
Well Child Ages 3-6	HEDIS	Administrative	TBD
Adolescent Well Care Visits	HEDIS	Administrative	TBD
Children’s and Adolescent’s to PCPs	HEDIS	Administrative	TBD
Children with Special Health Care Needs (CSHCN)	State-specific		TBD

Page | 316

Appendix O

Business Associates Agreement

BUSINESS ASSOCIATE AGREEMENT
This Business Associate Agreement (“Agreement”), effective _______________( “Effective Date”) is entered into by and between__________________ , located at ____________________________________(“Business Associate”) and the Cabinet for Health and Family Services, the Department for Medicaid Services, (“Covered Entity”), individually referred to herein as a “Party” and collectively as “Parties”.
The Business Associate herein is a ________________ and the Covered Entity herein is the designated agency to administer the Kentucky Medicaid Program. The parties have an agreement for the provision of ___________ (“Contract”) under which the Business Associate herein may use or disclose Protected Health Information in the performance of the services described in the contract. The parties herein entered into a Master Contract on the ___ day of ________, _____, under which the Business Associate may use and/or disclose Protected Health Information (PHI) in performance of the services described in the Contract. Both parties are committed to complying with the Standards for Privacy and Security of Individually Health Information (“Privacy and Security Regulations”) promulgated under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). This Agreement sets forth the terms and conditions pursuant to which Protected Health Information that is provided by the Covered Entity to the Business Associate, or created, received, maintained or transmitted by the Business Associate on behalf of the Covered Entity, will be handled between the Business Associate and the Covered Entity and with third parties during the term of the Contract and after termination.
WHEREAS, Sections 261 through 264 of the Federal Health Insurance Portability and Accountability Act of 1996, Public Law 104-191, directs the Secretary of the Department of Health & Human Services to develop standards to protect the security, confidentiality and integrity of health information; and
WHEREAS, the Secretary of HHS has duly promulgated such administrative regulations found at 45 C.F.R. § 160 and § 164, known as the HIPAA Privacy Rule; and
WHEREAS, the Parties are desirous to enter into or have entered into an agreement whereby the Business Associate will provide certain services to the covered entity herein, and pursuant to such agreement, the Business Associate may be considered a “business associate” of the Covered Entity as defined in the HIPAA Privacy Rule; and
WHEREAS, the Business Associate under the contract will have access to Protected Health Information in fulfilling its responsibilities under such agreement; and
WHEREAS, Business Associate agrees to collect and destroy any and all recyclable material produced by the Covered Entity, and is to assume responsibility for these documents upon receipt.
NOW THEREFORE THE PARTIES TO THIS AGREEMENT, for just and valuable consideration which both parties acknowledge herein, the Parties agree to the provisions of this Agreement in order to address the requirements of the HIPAA Privacy and Security Rules and to protect the interest of both parties.

1.	PERMITTED USES AND DISCLOSURES OF PROTECTED HEALTH INFORMATION

1.1
Services. Pursuant to this Contract, Business Associate provides services (“Services”) for the Covered Entity that involve the use and/or disclosure of protected health information (PHI). Except as otherwise specified herein, the business associate may make any and all uses of PHI necessary to perform its obligations under the contract, provided that such use would not violate the Privacy and Security Regulations if done by the Covered Entity or the minimum necessary policies and procedures of the Covered Entity. Moreover, the Business Associate may disclose PHI for the purposes authorized by this Agreement only, (i) to its employees, subcontractors and agents, in accordance with Section 2.1 (e), (ii) as directed by the Covered Entity, or (iii) as otherwise permitted by the terms of this Agreement including, but not limited to, Section 1.2 (b) below, provided that such disclosure would not violate the Privacy and

Page | 317

Security Regulations if done by the Covered Entity or the minimum necessary policies and procedures of the Covered Entity.

1.2	Business Activities of the Business Associate. Unless otherwise limited herein the Business Associate may:

a.
Use the Protected Health Information in its possession for its proper management and administration and to fulfill any present or future legal responsibilities of the Business Associate provided that such are permitted under State and Federal laws.

b.
Disclose the Protected Health Information in its possession to third parties for the purpose of its proper management and administration or to fulfill any present or future legal responsibilities of the Business Associate, provided that the Business Associate represents to the Covered Entity, in writing, that (i) the disclosures are required by law, as that phrase is defined in 45 C.F.R. § 164.501 or (ii) the Business Associate has received from the third party written assurances regarding the confidential handling of such Protected Health Information as required by 45 C.F.R. § 164.504 (e) (4), and the third party agrees in writing to notify Business Associate of any instances of which it becomes aware that the confidentiality of the information has been breached.

2.	RESPONSIBILITIES OF THE PARTIES WITH RESPECT TO PROTECTED HEALTH INFORMATION

2.1	Responsibilities of the Business Associate. With respect to its use and/or disclosure of Protected Health Information, the Business Associate hereby agrees to do the following:

a.
Shall use and disclose the Protected Health Information only in the amount minimally necessary to perform the services of the Contract or under this Agreement, provided that such use or disclosure would not violate the Privacy and Security Regulations if done by the Covered Entity or as required by law.

b.
Shall immediately report to the designated privacy officer of the covered entity, in writing, any use and/or disclosure of unsecured Protected Health Information that is not permitted or required by this Agreement or required by law.

c.	Establish procedures for mitigating, to the greatest extent possible, any deleterious effects from any improper use and/or disclosure of PHI that the Business Associate reports to the Covered Entity.

d.
Use appropriate administrative, technical and physical safeguards to maintain the privacy and security of PHI and to prevent uses and/or disclosures of unsecured PHI other than as provided in this Agreement.

e.
Require all of its subcontractors and agents that receive or use, or have access to, PHI provided under this Agreement, to agree in writing to adhere to the same restrictions and conditions on the use and/or disclosures of PHI that apply to the Business Associate pursuant to this Agreement.

f.
Make available all policies, records, books, agreements, records or procedures relating to the use or disclosure of Protected Health Information to the Secretary of Health & Human Services for purposes of determining the Business Associates’ compliance with the Privacy and Security Regulations.

g.
Upon written request, make available during normal working hours at Business Associate’s office all records, books, agreements, policies and procedures relating to the use and disclosure of Protected Health Information to the Covered Entity to determine the Business Associate’s compliance with the terms of this Agreement.

h.
Upon Covered Entity’s request, Business Associate shall provide to the Covered Entity an accounting of each disclosure of PHI made by the Business Associate or its employees, agents, representatives, or subcontractors. Business Associate shall implement a process that allows for an accounting to be collected and maintained for any disclosure of PHI for which Covered Entity is required to maintain. Business Associate shall include in the accounting: (a) date of the disclosure; (b) the name, and address if known, of the entity or person who received the PHI; (c) a brief description of the PHI disclosed; and (d) a brief statement of the purpose of the disclosure. For each disclosure that requires an accounting under this section, Business Associate shall document the information specified in (a) through (d), and shall securely

Page | 318

retain the documentation for six (6) from the date of the disclosure. To the extent that the Business Associate maintains PHI in an electronic format, Business Associate shall maintain an accounting of disclosures for treatment, payment, and other health care operations purposes for three (3) years from the disclosure. Notwithstanding anything to the contrary, this agreement shall become effective upon either of the following: (a) on or after January 1, 2014, if the Business Associate acquired the electronic record before January 1, 2009; or (b) on or after January 1, 2011 if Business Associate acquired an electronic health record after January 1, 2009, or such later date as determined by the Secretary.

i.
Subject to Section 4.5 below, Business Associate shall return to the covered entity or destroy, at the termination of this Agreement, the PHI in its possession and retain no copies which shall include for the purposes of this Agreement without limitations the destruction of all backup tapes.

j.
Disclose to its subcontractors, agents, or other third parties, and request from the covered entity, only the minimum PHI necessary to perform or fulfill a specific function required by this Agreement or the Contract or permitted by law.

k.
Business Associate agrees to immediately report to the covered entity any security incident involving the attempted or successful unauthorized access, use, disclosure, modification, or destruction of covered entity’s electronic PHI or interference with the systems operations in an information system that involves the covered entity’s electronic PHI. An attempt unauthorized access, for purposes of reporting to the covered entity, means any attempted unauthorized access that prompts Business Associate to investigate the attempt, or review or change its current security measures. The parties acknowledge that the foregoing does not require Business Associate to report attempted unauthorized access that results in Business Associate: (i) investigating solely for the purposed of reviewing and or noting the attempt, but rather requires notification only when such attempted unauthorized access results in Business Associate conducting a material and full-scale investigation (“Material Attempt”); and (ii) continuously reviewing, updating and modifying its security measures to guard against unauthorized access to its system, but rather requires notification only when a Material Attempt results in significant modifications to the Business Associate’s security measures in order to prevent such Material Attempt in the future.

l.
Business Associate agrees to use appropriate administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of the electronic protected health information (EPHI) that it creates, receives, maintains or submits on behalf of the covered entity as required by 45 C.F.R. §164.308, §164.310, §164.312, and § 164.314.

m.
Business Associate agrees that any EPHI it acquires, maintains, receives or transmits will be maintained or transmitted in a manner that fits the definition of secure PHI as that term is defined by the American Recovery and Reinvestment Act of 2009 (“ARRA”) and any subsequent regulations or guidelines from the Secretary of the Department of Health and Human Services (“DHHS”) promulgated under ARRA.

n.
Business Associate agrees to ensure that any agency, including subcontractor, to whom it provides EPHI agrees to implement reasonable and appropriate safeguards to protect it as required by 45 C.F.R. §164.308, §164.310, §164.312 and §164.414.

o.
The Business Associate agrees to immediately notify the covered entity of any breach of unsecured PHI . Notice of such breach shall include the identification of each individual whose unsecured PHI has been, or reasonably believed by the business associate to have been, accessed, acquired or disclosed during the breach. Notice shall also include the description of the PHI involved in the breach, description of the factual grounds leading to the breach, and any remedial action taken to address the breach. Business Associate further agrees to make available in a reasonable time and manner any other information needed by covered entity to respond to the individual’s inquiries regarding said breach and to report the breach to the Secretary of the Department of Health and Human Services. Business Associate shall be responsible to notify in writing the individuals affected by the breach as required under HIPAA regulations, but shall have the notice approved before mailing by the covered entity.

Page | 319

p.
Business Associate agrees to indemnify the covered entity for the reasonable cots to notify the individuals affected by the breach if the covered entity provides that notice, and for any costs, damages, fines, penalties, including attorney fees, incurred by covered entity as a result of the breach by the Business Associate or its employees, agents or subcontractors, including but not limited to any identity theft related prevention or monitoring costs.

q.
Business Associate shall make available PHI in a designated record set to the covered entity or to the individual requesting access to PHI as necessary to satisfy covered entity’s obligations under 45 C.F.R. §164.524. If the information is maintained in an electronic format , the access shall be provided to the individual in the electronic format.

r.
Business Associate shall make any amendments to protected health information in a designated record set as directed or agreed to by the covered entity pursuant to 45 C.F.R. §164.526 or take other measures as necessary to satisfy covered entity’s obligations under 45 C.F.R. §164.526.

s.
Business Associate, to the extent the business associate is to carry out one or more of the covered entity’s obligations under Subpart E of 45 C.F.R. part 164, shall comply with the requirements found therein which apply to the covered entity’s performance of such obligations.

t.	Business Associate agrees to comply with any and all privacy and security provisions not otherwise specified herein made applicable to the Business Associate under the provisions of HIPAA or ARRA.

2.2	Responsibilities of the Covered Entity. With regard to the use and/or disclosure of Protected Health Information by the Business Associate, the covered entity hereby agrees:

a.
Covered entity shall inform the Business Associate of any changes in the form of notice of privacy practices (“Notice”) that the covered entity provides to individuals pursuant to 45 C.F.R. § 164.520, and provide, upon request, the Business Associate a copy of the Notice currently in use.

b.
Covered entity shall inform the Business Associate of any changes in, or revocation of, the permission by an individual to use or disclose his or her protected health information, to the extent that such changes may affect business associate’s use and disclosure of protected health information pursuant to 45 C.F.R. § 164.508.

c.
Covered entity shall notify business associate of any limitations or restrictions placed upon PHI to the extent such restrictions or limitations affect the business associate’s use or disclosure of protected health information.

d.	Covered entity shall notify business associate of any amendments made to PHI at the request of any individual for the Business Associate to correct the PHI in accordance with the amendment.

e.	Covered entity shall notify the Business Associate of any opt-outs exercised by any individual from fundraising activities of the covered entity pursuant to 45 C.F.R. § 164.514(f).

f.
Covered entity shall notify Business Associate, in writing and in a timely manner, of any arrangements permitted or required of the covered entity under 45 C.F.R. Part 160 or 164 that may impact in any manner the use and/or disclosure, including but not limited to, restrictions on use and/or disclosure of PHI as provided for in 45 C.F.R. § 164.522 agreed to by the covered entity.

Page | 320

Appendix P
Annual Contract Monitoring Tools
Department for Medicaid Services

Site Visit
Desk Review
Administrative Monitoring Tool—FY 20XX
Contract Name:    Contract Number:
Monitoring Date(s):    Monitor:
Person(s) Interviewed:

Monitoring Items	Yes	No	N/A	Documentation
1. Corrective Action Plans resultant from the most recent Department for Medicaid Services (DMS) contract monitoring have been implemented by the Contractor.
2. Notices, employment, advertisements, information pamphlets, research reports, and similar public notices prepared and released by the Contractor, pursuant to this contract, include a statement identifying the appropriate source of funds for the project or service, including but not limited to, identifying whether the funding is in whole or in part from federal, Cabinet for Health and Family Services (CHFS), or other state funds.

3. Travel expenses are being paid by DMS.
4. If Contractor is a non-Federal entity and expends $500,000 or more in a year in Federal awards, a single or program-specific audit has been conducted.
5. For any and all subcontractors, the Contractor:
A. Maintains a contract with the subcontractor;
B. Specifies in the contract that all requirements of the contract between the Contractor and DMS are applicable and binding on the subcontractor; and,
C. Monitors the subcontractor for programmatic and fiscal compliance.
6. The Contractor maintains a property control ledger/log that lists all property and/or furniture provided (whether leased or purchased) by CHFS with funds from this contract.
7. The Contractor maintains liability insurance for directors and officers, workers’ compensation insurance, and employer liability insurance.
8. The Contractor maintains a file of confidentiality agreements for all employees who have access to confidential information provided by CHFS.
Comments/Observations

Department for Medicaid Services
FY 20XX Monitoring Tool
Managed Care

Site Visit
Desk Review
Contract Name:    Contract Number:

Contract Monitor:    Monitoring Dates:

Monitoring Items	Yes	No	N/A	Documentation
1. Contractor provides medical services under a pre-paid capitated risk method for Medicaid eligible recipients.
Organization
2. Contractor has an office located within eighty (80) miles of Frankfort, KY that provides, at a minimum, the following staff functions:
A. Executive Director for the KY account;
B. Member Services for Grievances and Appeals; and,
C. Provider Services for Provider Relations and Enrollment.
3. Contractor ensures at least the following:
A. At least one teaching hospital;
B. Regional representation of all provider types on the Council’s Board;
C. A network of providers that includes:
(1) Hospitals;
(2) Home health;
(3) Dentists;
(4) Vision;
(5) Hospice;
(6) Pharmacy;
(7) Prevention;
(8) Primary care; and,
(9) Maternity care providers.
D. A provider network representing the complete array of provider types including:
(1) Primary care providers;
(2) Primary care centers;
(3) Federally qualified health centers and rural health clinics;
(4) Local health departments; and,
(5) Ky Commission for Children with Special Health Care Needs.

E. Licensed or contain an entity that is licensed as a health maintenance organization or provider-sponsored integrated health delivery program in the Commonwealth.
Administration/Staffing
4. Contractor provides staff for the following (functions may be combined or split among departments, people or subcontractors):
A. Executive Management that provides oversight of the entire operation;
B. Corporate Compliance Officer who ensures financial and programmatic accountability, transparency and integrity;
C. Medical Director who is:
(1) A KY-licensed physician;
(2) Involved in all major clinical programs; and,
(3) Involved in Quality Improvement components.
D. Dental Director who is:
(1) A dentist licensed by a Dental Board of Licensure in any state; and,
(2) Actively involved in all major dental programs.
E. Finance Officer and function, or designee to:
(1) Oversee the budget and accounting systems implemented by the Contractor; and,
(2) An internal auditor who ensures compliance with adopted standards and reviews expenditures for reasonableness and necessity.
F. Member Services Director and function to coordinate communication with members and act as member advocates;
G. Provider Services Director and function to coordinate all communications with Contractor’s providers and subcontractors;
H. Quality Improvement Director who is responsible for the operation of the QAPI Program or any subcontractors;
I. Guardianship Liaison who serves as the Contractor’s primary liaison for meeting the needs of members who are adult guardianship clients;
J. Case Management Coordinator who is responsible for coordination and oversight of case management services and continuity of care for the Contractor’s members;
K. Early and Periodic Screening, Diagnosis and Treatment (EPSDT) Coordinator who coordinates and arranges for the provision of EPSDT services and EPSDT special services for members;
L. Foster Care/Subsidized Adoption Liaison who serves as the Contractor’s primary liaison for meeting the needs of members who are children in foster care and subsidized adoptive children;
M. Management Information System Director and function who oversees, manages and maintains the Contractor’s management information system (MIS);
N. Behavioral Health Director who is a behavioral health practitioner and actively involved in all program or initiatives relating to behavioral health, and coordinates efforts to provide behavioral health services by the Contractor or any behavioral health subcontractors;

O. Compliance Director who:
(1) Oversees the Contractor’s compliance with laws and contract requirements of the Department for Medicaid Services (DMS);
(2) Serves as the primary contact for and facilitate communications between Contractor leadership and DMS relating to contract compliance issues; and,

Monitoring Items	Yes	No	N/A	Documentation
(3) Oversees Contractor implementation of and evaluate any actions required to correct deficiency or address noncompliance with contract requirements as identified by DMS.
P. Pharmacy Coordinator who coordinates, manages and oversees the provision of pharmacy services to members;
Q. Claims processing function to ensure the timely and accurate processing of original claims, corrected claims, re-submissions and overall adjudication of claims;
R. Program Integrity Coordinator to coordinate, manage and oversee the Contractor’s Program Integrity unit to reduce fraud and abuse of Medicaid Services; and,
S. Liaison to the Department for Medicaid Services (DMS) for all issues that relate to the contract between DMS and the Contractor.
5. Contractor submits to DMS, annually, a current organizational chart depicting all functions including mandatory ones, number of employees in each functional department, and key managers responsible for the functions.

Management Information System (MIS) Requirements
6. Contractor maintains a MIS that provides support for all aspects of a managed care operation to include the following subsystems:
A. Recipient;
B. Third Party Liability (TPL);
C. Provider;
D. Reference;
E. Encounter/Claims Processing;
F. Financial;
G. Utilization Data/Quality Improvement; and,
H. Surveillance Utilization Review.
7. Contractor ensures that data received from providers and subcontractors is accurate and complete by:
A. Verifying, through edits and audits, the accuracy and timeliness of reported data;
B. Screening the data for completeness, logic and consistency;
C. Collecting service information in standardized formats to the extent feasible and appropriate; and,

D. Compiling and storing all claims and encounter data from the subcontractors in a data warehouse in a central location in the Contractor’s MIS.
Quality Assessment/Performance Improvement (QAPI)
8. Contractor provides to DMS by July 31 the QAPI program description document.
9. Contractor provides DMS a copy every three (3) years of its current National Committee for Quality Assurance (NCQA) certificate of accreditation and the complete survey report.
10. Contractor prepares and submits to DMS by July 31 a written report detailing the annual QAPI review and evaluation.
11. The QAPI work plan sets new goals and objectives annually based of findings from:
A. Quality improvement activities and studies;
B. Survey results;
C. Grievances and appeals;
D. Performance measures; and,
E. External quality review findings.
12. Contractor monitors and evaluates the quality of clinical care on an ongoing basis.
13. The following health care needs are studied and prioritized for performance improvement and/or development of practice guidelines:
A. Acute or chronic conditions;
B. High volume;
C. High risk;
D. Special needs populations; and,
E. Preventive care.
14. In relation to Health Care Effectiveness Data and Information Set (HEDIS), Contractor collects and reports to DMS, by August 31st, the Final Auditor’s Report issued by the NCQA.
15. Contractor conducts a minimum of two (2) performance improvement projects (PIPs) each year, including one relating to physical health and one relating to behavioral health.
16. Contractor establishes and maintains an ongoing Quality and Member Access Advisory Committee (QMAC) composed of :
A. Members;
B. Individuals from consumer advocacy groups or the community who represent the interests of the member population; and,
C. Public health representatives.
17. Contractor has a Utilization Management (UM) program that reviews services for medical necessity, and monitors and evaluates on an ongoing basis the appropriateness of care and services.
18. The UM program is evaluated annually, the evaluation reviewed and approved annually by the Medical Director or the QI Committee.

Adverse Actions Related to Medical Necessity or Coverage Denials
19. Contractor gives members written notice of any action within the timeframes for each type of action that explains:
A. The action the Contractor has taken or intends to take;
B. The reasons for the action;
C. The member’s right to appeal;
D. The member’s right to request a State hearing;
E. Procedures for exercising member’s rights to appeal or file a grievance;
F. Circumstances under which expedited resolution is available and how to request it; and,
G. The member’s rights to have benefits continue pending the resolution of the appeal, how to request that benefits be continued, and the circumstances under which the member may be required to pay the costs of these services.

20. Contractor gives notice at least:
A. Ten (10) days before the date of action when the action is a termination, suspension, or reduction of a previously authorized covered service; or, five (5) days if member fraud or abuse has been determined

B. By the date of the action for the following:
(1) In the death of a member;
(2) A signed written member statement requesting service termination or giving information requiring termination or reduction of services;
(3) The member’s admission to an institution where he is ineligible for further services;
(4) The member’s address is unknown and mail directed to him has no forwarding address;
(5) The member has been accepted for Medicaid services by another local jurisdiction;
(6) The member’s physician prescribes the change in the level of medical care;
(7) An adverse determination made with regard to the preadmission screening requirements for nursing facility admissions on or after January 1, 1989;
8) The safety or health of individuals in the facility would be endangered, the member’s health improves sufficiently to allow a more immediate transfer or discharge, an immediate transfer or discharge is required by the member’s urgent medical needs, or a member has not resided in the nursing facility for thirty (30) days.

C. On the date of action when the action is a denial of payment.
21. Contractor gives notice as expeditiously as the member’s health condition requires and within State-established timeframes that do not exceed two (2) working days following receipt of the request for service (with an extension of up to fourteen [14] additional days if the member or provider requests an extension or the Contractor justifies a need for additional information and how the extension is in the member’s interest).

22. If the Contractor extends the timeframe, the member is given written notice of the reason for the decision to extend and is informed of the right to file a grievance if he/she disagrees with that decision.

23. For cases in which a provider indicates or the Contractor determines that following the standard timeframe could seriously jeopardize the member’s life or health or ability to attain, maintain or regain maximum function, the Contractor makes an expedited authorization decision and provides notice as expeditiously as the member’s health condition requires and no later than two (2) working days after receipt of the request for service.

24. Contractor gives notice on the date the timeframes expire when service authorization decisions are not reached within the timeframes for either standard or expedited service authorizations.
Assessment of Member and Provider Satisfaction and Access
25. Contractor conducts an annual survey of members’ and providers’ satisfaction with the quality of services provided and their degree of access to services.
26. Contractor provides DMS a copy of the current Consumer Assessment of Healthcare Providers and Systems (CAHPS) survey tool as approved.
27. Contractor submits to DMS a copy of all survey tools and results including:
A. A description of the methodology to be used conducting the provider or other special surveys;
B. The number and percentage of the providers or members to be surveyed;
C. Response rates;
D. A sample survey instrument; and,
E. Findings and interventions conducted or planned.
Member Services Functions
28. Contractor’s member services function includes:
A. A call center which is staffed and available by telephone Monday through Friday 7 a.m. to 7 p.m. Eastern Standard Time;
B. A centralized toll-free call-in system, available 24/7, seven days a week nationwide, staffed by physicians, physician assistants, licensed practical nurses, or registered nurses;
C. Providing a report to DMS, by the 10th of each month, prior month performance related to the call-in systems;
D. Make available foreign language interpreters free of charge;
E. Ensuring that member materials are provided and printed in each language spoken by five percent (5%) or more of the members in each county;
F. Ability to respond to special communication needs of the disabled, blind, deaf and aged;

G. Providing ongoing training to staff and providers on matters related to meeting the needs of economically disadvantaged and culturally diverse individuals;
H. Requiring all service locations to meet the requirements of the Americans with Disabilities Act, Commonwealth and local requirements pertaining to adequate space, supplies, sanitation, and fire and safety procedures applicable to health care facilities;

I. Ensuring that members are informed of their rights and responsibilities;
J. Monitoring the selection and assignment process of Primary Care Providers (PCPs);
K. Identifying, investigating, and resolving member grievances about health care services;
L. Assisting members with filing formal appeals regarding plan determinations;

Monitoring Items	Yes	No	N/A	Documentation
M. Providing each member with an identification card that identifies the member as a participant within the Contractor’s Network, unless otherwise approved by the Department;
N. Explaining rights and responsibilities to members or to those who are unclear about their rights or responsibilities including reporting of suspected fraud or abuse;
O. Explaining Contractor’s rights and responsibilities, including the responsibility to assure minimal waiting periods for scheduled member office visits and telephone requests, and avoiding undue pressure to select specific providers or services;

P. Within three (3) business days of enrollment notification of a new member, by a method that will not take more than five (5) days to reach the member, and whenever requested by member, guardian or authorized representative, provide a Member Handbook and information on how to access services (alternate notification methods are available for persons who have reading difficulties or visual impairments);

Q. Explaining or answering any questions regarding the Member Handbook;
R. Facilitating the selection of or explaining the process to select or change PCPs through telephone or face-to-face contact where appropriate.
(1) Contractor notifies members within thirty (30) days prior to the effective date of voluntary termination or as soon as Contractor receives notice, if notified less than thirty (30) days prior to the effective date.

(2) Contractor notifies members within fifteen (15) days prior to the effective date of involuntary termination if their PCP leaves the programs.
S. Facilitating direct access to specialty physicians in the circumstances of:

(1) Members with long-term, complex conditions;
(2) Aged, blind, deaf, or disabled persons; and,
(3) Individuals who have been identified as having special healthcare needs and who require a course of treatment or regular healthcare monitoring.
T. Arranging for and assisting with scheduling EPSDT Services in conformance with federal law governing EPSDT for persons under the age of twenty-one (21) years;
U. Making referrals for relevant non-program provider services such as the Women, Infants and Children (WIC) supplemental nutrition program and Protection and Permanency;
V. Facilitating direct access to:
(1) Primary care vision services;
(2) Primary dental and oral surgery services and evaluations by orthodontists and prosthodontists;
(3) Women’s health specialists;
(4) Voluntary family planning;
(5) Maternity care for members under age 18;
(6) Childhood immunizations;
(7) Sexually transmitted disease screening, evaluation and treatment;
(8) Tuberculosis screening, evaluation and treatment; and,
(9) Testing for HIV, HIV-related conditions and other communicable diseases.
W. Facilitating access to behavioral health services and pharmaceutical services;
X. Facilitating access to the services of public health departments, rural health clinics, Federally Qualified Health Centers, the Commission for Children with Special Health Care Needs and charitable care providers;

Y. Assisting members in making appointments with providers and obtaining services;
Z. Assisting members in obtaining transportation for both emergency and appropriate non-emergency situations;
AA. Handling, recording and tracking member grievances properly and timely and acting as an advocate to assure members receive adequate representation when seeking an expedited appeal;
BB. Facilitating access to member health education programs; and,
CC. Assisting members in completing the Health Risk Assessment (HRA) form upon any telephone contact, and referring members to the appropriate areas to learn how to access the health education and prevention opportunities available to them including referral to case management or disease management.

Member Handbook

29. Contractor publishes a Member Handbook and makes the handbook available to members upon enrollment, to be delivered within five (5) business days to the member.
30. Contractor reviews the handbook at least annually and communicates any changes to all members in written form.
31. Revision dates are added to the handbook.
32. Contractor ensures the handbook is written at the sixth grade reading comprehension level.
33. The handbook includes:
A. Contractor’s network of primary care providers, including a list of the name, telephone numbers, and service site addresses of the PCPs available for primary care providers in the network listing;
B. The procedures for selecting an individual physician and scheduling an initial health appointment;
C. The name of the Contractor and address and telephone number from which it conducts its business; the hours of business; and, the member services telephone numbers and toll-free 24-hour medical call-in system;

D. A list of all available covered services, an explanation of any service limitations or exclusions from coverage and a notice stating that the Contractor will be liable only for those services authorized by the Contractor;

E. Member rights and responsibilities including reporting suspected fraud and abuse;
F. Procedures for obtaining emergency care and non-emergency after hours care;
G. Procedures for obtaining transportation for both emergency and non-emergency situations;
H. Information on the availability of maternity, family planning and sexually transmitted disease services and methods of accessing those services;
I. Procedures for arranging EPSDT for persons under the age of 21 years;
J. Procedures for obtaining access to Long Term Care Services;
K. Procedures for notifying DCBS of family size changes, births, address changes, death notifications;
L. A list of direct access services that may be accessed without the authorization of a PCP;
M. Information about procedures for selecting a PCP or requesting a change of PCP and specialists; reasons for which a request may be denied; and, reasons a provider may request a change;
N. Information about how to access care before a PCP is assigned or chosen;
O. Information about how to obtain second opinions related to surgical procedures, complex and/or chronic conditions;

P. Procedures for obtaining covered services from non-network providers;
Q. Procedures for filing a grievance or appeal, including the title, address and telephone number of the person responsible for processing and resolving grievances and appeals;
R. Information about CHFS independent ombudsman program for members;
S. Information on the availability of, and procedures for obtaining behavioral health/substance abuse health services;
T. Information on the availability of health education services;
U. Information deemed mandatory by DMS; and,
V. The availability of care coordination case management and disease management provided by the Contractor.
Member Services - Member Education and Outreach
34. Contractor makes educational and outreach efforts with:
A. Schools;
B. Homeless centers;
C. Youth service centers;
D. Family resource centers;
E. Public Health departments;
F. School-based health clinics;
G. Chamber of commerce; and,
H. Faith-based community.
35. Contractor submits an annual outreach plan to DMS for review and approval.
36. The annual outreach plan includes;
A. Frequency of activities;
B. The staff person responsible for the activities; and,
C. How the activities will be documented and evaluated for effectiveness and need for change.
Member Services - Outreach to Homeless Persons
37. Contractor assesses the homeless population within the region by implementing and maintaining a customized outreach plan for homeless population.
38. The plan includes:
A. Utilizing existing community resources such as shelters and clinics; and,
B. Face-to-face encounters.
Member Services - Member Information Materials
39. Contractor ensures that all written materials provided to members are:
A. Geared toward persons who read at a 6th grade level;

B. Published in at least a fourteen (14) point font size; and,
C. Comply with the Americans with Disabilities Act of 1990.
40. Contractor ensures that Braille and audio tapes are available for the partially blind and blind.
41. Contractor ensures provisions to review written materials for the illiterate are available.
42. Contractor ensures that telecommunication devices for the deaf are available.
43. Contractor ensures that language translation is available if five percent (5%) of the population in any county has a native language other than English.
Member Rights and Responsibilities
44. Contractor has written policies and procedures designed to protect the rights of members that include:
A. Respect, dignity, privacy, confidentiality and nondiscrimination;
B. A reasonable opportunity to choose a PCP and to change to another provider in a reasonable manner;
C. Consent for or refusal of treatment and active participation in decision choices;
D. To ask questions and receive complete information relating to the member’s medical condition and treatment options, including specialty care;
E. Voice grievances and receive access to the grievance process, receive assistance in filing an appeal, and receive a hearing from the Contractor and/or the Department;
F. Timely access to care that does not have any communication or physical access barriers;
G. To prepare advance medical directives;
H. To have access to medical records;
I. Timely referral and access to medically indicated specialty care; and,
J. To be free from any form of restraint or seclusion used as a means of coercion, discipline, convenience, or retaliation.
Member Selection of Primary Care Provider Members Without SSI
45. Contractor ensures a member without SSI is offered an opportunity to:
A. Choose a new PCP who is affiliated with the Contractor’s network; or,
B. Stay with their current PCP as long as such PCP is affiliated with the Contractor’s network.
Monitoring Items	Yes	No	N/A	Documentation

46. Contractor sends members written explanations of the PCP selection process within ten (10) business days of receiving enrollment notification from DMS.
47. The written communication includes:
A. Timeframe for selection of a PCP;
B. Explanation of the process for assignment of a PCP if the member does not select a PCP; and,
C. Information on where to call for assistance with the selection process.
48. Contractor ensures that members are allowed to select, from all available, but not less than two (2) PCPs in the Contractor’s network.
49. Contractor assigns the member to a PCP:
A. Who has historically provided services to the member, meets the PCP criteria and participates in the Contractor’s network;
B. If there is no such PCP who has historically provided services, the Contractor assigns the member to a PCP, who participates in the Contractor’s network and is within thirty (30) miles or thirty (30) minutes from the member’s residence or place of employment in an urban area or within forty-five (45) miles or forty-five (45) minutes from the member’s residence or place of employment in a rural area.

50. Assigning of PCPs is based on:
A. The need of children and adolescents to be followed by pediatric or adolescent specialists;
B. Any special medical needs, including pregnancy;
C. Any language needs made known to the Contractor; and,
D. Area of residence and access to transportation.
Members Who Have SSI and Non-Dual Eligibles
51. Contractor sends members information regarding the requirement to select a PCP or one will be assigned to them according to the following:
     A. Upon enrollment, member will receive a letter requesting them to select a PCP. After one month, if the member has not selected a PCP, the Contractor sends a 2nd letter requesting the member to select a PCP within thirty (30) days or one will be chosen for the member.

B. At the end of the third thirty (30) day period, if the member has not selected a PCP, the Contractor may select a PCP for the member and sends a card identifying the PCP selected for the member and informing the member specifically that the member can contact the Contractor and make a PCP change.

C. Except for members who were previously enrolled, the Contractor cannot auto-assign a PCP to a member with SSI within the first ninety (90) days from the date of the member’s initial enrollment.

Primary Care Provider Changes
52. Contractor has written policies and procedures for allowing members to select or be assigned to a new PCP when:
A. Such a change is mutually agreed to by the Contractor and Member;
Monitoring Items	Yes	No	N/A	Documentation
B. A PCP is terminated from coverage; or,
C. A PCP change is as part of the resolution to an appeal.
53. Contractor allows members to select another PCP within ten (10) days of the approved change.
54. Contractor allows the member to change the PCP ninety (90) days after the initial assignment and once a year regardless of reason.
Grievances and Appeals
55. Contractor has a grievance system that includes a grievance process, an appeal process, and access for members to the State’s hearing system.
56. Contractor ensures a grievance documentation process that includes:
A. Member name and identification number;
B. Member’s telephone number, when available;
C. Nature of grievance;
D. Date of grievance;
E. Member’s PCP or provider;
F. Member’s county of residence;
G. Resolution;
H. Date of resolution;
I. Corrective action taken or required; and,
J. Person recording grievance.
57. Contractor has policies and procedures for the receipt, handling and disposition of grievances that:
A. Are approved by the Contractor’s governing bodies or board of directors;
B. Are approved in writing by DMS prior to implementation;
C. Include a process for evaluating patterns of grievances for impact on formulation of policy and procedures, access and utilization;
D. Establish procedures for maintenance of records of grievances separate from medical case records and in a manner which protects the confidentiality of members who file a grievance or appeal;

E. Inform members orally and/or in writing, about the Contractor’s and State’s grievance and appeal process, and by making information available at the Contractor’s offices and service locations, and by distributing information to members upon enrollment and to subcontractors at time of contract;

F. Provide assistance to member in filing grievances or appeals if requested or needed;
G. Include assurance that there will be no discrimination against a member solely on the basis of the member filing a grievance or appeal; and,
H. Include notification to members regarding how to access the Cabinet’s ombudsman’s office regarding grievance, appeals and state hearings.
58. Contractor provides oral or written notice of the grievance resolution that includes:
A. The results of the resolution process;
B. The date it was completed; and,
C. Any written response is provided within ninety (90) days following the initial filing of the grievance.
Monitoring Items	Yes	No	N/A	Documentation
59. Contractor ensures written policies and procedures for responding to and resolving appeals by members.
60. Contractor establishes written policies and procedures for the receipt, handling and disposition of appeals that includes:
A. All appeals are submitted in writing within thirty (30) days of the aggrieved occurrence, either by the member or member’s authorized representative, or a provider acting on behalf of a member with the member’s written consent;

B. The Contractor responds in writing within three (3) business days to the member filing the appeal, and includes the name and phone number of the staff to contact regarding the appeal;
C. The Contractor provided an explanation regarding the continuation of services pending resolution of an appeal, if applicable;
D. The Contractor continues to provide benefits for the member’s services if:
(1) The appeal is filed on or before the later of the following:
a. Within ten (10) days of the Contractor mailing the notice; and,
b. The intended effective date of the Contractor’s proposed action.
(2) The appeal involves the termination, suspension, or reduction of a previously authorized course of treatment;
(3) The services were ordered by an authorized provider;

(4) The authorized period has not expired;
(5) The member requests extension of benefits;
(6) If the Contractor continues or reinstates the member’s services while an appeal is pending, the services continue until one of the following occurs:
a. The member withdraws the appeal;
b. The member does not request a state hearing within ten (10) days from the date when the Contractor mails notices of an adverse decision;
c. A state hearing decision adverse to the member is made; or,
d. The authorization expires or authorization service limits are met.
E. Contractor includes provisions for notifying members of the right to appeal the Contractor’s disposition of an appeal to the state hearing process, including expedited time frames;
F. Expedited appeals relating to matters which could place the member at risk or which could seriously jeopardize the member’s health or well being are resolved with three (3) business days;
G. Contractor allows the member and/or the member’s authorized representative opportunity before and during the appeals process, to examine the member’s appeals case file, including medical records and any other documents;

Monitoring Items	Yes	No	N/A	Documentation
H. Contractor includes, as parties to the appeals:
(1) The member and his or her authorized representative; or,
(2) The legal representative of a deceased member’s estate.
61. Contractor provides written notice of the appeal resolution that includes:
A. The results of the resolution process;
B. The date it was completed;
C. For appeals not resolved in favor of the member:
(1) The right to request a state hearing and how to do so;
(2) The right to request continuation of benefits, if applicable, while the state hearing is pending and how to make the request; and,
(3) If the Contractor action is upheld in a state hearing, the member may be liable for the cost of any continued benefits.
D. The written response is provided within thirty (30) days of the initial filing of the appeal.

Monitoring Items	Yes	No	N/A	Documentation
62. Contractor sends a confirmation letter to the member, within three (3) business days after receipt of notification of new member enrollment, that includes:
A. The effective date of enrollment;
B. Site and PCP contact information;
C. How to obtain referrals;
D. The role of the Care Coordinator and Contractor;
E. The benefits of preventive health care;
F. Member identification card;
G. Copy of the Member Handbook; and,
H. List of covered services.
Provider Services
63. Contractor maintains a provider services function that includes:
A. Enrolling, credentialing and recredentialing and performance review of providers;
B. Assisting providers with member enrollment status questions;
C. Assisting providers with prior authorization and referral procedures;
D. Assisting providers with claims submissions and payments;
E. Explaining to providers their rights and responsibilities as a member of Contractor’s network;
F. Handling, recording and tracking provider grievances and appeals;
G. Developing, distributing and maintaining a provider manual;
H. Developing, conducting, and assuring provider orientation/training;
I. Explaining the extent of Medicaid benefit coverage to providers including EPSDT preventive health screening services and EPSDT Special Services;

Monitoring Items	Yes	No	N/A	Documentation
J. Communicating Medicaid policies and procedures, including state and federal mandates and new policies and procedures;
K. Assisting providers in coordination of care for child and adult members with complex and/or chronic conditions;

L. Encouraging and coordinating the enrollment of primary care providers in the Department for Public Health and DMS Services for Vaccines for Children Program;
M. Coordinating workshops relating to the Contractor’s policies and procedures; and,
N. Providing technical support to providers who experience unique problems with certain members in their provision of services.
64. Contractor ensures that providers services is staffed, at a minimum, Monday through Friday 8 A.M through 6 P.M. Eastern Standard Time.
65. Contractor operates a provider call center.
Provider Credentialing and Recredentialing
66. Contractor documents the procedure for credentialing and recredentialing of providers that includes:
A. Defining the scope of providers covered;
B. The criteria and the primary source verification of information used to meet the criteria;
C. The process used to make decisions; and,
D. The extent of delegated credentialing and recredentialing arrangements.
67. Contractor has a process for receiving input from participating providers regarding credentialing and recredentialing.
68. Contractor has written policies and procedures of the process for verifying that specific providers are licensed and have current policies of malpractice insurance.
69. Contractor maintains a file for each provider containing a copy of the provider’s current license issued by the Commonwealth.
70. Contractor ensures the process for verification of provider credentials and insurance includes:

A. Written policies and procedures that include the Contractor’s initial process for credentialing, as well as its recredentialing process that occurs, at a minimum, every three (3) years;
B. A governing body, or the groups or individuals to whom the governing body has formally delegated the credentialing function;
C. A review of the credentialing policies and procedures by the formal body;
D. A credentialing committee which makes recommendations regarding credentialing;
E. Written procedures, if the Contractor delegates the credentialing function, as well as evidence that the effectiveness is monitored;
F. Written procedures for the termination or suspension of providers; and,

G. Written procedures for, and implementation of, reporting to the appropriate authorities serious quality deficiencies resulting in suspension or termination of a provider.
71. Verification of provider’s credentials includes:
A. A current valid license or certificate to practice in the Commonwealth of Kentucky;
B. A Drug Enforcement Administration (DEA) certificate and number, if applicable;
C. Primary source of graduation from medical school and completion of an appropriate residency, or accredited nursing, dental, physician assistant or vision program as applicable, if provider is not board certified;

D. Board certification if the practitioner states on the application that the practitioner is board certified in a specialty;

E. Professional board certification, eligibility for certification, or graduation from a training program to serve children with special health care needs under twenty-one (21) years of age;
F. Previous five (5) years work history;
G. Professional liability claims history;
H. Clinical privileges and performance in good standing at the hospital designated by the provider as the primary admitting facility, for all providers whose practice requires access to a hospital, as verified through attestation;

I. Current, adequate malpractice insurance, as verified through attestation;
J. Documentation of revocation, suspension or probation of a state license or DEA/Bureau of Narcotics and Dangerous Drugs (BNDD) number;
K. Documentation of curtailment or suspension of medical staff privileges;
L. Documentation of sanctions or penalties imposed by Medicare or Medicaid;
M. Documentation of censure of the State or County professional association; and,
N. Most recent information available from the National Practitioner Data Bank.
72. Before a practitioner is credentialed, the Contractor receives information from the following organizations and includes the information in the credentialing files:
A. National practitioner data bank, if applicable;
B. Information about sanctions or limitations on licensure from the appropriate state boards applicable to the practitioner type; and,

C. Other recognized monitoring organizations appropriate to the practitioner’s discipline.
73. Contractor has evidence that before making a recredentialing decision, information about sanctions or limitations on practitioner has been verified from:
A. A current license to practice;
B. The status of clinical privileges at the hospital designated by the practitioner as the primary admitting facility;
C. A valid DEA number, if applicable;
D. Board certification, if the practitioner was due to be recertified or become board certified since last credentialed or recredentialed;
E. Five (5) year history of professional liability claims that resulted in settlement or judgment paid by or on behalf of the practitioner; and,
F. A current signed attestation statement by the applicant regarding:
(1) The ability to perform the essential functions of the position with or without accommodation;
(2) The lack of current illegal drug use;
(3) A history of loss, limitation or privileges or any disciplinary action; and,
(4) Current malpractice insurance.
74. Contractor generates a Credentialing Process Coversheet per provider that is submitted electronically to DMS’ fiscal agent.
75. Contractor establishes ongoing monitoring of provider sanctions, complaints and quality issues between recredentialing cycles.
Primary Care Providers

76. Contractor monitors primary care provider actions to ensure compliance with the Contractor’s and DMS’ policies that include:
A. Maintaining continuity of the member’s health care;
B. Making referrals for specialty care and other medically necessary services, both in and out of plan, if such services are not available within the Contractor’s network;
C. Maintaining a current medical record for the member, including documentation of all PCP and specialty care services;
D. Discussing advance medical directives with all members as appropriate;
E. Providing primary and preventative care, recommending or arranging for all necessary preventive health care, including EPSDT for persons under the age of 21 years;
F. Documenting all care rendered in a complete and accurate medical record that meets or exceeds DMS’s specification; and,
G. Arranging and referring members when clinically appropriate to behavioral health providers.
77. Contractor ensures the following after-hours phone arrangements are implemented by PCPs in Contractor’s network:
A. Office phone is answered after hours by an answering service that can contact the PCP or another designated medical practitioner and the PCP or designee is available to return the call within a maximum of thirty (30) minutes;

B. Office phone is answered after hours by a recording directing the member to call another number to reach the PCP or another medical practitioner whom the provider has designated to return the call within a maximum of thirty (30) minutes; and,

Monitoring Items	Yes	No	N/A	Documentation
C. Office phone is transferred after office hours to another location where someone will answer the phone and be able to contact the PCP or another designated medical practitioner within a maximum of thirty (30) minutes.

Provider Manual
78. Contractor prepares and issues a provider manual to all existing network providers.
79. Contractor issues to newly contracted providers copies of the provider manual within five (5) working days from inclusion of the provider into the network.
80. Contractor ensures the provider manual is the source of information to providers regarding:
A. Covered services;
B. Provider credentialing and recredentialing;
C. Member grievances and appeals policies and procedures;
D. Reporting fraud and abuse;
E. Prior authorization procedures;
F. Medicaid laws and regulations;
G. Telephone access;
H. The QAPI program; and,
I. Standards for preventive health services.
Provider Orientation and Education
81. Contractor conducts initial orientation for all providers within thirty (30) days after the Contractor places a newly contracted provider on an active status.

82. Contractor ensures that provider education includes:
A. Contractor coverage requirements for Medicaid services;
B. Policies or procedures and any modifications to existing services;
C. Reporting fraud and abuse;
D. Medicaid populations/eligibility;
E. Standards for preventive health services;
F. Special needs of members in general that affect access to and delivery of services;
G. Advance medical directives;
H. EPSDT services;
I. Claims submission and payment requirements;
J. Special health/care management programs that members may enroll in;
K. Cultural sensitivity;
L. Responding to needs of members with mental, developmental and physical disabilities;
M. Reporting of communicable disease;
N. The Contractors QAPI program;
O. Medical records review; and,
P. Rights and responsibilities of both members and providers.
Medical Records
83. Contractor ensures that member medical records are maintained either hard copy or electronically and include:
A. Medical charts;
B. Prescription files;
C. Hospital records;
D. Provider specialist reports;
E. Consultant and other health care professionals’ findings;
F. Appointment records; and,

G. Other documentation sufficient to disclose the quantity, quality, appropriateness, and timeliness of services.
84. Contractor ensures medical records are signed by the provider of service.
85. Contractor ensures the medical chart organization and documentation include:
A. Member/patient identification information on each page;
B. Personal/biographical data, including:
(1) Date of birth;
(2) Age;
(3) Gender;
(4) Marital status;
(5) Race or ethnicity;
(6) Mailing address;
(7) Home and work addresses and telephone numbers;
(8) Employer;
(9) School;
(10) Name and telephone numbers (if no phone, contact name and number) of emergency contacts;
(11) Consent forms;
(12) Identify language spoken; and,
(13) Guardianship information.
C. Date of data entry and date of encounter;
D. Provider identification by name;
E. Allergies, adverse reactions and no known allergies are noted in a prominent location;
F. Past medical history including serious accidents, operations, illnesses (for children, past medical history includes prenatal care and birth information, operations, and childhood illnesses);
G. Identification of current problems;

H. The consultation, laboratory, and radiology reports filed in the medical record contain the ordering provider’s initials or other documentation indicating review;
I. Documentation of immunizations;
J. Identification and history of nicotine, alcohol use or substance abuse;
K. Documentation of reportable diseases and conditions to the local health department serving the jurisdiction in which the patient resides or Dept. for Public Health;
L. Follow-up visits provided secondary to reports of emergency room care;
M. Hospital discharge summaries;
N. Advanced medical directives, for adults;
O. All written denials of service and the reason for the denial; and,
P. Record legibility to at least a peer of the writer.
86. Contractor ensures members’ medical records include the following minimal detail for individual clinical encounters:
A. History and physical examination for presenting complaints containing relevant psychological and social conditions affecting the patient’s medical/behavioral health, including mental health, and substance abuse status;

B. Unresolved problems, referrals and results from diagnostic tests including results and/or status of preventive screening services (EPSDT) are addressed from previous visits;
C. Plan of treatment;
D. Medication history, medications prescriber, including the strength, amount, directions for use and refills;
E. Therapies and other prescribed regimen; and,

F. Follow-up plans including consultation and referrals and directions, including time to return.
Provider Grievances and Appeals
87. Contractor implements a process to ensure that all appeals from providers are reviewed and the following details recorded in a written record and logged:
A. Date;
B. Nature of appeal;
C. Identification of the individual filing the appeal;
D. Identification of the individual recording the appeal;
E. Disposition of the appeal;
F. Corrective action required; and,
G. Date resolved.
88. Contractor ensures that every grievance received is documented in the MIS and contains the following:
A. Provider name and identification number;
B. Provider telephone number, when available;
C. Nature of grievance;
D. Date of grievance;
E. Provider’s county;
F. Resolution;
G. Date of resolution;
H. Corrective action taken or required; and,
I. Person recording the grievance.
Release for Ethical Reasons
89. Contractor ensures, in situations where a provider declines to perform a service because of ethical reasons, that members are referred to another provider licensed, certified or accredited to provide care for the individual service or assigned to another PCP licensed, certified or accredited to provide case appropriate to the member’s medical condition.

Network Providers to Be Enrolled

90. Contractor enrolls the following into its network:
A. At least one (1) Federally Qualified Health Center (FQHC) if there is a FQHC appropriately licensed to provide services in the region or service area;
B. Physicians;
C. Advanced practice registered nurses;
D. Physician assistants;
E. Birthing centers;
F. Dentists;
G. Primary care centers:
H. Home health agencies;
I. Rural health clinics;
J. Opticians;
K. Optometrists;
L. Audiologists;
M. Hearing aid vendors;
N. Pharmacies;
O. Durable medical equipment suppliers;
P. Podiatrists;
Q. Renal dialysis clinics;
R. Ambulatory surgical centers;
S. Family planning providers;
T. Emergency medical transportation provider;
U. Non-emergency medical transportation providers;
V. Other laboratory and x-ray providers;
W. Individuals and clinics providing EPSDT services;
X. Chiropractors;
Y. Community mental health centers;
Z. Psychiatric residential treatment facilities;
AA. Hospitals (including acute care, critical access, rehabilitation, and psychiatric hospitals);
BB. Local health departments; and,
CC. Providers of EPSDT Special services.

91. Contractor has written policies and procedures regarding the selection and retention of Contractor’s network.
92. Contractor provides written notice to providers not accepted into the network along with the reasons for the non-acceptance.
Termination of Network Providers or Subcontractors
93. Contractor notifies DMS of suspension, termination and exclusion taken against a provider within three (3) business days via email.
94. Contractor notifies DMS of voluntary terminations within five (5) business days via email.
95. Contractor provides written notice within fifteen (15) days to a member whose PCP has been involuntary disenrolled and within thirty (30) days of a PCP who has voluntarily terminated participation in the Contractor’s network.

Provider Program Capacity Demonstration
96. Contractor ensures that emergency medical services are made available to members twenty-four (24) hours a day, seven (7) days a week.
97. Contractor ensures that urgent care services by any provider in the Contractor’s program are made available within 48 hours of request.
98. Contractor provides the following:
A. PCP delivery sites that:
(1) Are no more than forty-five (45) minutes or forty-five (45) miles from member residence;
(2) Have no more than member to PCP ratio of 1500:1;
(3) Have appointment and waiting times not to exceed thirty (30) days from date of a member’s request for routine and preventive services and forty-eight (48) hours for urgent care.

B. Have specialty care in which referral appointments to specialists do not exceed thirty (30) days for routine care or forty-eight (48) hours for urgent care;
C. Have immediate treatment for emergency care at a health facility that is most suitable for the type of injury, illness or condition, regardless of whether the facility is in Contractor’s network;
D. Have hospital care for which transport time does not exceed thirty (30) minutes, except in non-urban areas where access time does not exceed sixty (60) minutes;
E. Have general dental services for which transport time does not exceed one (1) hour (appointment and waiting times do not exceed three (3) weeks for regular appointments and forty-eight (48) hours for urgent care);

F. Have general vision, laboratory and radiology services for which transport time does not exceed one (1) hour (appointment and waiting times do not exceed thirty (30) days for regular appointments and forty-eight (48) hours for urgent care);

G. Have pharmacy services with travel time not exceeding one (1) hour or the delivery site is no further than fifty (50) miles from the member’s residence.
Program Mapping
99. Contractor submits maps and charts that include geographic details including highways, major streets and boundaries.
100. Maps include the location of all categories of providers or provider sites as follows:
A. Primary Care Providers (designated by “P”);
B. Primary Care Centers, non-FQHC and RHC (designated by “C”);
C. Dentists (designated by “D”);

D. Other Specialty Providers (designated by “S”);
E. Non-Physician Providers, including:
(1) Nurse practitioners (designated by “N”);
(2) Nurse mid-wives (designated by “M”); and,
(3) Physician assistants (designated by “A”);
F. Hospitals (designated by “H”);
G. After hours Urgent Care Centers (designated by “U”);
H. Local Health Departments (designated by “L”);
I. Federally Qualified Health Centers/Rural Health Clinics (designated by “F” or “R” respectively);
J. Pharmacies (designated by “X”);
K. Family Planning Clinics (designated by “Z”);
L. Significant traditional providers (designated by “*”);
M. Maternity Care Physicians (designated by “o”; and,
N. Vision Providers (designated by “V”).
Reporting Requirements
101. Contractor monitors and documents in a quarterly report to DMS the number of eligible individuals that are assigned a PCP.
102. Contractor submits to DMS on a quarterly basis the total number of member grievances and appeals and their disposition.
103. The member grievances and appeals report includes:
A. Number of grievances and appeals, including expedited appeal requests;
B. Nature of grievances and appeals;
C. Resolution;
D. Timeframe for resolution; and,
E. QAPI initiatives or administrative changes as a result of analysis of grievances and appeals

104. Contractor monitors and evaluates in quarterly reports provider grievances and appeals regarding:
A. The number of grievances and appeals;
B. Type of grievances and appeals; and,
C. Outcomes of provider grievances and appeals.
105. Contractor provides all provider terminations in the monthly Provider Termination Report.
106. Contractor submits to DMS on a quarterly basis a report summarizing changes in the Contractor’s network.
107. Contractor submits a quarterly report on EPSDT services.
108. Contractor submits an annual report on EPSDT services.
109. Contractor submits a quarterly report on the number of new member assessments; number of assessments completed, number of assessments not completed after reasonable efforts, and the number of refusals.

110. Contractor submits a report of foster care cases thirty (30) days after the end of each month.
111. Contractor submits thirty (30) days after the end of each quarter a report detailing the number of service plan reviews conducted for guardianship, foster and adoption assistance members outcome decisions, such as referral to case management, and rationale for decisions.

112. Contractor provides to DMS a status report of the QAPI program and work plan on a quarterly basis thirty (30) days after the end of the quarter.
Record System Requirements
113. Contractor ensures the maintenance of detailed records relating to the operation of the Contractor, including:

A. The administrative costs and expenses incurred pursuant to this contract;
B. Member enrollment status;
C. Provision of covered services;
D. All relevant medical information relating to individual members for the purpose of audit, evaluation or investigation by DMS, the Office of Inspector General, the Attorney General and other authorized federal or state personnel;

E. Quality improvement and utilization;
F. All financial records;
G. Performance reports indicating compliance with contract requirements;
H. Fraud and abuse; and,
I. Managerial reports.
Reporting Requirements and Standards
114. Contractor ensures that submitted reports meet these standards:
A. Contractor verifies the accuracy for data and other information on reports submitted;
B. Reports or other required data is received on or before scheduled due dates;
C. Reports or other required data conforms to DMS’ defined standards; and,
D. All required information is fully disclosed in a manner that is responsive and without material omission.
Ownership and Financial Disclosure
115. Contractor provides disclosures of the following:

A. Name and address of each person with an ownership or control interest in (i) the Contractor or (ii) any subcontractor or supplier in which the Contractor has a direct or indirect ownership of five percent (5%) or more, specifying the relationship of any listed persons who are related as spouse, parent, child, or sibling;

B. Name of any other entity receiving reimbursement through the Medicare or Medicaid programs in which a person listed in response to subsection A has an ownership or control interest;
C. The same information requested in subsection A and B for any subcontractors or suppliers with whom the Contractor has had business transactions totaling more than $25,000 during the immediately preceding twelve-month period;

D. A description of any significant business transactions between the Contractor and any wholly-owned supplier, or between the Contactor and any subcontractor, during the immediately preceding five-year period;

E. The identity of any person who has an ownership or control interest in the Contractor, any subcontractor or supplier, or is an agent or managing employee of the Contractor, any subcontractor or supplier, who has been convicted of a criminal offense related to that person’s involvement in any program under Medicare, Medicaid, or the services program under Title XX of the Act, since the inception of those programs;

F. The name of any officer, director, employee or agent of, or any person with an ownership or controlling interest in, the Contractor, any subcontractor or supplier, who is also employed by the Commonwealth or any of its agencies; and,

Monitoring Items	Yes	No	N/A	Documentation
G. The Contractor shall be required to notify DMS immediately when any change in ownership is anticipated. The Contractor shall submit a detailed work plan to DMS and to the Department of Insurance during the transition period no later than the date of the sale that identifies areas of the contract that may be impacted by the change in ownership, including management and staff.

116. Contractor provides disclosures to DMS:
A. At the time of each annual audit;
B. At the time of each Medicaid survey;
C. Prior to entry into a new contract with DMS;
D. Upon any change in operations which affects the most recent disclosure report; or,
E. Within thirty-five (35) days following the date of each written request for such information.
Comments/Observations

APPENDIX Q
INNOVATIVE PROGRAMS

Not included. Reporting requiremetns for originally bid programs still applicable.

APPENDIX R.

PAID CLAIMS LISTING REQUIREMENTS
Outpatient Hospitals:

1.
The vendor (Managed Care Organization) shall supply a paid claims listing to each contracted Hospital and to the Department for Medicaid Services (the Department) for each contracted hospital within ninety (90) days of the last day of the Hospital’s fiscal year end date and a second set of data fourteen (14) months after the Hospital’s fiscal year end date. The paid claims listing shall include all claims with discharge dates within the Hospital’s fiscal year that are paid from the first day of the Hospital’s fiscal year to ninety (90) days after the end of the Hospital’s fiscal year. For all hospitals, the MCO shall provide separate reports for adjudicated claims associated with both inpatient services and outpatient services provided to eligible Members.

2.
The paid claims listing shall state the base payment(s) or Cost to Charge Ratios [CCR(s)] in effect for the hospital’s fiscal year end and the effective date(s). The paid claims summary shall also state the cutoff date for the adjudicated claims included in the report. The hospital should be able to identify the inpatient and outpatient cost centers and charges to file the cost report in the Medicaid format. For inpatient claims, the discharges and days shall be broken out to accommodate the requirements of the Medicaid cost report. The MCO payments shall be listed along with any third party liability (TPL) payments, laboratory payments and other payment receipts (e.g Spenddown). It should also be in such a format that there are columns for covered charges and non-covered charges for the settlement as well as a total charges column for reconciliation purposes.

3.
The vendor (Managed Care Organization) shall supply a summary of payments outside claims payments. The summary should illustrate the amount of the payment, its purpose and its application to Inpatient or Outpatient services, reported for the hospital fiscal year end.

NOTE: The vendor shall provide paid claims listing reports for other program areas as needed.

APPENDIX S.
TRANSITION/COORDINATION OF CARE PLANS

Transition/Coordination of Care Plan
MCO and DMS
Effective June 1, 2012

The Managed Care Organization (MCO) shall be responsible to contact both the provider and the recipient in order to transition existing care. The Medicaid Prior Authorization (PA) shall be honored until the later of 30/90 days (as designated by the MCOs) or until the provider or recipient is contacted by the MCO to obtain a new PA. If the recipient and provider are not contacted, the existing Medicaid PA shall be honored until expired.

General Hospitals (Acute, Critical Access and Rehab) - Admissions Prior to the Contract Start Date
DRG
For facilities and provider types that the Department reimburses via DRG, the Department will continue reimbursement until the recipient is discharged from the facility for this admission.

Per Diem
For facilities and provider types that the Department reimburses via Per Diem, the Department will cease reimbursement on midnight of the calendar day before the contract start date.

General Hospital Readmissions (Contract Start Date and After)
14 Day Readmission
The Department’s current process is to reimburse according to:
907 KAR 10:825. Diagnosis-related group (DRG) inpatient hospital reimbursement
Section 13.
Readmission. (1) An inpatient admission within fourteen (14) calendar days of discharge for the same diagnosis shall be considered a readmission and reviewed by the QIO. (2) Reimbursement for a readmission with the same diagnosis shall be included in an initial admission payment and shall not be billed separately.
Note: For the purpose of this regulation, “Same” is defined as the first five digits of the diagnosis code.

For 14 day readmissions on or after the contract start date, based on an admission that occurred, prior to the day before the contract start date, the Department will assume responsibility.

Residential Facilities and Psychiatric Hospitals
Psychiatric Residential Treatment Facility (PRTF)
Psychiatric Hospitals
EPDST/Prescribed Pediatric Extended Care Facility
EPSDT Psych/Extended Care Units (ECU)
EPSDT Psych/28 Day CD In-Patient Programs

EPSDT Psych/Chemical Dependency (CD) Residential
EPSDT Psych/CD Evaluation
EPSDT Psych/Out Of State
EPSDT Psych/ECU Specialized
Hospice

For recipients who are confined to a psychiatric hospital, residential facility, or an inpatient hospice provider the Department will cease reimbursement at midnight on the calendar day before the contract start date.

Professional Services - Inpatient
The Department will be responsible, via Global Charges, for all professional services associated with an admission prior to the contract start date under DRG reimbursement methodology. (907 KAR 3:010)

The Department will be responsible, via Global Charges, for all professional services associated with an admission prior to the contract start date under Per Diem reimbursement methodology. (907 KAR 3:010)

Outpatient Facility Reimbursement
Outpatient reimbursement will be specific to the dates on which the services are provided.
Effective on the contract start date, the MCO will be responsible for outpatient reimbursement. Outpatient reimbursement includes outpatient hospital, ambulatory surgery centers, and renal dialysis centers.

Non-Facility Services

EPSDT/PDN
EPSDT/DME equipment rentals
EPSDT/DME equipment purchase
ESPDT/Hearing Aids
EPSDT/Contact Lens
EPSDT/Therapies (OT, ST, PT)
EPSDT/Enterals - 6 months
EPSDT Psych/CD Intensive Outpatient Program
Outpatient Radiology
Outpatient Therapies
IMPACT Plus Therapeutic Group Residential
IMPACT Plus Therapeutic Foster Care
IMPACT Plus Partial Hospitalization
IMPACT Plus Intensive Outpatient
IMPACT Plus Day Treatment
IMPACT Plus Afterschool/Summer Program
IMPACT Plus Individual Therapy
IMPACT Plus Group Therapy
IMPACT Plus Collateral Service
IMPACT Plus Therapeutic Child support
IMPACT Plus Parent to Parent
IMPACT Plus Case Management
Physicians Services
DME Purchase
DME Rentals

Home Health Services
Home Health Supply
Dental
EPSDT Dental
Hospice

The Department will be responsible for these services prior to the contract start date.

Nursing Homes
Nursing Facility
Eligibility for Long Term Care in a Nursing Facility (NF) includes some financial requirements not needed for basic Medicaid eligibility.  When an eligible member enters a NF the facility must receive a Level of Care (LOC) determination to ensure the member meets medical criteria for Nursing Facility.  That LOC is passed electronically to the DCBS eligibility worker, triggering the eligibility determination for this additional benefit.  That determination can generally be completed within thirty days.  Once LTC eligible, worker entries exempt the member from managed care effective with the next feasible month.  If the worker action is completed prior to cut off (eight business days before the end of the month), managed care ends at the last day of current month.  If the action is after cut off, managed care ends the last day of the following month.  During this transition, the MCO will be responsible for ancillary, physician and pharmaceuticals charges and the Department will reimburse for those services billed by Nursing Facility.  Once exempt from Managed Care, the Department will be responsible for all eligible services associated with this recipient.

Waiver

1915(c) Home and Community Based Services Wavier programs are simply added benefits for eligible members; however, the action that exempts those members from being subject to Managed Care resides with the DCBS eligibility worker.  These services require a Level of Care (LOC).  The LOC is passed electronically to the DCBS eligibility worker; receipt of the LCO triggers the eligibility worker to complete entries within the eligibility system.   Those entries exempt the member from managed care effective the next feasible month.  If the worker action is completed prior to cut off (eight business days before the end of the month), managed care ends at the last day of current month.  If the action is after cut off, managed care ends the last day of the following month.  During this transition, the MCO will be responsible for all services except the additional Waiver benefits.  The Waiver Services will be paid by the Department as fee for service.  Coding in our billing system allows the Wavier Service to be processed during the transition period, once the eligibility worker has completed the necessary entries.   Once exempt from Managed Care the Department will be responsible for all services associated with this recipient.

Transplants
Follow up care provided on or after the contract start date that is billed outside the Global Charges, will be the responsibility of the MCO.

Eligibility Issues
Reimbursement is expected through discharge for those recipients who lose eligibility during an inpatient stay.

Orthodontia
Current Process

Prior Authorizations are approved for a period of one year

Payments are made in 3 Installments

1.	Payment 1 –The record fee- a fixed amount of $112.00 (approximate 30 days) and 2/3 of the treatment fee

2.	Payment 2 – At 6 months - Remaining 1/3 treatment fee-

3.	Payment 3 - End of Treatment – another Records fee – fixed amount of 112.00

Process
If the request for a PA is received and in process, prior to the contract start date – The Department will assume responsibility for the first payment. MCO shall be responsible for all subsequent payments.
The remaining payments for any open (in force) PA will be the responsibility of the MCO beginning on the contract start date.
If the request for a PA is received on or after the contract start date – The MCO is responsible for all payments.